Filed pursuant to Rule 424 (b)(5)
File No. 333-172366-02

PROSPECTUS SUPPLEMENT

(to Prospectus dated November 1, 2011)

$790,881,000 (Approximate)

WFRBS COMMERCIAL MORTGAGE TRUST 2012-C6

as Issuing Entity

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2012-C6

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association

The Royal Bank of Scotland

Liberty Island Group I LLC

C-III Commercial Mortgage LLC

Basis Real Estate Capital II, LLC

as Sponsors and Mortgage Loan Sellers

We, Wells Fargo Commercial Mortgage Securities, Inc., are establishing a trust fund. The offered certificates are mortgage-backed securities issued by the trust fund. Only the classes of mortgage pass-through certificates listed in the table below are being offered by this prospectus supplement and the attached prospectus. The trust fund will consist primarily of a pool of 89 commercial, manufactured housing community and multifamily mortgage loans which together have an aggregate outstanding principal balance of approximately $925,007,833 as of the cut-off date. The trust fund will issue 14 classes of commercial mortgage pass-through certificates, six of which are being offered by this prospectus supplement. The offered certificates will accrue interest from and including April 1, 2012. Each class of certificates will be entitled to receive monthly distributions of interest or principal and interest generally on the fourth business day after the 11th day (or, if such 11th day is not a business day, the next succeeding business day) of each month, commencing in May 2012.

Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this prospectus supplement.

Proceeds of the assets of the trust fund are the sole source of distributions on the offered certificates. The offered certificates will not constitute interests in or obligations of, nor will they be insured or guaranteed by any of, the depositor, the sponsors, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the trust advisor, the certificate administrator, the trustee, the initial subordinate class representative or any of their respective affiliates and will not be insured or guaranteed by any governmental agency or instrumentality.

Characteristics of the certificates offered to you include:

Class	Approximate Initial Principal Balance(1)	Approximate Initial Pass- Through Rate	Pass-Through Rate Description		Assumed Final Distribution Date(3)	Rated Final Distribution Date(4)
Class A-1	$57,427,000	1.0810%	Fixed	(5)	July 2016	April 2045
Class A-2	$136,818,000	2.1910%	Fixed	(5)	April 2017	April 2045
Class A-3	$67,832,000	3.1430%	Fixed	(5)	June 2021	April 2045
Class A-4	$385,428,000	3.4400%	Fixed	(5)	January 2022	April 2045
Class A-S	$100,595,000	3.8350%	Fixed	(5)	February 2022	April 2045
Class B	$42,781,000	4.6970%	Fixed	(5)	March 2022	April 2045

(footnotes to table on cover page S-1)

Investing in the offered certificates involves risks. You should carefully consider the risk factors beginning on page S-33 of this prospectus supplement and page 8 of the prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.

The Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus supplement or the attached prospectus. Any representation to the contrary is a criminal offense. Neither Wells Fargo Commercial Mortgage Securities, Inc. nor anyone else will list the offered certificates on any securities exchange or on any automated quotation system of any securities association such as the Nasdaq Stock Market.

The underwriters, Wells Fargo Securities, LLC, RBS Securities Inc. and Citigroup Global Markets Inc. will purchase the offered certificates from Wells Fargo Commercial Mortgage Securities, Inc. and will offer them to the public from time-to-time in negotiated transactions or otherwise at varying prices determined at the time of sale, plus, in certain cases, accrued interest.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about April 4, 2012. We expect to receive from this offering approximately 100.92% of the initial aggregate principal balance of the offered certificates, plus accrued interest from April 1, 2012, before deducting expenses payable by us.

Wells Fargo Securities	RBS

Citigroup

March 16, 2012

WFRBS Commercial Mortgage Trust 2012-C6

Commercial Mortgage Pass-Through Certificates, Series 2012-C6

Alaska
1 property
$4,588,052
0.5% of total
Utah
1 property
$439,000
0.0% of total
Wyoming
2 properties
$1,131,000
0.1% of total
Montana
1 property
$486,000
0.1% of total
Missouri
4 properties
$14,862,440
1.6% of total
Iowa
1 property
$3,245,884
0.4% of total
Illinois
7 properties
$28,436,719
3.1% of total
Wisconsin
1 property
$4,561,765
0.5% of total
Indiana
3 properties
$8,809,123
1.0% of total
Michigan
9 properties
$35,890,852
3.9% of total
Pennsylvania
2 properties
$11,427,335
1.2% of total
New York
2 properties
$16,286,618
1.8% of total
Ohio
3 properties
$35,459,594
3.8% of total
New Jersey
1 property
$12,173,719
1.3% of total
Maryland
2 properties
$85,700,000
9.3% of total
Virginia
3 properties
$19,509,202
2.1% of total
North Carolina
1 property
$20,203,511
2.2% of total
Georgia
5 properties
$31,798,887
3.4% of total
Florida
11 properties
$90,424,378
9.8% of total
Tennessee
2 properties
$4,041,765
0.4% of total
Louisiana
2 properties
$11,157,356
1.2% of total
Oklahoma
1 property
$1,721,000
0.2% of total
Texas
32 properties
$115,490,731
12.5% of total
Kansas
2 properties
$990,000
0.1% of total
New Mexico
2 properties
$10,329,266
1.1% of total
Colorado
4 properties
$9,245,148
1.0% of total
Arizona
4 properties
$50,945,626
5.5% of total
Southern California
29 properties
$182,911,798
19.8% of total
California
40 properties
$269,939,159
29.2% of total
Northern California
11 properties
$87,027,360
9.4% of total
Nevada
1 property
$21,431,703
2.3% of total
Hawaii
2 properties
$4,282,000
0.5% of total
<1.0% of Cut-Off Date Balance
1.0% - 5.0% of Cut-Off Date Balance
5.1% - 10.0% of Cut-Off Date Balance
>10.0% of Cut-Off Date Balance

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS

Information about the offered certificates is provided in two separate documents that progressively provide more detail:

•	the attached prospectus, which provides general information, some of which may not apply to a particular class of offered certificates, including your class; and

•	this prospectus supplement, which describes the specific terms of your class of offered certificates.

You should rely only on the information contained in this prospectus supplement and the attached prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

References in the attached prospectus to “prospectus supplement” should be treated as references to this prospectus supplement.

This prospectus supplement and the attached prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

Cross-references are included in this prospectus supplement and in the attached prospectus which direct you to more detailed descriptions of a particular topic. You can also find references to key topics in the table of contents in this prospectus supplement on page vi and the table of contents in the attached prospectus on page i. You can find the definitions of capitalized terms that are used in this prospectus supplement in the Glossary beginning on page S-287 and the Index of Defined Terms beginning on page S-310 in this prospectus supplement and the definitions of certain capitalized terms that are used in the attached prospectus under the caption “Glossary” beginning on page 129 in the attached prospectus. In this prospectus supplement, the terms “depositor”, “we” and “us” refer to Wells Fargo Commercial Mortgage Securities, Inc.

EUROPEAN ECONOMIC AREA

This prospectus supplement has been prepared on the basis that any offer of certificates in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive (as defined below) from the requirement to publish a prospectus for offers of certificates. Accordingly any person making or intending to make an offer in that Relevant Member State of certificates which are the subject of an offering contemplated in this prospectus supplement as completed by final terms in relation to the offer of those certificates may only do so in circumstances in which no obligation arises for the issuing entity or an underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer.

Neither the issuing entity nor any of the underwriters has authorized, nor does any of them authorize, the making of any offer of certificates in circumstances in which an obligation arises for the issuing entity or an underwriter to publish or supplement a prospectus for such offer.

For the purposes of this provision, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

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NOTICE TO UNITED KINGDOM INVESTORS

The distribution of this prospectus supplement is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) are inside the United Kingdom and qualify as investment professionals in accordance with Article 19(5) or are persons falling within Articles 49(2)(a) through (d) (“High Net Worth Companies, Unincorporated Associations, etc.”) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the “Relevant Persons”). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

JAPAN

THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN (THE “FIEL”). ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED HEREIN MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR RE-OFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS AND REGULATIONS OF JAPAN.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS SUPPLEMENT. HOWEVER, THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS SUPPLEMENT, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE INSPECTED AND COPIED AT PRESCRIBED RATES AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC AT ITS PUBLIC REFERENCE ROOM, 100 F STREET, N.E., WASHINGTON, D.C. 20549. YOU MAY OBTAIN INFORMATION ON THE OPERATION OF THE PUBLIC REFERENCE ROOM BY CALLING THE SEC AT 1-800-SEC-0330. COPIES OF THESE MATERIALS CAN ALSO BE OBTAINED ELECTRONICALLY THROUGH THE SEC’S INTERNET WEBSITE (HTTP://WWW.SEC.GOV). THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN A PROSPECTUS REQUIRED TO BE FILED AS PART OF A REGISTRATION STATEMENT. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND WILL BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE TRUST ADVISOR, CERTIFICATE ADMINISTRATOR, THE INITIAL SUBORDINATE CLASS REPRESENTATIVE, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED

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CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—RISKS RELATED TO THE OFFERED CERTIFICATES—MARKET CONSIDERATIONS AND LIMITED LIQUIDITY” IN THIS PROSPECTUS SUPPLEMENT.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the attached prospectus contain certain forward-looking statements. If and when included in this prospectus supplement, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this prospectus supplement is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

iii

iv

v

vi

SUMMARY

The following summary is a short description of the main terms of the offered certificates and the mortgage loans and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the attached prospectus. This summary does not contain all of the information that may be important to you. To fully understand the terms of the offered certificates and the mortgage loans, you will need to read both this prospectus supplement and the attached prospectus in their entirety.

Overview of the Certificates

The table below lists certain summary information concerning the WFRBS Commercial Mortgage Trust 2012-C6, Commercial Mortgage Pass-Through Certificates, Series 2012-C6. Each certificate represents an interest in the mortgage loans included in the trust fund. We are offering the Class A-1, A-2, A-3, A-4, A-S and B certificates pursuant to this prospectus supplement.

Class	Approx. Initial Principal Balance or Notional Amount(1)		Approx. % of Aggregate Cut-off Date Balance	Approx. Initial Credit Support(2)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description		Weighted Average Life (Years)(3)	Expected Principal Window(3)
Offered Certificates
A-1	$57,427,000		6.208%	30.000%	1.0810%	Fixed	(5)	2.30	05/2012 - 07/2016
A-2	$136,818,000		14.791%	30.000%	2.1910%	Fixed	(5)	4.47	07/2016 - 04/2017
A-3	$67,832,000		7.333%	30.000%	3.1430%	Fixed	(5)	7.20	04/2017 - 06/2021
A-4	$385,428,000		41.668%	30.000%	3.4400%	Fixed	(5)	9.45	06/2021 - 01/2022
A-S	$100,595,000		10.875%	19.125%	3.8350%	Fixed	(5)	9.82	01/2022 - 02/2022
B	$42,781,000		4.625%	14.500%	4.6970%	Fixed	(5)	9.95	02/2022 - 03/2022

Non-Offered Certificates
X-A	$748,100,000	(6)	NAP	NAP	2.5073%	Variable	(7)	NAP	NAP
X-B	$176,907,832	(8)	NAP	NAP	0.3866%	Variable	(9)	NAP	NAP
C	$31,219,000		3.375%	11.125%	5.5640%	WAC	(10)	9.95	03/2022 - 03/2022
D	$47,407,000		5.125%	6.000%	5.5640%	WAC	(10)	9.96	03/2022 - 04/2022
E	$13,875,000		1.500%	4.500%	5.0000%	WAC Cap	(11)	10.03	04/2022 - 04/2022
F	$13,875,000		1.500%	3.000%	5.0000%	WAC Cap	(11)	10.03	04/2022 - 04/2022
G	$27,750,832		3.000%	0.000%	5.0000%	WAC Cap	(11)	10.03	04/2022 - 04/2022
R(12)	N/A		N/A	N/A	N/A	N/A		N/A	N/A

(footnotes to table on cover and table set forth above)

(1)	The principal balances and notional amounts set forth in the table are approximate. The actual initial principal balances and notional amounts may be larger or smaller depending on the aggregate cut-off date principal balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date principal balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.
(2)	The approximate initial credit support with respect to the Class A-1, A-2, A-3 and A-4 certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3 and A-4 certificates in the aggregate.
(3)	Calculated based on a 0% CPR and the structuring assumptions described under “Glossary” in this prospectus supplement.
(4)	For information regarding the “Rated Final Distribution Date” see “Ratings” in this prospectus supplement and “Ratings” in the accompanying prospectus.
(5)	The pass-through rates for the Class A-1, A-2, A-3, A-4, A-S and B certificates in each case will be a fixed rate per annum (described in the table as “Fixed”) equal to the pass-through rate set forth opposite such class in the table.
(6)	The Class X-A certificates are notional amount certificates. The notional amount of the Class X-A certificates will be equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-4 and A-S certificates outstanding from time-to-time. The Class X-A certificates will not be entitled to distributions of principal.
(7)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-4 and A-S certificates for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(8)	The Class X-B certificates are notional amount certificates. The notional amount of the Class X-B certificates will be equal to the aggregate principal balance of the Class B, C, D, E, F and G certificates outstanding from time-to-time. The Class X-B certificates will not be entitled to distributions of principal.

(9)	The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class B, C, D, E, F and G certificates for the related distribution date, weighted on the basis of their respective aggregate principal balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(10)	The pass-through rates for the Class C and D certificates in each case will be a variable rate per annum (described in the table as “WAC”) equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(11)	The pass-through rates for the Class E, F and G certificates will be a variable rate per annum (described in the table as “WAC Cap”) equal to the lesser of (a) a fixed rate per annum equal to the pass-through rate set forth opposite such class in the table and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(12)	The Class R certificates will not have a certificate principal balance, certificate notional amount, pass-through rate, rated final distribution date or rating. The Class R certificates represent the residual interest in each REMIC as further described in this prospectus supplement. The Class R certificates will not be entitled to distributions of principal or interest.

The Class X-A, X-B, C, D, E, F, G and Class R certificates are not offered by this prospectus supplement. Any information in this prospectus supplement concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

Relevant Parties

Title of Certificates	WFRBS Commercial Mortgage Trust 2012-C6, Commercial Mortgage Pass-Through Certificates, Series 2012-C6, which will be issued pursuant to a “pooling and servicing agreement”, to be dated as of April 1, 2012, among the depositor, the master servicer, the special servicer, the trust advisor, the certificate administrator, the tax administrator and the trustee.

Issuing Entity	WFRBS Commercial Mortgage Trust 2012-C6, a New York common law “trust”, will issue the certificates. The assets in the trust will comprise the “trust fund”. See “Transaction Parties—The Issuing Entity” in this prospectus supplement.

Depositor	Wells Fargo Commercial Mortgage Securities, Inc. is the depositor. As depositor, Wells Fargo Commercial Mortgage Securities, Inc. will acquire the mortgage loans from the mortgage loan sellers and deposit them into the trust fund. The depositor’s principal executive office is located at 301 South College Street, Charlotte, North Carolina 28288– 0166 and its telephone number is (704) 374-6161. Neither we nor any of our affiliates have insured or guaranteed the offered certificates. See “Transaction Parties—The Depositor” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this prospectus supplement and “The Depositor” in the attached prospectus.

Sponsors, Mortgage Loan Sellers and Originators	Wells Fargo Bank, National Association, a national banking association, The Royal Bank of Scotland plc, a public company registered in Scotland, and RBS Financial Products Inc., a Delaware corporation (which will be referred to together as “The Royal Bank of Scotland”), Liberty Island Group I LLC, a Delaware limited liability company, C-III Commercial Mortgage LLC, a Delaware limited liability company, and Basis Real Estate Capital II, LLC, a Delaware limited liability company, are the sponsors of this transaction. As sponsors, those entities have organized and initiated the transactions in which the certificates will be issued. Those entities will sell the mortgage loans to the depositor. See “Risk Factors—Risks Related to the Mortgage Loans— No Party Will Be Obligated to Review the Mortgage Loans To Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan”, “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this prospectus supplement and “The Sponsor” in the attached prospectus.

The mortgage loan sellers are selling the following loans:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
Wells Fargo Bank, National Association	35	63	$506,055,754	54.7%
The Royal Bank of Scotland(1)	24	26	210,002,034	22.7
Liberty Island Group I LLC	7	11	85,439,504	9.2
C-III Commercial Mortgage LLC	17	21	74,362,217	8.0
Basis Real Estate Capital II, LLC	6	31	49,148,324	5.3

Total:	89	152	$925,007,833	100.0%

(1)	The mortgage loan seller referred to herein as The Royal Bank of Scotland is comprised of two affiliated companies: The Royal Bank of Scotland plc and RBS Financial Products Inc. With respect to the mortgage loans being sold for deposit into the trust by The Royal Bank of Scotland (a) twenty mortgage loans, having an aggregate cut-off date principal balance of $174,648,065 and representing 18.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are being sold for deposit into the trust only by The Royal Bank of Scotland plc and (b) four mortgage loans, having an aggregate cut-off date principal balance of $35,353,969 and representing 3.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are being sold to us for deposit into the trust only by RBS Financial Products Inc.

Each mortgage loan seller originated the mortgage loans that it is selling, except that Liberty Island Group I LLC delegated its underwriting and origination functions to Prudential Mortgage Capital Company, LLC, as described in “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators—Liberty Island Group I LLC— Liberty Island’s Underwriting Standards and Processes” in this prospectus supplement.

Master Servicer	Wells Fargo Bank, National Association will act as the master servicer with respect to the mortgage loans. The master servicer will be primarily responsible for servicing and administering, directly or through one or more primary servicers and sub-servicers, mortgage loans (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer and (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a work- out. In addition, the master servicer will be primarily responsible for making debt service advances and servicing advances for the mortgage loans. See “Transaction Parties—The Master Servicer” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this prospectus supplement.

Special Servicer	Midland Loan Services, a Division of PNC Bank, National Association, will initially be appointed to act as special servicer with respect to the mortgage loans. In general, the special servicer will service a mortgage loan following the occurrence of certain events that cause that mortgage loan to become a specially serviced mortgage loan. The initial special servicer was designated to be the special servicer by RREF CMBS AIV, LP, an affiliate of Rialto Real Estate Fund, LP, which is anticipated to purchase the Class E, F and G certificates on the closing date and become the initial majority subordinate certificateholder. See “Servicing of the Mortgage Loans and Administration of the Trust Fund” and “Transaction Parties—The Special Servicer” in this prospectus supplement.

Primary Servicer	Prudential Asset Resources, Inc. will act as primary servicer with respect to all the mortgage loans being sold by Liberty Island Group I LLC for deposit into the trust. See “Transaction Parties—The Primary Servicer” in this prospectus supplement.

Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian	Wells Fargo Bank, National Association, will act as certificate administrator, tax administrator, certificate registrar and custodian. The certificate administrator is required to make distributions of the available distribution amount on each distribution date to the certificateholders and to prepare reports detailing the distributions to certificateholders on each distribution date and the performance of the mortgage loans and mortgaged properties. See “Transaction Parties—The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this prospectus supplement.

Trustee	Deutsche Bank Trust Company Americas, a New York banking corporation, will act as trustee of the trust fund. In addition, the trustee will be primarily responsible for back-up advancing if the master servicer fails to perform its advancing obligations. Upon the transfer of the mortgage loans into the trust fund, the trustee, on behalf of the trust fund, will become the holder of each mortgage loan so transferred. See “Transaction Parties—The Trustee” in this prospectus supplement.

Underwriters	Wells Fargo Securities, LLC, RBS Securities Inc. and Citigroup Global Markets Inc. are the underwriters of the offered certificates. Wells Fargo Securities, LLC and RBS Securities Inc. are acting as co-lead managers and co-bookrunners for this offering. Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to 77.3% of each class of offered certificates and RBS Securities Inc. is acting as sole bookrunning manager with respect to 22.7% of each class of offered certificates. Citigroup Global Markets Inc. is acting as co-manager.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) will be directed to affiliates of Wells Fargo Securities, LLC and RBS Securities Inc. See “Method of Distribution (Underwriter Conflicts of Interest)” in this prospectus supplement.

Trust Advisor

Pentalpha Surveillance LLC will act as the trust advisor. Some of the rights and duties involving the trust advisor will be as follows:

•        The trust advisor will perform certain review duties on a platform basis that will generally include a limited annual review of and report regarding the special servicer to the certificate administrator. The review and report generally will be based on: (a) during a subordinate control period, each final asset status report delivered to the trust advisor by the special servicer, (b) during a collective consultation period or senior consultation period, any asset status reports and additional information delivered to the trust advisor by the special servicer, and/or (c) during a senior consultation period, in addition to the applicable information described above, a meeting with the special servicer to conduct a limited review of the special servicer’s operational practices on a platform basis in light of the servicing standard. If the trust advisor has provided for review to the special servicer a trust advisor annual report containing an assessment of the performance of the special servicer, as described in “Transaction Parties—The Trust Advisor—Annual Reports and Meeting”, that in the reasonable view of the special servicer presents a negative assessment of the special servicer’s performance, the special servicer will be permitted to provide to the trust advisor reasonably limited non-privileged information and documentation, in each case that is relevant to the facts upon which the trust advisor has based such assessment, and the trust advisor will undertake a reasonable review of such additional limited non-privileged information and documentation prior to finalizing its annual assessment.

•        During any collective consultation period or senior consultation period, the special servicer will be required to consult with the trust advisor (in addition to the subordinate class representative, during a collective consultation period) in connection with material special servicing actions with respect to specially serviced mortgage loans.

•        Under certain circumstances, but only during a senior consultation period, the trust advisor may recommend the replacement of the special servicer, in which case the certificate administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of the special servicer at their expense. See “Transaction Parties—The Trust Advisor” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Asset Status Reports” and “—The Trust Advisor” in this prospectus supplement.

The trust advisor will be discharged from its duties under the pooling and servicing agreement when the aggregate certificate principal balance of the Class A-1, A-2, A-3, A-4, A-S, B, C and D certificates has been reduced to zero. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Termination, Discharge and Resignation of the Trust Advisor”.

The obligations of the trust advisor under the pooling and servicing agreement are solely to provide analytical and reporting services. When we use the words “consult”, “recommend” or words of similar import in respect of the trust advisor and any servicing action or inaction, we are referring to the trust advisor’s analytical and reporting services, and not to a duty to make recommendations for or against any servicing action. Although the trust advisor must consider the servicing standard in its analysis, the trust advisor will not itself be bound by the servicing standard. The trust advisor will have no liability to any certificateholders, or any particular certificateholder, for actions taken or not taken under the pooling and servicing agreement. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Trust Advisor” and “—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this prospectus supplement.

The trust advisor is required to deliver its reports at the times and in the manner generally described in this prospectus supplement. In general, the trust advisor will have no duty to report to or respond to inquiries of the certificateholders. See “Description of the Offered Certificates—Reports to Certificateholders; Available Information” in this prospectus supplement.

The trust advisor will have certain rights to compensation and indemnification by the trust fund. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Compensation of the Trust Advisor” and “—The Trust Advisor” in this prospectus supplement.

Majority Subordinate Certificateholder	The majority subordinate certificateholder will be the holder(s) of a majority interest in (i) during a subordinate control period, the most subordinate class among the Class E, F and G certificates that has an aggregate principal balance, net of appraisal reduction amounts allocable thereto, that is at least equal to 25% of its total initial principal balance or (ii) during a collective consultation period, the most subordinate class among the Class E, F and G certificates that has an aggregate principal balance, without regard to appraisal reduction amounts, that is at least equal to 25% of its total initial principal balance.

In addition, prior to any senior consultation period the majority subordinate certificateholder will have a right of first refusal with respect to any sale of a defaulted mortgage loan being sold for a price less than the sum of the outstanding principal balance thereof, accrued and unpaid interest thereon and any outstanding advances and certain expenses related thereto. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures with Respect to Defaulted Mortgage Loans and REO Properties” in this prospectus supplement.

The majority subordinate certificateholder will have a continuing right to appoint, remove or replace the subordinate class representative in its sole discretion. This right may be exercised at any time and from time-to-time. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this prospectus supplement. During any subordinate control period, the majority subordinate certificateholder will have the right to terminate the special servicer with or without cause and appoint itself or an affiliate or another person as the successor special servicer. It will be a condition to such appointment that (i) Fitch, Inc., Moody’s Investors Service, Inc. and Kroll Bond Rating Agency, Inc. confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates, and (ii) any such successor satisfies the requirement of a qualified replacement special servicer as further described in “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicer” in this prospectus supplement. It is anticipated that RREF CMBS AIV, LP, an affiliate of Rialto Real Estate Fund, LP, will purchase all the Class E, F and G certificates on the closing date and become the initial majority subordinate certificateholder. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate

Class Representative—The Majority Subordinate Certificateholder” in this prospectus supplement.

Subordinate Class Representative	The majority subordinate certificateholder will be entitled to appoint, remove and replace a subordinate class representative in its sole discretion to the extent described in this prospectus supplement. Subject to the limitations described herein, this right may be exercised at any time and from time-to-time. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative—The Majority Subordinate Certificateholder” in this prospectus supplement.

The subordinate class representative generally will be—

•        during a subordinate control period, entitled to direct the special servicer with respect to various special servicing matters as to the mortgage loans, and replace the special servicer with or without cause; and

• during a collective consultation period, entitled (in addition to the trust advisor) to consult with the special servicer regarding various special servicing matters as to the mortgage loans.

During a senior consultation period, no subordinate class representative will be recognized or have any rights to replace the special servicer or approve, direct or consult with respect to servicing matters.

The periods referred to herein as subordinate control period, collective consultation period and senior consultation period are described under “—Significant Dates and Periods” below.

The subordinate class representative generally will have no duty to holders of certificates other than the Class E, F and G certificates. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative—No Liability to the Trust Fund and Certificateholders”.

Affiliations and Certain Relationships Among Transaction Parties	Wells Fargo Bank, National Association, a sponsor, originator and mortgage loan seller, is also the master servicer, the certificate administrator, the tax administrator, the certificate registrar and the custodian, and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters.

The Royal Bank of Scotland plc and RBS Financial Products Inc. are affiliates and each is a sponsor, originator and mortgage loan seller, and each is an affiliate of RBS Securities Inc., one of the underwriters.

Wells Fargo Bank, National Association is the purchaser under repurchase agreements with each of Liberty Island Group I LLC, C-III Commercial Mortgage LLC and Basis Real Estate Capital II, LLC, respectively, or in any such case with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Liberty Island Group I LLC, C-III Commercial Mortgage LLC or Basis Real Estate Capital II, LLC, as applicable. All of the respective mortgage loans that each of Liberty Island Group I LLC, C-III Commercial Mortgage LLC and Basis Real Estate Capital II, LLC will transfer to the depositor are (or, as of the closing date for this securitization, are expected to be) subject to the repurchase facility such mortgage loan seller or its wholly-owned subsidiary or other affiliate has with Wells Fargo Bank, National Association, and proceeds received by Liberty Island Group I LLC, C-III Commercial Mortgage LLC and Basis Real Estate Capital II, LLC, respectively, in connection with the transfer of the related mortgage loans to the depositor will be used, among other things, to reacquire all such mortgage loans, directly or indirectly through a wholly-owned subsidiary, from Wells Fargo Bank, National Association in accordance with the terms of the related repurchase agreement, free and clear of any liens.

In addition, each of Liberty Island Group I LLC, C-III Commercial Mortgage LLC and Basis Real Estate Capital II, LLC, respectively, or in any such case a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, is a party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to the mortgage loans that each of Liberty Island Group I LLC, C-III Commercial Mortgage LLC and Basis Real Estate Capital II, LLC, respectively, will transfer to the depositor. Those hedging arrangements will terminate in connection with the transfer of those mortgage loans pursuant to this securitization transaction.

Wells Fargo Central Pacific Holdings, Inc., an affiliate of Wells Fargo Bank, National Association, Wells Fargo Commercial Mortgage Securities, Inc. and Wells Fargo Securities, LLC, also holds a less than 10% equity interest in C-III Capital Partners LLC, the parent and sole member of C-III Commercial Mortgage LLC.

Liberty Island Group I LLC, a sponsor, is partially owned by Prudential Mortgage Capital Company, LLC, which underwrote and originated the mortgage loans that Liberty Island Group I LLC will transfer to the depositor. Prudential Asset Resources, Inc., the primary servicer of those mortgage loans, is a wholly-owned subsidiary of Prudential Mortgage Capital Company, LLC. Prudential Asset Resources, Inc. has an interim servicing agreement with Liberty Island Group LLC and also has a servicer acknowledgment agreement with Liberty Island Group LLC, Liberty Island Group I LLC and Wells Fargo Bank, National Association (as the purchaser under the short-term warehousing facility described herein), in each case to primary service Liberty Island Group I LLC’s mortgage loans prior to securitization.

See “Risk Factors— Risks Related to the Offered Certificates—Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates”, “—Potential Conflicts of Interest of the Underwriters and Their Affiliates” and “—Potential Conflicts of Interest in the Selection of the Mortgage Loans” and “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” and “—Affiliations and Certain Relationships Among the Transaction Parties” in this prospectus supplement and see “The Depositor” and “The Sponsor” in the attached prospectus.

Transaction Overview

On the closing date, each mortgage loan seller will sell its mortgage loans to the depositor, which will in turn deposit those mortgage loans into a common law trust created on the closing date. The trust, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be dated as of April 1, 2012, among the depositor, the master servicer, the special servicer, the trust advisor, the certificate administrator, the tax administrator and the trustee. The master servicer will service the mortgage loans (other than the specially serviced mortgage loans) in accordance with the pooling and servicing agreement and, as part of those duties, provide the information to the certificate administrator necessary for the certificate administrator to calculate distributions and other information regarding the certificates. You should refer to the attached prospectus, including the section captioned “Summary of Prospectus” for additional important information pertaining to the offered certificates.

The transfers of the mortgage loans from the respective mortgage loan sellers to the depositor and from the depositor to the issuing entity in exchange for the certificates are illustrated below:

Significant Dates and Periods

Cut-off Date	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in April 2012 (or, in the case of any mortgage loan that has its first due date in May 2012, the date that would have been its due date in April 2012 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).

Closing Date	The date of initial issuance for the certificates will be on or about April 4, 2012.

Determination Date	The determination date will be the 11th day of each month, or, if that day is not a business day, the next succeeding business day. The close of business on the determination date is the monthly cut-off date for information regarding the mortgage loans that must be reported to the holders of the certificates on the distribution date in that month.

Distribution Date	Distributions on the certificates are scheduled to occur monthly on the fourth business day following the related determination date, commencing in May 2012. The first distribution date is anticipated to be May 17, 2012.

Record Date	The record date for each monthly distribution on the certificates will be the last business day of the prior calendar month, except as otherwise described in this prospectus supplement with respect to final distributions.

Business Day	Under the pooling and servicing agreement, a business day will be any day other than a Saturday, a Sunday or a day on which banking institutions in New York, North Carolina, California, Texas or Pennsylvania or any of the jurisdictions in which the respective primary servicing offices of the master servicer and the special servicer and the corporate trust offices of the certificate administrator and the trustee are located, or the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Collection Period	Amounts available for distribution on the certificates on any distribution date will depend in part on the payments and other collections received on or with respect to the mortgage loans during the related collection period, and any advances of payments due (without regard to grace periods) during that collection period. In general, each collection period—

• will relate to a particular distribution date,

• will be approximately one calendar month long,

• will begin when the prior collection period ends or, in the case of the first collection period, will begin as of the respective cut-off dates for the mortgage loans, and

• will end at the close of business on the determination date immediately preceding the related distribution date.

Interest Accrual Period	The interest accrual period for each class of offered certificates for each distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest on the offered certificates will be calculated assuming that each month has 30 days and each year has 360 days.

Assumed Final Distribution Dates	Set forth in the table below is the distribution date on which each class of offered certificates would be expected to be paid in full, based on a 0% CPR and structuring assumptions that include, without limitation, the assumption that no delinquencies, losses, modifications, extensions of maturity dates, repurchases, sales or prepayments of the mortgage loans will occur after the cut-off date. See the definition of structuring assumptions that appears in the Glossary to this prospectus supplement. The actual final distribution date for each class of offered certificates may be earlier or later (and could be substantially earlier or later) than the assumed final distribution date for that class.

Class	Assumed Final Distribution Date*
A-1	July 2016
A-2	April 2017
A-3	June 2021
A-4	January 2022
A-S	February 2022
B	March 2022

*  The table presents the month and year of the assumed final distribution date. The assumed final distribution date was calculated based on a 0% CPR and the structuring assumptions described in the “Glossary” to this prospectus supplement.

Rated Final Distribution Date	To the extent described in this prospectus supplement, the ratings of each class of offered certificates address the likelihood of the timely distribution of interest and the ultimate distribution of principal due on the certificates of that class on or before the distribution date in April 2045. See “Ratings” in each of this prospectus supplement and the attached prospectus.

Control and Consultation Periods	The rights of various parties to replace the special servicer and approve or consult with respect to certain material actions of the special servicer will vary according to defined periods and other provisions, as summarized below.

•         Subordinate Control Period. A “subordinate control period” will exist when the Class E certificates have an aggregate principal balance, net of any appraisal reduction amounts notionally allocated in reduction of the principal balance of that class, that is not less than 25% of its initial principal balance. In general, during a subordinate control period, (i) the subordinate class representative will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the special servicer, and (ii) the majority subordinate certificateholder, or the subordinate class representative on its behalf, will be entitled to terminate and replace the special servicer with or without cause. The trust advisor generally will have no rights to approve or consult with respect to actions of the special servicer during a subordinate control period.

•         Collective Consultation Period. A “collective consultation period” will exist when the Class E certificates have an aggregate principal balance that both (i) as notionally reduced by any appraisal reduction amounts allocable to that class, is less than 25% of its initial principal balance and (ii) without regard to any appraisal reduction amounts allocable to that class, is 25% or more of its initial principal balance. In general, during a collective consultation period, the special servicer will be required to consult with each of the subordinate class representative and the trust advisor in connection with asset status reports and material special servicing actions. Neither the majority subordinate certificateholder nor the subordinate class representative will have any right to terminate and replace the special servicer during a collective consultation period.

•         Senior Consultation Period. A “senior consultation period” will exist when the Class E certificates have an aggregate principal balance, without regard to any appraisal reduction amounts allocable to that class, that is less than 25% of its initial principal balance. In general, during a senior consultation period, the special servicer will be required to consult with the trust advisor in connection with asset status reports and material special servicing actions. During any senior consultation period, no subordinate class representative will be recognized, nor will the majority subordinate certificateholder or the subordinate class representative have any right to replace the special servicer or approve or be consulted with respect to “asset status reports” or material special servicing actions.

In addition, (i) during any collective consultation period or senior consultation period, the special servicer may also be terminated and replaced without cause upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all certificates, and (ii) during any senior consultation period, the special servicer may also be terminated and replaced without cause upon the affirmative direction of certificate owners holding not less than 75% of the appraisal-reduced voting rights of all certificates, following the recommendation of termination from the trust advisor if it believes that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard.

See “Servicing of the Mortgage Loans and Administration of the Trust Fund” in this prospectus supplement.

Description of the Offered Certificates

General	The trust will issue 14 classes of the certificates with an approximate aggregate principal balance at initial issuance equal to $925,007,832. We are offering the Class A-1, A-2, A-3, A-4, A-S and B certificates by this prospectus supplement. The trust will also issue the Class X-A, X-B, C, D, E, F, G and R certificates, which are not offered hereby.

Denominations	We intend to deliver the Class A-1, A-2, A-3, A-4, A-S and B certificates in minimum denominations of $25,000. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination. See “Description of the Offered Certificates—Delivery, Form and Denomination” in this prospectus supplement and “Description of the Certificates—General” in the attached prospectus.

Clearance and Settlement	You will hold your certificates through The Depository Trust Company, in the United States, or Clearstream Banking société anonyme or Euroclear Bank as operator of The Euroclear System, in Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any such certificate, except under limited circumstances. See “Description of the Offered Certificates—Delivery, Form and Denomination” in this prospectus supplement and

“Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the attached prospectus.

Certificate Principal Balances	The Class A-1, A-2, A-3, A-4, A-S and B certificates will each have principal balances. The Class C, D, E, F and G certificates, which are not offered hereby, will each also have principal balances. When referring to the principal balance certificates collectively, we mean the Class A-1, A-2, A-3, A-4, A-S, B, C, D, E, F and G certificates. The Class X-A and X-B certificates will not have principal balances and the holders of those classes will not be entitled to distributions of principal. For purposes of calculating the amount of accrued interest with respect to those certificates, however, the Class X-A certificates will have an aggregate notional amount equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-4 and A-S certificates outstanding from time-to-time and the Class X-B certificates will have an aggregate notional amount equal to the aggregate principal balance of the Class B, C, D, E, F and G certificates outstanding from time-to-time.

Upon initial issuance, and subject to a permitted variance that depends on the mortgage loans deposited into the trust fund, each class of offered certificates will have the aggregate initial certificate principal balance set forth in the table below:

Offered Class	Approx. Initial Aggregate Certificate Principal Balance	Approx. % of Cut-off Date Pool Balance	Approx. Initial Credit Support*
Class A-1	$57,427,000	6.208%	30.000%
Class A-2	$136,818,000	14.791%	30.000%
Class A-3	$67,832,000	7.333%	30.000%
Class A-4	$385,428,000	41.668%	30.000%
Class A-S	$100,595,000	10.875%	19.125%
Class B	$42,781,000	4.625%	14.500%

*  The approximate initial credit support with respect to the Class A-1, A-2, A-3 and A-4 certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3 and A-4 certificates in the aggregate.

The approximate initial credit support provided to each class of principal balance certificates at initial issuance is the aggregate initial certificate principal balance, expressed as a percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, of all classes of principal balance certificates that are subordinate to the indicated class with respect to rights to receive distributions of interest and principal and the allocation of realized losses. The level of credit enhancement available to each class of principal balance certificates will change over time as a result of (i) the allocation and distribution of principal payments on or in respect of the mortgage loans (including as a result of default, casualty, condemnation or liquidation) and proceeds of repurchases or sales of mortgage loans as described herein and (ii) the allocation of realized losses and additional trust fund expenses as described herein.

Pass-Through Rates	The Class A-1, A-2, A-3, A-4, A-S and B certificates will each bear interest. The Class X-A, X-B, C, D, E, F and G certificates, which are not offered hereby, will each also bear interest. When referring to the interest bearing certificates collectively, we mean the Class A-1, A-2, A-3, A-4, X-A, X-B, A-S, B, C, D, E, F and G certificates. Each class of interest-bearing certificates will accrue interest at a pass-through rate.

The approximate initial pass-through rates of the offered certificates are set forth in the following table:

Offered Class	Approx. Initial Pass-Through Rate
Class A-1	1.0810%
Class A-2	2.1910%
Class A-3	3.1430%
Class A-4	3.4400%
Class A-S	3.8350%
Class B	4.6970%

The pass-through rates for the Class A-1, A-2, A-3, A-4, A-S and B certificates in each case will be a fixed rate per annum equal to the appropriate initial pass-through rate set forth opposite such class in the table.

The weighted average of the net mortgage interest rates on the mortgage loans for each distribution date will be calculated in the manner described under the heading “Description of the Offered Certificates—Distributions—Calculation of Pass-Through Rates” in this prospectus supplement. See also “Glossary—WAC Rate” in this prospectus supplement.

Distributions

A. General	The certificate administrator will make distributions of interest and, if and when applicable, principal to the holders of the following classes of certificates entitled to those distributions, sequentially as follows:

Distribution Order	Class
1st	A-1, A-2, A-3, A-4, X-A(1) and X-B(1), pro rata

2nd	A-S

3rd	B

4th	Non-offered certificates (other than the X-A and X-B certificates)

(1) The Class X-A and X-B certificates do not have principal balances and do not entitle their holders to distributions of principal.

In general, the funds available for distribution to certificateholders on each distribution date will be the aggregate amount received, or advanced as delinquent monthly debt service payments, on or in respect of the mortgage loans during the related collection period, net of (1) all forms of compensation payable to the parties to the pooling and servicing agreement, (2) reimbursements of prior servicing advances and debt service advances and (3) reimbursements or payments of interest on servicing advances and debt service advances, indemnification expenses and other expenses of the trust fund.

See “Description of the Offered Certificates—Distributions—Priority of Distributions” and “Description of the Offered Certificates—Fees and Expenses” in this prospectus supplement and “Description of Certificates—Distributions” in the attached prospectus.

B. Distributions of Interest	Each class of certificates (other than the Class R certificates) will bear interest that will accrue during each interest accrual period based upon:

• the pass-through rate for that Class and interest accrual period;

• the aggregate principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

• the assumption that each interest accrual period consists of 30 days and each year consists of 360 days.

A whole or partial prepayment on a mortgage loan, whether made by the related borrower or resulting from the application of insurance proceeds and/or condemnation proceeds, may not be accompanied by the amount of one full month’s interest on the prepayment. As and to the extent described under “Description of the Offered Certificates— Distributions—Interest Distributions” in this prospectus supplement, prepayment interest shortfalls may be allocated to reduce the amount of accrued interest otherwise distributable to the holders of all the principal balance certificates on a pro rata basis.

In addition, the amount of interest otherwise distributable on the Class B, C and D certificates on any distribution date may be reduced by certain trust advisor expenses.

On each distribution date, subject to available funds, the allocation and distribution priorities described under “— A. General” above and, in the case of the Class B, C and D certificates, the allocation of certain trust advisor expenses as described in this prospectus supplement, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

Interest distributions with respect to the Class A-1, A-2, A-3, A-4, X-A and X-B certificates will be made on a pro rata basis in accordance with their respective interest entitlements.

See “Description of the Offered Certificates—Distributions—Interest Distributions” and “—Priority of Distributions” in this prospectus supplement and “Description of Certificates—Distributions of Interest on the Certificates” in the attached prospectus.

C. Distributions of Principal	Subject to—

• available funds,

• the distribution priorities described under “— A. General” above,

• the reductions of principal balances and other provisions described under “—Reductions of Certificate Principal Balances in Connection with Losses and Expenses” below, and

• the reductions, allocations and provisions described under “—Reductions of Interest Entitlements and Certificate Principal Balances in Connection with Certain Trust Advisor Expenses” below,

the holders of each class of principal balance certificates will be entitled to receive a total amount of principal over time equal to the aggregate principal balance of their particular class at initial issuance.

No principal will be distributed to the holders of the Class X-A and Class X-B certificates.

Except as described below, the certificate administrator must make principal distributions in a specified sequential order to ensure that:

•        no distributions of principal will be made on the Class C, D, E, F and G certificates until, in the case of each of those classes, the aggregate principal balance of the Class A-1, A-2, A-3, A-4, A-S and B certificates and all other classes with an alphabetical designation earlier than that of the subject class, is reduced to zero;

• no principal distribution will be made on the Class B certificates until the aggregate principal balance of the Class A-1, A-2, A-3, A-4 and A-S certificates is reduced to zero;

• no principal distribution will be made on the Class A-S certificates until the aggregate principal balance of the Class A-1, A-2, A-3 and A-4 certificates is reduced to zero;

• no principal distributions will be made on the Class A-4 certificates until the aggregate principal balance of the Class A-1, A-2 and A-3 certificates is reduced to zero;

• no principal distributions will be made on the Class A-3 certificates until the aggregate principal balance of the Class A-1 and A-2 certificates is reduced to zero; and

• no principal distributions will be made on the Class A-2 certificates until the aggregate principal balance of the Class A-1 certificates is reduced to zero.

Because of losses on the mortgage loans, and/or default-related or other unanticipated expenses of the trust fund, the aggregate principal balance of the Class A-S, B, C, D, E, F and G certificates may be reduced to zero at a time when the Class A-1, A-2, A-3 and/or A-4 certificates remain outstanding. Under such circumstances, and in any event on the final distribution date, available principal funds for each distribution date will be allocated on the Class A-1, A-2, A-3 and A-4 certificates pro rata (in accordance with their respective aggregate principal balances immediately prior to that distribution date), until the aggregate principal balance of those classes is reduced to zero.

The total distributions of principal to be made on the principal balance certificates collectively on each distribution date will, in general, be a function of—

•        the amount of scheduled payments of principal due or, in cases involving balloon loans that remain unpaid after their stated maturity dates and mortgage loans as to which the related mortgaged properties (or, if applicable, interests therein) have been acquired on behalf of the trust fund, deemed due, on the mortgage loans during the collection period related to the subject distribution date, which payments are either received as of the end of the related collection period or advanced by the master servicer or the trustee, as applicable, and

• the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the mortgage loans that are received during the related collection period.

However, the amount of principal otherwise distributable on the certificates collectively on any distribution date will be reduced by the following amounts, to the extent those amounts are paid or reimbursed from collections or advances of principal on the mortgage loans: (1) advances determined to have become nonrecoverable, (2) advances that remain unreimbursed immediately following the modification of a mortgage loan and its return to performing status and (3) certain trust advisor expenses and other trust fund expenses.

See “Description of the Offered Certificates—Distributions—Principal Distributions” and “—Priority of Distributions” and “Glossary—Principal Distribution Amount” in this prospectus supplement and “Description of the Certificates—Distributions of Principal on the Certificates” in the attached prospectus.

D. Distributions of Yield Maintenance Charges and Other Prepayment Premiums	Any yield maintenance charge or prepayment premium collected in respect of a mortgage loan generally will be distributed, in the proportions described in this prospectus supplement, to the holders of the Class X-A and/or Class X-B certificates and/or to the holders of any Class A-1, A-2, A-3, A-4, A-S, B, C and/or D certificates then entitled to receive distributions of principal. See “Description of the Offered Certificates—Distributions—Priority of Distributions—Distributions of Yield Maintenance Charges and Prepayment Premiums” in this prospectus supplement and “Description of the Certificates—Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations” in the attached prospectus.

Reductions of Certificate Principal Balances in Connection with Losses and Expenses	Because of losses on the mortgage loans and/or default-related and other unanticipated expenses of the trust fund, the aggregate principal balance of the mortgage pool, net of advances of principal, may fall below the aggregate principal balance of the certificates. In general, if and to the extent that those losses and expenses cause such a deficit to exist following the distributions made on any distribution date, then the principal balances of the respective classes of principal balance certificates generally will be sequentially reduced (without accompanying principal distributions) in the following order, until that deficit is eliminated:

Reduction Order	Class

1st	Non-offered certificates

2nd	B

3rd	A-S

4th	A-1, A-2, A-3 and A-4 certificates

Any reduction of the principal balances of the Class A-1, A-2, A-3 and A-4 certificates will be made on a pro rata basis in accordance with the relative sizes of those principal balances at the time of the reduction.

To the extent that unanticipated expenses of the trust fund consist of indemnification payments to the trust advisor, then (i) if the expense arises in connection with legal actions pending or threatened against the trust advisor at the time of its discharge, the expense will be treated in substantially the same manner as other unanticipated expenses of the trust fund for purposes of the provisions described above, and (ii) under any other circumstances, the expense will be separately allocated and borne by certificateholders in the manner generally described under “—Reductions of Interest Entitlements and Certificate Principal Balances in Connection with Certain Trust Advisor Expenses” below.

See “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this prospectus supplement and “Description of the Certificates—Allocation of Losses and Shortfalls” in the attached prospectus.

Reductions of Interest Entitlements and Certificate Principal Balances In Connection with Certain Trust Advisor Expenses	The trust advisor will be entitled to indemnification in respect of its obligations under the pooling and servicing agreement as described in this prospectus supplement. In general, to the extent that the trust advisor incurs indemnified expenses, those trust advisor expenses will be reimbursable on each distribution date up to the sum of the interest otherwise distributable on the Class B, C and D certificates on that distribution date and the portion of the amount of principal distributable on the related distribution date that would otherwise be distributed on the Class A-1, A-2, A-3, A-4, A-S, B, C and D certificates on that distribution date. Amounts so reimbursed will be allocated to reduce the amount of interest that (but for these allocations) would be distributed on the Class D, C and B certificates, in that order, on that distribution date, and any remaining amount will be allocated to reduce such portion of such principal distributable on the related distribution date, with a corresponding write-off of the principal balance of the Class D, C, B, A-S and A-1, A-2, A-3 and A-4 certificates (with any write-off of the Class A-1, A-2, A-3 and A-4 certificates to be applied on a pro rata basis between those classes in accordance with their respective aggregate principal balances immediately prior to that distribution date), in that order, in each case until the principal balance of that class has been reduced to zero. Any portion of such trust advisor expenses that remain unreimbursed after giving effect to allocations and distributions on that distribution date will not be reimbursed to the trust advisor on that distribution date and will be carried forward to and be reimbursable on succeeding distribution dates, subject to the same provisions, until the trust advisor is actually reimbursed for the relevant expense. However, the provisions described above will not apply to trust advisor expenses that arise from legal proceedings that are pending or threatened against the trust advisor at the time of its discharge (see “—Relevant Parties—Trust Advisor” above).

See “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this prospectus supplement.

Advances of Delinquent Monthly Debt Service Payments	The master servicer will be required to make debt service advances with respect to any delinquent scheduled monthly payments of principal and/or interest on mortgage loans, other than balloon payments, default interest, and to make advances of assumed monthly debt service payments for the mortgage loans that are balloon loans and become defaulted upon their maturity dates, on the same amortization schedule as if the maturity date had not occurred, as well as for REO mortgage loans. The trustee must make any of those advances that the master servicer is required, but fails, to make. Any party that makes a debt service advance will be entitled to be reimbursed for that advance, together with interest at the prime lending rate described more fully in this prospectus supplement. However, interest will commence accruing on any monthly debt service advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires.

Notwithstanding the foregoing, neither the master servicer nor the trustee will be required to make any debt service advance that it or the special servicer determines, in its reasonable good faith judgment, will not be recoverable (together with interest on the advance) from proceeds of the related mortgage loan. Absent bad faith, the determination by any authorized person that a debt service advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

In addition, the special servicer must generally obtain an appraisal or conduct an internal valuation of the mortgaged property securing a mortgage loan following a material default or the occurrence of certain other events described in this prospectus supplement. Based upon the results of such appraisal, the amount otherwise required to be advanced in respect of interest on the related mortgage loan may be reduced as described under the heading “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement. Due to the distribution priorities described in this prospectus supplement, any reduction in advances will generally reduce the funds available to distribute interest on the respective classes of subordinate interest-bearing certificates sequentially in the reverse order of distribution priority (first, Class H, then Class G and so on, with the effects borne on a pari passu basis as between those classes that are pari passu with each other in respect of interest distributions) up to the total amount of the reduction.

See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Required Appraisals” in this prospectus supplement and “Description of the Certificates—Advances in Respect of Delinquencies” in the attached prospectus.

Fees and Expenses	Various fees and expenses will be payable from amounts received on the mortgage loans in the trust fund, in general prior to any amounts being paid to the holders of the offered certificates. Certain of those fees and expenses are described below:

•        Certain Fees of the Master Servicer, Primary Servicer and Sub-Servicers. The master servicer will be entitled to the master servicing fee, which will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan (including each specially serviced mortgage loan, each mortgage loan as to which the corresponding mortgaged property has become an REO property and each mortgage loan as to which defeasance has occurred). The master servicing fee rate will range, on a loan-by-loan basis, from 0.02% per annum to 0.09% per annum and will be computed using the same interest accrual basis and principal amount respecting which any related interest payment due on the mortgage loan is computed. The weighted average master servicing fee rate will be approximately 0.026% per annum as of the cut-off date. The master servicing fee for each mortgage loan will be payable monthly to the master servicer from amounts received with respect to interest on that mortgage loan or, upon liquidation of the mortgage loan, to the extent such interest collections are not sufficient, from general collections on all the mortgage loans.

Some of the mortgage loans will be primary serviced or sub-serviced by a primary servicer or sub-servicer, which will be entitled to a primary servicing fee or sub-servicing fee with respect to each related mortgage loan. The rate at which the primary servicing fee or sub-servicing fee accrues for each such mortgage loan is included in the master servicing fee rate for that mortgage loan.

•        Certain Fees of the Special Servicer. The special servicer will be entitled to the special servicing fee, which will be payable monthly on (1) each specially serviced mortgage loan, if any, and (2) each mortgage loan, if any, as to which the corresponding mortgaged property has become an REO Property. The special servicing fee will accrue at a rate equal to 0.25% per annum and will be computed on the same interest accrual basis and principal amount respecting which any related interest payment due on such specially serviced mortgage loan or REO mortgage loan, as the case may be, is paid. The special servicing fee generally will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) and then from general collections on all the mortgage loans and any related REO properties that are on deposit in the collection account from time-to-time.

In addition, the special servicer will generally be entitled to receive a workout fee with respect to each mortgage loan worked out by that special servicer, for so long as that mortgage loan remains a worked-out mortgage loan. The workout fee generally will be payable out of, and will be calculated by application of a workout fee rate of 1.00% to, each payment of interest (other than default interest) and principal received on the mortgage loan for so long as it remains a worked-out mortgage loan.

The special servicer will also generally be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan for which a full, partial or discounted payoff is obtained from the related borrower and each specially serviced mortgage loan or REO property as to which any liquidation proceeds, insurance proceeds or condemnation proceeds are received. In each case, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.00% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of default interest and/or late payment charges. Notwithstanding the provisions described above, with some exceptions, no liquidation fee will be payable based on, or out of, proceeds received in connection with the purchase or repurchase of any mortgage loan from the trust fund or payment of any loss of value payments under the circumstances described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses— Liquidation Fee” in this prospectus supplement.

•        Certain Fees of the Trustee and Certificate Administrator. The trustee and certificate administrator will each be entitled to a fee for each mortgage loan and each REO mortgage loan on each distribution date, which fee will accrue at a specified rate per annum on the stated principal balance of the related mortgage loan for the related distribution date and will be calculated based on the same interest accrual basis as the related mortgage loan. The trustee fee rate will accrue at a rate equal to 0.00032% per annum and the certificate administrator fee rate will accrue at a rate equal to 0.00458% per annum.

•        Certain Fees of the Trust Advisor. The trust advisor will be entitled to the trust advisor ongoing fee, which will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each mortgage loan (including each specially serviced mortgage loan, each mortgage loan as to which the corresponding mortgaged property has become an REO property and each mortgage loan as to which defeasance has occurred). The trust advisor ongoing fee will accrue at a rate per annum equal to 0.0021% and will be computed using the same interest accrual basis and principal amount respecting which any payment due on the mortgage loan is computed.

• Other Fees and Expenses. The master servicer, special servicer, trustee, certificate administrator and trust advisor are entitled to certain other additional fees and reimbursement of expenses.

The pooling and servicing agreement will include some restrictions on the special servicer’s and its affiliates’ receipt of compensation that is not otherwise expressly provided for in the pooling and servicing agreement.

See “Description of the Offered Certificates—Fees and Expenses” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

Early Termination	The trust fund may be terminated and therefore the certificates may be retired early by certain designated entities when the total outstanding principal balance of the mortgage loans, net of advances of principal, is reduced to 1.0% or less of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See “Description of the Offered Certificates—Termination of the Pooling and Servicing Agreement” in this prospectus supplement and “Description of the Certificates—Termination” in the attached prospectus.

The Trust Fund

Creation of the Trust Fund	We will use the net proceeds from the issuance and sale of the certificates as the consideration to purchase the mortgage loans that will back those certificates from the mortgage loan sellers. Promptly upon acquisition, we will transfer those mortgage loans to the trust fund in exchange for the certificates.

A. General Considerations	When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans, please note that—

• All numerical information provided with respect to any individual mortgage loans, group of mortgage loans or the mortgage loans is provided on an approximate basis.

•        All weighted average information provided with respect to the mortgage loans or any sub-group of mortgage loans reflects a weighting based on their respective cut-off date principal balances. We will transfer the principal balance as of the cut-off date for each of the mortgage loans to the trust fund.

•        In presenting the principal balances of the mortgage loans as of the cut-off date, we have assumed that all scheduled payments of principal and/or interest due on the mortgage loans on or before the cut-off date are timely made, and no prepayments or other unscheduled collections of principal are received with respect to any of the mortgage loans during the period from March 1, 2012 up to and including the cut-off date.

•        With respect to mortgage loans that are cross-collateralized and cross-defaulted with one or more other mortgage loans, the information regarding those mortgage loans is presented as if each of them was secured only by the related mortgaged property identified on Annex A-1 to this prospectus supplement, except that loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per unit or square foot information for each such mortgage loan is based upon the ratio, yield or balance per unit or square foot (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any particular mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than that calculated for the group in the manner described above.

•        With respect to mortgage loans that are secured by more than one mortgaged property (other than through cross-collateralization of that mortgage loan with other mortgage loans), the information for those mortgage loans is generally based on allocated loan amounts as set forth in Annex A-1 when information is presented for mortgaged properties and not mortgage loans.

B. General Characteristics	As of the cut-off date, the mortgage loans are expected to have the following characteristics:

Cut-off date pool balance	$925,007,833
Number of mortgage loans	89
Number of mortgaged properties	152
Percentage of multi-property mortgage loans and cross-collateralized groups	26.3%
Largest cut-off date principal balance	$76,500,000
Smallest cut-off date principal balance	$1,468,823
Average cut-off date principal balance	$10,393,346
Highest mortgage interest rate	6.550%
Lowest mortgage interest rate	4.740%
Weighted average mortgage interest rate	5.598%
Longest original term to maturity	120 months
Shortest original term to maturity	60 months
Weighted average original term to maturity	111 months
Longest remaining term to maturity	120 months
Shortest remaining term to maturity	51 months
Weighted average remaining term to maturity	106 months
Highest debt service coverage ratio, based on underwritten net cash flow*	3.04x
Lowest debt service coverage ratio, based on underwritten net cash flow*	1.25x
Weighted average debt service coverage ratio, based on underwritten net cash flow*	1.58x
Highest cut-off date loan-to-value ratio*	74.4%
Lowest cut-off date loan-to-value ratio*	33.8%
Weighted average cut-off date	61.1%

	loan-to-value ratio*
	Highest maturity date loan-to-value ratio*	65.5%
	Lowest maturity date loan-to-value ratio*	28.2%
	Weighted average maturity date loan-to-value ratio*	51.2%
	Highest underwritten NOI debt yield ratio*	18.1%
	Lowest underwritten NOI debt yield ratio*	9.1%
	Weighted average underwritten NOI debt yield ratio*	12.4%
	Highest underwritten NCF debt yield ratio*	16.4%
	Lowest underwritten NCF debt yield ratio*	8.7%
	Weighted average underwritten NCF debt yield ratio*	11.3%

*   In the case of mortgage loans that are cross-collateralized and cross-defaulted with each other, we present the information regarding those mortgage loans as if each of them was secured only by the related mortgaged property identified on Annex A-1 to this prospectus supplement, except that loan-to-value ratio, debt service coverage ratio, debt yield and cut-off date balance per unit or square foot information for each such mortgage loan is based upon the ratio, yield or balance per unit or square foot (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any particular mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than that calculated for the group in the manner described above.

Other than as described above or otherwise noted, the debt service coverage ratio, loan-to-value ratio and debt yield information for each mortgage loan is presented in this prospectus supplement without regard to any other indebtedness (whether or not secured by the related mortgaged property, ownership interests in the related borrower or otherwise) that currently exists or that may be incurred by the related borrower or its owners in the future, in order to present statistics for the related mortgage loan without combination with the other indebtedness. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Subordinate and/or Other Financing—Property-Secured Financing and Mezzanine and Similar Financing” in this prospectus supplement for information regarding the combined loan-to-value ratios and debt service coverage ratios with respect to mortgage loans that have related secured subordinate indebtedness or mezzanine indebtedness outstanding. For mortgage loans having interest-only payments for their entire terms, 12 months of interest-only payments is used as the annual debt service for purposes of calculating the related debt service coverage ratios. For mortgage loans having interest-only payments for less than their entire terms, 12 months of principal and interest payments is used as the annual debt service for purposes of calculating the related debt service coverage ratios.

See “Description of the Mortgage Pool—Additional Mortgage Loan Information”, “Risk Factors—Risks Related to the Mortgage Loans—Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions”, the “Glossary” and the footnotes to Annex A-1 for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios, loan-to-value ratios and underwritten debt yield ratios that are presented in this prospectus supplement.

C. Encumbered and Other Interests	The table below shows the number of, the aggregate cut-off date balance of, and percentage of the aggregate principal balance of, mortgage loans as of the cut-off date secured by mortgaged properties for which the encumbered interest is as indicated:

	Encumbered Interest	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Cut-off Date Pool Balance(1)
	Fee(2)	132	$888,837,833	96.1%
	Leasehold(3)	5	24,769,000	2.7
	Fee in Part and Leasehold in Part	15	11,401,000	1.2

	Total:	152	$925,007,833	100.0%

(1)     Because this table presents information relating to mortgaged properties and not mortgage loans, (a) the information for each mortgaged property that relates to a mortgage loan that is secured by more than one mortgaged property (other than through cross-collateralization of that mortgage loan with other mortgage loans in the trust fund) is based upon allocated loan amounts as set forth in Annex A-1 to this prospectus supplement, and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans is based upon the cut-off date principal balance of that mortgage loan as set forth in Annex A-1 to this prospectus supplement.

	(2) Includes mortgage loans secured by overlapping fee and leasehold interests in the related mortgaged property.

(3)     Includes one mortgage loan, representing 2.1% of the Cut-off Date Pool Balance, that is principally secured by a leasehold interest under a long-term space lease, under which lease the remaining term exceeds 94 years and the borrower prepaid all rent due through July 2032.

D. Property Types	The table below shows the number of mortgaged properties operated primarily for each indicated purpose, and the aggregate cut-off date balance of, and percentage of the aggregate principal balance of, mortgage loans as of the cut-off date secured by each such property type:

	Property Types	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Cut-off Date Pool Balance(1)
	Retail	60	$321,169,891	34.7%
	Hospitality	21	182,862,016	19.8
	Office	6	129,491,535	14.0
	Self Storage	39	99,897,423	10.8
	Manufactured Housing Community	12	68,990,219	7.5
	Industrial	5	48,405,671	5.2
	Multifamily	6	39,231,090	4.2
	Mixed Use	3	34,959,988	3.8

	Total:	152	$925,007,833	100.0%

(1)     Because this table presents information relating to mortgaged properties and not mortgage loans, (a) the information for each mortgaged property that relates to a mortgage loan that is secured by more than one mortgaged property (other than through cross-collateralization of that mortgage loan with other mortgage loans) is based upon allocated loan amounts as set forth in Annex A-1 to this prospectus supplement, and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans is based upon the cut-off date principal balance of that mortgage loan as set forth in Annex A-1 to this prospectus supplement.

E. State Concentrations	Set forth in the table below are the states in which the mortgaged properties are located:

	State/Region	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Cut-off Date Pool Balance(1)
	California	40	$269,939,159	29.2%
	Texas	32	115,490,731	12.5
	Florida	11	90,424,378	9.8
	Maryland	2	85,700,000	9.3
	Arizona	4	50,945,626	5.5
	Other States(2)	63	312,507,940	33.8

	Total:	152	$925,007,833	100.0%

(1)     Because this table presents information relating to mortgaged properties and not mortgage loans, (a) the information for each mortgaged property that relates to a mortgage loan that is secured by more than one mortgaged property (other than through cross-collateralization of that mortgage loan with other mortgage loans in the trust fund) is based upon allocated loan amounts as set forth in Annex A-1 to this prospectus supplement, and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans in the trust fund is based upon the cut-off date principal balance of that mortgage loan as set forth in Annex A-1 to this prospectus supplement.

	(2) Includes 25 other states.

F. Amortization Characteristics	The table below shows the amortization characteristics of the mortgage loans:
	Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
	Amortizing Balloon	82	$732,350,333	79.2%
	Interest-only, Amortizing Balloon	6	183,157,500	19.8
	Interest-only, Balloon	1	9,500,000	1.0

	Total:	89	$925,007,833	100.0%

G. Prepayment Restrictions	Set forth in the table below is an overview of the prepayment restrictions under the terms of the mortgage loans:

	Prepayment Restriction(1)(2)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
	Lockout/Defeasance/ Open	75	$825,879,947	89.3%
	Lockout/Greater of Yield Maintenance or Prepayment Premium/ Open	14	99,127,886	10.7

	Total:	89	$925,007,833	100.0%
	(1) See Annex A-1 to this prospectus supplement for the type of provision that applies to each mortgage loan and the length of the relevant periods.

(2)     Exceptions apply to the restrictions in some circumstances. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Voluntary Prepayment and Defeasance Provisions” in this prospectus supplement.

	The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date as follows:

	Open Period (Payments)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance
	2 to 3	6	$48,441,911	5.2%
	4 to 6	81	873,001,402	94.4
	7	2	3,564,520	0.4

	Total:	89	$925,007,833	100.0%

H. Other Mortgage Loan Features

As of the cut-off date, the mortgage loans had the following characteristics:

•        The most recent scheduled payment of principal and interest on any mortgage loan was not thirty days or more past due, and no mortgage loan has been thirty days or more past due in the past year.

•        Five (5) groups of mortgage loans were made to the same borrower or to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, whether or not the related mortgage loans are cross-collateralized and cross-defaulted. Those five (5) groups represent 4.5%, 4.3%, 2.0%, 0.7% and 0.6%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See Annex A-1 to this prospectus supplement.

•        Twenty-five (25) mortgaged properties, securing mortgage loans representing 14.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each either wholly owner-occupied or 100.0% leased to a single tenant.

	• The mortgage interest rate for each mortgage loan is fixed for the remaining term of the loan, except for increases resulting from the application of the default interest rate following a default.

	• No mortgage loan permits negative amortization or the deferral of accrued interest.

I. Removal of Loans From the Trust Fund	One or more of the mortgage loans may be removed from the trust fund pursuant to the purchase rights and obligations described below.

1. Seller Repurchase and Substitution

Each mortgage loan seller will make representations and warranties with respect to the mortgage loans sold by it. Those representations and warranties are set forth in Annex B-1 and will be subject to the exceptions set forth in Annex B-2. If a mortgage loan seller discovers or has been notified of a material breach of any of its representations and warranties or a material defect in the documentation of any mortgage loan as described under “Description of the Mortgage Pool—Representations and Warranties” in this prospectus supplement, then that mortgage loan seller will be required (or, in the case of mortgage loans sold by Basis Real Estate Capital II, LLC, Basis Investment Group LLC will be required, or, in the case of mortgage loans sold by Liberty Island Group

I LLC, that mortgage loan seller and Liberty Island Group LLC will have a joint and several obligation) either to cure the breach or defect, repurchase the affected mortgage loan from the trust fund, substitute the affected mortgage loan with another mortgage loan or make a loss of value payment based on such defect or breach. Any repurchase of a mortgage loan would have substantially the same effect on the offered certificates as a prepayment in full of such mortgage loan, except that the purchase price will not include or be accompanied by any prepayment premium or yield maintenance charge. In addition, no late payment charge or default interest will be paid. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement and “Description of the Pooling and Servicing Agreements—Representations and Warranties; Repurchases” in the attached prospectus.

2. Sale of Defaulted Mortgage Loans

Pursuant to the pooling and servicing agreement (and subject to any intercreditor agreement), the special servicer may offer to sell to any person (or may offer to purchase) a mortgage loan if the applicable mortgage loan is a specially serviced mortgage loan and the special servicer determines that no satisfactory arrangements can be made for collection of delinquent payments, or an REO property after its acquisition, and such a sale would be in the best economic interest of the trust on a net present value basis. If the special servicer sells a specially serviced mortgage loan or REO property, the special servicer will generally be required to accept the highest offer received from any person. However, the majority subordinate certificateholder will have a right of first refusal in connection with any such sale, other than during a senior consultation period. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this prospectus supplement and “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” in the attached prospectus.

3. Defaulted Loan Purchase Options

Pursuant to the related intercreditor agreements, the holder of any mezzanine loan incurred by the owners of a borrower generally have an option to purchase the related mortgage loan from the trust fund following a material default. The applicable purchase price is generally not less than the sum of the outstanding principal balance of the mortgage loan together with accrued and unpaid interest, outstanding servicing advances and certain other costs or expenses (including liquidation fees in certain circumstances). The purchase price will generally not include any prepayment premium or yield maintenance charge. In addition, no late charges or default interest will be paid in connection with any purchase described above. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures With Respect to Defaulted Mortgage Loans and REO Properties” in this prospectus supplement and “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” in the attached prospectus.

Information Available to Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder a statement as to the distributions being made on that date. Under certain circumstances, certificateholders may be entitled to other information regarding the trust if they agree to keep the information confidential. Neither the certificate administrator nor any other party to the pooling and servicing agreement will be obligated to provide any analytical information or services regarding the mortgage loans or the certificates. See “Description of the Offered Certificates—Reports to Certificateholders; Available Information” in this prospectus supplement and “Description of the Certificates—Reports to Certificateholders” in the attached prospectus.

Additional Aspects of the Offered Certificates and the Trust Fund

Federal Tax Status	Elections will be made to treat designated portions of the trust fund as three separate “real estate mortgage investment conduits” or “REMICs” under Sections 860A through 860G of the Code.

The offered certificates will evidence the ownership of “regular interests” in a REMIC, as further described under “Material Federal Income Tax Consequences” in this prospectus supplement. The offered certificates generally will be treated as newly issued debt instruments for federal income tax purposes. You will be required to report income on your certificates in accordance with the accrual method of accounting, regardless of your usual method of accounting.

We anticipate that the offered certificates will not be issued with more than a de minimis amount of original issue discount for federal income tax purposes. When determining the rate of accrual of market discount and the amortization of premium, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination—

• no mortgage loan will otherwise be prepaid prior to maturity, and

• there will be no extension of the maturity of any mortgage loan.

No representation is made that the mortgage loans will in fact be repaid in accordance with this assumption or that the IRS will not challenge on audit the prepayment assumption used.

For a more detailed discussion of United States federal income tax aspects of investing in the offered certificates, see “Material Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences” in the attached prospectus.

ERISA	The offered certificates are generally eligible for purchase by employee benefit plans pursuant to the prohibited transaction exemptions granted to the underwriters, subject to certain considerations discussed in the sections titled “ERISA Considerations” in this prospectus supplement and “ERISA Considerations” in the attached prospectus.

You should refer to the sections in this prospectus supplement and the attached prospectus referenced above if you are a benefit plan fiduciary considering the purchase of any offered certificates. You should, among other things, consult with your counsel to determine whether all required conditions in the prohibited transaction exemptions have been satisfied.

Legal Investment

The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See “Legal Investment” in this prospectus supplement and in the attached prospectus.

Ratings	The depositor expects that the certificates offered by this prospectus supplement will receive certain credit ratings from three nationally recognized statistical rating organizations engaged by the depositor to rate those certificates.

The ratings address the likelihood of full and timely distribution to the offered certificateholders of all distributions of interest at the applicable pass-through rate on the offered certificates on each distribution date and the ultimate distribution in full of the certificate principal balance of each class of certificates not later than the rated final distribution date. Each security rating assigned to the offered certificates should be evaluated independently of any other security rating. Such ratings do not address the tax attributes of the certificates or the receipt of any default interest or prepayment premium or yield maintenance charge or constitute an assessment of the likelihood or frequency of prepayments on the mortgage loans.

A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

The ratings of the offered certificates entail substantial risks and may be unreliable as an indication of the creditworthiness of your certificates. We hired three nationally recognized statistical rating organizations to rate the rated offered certificates. Other nationally recognized statistical rating organizations will be furnished with information regarding the mortgage loans and the trust fund from time to time that may enable them to issue unsolicited credit ratings on one or more classes of offered certificates. If any such unsolicited ratings are lower than the ratings assigned by the hired rating agencies, that may have an adverse effect on the liquidity, market value and regulatory characteristics of the classes so rated. Neither the depositor nor any other person or entity will have any duty to notify you if any such other rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus supplement. In no event will ratings confirmation from any such other rating organization be a condition to any action, or the exercise of any right, power or privilege by any person or entity, under the pooling and servicing agreement. See “Risk Factors” and “Ratings” in this prospectus supplement and “Ratings” in the accompanying prospectus. The ratings of the offered certificates may be withdrawn or lowered, the offered certificates may receive an unsolicited rating, or the Securities and Exchange Commission may determine that one or more of the nationally recognized statistical rating organizations engaged no longer qualifies as a “nationally recognized statistical rating organization” or is no longer qualified to rate the offered certificates, any one of which events may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates.

RISK FACTORS

You should carefully consider the risks described below and those described in the attached prospectus under “Risk Factors” before making an investment decision. Your investment in the offered certificates will involve some degree of risk. If any of the following risks are realized, your investment could be materially and adversely affected. Distributions on the offered certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans, and, therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties in assessing the risks related to the performance of the offered certificates.

The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment. If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement and the attached prospectus. In connection with the information presented in this prospectus supplement relating to risks that may relate to certain of the mortgage loans or the mortgage loans in general, examples are sometimes given with respect to a particular risk and a particular mortgage loan. However, the fact that examples are given should not be interpreted as meaning that such examples reflect all of the mortgage loans in the trust to which such risk is applicable.

Risks Related to the Offered Certificates

The Certificates May Not Be a Suitable Investment for You

The certificates are not suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of certificates. For the reasons set forth in these “Risk Factors” and the “Risk Factors” described in the attached prospectus, the yield to maturity and the aggregate amount and timing of distributions on the certificates are subject to material variability from period to period and over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time-to-time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate diligence on the mortgage loans and the certificates.

The Trust Fund’s Assets May Be Insufficient to Allow for Repayment in Full on Your Certificates

If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities

Recent events in the real estate and securitization markets, as well as the debt markets and the economy generally, have caused significant dislocations, illiquidity and volatility in the market for commercial mortgage-backed securities, as well as in the wider global financial markets. Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial, multifamily and manufactured housing community real estate have resulted in increased delinquencies and defaults on commercial, multifamily and manufactured housing community mortgage loans. In addition, the downturn in the general economy has affected the financial strength of many commercial, multifamily and manufactured housing community real estate tenants and has resulted in increased rent delinquencies and increased vacancies, particularly in the retail sector. Any continued downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial, multifamily and manufactured housing community real estate, which would likely have an adverse effect on commercial mortgage-backed securities that are backed by loans secured by such commercial, multifamily and manufactured housing community real estate and thus affect the values of such commercial mortgage-backed securities. We cannot assure you that the dislocation in the commercial mortgage-backed securities market will not continue to occur or become more severe. Even if the commercial mortgage-backed securities market does recover, the mortgaged properties, and therefore the mortgage loans and the certificates, may nevertheless decline in value. Any further economic downturn may adversely affect the financial resources of the related borrower under a mortgage loan and may result in the inability of the related borrower to make principal and interest payments on, or refinance, the outstanding debt when due or to sell the mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. In the event of default by a borrower under a mortgage loan, the trust may suffer a partial or total loss with respect to the certificates. Any delinquency or loss on the related mortgaged properties may have an adverse effect on the distributions of principal and interest received by holders of the certificates.

In addition to credit factors directly affecting commercial mortgage-backed securities, the continuing fallout from a downturn in the residential mortgage-backed securities market and markets for other asset-backed and structured products has also affected the commercial mortgage-backed securities market by contributing to a decline in the market value and liquidity of securitization investments such as commercial mortgage-backed securities. The deterioration of other structured products markets may continue to adversely affect the value of commercial mortgage-backed securities. Even if commercial mortgage-backed securities are performing as anticipated, the value of such commercial mortgage-backed securities in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed or structured products. Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities.

Market Considerations and Limited Liquidity

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While we have been advised by the underwriters that they currently intend to make a market in the certificates, the underwriters have no obligation to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the certificates will develop. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. No representation is made by any person or entity as to what the market value of any certificate will be at any time. Furthermore, you should be aware that the market for securities of the same type as the certificates has in the past been volatile and offered very limited liquidity.

The commercial mortgage-backed securities market is currently experiencing unprecedented disruptions resulting from reduced investor demand and increased yield requirements for those securities. As a result, the secondary market for commercial mortgage-backed securities is experiencing extremely limited liquidity. These conditions may continue or worsen. Accordingly, it is possible that for some period of time investors who desire to sell their certificates in the secondary market may find fewer potential purchasers and experience lower resale prices than under “normal” market conditions.

The market value of the certificates can decline even if those certificates and the mortgage loans are performing at or above your expectations. The market value of the certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of the certificates may be disproportionately impacted by upward or downward movement in current interest rates.

The market value of the certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

•

legal and other requirements and restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities, limit the amount or types of commercial mortgage-backed securities that it may acquire or require it to maintain increased capital or reserves as a result of its investment in commercial mortgage-backed securities;

•	accounting standards that may affect an investor’s characterization or treatment of an investment in commercial mortgage-backed securities for financial reporting purposes;

•

increased regulatory compliance burdens imposed on commercial mortgage-backed securities or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans;

•

investors’ perceptions regarding the commercial real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties;

•

investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

•	the impact on demand generally for commercial mortgage-backed securities as a result of the existence or cancellation of government-sponsored economic programs.

Except as regards the status of the offered certificates under the Secondary Mortgage Market Enhancement Act of 1984, as amended, we make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. However, the following are examples of statutory and regulatory developments that may adversely affect the ability of particular investors to hold or acquire commercial mortgage-backed securities or the consequences to them of an investment in commercial mortgage-backed securities and, thus, the ability of investors in the offered certificates to resell their certificates in the secondary market:

•

Member States of the European Union have implemented Article 122a of the Banking Consolidation Directive (Directive 2006/48/EC (as amended)), which applies, in general, to new securitizations issued on or after December 31, 2010. Such Article 122a imposes a severe capital charge on a securitization position acquired by an EU regulated credit institution unless, among other conditions, (a) the originator, sponsor or original lender of the securitization has explicitly disclosed to the EU regulated credit institution that it will retain, on an ongoing basis, a material net economic interest of not less than 5% in respect of certain specified credit risk tranches or asset exposures, and (b) the acquiring institution is able to demonstrate that it has undertaken certain due diligence in respect of, among other things, its securitization position and the underlying exposures and that procedures are established for monitoring the performance of the underlying expenses on an on-going basis. For purposes of this directive, an EU regulated credit institution may be subject to the capital requirements as a result of activities of its consolidated affiliates, possibly including those that are based in the United States. Since neither the depositor nor any of the mortgage loan sellers will retain a 5% net economic interest with respect to the certificates in one of the forms prescribed by Article 122a, the adverse effect of Article 122a on EU-regulated institutions and their consolidated affiliates may cause them not to invest in the certificates.

•

The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that United States regulators amend their regulations, including their capital and legal investment regulations, to remove references to credit ratings and substitute other standards of creditworthiness. These regulations may subject investments in rated commercial mortgage-backed securities by regulated institutions to greater capital charges, affect the legality of an investment in rated commercial mortgage-backed securities by such institutions or otherwise adversely affect the treatment of commercial mortgage-backed securities for regulatory purposes. Any such regulations may have retroactive effect to investments made prior the effective date of such regulations.

•

The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the trust, could under certain circumstances require an investor or its owner generally to consolidate the assets of the trust in its financial statements and record third parties’ investments in the trust fund as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.

Accordingly, all prospective investors in the offered certificates should consider the possible effects of legal investment, regulatory capital, accounting and other restrictions and requirements on the liquidity and value of their certificates, whether or not those requirements and restrictions would apply in connection with their initial investments in the offered certificates. In any event, all prospective investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.

If you decide to sell your certificates, your ability to sell those certificates will depend on, among other things, whether and to what extent a secondary market then exists for your certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of your certificates or the mortgage loans. Pricing information regarding your certificates may not be generally available on an ongoing basis or on any particular date.

The primary source of ongoing information regarding the certificates, including information regarding the status of the mortgage loans and any credit support for the certificates, will be the periodic reports delivered to you. See “Description of the Offered Certificates—Reports to Certificateholders; Available Information” in this prospectus supplement and “Description of the Certificates—Reports to Certificateholders” in the attached prospectus. We cannot assure you that any additional ongoing information regarding the certificates will be available through any other source. The limited nature of the available information in respect of the certificates may adversely affect its liquidity, even if a secondary market for the certificates does develop.

We are not aware of any source through which pricing information regarding the certificates will be generally available on an ongoing basis or on any particular date.

In addition, you will generally have no redemption rights, and, except insofar as the certificates may be retired early as a result of prepayments or dispositions of mortgage loans, the certificates will be subject to early retirement only under certain specified circumstances described in this prospectus supplement. See “Description of the Offered Certificates—Termination of the Pooling and Servicing Agreement” in this prospectus supplement and “Description of the Certificates—Termination” in the attached prospectus.

The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment

The global economy recently experienced a significant recession, as well as a severe, ongoing disruption in the credit markets, including the general absence of investor demand for and purchases of commercial mortgage-backed securities and other asset-backed securities and structured financial products. Although the United States economy, by some measurements, may be emerging from the recession, any recovery could be fragile and unsustainable, in which circumstances another, possibly more severe recession may ensue. The global recession and financial crisis have resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial real estate. Additionally, a significant contraction in the availability of commercial mortgage financing, together with higher mortgage rates and decreases in commercial real estate values, have prevented many commercial mortgage borrowers from refinancing their maturing mortgage loans or selling their properties for proceeds sufficient to retire such loans. These circumstances have significantly increased delinquency and default rates of securitized commercial mortgage loans over the last several years, with defaults occurring throughout the United States. In addition, the declines in commercial real estate values have resulted in reduced borrower equity, which circumstances tend to give a borrower less incentive to cure delinquencies and avoid foreclosure. Those declines in value have thus tended to result in lower recoveries and greater losses upon foreclosure sale or other liquidation. Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of commercial mortgage-backed securities. Although certain commercial mortgage lenders have made financing more available in recent months, the commercial real estate markets generally continue to experience persistent weakness, and further, the credit markets remain tight and financing availability remains limited and declines may occur in real estate values.

In addition, the financial crisis that emerged in 2008 and ensuing events have resulted in a substantial level of uncertainty in the financial markets, particularly with respect to mortgage related investments. The responses to such crisis and events have included, among other things:

•

numerous actions of monetary and fiscal authorities in the United States and Europe, such as the conservatorship and the control by the U.S. government since September 2008 of the Federal Home Loan Mortgage Corporation (commonly referred to as Freddie Mac) and the Federal National Mortgage Association (commonly referred to as Fannie Mae);

•

the establishment of the Troubled Asset Relief Program through the Emergency Economic Stabilization Act of 2008 and resulting public investments in numerous financial institutions and other enterprises; and

•

the adoption or revision, or proposed adoption or revision, of statutes and regulations governing securitization markets in the United States and Europe, such as proposed revisions to the Securities and Exchange Commission’s Regulation AB, the adoption of the Federal Deposit Insurance Corporation’s final securitization safe harbor rule, the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the proposed United States rules on credit risk retention and ongoing and pending regulatory implementation and certain European Union regulatory initiatives.

Ongoing developments associated with such responses could further adversely affect the already-constrained availability of credit for commercial real estate, which may in turn affect the performance of the mortgage loans or the performance or value of your certificates.

Furthermore, the global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Much of this uncertainty has related to certain countries, including Greece, Ireland, Spain, Portugal and Italy, that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union. In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form. Concerns regarding sovereign debt may spread to other countries at any time. In particular, the pace of progress, or the lack of progress, of federal deficit reduction talks in the United States may cause continued volatility. In addition, Egypt and Libya are currently undergoing a change in government following widespread protests and other countries in the Middle East, including Syria, Bahrain and Yemen, have been experiencing periods of political and social unrest. It is uncertain what effects these changes in government, protests and unrest might have on the United States and world financial markets, particular business segments, world commodity prices or otherwise. We cannot assure you that this uncertainty will not lead to further disruption of the credit markets in the United States or globally. Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain. One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under the Bankruptcy Code or by agreement with their creditors. Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time. Moreover, other types of events may affect financial markets, such as war, revolt, insurrection, armed conflict, terrorism, political crisis, natural disasters and man-made disasters. We cannot predict such matters or their effect on the value or performance of your certificates.

Investors should consider that general conditions in the commercial real estate and mortgage markets may adversely affect the performance of the mortgage loans and the performance of the certificates. In addition, in connection with all the circumstances described above, you should be aware in particular that:

•

such circumstances may result in substantial delinquencies and defaults on the mortgage loans and adversely affect the amount of liquidation proceeds the trust fund would realize in the event of foreclosures and liquidations;

•	defaults on the mortgage loans may occur in large concentrations over a period of time, which might result in rapid declines in the value of your certificates;

•

notwithstanding that the mortgage loans were recently underwritten and originated, the values of the related mortgaged properties may have declined since the mortgage loans were originated and may decline following the issuance of the certificates and such declines may be substantial and occur in a relatively short period following the issuance of the certificates; and such declines may or may not occur for reasons largely unrelated to the circumstances of the particular property;

•

if you determine to sell your certificates, you may be unable to do so or you may be able to do so only at a substantial discount from the price you paid; this may be the case for reasons unrelated to the then current performance of the certificates or the mortgage loans; and this may be the case within a relatively short period following the issuance of the certificates;

•

if the mortgage loans default, then the yield on your investment may be substantially reduced notwithstanding that liquidation proceeds may be sufficient to result in the repayment of the principal of and accrued interest on your certificates; an earlier than anticipated repayment of principal (even in the absence of losses) in the event of a default in advance of the maturity date would tend to shorten the weighted average period during which you earn interest on your investment; and a later than anticipated repayment of principal (even in the absence of losses) in the event of a default upon the maturity date would tend to delay your receipt of principal and the interest on your investment may be insufficient to compensate you for that delay;

•

even if liquidation proceeds received on defaulted mortgage loans are sufficient to cover the principal and accrued interest on those mortgage loans, the trust fund may experience losses in the form of special servicing fees, liquidation fees and other expenses (including indemnities), and you may bear losses as a result, or your yield may be adversely affected by such losses;

•

the time periods to resolve defaulted mortgage loans may be long, and those periods may be further extended because of borrower bankruptcies and related litigation; and this may be especially true in the case of loans made to borrowers that have, or whose affiliates have, substantial debts other than the mortgage loan, including related subordinate or mezzanine financing. See “—If the Master Servicer or the Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund” in this prospectus supplement;

•

some participants in the commercial mortgage-backed securities markets previously sought permission from the IRS to allow a purchaser of a mortgaged property acquired in respect of a mortgage loan held by a REMIC to assume the extinguished debt in connection with a purchase of that property; if such permission is ever granted and the special servicer pursues such a resolution strategy, then the receipt of proceeds of a foreclosure property would be delayed for an extended period; and this may occur when it would be in your best interest for the property to be sold for cash, even at a lesser price, with the proceeds distributed to certificateholders;

•

trading activity associated with indices of commercial mortgage-backed securities may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

•

even if you intend to hold your certificates, depending on your circumstances, you may be required to report declines in the value of your certificates, and/or record losses, on your financial statements or regulatory or supervisory reports, and/or repay or post additional collateral for any secured financing, hedging arrangements or other financial transactions that you have entered into that are backed by or make reference to your certificates, in each case as if your certificates were to be sold immediately.

In connection with all the circumstances described above, the risks we described elsewhere under “Risk Factors” in this prospectus supplement are heightened substantially, and you should review and carefully consider such risk factors in light of such circumstances.

Subordination of the Class A-S and B Certificates Will Affect the Timing of Distributions and the Application of Losses on Those Respective Classes of Certificates

As described in this prospectus supplement, unless your certificates are Class A-1, A-2, A-3 or A-4 certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, A-2, A-3, A-4, X-A and X-B certificates and, if your certificates are Class B certificates, to those of the holders of the Class A-S certificates. See “Description of the Offered Certificates” in this prospectus supplement. As a result, you will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the Trust before the holders of those other classes of certificates. However, with limited exceptions, any trust advisor expenses and reimbursements generally will be borne (as and to the extent described in the prospectus supplement) by the holders of interest-bearing certificates other than the Class E, F or G Certificates, with the result that those holders, notwithstanding their general seniority over the Class E, F and G Certificates, may experience a loss or shortfall (as a result of a trust advisor expense or reimbursement) on a distribution date when the holders of the Class E, F and G Certificates do not. See “Risk Factors – The Payment of Expenses of the Trust Fund May Reduce the Amount of Distributions on Your Offered Certificates” and “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this prospectus supplement.

When making an investment decision, you should consider, among other things—

•	the distribution priorities of the respective classes of the Certificates,

•

the order in which and the extent to which the principal balances of the respective classes of principal balance certificates or the interest distributable on the interest bearing certificates will be reduced in connection with expenses, losses and default related shortfalls, and

•	the characteristics and quality of the mortgage loans.

In addition, the payment of the expenses of the trust fund may result in shortfalls on one or more classes of offered certificates in any particular month even if those shortfalls do not ultimately become realized as losses on those offered certificates as a result of the credit support provided by one or more other classes of certificates.

The Yields to Maturity on the Offered Certificates Depend on a Number of Factors that Cannot Be Predicted with any Certainty

The yield on your offered certificates will depend on, among other things—

•	the price you paid for your offered certificates, and

•	the rate, timing and amount of distributions on your offered certificates.

The rate, timing and amount of distributions on your offered certificates will depend on—

•	the pass-through rate for, and the other distribution terms of, your offered certificates,

•

the rate and timing of payments and other collections of principal on the mortgage loans, which in turn will be affected by amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts (see “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Amortization Characteristics” and “—Voluntary Prepayment and Defeasance Provisions” and the footnotes to Annex A-1 to this prospectus supplement for more detail) if leasing criteria are not satisfied, the exercise of a purchase option by tenants or others or sales of outparcels that can result in prepayment of principal, tenant lease termination payments, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties (including prepayment of the entire loan following significant casualties), or purchases, sales or other removals of mortgage loans from the trust fund,

•	the rate and timing of defaults, and the severity of losses, if any, on the mortgage loans,

•

the rate and timing of reimbursements made to the master servicer, the special servicer or the trustee for nonrecoverable advances and/or for advances previously made in respect of a worked-out mortgage loan that are not repaid at the time of the workout,

•	the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the certificates, and

•	servicing decisions with respect to the mortgage loans.

See “Risk Factors—Prepayments and Repurchases of the Mortgage Loans Will Affect the Timing of Your Cash Flow and May Affect Your Yield” and “—Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss” in addition to “Yield Considerations” in the attached prospectus.

Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than Expected Yield on Your Investment

In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate assumptions regarding principal payments and prepayments on the mortgage loans to be used.

If you purchase your offered certificates at a premium, and if payments and other collections of principal on the mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your certificates at a discount, and if payments and other collections of principal on the mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Insofar as the principal (if any) of your certificate is repaid, you may not be able to reinvest the amounts that you receive in an alternative investment with a yield comparable to the yield on your certificates.

Additionally, under certain circumstances, certain mortgage loans permit prepayments, in whole or in part, despite lock-out periods that may otherwise apply. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Voluntary Prepayment and Defeasance Provisions” and Annex A-1 (including the related footnotes) to this prospectus supplement for the prepayment restrictions and any such permitted prepayments for each mortgage loan.

Generally speaking, a borrower is less likely to prepay a mortgage loan if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods, prepayment premiums or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no prepayment premiums and/or yield maintenance charges.

Additionally, we cannot assure you that each borrower will have the ability to repay the remaining principal amount of its mortgage loan on the related maturity date or that any borrower with an interest-only period will have the ability to make amortizing payments following the expiration of the initial interest-only period. The inability to make the required payments of principal would have a similar effect as an extension of the related maturity date. See “Risks Related to the Mortgage Loans—If a Borrower is Unable To Repay Its Loan on Its Maturity Date, You May Experience a Loss or Delay in Distributions on Your Certificates” below and “Risk Factors—Prepayments and Repurchases of the Mortgage Loans Will Affect the Timing of Your Cash Flow and May Affect Your Yield”, “—Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss” and “Yield Considerations” in the attached prospectus.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced by the mortgage loans and those additional losses result in a reduction of the total distributions on, or the aggregate principal balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the aggregate principal balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls which may occur as a result. In addition, if the debt service advances and/or servicing advances are made with respect to a mortgage loan after default and the loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with principal balances for the current month. Even if losses on the mortgage loans are not allocated to your particular class of offered certificates with principal balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify the mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the trust fund.

The Payment of Expenses of the Trust Fund May Reduce the Amount of Distributions on Your Offered Certificates

As described in this prospectus supplement, various fees, out-of-pocket expenses and liabilities will constitute expenses of the trust fund for which the trust fund generally is not entitled to reimbursement from any person or entity, including without limitation special servicing fees, workout fees, liquidation fees, trust advisor expenses, interest on debt service advances and servicing advances and payments in respect of indemnification to which the parties to the pooling and servicing agreement are entitled. The payment of such amounts will result in shortfalls in available funds and losses to be borne by the certificateholders. In particular, as a result of allocating trust advisor expenses to reduce principal and/or interest, holders of the Class A-1, A-2, A-3, A-4, A-S, B, C and D certificates may suffer a permanent loss of principal and/or (solely in the case of the Class B, C and D certificates) interest even through the aggregate principal balance of more subordinate class or classes of certificates has not been reduced to zero. See “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this prospectus supplement and “Risk Factors—Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions” in the attached prospectus.

You Will Have Limited Ability To Control the Servicing of the Mortgage Loans and the Parties with Control Over the Servicing of the Mortgage Loans May Have Interests that Conflict with Your Interests

Generally, as a holder of any of the offered certificates, you will not have any rights to participate in decisions with respect to the administration of the trust fund. Decisions relating to the administration of the trust fund will generally be made by other parties, whose decisions (even if they are made in the best interests of the certificateholders as a collective whole) may differ from the decisions that you would have made and may be contrary to your interests. Your offered certificates generally do not entitle you to vote on matters related to the servicing of the mortgage loans, except with respect to certain specified matters set forth in the pooling and servicing agreement.

In addition, while there is a trust advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the trust advisor has no control or consultation rights over actions by the special servicer during any subordinate control period. In addition, the trust advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary or other duty to act on behalf of the certificateholders or the trust fund or in the best interest of any particular certificateholder. It is not intended that the trust advisor act as a surrogate for the certificateholders but only that it perform the services expressly provided for under the pooling and servicing agreement. Investors should not rely on the trust advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the subordinate class representative or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

In certain limited circumstances, certificateholders have the right to vote on matters affecting the trust. In some cases these votes are by certificateholders taken as a whole, and in others the vote is by class. In all cases, voting is based on the outstanding principal balance, which is reduced by realized losses and, under certain circumstances, appraisal reduction amounts. These voting provisions may limit your ability to protect your interests with respect to matters submitted to a vote of certificateholders. See “Description of the Offered Certificates—Voting Rights” and “Transaction Parties and Servicing of the Mortgage Loans and Administration of the Trust Fund” in this prospectus supplement.

If the Master Servicer or the Special Servicer Purchases Certificates or Has Investments Related to a Borrower or Other Person, a Conflict of Interest May Arise Between Its Own Interests and Its Duties to the Trust Fund

The master servicer and special servicer and their affiliates may purchase certificates. The purchase of certificates by the master servicer or the special servicer, or by an affiliate of that servicer, could cause a conflict between that servicer’s duties under the pooling and servicing agreement and the interests of that servicer or affiliate as a holder of a certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of certificates. In addition, the master servicer, the special servicer and their respective affiliates may hold or acquire mezzanine debt or other obligations of or interest in the borrowers under the mortgage loans, tenants or managers of the related properties or affiliates of those persons. Furthermore, the master servicer and the special servicer have each advised us that they intend to continue to service existing and new commercial and multifamily mortgage loans for their affiliates and for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the trust fund. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the trust fund and the related mortgaged properties. As a result of the investments and activities described above, the interests of the master servicer, the special servicer and their respective affiliates and their other clients may differ from, and compete with, the interests of the trust fund. However, under the pooling and servicing agreement, the master servicer and the special servicer, as applicable, are each required to service the mortgage loans for which it is responsible in accordance with the servicing standard, which requires such servicers to service the mortgage loans without regard to the ownership, servicing and/or management by such servicers of any other mortgage loans or real property.

Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates

Conflicts Between Various Classes of Certificateholders and Lenders. Pursuant to the provisions of the pooling and servicing, in the case of each mortgage loan, (a) the applicable party that is responsible for performing special servicing duties with respect to that mortgage loan following a material default is given considerable latitude in determining when and how to liquidate or modify that mortgage loan, (b) one or more third parties or representatives on their behalf will be entitled (among other rights) to replace that applicable party and grant or withhold consent to proposed servicing actions involving that mortgage loan, (c) except in limited circumstances, those third parties may not include you and will consist of one or more of the holders of a class of subordinate certificates, and (d) other third parties or their representatives may also have consultation and/or approval rights with respect to various servicing matters. Those certificateholders or other parties and their respective representatives may have interests that differ, perhaps materially, from yours. For instance, a particular representative or similar party may believe that deferring enforcement of a defaulted mortgage loan will result in higher future proceeds than would earlier enforcement, whereas the interests of the trust fund may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust fund than would have been realized if earlier action had been taken. You should expect these certificateholders or other parties to exercise their rights and powers in a manner that they determine is appropriate in their respective sole discretion. None of them will have any liability for acting solely in its own interests.

In the normal course of conducting its business, Pentalpha Surveillance LLC, the trust advisor, and its affiliates may have rendered services to, performed surveillance of, entered into workout projects with, and negotiated with, numerous parties engaged in activities related to structured finance. These parties may include one or more mortgage loan sellers and their affiliates, the master servicer, the special servicer, the trustee, the certificate administrator and the initial subordinate class representative in this transaction and any such relationships may continue in the future. Each of these relationships may involve a conflict of interest with respect to the duties of Pentalpha Surveillance LLC, as trust advisor.

The trust advisor serves as trust advisor in other commercial mortgage securitization transactions and has advised us that it intends to continue to serve, or reserves the right to serve, as an advisor or special servicer with respect to existing and new commercial and multifamily mortgage loans for itself and its affiliates and for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the trust fund. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the trust fund and the related mortgaged properties. As a result of the activities described above, the interests of the trust advisor and its affiliates and their clients may differ from, and compete with the interests of the trust fund. Although the trust advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the trust advisor will not itself be bound by the servicing standard. In addition, although the pooling and servicing agreement will generally prohibit the trust advisor from making a principal investment in any class of certificates, that prohibition will not be construed to have been violated in connection with riskless principal transactions effected by a broker-dealer affiliate of the trust advisor pursuant to investments by an affiliate of the trust advisor if the trust advisor and such affiliate maintain policies and procedures designed to segregate personnel involved in the activities of the trust advisor under the pooling and servicing agreement from personnel involved in such affiliate’s investment activities and to prevent such affiliate and its personnel from gaining access to information regarding the trust fund and the trust advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities. In addition, we cannot assure you that such policies and procedures will be effective for their intended purposes.

Conflicts Between the Trust Fund and the Mortgage Loan Sellers and Their Affiliates. Conflicts of interest may arise between the trust fund, on the one hand, and the mortgage loan sellers and their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate, on the other hand. Those conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, operate, lease, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance loans secured by properties (or by ownership interests in the related borrowers), securing the mortgage loans or properties that are in the same markets as those mortgaged properties. Such activities may include without limitation making or participating in any future mezzanine financing that is permitted under the terms of the mortgage loans under provisions that we described in this prospectus supplement. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Subordinate and/or Other Financing” and the “Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans” attached as Annex A-3 to this prospectus supplement. Additionally, the proceeds of certain of the mortgage loans were used to refinance debt previously held by, or to acquire real estate for the benefit of, the related mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their affiliates may have or may have had equity investments in the borrowers (or in the owners of the borrowers), tenants or mortgaged properties under certain of the mortgage loans. For example, in the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as National Cancer Institute Center, which represents 8.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the proceeds of the loan were used to pay off an existing construction loan held by the Wells Fargo Bank. See “National Cancer Institute Center” in “Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans” attached as Annex A-3 to this prospectus supplement. Further, in the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as 64th & Greenway, which represents 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the subject loan includes a pledge to Wells Fargo Bank of the entirety of the economic interest and a non-controlling ownership interest in the sole member of the borrower to support the restructuring of other Wells Fargo loans involving the sponsor or is affiliates. We cannot assure you that Wells Fargo Bank made substantially the same decisions in originating these mortgage loans that it would have made in the usual course of originating mortgage loans for securitization. In addition, one or more of the mortgage loan sellers and their affiliates have had, presently have or in the future may have other business relationships with affiliates of the borrowers under the mortgage loans, such as preferential rights to make loans to or equity investments in those affiliates.

Under all the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interests of the trust fund. Decisions made with respect to those interests or assets may adversely affect the amount and timing of distributions on the offered certificates.

Potential Conflicts of Interest of the Underwriters and Their Affiliates

The activities of the underwriters and their respective affiliates (including those acting as a mortgage loan seller, a sponsor, the custodian, the tax administrator, the certificate administrator or the master servicer in this securitization) may result in certain conflicts of interest. The underwriters and their respective affiliates may retain, or own in the future, classes of certificates, and any voting rights of that class could be exercised by them in a manner that could adversely impact the certificates. Any underwriter or its affiliate may invest or take long or short positions in securities or instruments, including the certificates, that may be different from your position as an investor in the certificates. If that were to occur, that underwriter’s or its affiliate’s interests may not be aligned with your interests in certificates you acquire.

The underwriters and their respective affiliates include broker-dealers whose business includes executing securities and derivative transactions on their own behalf as principals and on behalf of clients. Accordingly, the underwriters and their respective affiliates and clients acting through them from time-to-time buy, sell or hold securities or other instruments, which may include one or more classes of the certificates, and do so without consideration of the fact that the underwriters acted as underwriters for the certificates. Such transactions may result in the underwriters and their respective affiliates and/or their clients having long or short positions in such instruments. Any such short positions will increase in value if the related securities or other instruments decrease in value. Further, underwriters and their respective affiliates may (on their own behalf as principals or for their clients) enter into credit derivative or other derivative transactions with other parties pursuant to which they sell or buy credit protection with respect to one or more of the certificates. The positions of the underwriters and their respective affiliates or their clients in such derivative transactions may increase in value if the certificates default or decrease in value. In conducting such activities, none of the underwriters or their respective affiliates will have any obligation to take into account the interests of the certificateholders or holders of any related non-trust mortgage loans or any possible effect that such activities could have on them. The underwriters and their respective affiliates and clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the certificates or the certificateholders or holders of any related non-trust mortgage loans. Additionally, none of the underwriters or their respective affiliates will have any obligation to disclose any of these securities or derivatives transaction to you in your capacity as a certificateholder.

In addition, none of the underwriters or their respective affiliates will have any obligation to monitor the performance of the certificates or the actions of the master servicer, the special servicer or the trustee or the certificate administrator and will have no authority to advise the master servicer, the special servicer, the trustee or the certificate administrator or to direct their actions.

Furthermore, the underwriters and their respective affiliates may have ongoing relationships with, render services to, and engage in transactions with the borrowers, the sponsors and their respective affiliates, which relationships and transactions may create conflicts of interest between the underwriters and their respective affiliates, on the one hand, and the issuing entity, on the other hand. Wells Fargo Bank, National Association and its affiliates are playing several roles in this transaction. Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and Wells Fargo Bank, National Association, a sponsor, an originator, the master servicer, the certificate administrator, the tax administrator, the certificate registrar, the custodian and a mortgage loan seller. In addition, Wells Fargo Central Pacific Holdings, Inc., an affiliate of Wells Fargo Bank, National Association, Wells Fargo Commercial Mortgage Securities, Inc. and Wells Fargo Securities, LLC, holds a less than 10% equity interest in C-III Capital Partners LLC, the parent and sole member of C-III Commercial Mortgage LLC, which is a sponsor and mortgage loan seller. In addition, RBS Securities Inc., one of the underwriters, is an affiliate of The Royal Bank of Scotland.

Furthermore, Wells Fargo Bank, National Association is the purchaser under repurchase agreements with each of Liberty Island Group I LLC, C-III Commercial Mortgage LLC and Basis Real Estate Capital II, LLC, respectively, or in any such case with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Liberty Island Group I LLC, C-III Commercial Mortgage LLC or Basis Real Estate Capital II, LLC, as applicable.

In the case of the repurchase facility provided to Liberty Island Group I LLC or its affiliate, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from Liberty Island Group I LLC or its affiliate on a revolving basis. The dollar amount of the mortgage loans subject to the repurchase facility that will be sold by Liberty Island Group I LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, approximately $85,439,504. Proceeds received by Liberty Island Group I LLC in connection with this securitization transaction will be used, in part, to repurchase the mortgage loans to be sold by Liberty Island Group I LLC to the depositor in connection with this securitization from Wells Fargo Bank, National Association and each of such mortgage loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided to C-III Commercial Mortgage LLC, for which its wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from the subsidiary on a revolving basis. C-III Commercial Mortgage LLC guarantees certain obligations of its subsidiary under that repurchase facility. The dollar amount of the mortgage loans subject to the repurchase facility that will be sold by C-III Commercial Mortgage LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, approximately $74,362,217. Proceeds received by C-III Commercial Mortgage LLC in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from Wells Fargo Bank, National Association, such warehoused mortgage loans to be sold to the depositor by C-III Commercial Mortgage LLC in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided to Basis Real Estate Capital II, LLC, Wells Fargo Bank, National Association has agreed to purchase mortgage loans from Basis Real Estate Capital II, LLC on a revolving basis. The dollar amount of the mortgage loans subject to the repurchase facility that will be sold by Basis Real Estate Capital II, LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, approximately $49,148,324. Proceeds received by Basis Real Estate Capital II, LLC in connection with this securitization transaction will be used, in part, to repurchase the mortgage loans to be sold by Basis Real Estate Capital II, LLC to the depositor in connection with this securitization from Wells Fargo Bank, National Association and each of such mortgage loans will be transferred to the depositor free and clear of any liens.

In addition, each of Liberty Island Group I LLC, C-III Commercial Mortgage LLC and Basis Real Estate Capital II, LLC, respectively, or its respective wholly-owned subsidiary or other affiliate, is party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to each of the mortgage loans that Liberty Island Group I LLC, C-III Commercial Mortgage LLC and Basis Real Estate Capital II, LLC, respectively, will transfer to the depositor. In each instance those hedging arrangements will terminate in connection with the contribution of those mortgage loans to this securitization transaction.

As a result of the matters discussed in the preceding five paragraphs, this securitization transaction will substantially reduce the economic exposure of Wells Fargo Bank, National Association to the mortgage loans that are to be transferred by Liberty Island Group I LLC, C-III Commercial Mortgage LLC and Basis Real Estate Capital II, LLC, respectively, to the depositor.

See “Summary—Affiliations and Certain Relationships Among Certain Transaction Parties” and “Transaction Parties— Affiliations and Certain Relationships Among Certain Transaction Parties” in this prospectus supplement for a description of certain affiliations and relationships between the underwriters and other participants in this offering.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest in the Selection of the Mortgage Loans

The anticipated initial investor(s) in the Class E, F and G certificates, or an investment manager or other representative thereof was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the mortgage pool, and to request the removal, re-sizing or changes in the characteristics of some or all of the mortgage loans. The mortgage pool and some of the mortgage loans as originally proposed by the sponsors were adjusted based on some of these requests.

We cannot assure you that you or another investor would have made the same requests to modify the original mortgage pool as such anticipated initial investor or that the final mortgage pool as affected by requests made by such anticipated initial investor will not adversely affect the performance of your certificates and benefit the performance of the anticipated initial investor’s certificates. Because of the differing subordination levels, the anticipated initial investor has interests that, in some circumstances, are likely to differ from those of purchasers of other classes of certificates, and the anticipated initial investor may desire a mortgage pool composition that benefits the anticipated initial investor but that does not benefit other investors. In addition, the anticipated initial investor may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to differ from those of other purchasers of the certificates. In any case, the anticipated initial investor performed due diligence solely for its own benefit, and its acceptance of its certificates does not constitute, and should not be construed as, an endorsement of the mortgage pool, any mortgage loan, the underwriting for any mortgage loan or mortgage loan or any originator. Other investors are not entitled to rely on the anticipated initial investor’s acceptance of the mortgage pool or any mortgage loan to any extent.

In no event will the anticipated initial investor have any liability to any person or entity in connection with its review of the mortgage pool or any mortgage loan, any other due diligence conducted by the anticipated initial investor or otherwise in connection with the activities of the anticipated initial investor described in the preceding two paragraphs. The pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any cause of action that it may otherwise have against the anticipated initial investor in respect of such activities.

The anticipated initial investor will initially appoint the subordinate class representative, which will generally have consent and consultation rights with respect to material servicing decisions involving the mortgage loans and, during the subordinate control period, the right to replace the special servicer under some circumstances. See as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this prospectus supplement.

Because the incentives and actions of the anticipated initial investor, in some circumstances, are likely to differ from or be adverse to those of purchasers of other classes of certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus supplement and your own view of the mortgage loans.

Ratings of the Certificates Have Substantial Limitations

The ratings assigned to the certificates by the hired rating agencies are based on, among other things, the economic characteristics of the underlying mortgage loans, mortgaged properties and other relevant features of the transaction. The ratings assigned to the certificates reflect only the views of the respective rating agencies as of the date such ratings were issued. Future events could have an adverse impact on such ratings. The ratings may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information. The ratings do not consider to what extent the certificates will be subject to prepayment or that the outstanding principal amount of any class of certificates will be prepaid.

Furthermore, the amount, type and nature of credit support, if any, provided with respect to the certificates was determined on the basis of criteria established by each hired rating agency. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of the mortgage loans in the trust. As evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued commercial mortgage-backed securities during the recent credit crisis, the rating agencies’ assumptions regarding the performance of the mortgage loans related to such commercial mortgage-backed securities were not, in all cases, correct.

Certain actions provided for in the mortgage loan agreements require, as a condition to taking such action, that a rating agency confirmation be obtained from each of the hired rating agencies. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. If such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the certificates, the terms of the pooling and servicing agreement will be binding on you, and as a result, you should be aware of the procedures relating to no downgrade confirmations described under the definition of “rating agency confirmation” in “Servicing of the Mortgage Loans and Administration of the Trust Fund—Rating Agency Confirmations in this prospectus supplement.

We are not obligated to maintain any particular rating with respect to any class of certificates. Changes affecting the underlying mortgage loans, mortgaged properties, the trustee, the certificate administrator, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by the hired ratings agencies may have an adverse effect on the ratings of the certificates, and thus on the liquidity, market value and regulatory characteristics of the certificates. Although such adverse changes would not necessarily be or result from an event of default under any underlying mortgage loan, any adverse change to the ratings of your certificates would likely have an adverse effect on the market value of your certificates. A security rating does not represent an assessment of the yield to maturity that you may experience. See “Ratings” in each of this prospectus supplement and the attached prospectus.

Further, any downgrade to below investment grade, or withdrawal, of the ratings assigned by each of the hired rating agencies to any class of certificates could adversely affect the ability of a benefit plan or other entity to purchase or retain those certificates. See “ERISA Considerations” and “Legal Investment” in this prospectus supplement and “ERISA Considerations” and “Legal Investment” in the attached prospectus.

The depositor has hired three nationally recognized statistical rating organizations to rate the certificates. We cannot assure you as to whether another rating agency will rate any class of certificates or, if it were to rate any class of certificates, what rating would be assigned by it. Additionally, other rating agencies that we have not hired to rate the certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates on the basis of information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that those unsolicited ratings would be the same as or higher than the ratings assigned by the hired rating agencies. The issuance of unsolicited ratings on one or more classes of the certificates that are different from the ratings assigned by the hired rating agencies may affect the liquidity, market value and regulatory characteristics of those classes of certificates. As part of the process of obtaining ratings for the certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations. Based on preliminary feedback from those six rating agencies at that time, the depositor selected the hired rating agencies to rate the certificates and not the other three rating agencies, in part due to those rating agencies’ initial subordination levels for the various classes of certificates. Had the depositor selected such other rating agencies to rate the certificates, we cannot assure you as to the ratings that such other rating agencies would ultimately have assigned to the certificates. Although unsolicited ratings may be issued by any rating agency, a rating agency might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Under the rules and regulations of the Securities and Exchange Commission, information provided to a hired rating agency for the purpose of assigning or monitoring the ratings on the certificates is required to be made available to non-hired rating agencies in order to make it possible for such rating agencies to assign unsolicited ratings on the certificates. An unsolicited rating could be assigned at any time, including prior to the closing date. Neither the depositor nor any other person or entity will have any duty to notify you if any such other rating agency issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus supplement. Rating agencies, including the hired rating agencies, have different methodologies, criteria, models and requirements. If any non-hired rating agency assigns an unsolicited rating on the certificates, we cannot assure you that such rating will be the same as or higher than the ratings assigned by the hired rating agencies; the assignment of unsolicited ratings by a rating agency could adversely affect the liquidity, market value and regulatory characteristics of your certificates. In addition, if the depositor or any sponsor fails to make available to the non-hired rating agencies any information provided to any rating agency for the purpose of assigning or monitoring the ratings on the certificates, a rating agency could withdraw its ratings on the certificates, which could adversely affect the liquidity, market value and regulatory characteristics of your certificates. Potential investors in the certificates are urged to make their own evaluation of the creditworthiness of the mortgage loans and the applicable credit enhancement on the certificates, and not to rely solely on the ratings on the certificates. Furthermore, the Securities and Exchange Commission may determine that one or more of the hired rating agencies no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates. Any such determination may adversely effect the liquidity, market value and regulatory characteristics of your certificates.

Security ratings are not recommendations to buy, sell or hold the offered certificates. Rather, ratings are an assessment by the applicable rating agency of the likelihood that any interest on a class of offered certificates will be paid on a timely basis and that a class of offered certificates will be paid in full by its final scheduled payment date. Ratings do not consider to what extent the offered certificates will be subject to prepayment or that the principal of any class of offered certificates will be paid prior to the final scheduled payment date for that class of offered certificates, nor do the ratings consider the prices of the offered certificates or their suitability for a particular investor. A rating agency may revise or withdraw the ratings at any time in its sole discretion, including as a result of a failure by the depositor to comply with its obligation to post information provided to the hired rating agencies on a website that is accessible by a rating agency that is not a hired rating agency. The ratings of any offered certificates may be lowered by a rating agency (including the hired rating agencies) following the initial issuance of the offered certificates as a result of losses on the mortgage loans in excess of the levels contemplated by a rating agency at the time of its initial rating analysis. Neither the depositor nor any sponsor nor any of their respective affiliates will have any obligation to replace or supplement any credit support, or to take any other action to maintain any ratings of the offered certificates.

Accordingly, we cannot assure you that the ratings assigned to any offered certificate on the date on which the offered certificate is originally issued will not be lowered or withdrawn by any rating agency at any time thereafter. If any rating with respect to an offered certificate is revised or withdrawn, the liquidity, market value and regulatory characteristics of that offered certificate may be adversely affected.

The hired rating agencies have been hired by the depositor to provide their ratings on the offered certificates. We note that a rating agency may have a conflict of interest where, as is the case with the ratings of the offered certificates by the hired rating agencies, the sponsor or the issuer of a security pays the fee charged by the rating agency for its rating services.

The Special Servicer May Be Directed To Take Actions

In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction or upon the advice of the subordinate class representative, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of certificates. The subordinate class representative will be controlled by the Class E, F or G certificateholders. The subordinate class representative may have interests in conflict with those of the certificateholders. As a result, it is possible that the subordinate class representative may direct the special servicer to take actions that conflict with the interests of classes of the certificates that are the same or different from the class of certificateholders that appointed the subordinate class representative. Although the special servicer has contractually agreed not to take actions that, among other things, are prohibited by law, violate the servicing standard, the terms of any mortgage loan or the pooling and servicing agreement, the Servicing Standard and other provisions of the pooling and servicing agreement generally protect the special servicer from liability for errors in judgment. In addition, the Servicing Standard is a generalized standard of conduct that allows the special servicer discretion in determining its response to particular circumstances. In addition, except as limited by certain conditions described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicer”, the special servicer may be removed without cause by the initial majority subordinate certificateholder as described in this prospectus supplement and provided in the pooling and servicing agreement.

You May Be Bound by the Actions of Other Certificateholders Even if You Do Not Agree with Those Actions

In some circumstances, the holders of specified percentages of all the certificates, or specified percentages of each of one or more classes of certificates, will be entitled to direct, consent to or approve certain actions, including certain amendments to the pooling and servicing agreement and certain replacements of the trust advisor or the special servicer. In these cases, the direction, consent or approval of the requisite percentage(s) of certificateholders will be sufficient to bind all the certificateholders, regardless of whether you agree with that direction, consent or approval.

Because the Offered Certificates Are in Book-Entry Form, Your Rights Can Only Be Exercised Indirectly and There May Be Other Adverse Consequences

Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. As a consequence, investors may experience difficulties in identifying or communicating with other investors in the certificates for the purpose of exercising remedies, taking collective action or otherwise.

Since transactions in book-entry certificates generally can be effected only through DTC, and its participating organizations: (i) the liquidity of book-entry certificates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates; (ii) your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates; (iii) your access to information regarding the certificates may be limited since conveyance of notices and other communications by DTC to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and (iv) you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the certificate administrator to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See “Description of the Offered Certificates—Delivery, Form and Denomination” in this prospectus supplement and “Risk Factors—Book-Entry Registration May Hinder the Exercise of Investor Remedies” and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the attached prospectus.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in this prospectus supplement, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates. State and local income tax laws may differ substantially from federal income tax law. This prospectus supplement does not purport to describe any aspects of the income tax laws of any state or locality, whether one in which a mortgaged property is located or otherwise.

We cannot assure you that holders of certificates will not be subject to taxation in any particular state or local taxing jurisdiction. One or more state or local jurisdictions may attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the related borrower or the mortgaged properties or on some other basis; require nonresident holders of certificates to file returns in such jurisdiction; or attempt to impose penalties for failure to file such returns. If such a jurisdiction ultimately succeeds in collecting such taxes or penalties from nonresident holders of certificates, neither the related borrower nor any party to the pooling and servicing agreement will be required to reimburse the amount of the tax or penalty to or for the benefit of any certificateholder.

Potential purchasers should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates. See “State and Other Tax Consequences” in this prospectus supplement and “State and Other Tax Consequences” in the attached prospectus.

Commencing Legal Proceedings Against Parties to the Pooling and Servicing Agreement May Be Difficult

The trustee may not be required to commence legal proceedings against third parties at the direction of any certificateholders unless, among other conditions, at least 25% of the voting rights

(determined without notionally reducing the principal balances of the certificates by any appraisal reduction amounts) associated with the certificates join in the demand and offer indemnification reasonably satisfactory to the trustee. Those certificateholders may not commence legal proceedings themselves unless the trustee has refused to institute proceedings after the conditions described above have been satisfied. These provisions may limit the ability of an investor in the certificates to enforce the provisions of the pooling and servicing agreement.

Each of the Mortgage Loan Sellers, the Depositor and the Trust Fund Are Subject to Insolvency or Bankruptcy Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans

In the event of the insolvency or similar event of a mortgage loan seller or the depositor, it is possible the trust fund’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays or reductions in payments on the certificates could occur.

Each of the mortgage loan sellers intends that its transfer of its mortgage loans to the depositor constitutes a sale, rather than a pledge of the applicable mortgage loans to secure the indebtedness of the mortgage loan seller. The depositor intends that its transfer of the mortgage loans to the trustee on behalf of the certificateholders constitutes a sale, rather than a pledge of the mortgage loans to secure indebtedness of the depositor.

The transfer of the mortgage loans by Wells Fargo Bank, National Association, as a mortgage loan seller, in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the FDIC for securitizations sponsored by insured depository institutions (12 C.F.R. § 360.6). However, this safe harbor is non-exclusive and an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the mortgage loans by the sponsor would generally be respected in the event the FDIC were appointed as conservator or receiver of Wells Fargo Bank, National Association. Nevertheless, we cannot assure you that the FDIC or another interested party would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while the claim is resolved.

The Royal Bank of Scotland plc, a mortgage loan seller, is subject to the provisions of the Insolvency Act 1986 (United Kingdom Act of Parliament, 1986 ch. 45) and the Banking Act 2009 (United Kingdom Act of Parliament, 2009 ch. 1). Under the terms of the Insolvency Act 1986, certain transactions by a Scottish-registered company, such as The Royal Bank of Scotland plc, may be challenged by an insolvency officer appointed to that company on its insolvency. Under the Banking Act 2009, the Secretary of State, Financial Services Authority, or Bank of England can apply to the court for implementation of an insolvency regime specifically for certain deposit-taking institutions. One aspect of this regime is that an insolvency officer will conduct the relevant insolvency process in such a manner as to promote protection of retail deposits held by such an institution (in combination with the Financial Services Compensation Scheme). Further, under the Banking Act 2009, the UK Treasury, the Financial Services Authority and/or the Bank of England may also, in the circumstances set out in that Act, make an order for the transfer of any property, assets or liabilities of a UK authorised deposit taker either to a company owned by the Bank of England or to any private sector purchaser. Orders under the Banking Act 2009 may also modify the way in which rights of third parties can be exercised. These powers exist within a broader range of powers designed to ensure the stability of the UK banking sector and exercise of such may have an impact on the rights of third parties relative to The Royal Bank of Scotland plc. An opinion of counsel will be rendered on the Closing Date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the mortgage loans by The Royal Bank of Scotland plc will constitute a true sale of such assets. Nevertheless, we cannot assure you that an interested party would not attempt to assert that such transfer was not a sale nor challenge the transaction under UK insolvency rules, nor that the transfer could not be affected by an order under the Banking Act 2009. Even if a challenge were not successful, or if an order under the Banking Act 2009 itself was successfully challenged, resolution of such a matter could cause significant delay which may impact on payments under the certificates.

If any other mortgage loan seller or the depositor were to become a debtor under the Bankruptcy Code, it is possible that a creditor or trustee in bankruptcy of the mortgage loan seller or the depositor, as debtor-in-possession, may argue that the sale of the mortgage loans by the mortgage loan seller or the depositor was a pledge of the applicable mortgage loans rather than a sale. An opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans would generally be respected in the event a mortgage loan seller or the depositor were to become subject to a proceeding under the Bankruptcy Code. Nevertheless, we cannot assure you a bankruptcy trustee or another interested party would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Even if a bankruptcy court were to determine that the issuing entity was a “business trust”, it is possible that payments on the certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act contains an orderly liquidation authority under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. In January 2011, the acting general counsel of the FDIC issued an opinion in which he expressed his view that the FDIC, as receiver under the orderly liquidation authority, will not, in the exercise of its orderly liquidation authority repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the Bankruptcy Code. The acting general counsel indicated that FDIC staff anticipates recommending consideration of further regulations governing the orderly liquidation authority at a regularly scheduled meeting of the board of directors of the FDIC, and that to provide a reasonable transition period the acting general counsel would recommend a transition period of up to 90 days for any provisions affecting the statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to disregard or differently interpret the acting general counsel’s opinion, or if it were independently to be appointed as receiver of a mortgage loan seller or of a subsidiary special purpose entity that was the issuer of a securitization, delays or reductions in payments on the related certificates could occur. In addition, because the transfer of the mortgage loans will occur after the expiration of the transition period, you may not be able to rely on the acting general counsel’s opinion unless it is extended to cover transfers made after the transition period. As such, we cannot assure you that a bankruptcy would not result in a delay or reduction in payments on the certificates.

Risks Related to the Mortgage Loans

The Repayment of a Multifamily, Manufactured Housing Community or Commercial Mortgage Loan is Dependent on the Cash Flow Produced by the Corresponding Mortgaged Property, Which Can Be Volatile and Insufficient To Allow Full and Timely Distributions on Your Offered Certificates

The mortgage loans are secured by various types of income-producing properties, and there are certain risks that are generally applicable to loans secured by all of those property types. Commercial lending is generally thought to expose a lender to greater risk than one-to-four family residential lending because, among, other things, it typically involves larger loans.

The repayment of a commercial mortgage loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a multifamily, manufactured housing community or commercial property is determined, in substantial part, by the amount of the property’s cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time. See “Risk Factors—Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay

the Mortgage Loans” and “—Future Cash Flow and Property Values Are Not Predictable” in the attached prospectus. All of the mortgage loans were originated within the 10 months prior to the cut-off date and thus should generally be considered not to have long-standing payment histories. In some cases, the mortgage loans have little or no payment histories.

The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by any one or more of the following factors:

•	the age, design and construction quality of the property;

•	perceptions regarding the safety, convenience and attractiveness of the property;

•	the proximity and attractiveness of competing properties;

•	the adequacy and effectiveness of the property’s operations, management and maintenance;

•	increases in operating expenses (including but not limited to insurance premiums) at the property and in relation to competing properties;

•	an increase in the capital expenditures needed to maintain the property or make improvements;

•	the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

•	a decline in the financial condition of a major tenant;

•	an increase in vacancy rates; and

•	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

•	local real estate conditions (such as an oversupply of competing properties, rental space or multifamily housing);

•	demographic factors;

•	decreases in consumer confidence;

•	changes in prices for key commodities or products;

•	changes in consumer tastes and preferences, including the effects of adverse publicity; and

•	retroactive changes in building codes.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	the level of tenant defaults;

•	the ability to convert an unsuccessful property to an alternative use;

•	new construction in the same market as the mortgaged property;

•	rent control laws or other laws impacting operating costs;

•	the number and diversity of tenants;

•	the availability of trained labor necessary for tenant operations;

•	the rate at which new rentals occur; and

•

the property’s operating leverage (which is the percentage of total property expenses in relation to revenue), the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants. See “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” in this prospectus supplement.

Some of the mortgaged properties are located in areas that (i) based upon demographics (such as low population density, below average annual household income, higher than average unemployment rates and/or negative trends in such regard), are considered secondary or tertiary markets or (ii) have high vacancy rates for the relevant property type.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources (such as short-term or month-to-month leases) and may lead to higher rates of delinquency or defaults under mortgage loans secured by such properties.

Furthermore, if the debt service under a mortgage loan is scheduled to increase during the term of the mortgage loan pursuant to an increase in the mortgage interest rate, the expiration of an interest-only period or otherwise, we cannot assure you that the net cash flow at the related mortgaged property will be sufficient to pay the additional debt service and, even if it is sufficient, the requirement to pay the additional debt service may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

Property Value May Be Adversely Affected Even When There Is No Change in Current Operating Income

Various factors may adversely affect the value of the mortgaged properties without affecting the properties’ current net operating income. These factors include, among others:

•	changes in governmental regulations, fiscal policy, zoning or tax laws;

•	potential environmental legislation or liabilities or other legal liabilities;

•	proximity and attractiveness of competing properties;

•	new construction of competing properties in the same market;

•	convertibility of a mortgaged property to an alternative use;

•	the availability of refinancing; and

•	changes in interest rate levels.

Each of the Various Types of Mortgaged Properties Are Subject to Unique Risks, Which May Reduce Payments on Your Certificates

Mortgage loans that are secured by liens on the types of properties securing the mortgage loans are exposed to unique risks particular to those types of properties.

In that regard, by allocated loan amount:

•	mortgage loans secured by retail properties represent 34.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

•	mortgage loans secured by hospitality properties represent 19.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

•	mortgage loans secured by office properties represent 14.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

•	mortgage loans secured by self storage properties represent 10.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

•	mortgage loans secured by manufactured housing community properties represent 7.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

•	mortgage loans secured by industrial or warehouse properties represent 5.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date;

•	mortgage loans secured by multifamily properties represent 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date; and

•	mortgage loans secured by mixed use facilities represent 3.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

For more detailed information, you should refer to the following sections in the attached prospectus:

(1)	“Risk Factors”; and

(2)	“Description of the Trust Funds—Mortgage Loans—Leases”.

Concentrations of Mortgaged Property Types Also Subjects the Trust Fund to Increased Risk of Decline in Particular Industries

A concentration of mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on a pool of mortgage loans. For example, if there is a decline in tourism, the hotel industry might be adversely affected, leading to increased losses on loans secured by hospitality properties as compared to the mortgage loans secured by other property types.

Retail Properties Have Special Risks

Sixty (60) of the mortgaged properties, securing 34.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are retail properties. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics. The correlation between success of tenant businesses and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An “anchor tenant” located on a related property is usually proportionately larger in size than most other tenants in the property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is not located on the mortgaged property, is usually proportionally larger in size than most tenants in the property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the property so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

•	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease;

•	termination of an anchor tenant’s or shadow anchor tenant’s lease or, if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

•	the bankruptcy or economic decline of an anchor tenant or shadow anchor tenant; or

•	the cessation of the business of an anchor tenant notwithstanding its continued payment of rent or a shadow anchor tenant.

Twenty-eight (28) of the mortgaged properties, securing 26.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are retail properties with one or more anchor or shadow anchor tenants.

We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects. With respect to shadow anchor tenants, the related borrower has no control over the replacement of such tenants and, as a result, may not be in a position to mitigate the effect of such tenants going dark on leases at the related mortgaged property.

In addition, many of the retail mortgaged properties have sole or anchor tenants whose leases expire or may be terminated during the term, or shortly after the scheduled maturity, of the related mortgage loan. See “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment”, “—Retail Tenant Early Termination Options Entail Special Risks” below and the footnotes to Annex A-1 to this prospectus supplement. Furthermore, with respect to shadow anchored properties, the related borrower will not receive rental income from such shadow anchor tenant and is less likely to have contractual remedies if such shadow anchor tenant terminates its lease or ceases operations.

Retail properties that have anchor tenant-owned stores often have reciprocal easement agreements between the retail property owner and such anchor tenants containing certain operating and maintenance covenants. Anchor tenants that own their own improvements are generally required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property, in addition to the rent attributable to the underlying land. With respect to shadow anchor tenants, they may make a contribution toward common area maintenance if the reciprocal easement agreement contemplates shared responsibilities among affected property owners, but they do not pay rent. Operating covenants affecting anchor tenants may be included in the anchor tenant lease or in the reciprocal easement agreement, if any. Tenants whose leases have no operating covenants or whose covenants have expired previously or will expire during the terms of the related mortgage loan are or will not be contractually obligated to operate their stores at the applicable mortgaged property. Tenant leases at the mortgaged properties may have co-tenancy clauses which permit such stores to abate the rent payable, cease operating and/or terminate their leases if certain other stores (in particular those of anchor tenants or shadow anchor tenants) or a specified percentage of the stores at the related mortgaged property are not occupied and operating and also have certain other termination rights related to sales targets. See “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” and “—Retail Tenant Early Termination Options Entail Special Risks” below and the footnotes to Annex A-1 to this prospectus supplement.

Certain tenant estoppels, including those of certain anchor tenants, obtained in connection with the origination of the mortgage loans identify disputes between the related borrower and the applicable anchor tenant or other tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or reciprocal easement agreement. In addition, in the case of certain mortgaged properties, leases contain restrictions with respect to the use of other spaces or parcels at or near the subject mortgaged property that are in conflict with other leases or for which there is no corresponding restrictive covenant of record, which have resulted or may in the future result in disputes. Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or reciprocal easement agreement by the anchor tenant or other tenant or to litigation against the related borrower. We cannot assure you that the identified tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan. In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with anchor tenants or other tenants.

Retail properties frequently rely on adjacent properties for parking, access or other operational aspects, which can create risk.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. Certain tenants at the mortgaged properties may be paying rent but are not yet in occupancy or have signed leases but have not yet started paying rent and/or are not yet in occupancy. See the footnotes to Annex A-1 to this prospectus supplement. Risks applicable to anchor tenants (such as bankruptcy, failure to renew leases, early terminations of leases and vacancies) also apply to other tenants. See “—Tenant Bankruptcies May Adversely Affect the Income Produced by the Mortgaged Properties and May Adversely Affect the Distributions on Your Certificates” below. We cannot assure you that the rate of occupancy at the stores will remain at the current levels or that the net operating income contributed by the mortgaged properties will remain at current or past levels. See “—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” in this prospectus supplement.

The performance of a retail property depends in part on the performance of its tenants, which exposes the property to risks associated with the nature of the businesses conducted by the tenants and the industries in which they operate.

In addition, some retail properties have particular types of tenants that pose unique risks.

For example, with respect to the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as LaCarreta, Crossings at Roswell and Cumberland Place, representing 0.6%, 0.4% and 0.3%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgaged property includes one or more significant restaurant tenants, which tenants represent, in each case, one or more of the five largest tenants at the mortgaged property and are listed on Annex A-1 to this prospectus supplement. Certain other mortgaged properties may have smaller restaurant tenants. Restaurants are subject to certain unique risks including that restaurant space is not easily convertible to other types of retail space (or office space, if applicable) and that restaurant receipts are not only affected by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of a restaurant, food safety concerns related to personal health or the handling of food items at the restaurant or by food suppliers and the actions/behaviors of staff and management and level of service to the customers.

In addition, with respect to the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Norwalk Town Square and Citrus Crossing, representing 2.9% and 2.4%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, a movie theater is a tenant (in certain cases, among the five largest tenants) at the related mortgaged property. Movie theaters entail certain unique risks. Decreasing attendance at a theater property may adversely affect revenue of a theater and, in turn, cause the tenant to experience financial difficulties. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses. See “—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” below and “Norwalk Town Square” and “Citrus Crossing” in “Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans” attached as Annex A-3 to this prospectus supplement.

Furthermore, with respect to the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Norwalk Town Square, Cumberland Place and Canton Center Crossing representing 2.9%, 0.3% and 0.3%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, a health club is a tenant at the related mortgaged property. See Annex A-1 to this prospectus supplement for an indication of where any such health club represents one of the five largest tenants of net rentable square feet for each of the related mortgaged properties. A health club is the largest tenant (based on the percentage of net rentable square footage leased) at each of the Norwalk Town Square, Cumberland Place and Canton Center Crossing mortgaged properties. Several factors may adversely affect the value and successful operation of a health club, including:

•	the physical attributes of the health club (e.g., its age, appearance and layout);

•	the reputation, safety, convenience and attractiveness of the property to users;

•	the quality and philosophy of management;

•	management’s ability to control membership growth and attrition;

•	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; or

•	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case of property readily adaptable to changing consumer preferences for other uses. See “—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” in this prospectus supplement.

Hospitality Properties Have Special Risks

Twenty-one (21) of the mortgaged properties, securing 19.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are hospitality properties, each of which is subject to a franchise agreement. Six (6) of the hospitality properties, securing 9.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are considered full-service hospitality properties. Fourteen (14) of the hospitality properties, securing 9.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are considered limited service hospitality properties. See “Risk Factors—Special Risks of Mortgage Loans Secured by Hospitality Properties” in the attached prospectus.

Certain of the hospitality properties pose unique risks with respect to the franchise agreements under which they operate. In particular, the transferability of franchise agreements may be restricted. For example, in the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Windsor Hotel Portfolio II, which represents 7.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the franchisor (Marriott International, Inc.) has a right of first refusal to acquire related property if there is transfer of a hotel or controlling direct or indirect interest in the Borrower to a “competitor” (any person having an interest, other than as a passive investor, in another hotel brand comprised of at least 10 hotels). In the event of a foreclosure, the lender generally will not have the right to use the franchise license without the franchisor’s consent.

In some cases where a hospitality mortgaged property is subject to a franchise agreement, that franchise agreement may have a termination date that occurs prior to the maturity date for the related mortgage loan. For example, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Holiday Inn Express Kendall, which secures a mortgage loan that represents 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the property operates under a 10-year franchise agreement with Intercontinental Hotels Group as a Holiday Inn Express and Suites, which agreement expires in October 2017 (while the maturity date of the related mortgage loan occurs in March 2022). Further, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Best Western Plus Auburndale, which (by allocated loan amount) secures 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the property is operating under a membership agreement with Best Western International, Inc., which agreement runs through November 30 of the current year, but may be renewed for additional one-year terms in accordance with the Best Western by-laws and may be terminated by the applicant at any time without penalty. In addition, in the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Hampton Inn – Pennsylvania, which represents 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the franchise agreement with Hampton Inns Franchise LLC expires on August 31, 2021, prior to the loan maturity on January 1, 2022. The loan includes a recourse carve-out to the guarantors for losses related to termination of the franchise agreement.

In some cases where a hospitality mortgaged property is subject to a franchise agreement, the franchisor has required the completion of various repairs and/or renovations pursuant to a product improvement plan issued by the franchisor. Failure to complete such repairs and/or renovations in accordance with the plan could result in the hospitality property losing its franchise. Annex A-1 sets forth the amount of any reserve established under the related mortgage loans in connection with any such repairs and/or renovations. We cannot assure you that the amount reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property.

The mortgaged property identified on Annex A-1 to this prospectus supplement as the 800, 804 & 763 Buildings, which represents 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is a mixed use project with a hotel component that comprises approximately 25.4% of the net rentable area for the total property. The hotel is an independently-owned hotel that is not affiliated with any national franchise or hotel operating company. If the related borrower sells the hotel portion of the related property and either the purchaser does not assume obligations of operating lessee under the related operating lease or the hotel is subsequently leased to experienced hotel operator satisfactory to lender, 15% of the outstanding principal balance of the loan becomes full recourse to the loan’s guarantor. We cannot assure you that the sale or change in operations of the hotel component would not adversely affect the property as a whole, however.

Office Properties Have Special Risks

Six (6) of the mortgaged properties, securing 14.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are office properties. See “Risk Factors—Special Risks of Mortgage Loans Secured by Office Properties” in the attached prospectus.

The office properties include the mortgaged property identified on Annex A-1 to this prospectus supplement as National Cancer Institute Center, securing a mortgage loan representing 8.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which mortgaged property is a recently-constructed research facility, a substantial portion of which has been or is being built out as laboratory space to accommodate the sole tenant’s performance of medical research for the National Cancer Institute under a single federal government contract. The sole tenant is paying rent, but is not in occupancy. See “Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans – National Cancer Institute Center” attached as Annex A-3 to this prospectus supplement and “—Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property” in this prospectus supplement.

The office properties also include the mortgaged property identified on Annex A-1 to this prospectus supplement as Pacific Office Park, securing a mortgage loan representing 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which is a medical office building. The performance of a medical office property may depend on the proximity of the property to a hospital or other health care establishment and on reimbursements for patient fees from private or government-sponsored insurance companies. The sudden closure of a nearby hospital may adversely affect the value of a medical office property. In addition, the performance of a property with significant medical office tenants may depend on reimbursements for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical office properties may appeal to a narrow market of tenants and the value of such a property may be adversely affected by the availability of competing medical office properties.

Self Storage Properties Have Special Risks

Thirty-nine (39) of the mortgaged properties, securing 10.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are self storage properties. Self storage facilities may rely on adjacent properties for parking, access or other operational aspects, which can create risk. For example, in the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Central Self Storage – Corte Madera, which represents 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related borrower is required to negotiate and record a corrected Reciprocal Easement Agreement to provide legal access benefiting the mortgaged property. The title insurance company was apprised of the access issue and provided an access endorsement, and the loan is full recourse to the loan’s guarantors until the access defect is cured. See “Risk Factors—Special Risks of Mortgage Loans Secured by Warehouse and Self Storage Facilities” in the attached prospectus. Some of the self storage mortgaged properties depend on rents derived from the leasing of recreational vehicle parking spaces and, in one case, the leasing of cell towers.

Manufactured Housing Community Properties Have Special Risks

Twelve (12) of the mortgaged properties, securing 7.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are manufactured housing community properties. See “Risk Factors—Special Risks Associated with Manufactured Housing Properties” in the attached prospectus.

With respect to certain of the mortgage loans secured by manufactured housing community properties, the related mortgaged property is subject to rent control and other laws regulating the relationship between a property owner and its residential tenants.

Additionally, certain of manufactured housing community properties securing mortgage loans in the trust are, in whole or in part, age-restricted to individuals that are 50 to 55 years of age or older (depending on the property). Such restrictions limit the related mortgaged properties’ potential residents and may affect property performance.

In addition, the manufactured housing community properties, identified on Annex A-1 to this prospectus supplement as Parrish Portfolio and Van Buren Estates, which secure mortgage loans representing 1.6% and 0.5%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, do not have access to public water and/or sewer systems, which creates a greater risk of service interruption, as well as the possibility of substantial capital expenditures if connection to public systems is later required. If the property is required to connect to public facilities in the future, the cost thereof may adversely affect the related borrower’s ability to perform its loan obligations.

Several of the manufactured housing community mortgaged properties include recreational vehicle pads. In particular, the mortgaged property identified on Annex A-1 to this prospectus supplement as Hillcrest RV Resort, which secures (by allocated loan amount) approximately 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is a recreational vehicle resort (although the majority of its sites are leased on a year-round basis). Tenants of recreational vehicle sites tend to be more transient and, therefore, the income attributable to such sites is subject to greater variance from time-to-time than sites attributable to more traditional manufactured housing.

Because tenants at manufactured housing communities tend to be of modest income and means and sometimes unstable employment, they are frequently late or delinquent on rent, even in cases where the tenant may ultimately pay all its rent due over time. Accordingly, a higher percentage of rental payments may be delinquent than in the case of other income producing properties.

Industrial and Mixed Use Properties Have Special Risks

Eight (8) of the mortgaged properties, securing 9.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are industrial and mixed use properties. See “Risk Factors—Special Risks of Mortgage Loans Secured by Industrial and Mixed Use Properties” in the attached prospectus.

The mortgaged properties identified on Annex A-1 to this prospectus supplement as Parkway 3&4 and Story Business Center, which secure mortgage loans representing 0.4% and 0.3%, respectively, of the aggregate principal balance of the mortgage loans as of the cut-off date, are industrial properties with flex space and contain a material office component. See “—Office Properties Have Special Risks” above.

The mortgaged property identified on Annex A-1 to this prospectus supplement as the 800, 804 & 763 Buildings, which represents security for 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is a mixed use project consisting of hotel, office and retail components. See “—Hospitality Properties Have Special Risks” above.

The mortgaged properties identified on Annex A-1 to this prospectus supplement as Claremont Village Square and Willow Lawn, which secure mortgage loans representing 1.6% and 1.2%, respectively, of the aggregate principal balance of the mortgage loans as of the cut-off date, are mixed use properties with a retail component. See “—Retail Properties Have Special Risks” above.

Multifamily Properties Have Special Risks

Six (6) of the mortgaged properties, securing 4.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are multifamily properties. See “Risk Factors—Special Risks of Mortgage Loans Secured by Multifamily Properties” in the attached prospectus.

Properties with Material Concentrations of Students Have Special Risks

The mortgaged property identified on Annex A-1 to this prospectus supplement as Emerald Apartments, securing 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is a multifamily rental property that has a material concentration of students as tenants.

Factors that could affect the value of these properties include increased fluctuations in occupancy rates due to shorter term leases (including leases for terms that are less than 12 months), the financial well-being of the local academic institution, competition from on-campus housing units and increased damage or wear and tear. See “—We Cannot Assure You That Any Upfront or Ongoing Deposits Made by a Borrower to Any Reserve in Respect of a Mortgaged Property Will Be Sufficient To Offset Any Cash Flow Shortfalls That May Occur at the Related Mortgaged Property” in this prospectus supplement.

In Some Cases, Tenants or Other Persons Have Purchase Options or Rights Related to Transfers of the Mortgaged Property, Which May Adversely Affect the Trust As the Holder of the Mortgage Loan

With respect to certain of the mortgage loans, one or more tenants at the mortgaged property(ies) or other persons have rights of first refusal or offer in connection with a sale of the mortgaged property or an option to purchase all or a portion of the mortgaged property. Such provisions, if not waived or subordinated, may impede the lender’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure bid price.

In many cases, such rights of first refusal or offer and/or purchase options of tenants or other persons are not subject to the related mortgage or remain applicable to a deed in lieu of foreclosure or a foreclosure sale or any subsequent sales of REO property by the special servicer. As a result, we cannot assure you that the mortgagee’s ability to sell the related mortgaged property at or after foreclosure will not be impaired or that the foreclosure proceeds or sale proceeds in a post-foreclosure sale will not be adversely affected.

As an example of a purchase option, with respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as National Cancer Institute Center, which secures a mortgage loan representing 8.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related tenant or its nominee, the U.S. Government, has the option to purchase the related property at any time for fair market value as agreed, or, absent an agreed value, as determined by a consensus of a board of three licensed MAI real estate appraisers or the average of the two closest values provided by such appraisers. If the tenant exercises such purchase option during the defeasance lockout period, the borrower will be required to pay a yield maintenance-based prepayment premium, together with outstanding loan balance and other amounts payable under the related loan documents. If the purchase option is exercised following the defeasance lockout period, the borrower must defease the loan. While the appraisal for the related property obtained in connection with the loan’s origination determined an “as dark” valuation of $84,700,000, we cannot assure you that the tenant’s purchase price will be more than the sum of amounts that the borrower is required to pay under the loan documents. Further, while the sponsor, Mark C. Mahan, has recourse liability for losses if the option price is insufficient to defease the loan, the guaranty does not pertain to the prepayment premium payable if the purchase option is exercised during the defeasance lockout period, and we cannot assure you that the guaranty, if it were realized upon, would be sufficient.

In addition, some of the borrowers are bound by rights of first offer or refusal in favor of a tenant, franchisor or other third party. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Rights of First Offer or Refusal” in this prospectus supplement. Any such rights may have a material adverse effect on the special servicer’s ability to realize on the related mortgaged property in the event of a default on any such mortgage loan.

Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment

Repayment of mortgage loans secured by retail, office, industrial and/or mixed use properties will be affected by the expiration of leases and the ability of the related borrowers and property managers to renew the leases or to relet the space on comparable or better terms. In some cases, tenants have options that entitled them to terminate their leases prior to scheduled expiration, whether subject only to prior notice or to the satisfaction of specified conditions. We cannot assure you that (1) leases that expire will be renewed, or, even if renewed, will be renewed at the same or a higher rate, (2) the space covered by leases that expire or terminate will be re-leased in a timely manner at comparable rents or on comparable terms or (3) the borrowers will have sufficient funds to pay for any tenant improvements or leasing commissions necessary for a re-leasing of the space that was covered by an expired or terminated lease.

In this regard, prospective investors should consider the following information:

•

Most of the commercial mortgaged properties have a single tenant, or one or more major tenants or concentrations of tenants, with leases that expire, or may be terminated at the option of the tenant, before or shortly after the maturity date of the related mortgage loan, which leases in the aggregate represent more than 25% and up to 100% of the property’s net rentable square feet. In addition, with respect to numerous mortgaged properties, concentrations of lease expirations occur, or may occur, in a single calendar year, a rolling 12-month period or shortly before or after the maturity of the mortgage loan. The “Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans” attached as Annex A-3 to this prospectus supplement include a 10-year lease expiration table with respect to all leases, and the lease expiration dates for the major tenants, at each retail, office, industrial and/or mixed use property or group of properties that secures such a loan or group. In addition, Annex A-1 to this prospectus supplement includes the lease expiration dates for the five largest tenants at each mortgaged property. However, even if none of such five largest tenants at a particular mortgaged property have leases that expire before the maturity of the related mortgage loan, there may still be a significant percentage of leases at that property that expire in a single calendar year, a rolling 12-month period or shortly before or shortly after the maturity of the related mortgage loan.

•

Included among the mortgaged properties described above are nineteen (19) of the mortgaged properties, securing approximately 10.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which are leased to a single tenant whose lease expires prior to, or within one year after, the maturity date of the related mortgage loan. If a mortgaged property is leased to a single tenant, the failure of the borrower to relet that portion of the subject mortgaged property if that tenant vacates may be particularly significant. See “—Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted, Which Could Reduce Distributions on Your Certificates” below.

•

Certain tenants at the office and retail mortgaged properties may be entitled to terminate their leases or reduce their rents based upon negotiated lease provisions if, for example, an anchor or shadow anchor tenant or other specified tenant ceases operations at the related mortgaged property or if the occupancy percentage at the related mortgaged property falls below a specified percentage. In these cases, we cannot assure you that the operation of these provisions will not allow a termination or rent reduction. See the information set forth further below under this heading, the information set forth under the heading “—Retail Tenant Early Termination Options Entail Special Risks” below and the footnotes to Annex A-1 to this prospectus supplement.

•

Certain mortgaged properties are leased in whole or in part to governmental entities or government-sponsored entities whose ability to pay rent depends on appropriations and some of whom have the right to cancel their leases at any time because of lack of appropriations of funds to pay rent. In some of these cases, the government tenant has the right to terminate its lease for any reason. See “National Cancer Institute Center” in “Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans “ attached as Annex A-3 to this prospectus supplement. See also Annex A-1 (including the related footnotes) to this prospectus supplement for the identity of and certain other information regarding any government sponsored tenant that constitutes one of the five largest tenants (or, if applicable, the single tenant) at any mortgaged property.

•

Numerous mortgaged properties have one or more non-governmental tenants that are entitled to terminate their leases before scheduled expiration. See the footnotes to Annex A-1 to this prospectus supplement for examples among the five largest tenants at the respective mortgaged properties. In some cases, the tenant is the sole tenant, a major tenant or one of several significant tenants that all have termination rights. See “Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans” attached as Annex A-3 to this prospectus supplement and the notes to Annex A-1 to this prospectus supplement.

In addition, certain mortgaged properties may have significant tenants or groups of tenants, that are paying rent but are not in occupancy or may have material vacant space that is not leased. In some of these cases, the occupancy rate (calculated as described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement) is less than 80%. See Annex A-1 to this prospectus supplement for information regarding the occupancy rate for each of the mortgaged properties.

Additionally, certain mortgaged properties may have tenants who have executed leases but have not yet taken occupancy or commenced rent payments, or have commenced paying rent but are not yet operating or open for business at the premises. In some cases, the rent under these leases was considered in the sponsor’s calculation of underwritten revenues.

In addition, any “dark” space may cause the mortgaged property to be less desirable to other potential tenants or the related tenant may be more likely to default in its obligations under the lease. Certain mortgaged properties may also contain leased or unleased “dark” space or adjoin properties with “dark” spaces or “dark” shadow anchors or have tenants with the right to “go dark” if an anchor or major tenant ceases operations at the property. In addition, some tenants at commercial properties are under no obligation to operate or remain open for business at the premises, notwithstanding their obligations to pay rent. A determination by such tenants to cease operating at the property could trigger the rights of other tenants to terminate their leases or themselves go dark. We cannot assure you that the tenants at those mortgaged properties will continue to fulfill their lease obligations or that the space will be relet. See “—Retail Tenant Early Termination Options Entail Special Risk” below.

A tenant’s lease may also be terminated or its terms otherwise adversely affected if a tenant becomes the subject of a bankruptcy proceeding.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the related mortgaged properties.

Forty-four (44) of the mortgage loans that are secured by retail, office, industrial and/or mixed use properties, have either upfront, monthly and/or springing reserves for tenant improvements and leasing commissions which may serve to defray such costs. These mortgage loans represent 91.1% of the aggregate cut-off date balance of the mortgage loans secured by retail, office, industrial and/or mixed use properties. We cannot assure you, however, that the funds (if any) held in such reserves for tenant improvements and leasing commissions will be sufficient to cover any of the costs and expenses associated with tenant improvements or leasing commission obligations. In addition, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing rights and protecting its investment, including costs incurred in renovating or reletting the property.

If a mortgaged property has multiple tenants, re-leasing costs and costs of enforcing remedies against defaulting tenants may be incurred more frequently than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. These costs may cause a borrower to default in its other obligations which could reduce cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Retail Tenant Early Termination Options Entail Special Risks

Retail leases often give tenants the right to terminate the related lease or abate or reduce the related rent (i) if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of the mortgaged property, (v) upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if a tenant is unable to exercise expansion rights at the mortgaged property, (viii) if the landlord defaults on its obligations under the lease, or (ix) if a tenant’s sales do not equal or exceed specified targets. In each identified instance the borrower may have interests adverse to the mortgagee, and we cannot assure you that the borrower will not violate those restrictions if it feels that such violation may otherwise benefit it or its affiliates to do so, even where such action is to the detriment of the mortgaged property. For example, see the “Lease Expiration Schedule”, including the footnotes thereto, for applicable co-tenancy remedies in “Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans “ attached as Annex A-3 to this prospectus supplement.

In addition, it is common for tenants at anchored or shadow-anchored retail centers to have the right to terminate their lease or abate or reduce rent if the anchor or shadow anchor tenant goes dark. One or more of the five largest tenants at some of the retail properties securing the mortgage loans have such rights, including one or more such tenants at the mortgaged properties identified on Annex A-1 to this prospectus supplement as Norwalk Town Square (representing security for 2.9% of the cut-off date pool balance), Citrus Crossing (representing security for 2.4% of the cut-off date pool balance) and Walker Plaza (representing security for 0.4% of the cut-off date pool balance). See Annex A-1 (including the footnotes thereto) and Annex A-3 to this prospectus supplement. Even if tenants do not have termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, we cannot assure you that any loss of an anchor tenant will not have a material adverse impact on the non-anchor tenants’ ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain of the tenant leases for the mortgaged properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights. Furthermore, certain of the tenant leases for the mortgaged properties permit the affected tenants to terminate their leases and/or abate or reduce rent if a percentage of the tenants cease to operate at the applicable mortgaged property or if a tenant at an adjacent or nearby property terminates its lease or goes dark, or if a competitor commences operations at the subject mortgaged property or an adjacent or nearby property.

In addition to termination options tied to certain triggers as set forth above that are common with respect to retail properties, certain tenant leases permit the related tenant to terminate its lease either unilaterally or on the occurrence of other triggers.

Any exercise of the termination rights described above could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. We cannot assure you that any vacated space could or would be relet or the revenues replaced. Furthermore, we cannot assure you that the foregoing termination and/or abatement rights will not arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related loan documents.

Tenant Bankruptcies May Adversely Affect the Income Produced by the Mortgaged Properties and May Adversely Affect the Distributions on Your Certificates

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties, may adversely affect the income produced by the related mortgaged property. Under the Bankruptcy Code, a tenant/debtor has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be a general unsecured claim against the tenant, absent collateral securing the claim. The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier repossession or surrender of the leased premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease, and the actual amount of the recovery could be less than the amount of the claim.

Furthermore, certain tenants in retail, industrial and office properties may have recently exited bankruptcy proceedings, and as a result their cash flow and business operations may not be stable. We cannot assure you that any such tenant will not re-enter bankruptcy proceedings.

Various Loan-Level Conflicts of Interest May Have an Adverse Effect on Your Certificates

Conflicts Between Managers and the Borrowers. Substantially all of the property managers for the mortgaged properties securing the mortgage loans or their affiliates manage additional properties, including properties that may compete with those mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties securing the mortgage loans may accordingly experience conflicts of interest in the management of those mortgaged properties.

Mortgaged Properties Leased to Borrowers or Borrower-Affiliated Entities Also Have Risks. If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, a landlord may be more inclined to waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. Insofar as a borrower affiliate leases space at a mortgaged property, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. These risks may be mitigated when mortgaged properties are entirely leased to unrelated third parties.

A Concentration of Mortgaged Properties in One or More Geographic Areas Reduces Diversification and May Increase the Risk that Your Certificates May Not Be Paid in Full

Mortgaged properties located in California, Texas, Florida and Maryland represent security for 29.2%, 12.5%, 9.8% and 9.3%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural or man-made disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In some historical periods, several regions of the United States have experienced significant real estate downturns when others have not. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors, e.g., earthquakes, floods, hurricanes, changes in governmental rules or fiscal policies or terrorist acts also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes, widespread fires or hurricanes) than properties in other parts of the country and mortgaged properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. The mortgage loans do not all require the maintenance of flood insurance for the related mortgaged properties. We cannot assure you that any hurricane damage would be covered by insurance. Likewise, events such as the oil spill that occurred in the Gulf of Mexico in April 2010 can lead to a regional economic downturn for areas where oil production or other industries with the potential for environmental hazards are prevalent. Regional areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income-producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy.

See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Maintenance of Insurance” in this prospectus supplement and “Description of the Pooling and Servicing Agreements—Hazard Insurance Policies” in the attached prospectus.

The Concentration of Loans and Number of Loans with the Same or Related Borrowers Increases the Possibility of Loss on the Loans Which Could Reduce Distributions on Your Certificates

The effect of mortgage pool loan losses will be more severe:

•	if the pool is comprised of a small number of mortgage loans, each with a relatively large principal amount; or

•	if the losses relate to loans that account for a disproportionately large percentage of the pool’s aggregate principal balance of all mortgage loans.

The largest mortgage loan or group of cross-collateralized mortgage loans represents 8.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The three, five and ten largest mortgage loans or groups of cross-collateralized mortgage loans represent 20.7%, 26.2% and 37.5%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers” in this prospectus supplement and the “Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans” attached as Annex A-3 to this prospectus supplement.

Multiple Mortgaged Properties Are Owned by the Same Borrower or Affiliated Borrowers, Which Presents Additional Risks

The mortgage pool includes five (5) groups of two or more mortgage loans that, in the case of each such group, were made to the same borrower or to borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, whether or not the mortgage loans in the group are cross-collateralized and cross-defaulted with one another. Those five (5) groups represent 4.5%, 4.3%, 2.0%, 0.7% and 0.6%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

A concentration of mortgage loans with the same borrower or related borrowers can pose increased risks because a bankruptcy or insolvency or other circumstances involving a borrower that is, directly or through affiliation, associated with two or more of the mortgaged properties may have an adverse effect on all of those properties and their ability to produce sufficient cash flow to make required payments on the respective mortgage loans, whether or not those mortgage loans are cross-collateralized and cross-defaulted with one another. For instance:

•

if a borrower that owns several mortgaged properties experiences financial difficulty at one mortgaged property, or at another income-producing property that it owns, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans due to administrative delays or other circumstances in the bankruptcy proceeding; and

•

if a group of mortgaged properties is owned by the same or related borrowers, the quality and experience of the persons or entities who control those borrowers as operators of commercial real estate may affect all of those properties.

Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted, Which Could Reduce Distributions on Your Certificates

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single or large tenant or a small number of tenants because rent interruptions by a tenant may cause the borrower to default on its obligations to the lender. Twenty-five (25) mortgaged properties, the aggregate allocated loan amounts of which represent 14.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each leased to a single tenant. Mortgaged properties leased to a single tenant or a small number of tenants also are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because:

•	the financial effect of the absence of rental income may be severe;

•	more time may be required to re-lease the space; and

•	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

Another factor that you should consider is that office, retail and industrial properties, and mixed use properties that are used for office, retail and/or industrial purposes, also may be adversely affected if there is a concentration of tenants in the same or similar business or industry.

For further information with respect to tenant concentrations, see Annex A-1 to this prospectus supplement.

Limitations on the Enforceability of Multi-Borrower/Multi-Property and Multi-Borrower/Multiple Parcel Arrangements May Have an Adverse Effect on Recourse in the Event of a Default on a Mortgage Loan

The mortgage pool will include fourteen (14) mortgage loans, representing approximately 28.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that each represents the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related mortgage loan, and three (3) groups of cross-collateralized and cross-defaulted mortgage loans, representing approximately 0.7%, 0.5% and 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that were made to multiple borrowers that are each liable on a joint and several basis for the repayment of the entire indebtedness evidenced by that group of mortgage loans. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers” in this prospectus supplement.

Arrangements whereby multiple borrowers grant their respective mortgaged properties or parcels of individual mortgaged properties as security for a multi-property mortgage loan or group of cross-collateralized mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers. Under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property, including the granting of a mortgage lien, by a person may be voided under certain circumstances if:

•	the person did not receive fair consideration or reasonably equivalent value in exchange for the obligation or transfer; and

•	the person:

(1)	was insolvent at the time of the incurrence of the obligation or transfer, or rendered insolvent by such obligations or transfer, or

(2)	was engaged in a business or a transaction or was about to engage in a business or a transaction, for which the person’s assets constituted an unreasonably small amount of capital after giving effect to the incurrence of the obligation or the transfer, or

(3)	intended to incur, or believed that it would incur, debts that would be beyond the person’s ability to pay as those debts matured.

Accordingly, a lien granted by a borrower could be avoided if a court were to determine that:

•	the borrower did not receive fair consideration or reasonably equivalent value when pledging its mortgaged property or parcel for the equal benefit of the other related borrowers; and

•	the borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured.

We cannot assure you that a lien granted by a borrower on its mortgaged property or parcel to secure a multi-borrower/multi-property mortgage loan, a multi-borrower/multiple-parcel mortgage loan or a group of cross-collateralized mortgage loans, or any payment thereon, would not be avoided as a fraudulent conveyance.

In addition, when multiple real properties or parcels secure a mortgage loan or a group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties or parcels may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property or parcel and will limit the extent to which proceeds from the property or parcel will be available to offset declines in value of the other properties or parcels securing the same mortgage loan or a group of cross-collateralized mortgage loans.

A Borrower’s Recent Acquisition of a Mortgaged Property Causes Uncertainty

The related borrowers under twelve (12) mortgage loans, representing 11.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, acquired all or part of their related mortgaged property contemporaneously with the origination of the related mortgage loan or within the prior twelve months of origination. These borrowers have limited experience operating the particular mortgaged properties and, therefore, the net operating income and cash flow of such mortgaged properties may vary significantly from the operations, net operating income and cash flow generated by the related mortgaged properties under prior ownership and management. For certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties. See “—Certain Mortgaged Properties May Have a Limited or No Operating History” below.

Certain Mortgaged Properties May Have a Limited or No Operating History

The mortgaged properties securing certain of the mortgage loans are newly constructed and/or recently opened and, as such, have a limited operating history. We cannot assure you that any of the mortgaged properties, whether newly constructed and/or recently opened or otherwise, will perform as anticipated. See “—A Borrower’s Recent Acquisition of the Mortgaged Properties Causes Uncertainty” above.

Risks Related to Redevelopment and Renovation at a Mortgaged Property

Certain of the mortgaged properties are properties that are currently undergoing or are expected to undergo in the future redevelopment or renovation. The existence of construction or renovation at a mortgaged property may make space unavailable to rent or may make the mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income.

To the extent applicable, we cannot assure you that any escrow or reserve collected will be sufficient to complete any current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents. In addition, in the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan. Additionally, we cannot assure you that any current or planned redevelopment, renovation or expansion will be completed, that such redevelopment, renovation or expansion will be completed in the time frame contemplated, or that, when and if redevelopment, renovation or expansion is completed, such redevelopment, renovation or expansion will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay amounts due under such mortgage loan.

If the related borrower (or a tenant, if applicable) fails to pay the costs of work completed or material delivered in connection with ongoing redevelopment, renovation or expansion, the portion of the mortgaged property on which there is construction may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction at a mortgaged property may make such mortgaged property less attractive to tenants or their customers or, in the case of hospitality properties may require that a portion of the mortgaged property not be used during that renovation and, accordingly, could have a negative effect on net operating income.

If the special servicer forecloses on behalf of the trust fund on a mortgaged property that is being redeveloped, renovated or expanded, pursuant to the REMIC provisions, the special servicer will only be permitted to arrange for completion of the redevelopment, renovation or expansion if at least 10% of the costs of construction were incurred at the time the default on the related mortgage loan became imminent. As a result, the trust fund may not realize as much proceeds upon disposition of a foreclosure property as it would if it were permitted to complete construction. See “—The Operation of a Mortgaged Property Following Foreclosure May Affect the Tax Status of the Trust Fund and May Adversely Affect Distributions on Your Certificates” in this prospectus supplement.

Converting Commercial Properties to Alternative Uses May Require Significant Expenses Which Could Reduce Distributions on Your Certificates; and Limited Adaptability for Other Uses May Substantially Lower the Liquidation Value of a Mortgaged Property

Some of the mortgaged properties securing mortgage loans in the trust would not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. This is because:

•	converting commercial properties to alternate uses or converting single-tenant commercial properties to multi-tenant properties generally requires substantial capital expenditures; and

•	zoning, land use or other restrictions also may prevent alternative uses.

The liquidation value of a mortgaged property not readily convertible to an alternative use may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. If this type of mortgaged property were liquidated and a lower liquidation value were obtained, less funds would be available for distributions on your certificates.

The mortgaged property identified on Annex A-1 to this prospectus supplement as National Cancer Institute Center, which secures a mortgage loan representing 8.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is a recently-constructed research facility, a substantial portion of which has been or is being built out as laboratory space to accommodate the sole tenant’s performance of medical research for the National Cancer Institute under a single government contract. If the lease terminates for any reason, the mortgaged property would not be adaptable to an alternative use without significant capital expenditures, which circumstances may have the effect of limiting prospective replacement tenants to entities that have needs for laboratory and other space that is substantially the same as that at the mortgaged property. See “—National Cancer Institute Center” under the “Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans” attached as Annex A-3 to this prospectus supplement.

In addition, certain mortgaged properties may have characteristics or circumstances that are unique to the particular property and would limit its adaptability.

Furthermore, certain mortgaged properties, or portions thereof, would also not be readily adaptable to other uses because of the general nature of real estate used for the particular purpose for which the mortgaged property is currently used. For example, if a mortgaged property is operated as a manufactured housing community or self storage property and subsequently ceases to be operable for that purpose, whether as a result of market conditions or otherwise, few, if any, permanent weatherized buildings would be present that could suitably be used for another routine commercial real estate purpose. In general, the adaptation of any other type of commercial property to a different type of commercial use would be time-consuming and expensive.

We Cannot Assure You That Any Upfront or Ongoing Deposits Made by a Borrower to Any Reserve in Respect of a Mortgaged Property Will Be Sufficient To Offset Any Cash Flow Shortfalls That May Occur at the Related Mortgaged Property

The borrowers under some of the mortgage loans made upfront deposits, and/or agreed to make ongoing deposits, to reserves for the payment of various anticipated or potential expenditures, such as (but not limited to) the costs of tenant improvements and leasing commissions and recommended immediate repairs. However, we cannot assure you that any such reserve will be sufficient for its intended purpose. We also cannot assure you that cash flow from the related mortgaged properties will be sufficient to fully fund any applicable ongoing monthly reserve requirements.

The Absence of Lockboxes Entails Risks That Could Adversely Affect Distributions on Your Certificates

Many of the mortgage loans do not require the related borrower presently to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

If a Borrower is Unable To Repay Its Loan on Its Maturity Date, You May Experience a Loss or Delay in Distributions on Your Certificates

As described in this prospectus supplement, all of the mortgage loans are balloon mortgage loans. The ability of a borrower to make the required balloon payment on a balloon loan at maturity depends upon its ability either to refinance the related mortgage loan or to sell the mortgaged property for an amount that is sufficient to repay the mortgage loan in full with interest. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

•	the availability of, and competition for, credit for commercial properties, which may fluctuate over time;

•	prevailing interest rates;

•	the fair market value of the related mortgaged property;

•	the borrower’s equity in the related mortgaged property;

•	the borrower’s financial condition;

•	the operating history and occupancy level of the mortgaged property;

•	tax laws; and

•	prevailing general and regional economic conditions.

See “Risk Factors—Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default” in the attached prospectus for additional risk factor considerations.

None of the mortgage loan sellers, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend and modify mortgage loans in a manner consistent with the Servicing Standard, subject to the limitations described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Modifications, Waivers, Amendments and Consents” in this prospectus supplement. We cannot assure you, however, that any extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

A Borrower’s Other Loans May Reduce the Cash Flow Available to the Mortgaged Property Which May Adversely Affect Distributions on Your Certificates; Mezzanine Financing Reduces a Principal’s Equity in, and Therefore Its Incentive to Support, a Mortgaged Property

The borrowers or their affiliates under some of the mortgage loans have incurred, or are permitted to incur in the future, other indebtedness that is secured by the related mortgaged properties or direct or indirect ownership interests in the borrower, including mezzanine indebtedness. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Subordinate and/or Other Financing”. These mortgage loans include but are not limited to:

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the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Claremont Village Square and Elks Building, representing 1.6% and 0.7%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, as to which the related borrowers have incurred subordinate indebtedness that is secured by the related mortgaged property as described under “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Subordinate and/or Other Financing—Property-Secured Financing and Mezzanine and Similar Financing” in this prospectus supplement; and

•

the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Pyramid Office and Rite Aid Monroeville, representing 1.6% and 0.4%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the owners of the related borrower are permitted to incur mezzanine financing as described under “Description of the Mortgage Pool—Certain Characteristics of

the Mortgage Pool—Subordinate and/or Other Financing—Property-Secured Financing and Mezzanine and Similar Financing” in this prospectus supplement.

Some of the mortgage loans permit certain affiliates of the borrower to pledge their indirect ownership or economic interests in the borrower to an institutional lender providing a line of credit or credit facility for the benefit of the borrower’s sponsor or affiliates. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Subordinate and/or Other Financing—Other Additional Financing” in this prospectus supplement.

In addition, certain of the mortgage loans permit certain affiliates of the borrower to advance funds to other affiliates on an unsecured basis. Furthermore, the mortgage loans generally do not prohibit indebtedness that is secured by equipment or other personal property located at the mortgaged property, trade payables or other obligations in the ordinary course of business relating to the mortgaged property. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Subordinate and/or Other Financing” and Annex A-1 to this prospectus supplement. Except as described in that section and Annex A-1, we make no representation with respect to the mortgage loans as to whether any subordinate financing currently encumbers any mortgaged property, whether any borrower has incurred, or is permitted to incur in the future, material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, in general, those borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents are not prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

Further, so-called “preferred equity” structures, where a special limited partner or member receives a preferred return in exchange for an infusion of capital, can present risks that resemble additional debt, including dilution of the sponsor’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return, and potential changes in the management of the mortgaged property. Furthermore, many mortgage loans do not expressly prohibit the issuance of preferred equity by the related borrower. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Other Additional Financing” in this prospectus supplement.

When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged property or preferred equity obligations, the trust is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans or meeting its preferred equity obligations. In addition, the existence of another loan or a preferred equity obligation generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged property and may thus jeopardize the borrower’s ability to make any balloon payment due under the mortgage loan at maturity. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property. Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower or a preferred equity obligation effectively reduces the equity owners’ economic stake in the related mortgaged property. While the mezzanine lender has no security interest in or rights to the related mortgaged property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt or a preferred equity obligation may reduce cash flow on the related borrower’s mortgaged property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to suffer by not making capital infusions to support the mortgaged property.

Additionally, if the borrower, or its constituent members, is obligated to another lender, actions taken by such other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust fund. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the trust’s ability to foreclose on the mortgaged property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the trust.

Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

The Performance of a Mortgage Loan and the Related Mortgaged Property Depends in Part on Who Controls the Borrower and the Mortgaged Property, Which May Change in the Future

The operation and performance of a mortgage loan will depend in part on the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of the borrower or the mortgaged property changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity. The mortgage loans generally contain “due-on-sale” and “due-on-encumbrance” clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage, in each case except to the extent the transfer is permitted under the mortgage loan documents. However, the mortgage loans generally contain provisions that allow assignments and assumptions or transfers of interests in borrowers under certain circumstances. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—‘Due-On-Sale’ and ‘Due-On-Encumbrance’ Provisions” in this prospectus supplement. In addition, the master servicer and the special servicer generally will have authority to determine whether to waive any violation of a due-on-sale or due-on-encumbrance provision or to approve any borrower request for consent to an assignment and assumption of the mortgage loan or a further encumbrance of the related mortgaged property. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions” and “—Transfers of Interests in Borrowers”. Furthermore, the enforceability of a “due-on-sale” or “due-on-encumbrance” clause may be limited. See “Risk Factors—Enforceability of Due-on-Sale Clauses and Assignments of Leases and Rents is Limited” and “Certain Legal Aspects of Mortgage Loans and Leases—Due-on-Sale and Due-on-Encumbrance” in the attached prospectus.

Litigation Arising Out of Ordinary Business or Other Activities of the Borrowers, Borrower Principals, Sponsors and Managers Could Adversely Affect Distributions on Your Certificates

There may be pending or threatened legal proceedings against the borrowers, the borrower principals, the sponsors and the managers of the mortgaged properties securing the mortgage loans and/or their respective affiliates arising out of their ordinary course of business.

Additionally, there may be past, pending or threatened litigation against a borrower, borrower principal, sponsor or manager of a mortgaged property securing the mortgage loans and/or their respective affiliates due to activities unrelated to the mortgaged property or that, while related to the mortgaged property, involve a financial dispute between owners and not a claim on the mortgaged property or ownership thereof.

On March 14, 2012, SAIC, Inc. (“SAIC”), the parent company of the sole tenant at the National Cancer Institute Center mortgaged property, which represents security for 8.3% of the Cut-off Date Pool Balance, entered into a settlement agreement and a deferred prosecution agreement with the U.S. Attorney’s Office for the Southern District of New York and the City of New York (“NYC”) relating to investigations surrounding an automated time and attendance and workforce management system (“CityTime”) that SAIC developed and implemented for certain NYC agencies. According to a Current Report on Form 8-K (“Form 8-K”) filed by SAIC, under a settlement agreement, and a deferred prosecution agreement attached as an exhibit to the Form 8-K, SAIC agreed to pay to the United States approximately $500.4 million, comprised of $370.4 million in restitution that will be paid to NYC by the U.S. government, and a $130 million penalty, and waived SAIC’s right to approximately $40 million in a receivable NYC owed to SAIC under the CityTime contract. SAIC previously reserved more than $300 million against possible liabilities arising from the investigation. In the Form 8-K, SAIC stated that, “[w]ith a substantial portion of its business derived from U.S. government contracts, [SAIC] has been in discussions with its U.S. government customers regarding the CityTime matter, including the deferred prosecution agreement and resolution of the matter with the U.S. Attorney’s Office” and NYC and, further that, while SAIC “does not expect to be terminated on existing government contracts or precluded from bidding on new government contracts, it is working to resolve these matters with these government customers as quickly as possible, but that no assurances can be given as to the timing or outcome of these discussions”. On March 15, 2012, S&P issued a press release stating the following (among other things): “The settlement by itself does not have an effect on our rating and outlook. However, as a result of the payment, we have revised our liquidity assessment of the company from “strong” to “adequate” (based on our criteria).”

SAIC-Frederick, Inc., the tenant at the National Cancer Institute Center mortgaged property, is a different legal entity than SAIC and was not under investigation and is not a party to the agreements described above.

In the event the circumstances described herein result in an attempt by the U.S. government to terminate the tenant’s government contract, the government is entitled to assume the tenant’s rights and obligations under the lease directly or to assign them to a successor contractor or assignee under the contract pursuant to federal acquisition regulations. In either case, the lease affords no right to an abatement or deferral of rent during any transition period in which the government is engaging a replacement contractor. If the government were to attempt to replace the tenant without continuing to pay rent during the transition period, such circumstances would result in a breach of the lease, which would trigger the right of the landlord to pursue certain remedies, including termination of the lease (thereby jeopardizing the ability of the government to occupy, or allow a replacement contractor to occupy, the premises).

As another example, in the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Lexington Hotel Portfolio, which represents 2.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, there is currently ongoing litigation between the two principal owners of the borrower regarding the alleged improper diversion of the funds of the related borrower. The indirect 36% owner of the related borrower, who is a limited partner in the related sponsor, has alleged that the 44% owner of the related borrower, who is the managing partner, sponsor and non-recourse carve-out guarantor, of failing to properly account for and manage the assets of an affiliated company and the related borrower, and diverting certain assets to the personal benefit of such 44% owner. The named plaintiff is the parent company of the borrower and the affiliated company, and the defendants are the 44% owner and the affiliated management company. The 44% owner and affiliated management company denied the claims and counterclaimed against the 36% owner for the recovery of funds they allege are owed to the sponsor (which is controlled by the 44% owner). The related borrower is not a defendant in the litigation and any monetary judgment in favor of the plaintiff would be distributable to the owners of the borrower (including the 44% defendant owner) in accordance with their percentage ownership interests and not to the borrower. The borrower under the mortgage loan is a named plaintiff (by virtue of a derivative suit by the 36% owners) in the claim, however, no remedies sought in the proceedings entail a lien, claim, encumbrance on or a transfer of any direct or indirect ownership of the mortgaged property. Notwithstanding these circumstances, in addition to monetary relief, the plaintiff in the claim against the 44% owner and affiliated management company seeks the removal of the 44% owner and sponsor as manager of the borrower. Such relief, were it granted, may result in a change of control of the borrower (see “—The Performance of a Mortgage Loan and the Related Mortgaged Property Depends in Part on Who Controls the Borrower and the Mortgaged Property, Which May Change in the Future” and “—The Yields to Maturity on the Offered Certificates Depend on a Number of Factors that Cannot Be Predicted with any Certainty” above), which would be an event that, in general, would require approval of the lender under the terms of the mortgage loan documents or, failing such approval, result in an event of default and potential enforcement and early liquidation.

In the case of several mortgage loans, principals of the related borrowers and sponsors of the related mortgaged properties have been and are currently involved in real estate-related litigation, including foreclosure proceedings and actions for recoveries under guarantees of, or recourse provisions under, real estate loans, unrelated to the mortgaged properties securing the mortgage loans in this securitization transaction. See “—Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance” below.

We cannot assure you that such past, pending or future litigation or the related circumstances would not have a material adverse effect on your certificates.

Bankruptcy Proceedings Relating to a Borrower Can Result in Dissolution of the Borrower and the Acceleration of the Related Mortgage Loan and Can Otherwise Impair Repayment of the Related Mortgage Loan

Under the Bankruptcy Code, the filing of a bankruptcy petition by or against a borrower will stay the commencement or continuation of a foreclosure action or any deficiency judgment proceeding. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the amount of secured indebtedness may be reduced to the then current value of the mortgaged property. The lender would become a general unsecured creditor for the difference between the then current value and the amount of its outstanding mortgage indebtedness. If it otherwise meets the criteria for confirmation established by the Bankruptcy Code, a plan of reorganization may:

•	permit a debtor to cure existing defaults and reinstate a mortgage loan;

•	reduce monthly payments due under a mortgage loan;

•	change the rate of interest due on a mortgage loan; or

•	otherwise alter the mortgage loan’s repayment schedule.

Additionally, the trustee of the borrower’s bankruptcy or the borrower, as debtor-in-possession, has special powers to avoid, subordinate or disallow certain debts, liens or other transfers. The claims of the mortgage lender may also be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

The filing of a bankruptcy petition will stay the lender from enforcing a borrower’s assignment of rents and leases. The Bankruptcy Code also may interfere with the trustee’s ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or reduce the lender’s receipt of rents. A bankruptcy court may also permit rents otherwise subject to an assignment and/or lockbox arrangement to be used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

The mortgage pool includes some groups of mortgage loans where the mortgage loans in the particular group are not cross-collateralized or cross-defaulted but were made to borrowers related through common ownership of partnership or other equity interests and where, in general, the related mortgaged properties are commonly managed. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers” in this prospectus supplement. The bankruptcy or insolvency of any such borrower or respective affiliate could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related mortgage loans.

As a result of the foregoing, the recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

A number of the borrowers under the mortgage loans are limited or general partnerships. Under some circumstances, the bankruptcy of a general partner of the partnership may result in the dissolution of that partnership. The dissolution of a borrower partnership, the winding up of its affairs and the distribution of its assets could result in an early repayment of the related mortgage loan.

With respect to five (5) mortgage loans, representing 6.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the borrowers own the related mortgaged property as tenants-in-common. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for all mortgage loans are special purpose entities. Pursuant to Sections 363(h) and 363(j) of the Bankruptcy Code, in a bankruptcy case of one of the tenants-in-common, the bankruptcy court may, under certain circumstances, sell the entire property and distribute the net proceeds of the sale to the tenants-in-common according to their interests. Thus, there can be no assurance that the mortgaged property will not be sold in a bankruptcy case of one of the tenants-in-common. See “—Tenancies-in-Common and Delaware Statutory Trusts May Hinder Recovery” below.

We cannot assure you that any principal or affiliate of any borrower under a mortgage loan has not been a party to any bankruptcy proceeding.

See “—Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance” below.

Mortgage Loans With Borrowers That Are Not Bankruptcy Remote Entities or That Do Not Have Non-Recourse Carveout Guarantees May Be More Likely To File Bankruptcy Petitions or Take Other Actions That May Adversely Affect Distributions on Your Certificates

While many of the borrowers under the mortgage loans have agreed to certain special purpose covenants to reduce the lender’s bankruptcy risk arising from activities of the borrower and its affiliates that are unrelated to the operation of the mortgaged property, some borrowers under the mortgage loans are not special purpose entities. Additionally, most borrowers under the mortgage loans and their owners do not have an independent director, manager or trustee, as applicable, whose consent would be required to file a bankruptcy petition on behalf of such borrower. Additionally, some mortgage loans do not have separate guarantors for non-recourse carveouts.

One of the purposes of an independent director is to avoid a bankruptcy petition filing that is intended solely to benefit a borrower’s affiliate and is not justified by the borrower’s own economic circumstances.

Similarly, one of the purposes of having a separate guarantor for non-recourse carveouts that is liable in the event certain actions are taken with respect to a mortgage loan or the related mortgaged property by the related borrower or guarantor is to reduce the likelihood that the borrower or guarantor will inappropriately utilize bankruptcy petitions to avoid actions against the related mortgaged property. In addition, having a separate non-recourse carveout guarantor may also reduce the likelihood of other bad acts (which may include fraud) by the borrower or guarantor.

Except to the extent that we expressly state otherwise in this prospectus supplement, prospective investors should assume that the non-recourse carveout guaranty, if any, delivered with respect to each mortgage loan contains no provision for recourse to the non-recourse carveout guarantor if that guarantor joins in an involuntary bankruptcy petition against the borrower.

Furthermore, non-consolidation opinions were generally not obtained in connection with the origination of mortgage loans with original principal balances of $25 million or less.

In no case can we provide any assurance that any special purpose entity provisions set forth in the organization documents of any borrower, including any requirements for an independent director, or any non-recourse carveout guaranty will be effective to any extent for its intended purposes or actually reduce the likelihood of any bankruptcy filing by or against the borrower or the commission of bad acts by the borrower or its owners.

Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance

We cannot assure you that any borrower, or any principal of a borrower, has not been a party to bankruptcy proceedings, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings, in the past or that certain principals have not been equity owners in other mortgaged properties that have been subject to foreclosure proceedings. In addition, with respect to certain mortgaged properties there have been pending or threatened foreclosure proceedings or other material proceedings of the borrowers, the borrower principals and the managers of the mortgaged properties securing the mortgage loans and/or their respective affiliates.

The owners and certain affiliates of the borrower under the mortgage loan secured by the Windsor Hotel Portfolio II, which represents 7.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are the subject of litigation initiated by a special servicer in connection with a mortgage loan that was originated in 2006 and transferred to special servicing in 2011. That mortgage loan is secured by eight hotel properties. The lawsuit, which alleges breach of contract, seeks the appointment of a receiver to take possession of the hotels. None of the eight hotels that are subject to the foregoing proceedings secures the Windsor Hotel Portfolio II mortgage loan.

The following sponsors (or affiliates thereof) have previously sponsored real estate projects (including in some such cases, the particular mortgaged property or properties referenced below in this sentence) that became the subject of foreclosure proceedings or a deed in lieu of foreclosure or that secured mortgage loans that were the subject of a discounted payoff, short sale or another restructuring: (i) the respective sponsors with respect to the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Claremont Village Square, Pyramid Office, Parrish Portfolio, North Torrance Plaza and Montclair on the Park – Missouri, representing 1.6%, 1.6%, 1.6%, 1.5% and 1.5%, respectively, of the aggregate principal balance of the mortgage pool as of the cut-off date; (ii) the sponsor under the related-borrower mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Hulen Bend Shopping Center, All Storage Camp Bowie, Shady Grove Shopping Center, All Storage Mesquite,

All Storage Harwood, Seagoville Corners Shopping Center, Shoppes at Garland and Graham Shopping Center, collectively representing 4.5% of the aggregate principal balance of the mortgage pool as of the cut-off date; and (iii) the respective sponsors under the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Florida Hotel Portfolio, 64th & Greenway, Central Self Storage - Corte Madera, LaCarreta, Emerald Apartments, Walker Plaza, Waynewood Apartments, High Cliff Estates MHC, Northfield Point Marketplace, Northwest Self Storage, Apple Valley MHC and Kirkwood MHC, representing 1.0%, 0.8%, 0.7%, 0.6%, 0.4%, 0.4%, 0.4%, 0.3%, 0.3%, 0.2%, 0.2% and 0.2%, respectively, of the aggregate principal balance of the mortgage pool as of the cut-off date. In the case of several mortgage loans, the sponsor of the borrower has defaulted on personal loans. If a borrower or a principal of a borrower has been a party to such a proceeding or transaction in the past, we cannot also assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any foreclosure proceedings or other material proceedings will not have a material adverse effect on your investment.

In addition, certain of the mortgage loans have sponsors that have previously filed bankruptcy, which in some cases may have involved the same mortgaged property that currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents.

Provisions Requiring Yield Maintenance Charges or Defeasance Provisions May Not Be Enforceable

Provisions in the mortgage loan documents requiring yield maintenance charges or lock-out periods may not be enforceable in some states and under federal bankruptcy law. Provisions in the mortgage loan documents requiring yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge under a mortgage loan will be enforceable. In addition, we cannot assure you that foreclosure proceeds under a mortgage loan will be sufficient to pay an enforceable yield maintenance charge.

Additionally, although the collateral substitution provisions in the mortgage loan documents related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

Substitution of Mortgaged Properties and Debt Severance Provisions May Lead to Increased Risks

The mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as WPC Self Storage Portfolio, representing 5.2% of the cut-off date pool balance, permits the related borrower to substitute other self storage properties in place of one or more of the mortgaged properties currently securing the mortgage loan and to cause a severance and assumption of a portion of the mortgage loan indebtedness by a third party in connection with sales and transfers of one or more of the mortgaged properties. In addition, each cross-collateralized group of mortgage loans permits its borrowers to terminate the cross-collateralization feature if specified occupancy levels or debt service coverage ratios and loan-to-value ratios are satisfied. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Partial Release, Partial Defeasance and/or Partial Assumption” and “—Other Provisions for Termination of Cross-Collateralization”. If a mortgage loan allows substitution of real estate collateral, the different characteristics of any substitute properties (such as location) may adversely affect the performance of the mortgage loan, notwithstanding the substitution criteria that the replacement properties were required to satisfy at the dates of substitution. If a mortgage loan or cross-collateralized group of mortgage loans allows termination of the cross-collateralization provisions, the fully severed loans may not perform as well (collectively on average) after the termination as the aggregate indebtedness might have performed had all the properties continued to secure the aggregate indebtedness, notwithstanding the criteria that the properties were required to satisfy as a condition to the termination. If a mortgage loan permits an assumption of a portion of the mortgage loan indebtedness by a third party, it will result in partial termination of the cross-collateralization as well as introduce a new borrower who may or may not have the same degree of skill as the original borrower in managing the related mortgaged property.

Inadequacy of Title Insurers May Adversely Affect Distributions on Your Certificates

Title insurance for a mortgaged property generally insures a lender against risks relating to a lender not having a first lien with respect to a mortgaged property, and in some cases can insure a lender against specific other risks. The protection afforded by title insurance depends on the ability of the title insurer to pay claims made upon it. We cannot assure you that with respect to any mortgage loan:

•	a title insurer will have the ability to pay title insurance claims made upon it;

•	the title insurer will maintain its present financial strength; or

•	a title insurer will not contest claims made upon it.

Mortgaged Properties That Are Not in Compliance with Zoning and Building Code Requirements and Use Restrictions Could Adversely Affect Distributions on Your Certificates

Noncompliance with zoning and building codes may cause the borrower with respect to any mortgage loan to experience cash flow delays and shortfalls that would reduce or delay the amount of proceeds available for distributions on your certificates. The mortgage loan sellers have taken steps to establish that the use and operation of the mortgaged properties securing the mortgage loans are in compliance in all material respects with all applicable zoning, land-use and building ordinances, rules, regulations, and orders. Evidence of this compliance may be in the form of legal opinions, zoning consultants reports, confirmations from government officials, title policy endorsements and/or representations by the related borrower in the related mortgage loan documents. These steps may not have revealed all possible violations.

Some violations of zoning, land use and building regulations may be known to exist at any particular mortgaged property, but the mortgage loan sellers generally do not consider those defects known to them to be material or have obtained title policy endorsements and/or law and ordinance insurance to mitigate the risks of loss associated with any material violation or noncompliance. In some cases, the use, operation and/or structure of a mortgaged property constitutes a permitted nonconforming use and/or structure as a result of changes in zoning laws after such mortgaged properties were constructed or for other reasons, and the structure may not be rebuilt to its current state or be used for its current purpose if a material casualty event occurs. Insurance proceeds may not be sufficient to pay the related mortgage loan in full if a material casualty event were to occur, or the mortgaged property, as rebuilt for a conforming use and/or structure, may not generate sufficient income to service the related mortgage loan and the value of the mortgaged property or its revenue producing potential may not be the same as it was before the casualty. If a mortgaged property could not be rebuilt to its current state or its current use were no longer permitted due to building violations or changes in zoning or other regulations, then the borrower might experience cash flow delays and shortfalls or be subject to penalties that would reduce or delay the amount of proceeds available for distributions on your certificates.

For example, with respect to the mortgaged properties identified on Annex A-1 to this prospectus supplement as Seven Trees Retail Portfolio, which secures a mortgage loan representing 2.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, although the borrower provided a representation that certificates of occupancy have been issued with respect to the entire mortgaged property, neither the borrower nor the City of San Jose was able to provide copies of a majority of the certificates of occupancy. Pursuant to the terms of the loan documents (i) the borrower covenants to obtain and maintain certificates of occupancy for each tenant at the mortgaged property for which a certificate of occupancy was not provided, if required by lender, (ii) in the event borrower receives notice of any violation of law relating to any certificate of occupancy from a governmental authority and borrower is unable to cure during a certain period of time, a cash flow sweep period is triggered and all excess cash flow is swept into a reserve, and (iii) the borrower and the guarantors agreed to be liable for costs, expenses and losses sustained by the lender resulting from the borrower’s failure to obtain and maintain certificates of occupancy.

In addition, certain mortgaged properties may become subject to zoning, land use or building restrictions in the future, to which restrictions those properties are not currently subject or scheduled to become subject. We cannot predict the actions of local governments with respect to such matters.

Certain mortgaged properties may be subject to use restrictions pursuant to reciprocal easement or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, signs and common area use, and limitations on the borrower’s right to certain types of facilities within a prescribed radius, among other things. These limitations could adversely affect the ability of the borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Some of the mortgaged properties are legally non-conforming uses. If any such use (for example, as a manufactured housing community or a self storage facility) would no longer be permitted as a result of a major casualty or abandonment of the use for the requisite period, then such property may not be convertible to an alternative permitted use without a substantial expenditure. In addition, in some such cases, law and ordinance insurance has not been obtained or, if obtained, does not provide any material protection against losses arising from the inability to use the subject property for its current purposes.

Condemnations With Respect to Mortgaged Properties Could Adversely Affect Distributions on Your Certificates

From time-to-time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. We cannot assure you that the proceeds payable in connection with a total condemnation will be sufficient to restore the subject mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of the affected mortgaged property, or on an affected borrower’s ability to meet its obligations under the related mortgage loan. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon the distributions on your certificates.

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as North Torrance Plaza, which represents 1.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, a Huntington Beach (California) Citywide Traffic Study recommends a 12-foot dedication strip to accommodate frontage and intersection improvements. Based on available information, it is expected that approximately 22 parking spaces would be affected, that no tenant remedies would be are triggered, and there would be no material adverse impact on the functionality of the mortgaged property as a result of the dedication. Further, in the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Gulfgate Square, which represents 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related borrower has indicated that, based on discussions with Texas Department of Transportation at time subject property was acquired, a possible widening of Interstate 45 adjacent to the property is under consideration that would impact an approximately 15 foot wide strip of land across the property’s frontage. In such event, there would be no material impact on the sufficiency of remaining parking spaces required to satisfy tenant parking conditions. We cannot assure you in either situation, however, that the related plans would not change, or that the impacts would not be more significant.

The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Distributions on Your Certificates

The mortgaged properties securing the mortgage loans may suffer casualty losses due to risks (including acts of terrorism) that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates or has otherwise been contractually limited by the related mortgage loan documents. Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower’s ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

Some of the mortgaged properties securing the mortgage loans are located in California, Texas, Florida, Louisiana and Georgia and coastal areas of certain other states and jurisdictions (including southeastern coastal states), which states and areas have historically been at greater risk of acts of nature, including fire, earthquakes, hurricanes and floods. The mortgage loans generally do not expressly require borrowers to maintain insurance coverage for earthquakes, hurricanes or floods and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

Following the September 11, 2001 terrorist attacks in the New York City area and Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 through December 31, 2014.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government. The Terrorism Risk Insurance Program Reauthorization Act of 2007 requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million. As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective mortgage loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by Terrorism Risk Insurance Program Reauthorization Act of 2007 at 20% of an insurer’s direct earned premium for any program year). The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap). An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance. Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon expiration of the Terrorism Risk Insurance Program Reauthorization Act of 2007.

If Terrorism Risk Insurance Program Reauthorization Act of 2007 is not extended or renewed upon its expiration in 2014, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of Terrorism Risk Insurance Program Reauthorization Act of 2007. We cannot assure you that such temporary program will create any long term changes in the availability and cost of such insurance.

In addition, most of the mortgage loans contain limitations on the borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrowers are required to maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrowers may not be required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the Terrorism Risk Insurance Program Reauthorization Act of 2007 is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under Terrorism Risk Insurance Program Reauthorization Act of 2007. See the “Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans” attached as Annex A-3 to this prospectus supplement for a summary of the terrorism insurance requirements under each of the fifteen largest mortgage loans or groups of cross-collateralized mortgage loans.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Some of the mortgaged properties securing the mortgage loans are covered by blanket insurance policies which also cover other properties of the related borrower or its affiliates. In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies may thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a tenant or an affiliate of the related borrower is permitted to provide self-insurance against risks. To the extent that insurance coverage relies on self-insurance, there is risk that the “insurer” will not be willing or have the financial ability to satisfy the claim when a loss occurs. Additionally, the risk of blanket or self-insurance can be aggravated if affiliated borrowers under multiple mortgage loans in the trust are covered under the same self-insurance or blanket policy.

Environmental Conditions at the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates

The trust fund could become liable under certain circumstances for a material adverse environmental condition at any of the mortgaged properties securing the mortgage loans. Any potential environmental liability could reduce or delay distributions on the offered certificates.

Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of asbestos-containing materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for cleanup costs, property damage or personal injury associated with releases of, or other exposure to, hazardous substances related to the properties.

The owner’s liability for any required remediation generally is not limited by law and could, accordingly, exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner’s ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower’s ability to repay its mortgage loan.

In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard.

All of the mortgaged properties securing the mortgage loans have been subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the mortgage loans. In some cases, a Phase II site assessment was also performed or recommended. None of the environmental assessments of the mortgaged properties in the mortgage pool are more than 12 months old as of the cut-off date, except that (i) in the case of the mortgaged properties identified on Annex A-1 to this prospectus supplement as 91-99 Paidge Avenue, Montclair on the Park – Missouri, Hacienda MHC and Rivergate Self Storage, which secure mortgage loans that represent 1.6%, 1.5%, 1.4% and 0.2%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related Phase I environmental site assessments are, respectively, 14, 13, 13 and 13 months old as of the cut-off date, and (ii) in the case of the mortgaged properties identified on Annex A-1 to this prospectus supplement as 91-99 Paidge Avenue, which secures a mortgage loan that represents 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related Phase II assessment is 15 months old as of the cut-off date. In certain cases, these assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, a secured creditor impaired property policy, environmental insurance policy or pollution legal liability environmental impairment policy or environmental indemnification. In certain cases, recommended Phase II site assessments were not performed and reserves or insurance policies were obtained in lieu thereof or the related lender otherwise determined not to have the Phase II site assessment performed. Additionally, certain of the mortgaged properties have had recognized environmental conditions for which remediation has previously occurred or ongoing remediation or monitoring is still continuing.

In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property, then:

•	an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

•	a responsible third party was identified as being responsible for the remediation; or

•	the related originator of the mortgage loan generally required the related borrower:

(a)	to take investigative and/or remedial action (which may have included obtaining a Phase II environmental assessment); or

(b)	to carry out an operation and maintenance plan or other specific remedial measures post-closing and/or to establish an escrow reserve in an amount estimated to be sufficient for effecting that investigation, plan and/or the remediation; or

(c)	to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related mortgage loan documents; or

(d)	to obtain or seek a letter from the applicable regulatory authority stating that no further action was required; or

(e)	to obtain environmental insurance (in the form of a secured creditor impaired property policy or other form of environmental insurance) or provide an indemnity from an individual or an entity.

In many cases, the environmental assessments described above identified the presence or likely asbestos-containing materials, lead-based paint, mold and/or radon or other contaminants. Where certain levels of asbestos-containing materials, lead-based paint, or mold were present above actionable levels, the environmental consultant generally recommended, and the related loan documents generally required the continuation or the establishment of an operation and maintenance plan to address the issue, or the implementation of a remediation or mitigation program to address the issue.

In the case of the mortgage loan secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as WPC Self Storage Portfolio, which represents 5.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, Phase I site assessments were performed with respect to all the properties and Phase II site assessments were performed at five of the properties. According to the environmental site assessments, (i) with respect to the Chicago Adams property, numerous commercial printing and lithography businesses have occupied the building since 1920, (ii) with respect to the Chicago Elston property, although the specific site usage during 1965 to 2002 was unknown, historical records indicated that at least four underground storage tanks and eight aboveground storage tanks (ASTS) had been used by a former coal and oil distributor and subsurface investigation in May 2011 revealed concentrations of trichloroethylene in excess of state action thresholds, (iii) with respect to the Fresno property, a leaking underground storage tank was discovered during the closure of three 10,000-gallon fuel USTs, an assessment of impact to soil was conducted and closure was granted by the county environmental health system with approval to leave impacted soil in place and (iv) with respect to the South Gate property, the property had historically been used for textile manufacturing in the 1920s and furniture manufacturing from 1973 to 2000 and its use during some intervening periods was unknown. The borrower obtained a $2,000,000 environmental insurance policy with a 10-year term to cover potential losses from the risks described above with respect to the Chicago Adams, Chicago Elston, Fresno and South Gate properties.

In the case of the mortgage loan secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Seven Trees Retail Portfolio, which represents 2.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the environmental consultant recommended that a Phase II subservice investigation be performed at the Seven Trees Center property to determine the potential impact to groundwater and/or soil due to the operation of a dry cleaning facility at the property from 1970 to July of 2011. The Phase II environmental assessment revealed concentrations of tetrachloroethene, thrichloroethene and 1,2-dichloroethene in excess of reportable levels and recommended that the results of this investigation be reported to the San Francisco Bay Regional Water Quality Control Board “SFRWQCB” and to proceed as it directs. The environmental consultant estimated that the maximum cost of further testing and remediation likely to be required by the SFRWQCB will be $400,000. The loan documents require the borrower to comply with the directions of SFRWQCB and an environmental reserve of $500,000 was required at the closing of the mortgage loan, which amount is required to be released to the borrower upon receipt of a no further action letter with respect to this matter. In addition, the environmental consultant identified (i) suspect friable and non-friable asbestos containing materials, (ii) damaged vinyl floor tile and (iii) water damages ceiling tiles at the property. The borrower is required, pursuant to the loan documents, to obtain samples of these materials and, if asbestos is found, enter into an asbestos operations and maintenance program to remove and maintain such asbestos within 150 days of origination of the mortgage loan.

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as 91-99 Paidge Avenue, which represents 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related Phase I environmental site assessment identified no material environmental issues. However, due to the historical use of the subject property as an asphalt plant, environmental insurance was obtained (in addition to an environmental indemnity) as another source of recovery. The borrower obtained a $10,000,000 environmental insurance policy, subject to a $500,000 deductible) with a 10-year term (expiring approximately one month prior to the loan maturity) to cover potential losses from the risks described above.

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Summerhill Marketplace, which represents 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, related Phase I and Phase II environmental site assessments indicated that a release of drycleaning chemicals from a drycleaning facility at the mortgaged property was reported in August 2008. Soil sampling in June 2011 detected soil impacts near and within fourteen feet of the drycleaning machine. Groundwater samples were not obtained because the available sampling equipment could not go deep enough to reach any groundwater. In lieu of any further investigation, an environmental insurance policy was obtained to cover any potential third party claims. The insurance policy is effective until August 7, 2021, and provides coverage of $10 million per incident and per aggregate, with a $25,000 deductible.

In the case of the mortgage loan secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as 301 Wilshire, which represents 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the Phase I environmental assessment indicated the possibility of a prior dry cleaning facility on or near the property. In lieu of a Phase II environmental assessment, the lender required the borrower to obtain an environmental insurance policy. The rating of the insurer with respect to the environmental insurance policy is A+, the policy has a loss limit of $5,000,000 (subject to a $50,000 deductible) and a term of ten years starting November 3, 2011, with a prepaid extended period of coverage lasting three years after loan maturity.

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as 64th & Greenway, which represents 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related Phase I environmental site assessment identified an on-site dry cleaning operation (using a closed loop system) that has occupied the property since 1996, and recommended a subsurface investigation to evaluate potential impacts. In lieu thereof, the borrower obtained a $2,000,000 environmental insurance policy for a term of 3 years past loan maturity to cover potential losses from the risks described above.

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Shady Grove Shopping Center, which represents 0.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related Phase I environmental site assessment detected levels of tetrachloroethene and trichloroethene in groundwater that exceeded residential assessment level for potable water use. As a result, restrictive covenants have been placed on the mortgaged property pertaining to a Municipal Setting Designation (MSD), restricting the use of the mortgaged property to commercial use without the need for cleanup activities unless the property is converted to residential use. The Phase I otherwise did not recommend any further action.

In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Cumberland Place, which secures a mortgage loan that represents 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, a Phase I environmental assessment recommended further environmental investigation because of the presence of a dry cleaner at the property. In lieu of conducting that further investigation, a $2.8 million environmental insurance policy was obtained with a $25,000 deductible per claim and a claims reporting period that runs through February 17, 2025 based on the extended maturity date endorsement. In general, subject to certain conditions and exclusions, the aggregate policy limit and the applicable deductible, such environmental insurance policy generally provides coverage against: (i) losses resulting from the default under the applicable mortgage loan, up to the then outstanding principal balance and certain “extra expenses” (which may include a limited amount of unpaid interest), if on-site environmental conditions in violation of applicable environmental standards are discovered at the subject mortgaged property and reported to the insurer during the policy period (provided that the coverage may be limited to the lesser of the then outstanding principal balance and the costs of cleanup of environmental conditions, up to the applicable aggregate policy limit); (ii) any cleanup costs required by a governmental authority as a result of a discovery, after foreclosure and during the policy period, by the insured of certain environmental conditions in violation of applicable environmental standards that are discovered at the subject mortgaged property and reported to the insurer during the policy period; and (iii) any losses from third party claims against the insured during the policy period for bodily injury and property damage caused by certain environmental conditions in violation of applicable environmental standards that are discovered at the subject mortgaged property and reported to the insurer during the policy period.

In general, different types of environmental liability insurance policies provide coverage with respect to a mortgage loan for one or more of the following losses, subject to the coverage limits discussed below, and further subject to each policy’s conditions and exclusions:

•

if during the term of some types of lender environmental policies, the borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for the outstanding principal balance (or in some cases, a lesser specified amount) of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid; or

•

if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of a policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from the underlying real property, the insurer will pay the lesser of a specified amount and the amount of that claim; or

•

if the insured enforces the related mortgage loan, the insurer will thereafter pay the lesser of a specified amount and the amount of the legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

Environmental liability insurance policies do not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. In some cases, policies exclude coverage for known conditions even if disclosed.

Environmental liability policies may contain additional limitations and exclusions, including, but not limited to, exclusions from coverage for mold or other microbial contamination, asbestos and lead based paint, coverages that are less than the related loan amount or policy durations which do not extend to or beyond the maturity of the related loan.

Some borrowers under the mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related mortgage loan documents with respect to environmental matters. We cannot assure you that recommended operations and maintenance plans have been implemented or will continue to be complied with.

In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged property because a responsible party, other than the related borrower, had been identified with respect to that condition. We cannot assure you, however, that such a responsible party will be willing or financially able to address the subject condition.

In addition, certain properties may be undergoing ongoing monitoring in connection with past remediation or low levels of contamination.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions. Moreover, we cannot assure you that:

•	future laws, ordinances or regulations will not impose any material environmental liability; or

•

the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

Portions of some of the mortgaged properties securing the mortgage loans include tenants who operate on-site dry-cleaners or gasoline stations. Both types of operations involve the use and storage of hazardous substances, leading to an increased risk of liability to the tenant, the landowner and, under certain circumstances, a lender (such as the trust) under environmental laws. Dry-cleaners and gasoline station operators may be required to obtain various environmental permits and licenses in connection with their operations and activities and comply with various environmental laws, including those governing the use and storage of hazardous substances. These operations incur ongoing costs to comply with environmental laws governing, among other things, containment systems and underground storage tank systems. In addition, any liability to borrowers under environmental laws, including in connection with releases into the environment of gasoline, dry-cleaning solvents or other hazardous substances from underground storage tank systems or otherwise, could adversely impact the related borrower’s ability to repay the related mortgage loan.

Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property. In addition, many of the insurance policies presently covering the mortgaged properties may specifically exclude losses due to mold.

Before the special servicer acquires title to a mortgaged property on behalf of the trust, it must obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken. There is accordingly some risk that the mortgaged property will decline in value while this assessment or remedial action is being obtained. Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair on a Mortgaged Property

Licensed engineers or consultants generally inspected the related mortgaged properties (unless improvements are not part of the mortgaged property) and, in most cases, prepared engineering reports in connection with the origination of the mortgage loans or with this offering to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. In those cases where a material condition was disclosed, such condition generally has been or is generally required to be remedied to the mortgagee’s satisfaction, or funds or a letter of credit as deemed necessary by the related mortgage loan seller or the related engineer or consultant have been reserved to remedy the material condition. Neither we nor any of the mortgage loan sellers conducted any additional property inspections in connection with the issuance of the certificates. An engineering report or site inspection represents only an analysis of the individual consultant, engineer or inspector at the time of such report and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.

Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties

In general, in connection with the origination of each mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. The resulting estimates of value are the basis of the cut-off date loan-to-value ratios referred to in this prospectus supplement. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. The appraiser may have reached a different conclusion of value than the conclusion that would be reached by a different appraiser appraising the same property, or that would have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. Moreover, the values of the mortgaged properties securing the mortgage loans may have changed significantly since the appraisal or market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. The estimates of value reflected in the appraisals and the related loan-to-value ratios are presented for illustrative purposes only in Annex A-1 and Annex A-2 to this prospectus supplement. In each case, the estimate presented is the one set forth in the most recent appraisal available to us as of the cut-off date, although we generally have not obtained updates to the appraisals. We cannot assure you that the appraised values indicated accurately reflect past, present or future market values of the mortgaged properties securing the mortgage loans. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. An appraisal represents only the analysis of the individual appraiser at the time of the appraisal report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

In some cases, the appraisal obtained by the applicable originator presents both an “as-is” valuation and an “as-stabilized” valuation, the latter of which is based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties. All relevant loan-to-value information presented in this prospectus supplement is based on the “as-is” valuations. See the footnotes to Annex A-1 of this prospectus supplement.

Debt Service Coverage Ratio and Net Cash Flow Information Is Based on Numerous Assumptions

As described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this prospectus supplement, underwritten net cash flow means cash flow adjusted based on a number of assumptions used by the mortgage loan sellers. No representation is made that the underwritten net cash flow set forth in this prospectus supplement as of the cut-off date or any other date represents actual future net cash flows or the actual numbers utilized by the related mortgage loan sellers in the underwriting process at origination. Each investor should review the types of assumptions described below and under “Description of the Mortgage Pool—Additional Mortgage Loan Information” and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow. In certain instances, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. In addition, in the case of some of the mortgage loans, the sponsor’s underwriting was based on assumptions that a particular tenant at a mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date or adjustments to account for additional rents pursuant to any rent step-ups scheduled to occur over the terms of executed leases.

The underwritten net cash flow for each mortgaged property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such mortgaged property to differ materially from the underwritten net cash flow set forth in this prospectus supplement. Some assumptions and subjective judgments related to future events, conditions and circumstances, including future expense levels, the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the mortgage loan sellers, the master servicer, the special servicer or the trustee have control. In some cases, the underwritten net cash flow for any mortgaged property is higher or lower, and may be materially higher or lower, than the actual annual net operating income for that mortgaged property, based on historical operating statements. For example, see the Cash Flow Analysis chart and related footnotes presented in “Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans” attached as Annex A-3 to this prospectus supplement. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information.

The amounts representing net operating income, underwritten net operating income and underwritten cash flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the mortgaged property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the mortgaged properties, nor are the net operating income, underwritten net operating income and underwritten net cash flow set forth in this prospectus supplement intended to represent actual future cash flow.

In addition, the debt service coverage ratios set forth in this prospectus supplement for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents or the formulas or calculation used by the mortgage loan sellers for their own internal underwriting.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of the Depositor’s Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus supplement does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsors of assets of the type to be securitized (known as “static pool information”). Because of the highly heterogeneous nature of the assets in commercial mortgage-backed securities transactions, static pool information for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool information that may show a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this prospectus supplement with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

No Party Will Be Obligated to Review the Mortgage Loans To Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan

No party to the pooling and servicing agreement is under any duty or obligation to review the mortgage loans to determine whether the representations and warranties made by the related mortgage loan seller are true. Accordingly, any breach of a representation or warranty that exists as of the closing date may not be discovered for an extended period of time following the closing date.

Furthermore, in connection with the mortgage loans sold by each mortgage loan seller to us for deposit into the trust fund, that mortgage loan seller is the sole person (or, in the case of mortgage loans sold by Basis Real Estate Capital II, LLC, Basis Investment Group LLC is the sole person, or, in the case of mortgage loans sold by Liberty Island Group I LLC, that mortgage loan seller and Liberty Island Group LLC are the sole persons) (such persons, a “Responsible Repurchase Party”) with the obligation to repurchase or substitute any such mortgage loan in connection with either a material breach of such mortgage loan seller’s representations and warranties or a material document defect that is not cured. If the respective entities described above default on such an obligation to repurchase or substitute, no other person or entity will be required to repurchase or substitute the applicable mortgage loan.

A Responsible Repurchase Party has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of any of the mortgage loan seller’s representations or warranties. We cannot assure you that a Responsible Repurchase Party will have sufficient assets and financial liquidity with which to fulfill such obligations on its part that may arise with respect to any mortgage loan as a result of the discovery of a material document defect or a material breach. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” and “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement.

Any Loss of Value Payment Made by a Mortgage Loan Seller May Prove to Be Insufficient to Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects (other than a material breach that is related to a mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3)), the related Responsible Repurchase Party may make a payment to the trust to compensate it for the loss of value of the related mortgage loan. Upon its making such payment, the mortgage loan seller will be deemed to have cured the related material breach or material defect in all respects. Although such “loss of value payment” may only be made to the extent that the special servicer and, during any subordinate control period or collective consultation period, the subordinate class representative, deems such amount to be sufficient to compensate the trust fund for the related material breach or material document defect, we cannot assure you that such payment will fully compensate the trust fund for such material breach or material document defect in all respects. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement.

The Operation of a Mortgaged Property Following Foreclosure May Affect the Tax Status of the Trust Fund and May Adversely Affect Distributions on Your Certificates

If the trust fund acquires a mortgaged property as a result of a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property. Generally, the trust fund will be able to perform construction work through the independent contractor on any mortgaged property, other than repair and maintenance, only if such construction was at least 10% completed at the time a default on the related mortgage loan became imminent. In addition, any net income from operations other than qualifying “rents from real property” within the meaning of Section 856(d) of the Code, or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the trust fund to a federal tax on such income at the highest marginal corporate tax rate, which is currently 35%, and, in addition, possible state or local tax. Properties on which business operations are conducted, such as hotels and certain self storage facilities, are particularly likely to produce income that may be subject to taxation. In some circumstances, it is possible that the trust fund may receive income after a foreclosure that constitutes income from a “prohibited transaction”, and is subject to a 100% tax. In this event, the net proceeds available for distribution on your certificates may be reduced. The special servicer may permit the trust fund to earn such above described “net income from foreclosure property” or income from “prohibited transactions” but only if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property. See “Risk Factors—Foreclosure on Mortgaged Properties May Result in Adverse Tax Consequences” in the attached prospectus.

Tenant Leases May Have Provisions That Could Adversely Affect Distributions on Your Certificates

In certain jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions which require the tenant to recognize a successor owner, following foreclosure, as landlord under the lease, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of these provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

Some of the leases at the mortgaged properties securing the mortgage loans included in the trust may not be subordinate to the related mortgage. If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property unless it has otherwise agreed with the tenant. If the lease contains provisions inconsistent with the mortgage, for example, provisions relating to application of insurance proceeds or condemnation awards, prepayment restrictions (such as the tenant’s exercise of a purchase option during a lockout period), or which could affect the enforcement of the lender’s rights (such as a right of first refusal or a right of first offer to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

The Costs of Compliance with the Americans with Disabilities Act of 1990 and Fair Housing Laws May Adversely Affect a Borrower’s Ability To Repay Its Mortgage Loan

Under the Americans with Disabilities Act of 1990, public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. If a borrower incurs such costs or fines, the amount available to make payments on the related mortgage loan would be reduced.

In addition, under the Federal Fair Housing Act, analogous statutes in some states and regulations and guidelines issued pursuant to those laws, any and all otherwise-available units in a multifamily apartment building must be made available to any disabled person who meets the financial criteria generally applied by the landlord, including implementing alterations and accommodations in certain circumstances. The costs of this compliance may be high and the penalties for noncompliance may be severe. Thus, these fair housing statutes, regulations and guidelines present a risk of increased operating costs to the borrowers under the mortgage loans secured by multifamily apartment buildings, which may reduce (perhaps significantly) amounts available for payment on the related mortgage loan.

Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease Default

In the case of nineteen (19) mortgaged properties, with an aggregate allocated loan amount representing 1.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the borrower’s interest consists solely, or in part, of a leasehold or sub-leasehold interest under a ground lease or, in the case of one (1) mortgaged property, securing a mortgage loan representing 2.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, a space lease.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the lender (such as the trust) would lose its security. Generally, each related ground lease or space lease requires the lessor to give the lender notice of the lessee/borrower’s defaults under the lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease or space lease, the debtor entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to treat such lease as terminated by rejection or to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects any or all of the leases, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease or space lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

Most of the leases governing the leasehold estates securing one or more mortgage loans provide that the rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

The grant of a mortgage lien on its fee interest by a land owner/lessor to secure the debt of a borrower/lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/lessor.

Leasehold mortgage loans in the mortgage pool include the mortgage loan secured by the mortgaged property identified as “Whole Foods” on Annex A-1 to this prospectus supplement, representing 2.1% of aggregate principal balance of the pool of mortgage loans as of the cut-off date. That mortgaged property consists of the borrower’s fee interest in the façade of the building and leasehold interest under a long-term space lease and excludes the land and improvements where the leased premises are located. The remaining term under the lease exceeds 94 years and the borrower prepaid all rent due under the lease through July 2032. See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Encumbered Interests” in this prospectus supplement. If the special servicer acquires the mortgaged property through foreclosure or deed in lieu of foreclosure, the trust fund would succeed to the borrower’s interest under the lease without acquiring any ownership interest in the land or improvements, which may adversely affect the special servicer’s ability to realize on the mortgaged property. In addition, if a casualty event occurs, the value of the leasehold interest relative to the fee interest may be difficult to determine, which could reduce or delay the receipt of any insurance proceeds. Furthermore, if Whole Foods ever ceases to be the sub-tenant, the lease limits the use of 3,909 square feet at the premises to office purposes in support of a retail use in the remainder of the leased premises. The lease also may not be assigned to persons that have adopted certain discriminatory policies or engaged in certain discriminatory conduct.

In addition, with respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as WPC Self Storage Portfolio, which represents 5.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, one of the 26 constituent properties (having an allocated loan amount of approximately 7.2% of the total loan balance) consists of the borrower’s leasehold interest under a ground lease that expires in 2036 (15 years after the loan’s stated maturity) but limits the leasehold mortgagee’s period within which to foreclose and cure any ground lease defaults by the borrower to 120 days following notice. Such provisions could adversely affect the ability to refinance the leasehold mortgage, or preserve its value and security.

See “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Encumbered Interests”.

Condominium Ownership May Limit Use and Improvements

In the case of the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Quality Court Business Complex and Northfield Point Marketplace, representing 0.5% and 0.3%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgaged property consists in whole or in material part of an interest of the related borrower in a commercial condominium and related interests in the common areas and the related voting rights in the condominium or owners association. In the case of Northfield Point Marketplace, the mortgaged property consists of one unit in a two-unit land condominium (a land development alternative to subdivision) in which each unit is fully responsible for its maintenance, and capital improvements require the consent of both unit holders. The owner of the mortgaged property is responsible for 34.1% of approved assessments, with the owner of the other unit responsible for remainder. In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Quality Court Business Complex, which represents 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, one of the three parcels that compose the mortgaged property (“Lot 6”) consists of a condominium unit, in which the related borrower has effective control over the association for all material decisions.

In the case of condominiums that are operated by condominium association, a board of managers generally has discretion to make decisions affecting the condominium and we cannot assure you that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant impact on the mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers will always act in the best interests of the borrower under those mortgage loans. In the case of condominiums that operate without a condominium association, the requirements for approvals of major decisions by all or a high percentage of the unit owners may impair the ability of the related borrower to influence or control such a decision. Decisions made by the unit owners collectively, according to the voting requirements, may have a significant impact on the related mortgaged property and the performance of the related mortgage loan. We cannot assure you that the unit owners collectively will always act in the best interests of the borrower under those mortgage loans.

Due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the holders of the certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

The Borrower’s Form of Entity May Cause Special Risks

The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “single-purpose entities” and may have been in existence for a substantial period in advance of the origination of the related mortgage loan. For a discussion of certain risks associated with maintenance of “single-purpose entity status, see “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in the attached prospectus.

Tenancies-in-Common and Delaware Statutory Trusts May Hinder Recovery

Five (5) mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Norwalk Town Square, Commerce Park IV & V, Southland Plaza, Walker Plaza and Rite Aid Monroeville, which represent 2.9%, 1.6%, 1.0%, 0.4% and 0.4%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, were made to persons or entities that collectively own the mortgaged property as a tenants-in-common, although in the case of the Rite Aid Monroeville mortgage loan, the tenants-in-common are affiliated with each other and the borrowers. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition), such tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. As a result, if a borrower exercises such right of partition, the related mortgage loan may be subject to prepayment. In addition, the tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated. In all cases, the related tenant-in-common borrower waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents provide for full recourse or personal liability for losses as to the related tenant-in-common borrower and the guarantor or for the occurrence of an event of default under such pooled loan documents if a tenant-in-common files for partition. In some cases, the related borrower is a special purpose entity (in some cases bankruptcy remote but not bankruptcy-proof), which may reduce the risk of a bankruptcy proceeding that is not justified by the circumstances of the mortgaged property. We cannot assure you that a bankruptcy proceeding by a single tenant-in-common borrower will not delay enforcement of this mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, a borrower or a tenant-in-common borrower may assign its interests to one or more tenant-in-common borrowers. Such change to, or increase in, the number of tenant-in-common borrowers increases the risks related to this ownership structure. See “—Bankruptcy Proceedings Relating to a Borrower Can Result in Dissolution of the Borrower and the Acceleration of the Related Mortgage Loan and Can Otherwise Impair Repayment of the Related Mortgage Loan” above.

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Whole Foods, which represents 2.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgaged property is owned by a Delaware statutory trust. Delaware statutory trusts used to syndicate beneficial interests in real property are often restricted in their ability to actively operate a property including, with respect to loan work-outs, leasing and re-leasing, making material improvements and other material actions affecting the mortgaged property. Therefore, in the case of a mortgaged property that is owned by a Delaware statutory trust, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including actions with respect to the related mortgaged property that the property manager is not authorized to take without such consent.

Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Net Cash Flow and Payments to Certificateholders

Certain of the mortgaged properties securing the mortgage loans may have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a “PILOT” program) or other tax abatement arrangements. Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower. An increase in real estate taxes may affect the ability of the borrower to pay debt service on the related mortgage loan. We cannot assure you that any such program will continue for the term of the related mortgage loan or would survive a mortgage loan foreclosure or deed in lieu of foreclosure.

Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates

The IRS has issued Revenue Procedure 2009-45, easing the tax requirements for a servicer to modify a commercial mortgage loan held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that a mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on that mortgage loan, and likewise on one or more classes of certificates.

The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not “principally secured by real property”, that is, has a loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under in the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions. Revenue Procedure 2010-30 also allows lien releases in certain transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would have a loan-to-value ratio greater than 125%.

These regulations and additional guidance could affect the timing of payments and ultimate recovery on the mortgage loans, and, in turn, on one or more classes of certificates. Prospective investors should consider the possible impact on their investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

Other Risks

Terrorist Attacks May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans

Terrorist attacks may occur at any time at any location in the world, including in the United States and at or near the mortgaged properties that secure the mortgage loans. It is impossible to predict when, how, why or where terrorist attacks may occur in the United States or elsewhere or the nature or extent of the effects of any terrorist attacks on world, national, regional or local economies, securities, financial or real estate markets or spending or travel habits. Perceptions that terrorist attacks may occur or be imminent may have the same or similar effects as actual terrorist attacks, even if terrorist attacks do not materialize. Terrorist attacks or perceptions regarding terrorist attacks may adversely affect the performance of the mortgage loans or the performance or value of the offered certificates.

Foreign Conflicts May Adversely Affect the Value of the Offered Certificates and Payments on the Underlying Mortgage Loans

The United States continues to maintain a military presence in Iraq and Afghanistan. It is uncertain what effect the activities of the United States in Iraq or Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgage loans or the performance or value of the offered certificates.

Additional Risks

See “Risk Factors” in the attached prospectus for a description of other risks and special considerations that may be applicable to your offered certificates.

CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

From time-to-time we use capitalized terms in this prospectus supplement. If not defined elsewhere in this prospectus supplement, each of those capitalized terms will have the meaning assigned to it in the “Glossary” included in this prospectus supplement and may be located in the “Index of Defined Terms” on page S-310.

DESCRIPTION OF THE MORTGAGE POOL

General

The assets of the Trust Fund will consist of eighty-nine (89) commercial, manufactured housing community and multifamily whole mortgage loans.

The Cut-off Date Pool Balance will equal the aggregate Cut-off Date Principal Balances of all the mortgage loans. The Cut-off Date Principal Balance of any mortgage loan included in the Trust Fund is equal to the outstanding principal balance as of its cut-off date, after application of all payments due on or before that date, whether or not those payments were received. The Cut-off Date Principal Balance of each mortgage loan is shown on Annex A-1 to this prospectus supplement. Those Cut-off Date Principal Balances of the mortgage loans range from $1,468,823 to $76,500,000 and the average of those Cut-off Date Principal Balances is $10,393,346.

Each of the mortgage loans is an obligation of the related borrower to repay a specified sum with interest. Each of the mortgage loans is evidenced by one or more promissory notes and secured by, among other things, a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee ownership and/or leasehold interest of the related borrower or another party in one or more commercial, multifamily or manufactured housing community real properties. That mortgage lien is, in all cases, a first priority lien, subject only to Permitted Encumbrances.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as National Cancer Institute Center, which represents 8.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgage loan is structured with a borrower (obligated under the related note) that is different from the owner of the related mortgaged property. The related property owner, although not obligated under the note, has agreed to guaranty all amounts payable by the related borrower under the related note, and such guaranty is secured by an indemnity deed of trust executed by such property owner in favor of the mortgage lender. With respect to certain references to borrowers in this prospectus supplement, such references may apply to such property owner instead.

Mortgage Loan History

All of the mortgage loans will be acquired on the Closing Date by the depositor from the mortgage loan sellers, which either originated each such mortgage loan or acquired it in connection with their commercial and multifamily mortgage loan conduit programs. None of the mortgage loans was 30 days or more delinquent as of the cut-off date, and no mortgage loan has been 30 days or more delinquent during the 12 months preceding the cut-off date (or since the date of origination if such mortgage loan has been originated within the past 12 months).

The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated or acquired for securitizations of this type by the mortgage loan sellers.

Certain Characteristics of the Mortgage Pool

Concentration of Mortgage Loans and Borrowers

Several of the mortgage loans or groups of cross-collateralized mortgage loans have Cut-off Date Principal Balances that are substantially higher than the average Cut-off Date Principal Balance. The largest mortgage loan or group of cross-collateralized mortgage loans is the National Cancer Institute Center mortgage loan, which has a Cut-off Date Principal Balance of $76,500,000 and represents 8.3% of the Cut-off Date Pool Balance. The three, five and ten largest mortgage loans or groups of cross-collateralized mortgage loans have Cut-off Date Principal Balances that collectively represent 20.7%, 26.2% and 37.5%, respectively, of the Cut-off Date Pool Balance. Each of the fifteen largest mortgage loans or groups of cross-collateralized mortgage loans is described in Annex A-3 to this prospectus supplement.

Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans; Mortgage Loans with Affiliated Borrowers

The mortgage pool will include ten (10) individual mortgage loans that are each secured by two or more properties (other than through cross-collateralization of that mortgage loan with other mortgage loans), which mortgage loans collectively represent 24.7% of the Cut-off Date Pool Balance. The mortgage pool will also include three groups of mortgage loans that are cross-collateralized and cross-defaulted with one another, which groups collectively represent 1.6% of the Cut-off Date Pool Balance. In both cases, however, the amount of the mortgage lien encumbering a particular property may be less than the full amount of indebtedness under the mortgage loan or the group of cross-collateralized mortgage loans, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

The table below shows each individual mortgage loan that is secured by two or more mortgaged properties and each group of cross-collateralized mortgage loans.

Multi-Property Mortgage Loans and Cross-Collateralized Groups

Mortgage Loan/Property Portfolio Names	Multi-Property Loan or Cross- Collateralized Group	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance

Windsor Hotel Portfolio II	Multi-Property	$67,279,272	7.3%
WPC Self Storage Portfolio	Multi-Property	48,157,500	5.2
Lexington Hotel Portfolio	Multi-Property	20,473,784	2.2
Seven Trees Retail Portfolio	Multi-Property	19,958,826	2.2
Sunwest Portfolio	Multi-Property	19,500,000	2.1
Parrish Portfolio	Multi-Property	14,856,895	1.6
HRC Hotel Portfolio	Multi-Property	11,984,803	1.3
Hobbs Hotel Portfolio	Multi-Property	10,329,266	1.1
Florida Hotel Portfolio	Multi-Property	9,092,762	1.0
T&M Retail Portfolio	Multi-Property	6,573,925	0.7
Crossings at Roswell/Cumberland Place	Crossed Group	6,154,827	0.7
All Storage Mesquite/All Storage Harwood	Crossed Group	4,632,525	0.5
Shoppes at Garland/Graham Shopping Center	Crossed Group	4,088,132	0.4

Total:		$243,082,517	26.3%

In addition, some of the mortgaged properties that we present on Annex A-1 to this prospectus supplement as a single mortgaged property consist of multiple parcels of real estate.

Some groups of mortgage loans are not cross-collateralized or cross-defaulted but the loans were made to the same borrower or to borrowers that are related to one another through partial or complete direct or indirect common ownership and where, in general, the related mortgaged properties are commonly managed. The table below shows each group of two or more mortgage loans that—

•	are not cross-collateralized or cross-defaulted (except as noted), and

•	have the same or affiliated borrowers/owners.

Related Borrower Loans (Other Than Cross-Collateralized Groups)

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance

Hulen Bend Shopping Center	$13,061,681	1.4%
All Storage Camp Bowie	$10,460,540	1.1%
Shady Grove Shopping Center	$5,476,530	0.6%
All Storage Mesquite/All Storage Harwood(1)	$4,632,525	0.5%
Seagoville Corners Shopping Center	$4,287,422	0.5%
Shoppes at Garland/ Graham Shopping Center(2)	$4,088,132	0.4%

Total:	$42,006,829	4.5%

Seven Trees Retail Portfolio	$19,958,826	2.2%
El Mercado Shopping Center	$19,941,865	2.2%

Total:	$39,900,691	4.3%

Hobbs Hotel Portfolio	$10,329,266	1.1%
Holiday Inn – Odessa	$8,583,136	0.9%

Total:	$18,912,402	2.0%

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	% of Cut-off Date Pool Balance

Assured Self Storage	$3,444,750	0.4%
Rivergate Self Storage	$1,946,069	0.2%

Total:	$5,390,819	0.6%

(1)	The mortgage loans secured by the All Storage Mesquite and All Storage Harwood mortgaged properties are cross-collateralized and cross-defaulted with each other and not with any other mortgage loans in this related borrower group. The borrowers under such mortgage loans are affiliates of the other borrowers in this related borrower group.
(2)	The mortgage loans secured by the Shoppes at Garland and Graham Shopping Center mortgaged properties are cross-collateralized and cross-defaulted with each other and not with any other mortgage loans in this related borrower group. The borrowers under such mortgage loans are affiliates of the other borrowers in this related borrower group.

Due Dates. Subject, in some cases, to a next business day convention, all of the mortgage loans provide for scheduled payments of principal and/or interest to be due on or prior to the tenth day of each month. The mortgage loans have various grace periods for purposes of late charges and events of default. With respect to balloon payments, in no event does any mortgage loan include a grace period for late charges (if applicable) or events of default that expires later than the end of the collection period in the relevant month. With respect to other scheduled payments, in no event does any mortgage loan include a grace period for late charges (that is, without regard to the grace period for default interest) that expires later than the tenth day of each month, except that in the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as WPC Self Storage Portfolio, representing 5.2% of the Cut-off Date Pool Balance, no late charge may be imposed (notwithstanding the expiration of the late charge grace period that generally applies under the mortgage loan) with respect to the first two delinquent payments during any 12-month calendar period.

Notwithstanding the foregoing, certain jurisdictions may impose statutorily longer grace periods

We make no representation regarding the effect of provisions for late payment charges or default interest, or the grace periods applicable for those purposes, on a borrower’s incentive to timely make its scheduled payments of principal and/or interest.

Mortgage Rates; Calculations of Interest. Each of the mortgage loans accrues interest at the annual rate specified with respect to that mortgage loan on Annex A-1 to this prospectus supplement. The mortgage interest rate for each mortgage loan is fixed for the remaining term of the loan, except for increases resulting from the application of default interest rate following a default.

All of the mortgage loans accrue interest on an Actual/360 Basis.

Amortization Characteristics. All of the mortgage loans are balloon mortgage loans that, in each case, provide for:

•	an amortization schedule that is significantly longer than its remaining term to stated maturity or, alternatively, for no amortization prior to maturity; and

•	a substantial payment of principal on its maturity date.

Six (6) mortgage loans, representing 19.8% of the Cut-off Date Pool Balance, provide for initial interest-only periods that expire 12 to 60 months following their respective origination dates. One (1) mortgage loan, representing 1.0% of the Cut-off Date Pool Balance, provides for no amortization and for interest-only payments for its entire term to maturity. See Annex A-1 to this prospectus supplement for information regarding the amortization features of each mortgage loan.

Some of the mortgage loans, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance or upon application of specified earnout escrow or holdback amounts if certain property performance criteria are not satisfied. Some of the individual mortgage loans that are secured by multiple mortgaged properties or parcels and permit partial prepayments of the individual or aggregate indebtedness in connection with releases of individual properties or parcels also provide for a recast of the amortization and an adjustment of the monthly debt service payments on the mortgage loan(s) upon any such prepayment and release.

With respect to some of the mortgage loans, notwithstanding that they provide for the accrual of interest on an Actual/360 Basis, the amount of the fixed periodic payments was determined as if interest were to be calculated on a 30/360 Basis, which will result in a higher payment due at maturity than would otherwise have been the case.

Voluntary Prepayment and Defeasance Provisions

General

As of the cut-off date, the following general prepayment restrictions and defeasance provisions applied to the mortgage loans:

•

Seventy-five (75) of the mortgage loans, representing 89.3% of the Cut-off Date Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period but permit the related borrower (after an initial period of at least two years following the date of issuance of the certificates) to defease the related mortgage loan by pledging Government Securities that provide for payment on or prior to each due date through and including the maturity date (or, in some cases such earlier due date on which the mortgage loan becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the subject mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage.

•

Fourteen (14) of the mortgage loans, representing 10.7% of the Cut-off Date Pool Balance, prohibit voluntary principal prepayments during a Lock-out Period and following the Lock-out Period permit the related borrower to prepay the mortgage loan upon payment of the greater of a Yield Maintenance Charge or a Prepayment Premium.

Notwithstanding the foregoing, the mortgage loans generally provide for open periods of various terms prior to and including the maturity date in which the related borrower may prepay the mortgage loan without prepayment premium or defeasance requirements.

See Annex A-1 to this prospectus supplement for the general prepayment restrictions applicable to each mortgage loan.

Other Prepayment Provisions

Under certain circumstances, certain mortgage loans permit prepayments, in whole or in part, despite lock-out periods or other restrictions that may otherwise apply. See “—Partial Release, Partial Defeasance and/or Partial Assumption” below. For example, the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Apple Valley MHC, which represents 0.2% of the Cut-off Date Pool Balance, provides that the related borrower may at any time, notwithstanding any prepayment restriction that may otherwise apply, obtain the release of a vacant parcel in connection with the transfer of that parcel to a bona fide third party purchaser that is not affiliated with the borrower if, among other things, the borrower (at its option) either deposits into an account with the lender to be held as additional collateral, or prepays that mortgage loan by, an amount equal to 50% of any net proceeds received in connection with the transfer (any such prepayment to be accompanied by the greater of a Yield Maintenance Charge and a Prepayment Premium). See the prepayment provisions for the Apple Valley MHC mortgage loan on Annex A-1 to this prospectus supplement.

The mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as National Cancer Institute Center, which represents 8.3% of the Cut-off Date Pool Balance, may be prepaid in full upon 12 months advance notice, notwithstanding any lockout period that may otherwise then apply, in connection with an exercise of an option held by the tenant and the U.S. government to purchase the mortgaged property. See “Risk Factors – In Some Cases, Tenants Have Purchase Options or Rights Related to Transfers of the Mortgaged Property, Which May Adversely Affect the Trust As the Holder of the Mortgage Loan” in this prospectus supplement.

In connection with the origination of certain mortgage loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives and, in some of these cases, those performance objectives include achieving specified debt service coverage levels or satisfying leasing criteria with respect to the property as a whole or particular portions thereof. Such funds will be released to the related borrower upon the satisfaction of the stated conditions. Additionally, such mortgage loans allow such escrowed funds be applied to reduce the principal balance of the related mortgage loan if such conditions are not met. If such conditions are not satisfied and the mortgagee has the discretion to retain the cash or letter of credit as additional collateral, the master servicer will generally be directed in the pooling and servicing agreement to hold, when permitted, the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related mortgage loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard. If such funds are applied to reduce the principal balance of the mortgage loan, the Trust Fund would experience an early prepayment that may adversely affect the yield to maturity on your certificates. In some cases, the related loan documents do not require payment of a Yield Maintenance Charge or Prepayment Premium in connection with such a prepayment. In addition, certain other mortgage loans have performance escrows or letters of credit and do not allow the lender to use such funds to reduce the principal balance of the related mortgage loan unless there is an event of default.

See the “Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans” attached as Annex A-3 to this prospectus supplement and the footnotes to Annex A-1 in this prospectus supplement.

Calculation of Yield Maintenance Charges

Under certain mortgage loans that provide for the payment of a Yield Maintenance Charge in connection with a principal prepayment, the amount of the charge is generally calculated so as to result in a payment to the lender that is equal to the difference between (a) the present value of the remaining scheduled principal and interest payments that would have become due with respect to the prepaid portion of the mortgage loan had the prepayment not occurred discounted at the Yield Maintenance Discount Rate, minus (b) the amount of the prepayment. In the case of other mortgage loans that provide for the payment of a Yield Maintenance Charge in connection with a principal prepayment, the amount of the charge is calculated so as to result in a payment to the lender that is equal to the present value of the monthly payments of interest which would be due on the principal amount of the loan being prepaid (in certain cases, taking into account future scheduled amortization) from the prepayment date through the maturity date of the loan or the date that the borrower could prepay the mortgage loan without a prepayment charge and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the mortgage rate and (z) Yield Maintenance Discount Rate, and discounted at the Yield Maintenance Discount Rate (which may be different from the rate in (z) for the same loan). In certain cases, the amount of the Yield Maintenance Charge is subject to a minimum amount that is equal to a fixed percentage of the amount of the principal prepayment. The relevant mortgage loan may provide for the use of a spread in determining the discount rate, if any.

The “Yield Maintenance Discount Rate” means a rate generally equal to or otherwise calculated based on the yield to maturity on specified United States Treasury securities with a maturity generally corresponding to or close to the maturity date of the mortgage loan or the first date on which the related borrower could prepay the mortgage loan without a prepayment charge or with a term generally corresponding to or close to the remaining weighted average life of the mortgage loan, determined on a date close to the date of the prepayment. Alternatively, the rate is sometimes equal to the rate which, when compounded monthly, is equal to the semi-annual yield (plus applicable spread, if any) of the corresponding United States Treasury securities described above. The rate will be subject to varying rounding conventions depending on the terms of the applicable mortgage loan documents.

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Claremont Village Square, representing 1.6% of the cut-off pool balance, the Yield Maintenance Discount Rate is equal to 50 basis points plus the periodic treasury yield.

Defeasance Conditions Generally

As described in this prospectus supplement, some of the mortgage loans permit their borrowers to defease the subject mortgage loan in whole or, in some cases, in part, during a period that commences no earlier than the second anniversary of the Closing Date, by pledging to the holder of the mortgage loan the requisite amount of defeasance collateral, and thereby obtain a release of the related mortgaged property or, if applicable, one or more of the related mortgaged properties. In general, the defeasance collateral must consist of Government Securities.

In general, the Government Securities that are to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that:

•	will be made on or prior, but as closely as possible, to all successive due dates through and including the maturity date or, in some instances, the expiration of the prepayment lock-out period; and

•

will, in the case of each due date, be in a total amount equal to or greater than the scheduled debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date, with any excess to be returned to the related borrower or a successor borrower.

Notwithstanding the foregoing, in lieu of delivering the requisite amount of Government Securities, generally a borrower may instead deliver cash sufficient for the lender to purchase the requisite amount of Government Securities.

Each individual multi-property mortgage loans that allows for partial defeasance of the aggregate debt provides that in the event of a defeasance of less than the entire aggregate debt, one or more of the related mortgaged properties would be released and the cross-collateralization would terminate as to the released property or properties.

If fewer than all of the mortgaged properties securing any particular multi-property mortgage loan are permitted by the related loan documents to be released in connection with any defeasance, then the borrower generally must deliver one of the following: (a) an amount sufficient to purchase Government Securities that provide payments equal to 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased; or (b) an amount sufficient to purchase Government Securities that provide payments equal to the lesser of (i) 100% to 125% of the scheduled principal and interest payments for the mortgage loan (or portion thereof) being defeased or (ii) the total of all remaining scheduled payments on, as applicable, the entire individual multi-property mortgage loan (assuming no defeasance shall have occurred), less all scheduled defeasance payments to be made under substitute notes delivered in connection with the defeasance. See “—Partial Release, Partial Defeasance and/or Partial Assumption” below.

In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the Trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest. In addition, a borrower will generally be required to deliver a certification from an independent accounting firm or provide other evidence reasonably acceptable to the lender to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related mortgage loan (or portion thereof to be defeased) through maturity or, in some instances, the expiration of the prepayment lock out period. Certain mortgage loans may permit variations in the mechanics of defeasance transactions that create risk. For example, the related borrower may be permitted to deliver a certificate as to the adequacy of defeasance collateral from parties other than a recognized public accounting firm, and/or may not be required to obtain Rating Agency Confirmation in connection with the defeasance under certain circumstances.

Certificateholders will not be entitled to any defeasance fees or any additional amounts payable to the lender in respect of successor borrowers established for defeasance purposes.

Partial Release, Partial Defeasance and/or Partial Assumption

Some of the individual mortgage loans that are secured by two or more mortgaged properties, and some of the mortgage loans that are secured by a mortgaged property that consists of multiple parcels, permit the borrower (in each case subject to the satisfaction of various conditions) to obtain the release of the mortgage on one or more of the mortgaged properties or parcels upon (i) a partial prepayment or partial defeasance of the related mortgage loan or group, (ii) in connection with the substitution of other real estate in lieu of part of the existing security for the related mortgage loan or group or (iii) a transfer of part of the existing security for the mortgage loan or group to a third party who assumes an allocable portion of the debt. The following paragraphs summarize the related provisions for releases in connection with partial prepayment or partial defeasance, partial substitution and partial assumption.

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as WPC Self Storage Portfolio, representing 5.2% of the Cut-off Date Pool Balance, (a) the loan documents permit the borrower, following the defeasance lock-out period, to obtain the release of any of the constituent properties from the lien of the mortgage upon the satisfaction of certain conditions set forth in the loan documents, including (i) the partial defeasance of the mortgage loan in an amount equal to 125% of the allocated loan amount for the individual mortgaged property to be released, (ii) no event of default exists, (iii) the debt service coverage ratio for the mortgage loan following the release of the mortgaged property is not less than 2.10x, (iv) the loan-to-value ratio for the mortgage loan following the release is not greater than 50%; and (v) receipt of confirmation that the partial defeasance will not result in the Certificates being downgraded, qualified or withdrawn; provided, however, that with respect to releases of the Alpine and Alpine Annex properties, partial defeasance is permitted only if (A) both properties are partially defeased, and (B) after the partial defeasance, the allocated loan amount for certain specified properties Apple Valley, CA, Bakersfield, CA (2), Grand Terrace, CA, Palmdale, CA, Rosamond, CA, Kailua-Kona, HI do not comprise more than 40% of the outstanding balance of the undefeased note; and (b) the loan documents permit the borrower to obtain the release of any of the constituent properties from the lien of the mortgage in connection with a substitution of the released property upon the satisfaction of certain conditions set forth in the loan documents, including (i) with respect to the Alpine and Alpine Annex properties, any substitution includes both properties; (ii) no individual property may be replaced more than once during the loan term; (iii) (A) a substitute property must have an appraised value greater than the release property and (B) after the substitution the loan-to-value ratio for the mortgage loan following the release is not greater than 50%; (iv) the substitute property must have physical condition at least equal to that of release property, be a building substantially similar in use and quality to release property, and be in location having similar or greater market attributes (including submarket strength, population and access) than the release property; (v)(A) the actual debt service coverage ratio for trailing 12 months prior to substitution must be at least 2.10x, and (B) the actual debt service coverage ratio for trailing 12 months must be greater with the substitute property than with release property; and (v) receipt of confirmation that the partial defeasance will not result in the certificates being downgraded, qualified or withdrawn.

The mortgage loan secured by WPC Self Storage Portfolio, representing 5.2% of the Cut-off Date Pool Balance also permits the borrower, at any time after the later of June 27, 2012, and 60 days after the Closing Date, to obtain the release of any of the constituent properties from the lien of the mortgage in connection with a sale, transfer or conveyance of the property to another person or entity and an assumption of the portion of the mortgage loan indebtedness allocable to the constituent property by the transferee, upon the satisfaction of certain conditions set forth in the loan documents, including (i) no event of default exists; (ii) with respect to the Alpine and Alpine Annex properties, any partial release and partial assumption includes both properties; (iii) no individual property may be the subject of a partial release and partial assumption more than once during the loan term; (iv) with respect to the property being released and the portion of the mortgage loan indebtedness allocable thereto, (A) the actual debt service coverage ratio for the trailing 12 months prior to the release and assumption is greater than 2.10x and (B) the loan-to-value ratio is not greater than 50%; (v) with respect to the remaining properties and the portion of the mortgage loan indebtedness allocable thereto, after giving effect to the release and assumption, (A) the actual debt service coverage ratio is greater than 2.10x and (B) the loan-to-value ratio is not greater than 50%; (vi) after giving effect to the release and assumption, the allocated loan amounts of the properties located at Apple Valley, CA; Hughes Lane, Bakersfield, CA; Buck Owens Boulevard, Bakersfield, CA; Grand Terrace, CA; Rosamond, CA; Kailua-Kona, HI; and Palmdale, CA do not do not comprise more than 40% of the outstanding balance of either the portion of the mortgage loan indebtedness that is being assumed or the remaining portion of the mortgage loan indebtedness; (vii) either (A) the lender approves the proposed transferee based on the lender’s then-current underwriting and credit requirements for similar loans secured by similar properties which loans are sold in the secondary market, such approval not to be unreasonably withheld, and considering experience and track record, financial strength and general business standing of the transferee and its principals, or (B) the transferee is an affiliate of the existing sponsor; (viii) if required by the lender, the lender receives confirmation from the Rating Agencies that the partial release and assumption will not result in the qualification, downgrade or withdrawal of the ratings assigned by the Rating Agencies to the certificates; and (ix) the lender receives an opinion of counsel to the effect that, under the REMIC rules, the transaction would not constitute a “significant modification” of the mortgage loan or otherwise cause a tax to be imposed on a “prohibited transaction” by the Trust.

The mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Sunwest Portfolio, which represents 2.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgage loan documents permit the borrower (after an initial period of at least two years following the date of issuance of the certificates) to obtain the release of an individual mortgaged property from the lien of the mortgage upon the satisfaction of certain conditions including, but not limited to, (i) no event of default exists, (ii) the partial defeasance of the mortgage loan in an amount equal to 125% of the specified partial release price for the individual mortgaged property to be released, (iii) as of the date of such partial release, and, after giving effect to the such partial release: (A) the loan-to-value ratio for undefeased portion of the mortgage loan is no more than the lesser of (1) the loan-to-value ratio for the mortgaged property as of the closing date of such mortgage loan, and (2) the loan-to-value ratio of the mortgage loan immediately prior to the defeasance and release; and (B) debt service coverage ratio for the undefeased portion of the mortgage loan following the release of the mortgaged property is no less than the greater of (1) 1.40x, and (2) the debt service coverage ratio of the mortgage loan immediately prior to the defeasance and release. In addition, following a Mandatory Partial Defeasance Event, the related borrower is required to, if required by the mortgagee in the mortgagee’s sole and absolute discretion, partially defease the mortgage loan in accordance with the terms and conditions discussed in the immediately preceding sentence; provided, however, the condition that no event of default exists is deemed waived. In such event, the individual property to be partially released is required to be one of the five specified leasehold properties or one of the two specified Kansas City properties related to the triggering event set forth in the mortgage loan documents. For purposes of this paragraph “Mandatory Partial Defeasance Event” means, (a) following the occurrence of a specified trigger event, (i) no related cure has occurred within six months after such triggering event, and (ii) an amount equal to 125% of the specified partial release price for the applicable one of the five specified leasehold properties has been deposited into the specified account, and/or (b) following a triggering event with respect to the Kansas City anchor tenant, (i) no related cure has occurred within six months after such triggering event, and (ii) an amount equal to 125% of the specified partial release price for the applicable one of the two specified Kansas City properties has been deposited into the specified account.

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Florida Hotel Portfolio, representing 1.0% of the Cut-off Date Pool Balance, the loan documents permit the borrower (after an initial period of at least two years following the initial issuance of the certificates) to obtain the release of an individual property from the lien of the mortgage upon the satisfaction of certain conditions set forth in the loan documents including (i) the partial defeasance of the mortgage loan in an amount equal to 125% of the allocated loan amount for the individual mortgaged property to be released, (ii) no event of default exists, (iii) the debt service coverage ratio for the undefeased portion of the mortgage loan following the release of the applicable mortgaged property is greater than the greater of (A) the debt service coverage ratio of the mortgage loan immediately prior to the defeasance and release and (B) 1.70x, and (iv) the loan-to-value ratio for the undefeased portion of the mortgage loan following the release of the applicable mortgaged property is not greater than the lesser of (A) the loan-to-value ratio of the mortgage loan immediately prior to the defeasance and release and (B) 60.0%.

The two mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Crossings at Roswell and Cumberland Place, respectively, collectively representing 0.7% of the Cut-off Date Pool Balance, are cross-defaulted and cross-collateralized with each other. Each such mortgage loan may be defeased without defeasing any portion of the other such mortgage loan. However, the related cross-collateralization and cross-default agreement (without specifically addressing defeasance) does contemplate that the collateral for each such mortgage loan is to secure both such mortgage loans, subject to termination of the cross-default and cross-collateralization features as described under “—Other Provisions for Termination of Cross-Collateralization” below.

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as 800, 804 & 763 Buildings, representing 1.0% of the Cut-off Date Pool Balance, the loan documents permit the borrower (after an initial period of at least two years following the date of issuance of the certificates) to obtain the release of the 763 Collins Avenue parcel from the lien of the mortgage upon the satisfaction of certain conditions set forth in the loan documents, including (i) the partial defeasance of the mortgage loan in an amount equal to 115% of the allocated loan amount for such release property, (ii) no event of default exists, (iii) the actual debt service coverage for the undefeased portion of the mortgage loan following the release shall be equal or greater than 1.80x; (iv) the loan-to-value ratio for the undefeased portion of the mortgage loan following the release is not greater than the lesser of the loan-to-value ratio immediately preceding the date of the partial defeasance or 35%; (v) the lender receives confirmation from the Rating Agencies that the partial defeasance will not result in the qualification, downgrade or withdrawal of the certificates; and (vi) the lender receives an opinion of counsel to the effect that, under the REMIC rules, the transaction would not constitute a “significant modification” of the mortgage loan or otherwise cause a tax to be imposed on a prohibited transaction.

In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Apple Valley MHC, which secures a mortgage loan that represents 0.2% of the Cut-off Date Pool Balance, the related borrower may obtain the release of a vacant parcel in connection with the transfer thereof to a bona fide third party purchaser that is not affiliated with the borrower; provided that, among other things, the lender receives a Rating Agency Confirmation from each Rating Agency and the borrower, at its option, either deposits with the lender, to be held as additional collateral, 50% of any net proceeds received in connection with the transfer of the parcel to be released or prepays the mortgage loan in an amount equal to 50% of any net proceeds received in connection with the transfer of the parcel to be released, which prepayment is to be accompanied by a Yield Maintenance Charge.

Furthermore, some of the mortgage loans permit the release of specified parcels of real estate or improvements that secure the mortgage loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property. Such real estate may be permitted to be released, subject to certain REMIC rules without payment of a release price and consequent reduction of the principal balance of the subject mortgage loan or substitution of additional collateral if zoning and other conditions are satisfied. See “Risk Factors—Risks Related to the Mortgage Loans—Changes to REMIC Restrictions on Loan Modifications and REMIC Rules on Partial Releases May Impact an Investment in the Certificates” in this prospectus supplement.

In the case of the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as Lexington Hotel Portfolio and Hobbs Hotel Portfolio, representing 2.2% and 1.1% of the Cut-off Date Pool Balance, respectively, the loan documents permit each related borrower (after an initial period of at least two years following the date of issuance of the certificates) to obtain the release of an individual property from each respective lien of the related mortgage upon the satisfaction of certain conditions set forth in the loan documents including (i) the partial defeasance of the mortgage loan in an amount equal to the greater of (A) 125% of the allocated loan amount for the individual mortgaged property to be released and (B) 100% of the gross proceeds of such sale, (ii) no event of default exists, (iii) the debt service coverage ratio for the undefeased portion of the mortgage loan following the release of the mortgaged property is greater than the debt service coverage ratio of the mortgage loan immediately prior to the defeasance and release, and (iv) the loan-to-value ratio for the undefeased portion of the mortgage loan following the release is not greater than the lesser of (A) the loan-to-value ratio of the mortgage loan immediately prior to the defeasance and release and (B) the loan-to-value ratio of the mortgage loan on the date the loan was originated.

Other Provisions for Termination of Cross-Collateralization

The mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Cumberland Place, which represents 0.3% of the Cut-off Date Pool Balance, and the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Crossings at Roswell, which represents 0.4% of the Cut-off Date Pool Balance, are cross-collateralized and cross-defaulted with each other. However, the lender must terminate the cross-collateralization and cross-default features (for purposes of this paragraph, the “Severance Event”) upon written request by the related borrowers and upon satisfaction of all of the following conditions: (a) deposit with the lender by one of the related borrowers of the sum of $150,000 to be held by the lender in a non-interest bearing escrow account as additional security for the Crossings at Roswell mortgage loan (the $150,000 deposit will serve as an exclusive reserve for the lease with Direct Buy at the Crossings at Roswell mortgaged property); (b) the tenant Adobe Mexican Grill must be in full occupancy of its demised premises at the Crossings at Roswell mortgaged property on a rent paying basis, must have commenced its business operations at such demised premises, and must have delivered to the lender an estoppel certificate reasonably satisfactory to the lender; (c) the occupancy rate for each of the Crossings at Roswell mortgaged property and the Cumberland Place mortgaged property, as verified by lender, must be equal to or greater than 90% at the time of the Severance Event, excluding from the determination thereof (i) tenants whose leases are for space greater than or equal to 5,000 square feet and whose lease expires within six months from the date of determination, (ii) tenants whose leases are for space less than 5,000 square feet and whose lease expires within three months from the date of determination, and (iii) all tenants who are delinquent 30 days or greater in the payment of rent; (d) no event of default may be continuing under any of the related loan documents; and (e) the related borrowers, the related guarantors and the lender must execute such documents as the lender may reasonably require implementing the terms described above. In addition, if the loan-to-value ratio (determined in accordance with the REMIC rules) of either the Cumberland Place mortgage loan or the Crossings at Roswell mortgage loan, after giving effect to the termination, would exceed 125% as a result of the Severance Event, then a termination of the cross-collateralization and default provisions will not be allowed unless the principal balance of the affected mortgage loan is paid down by a “qualified amount” (within the meaning of Rev. Proc. 2010-30) or the lender receives an opinion of counsel that, if such prepayment requirement is not followed, the Trust will not fail to maintain its status as a REMIC as a result of the release.

The mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as All Storage Harwood, which represents 0.2% of the Cut-off Date Pool Balance, and the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as All Storage Mesquite, which represents 0.3% of the Cut-off Date Pool Balance, are cross-collateralized and cross-defaulted. Under the terms of the loan documents, the mortgage loans may be uncrossed in connection with the sale of either of the underlying mortgaged properties to a bona fide third party purchaser, subject to the loan-to-value ratio for each mortgage loan being no greater than 67.5%, and the debt coverage service ratio on each such loan being at least 1.55x.

The mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Shoppes at Garland, which represents 0.3% of the Cut-off Date Pool Balance, and the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Graham Shopping Center, which represents 0.2% of the Cut-off Date Pool Balance, are cross-collateralized and cross-defaulted. Under the terms of the loan documents, the mortgage loans may be uncrossed in connection with the sale of either of the underlying mortgaged properties to a bona fide third party purchaser, subject to the loan-to-value ratio for each mortgage loan being no greater than 65%, and the debt coverage service ratio on each such loan being at least (a) 1.55x when Graham Shopping Center is the remaining property and (b) 1.47x when Shoppes at Garland is the remaining property.

Non-Recourse Obligations

The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower’s default in the payment of any amount due under the related mortgage loan, the holder thereof may look only to the related mortgaged property for satisfaction of the borrower’s obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, we have not evaluated the financial condition of any such person or entity, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any mortgage loan seller or any of their affiliates, the United States or any foreign government, any government entity or instrumentality, any private mortgage insurer or any other person.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions

The mortgage loans generally contain “due-on-sale” and “due-on-encumbrance” clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage (which in many cases may not be unreasonably withheld, conditioned or delayed), in each case except to the extent the transfer is permitted under the mortgage loan documents.

All or substantially all of the mortgage loans grant the related borrower a right, exercisable on multiple occasions and, in some cases, without limit on the number of such occasions, to assign the related mortgaged property to and cause an assumption of the mortgage loan by a third-party purchaser, subject to one or any combination of the following: (i) the condition that the transferee be a third-party purchaser that is reasonably acceptable to the lender; or (ii) delivery of confirmation by each of the Rating Agencies to the effect that the transfer will not result in a qualification, downgrade or withdrawal of any of its then-current ratings of the certificates; and/or (iii) the original guarantor(s) and indemnitor(s) remain liable under the loan documents (unless the lender otherwise consents) and, only if the pooling and servicing agreement so requires, the original borrower delivers confirmation by each of the Rating Agencies to the effect that the transfer will not result in a qualification, downgrade or withdrawal of its then-current ratings of the certificates. Additional conditions to such transfers generally include the payment of an assumption fee. Under the pooling and servicing agreement, assumption fees may be waived by the master servicer and/or the special servicer, as the case may be, or, if collected, will be paid to the master servicer and/or the special servicer as additional servicing compensation.

The mortgage loans generally also permit the borrower to transfer the related mortgaged property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan documents and/or as determined by the master servicer and further permit one or more of the following transfers in limited circumstances: (1) a transfer of the related mortgaged property or ownership interests in the borrower to a person that is affiliated with or otherwise related to the borrower or transferor; (2) transfers by the borrower of the mortgaged property, and/or transfers of ownership interests in the borrower, to specified entities or types of entities; (3) issuance by the borrower of new partnership or membership interests; (4) changes in ownership between existing shareholders, partners or members, as applicable, of the borrower; (5) a transfer of non-controlling ownership interests in the related borrower; (6) transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; (7) a transfer of publicly-traded stock of a direct or indirect equity holder in the borrower; (8) transfers of interests in the related borrower approved by the lender, which approval is subject to delivery of Rating Agency Confirmation from each of the Rating Agencies; or (9) other transfers similar in nature to the foregoing.

Furthermore, upon satisfaction of certain conditions set forth in the related mortgage loan documents, certain individual mortgage loans allow the borrower or its owners to incur secured secondary financing and/or mezzanine and similar financing that may otherwise be contrary to their “due-on-sale” or “due-on-encumbrance” provisions. See “—Subordinate and/or Other Financing” below.

The master servicer or the special servicer will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any “due-on-sale” or “due-on-encumbrance” clause to accelerate payment of the related mortgage loan upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the pooling and servicing agreement.

Encumbered Interests

In the case of one hundred and thirty-two (132) of the mortgaged properties, representing security for 96.1% of the Cut-off Date Pool Balance, the borrower’s interest in the related mortgaged property consists of a fee interest (and we consider the borrower’s interest in a mortgaged property to be a fee interest if the borrower’s interest consists of overlapping fee and leasehold interests). In the case of fifteen (15) mortgaged properties representing security for 1.2% of the Cut-off Date Pool Balance, the borrower’s interest in the related mortgaged property consists of a fee interest in a portion of the mortgaged property and a leasehold interest in another portion of the mortgaged property. In the case of five (5) of the mortgaged properties, representing security for 2.7% of the Cut-off Date Pool Balance, the borrower’s interest in the related mortgaged property consists of a leasehold interest. See “Risk Factors—Risks Related to the Mortgage Loans—Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease Default” in this prospectus supplement.

Included in the leasehold interests described above is the mortgaged property identified on Annex A-1 to this prospectus supplement as “Whole Foods”, which secures a mortgage loan representing 2.1% of the Cut-off Date Pool Balance. That mortgaged property consists of the borrower’s fee interest in the façade of the building and leasehold interest under a long-term space lease and excludes the land and improvements where the leased premises are located. The remaining term under the lease exceeds 94 years and the borrower prepaid all rent due under the lease through July 2032. The borrower is generally entitled to assign the lease without approval of the lessor, except that the lease generally may not be assigned to any person whose publicly-stated company policies or repeated course of company conduct has been found by any court or governmental agency having jurisdiction thereof to be discriminatory against gay, lesbian, bi-sexual or transgender individuals. This restriction does not apply to the original mortgagee or its successors or assigns, or a person who acquires title to the leasehold estate pursuant to a foreclosure sale or a deed in lieu of foreclosure, provided that such person is a bank, insurance company, securitization trust or substantially similar institution, whether acting on its own behalf or as agent or servicer. In addition, if Whole Foods ever ceases to be the sub-tenant, the lease limits the use of 3,909 square feet at the premises to office purposes in support of a retail use in part of the remaining portion of the property. Subject to the restrictions described above, the lease includes customary leasehold mortgagee provisions, including an obligation of the lesser to enter into a new lease with the mortgagee if the existing lease is rejected in a bankruptcy proceeding involving the borrower, provided that the mortgagee cures any defaults under the lease within a specified period following notice thereof from the lessor.

Subordinate and/or Other Financing

The following paragraphs summarize information regarding existing mezzanine and similar financing incurred by one or more owners of the borrower that is secured by a pledge of all or a portion of that owner’s direct or indirect equity interests in the borrower.

Property-Secured Financing and Mezzanine and Similar Financing

Existing (Secured Financing and Mezzanine and Similar Financing)

The following table sets forth certain combined loan-to-value ratio and debt service coverage ratio information for the mortgage loans that have related subordinate indebtedness that is secured by the related mortgaged property.

Existing Property-Secured Subordinate Debt

Loan Name	Cut-off Date Principal Balance of Mortgage Loan	Cut-off Date Principal Balance of Secured Subordinate Debt	Aggregate Cut-off Date Balance of Aggregate Indebtedness	Cut-off Date LTV Ratio of Aggregate Indebtedness(1)	Mortgage Loan Interest Rate	Subordinate Debt Interest Rate	U/W Debt Service Coverage Ratio for Aggregate Indebtedness

Claremont Village Square	$15,049,818	$1,243,000	$16,292,818	47.0%	5.230%	(2)	1.67x	(2)
Elks Building	$6,419,098	$850,000	$7,269,098	64.9%	5.300%	(3)	1.58x	(3)

(1)

The combined cut-off date loan-to-value ratio of the mortgage loan and secured subordinate debt is equal to the ratio of their aggregate Cut-off Date Principal Balances to the Appraised Value of the related mortgaged property(ies).

(2)

The secured subordinate debt requires payments to the subordinate lender from time to time only to the extent of a specified portion of cash available taking into account all debts, liabilities and obligations of the borrower then due or net insurance proceeds, condemnation proceeds or sale or refinancing proceeds after repayment of other outstanding debt.

(3)

The secured subordinate debt bears no interest and requires periodic payments of principal before maturity only to the extent that a restaurant operated on the premises generates income in excess of specified thresholds.

The mortgaged property identified on Annex A-1 as Claremont Village Square, which secures a mortgage loan representing 1.6% of the Cut-off Date Pool Balance, is subject to a subordinate mortgage securing a loan in the amount of $1,243,000, which is owed to the City of Claremont (California) Redevelopment Agency in connection with its prior transfer of the land for development of the mortgaged property. In connection with the origination of the mortgage loan, the subordinate lender executed a subordination agreement in which such subordinate lender agreed, among other things, (i) that the subordinate loan is subordinate to the mortgage loan; (ii) that the lien of the subordinate loan documents is subordinate to the lien of the mortgage for the mortgage loan; (iii) not to enter into any amendment of the subordinate loan documents that would change the subordinate lender’s share of cash flow from the mortgaged property, change the calculation of “distributable cash from operations” (the basis for the determination of the amount payable to the subordinate lender from time-to-time) or otherwise materially or adversely alter the rights of the senior lender without the consent of the senior lender, which consent is not to be unreasonably withheld; and (iv) that the mortgage lender may, without affecting the subordination of the subordinate loan, release or compromise any obligation in the mortgage loan documents, defer or extend the time of payment and/or take any other action with respect to the mortgage loan, the mortgaged property or the borrower.

The mortgaged property identified on Annex A-1 as Elks Building, which secures a mortgage loan representing 0.7% of the Cut-off Date Pool Balance, is subject to a subordinate mortgage securing a loan in the amount of $850,000, which was provided by the City of Sacramento (California) Redevelopment Agency in connection with the renovation of portions of the improvements at the mortgaged property in 2007 and 2008. In connection with the origination of the mortgage loan, the subordinate lender executed a subordination agreement in which such subordinate lender agreed, among other things, (i) not to receive payment of any of the subordinate loan until the mortgage loan has been indefeasibly paid in full; (ii) to subordinate the lien of the subordinate mortgage in favor of the lien of the mortgage; (iii) not to accelerate the subordinate loan or take any remedies with respect to the mortgaged property at any time prior to the satisfaction in full of the mortgage loan; (iv) not to institute any judicial or administrative proceeding against the owner of the mortgaged property that would interfere with or delay the exercise by the mortgage lender of its rights or remedies in respect of the mortgaged property under the mortgage loan documents; (v) that no amendment of the subordinate loan documents will be binding unless the lender under the mortgage loan has consented thereto; and (vi) that the lender under the mortgage loan may, without the consent of the subordinate lender, change the terms of payment or performance of any obligations evidenced by the mortgage loan documents and realize upon or otherwise deal with the mortgaged property.

Permitted In Future (Secured Financing and Mezzanine and Similar Financing)

No borrower is permitted, without the consent of the lender, to incur additional mortgage indebtedness secured by the related mortgaged property in the future.

Certain borrowers or their owners are permitted to incur mezzanine or similar financing secured by a pledge of all or a portion of an owner’s direct or indirect equity interests in the borrower in the future. The following table presents the principal conditions under which such financing may be incurred.

Permitted Future Mezzanine Financing

Mortgage Loan/Property Portfolio Names	Mortgage Loan Cut-off Date Balance	% of Cut-off Date Pool Balance	Maximum Principal Amount Permitted (If Specified)(1)	Other Lender Must Execute Intercreditor or Similar Agreement	Minimum Combined Debt Service Coverage Ratio of Mortgage Loan and Other Loan(2)	Maximum Combined LTV Ratio of Mortgage Loan and Other Loan(2)	Mortgage Lender Allowed to Require Rating Agency Confirmation(3)

Pyramid Office	$14,832,658	1.6%	N/A	Yes	1.25x	65%	Yes
Rite Aid Monroeville	$3,461,643	0.4%	N/A	Yes	1.40x	75%	Yes

(1)	Indicates the maximum principal amount (if any) that is specifically stated in the mortgage loan documents and does not take account of any restrictions that may be imposed at any time by operation of any debt yield, debt service coverage ratio or loan-to-value ratio conditions.
(2)	Debt service coverage ratios and loan-to-value ratios are to be calculated in accordance with definitions set forth in the related mortgage loan documents. Except as otherwise noted in connection with a mortgage loan, the determination of the loan-to-value ratio must be based on a recent appraisal.
(3)	Indicates whether the conditions to the financing include delivery of confirmation from the Rating Agencies that the proposed financing will not, in and of itself, result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates.

With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Pyramid Office, which secures a mortgage loan representing 1.6% of the Cut-off Date Pool Balance, in connection with a sale by the related borrower to and assumption of the loan by a third party replacement borrower, certain direct or indirect owners of the replacement borrower may incur a mezzanine indebtedness secured by its interests in such borrower, provided that certain conditions set forth in the mortgage loan documents are satisfied, including that (i) no event of default has occurred, (ii) the combined loan-to-value ratio of the mortgage loan and the mezzanine loan does not exceed the greater of 65% and the loan-to-value ratio of the mortgage loan as of its origination date, (iii) the combined debt service coverage ratio of the mortgage loan and the mezzanine loan is greater than 1.25x and (iv) the combined debt yield of the mortgage loan and the mezzanine loan is not less than 9.5%.

In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Rite Aid Monroeville, which secures a mortgage loan representing 0.4% of the Cut-off Date Pool Balance, the sole member of each borrower may obtain mezzanine financing by pledging its membership interest in the related borrower upon satisfaction of certain conditions set forth in the mortgage loan documents, including, but not limited to, (i) no event of default has occurred, (ii) mortgagee approves the mezzanine loan and underlying documents, (iii) the combined loan-to-value of the mortgage loan and the mezzanine loan is not greater than 75%, (iv) the minimum combined debt service coverage ratio of the mortgage loan and the mezzanine loan is not less than 1.40x and (v) the combined debt yield for the mortgage loan and the mezzanine loan is not less than 10.30%.

Other Additional Financing

The mortgage loans generally permit a pledge of the same direct and indirect ownership interests in any borrower that could be transferred without lender consent.

Some of the mortgage loans may permit certain affiliates of the related borrower to pledge their indirect ownership interests in the borrower to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. The loan documents for such mortgage loans contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the loan documents but do not prohibit a change in control in the event of a permitted foreclosure. For example, in the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as 64th & Greenway, representing 0.8% of the cut-off pool balance, the sponsors pledged to Wells Fargo Bank (i) a non-controlling ownership interest in the sole member of borrower and (ii) the entirety of their interest in dividends, distributions and other proceeds from such sole member to support the restructuring of various loans from Wells Fargo Bank to the sponsors or their affiliates.

In addition, certain of the mortgage loans permit certain affiliates of the borrower to advance funds to other affiliates on an unsecured basis. Furthermore, prospective investors should assume that all or substantially all of the mortgage loans permit their borrowers to incur a limited amount (generally in an amount not more than 5% of the mortgage loan balance or an amount otherwise normal and reasonable under the circumstances) of trade payables and unsecured indebtedness in the ordinary course of business.

In the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Windsor Hotel Portfolio II, which secures a mortgage loan that represents 7.3% of the aggregate principal balance of the mortgage loans as of the cut-off date, the borrower issued preferred equity that entitles its holder to a preferred return on an equity investment of $37,000,000, which is fully payable on June 1, 2016 (which is one month before the scheduled maturity of the mortgage loan), the current interest rate payable on the unreturned initial preferred capital is 8% per annum, with an accruing minimum required internal rate of return of 16% on the equity investment, and the interest rate increases to 21% per annum following any removal of the managing member, which is subject to removal upon the occurrence of various events, including but not limited to a failure of the borrower to pay the preferred return on any scheduled distribution date. In addition, in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as Story Business Center, which secures a mortgage loan that represents 0.3% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain loans from related parties have been converted to preferred equity interests in the related borrower.
Cash Management Agreements/Lockboxes

Sixty-three (63) of the mortgage loans, representing 76.2% of the Cut-off Date Pool Balance, generally provide that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management or lockbox arrangement.

Annex A-1 to this prospectus supplement sets forth (among other things) the type of provisions (if any) for the establishment of a lockbox under the terms of each mortgage loan. The following is a description of each type of provision:

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Hard/Upfront Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the Trust and then applied by servicer in accordance with the related mortgage loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related mortgaged property. Generally, excess funds may then be remitted to the related borrower.

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Hard/Springing Cash Management. The related borrower is required to instruct the tenants and other payors (including any third party property managers) to pay all rents and other revenue directly to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Until the occurrence of a “trigger” event, which typically includes an event of default under the mortgage loan documents, such funds are forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. From and after the occurrence of such a “trigger” event, only the portion of such funds remaining after the payment of current debt service, the funding of reserves and, in some cases, expenses at the related mortgaged property are to be forwarded or otherwise made available to the related borrower or, in some cases, maintained in an account controlled by the servicer as additional collateral for the loan until the “trigger” event ends or terminates in accordance with the loan documentation.

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Soft/Upfront Cash Management. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Funds are then swept into a cash management account controlled by the applicable servicer on behalf of the Trust and applied by the servicer in accordance with the related mortgage loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related mortgaged property. Generally, excess funds may then be remitted to the related borrower.

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Soft/Springing Cash Management. Revenue from the related mortgaged property is generally paid by the tenants and other payors (including any third party property managers) to the related borrower or the property manager. The related borrower or property manager, as applicable, then forwards such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Until the occurrence of a “trigger” event, which typically includes an event of default under the mortgage loan documents, such funds are forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of such a “trigger” event, the mortgage loan documents will require the related borrower to instruct tenants, other payors and/or the property manager to pay directly into an account controlled by the applicable servicer on behalf of the Trust Fund. All funds held in such lockbox account controlled by the applicable servicer following such “trigger” event will be applied by the servicer in accordance with the related mortgage loan documents. From and after the occurrence of such a trigger event, only the portion of such funds remaining after the payment of current debt service and, in some cases, expenses at the related mortgaged property are to be forwarded or otherwise made available to the related borrower.

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Springing (With Established Account). A lockbox account is established at origination. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. The mortgage loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the mortgage loan documents, the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Funds are then swept into a cash management account controlled by the servicer on behalf of the Trust and applied by the servicer in accordance with the related mortgage loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related mortgaged property. Excess funds may then be remitted to the related borrower.

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Springing (Without Established Account). No lockbox account or agreement is established at origination. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. The mortgage loan documents provide that, upon the occurrence of a “trigger” event, which typically includes an event of default under the mortgage loan documents, a lockbox account controlled by the applicable servicer on behalf of the Trust Fund would be established and the related borrower would be required to instruct tenants to pay directly into such lockbox account or, if tenants are directed to pay to the related borrower or the property manager, the related borrower or property manager, as applicable, would then forward such funds to a lockbox account controlled by the applicable servicer on behalf of the Trust Fund. Funds are then swept into a cash management account controlled by the servicer on behalf of the Trust and applied by the servicer in accordance with the related mortgage loan documents. This typically includes the payment of debt service and, in some cases, expenses at the related mortgaged property. Excess funds may then be remitted to the related borrower.

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None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox account as of the Closing Date, and no lockbox account is required to be established during the term of the related mortgage loan.

In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash and/or checks that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties considered to have a hard lockbox, cash, checks and “over-the-counter” receipts may be deposited into the lockbox account by the property manager. Mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the Trust Fund.

Hazard Insurance

Each borrower under a mortgage loan is required to maintain all insurance required by the terms of the loan documents in the amounts set forth therein, which will be obtained from an insurer meeting the requirements of the loan documents. This includes a fire and hazard insurance policy with extended coverage. Certain mortgage loans may permit the hazard insurance policy to be maintained by a tenant of the mortgaged property, or may permit the borrower or a tenant to self-insure. The coverage of each policy will generally be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of (a) the full replacement cost of the improvements that are security for the subject mortgage loan, with no deduction for depreciation, and (b) the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any coinsurance clause.

If, on the date of origination of a mortgage loan, a material portion of the borrower owned improvements on a mortgaged property was in an area identified in the Federal Register by the Federal Emergency Management Agency (“FEMA”) as having special flood hazards (and such flood insurance is required by FEMA and has been made available), the loan documents generally require flood insurance meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage equal to the least of (a) the outstanding principal balance of the mortgage loan, (b) the full replacement cost of the improvements that are security for the subject mortgage loan and are located in the applicable flood zone and (c) the maximum amount of flood insurance available for the mortgaged property permitted by FEMA.

In some cases, the mortgage loans allow hazard insurance to be provided under blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the Trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the Trust.

See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Maintenance of Insurance” in this prospectus supplement for a description of the obligations of the master servicer and the special servicer with respect to the enforcement of the obligations of the borrowers under the mortgage loan documents and other matters related to the maintenance of insurance.

Tenant Matters

Described below is certain additional factual information regarding tenants at the mortgaged properties securing the mortgage loans.

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Twenty-five (25) mortgaged properties, the aggregate allocated loan amounts of which represent 14.7% of the Cut-off Date Pool Balance, are each leased to a single tenant. See “Risk Factors—Risks Relating to the Mortgage Loans—Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted, Which Could Reduce Distributions on Your Certificates”.

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In the case of many of the mortgage loans, all or a substantial portion (which may exceed a majority) of the tenant leases (or ground leases) at the mortgaged property expire, or grant to one or more tenants a lease termination option that is exercisable, at various times prior to the loan’s maturity date, including single tenant properties whose sole tenant lease may expire or terminate prior to the loan’s maturity date. See “Risk Factors—Risks Related to the Mortgage Loans—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” and Annex A-1 (and the footnotes thereto) in this prospectus supplement and “Risk Factors—Future Cash Flow and Property Values Are Not Predictable” in the attached prospectus.

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Some of the mortgaged properties that are office, industrial or retail properties, or mixed use properties that are used for office, industrial or retail purposes, may have a tenant that has ceased to occupy its space at a mortgaged property but continues to pay rent under its lease. See “Risk Factors—Risks Related to the Mortgage Loans —Special Risks of Mortgage Loans Secured by Office Properties”, “—Special Risks of Mortgage Loans Secured by Industrial and Mixed Use Facilities” and “—Special Risks of Mortgage Loans Secured by Retail Properties” in the attached prospectus.

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Certain of the multifamily rental properties have material tenant concentrations of students or military personnel (and in certain cases, additional university housing may be planned in the area of the mortgaged property, which may reduce demand for units at the related mortgaged property).

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Certain of the multifamily rental properties and manufactured housing community properties consist of senior housing. See “Risk Factors—Risks Related to the Mortgage Loans—Special Risks Associated with Residential Healthcare Facilities”, “—Special Risks Associated with Manufactured Housing Properties”, and “—Special Risks of Mortgage Loans Secured by Mortgage Loans Secured by Healthcare-Related Properties” in the attached prospectus.

•	Certain of the multifamily rental properties receive rent subsidies from the United States Department of Housing and Urban Development under its Section 8 program or otherwise.

•	Certain of the multifamily rental properties and manufactured housing community properties are subject to local rent control and rent stabilization laws.

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There may be several cases in which a particular entity is a tenant at more than one of the mortgaged properties, and although it may not be one of those five largest tenants at any of those properties, it is significant to the success of the properties in the aggregate.

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Certain of the mortgaged properties have tenants that have signed leases or executed letters of intent, but are not in occupancy or paying rent. See “Risk Factors—Risks Related to the Mortgage Loans—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment” in this prospectus supplement.

•	Certain of the anchor tenants (or shadow anchor tenants) at retail mortgaged properties may be dark.

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Certain of the tenants at the mortgaged properties have co-tenancy provisions that may entitle material tenants to terminate their leases or to otherwise stop paying rent under certain circumstances. See “Risk Factors—Risks Related to the Mortgage Loans—Renewal, Termination and Expiration of Leases and Reletting Entails Risks That May Adversely Affect Your Investment”.

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In addition, with respect to certain of the mortgage loans, certain of the tenants at the related mortgaged property(ies) (or other persons) have rights of first refusal or offer and/or purchase options on a related mortgaged property or portions thereof in accordance with the terms of the related tenant leases or other recorded documents affecting such mortgaged property. Although in many cases such rights of first refusal or offer and/or purchase options of tenants or other persons are frequently not subject to the related mortgage or remain applicable to a deed in lieu of foreclosure or a foreclosure sale or any subsequent sales of REO property by the special servicer. As a result, we cannot assure you that the mortgagee’s ability to sell the related mortgaged property at or after foreclosure will not be impaired or that the foreclosure proceeds or sale proceeds in a post-foreclosure sale will not be adversely affected. See “Risk Factors In Some Cases, Tenants or Other Persons Have Purchase Options or Rights Related to Transfers of the Mortgaged Property, Which May Adversely Affect the Trust As the Holder of the Mortgage Loan”.

Rights of First Offer or Refusal

The borrowers under some of the mortgage loans have granted or are otherwise bound by a rights of first refusal or offer in favor of a tenant or other third party in connection with a sale or transfer of the mortgaged property or a portion thereof.

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With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as El Mercado Shopping Center, which secures a mortgage loan representing 2.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, Wells Fargo Bank, N.A., a tenant, has a right of first refusal with respect to any sale or transfer of the premises leased by that tenant if the sale or transfer occurs other than as part of a sale or transfer of all of the mortgaged property. Wells Fargo Bank, N.A. provided a subordination and non-disturbance agreement to lender in connection with the origination of the mortgage loan.

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With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Renaissance Asheville, which represents a portion of the security for the Windsor Hotel Portfolio II mortgage loan and has an allocated loan amount representing 2.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the franchisor has a right of first refusal to acquire that mortgaged property if there is a transfer of the property or a controlling direct or indirect interest in the borrower to any person or entity having an interest (other than a passive investor) in another hotel brand comprised of at least ten hotels.

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With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Citrus Crossing, representing 2.4% of the cut-off pool balance, a pad site tenant (Pizza Hut) has a right of first refusal to purchase its leased premises if Borrower offers it for sale exclusive of the rest of the mortgaged property. The right of first refusal would not be extinguished by foreclosure, but does not apply to a transfer at a foreclosure sale or a deed-in-lieu thereof.

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With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as 1343 Miner Street, which represents a portion of the security for the Sunwest Portfolio mortgage loan and has an allocated loan amount representing 0.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the largest tenant Kum N Go has a right of first refusal with respect to any sale or transfer of the related portion of the mortgaged property.

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With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as 91-99 Paidge Avenue, which secures a mortgage loan representing 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the single tenant, Time Warner Entertainment Company, L.P. has a right of first refusal with respect to any sale or transfer of the related mortgaged property. That right would not be extinguished by foreclosure but by its terms the right does not apply to a foreclosure or deed in lieu thereof, or to the initial conveyance following a foreclosure.

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With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Santa Rosa Southside, which secures a mortgage loan representing 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, Retail Opportunity Investments Partnership, LP, a third party REIT, has a right of first offer with respect to any sale or transfer of the related mortgaged property. Based on its own terms, this right is subordinate to the mortgage.

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With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Kalamazoo Townes Place Suites, which represents a portion of the security for the HRC Hotel Portfolio mortgage loan and has an allocated loan amount representing 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the franchisor (Marriott) has a right of first refusal in connection with any lease or sale of the mortgaged property to any person or entity (other than an existing franchisee of the franchisor or passive investor), or certain affiliates and controlling persons of such a person or entity, that owns or has an interest in a hotel brand, trade name, trademark, system or chain comprised of 20 or more full-service or 50 or more limited-service hotels.

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With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Hilton Garden Inn-Denver Airport, which secures a mortgage loan representing 0.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the tenant at an outparcel (Pizza Hut) has a right of first refusal to purchase the premises leased by that tenant if the borrower determines to offer the premises for sale. The right would not be extinguished by a foreclosure but does not apply to a transfer at a foreclosure sale or by deed in lieu of foreclosure.

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With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as 64th & Greenway, which secures a mortgage loan representing 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, a major tenant (Fry’s) that leased a ground parcel has a right of first refusal in connection with any sale of the premises leased by that tenant, or of the sale of the entire mortgaged property. The right would not be extinguished by foreclosure but does not apply to a transfer of the mortgaged property by foreclosure or deed in lieu of foreclosure.

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With respect to the mortgaged property identified on Annex A-1 to this prospectus supplement as Rite Aid Monroeville, which secures a mortgage loan representing 0.4%, the related single tenant, Rite Aid has a right of first refusal with respect to any sale or transfer of the related mortgaged property but such right by its terms does not apply to a foreclosure or deed in lieu thereof.

Assessments of Property Value and Condition

Appraisals

In connection with the origination of each mortgage loan or in connection with this offering, an appraisal was conducted in respect of the related mortgaged property by an independent appraiser that was state-certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the cut-off date is presented in this prospectus supplement for illustrative purposes only and reflects calculations based on the “as-is” appraised value in each case. See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties” in this prospectus supplement. None of the appraisals of the mortgaged properties in the mortgage pool are more than 12 months old as of the cut-off date, except that in the case of the mortgaged properties identified on Annex A-1 to this prospectus supplement as Embassy Suites Las Vegas, Montclair on the Park – Missouri and Embassy Suites Alpharetta, which secure mortgage loans that represent 2.3%, 1.5% and 0.9%, respectively, of the Cut-off Date Pool Balance, the related appraisals are each 13 months old as of the cut-off date. See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties” in this prospectus supplement.

Environmental Assessments

Except for mortgaged properties that are the subject of environmental insurance obtained in lieu of a Phase I environmental site assessment as described under “—Environmental Insurance” below, all of the mortgaged properties securing the mortgage loans were subject to environmental site assessments by a third-party consultant, or in some cases an update of a previous assessment or transaction screen, in connection with the origination of the mortgage loans. In some cases, a Phase II environmental site assessment was also performed or environmental insurance was obtained in lieu of performing a Phase II environmental site assessment. In certain cases, these environmental assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition or provide additional security, such as letters of credit or reserves, or environmental indemnification. See “Risk Factors—Risks Related to the Mortgage Loans—Environmental Conditions at the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in this prospectus supplement. None of the environmental assessments of the mortgaged properties in the mortgage pool are more than 12 months old as of the cut-off date, except that (i) in the case of the mortgaged properties identified on Annex A-1 to this prospectus supplement as Hacienda MHC, Montclair on the Park – Missouri, Rivergate Self Storage, 91-99 Paidge Avenue, which secure mortgage loans that represent 1.4%, 1.5%, 0.2% and 1.6%, respectively, of the aggregate Cut-off Date Pool Balance, the related Phase I environmental site assessments are 13, 13, 13 and 14 months old, respectively, as of the cut-off date, and (ii) in the case of the mortgaged property identified on Annex A-1 to this prospectus supplement as 91-99 Paidge Avenue which secures a mortgage loan that represents 1.6% of the Cut-off Date Pool Balance, the related Phase II assessment is 15 months old as of the cut-off date.

Property Condition Assessments

In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination of each of the mortgage loans or in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, certain manufactured housing community properties and properties for which the borrower’s interest consists of a fee interest solely on the land and not any improvements, for the mortgaged properties in connection with the origination of the related mortgage loan or in connection with this offering. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency. See “Risk Factors—Risks Related to the Mortgage Loans—Property Inspections and Engineering Reports May Not Reflect All Conditions That Require Repair on a Mortgaged Property” in this prospectus supplement. None of the engineering reports of the mortgaged properties in the mortgage pool are more than 12 months old as of the cut-off date, except that in case of the mortgaged properties identified on Annex A-1 to this prospectus supplement as 91-99 Paidge Avenue, Montclair on the Park –Missouri and Hacienda MHC and Metro-Fort Worth, which secure mortgage loans that represent 1.6%, 1.5%, 1.4% and 0.2%, respectively, of the Cut-off Date Pool Balance, the related engineering reports are, respectively, 14, 13, 13 and 13 months old as of the cut-off date.

Seismic Review Process

In general, except for certain manufactured housing community properties, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). No such PML, PL or SEL exceeded 20%, except that in the case of the mortgaged property identified as Norwalk Town Square on Annex A-1 to this prospectus supplement, securing a mortgage loan representing 2.9% of the Cut-off Date Pool Balance, the PML was 22% and the borrower obtained and is required to maintain earthquake insurance.

Zoning and Building Code Compliance

Each mortgage loan seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but we cannot assure you that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, zoning consultants reports, confirmations from government officials, title insurance endorsements, survey endorsements and/or representations by the related borrower contained in the related mortgage loan documents. In some cases, a certificate of occupancy may not be on record or may not have been issued, or there may be expired permits, with respect to a mortgaged property or a particular portion thereof. Other violations may be known to exist at any particular mortgaged property, but in each such instance the related mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

In some cases the improvements at a mortgaged property may be encroaching over set-back lines established under the local zoning ordinance or easement and, with limited exception, an endorsement to the title insurance policy or a separate policy of law and ordinance insurance might have been obtained to cover losses arising from any required removal of such building(s). Where the property as currently operated is a permitted nonconforming use and/or structure, the related mortgage loan seller generally conducted an analysis as to—

•	the likelihood that a material casualty would occur that would prevent the mortgaged property from being rebuilt in its current form, and

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whether existing replacement cost hazard insurance or, if necessary, supplemental “law and ordinance coverage” would, in the event of a material casualty, be sufficient to satisfy the entire mortgage loan or, taking into account the cost of repair, be sufficient to pay down that mortgage loan to a level such that the remaining collateral would be adequate security for the remaining loan amount.

Environmental Insurance

In the case of the mortgage loan secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as WPC Self Storage Portfolio, which represents 5.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the borrower obtained an environmental insurance policy in connection with the circumstances described under “Risk Factors—Risks Related to the Mortgage Loans—Environmental Conditions at the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in this prospectus supplement. The policy has a term expiring in July 2021 and provides up to $2,000,000 to cover potential losses from the risks described under above with respect to the Chicago Adams, Chicago Elston, Fresno and South Gate properties. The premiums for this policy have been or, as of the Closing Date, will have been paid in full.

In the case of the mortgage asset secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as 64th & Greenway, representing 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the borrower obtained an environmental insurance policy in connection with the circumstances described under “Risk Factors—Risks Related to the Mortgage Loans—Environmental Conditions at the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Law, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in this prospectus supplement. The policy has a term expiring in November 2019 (three years after loan maturity) and provides up to $2,000,000 to cover potential losses from the risks described above. The premiums for this policy have been or, as of the Closing Date, will have been paid in full.

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Summerhill Marketplace, which represents 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the originator is named as an additional insured under an environmental insurance policy that was obtained by the borrower in connection with the circumstances described under “Risk Factors—Risks Related to the Mortgage Loans—Environmental Conditions at the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in this prospectus supplement. In general, subject to certain conditions and exclusions, the aggregate limit of liability and the applicable deductible, such environmental insurance policy generally provides coverage against: (i) losses resulting from the default under the applicable mortgage loan, up to the then outstanding principal balance and certain “extra expenses” (which may include a limited amount of unpaid interest), if on-site environmental conditions in violation of applicable environmental standards are discovered at the subject mortgaged property and reported to the insurer during the policy period (provided that the coverage may be limited to the lesser of the then outstanding principal balance and the costs of cleanup of environmental conditions, up to the applicable aggregate policy limit); (ii) any cleanup costs required by a governmental authority as a result of a discovery, after foreclosure and during the policy period, by the insured of certain environmental conditions in violation of applicable environmental standards that are discovered at the subject mortgaged property and reported to the insurer during the policy period; and (iii) any losses from third party claims against the insured during the policy period for bodily injury and property damage caused by certain environmental conditions in violation of applicable environmental standards that are discovered at the subject mortgaged property and reported to the insurer during the policy period. The policy has a term expiring in August 2021 and provides up to $10,000,000 of coverage for certain legally required clean-up costs that may be incurred by the borrower in connection with pollution conditions at the property. The mortgage loan requires the borrower to renew the policy at least 30 days before its scheduled expiration. The premiums for this policy have been or, as of the Closing Date, will have been paid in full.

In the case of the mortgage loan secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as 301 Wilshire, which represents 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the Phase I environmental assessment indicated the possibility of a prior dry cleaning facility on or near the property. In lieu of a Phase II environmental assessment, the lender required the borrower to obtain an environmental insurance policy. The rating of the insurer with respect to the environmental insurance policy is A+, the policy has a loss limit of $5,000,000 (subject to a $50,000 deductible) and a term of ten years starting November 3, 2011, with a prepaid extended period of coverage lasting three years after loan maturity.

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as 91-99 Paidge Avenue, representing 1.6% of the Cut-off Date Pool Balance, the borrower obtained an environmental insurance policy in connection with the circumstances described under “Risk Factors—Risks Related to the Mortgage Loans—Environmental Conditions at the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Law, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in this prospectus supplement. The policy has a term expiring in April 2021 (approximately one month prior to loan maturity) and provides up to $10,000,000 to cover potential losses from the risks described above. The premiums for this policy have been or, as of the Closing Date, will have been paid in full.

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as Cumberland Place, representing 0.3% of the Cut-off Date Pool Balance, an environmental insurance policy in favor of C-III Commercial Mortgage LLC and its successors and assigns was obtained in lieu of obtaining a Phase II environmental assessment. The policy provides coverage generally for losses of the type described in the next sentence, subject to the coverage limits discussed below, and further subject to several conditions, limitations and exclusions as referred to under “Risk Factors—Risks Related to the Mortgage Loans—Environmental Conditions at the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in this prospectus supplement. In general, subject to certain conditions and exclusions, the aggregate limit of liability and the applicable deductible, such environmental insurance policy generally provides coverage against: (i) losses resulting from the default under the applicable mortgage loan, up to the then outstanding principal balance and certain “extra expenses” (which may include a limited amount of unpaid interest), if on-site environmental conditions in violation of applicable environmental standards are discovered at the subject mortgaged property and reported to the insurer during the policy period (provided that the coverage may be limited to the lesser of the then outstanding principal balance and the costs of cleanup of environmental conditions, up to the applicable aggregate policy limit); (ii) any cleanup costs required by a governmental authority as a result of a discovery, after foreclosure and during the policy period, by the insured of certain environmental conditions in violation of applicable environmental standards that are discovered at the subject mortgaged property and reported to the insurer during the policy period; and (iii) any losses from third party claims against the insured during the policy period for bodily injury and property damage caused by certain environmental conditions in violation of applicable environmental standards that are discovered at the subject mortgaged property and reported to the insurer during the policy period. The policy has an aggregate limit of liability of $2,800,000, a $25,000 deductible per claim and a claims reporting period that runs through February 17, 2025 based on an extended maturity date endorsement. The premiums for this policy have been or, as of the Closing Date, will have been paid in full.

In general, the master servicer will be required to report any claims of which it is aware that arise under a secured credit impaired property, environmental liability insurance or pollution legal liability policy relating to a mortgage loan while that loan is not a specially serviced mortgage loan and the special servicer will be required to report any claims of which it is aware that arise under the policy while that loan is a specially serviced mortgage loan or the related mortgaged property has become an REO property.

Each insurance policy referred to above has been issued or, as of the Closing Date, will have been issued.

Loan Purpose

Seventy-seven (77) of the mortgage loans, securing 88.1% of the Cut-off Date Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan.

Eleven (11) of the mortgage loans, securing 11.2% of the Cut-off Date Pool Balance, were originated in connection with the borrower’s acquisition of the mortgaged property(ies) that secures such mortgage loan.

One (1) of the mortgage loans, securing 0.7% of the Cut-off Date Pool Balance, was originated in part in connection with the borrower’s refinancing of a previous mortgage loan and in part in connection with the borrower’s acquisition of the mortgaged property(ies) that secures such mortgage loan.

Additional Mortgage Loan Information

For purposes of the statistical information regarding the mortgage loans set forth in this prospectus supplement, including the Annexes hereto:

(1)	“ADR” means, with respect to any hospitality property, the average daily rate.

(2)	“Appraised Value” means, for any mortgaged property securing a mortgage loan, the value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date. The appraisals for certain of the mortgaged properties state an “as-stabilized” value and/or “as-renovated” value as well as an “as-is” value for such properties based on the assumption that certain events will occur with respect to the re-tenanting, renovation or other repositioning of such properties. The “as-is” value is presented as the Appraised Value in this prospectus supplement, except where we specifically state otherwise. See the footnotes to Annex A-1 of this prospectus supplement.

(3)	“Cash Flow Analysis” is, with respect to the one or more mortgaged properties securing a mortgage loan among the fifteen largest mortgage loans or groups of cross-collateralized mortgage loans, a summary presentation of certain adjusted historical financial information provided by the related borrower, and a calculation of the Underwritten Net Cash Flow expressed as (a) ”Effective Gross Income” minus (b) ”Total Expenses” and underwritten replacement reserves and tenant improvements and leasing commissions. For this purpose:

•

“Effective Gross Income” means, with respect to any mortgaged property, the revenue derived from the use and operation of that property, less allowances for vacancies, concessions and credit losses. The “revenue” component of such calculation was generally determined on the basis of the information described with respect to the “revenue” component described under “Underwritten Net Cash Flow” below. In general, any non-recurring revenue items and non-property related revenue are eliminated from the calculation of Effective Gross Income.

•

“Total Expenses” means, with respect to any mortgaged property, all operating expenses associated with that property, including utilities, administrative expenses, repairs and maintenance, management fees, advertising costs, insurance premiums, real estate taxes and (if applicable) ground rent. Such expenses were generally determined on the basis of the same information as the “expense” component described under “Underwritten Net Cash Flow” below.

To the extent available, selected historical income, expenses and net income associated with the operation of the related mortgaged property securing each mortgage loan appear in each Cash Flow Summary contained in the “Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans” attached as Annex A-3 to this prospectus supplement. Such information is one of the sources (but not the only source) of information on which calculations of Underwritten Net Cash Flow are based. The historical information presented is derived from audited or unaudited financial statements provided by the borrowers. The historical information in the Cash Flow Summaries reflects adjustments made by the mortgage loan seller to exclude certain items contained in the related financial statements that were not considered in calculating Underwritten Net Cash Flow and is presented in a different format from the financial statements to show a comparison to the Underwritten Net Cash Flow. In general, solely for purposes of the presentation of historical financial information, the amount set forth under the caption “gross income” consists of the “total revenues” set forth in the applicable financial statements (including (as and to the extent stated) rental revenues, tenant reimbursements and recovery income (and, in the case of hospitality properties and certain other property types, parking income, telephone income, food and beverage income, laundry income and other income), with adjustments to exclude amounts recognized on the financial statements under a straight-line method of recognizing rental income (including increases in minimum rents and rent abatements) from operating leases over their lives and items indicated as extraordinary or one-time revenue collections or considered nonrecurring in property operations. The amount set forth under the caption “expenses” in the historical financial information consists of the total expenses set forth in the applicable financial statements, with adjustments to exclude allocated parent company expenses, restructuring charges and charges associated with employee severance and termination benefits, interest expenses paid to company affiliates or unrelated third parties, charges for depreciation and amortization charges and items indicated as extraordinary or one-time losses or considered nonrecurring in property operations.

The selected historical information presented in the Cash Flow Summaries is derived from audited or unaudited financial statements furnished by the respective borrowers which has not been verified by the depositor, any underwriters, the mortgage loan sellers or any other person. Audits or other verification of such financial statements could result in changes thereto, which could in turn result in the historical net income presented herein being overstated.

(4)

“Cut-off Date Loan-to-Value Ratio” or “Cut-off Date LTV Ratio” generally means the ratio, expressed as a percentage, of the Cut-off Date Principal Balance of a mortgage loan to the Appraised Value of the related mortgaged property or properties determined as described under “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this prospectus supplement. See also the footnotes to Annex A-1 in this prospectus supplement. Because the Appraised Values of the mortgaged properties were determined prior to origination, the information set forth in this prospectus supplement, including the Annexes hereto, is not necessarily a reliable measure of property value or the related borrower’s current equity in each mortgaged property. The current value of a mortgaged property may be less than the appraised value determined in connection with origination and the current actual cut-off date loan-to-value ratio of a mortgage loan may be higher than the Cut-off Date LTV Ratio that we present in this prospectus supplement, even after taking into account amortization since origination. See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties” in this prospectus supplement. The Cut-off Date Loan-to-Value Ratio information for the mortgage loans contained in a group of cross-collateralized mortgage loans, if any, is calculated on the basis of the aggregate Cut-off Date Principal Balance of all those mortgage loans and the aggregate Appraised Value of all the related mortgaged properties securing the group. On an individual basis, without regard to the cross-collateralization feature, any particular mortgage loan that is part of a group of cross-collateralized mortgage loans may have a higher (and perhaps substantially higher) Cut-off Date Loan-to-Value Ratio than is shown on Annex A-1 to this prospectus supplement. No representation is made that any Appraised Value presented in this prospectus supplement approximates either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a current or future sale of that property.

(5)	“Cut-off Date Pool Balance” means the aggregate of the Cut-off Date Principal Balances of all the mortgage loans.

(6)	“Cut-off Date Principal Balance” or “Cut-off Date Balance” means, with respect to any mortgage loan, the outstanding principal balance thereof as of the close of business on its cut-off date, after application of all payments due on or before such date, whether or not received.

(7)	“Debt Service Coverage Ratio”, “DSCR”, “Underwritten Debt Service Coverage Ratio” “U/W NCF DSCR” or “U/W DSCR” generally means the ratio of the Underwritten Net Cash Flow for the related mortgaged property or properties to the annual debt service as shown in Annex A-1 to this prospectus supplement. In the case of mortgage loans with an interest-only period that has not expired as of the cut-off date but will expire prior to maturity, 12 months of principal and interest payments is used as the annual debt service. In the case of any mortgage loan that provides for payments of interest-only for its entire term, 12 months of interest-only payments is used as the annual debt service. The Underwritten Debt Service Coverage Ratio for the mortgage loans contained in a group of cross-collateralized mortgage loans, if any, is calculated on the basis of the aggregate cash flow generated by all the mortgaged properties securing the group and the aggregate debt service payable under all of those mortgage loans. On an individual basis, without regard to the cross-collateralization feature, any particular mortgage loan that is part of a group of cross-collateralized mortgage loans may have a lower (and perhaps substantially lower) Underwritten Debt Service Coverage Ratio than is shown on Annex A-1 to this prospectus supplement.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property or expected to be generated by a property based upon executed leases that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a mortgaged property’s ability to service the mortgage debt over the entire remaining loan term. See “Underwritten Net Cash Flow” below.

The Underwritten Debt Service Coverage Ratios presented in this prospectus supplement appear for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan. No representation is made that the Underwritten Debt Service Coverage Ratios presented in this prospectus supplement accurately reflect that ability.

(8)

“LTV Ratio at Maturity” and “Balloon LTV Ratio” generally means the ratio, expressed as a percentage, of (a) the principal balance of a balloon mortgage loan scheduled to be outstanding on the scheduled maturity date, to (b) the Appraised Value of the related mortgaged property or properties determined as described under “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this prospectus supplement. The LTV Ratio at Maturity information for the mortgage loans contained in any group of cross-collateralized mortgage loans is calculated on the basis of the aggregate principal balance of all those mortgage loans scheduled to be outstanding on the scheduled maturity date and the aggregate Appraised Value of all the related mortgaged properties securing the group. On an individual basis, without regard to the cross-collateralization feature, any particular mortgage loan that is part of a group of cross-collateralized mortgage loans may have a higher (and perhaps substantially higher) LTV Ratio at Maturity than is shown on Annex A-1 to this prospectus supplement. No representation is made that any Appraised Value presented in this prospectus supplement approximates either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a current or future sale of that property. Because the Appraised Values of the mortgaged properties were determined prior to origination, the information set forth in this prospectus supplement, including the Annexes hereto, is not necessarily a reliable measure of the related borrower’s current equity in each mortgaged property. The current value of a mortgaged property may be less than the appraised value determined in connection with origination, the value of a property may decline in the future and the actual loan-to-value ratio at maturity of a mortgage loan may be higher than the LTV Ratio at Maturity that we present in this prospectus supplement. See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals May Not Accurately Reflect the Value of the Mortgaged Properties” in this prospectus supplement.

(9)	“Maturity Date Balloon Payment” or “Balloon Payment” means, for any balloon mortgage loan, the payment of principal due upon its stated maturity date.

(10)	“Occupancy Rate” means (i) in the case of multifamily rental properties and manufactured housing community properties, the percentage of rental units or pads, as applicable, that are rented as of the date of determination; (ii) in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination (subject to, in the case of certain mortgage loans, one or more of the additional lease-up assumptions); (iii) in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination; and (iv) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented ending on the date of determination, depending on borrower reporting. In the case of some of the mortgage loans, the calculation of Occupancy Rate for one or more related properties was based on assumptions regarding occupancy, such as the assumption that a particular tenant at the subject mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the cut-off date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged property; and certain additional lease-up assumptions as may be described in the footnotes to Annex A-1 to this prospectus supplement.

(11)	“Occupancy As Of Date” means the date of determination of the Occupancy Rate of a mortgaged property.

(12)

“Prepayment Provisions” denotes a general summary of the provisions of a mortgage loan that restrict the ability of the related borrower to voluntarily prepay the mortgage loan. In each case, some exceptions may apply that are not described in the general summary, such as provisions that permit a voluntary partial prepayment in connection with the release of a portion of a mortgaged property, or require the application of tenant holdback reserves to a partial prepayment, in each case notwithstanding any lockout period or Yield Maintenance Charge that may otherwise apply. In describing Prepayment Provisions, we use the following symbols with the indicated meanings:

•

“D(#)” means, with respect to any mortgage loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that mortgage loan in order to obtain a release of the related mortgaged property.

•

“L(#)” means, with respect to any mortgage loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

•

“O(#)” means, with respect to any mortgage loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted without the payment of any Prepayment Premium or Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

•

“YM(#)” means, with respect to any mortgage loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of a Yield Maintenance Charge and the lender is not entitled to require a defeasance in lieu of prepayment.

•

“D(#) or @%” means, with respect to any mortgage loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which the related borrower is permitted to defease that mortgage loan in order to obtain a release of the related mortgaged property or during which prepayments of principal are permitted with the payment of a Prepayment Premium (equal to @% of the prepaid amount).

•

“GRTR of @% or YM(#)” means, with respect to any mortgage loan, a specified number of monthly payment periods (which number is denoted by a numeric value #) during which prepayments of principal are permitted with the payment of the greater of a Yield Maintenance Charge and a Prepayment Premium (equal to @% of the prepaid amount) and the lender is not entitled to require a defeasance in lieu of prepayment.

(13)	“RevPAR” means, with respect to any hospitality property, revenues per available room.

(14)	“Remaining Term to Maturity” means, with respect to any mortgage loan, the number of months from the cut-off date to the stated maturity date.

(15)	“Underwritten Net Cash Flow”, “Underwritten NCF” or “U/W NCF” means an amount based on assumptions relating to cash flow available for debt service. In general, it is the assumed revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease or space lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritten Net Cash Flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses.

In determining the “revenue” component of Underwritten Net Cash Flow for each commercial mortgaged property other than multifamily, self storage and hospitality properties, the related mortgage loan seller generally relied on a rent roll and/or other known, signed tenant leases, executed extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied by the related borrower and, where the actual vacancy shown thereon and the market vacancy was less than 5%, assumed a minimum 5% vacancy in determining revenue from rents, except that in the case of certain non-multifamily and non-manufactured housing community properties, space occupied by any anchor or single tenant or other large creditworthy tenant may have been disregarded (or a rate of less than 5% has been assumed) in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants. Where the actual or market vacancy was greater than 5%, the mortgage loan seller determined revenue from rents by generally relying on a rent roll and/or other known, signed leases, executed lease extension options, or other indications of anticipated income (generally supported by market considerations, cash reserves or letters of credit) supplied and the greatest of (a) actual current vacancy at the related mortgaged property, (b) current vacancy according to third party provided market information or at comparable properties in the same or similar market as the related mortgaged property, and (c) 5%. In determining revenue for multifamily, manufactured housing community and self storage properties, the mortgage loan sellers generally reviewed rental revenue shown on the rolling one-to-twelve month (or come combination thereof) operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one-to-twelve month periods. In the case of hospitality properties, gross receipts were generally determined based upon the average occupancy not to exceed 75% and daily rates based on third party provided market information or daily rates achieved during the prior one-to-three year annual reporting period.

In determining the “expense” component of Underwritten Net Cash Flow for each mortgaged property, the related mortgage loan seller generally relied on, to the extent available, historical operating statements, full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that: (i) if tax or insurance expense information more current than that reflected in the financial statements was available and verified, the newer information was generally used; (ii) property management fees were generally assumed to be 2% to 6% (depending on the property) of effective gross revenue (or, in the case of a hospitality property, gross receipts); (iii) in general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; (iv) expenses were assumed to include annual replacement reserves; and (v) recent changes in circumstances at the mortgaged properties were taken into account (for example, physical changes that would be expected to reduce utilities costs). Annual replacement reserves were generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or minimum requirements by property type designated by the mortgage loan seller, and are: (a) in the case of retail, office, self storage and industrial/warehouse properties, generally not more than $0.40 per square foot of net rentable commercial area (and may be zero); (b) in the case of multifamily rental apartments, generally not more than approximately $400 per residential unit per year, depending on the condition of the property (and may be zero); (c) in the case of manufactured housing community properties, generally not more than approximately $50 per pad per year, depending on the condition of the property; and (d) in the case of hospitality properties, generally 4% to 5%, inclusive, of gross revenues. In addition, in some cases, the mortgage loan seller recharacterized as capital expenditures items that are reported by borrowers as operating expenses (thus increasing the “net cash flow”).

Historical operating results may not be available for mortgaged properties with newly constructed improvements, mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritten Net Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants, other third party provided market information or from other borrower-supplied information. We cannot assure you with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable mortgage loan seller in determining the presented operating information.

For purposes of calculating Underwritten Net Cash Flow for mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases, if applicable, have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

The amounts described as revenue and expense above are often highly subjective values. In the case of some of the mortgage loans, the calculation of Underwritten Net Cash Flow for the related mortgaged properties was based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following: (i) the assumption that a particular tenant at a mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date generally expected to occur within twelve months of the cut-off date; (ii) the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date; (iii) assumptions regarding the probability of renewal or extension of particular leases and/or the re-leasing of certain space at a mortgaged property and the anticipated effect on capital and re-leasing expenditures; (iv) assumptions regarding the costs and expenses, including leasing commissions and tenant improvements, associated with leasing vacant space or releasing occupied space at a future date; and (v) assumptions regarding future increases or decreases in expenses, or whether certain expenses are capital expenses or should be treated as expenses which are not recurring. In addition, in the case of some commercial properties, the underwritten revenues were adjusted upward to account for a portion or average of the additional rents provided for under any rent step-ups scheduled to occur over the terms of executed leases. We cannot assure you that the assumptions and calculations made with respect to any mortgage loan will, in fact, be consistent with actual property performance. Actual annual net cash flow for a mortgaged property may be less than the Underwritten Net Cash Flow presented with respect to that property in this prospectus supplement. In addition, the underwriting analysis of any particular mortgage loan as described herein by a particular mortgage loan seller may not (and likely will not) conform to an analysis of the same property by other persons or entities.

See “Risk Factors—Risks Related to the Mortgage Loans—Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions” in this prospectus supplement.

(16)

“Underwritten NCF Debt Yield” or “U/W NCF Debt Yield” means, with respect to any mortgage loan, the Underwritten NCF for the related mortgaged property or properties divided by the Cut-off Date Principal Balance of that mortgage loan. The Underwritten NCF Debt Yield for each mortgage loan contained in any group of cross-collateralized mortgage loans is equal to the Underwritten NCF of all the mortgaged properties securing the group divided by the aggregate Cut-off Date Principal Balance of all the mortgage loans in the group. On an individual basis, without regard to the cross-

collateralization feature, any particular mortgage loan that is part of a group of cross-collateralized mortgage loans may have a lower (and perhaps substantially lower) Underwritten NCF Debt Yield than is shown on Annex A-1 to this prospectus supplement.

(17)	“Underwritten Net Operating Income”, “Underwritten NOI” or “U/W NOI” means an amount based on assumptions of the cash flow available for debt service before deductions for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. Underwritten Net Operating Income is generally estimated in the same manner as Underwritten Net Cash Flow, except that no deduction is made for capital expenditures, including replacement reserves, tenant improvement costs and leasing commissions. See “Risk Factors—Risks Related to the Mortgage Loans—Debt Service Coverage Ratio and Net Cash Flow Information is Based on Numerous Assumptions” in this prospectus supplement.

(18)	“Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any mortgage loan, the Underwritten NOI for the related mortgaged property or properties divided by the Cut-off Date Principal Balance of that mortgage loan. The Underwritten NOI Debt Yield for each mortgage loan contained in any group of cross-collateralized mortgage loans is equal to the Underwritten NOI of all the mortgaged properties securing the group divided by the aggregate Cut-off Date Principal Balance of all the mortgage loans in the group. On an individual basis, without regard to the cross-collateralization feature, any particular mortgage loan that is part of a group of cross-collateralized mortgage loans may have a lower (and perhaps substantially lower) Underwritten NOI Debt Yield than is shown on Annex A-1 to this prospectus supplement.

(19)	You should review the footnotes to Annex A-1 in this prospectus supplement for information regarding certain other loan-specific adjustments regarding the calculation of debt service coverage ratio information, loan-to-value ratio information and/or loan per net rentable square foot or unit with respect to certain of the mortgage loans.

(20)	References to “weighted averages” of the mortgage loans in the mortgage pool or any particular sub-group of the mortgage loans are references to averages weighted on the basis of the Cut-off Date Principal Balances of the mortgage loans.

(21)	If we present a debt rating for some tenants and not others in the tables, you should assume that the other tenants are not rated and/or have below-investment grade ratings. If a tenant has a rated parent or affiliate, we present the rating of that parent or affiliate, notwithstanding that the parent or affiliate may itself have no obligations under the lease. Presentation of a rating opposite a tenant should not be construed as a statement that the relevant tenant will perform or be able to perform its obligations.

The sum in any column of Annex A-1 or any of the tables in Annex A-2 may not equal the indicated total due to rounding.

Historical information presented in this prospectus supplement, including information in Annexes A-1 and A-3 to this prospectus supplement is derived from audited or unaudited financial statements provided by the borrowers. In each case, the historical information is taken from the same source with respect to a mortgage loan and subject to the same adjustments and considerations as described above with respect to the fifteen largest mortgage loans or groups of cross-collateralized mortgage loans under the definition of “Cash Flow Analysis”.

Generally, the loan documents with respect to the mortgage loans require the borrowers (in some cases, upon request) to provide the related lender (such as the Trust) with annual operating statements and rent rolls.

Exceptions to Underwriting Guidelines

The mortgage loan sellers (other than Wells Fargo Bank) have not identified any material exceptions to the disclosed underwriting criteria set forth under “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement. In the case of the mortgage asset secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as the National Cancer Institute Center, representing 8.3% of the cut-off pool balance, the sole tenant will not be in occupancy as of the Closing Date, which represents an exception to the Underwriting Guidelines for Wells Fargo Bank. The related mortgaged property was built by the sponsor in three phases, the last of which was delivered to the tenant (the sole support contractor for the National Cancer Institute’s federally-funded research at Fort Detrick, Maryland, and nominee of the U.S. government) in January 2011. The tenant is currently paying full rent, and is in the intermediate stages of completing its tenant improvements, which are estimated to cost in excess of $136,000,000. Initial occupancy is projected for summer 2012. Wells Fargo Bank’s decision to include the mortgage loan notwithstanding this exception was supported by the property’s appraised value (including “dark” value) and the loan’s leverage attributes, the tenant’s substantial financial commitment to the project, the facility’s functional and political significance to national cancer research, and risk-mitigating features required in connection with the loan approval, including carve-out guarantees from the sponsor for any shortfall in defeasance costs should the tenant either terminate its lease or exercise its option to purchase the mortgaged property, together with related reserve and cash management requirements to mitigate re-tenanting risks.

Assignment of the Mortgage Loans

On or before the Closing Date, the mortgage loan sellers will transfer to us those mortgage loans that are to be included in the Trust Fund, and we will transfer to the Trust Fund all of those mortgage loans. In each case, the transferor will assign the mortgage loans, without recourse, to the trustee, except as described below in this “—Assignment of the Mortgage Loans” section. See the section of the attached prospectus titled “Description of the Pooling and Servicing Agreements—Assignment of Mortgage Assets; Repurchases”.

In connection with the transfers of the mortgage loans, the mortgage loan sellers will be required to deliver to the custodian on behalf of the trustee, the following documents, among others:

•	either—

1.	the original promissory note(s) evidencing that mortgage loan, or

2.	if any original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

•	the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the mortgage instrument;

•	the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

•	either—

1.	an executed assignment of the mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to a mortgage instrument that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent for recording;

•	either—

1.	an executed assignment of any separate assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to an assignment of leases and rents that has not been returned from the applicable recording office, or

2.	a certified copy of that assignment as sent for recording;

•

an original or copy of the related policy or certificate of lender’s title insurance policy, or if a title insurance policy has not yet been issued, a “marked-up” commitment for title insurance or a pro forma policy; and

•	if a material portion of the interest of the borrower in the related mortgaged property consists of a leasehold interest, the original or a copy of the related ground lease or space lease.

The pooling and servicing agreement and/or the respective mortgage loan purchase agreements will specify the dates by which these documents and instruments must be delivered. All promissory notes must be in the possession of the custodian on the Closing Date. Each promissory note must be endorsed to the trustee, in that capacity, for the registered holders of the certificates or in blank. Each assignment of a mortgage, separate assignment of leases or other security agreement must be in favor of the trustee, in that capacity, for the registered holders of the certificates.

The custodian is required to hold all of the documents delivered to it with respect to the mortgage loans on behalf of the trustee, in trust for the benefit of the certificateholders. Within a specified period of time following that delivery, the custodian will be further required to conduct a review of those documents. The scope of the custodian’s review of those documents will, in general, be limited solely to confirming that they have been received. No party to the pooling and servicing agreement is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

If—

•	any of the documents required to be delivered by a mortgage loan seller to the custodian is not delivered or is otherwise defective, and

•

that omission or defect materially and adversely affects the interests of the certificateholders, or any of them, with respect to the subject loan, including, but not limited to, a material and adverse effect on any of the distributions distributable with respect to any of the certificates or on the value of those certificates, then the omission or defect will constitute a material document defect. The pooling and servicing agreement may provide that the absence of select mortgage loan documents is deemed to be a material document defect. The rights of the certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller (or, in the case of mortgage loans sold by Basis Real Estate Capital II, LLC, its affiliate, Basis Investment Group LLC, or, in the case of mortgage loans sold by Liberty Island Group I LLC, each of that mortgage loan seller and Liberty Island Group LLC) with respect to any material document defect are described under “—Cures, Repurchases and Substitutions” below.

Additionally, in connection with the transfer of the mortgage loans to the Trust Fund, one or more of the mortgage loan sellers may retain, either directly or through an affiliate, a portion of the certificates issued at closing.

Representations and Warranties

As of the Closing Date, each mortgage loan seller will make, with respect to each of the mortgage loans sold to us by that mortgage loan seller, the representations and warranties set forth on Annex B-1 to this prospectus supplement, subject to the exceptions set forth on Annex B-2 to this prospectus supplement.

The representations and warranties made by each mortgage loan seller as described on Annex B-1, subject to the exceptions set forth on Annex B-2 to this prospectus supplement, will be assigned by us to the trustee under the pooling and servicing agreement. If—

•	there exists a breach of any of the above-described representations and warranties made by a mortgage loan seller, and

•	that breach materially and adversely affects the interests of the certificateholders in the subject mortgage loan,

then that breach will be a material breach of the representation and warranty. The rights of the certificateholders, or of the trustee on their behalf, against the applicable mortgage loan seller (or, in the case of mortgage loans sold by Basis Real Estate Capital II, LLC, Basis Investment Group LLC, or, in the case of mortgage loans sold by Liberty Island Group I LLC, that mortgage loan seller and Liberty Island Group LLC) with respect to any material breach are described under “—Cures, Repurchases and Substitutions” below.

Each mortgage loan purchase agreement, together with the related representations and warranties and the corresponding exceptions, serves to contractually allocate risk between the related mortgage loan seller, on the one hand, and the Trust Fund, on the other. We present the related representations and warranties and any related exceptions herein in this prospectus supplement for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties is not intended as statements regarding the actual characteristics of the mortgage loans, mortgaged properties or other matters. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that we present in this prospectus supplement. Further, whether a particular mortgage loan seller elects to take an exception to a representation and warranty is determined by the nature of its related mortgage loans, the mortgage loan seller’s interpretation of the requirements of the related representation and warranties and the terms and conditions of the mortgage loans as well as the mortgage loan seller’s risk tolerance. As a result, the fact that one mortgage loan seller has elected not to take an exception to a particular representation or warranty where another mortgage loan seller, or each other mortgage loan seller, has elected to take an exception, should not imply anything about the specific characteristics of that mortgage loan seller’s collateral.

No party to the pooling and servicing agreement or any other person is under any duty or obligation to review the mortgage loans to determine whether the representations and warranties made by the related mortgage loan seller are true.

Cures, Repurchases and Substitutions

If there exists a material breach of any of the representations and warranties made by a mortgage loan seller with respect to any of the mortgage loans sold to us by that mortgage loan seller, as discussed under “—Representations and Warranties” above, or a material document defect with respect to any of those mortgage loans, as discussed under “—Assignment of the Mortgage Loans” above, then the applicable mortgage loan seller will be required (or, in the case of mortgage loans sold by Basis Real Estate Capital II, LLC, Basis Investment Group LLC will be required, or, in the case of mortgage loans sold by Liberty Island Group I LLC, that mortgage loan seller and Liberty Island Group LLC will have a joint and several obligation) to take one of the following courses of action:

•	cure the material breach or the material document defect in all material respects;

•	repurchase the affected mortgage loan at the applicable Purchase Price; or

•

prior to the second anniversary of the Closing Date, so long as it does not result in a qualification, downgrade or withdrawal of any rating assigned by the Rating Agencies to the certificates, as confirmed in writing by each of the Rating Agencies (unless any such Rating Agency elects not to review the matter), replace the affected mortgage loan with a substitute mortgage loan that satisfies the terms of the related mortgage loan purchase agreement, including without limitation, that—

1.	has comparable payment terms to those of the mortgage loan that is being replaced, and

2.	is acceptable to the subordinate class representative (during any Subordinate Control Period or Collective Consultation Period).

If the applicable party described above (individually or collectively as the context may require, the “Responsible Repurchase Party”) replaces one mortgage loan with another mortgage loan, as described in the third bullet of the preceding paragraph, then it will be required to pay to the Trust Fund the amount, if any, by which—

•	the Purchase Price, exceeds

•	the Stated Principal Balance of the substitute mortgage loan as of the date it is added to the Trust.

The time period within which the applicable Responsible Repurchase Party must complete the remedy, repurchase or substitution described in the second preceding paragraph, will generally be limited to 90 days following the earlier of discovery by the applicable mortgage loan seller or receipt of notice of the material breach or material document defect, as the case may be, from a party to the pooling and servicing agreement. However, in most cases (but not all), if the Responsible Repurchase Party is diligently attempting to correct the problem, then it will be entitled to an additional 90 days to complete that remedy, repurchase or substitution.

In lieu of a Responsible Repurchase Party repurchasing, substituting or curing a material breach or material document defect, to the extent that the mortgage loan seller and the special servicer on behalf of the Trust (with the consent of the subordinate class representative to the extent a Subordinate Control Period or Collective Consultation Period is then in effect) are able to agree upon a cash payment payable by the mortgage loan seller to the special servicer on behalf of the Trust that would be deemed sufficient to compensate the Trust for a material breach or material document defect (a “Loss of Value Payment”), the mortgage loan seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the mortgage loan seller will be deemed to have cured the related material breach or material document defect in all respects. A Loss of Value Payment may not be made with respect to a material breach that is related to a mortgage loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3).

If a mortgage loan as to which a material document defect or material breach of representation exists is to be repurchased or replaced as described above, the mortgage loan is part of a group of cross-collateralized mortgage loans, if any, and the applicable document defect or breach does not constitute a material document defect or material breach, as the case may be, as to the other mortgage loans that are part of that group (without regard to this paragraph), then the applicable document defect or breach will be deemed to constitute a material document defect or material breach as to each such other loan in the group for purposes of the above provisions, and the related Responsible Repurchase Party will be obligated to repurchase or replace each such other loan in accordance with the provisions described above unless, in the case of such breach or document defect, the following conditions are satisfied:

•

the Responsible Repurchase Party (at its expense) delivers or causes to be delivered to the trustee an opinion of counsel to the effect that its repurchase of only those mortgage loans affected by the material defect or breach (without regard to the provisions of this paragraph) will not result in an Adverse REMIC Event under the pooling and servicing agreement, and

•	both of the following conditions would be satisfied if the Responsible Repurchase Party were to repurchase or replace only those affected mortgage loans (and not the other loans in the group):

1.	the debt service coverage ratio for all those other loans (excluding the affected loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the least of (A) 0.10x below the debt service coverage ratio for the group (including the affected loans) set forth in Annex A-1 to this prospectus supplement, (B) the debt service coverage ratio for the group (including the affected loans) for the four preceding calendar quarters preceding the repurchase or replacement and (C) 1.25x; and

2.	the loan-to-value ratio for the other loans in the group is not greater than the greatest of (A) the loan-to-value ratio for the group (including the affected loan(s)) set forth in Annex A-1 to this prospectus supplement plus 10%, (B) the loan-to-value ratio for the group (including the affected loan(s)) at the time of repurchase or replacement, and (C) 75%.

The obligations of the applicable Responsible Repurchase Party to cure, repurchase, substitute or make a Loss of Value Payment as described above will constitute the sole remedy available to the certificateholders in connection with a material breach of any of the representations and warranties made by the related mortgage loan seller or a material document defect, in any event with respect to a mortgage loan transferred by that mortgage loan seller to the Trust Fund. However, if the breach of any representation or warranty of a mortgage loan seller is based on whether a borrower is required to pay a specified expense under the terms of the related mortgage loan documents, then the payment of that expense by the applicable Responsible Repurchase Party will constitute the sole remedy for that breach.

With respect to the Royal Bank of Scotland, each reference in this section and throughout this prospectus supplement to the obligations of each mortgage loan seller to cure, repurchase, substitute or make Loss of Value Payments, in connection with any material breach of any of the representations and warranties made by that mortgage loan seller or a material document defect, applies only to the entity (that is, either The Royal Bank of Scotland plc or RBS Financial Products Inc.) that sold the subject mortgage loan to the trust. See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators—The Royal Bank of Scotland” in this prospectus supplement.

No person other than the applicable Responsible Repurchase Party will be obligated to perform the obligations of that Responsible Repurchase Party if it fails to perform its obligations to cure, repurchase or substitute or otherwise take remedial action in connection with a material document defect or material breach of the related mortgage loan seller’s representations and warranties.

A Responsible Repurchase Party has only limited assets with which to fulfill any obligations on its part that may arise as a result of a material document defect or a material breach of the related mortgage loan seller’s representations or warranties. We cannot assure you that a Responsible Repurchase Party will have sufficient assets and financial liquidity with which to fulfill such obligations on its part that may arise with respect to any mortgage loan as a result of the discovery of a material document defect or a material breach. See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” in this prospectus supplement and “The Sponsor” in the attached prospectus.

Expenses incurred by the master servicer, the special servicer, the certificate administrator and the trustee with respect to enforcing any such obligation will be borne by the applicable Responsible Repurchase Party, or if not paid by that party, will be reimbursable out of the collection account.

Changes in Mortgage Pool Characteristics

The descriptions in this prospectus supplement of the mortgage loans and the mortgaged properties are based upon the mortgage pool as it is expected to be constituted as of the close of business on the Closing Date, assuming that (i) all scheduled principal and interest payments due on or before the cut-off date will be made, and (ii) there will be no principal prepayments on or before the cut–off date. Prior to the issuance of the certificates, mortgage loans may be removed from the mortgage pool as a result of prepayments, delinquencies, incomplete documentation or otherwise, if the depositor or any mortgage loan seller deems such removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the certificates, unless including such mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. The depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the certificates are issued, although the range of mortgage interest rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

A Current Report on Form 8–K describing any material changes to the composition of the mortgage pool will be available to purchasers of the offered certificates shortly after the Closing Date.

Finalized Pooling and Servicing Agreement and Other Material Agreements

We will have filed copies of the finalized pooling and servicing agreement, and other material agreements relating to this offering, with the U.S. Securities and Exchange Commission (the “SEC”) on or before the date we file any prospectus supplement ultimately filed with the SEC, by filing a post-effective amendment to our registration statement or a Current Report on Form 8-K, or at such other date as the SEC by rule, regulation or staff interpretation may permit.

TRANSACTION PARTIES

The Issuing Entity

The issuing entity with respect to the offered certificates will be the WFRBS Commercial Mortgage Trust 2012-C6 (the “Trust”). The Trust is a New York common law trust that will be formed on the Closing Date pursuant to the pooling and servicing agreement. The only activities that the Trust may perform are those set forth in the pooling and servicing agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of Defaulted Mortgage Loans and REO Property, issuing the certificates, making distributions, providing reports to certificateholders and engaging in any other activities described generally in this prospectus supplement. Accordingly, the Trust may not issue securities other than the certificates, or invest in securities, other than investing of funds in the collection account and other accounts maintained under the pooling and servicing agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the master servicer and the trustee may make advances of delinquent principal and interest payments and servicing advances to the Trust, but only to the extent the advancing party deems these advances to be recoverable from the related mortgage loan. These advances are intended to provide liquidity, rather than credit support. The pooling and servicing agreement may be amended as set forth under “Description of the Offered Certificates—Amendment of the Pooling and Servicing Agreement” in this prospectus supplement. The Trust administers the mortgage loans through the trustee, the certificate administrator, the tax administrator, the master servicer and the special servicer.

The only assets of the Trust other than the mortgage loans and any REO Properties are the distribution account, the collection account, the other accounts maintained pursuant to the pooling and servicing agreement, the short-term investments in which funds in the collection account and other accounts are invested and any rights and benefits obtained in connection with the other activities described in this prospectus supplement. The Trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the trustee, the certificate administrator, the master servicer and the special servicer. The fiscal year of the Trust is the calendar year. The Trust has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

Since the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so predicting with any certainty whether or not the Trust would be characterized as a “business trust” is not possible.

The Depositor

General

Wells Fargo Commercial Mortgage Securities, Inc., a North Carolina corporation (the “Depositor”), is the depositor. The depositor is a special purpose corporation incorporated in the State of North Carolina in 1988, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The depositor is a direct, wholly-owned subsidiary of Wells Fargo Bank, a sponsor, an originator, a mortgage loan seller, the master servicer, the certificate administrator, the tax administrator, the custodian and the certificate registrar and an affiliate of Wells Fargo Securities, LLC, one of the underwriters. See “—Affiliations and Certain Relationships Among Certain Transaction Parties” below.

The depositor will have minimal ongoing duties with respect to the offered certificates and the mortgage loans. The depositor’s duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the tax administrator to the extent necessary to perform

REMIC tax administration, (iii) indemnifying the trustee, the tax administrator and the Trust for any liability, assessment or costs arising from the depositor’s bad faith, negligence or malfeasance in providing such information, (iv) indemnifying the trustee and the tax administrator against certain securities laws liabilities, and (v) signing or contracting with the master servicer, signing any annual report on Form 10-K, including the certification therein required under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current Reports on Form 8-K required to be filed by the Trust. The depositor is also required under the underwriting agreement to indemnify the underwriters for certain securities law liabilities.

The Sponsors, Mortgage Loan Sellers and Originators

Wells Fargo Bank, National Association

General

Wells Fargo Bank, National Association (“Wells Fargo Bank”), a national banking association, is a wholly owned subsidiary of Wells Fargo & Company (NYSE: WFC). The principal office of Wells Fargo Bank’s commercial mortgage origination division is located at 45 Fremont Street, 9th Floor, San Francisco, California 94105, and its telephone number is (415) 396-7697. Wells Fargo Bank is engaged in a general consumer banking, commercial banking, and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells Fargo Bank is a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and is subject to the regulation, supervision and examination of the OCC. Wells Fargo Bank is also the successor by merger to Wachovia Bank, National Association (“Wachovia Bank”), which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank and Wells Fargo Securities, LLC became wholly owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo Bank. On March 20, 2010, Wachovia Bank merged with and into Wells Fargo Bank.

Wells Fargo Bank, National Association Commercial Mortgage Securitization Program

Prior to its merger with Wachovia Bank, Wells Fargo Bank was an active participant in securitizations of commercial and multifamily mortgage loans as a mortgage loan seller and sponsor in securitizations for which unaffiliated entities acted as depositor. Between the inception of its commercial mortgage securitization program in 1995 and December, 2007, Wells Fargo Bank originated approximately 5,360 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $32.4 billion, which were included in approximately 61 securitization transactions.

Prior to its merger into Wells Fargo Bank, one of Wachovia Bank’s primary business lines was the underwriting and origination of mortgage loans secured by commercial or multifamily properties. With its commercial mortgage lending affiliates and predecessors, Wachovia Bank began originating and securitizing commercial mortgage loans in 1995. The total amount of commercial mortgage loans originated and securitized by Wachovia Bank from 1995 through November 2007 was approximately $87.9 billion. Approximately $81.0 billion of such commercial mortgage loans were securitized by an affiliate of Wachovia Bank acting as depositor, and approximately $6.9 billion were securitized by an unaffiliated entity acting as depositor.

Since 2010, and following the merger of Wachovia Bank into Wells Fargo Bank, Wells Fargo Bank has resumed its active participation in the securitization of commercial and multifamily mortgage loans. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to the depositor or to an unaffiliated securitization depositor. For the twelve-month period ended December 31, 2011, Wells Fargo Bank originated and securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $3.04 billion. Since the beginning of 2010, Wells Fargo Bank originated approximately 145 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $3.8 billion, which were included in six securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality and self storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to commercial and multifamily mortgage loans, Wells Fargo Bank and its affiliates have originated and securitized residential mortgage loans, auto loans, home equity loans, credit card receivables and student loans. Wells Fargo Bank and its affiliates have also served as sponsors, issuers, master servicers, servicers, security administrators and trustees in a wide array of securitization transactions.

See “The Sponsor” in the attached prospectus.

Wells Fargo Bank’s Commercial Mortgage Loan Underwriting

General. Wells Fargo Bank’s commercial real estate finance group has the authority, with the approval from the appropriate credit authority, to originate fixed-rate, first lien commercial, multifamily or manufactured housing community mortgage loans for securitization. Wells Fargo Bank’s commercial real estate finance operation is staffed by real estate professionals. Wells Fargo Bank’s loan underwriting group is an integral component of the commercial real estate finance group which also includes groups responsible for loan origination and closing mortgage loans.

Upon receipt of an executed loan application, Wells Fargo Bank’s loan underwriters commence a review of the borrower’s financial condition and creditworthiness and the real property which will secure the loan.

These functions were all performed in accordance with the loan approval procedures described herein in all material respects. The loan was funded entirely by and in the name of Wells Fargo Bank using documentation approved by Wells Fargo Bank for mortgage loans intended for securitization.

Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history, and certain other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily or commercial mortgage loan will conform to each of the general procedures described in this “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting” section. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” and “Description of the Mortgage Pool—Representations and Warranties” sections of this prospectus supplement and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following credit positive characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; and (iv) elements of recourse included in the loan.

Loan Analysis. Generally, Wells Fargo Bank performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure the loan. In general, credit analysis of the borrower and the real estate includes a review of historical financial statements (or, in the case of acquisitions, often only current financial statements), rent rolls, certain leases, third-party credit reports, judgments, liens, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Wells Fargo Bank typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities. The collateral analysis typically includes an analysis of the following, to the extent available and applicable based on property type: historical property operating statements, rent rolls, operating budgets, a projection of future performance, and a review of certain tenant leases. Depending on the type of collateral property and other factors, the credit of key tenants may also be reviewed. Each mortgaged property is generally inspected by a Wells Fargo Bank underwriter or qualified designee. Wells Fargo Bank generally requires third-party appraisals, as well as environmental and property condition reports and, if determined by Wells Fargo Bank to be applicable, seismic reports. Each report is reviewed for acceptability by a staff member of Wells Fargo Bank or a third-party consultant. Generally, the results of these reviews are incorporated into the underwriting report. In some instances, one or more of the procedures were waived or modified by Wells Fargo Bank where it was determined not to adversely affect the mortgage loans originated by it in any material respect.

Loan Approval. Prior to loan closing, all mortgage loans to be originated by Wells Fargo Bank must be approved by one or more officers of Wells Fargo Bank (depending on loan size), who may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

DSC Ratios and LTV Ratios. Generally, the debt service coverage ratios for Wells Fargo Bank mortgage loans will be equal to or greater than 1.20x; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, loan-to-value ratio, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or market performance in the future and/or other relevant factors.

Generally, the loan-to-value ratio for Wells Fargo Bank mortgage loans will be equal to or less than 80%; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan, the related mortgaged property, debt service coverage, reserves or other factors. For example, Wells Fargo Bank may originate a mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the related mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Wells Fargo Bank’s judgment of improved property and/or performance in the future and/or other relevant factors.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, Wells Fargo Bank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Wells Fargo Bank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

The combined debt service coverage ratios and loan-to-value ratios of a mortgage loan and the related additional debt may be significantly below 1.20x and significantly above 80%, respectively, notwithstanding that the mortgage loan by itself may satisfy such guidelines.

Assessments of Property Condition. As part of the underwriting process, Wells Fargo Bank will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Wells Fargo Bank will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. Wells Fargo Bank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, Wells Fargo Bank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Wells Fargo Bank may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

Environmental Assessments. Wells Fargo Bank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Wells Fargo Bank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Wells Fargo Bank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Wells Fargo Bank or the environmental consultant believes that special circumstances warrant such an analysis.

Depending on the findings of the initial environmental assessment, Wells Fargo Bank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, Wells Fargo Bank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Wells Fargo Bank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. In general, prospective borrowers seeking loans secured by properties located in California or in seismic zones 3 or 4 obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”), probable loss (“PL”), or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML, PL or SEL in excess of 20% of the estimated replacement cost, would either be subject to a lower loan-to-value ratio limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Wells Fargo Bank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Wells Fargo Bank will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•

casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Wells Fargo Bank to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Wells Fargo Bank’s judgment constitute adequate security for the related mortgage loan;

•	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratio disclosed in this prospectus supplement with respect to the mortgage loans to be sold to us by Wells Fargo Bank for deposit into the Trust Fund. For specific details on the calculations of debt service coverage ratios in this prospectus supplement, see “Description of the Mortgage Pool—Additional Mortgage Loan Information”.

Escrow Requirements. Generally, Wells Fargo Bank requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Wells Fargo Bank are as follows:

•

Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Wells Fargo Bank with sufficient funds to satisfy all taxes and assessments. Tax escrows may not be required if a single tenant property and the tenant is required to pay taxes directly. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

•

Insurance—If the property is insured under an individual policy (i.e. the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Wells Fargo Bank with sufficient funds to pay all insurance premiums. Insurance escrows may not be required if, (i) the borrower maintains a blanket insurance policy, or (ii) if a single tenant property and the tenant is required to maintain property insurance. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

•

Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. Replacement reserves may not be required if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

•

Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the mortgage loan, Wells Fargo Bank generally requires that at least 115% to 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Wells Fargo Bank may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

•

Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Tenant Improvement/Lease Commissions may not be required for single tenant properties with leases that extend beyond the loan term or where rent at the mortgaged property is considered below market. Wells Fargo Bank may waive this escrow requirement under certain circumstances.

Furthermore, Wells Fargo Bank may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being addressed. In some cases, Wells Fargo Bank may determine that establishing an escrow or reserve is not warranted in the event of the existence of one or more of the credit positive characteristics discussed above, or given the amounts that would be involved and Wells Fargo Bank’s evaluation of the ability of the mortgaged property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Exceptions. One or more of Wells Fargo’s mortgage loans may vary from the specific Wells Fargo’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of Wells Fargo’s mortgage loans, Wells Fargo or another originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. Except as disclosed in “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement, none of the mortgage loans was originated with any material exceptions from Wells Fargo’s underwriting guidelines and procedures.

Review of Mortgage Loans for Which Wells Fargo Bank is the Sponsor

Overview. Wells Fargo Bank, in its capacity as the Sponsor of the Wells Fargo Bank mortgage loans, has conducted a review of the Wells Fargo Bank mortgage loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Wells Fargo Bank mortgage loans is accurate in all material respects. Wells Fargo Bank determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Wells Fargo Bank mortgage loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Wells Fargo Bank (collectively, the “Wells Fargo Bank Deal Team”) with the assistance of certain third parties. Wells Fargo Bank has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the mortgage loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Wells Fargo Bank mortgage loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus supplement, as further described below.

Database. To prepare for securitization, members of the Wells Fargo Bank Deal Team created a database of loan-level and property-level information relating to each Wells Fargo Bank mortgage loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Wells Fargo Bank during the underwriting process. Prior to securitization of each Wells Fargo Bank mortgage loan, the Wells Fargo Bank Deal Team may have updated the information in the database with respect to such Wells Fargo Bank mortgage loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Wells Fargo Bank Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

A data tape (the “Wells Fargo Bank Data Tape”) containing detailed information regarding each Wells Fargo Bank mortgage loan was created from the information in the database referred to in the prior paragraph. The Wells Fargo Bank Data Tape was used by the Wells Fargo Bank Deal Team to provide the numerical information regarding the Wells Fargo Bank mortgage loans in this prospectus supplement.

Data Comparisons and Recalculation. Wells Fargo Securities LLC, on behalf of Wells Fargo Bank, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Wells Fargo Bank relating to information in this prospectus supplement regarding the Wells Fargo Bank mortgage loans. These procedures included:

•	comparing the information in the Wells Fargo Bank Data Tape against various source documents provided by Wells Fargo Bank;

•

comparing numerical information regarding the Wells Fargo Bank mortgage loans and the related Mortgaged Properties disclosed in this prospectus supplement against the information contained in the Wells Fargo Bank Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the Wells Fargo Bank mortgage loans disclosed in this prospectus supplement.

Legal Review. In anticipation of the securitization of each Wells Fargo Bank mortgage loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller counsel reviewed the legal summaries for each Wells Fargo Bank mortgage loan, together with pertinent parts of the mortgage loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus supplement. In addition, mortgage loan seller counsel reviewed Wells Fargo Bank’s representations and warranties set forth on Annex B-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Wells Fargo Bank mortgage loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Wells Fargo Bank Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Wells Fargo Bank mortgage loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3 to this prospectus supplement, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Wells Fargo Bank confirmed with the related servicers for the Wells Fargo Bank mortgage loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related mortgage loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the mortgage loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (v) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (vi) any existing or incipient material defaults.

The Wells Fargo Bank Deal Team also consulted with Wells Fargo Bank personnel responsible for the origination of the Wells Fargo Bank mortgage loans to confirm that the Wells Fargo Bank mortgage loans were originated in compliance with the origination and underwriting criteria described above under “—Wells Fargo Bank’s Commercial Mortgage Loan Underwriting,” as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement.

Findings and Conclusions. Wells Fargo Bank found and concluded with reasonable assurance that the disclosure regarding the Wells Fargo Bank mortgage loans in this prospectus supplement is accurate in all material respects. Wells Fargo Bank also found and concluded with reasonable assurance that the Wells Fargo Bank mortgage loans were originated in accordance with Wells Fargo Bank’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines.”

Repurchases and Replacements

The transaction documents for certain prior transactions in which Wells Fargo Bank securitized commercial mortgage loans or participation interests (“CRE Loans”) contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. For the year ended on December 31, 2011, Wells Fargo Bank has no activity to report under Rule 15Ga-1 under the Exchange Act.

The information for Wells Fargo Bank as a securitizer of CRE Loans required to be set forth in a Form ABS-15G for the initial reporting period from January 1, 2009 through December 31, 2011 was set forth in (i) a Form ABS-15G filed by Wells Fargo Bank with the SEC on February 14, 2012, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor but Wells Fargo Commercial Mortgage Securities, Inc. was not the depositor, and (ii) a Form ABS-15G filed by Wells Fargo Commercial Mortgage Securities, Inc. with the SEC on February 13, 2012, if such information relates to asset-backed securities in the CRE Loan asset class in which Wells Fargo Bank (or a predecessor) was a sponsor and Wells Fargo Commercial Mortgage Securities, Inc. was the depositor. Such Forms ABS-15G are available electronically through the SEC’s EDGAR system. The Central Index Key number of Wells Fargo Bank is 0000740906. The Central Index Key number of Wells Fargo Commercial Mortgage Securities, Inc. is 0000850779.

The information set forth under “—Wells Fargo Bank, National Association” has been provided by Wells Fargo Bank.

The Royal Bank of Scotland

General

The Royal Bank of Scotland, as used herein, refers to two affiliated companies: The Royal Bank of Scotland plc, which is selling 20 mortgage loans representing 18.9% of the Cut-off Date Pool Balance, and RBS Financial Products Inc., which is selling 4 mortgage loans representing 3.8% of the Cut-off Date Pool Balance. The Royal Bank of Scotland plc is a public company registered in Scotland and wholly-owned subsidiary of RBS Holdings, Inc. RBS Financial Products Inc. is a Delaware corporation and a wholly-owned subsidiary of RBS Holdings USA Inc. The Royal Bank of Scotland plc and RBS Financial Products Inc. are indirect subsidiaries of The Royal Bank of Scotland Group plc. The Royal Bank of Scotland Group plc is a public company registered in Scotland that is engaged in a wide range of banking, financial and finance-related activities in the United Kingdom and internationally. The Royal Bank of Scotland plc and RBS Financial Products Inc. are also affiliates of RBS Securities Inc., one of the underwriters. The principal offices of The Royal Bank of Scotland in the United States are located at 600 Washington Boulevard, Stamford, Connecticut 06901, telephone number (203) 897-2700.

The Royal Bank of Scotland’s Commercial Mortgage Securitization Program

The Royal Bank of Scotland plc has been engaged in commercial mortgage securitization in the United States since approximately 2009 and RBS Financial Products Inc. has been engaged in commercial mortgage lending since its formation in 1990. The vast majority of mortgage loans originated by The Royal Bank of Scotland are intended to be either sold through securitization transactions in which The Royal Bank of Scotland acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that The Royal Bank of Scotland originates:

•

Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hospitality, multifamily, residential, healthcare, self storage and industrial properties. These loans are The Royal Bank of Scotland’s principal loan product and are primarily originated for the purpose of securitization.

•

Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

•	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization by The Royal Bank of Scotland and are sold in individual loan sale transactions.

In general, The Royal Bank of Scotland does not hold the loans it originates until maturity.

The Royal Bank of Scotland originates mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing Trust Fund. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. The Royal Bank of Scotland’s role also includes engaging third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, The Royal Bank of Scotland works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Neither The Royal Bank of Scotland nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, The Royal Bank of Scotland and/or the depositor contracts with other entities to service the mortgage loans in the securitization transactions.

The Royal Bank of Scotland affiliates commenced selling mortgage loans into securitizations in 1998. During the period commencing on January 1, 1998 and ending on December 31, 2011. The Royal Bank of Scotland affiliates were the sponsors of 36 commercial mortgage-backed securitization transactions. Approximately $41.6 billion of the mortgage loans included in those transactions were originated by The Royal Bank of Scotland.

The following tables set forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by The Royal Bank of Scotland affiliates for the years ending on December 31, 2009, 2010 and 2011. The Royal Bank of Scotland and its affiliates have not sponsored the securitization of any floating rate commercial or multifamily mortgage loans since 2007.

Fixed Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed Rate Loans Securitized by The Royal Bank of Scotland (approximate)
2011	$2,091,364,407
2010	$237,100,000
2009	$0

The Royal Bank of Scotland’s Underwriting Standards

Each of the mortgage loans originated by The Royal Bank of Scotland was generally originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular Mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines. The Royal Bank of Scotland originates mortgage loans principally for securitization.

General. The Royal Bank of Scotland originates commercial mortgage loans from its headquarters in Stamford, Connecticut as well as from its origination offices in Chicago, Illinois, Irvine and Los Angeles, California and Atlanta, Georgia. Bankers within the origination group focus on sourcing, structuring, underwriting and performing due diligence on their loans. Bankers within the structured finance group work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans must be approved by at least two or more members of The Royal Bank of Scotland’s credit committee, depending on the size of the mortgage loan.

Loan Analysis. Generally, The Royal Bank of Scotland performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of money laundering and background checks and the analysis of its sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance credit officer of The Royal Bank of Scotland. The borrower’s and property manager’s experience and presence in the subject market are also received. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to limit the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval. All mortgage loans must be approved by an independent credit officer with the appropriate level of approval authority for the size of the loan together with approval from either the Head of Commercial Real Estate Securitization or more senior management depending upon the size of the loan. Larger loans are reviewed and approved by more senior credit officers and more senior management. If deemed appropriate, a member of the real estate team within the credit department will visit the subject property. The credit officer may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. The Royal Bank of Scotland’s underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. An LTV Ratio generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by The Royal Bank of Scotland may vary from these guidelines.

Escrow Requirements. Generally, The Royal Bank of Scotland requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated by The Royal Bank of Scotland are as follows (see Annex A-1 to this prospectus supplement for instances in which reserves were not taken):

•

Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

•

Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., less than 60%).

•

Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. The Royal Bank of Scotland relies on information provided by an independent engineer to make this determination. The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., less than 60%).

•

Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, The Royal Bank of Scotland generally requires that at least 115% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. The Royal Bank of Scotland may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, or (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation.

•

Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. The Royal

Bank of Scotland may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of investment grade tenants who do not have termination rights under their leases, (iii) where rents at the mortgaged property are considered to be significantly below market, (iv) where no material leases expire within the mortgage loan term, or (v) where there is a low loan-to-value ratio (i.e., less than 60%).

Other Factors—Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Exceptions. Notwithstanding the discussion under “—The Royal Bank of Scotland’s Underwriting Standards” above, one or more of the mortgage loans originated by The Royal Bank of Scotland may vary from, or do not comply with, The Royal Bank of Scotland’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans, The Royal Bank of Scotland or another originator may not have strictly applied the underwriting guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. None of the mortgage loans were originated with any material exceptions to The Royal Bank of Scotland’s underwriting guidelines and procedures.

Review of Mortgage Loans for Which The Royal Bank of Scotland is the Sponsor

Overview. In connection with the securitization described in this prospectus supplement, The Royal Bank of Scotland, as a sponsor of this offering, has conducted a review of the mortgage loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to such mortgage loans is accurate in all material respects. The Royal Bank of Scotland determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of The Royal Bank of Scotland’s mortgage loans was conducted as described below with respect to each of those mortgage loans. The review of The Royal Bank of Scotland’s mortgage loans was performed by a deal team comprised of real estate and securitization professionals who are employees and contractors of The Royal Bank of Scotland or its affiliates (collectively, “The Royal Bank of Scotland Deal Team”) with the assistance of certain third parties. The Royal Bank of Scotland has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the mortgage loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Royal Bank of Scotland’s mortgage loans (rather than relying on sampling procedures), except that certain review procedures were only relevant to the large loan disclosures in this prospectus supplement, as further described below.

Database. To prepare for securitization, members of The Royal Bank of Scotland Deal Team created a database of loan-level and property-level information, and prepared an asset summary report, regarding each of The Royal Bank of Scotland’s mortgage loans. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by The Royal Bank of Scotland during the underwriting process. After origination of each of The Royal Bank of Scotland’s mortgage loans, The Royal Bank of Scotland Deal Team may have updated the information in the database and the related asset summary report with respect to The Royal Bank of Scotland mortgage loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of The Royal Bank of Scotland Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

A data tape (“The Royal Bank of Scotland Data Tape”) containing detailed information regarding each of The Royal Bank of Scotland’s mortgage loans was created from the information in the database referred to in the prior paragraph. The Royal Bank of Scotland Data Tape was used by

The Royal Bank of Scotland Deal Team to provide the numerical information regarding The Royal Bank of Scotland’s mortgage loans in this prospectus supplement.

Data Comparisons and Recalculation. Wells Fargo Securities LLC, on behalf of The Royal Bank of Scotland, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed or provided by The Royal Bank of Scotland, relating to information in this prospectus supplement regarding The Royal Bank of Scotland’s mortgage loans. These procedures included:

•	comparing the information in The Royal Bank of Scotland Data Tape against various source documents provided by The Royal Bank of Scotland;

•

comparing numerical information regarding The Royal Bank of Scotland’s mortgage loans and the related Mortgaged Properties disclosed in this prospectus supplement against the information contained in The Royal Bank of Scotland Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to The Royal Bank of Scotland’s mortgage loans disclosed in this prospectus supplement.

Legal Review. The Royal Bank of Scotland engaged various law firms to conduct certain legal reviews of The Royal Bank of Scotland’s mortgage loans for disclosure in this prospectus supplement. In anticipation of the securitization of the mortgage loans originated by The Royal Bank of Scotland, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from The Royal Bank of Scotland’s standard form loan documents. In addition, origination counsel for each mortgage loan reviewed The Royal Bank of Scotland’s representations and warranties set forth on Annex B-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of The Royal Bank of Scotland’s mortgage loans. Such assistance included, among other things, (i) a review of sections of the loan documents that deviate materially from The Royal Bank of Scotland’s standard form documents, as identified by The Royal Bank of Scotland and origination counsel, (ii) a review of the asset summary reports and the loan summaries prepared by The Royal Bank of Scotland relating to its mortgage loans, and (iii) a review of a due diligence questionnaire completed by the origination counsel.

The Royal Bank of Scotland prepared, and both originating counsel and securitization counsel received, the loan summaries for The Royal Bank of Scotland’s mortgage loans included in the ten largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, and the abbreviated loan summaries for The Royal Bank of Scotland’s mortgage loans included in the next ten largest mortgage loans or groups of cross-collateralized mortgage loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in “Annex A-3— Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans” to this prospectus supplement.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any of The Royal Bank of Scotland’s mortgage loans, The Royal Bank of Scotland requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each mortgage loan originated by The Royal Bank of Scotland, The Royal Bank of Scotland, together with origination counsel, conducted a search with respect to each borrower under the related mortgage loan to determine whether it filed for bankruptcy. If The Royal Bank of Scotland became aware of a significant natural disaster in the vicinity of any mortgaged property securing one of its mortgage loans, The Royal Bank of Scotland obtained information on the status of the mortgaged property from the related borrower to confirm that there was no material damage to the mortgaged property.

Additionally, with respect to each mortgage loans originated by The Royal Bank of Scotland, The Royal Bank of Scotland Deal Team also consulted with the applicable The Royal Bank of Scotland mortgage loan origination team to confirm that each of The Royal Bank of Scotland’s mortgage loans was originated in compliance with the origination and underwriting criteria described above under “—The Royal Bank of Scotland’s Underwriting Standards,” as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” above.

Findings and Conclusions. The Royal Bank of Scotland found and concluded with reasonable assurance that the disclosure regarding each mortgage loan to be sold to us by The Royal Bank of Scotland in this prospectus supplement is accurate in all material respects. The Royal Bank of Scotland also found and concluded with reasonable assurance that The Royal Bank of Scotland’s mortgage loans were originated in accordance with The Royal Bank of Scotland’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines.”

Repurchases and Replacements

The transaction documents for certain prior transactions in which The Royal Bank of Scotland plc and/or RBS Financial Products Inc. securitized CRE Loans contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. For the year ended on December 31, 2011, neither The Royal Bank of Scotland plc nor RBS Financial Products Inc. has any activity to report under Rule 15Ga-1 under the Exchange Act.

As of the date of this prospectus supplement, RBS Commercial Funding, Inc. (a subsidiary of The Royal Bank of Scotland) filed its most recent Form ABS-15G, dated February 13, 2012, generally relating to the three-year period ended on December 31, 2011, with the SEC on February 14, 2012. Such Form ABS-15G is available electronically through the SEC’s EDGAR system. The Central Index Key number of RBS Commercial Funding, Inc. is 0001112998.

The information set forth under “—The Royal Bank of Scotland” has been provided by The Royal Bank of Scotland.

Liberty Island Group I LLC

Liberty Island Group I LLC (“Liberty Island”) is a Delaware limited liability company, which was formed in July 2011. Liberty Island is wholly-owned by Liberty Island Group LLC (“Liberty Island’s Parent”), a Delaware limited liability company, which was also formed in July 2011. Liberty Island’s Parent was formed as a joint venture between Prudential Mortgage Capital Company (“PMCC”) and affiliated funds of Perella Weinberg Partners’ Asset Based Value Strategy (“PWP”) to acquire or originate and securitize mortgage loans. PMCC currently underwrites and originates the loans intended for securitization and sells them to Liberty Island’s Parent pursuant to the terms of a mortgage loan purchase agreement. An investment committee with representation from both PMCC and PWP evaluates and approves all loans prior to origination. Liberty Island utilizes PMCC’s underwriting guidelines as the basis for its underwriting and closing policies and procedures. These policies and procedures were used by PMCC in the origination of the loans contributed to the securitization by Liberty Island (the “Liberty Island Mortgage Loans”). Please see “Liberty Island’s Commercial Mortgage Loan Underwriting” section below for further detail. Prudential Asset Resources (“PAR”), an affiliate of PMCC, serviced the Liberty Island Loans prior to securitization and will continue to act as primary servicer with respect to the Liberty Island Loans after securitization. Under “Description of the Mortgage Pool—Representations and Warranties”, with respect to the Liberty Island Loans, Liberty Island and Liberty Island’s Parent, and no other party, will be jointly and severally responsible for curing a breach or defect, repurchasing an affected mortgage loan from the trust fund, substituting the affected mortgage loan with another mortgage loan or making a loss of value payment based on such defect or breach.

Wells Fargo Bank, National Association provides short-term warehousing of mortgage loans originated by Liberty Island through a repurchase facility. The Liberty Island Mortgage Loans are subject to such repurchase facility. Liberty Island expects to use the proceeds from its sale of the

Liberty Island Mortgage Loans to the depositor to, among other things, reacquire such mortgage loans from Wells Fargo Bank, National Association.

Liberty Island’s Securitization Program

This is the first commercial mortgage loan securitization to which Liberty Island is contributing loans and Liberty Island has not been involved in the securitization of any other types of financial assets. However, PMCC, an affiliate of Liberty Island and the originator of the Liberty Island Mortgage Loans, has been active in the commercial mortgage securitization business for years and has originated for securitization several billion dollars of commercial mortgage loans. In addition, certain members of Liberty Island’s board and investment committee were senior commercial mortgage backed securitization or commercial real estate bankers at other known institutions and have been active in the commercial mortgage securitization business for years.

The commercial and multifamily mortgage loans originated and acquired to be securitized by Liberty Island may include both small balance and large balance fixed-rate loans. The commercial mortgage loans that will be sold by Liberty Island to the depositor have been originated and/or acquired by it or an affiliate.

In connection with providing the representations and warranties described above under “Description of the Mortgage Pool-Representations and Warranties”, PMCC will conduct due diligence review on Liberty Island’s behalf. In addition, origination counsel for each loan will review and/or prepare, among other things, individual loan summaries and initial exception lists to the representations and warranties. Mortgage loan seller counsel will also review certain loan documentation and perform due diligence procedures. If a cure, repurchase or substitution is required with respect to a mortgage loan sold by Liberty Island due to a material document defect or material breach of a representation or warranty with respect to such mortgage loan, Liberty Island and Liberty Island’s Parent will be jointly and severally responsible for any cure, repurchase or substitution. See “Description of the Mortgage Pool-Cures, Repurchases and Substitutions” and “Risk Factors-Risks Related to the Mortgage Loans-No Party Will Be Obligated to Review the Mortgage Loans to Determine Whether Representations and Warranties are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan” above. In addition, Liberty Island and Liberty Island’s Parent have agreed to jointly and severally indemnify the depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the offered certificates.

In addition, Liberty Island is a party to a repurchase facility and an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to each of the Liberty Island Mortgage Loans. See “-Affiliation and Certain Relationships Among Certain Transaction Parties” below.

Liberty Island’s Underwriting Standards and Processes

Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by PMCC for acquisition by Liberty Island, as approved by Liberty Island.

Notwithstanding the discussion below, given the unique nature of commercial mortgage properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below. For important information about the circumstances that have affected the underwriting of the Liberty Island Mortgage Loans, see the “Risk Factors” section of this prospectus supplement and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, PMCC reviews and analyzes borrower, property and market information pertinent to the underwriting of the loan. Areas of review and analysis include, without limitation, the following: borrower cost basis and equity; sources and uses of funds; borrower and sponsor experience, credit strength/suitability, and financial wherewithal; property management; property market/submarket; property operating statements and rent rolls; ground lease (if applicable); and appraisal, environmental, engineering, and seismic reports (as applicable). PMCC performs an inspection or retains a third party to perform an inspection of each property.

Loan Approval. All mortgage loans originated by PMCC for acquisition by Liberty Island must be approved by an investment committee consisting of senior personnel from PMCC and PWP on behalf of Liberty Island. The Liberty Island investment committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or may decline a mortgage loan transaction.

DSC Ratios and LTV Ratios. Generally, the debt service coverage ratio for mortgage loans originated by PMCC for acquisition by Liberty Island will be equal to or greater than 1.25x and the loan-to-value ratio for mortgage loans originated by PMCC for acquisition by Liberty Island will be equal to or less than 80%; provided, however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, related property, reserves or other factors. A loan-to-value ratio generally based upon the appraiser’s determination of value as well as the stressed loan-to-value derived using a stressed capitalization rate is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance.

In addition, with respect to certain mortgage loans originated by PMCC for acquisition by Liberty Island, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value, if such subordinate or mezzanine debt is taken into account.

Assessments of Property Condition. As part of the underwriting process, PMCC will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, PMCC will typically inspect or retain a third party to inspect the property and will in most cases obtain the property assessments and reports described below.

Appraisals. PMCC will require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, PMCC will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

Environmental Assessments. Phase I environmental site assessments or updates of previously conducted assessments are performed on all mortgaged properties. Depending on the findings of the Phase I assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment on the subject mortgaged property; an environmental insurance policy; cash reserves for any recommended remediation action and/or a guaranty with respect to environmental matters.

Engineering Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

Seismic Report. Seismic reports or updates of previously conducted seismic reports are performed on all mortgaged properties located in seismic zones 3 or 4. The reports will conclude to an estimate of damage based on the percentage of the replacement cost of the building in an earthquake scenario. This percentage of the replacement cost is expressed in terms of probable maximum loss (“PML”) or scenario expected loss (“SEL”). Generally, any of the mortgage loans as to which the property was estimated to have PML or SEL in excess of 20% of the estimated replacement cost, would either be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance, or be structured with a degree of recourse to a guarantor.

Zoning and Building Code Compliance. With respect to each mortgage loan, PMCC will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from governmental officials or agencies; title insurance endorsements; third party prepared zoning reports; and/or representations by the related borrower. Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, PMCC will consider whether to require the related borrower to obtain law and ordinance coverage and/or if an alternative mitigating factor is in place.

Hazard, Liability and Other Insurance. Pursuant to the underwriting guidelines, the mortgage loans typically requires that the related property be insured by a hazard insurance policy with a lender approved deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property.

Flood insurance, if available, must be in effect for any property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as having special hazards. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, to be provided by a generally acceptable insurance carrier in an amount that is generally consistent with currently prevailing capital market standards.

The standard form of hazard insurance policy typically covers physical damage or destruction of improvements on the mortgaged property caused by fire, lighting, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions from coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates; in some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage loan typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount that is generally consistent with currently prevailing capital market standards.

Each mortgage loan typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

The properties are typically not insured for earthquake risk unless a seismic report indicates a PML of greater than 20%.

Escrow Requirements. Generally, PMCC requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by PMCC for acquisition by Liberty Island are as follows:

•

Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the estimated annual property taxes are required to provide PMCC with sufficient funds to satisfy all taxes and assessments. PMCC may waive this escrow requirement under certain circumstances.

•

Insurance—If the property is insured under an individual policy (i.e. the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide PMCC with sufficient funds to pay all insurance premiums. PMCC may waive this escrow requirement under certain circumstances.

•

Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. PMCC may waive this escrow requirement under certain circumstances.

•

Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the mortgage loan, PMCC generally requires that at least 115% to 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. PMCC may waive this escrow requirement or adjust the timing to complete repairs under certain circumstances.

•

Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk with respect to retail and office properties, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. PMCC may waive this escrow requirement under certain circumstances.

Furthermore, PMCC may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower.

Review of Mortgage Loans for Which Liberty Island is the Sponsor

Overview. Liberty Island, in its capacity as the Sponsor of the Liberty Island mortgage loans, has conducted a review of the Liberty Island mortgage loans in connection with the securitization described in this prospectus supplement designed and effected to provide reasonable assurance that the disclosure related to the Liberty Island Mortgage Loans is accurate in all material respects. Liberty Island determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Liberty Island mortgage loans was performed by a deal team comprised of real estate and securitization professionals who are employees of PMCC (collectively, the “Liberty Island Deal Team”) with the assistance of certain third parties. Liberty Island has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the mortgage loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Liberty Island mortgage loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus supplement, as further described below.

Database. To prepare for securitization, members of the Liberty Island Deal Team created a database of loan-level and property-level information relating to each Liberty Island mortgage loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by PMCC during the underwriting process. Prior to securitization of each Liberty Island mortgage loan, the Liberty Island Deal Team may have updated the information in the database with respect to such Liberty Island mortgage loan based on current information provided by the PAR relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Liberty Island Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

A data tape (the “Liberty Island Data Tape”) containing detailed information regarding each Liberty Island mortgage loan was created from the information in the database referred to in the prior paragraph. The Liberty Island Data Tape was used by the Liberty Island Deal Team to provide the numerical information regarding the Liberty Island mortgage loans in this prospectus supplement.

Data Comparisons and Recalculation. Wells Fargo Securities LLC, on behalf of Liberty Island, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by the Liberty Island relating to information in this prospectus supplement regarding the Liberty Island mortgage loans. These procedures included:

•	comparing the information in the Liberty Island Data Tape against various source documents provided by Liberty Island and PMCC;

•

comparing numerical information regarding the Liberty Island mortgage loans and the related Mortgaged Properties disclosed in this prospectus supplement against the information contained in the Liberty Island Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the Liberty Island mortgage loans disclosed in this prospectus supplement.

Legal Review. In anticipation of the securitization of each Liberty Island mortgage loan, mortgage loan seller counsel promulgated a form of legal summary to be completed by origination counsel that, among other things, set forth certain material loan terms and property diligence information, and elicited information concerning potentially outlying attributes of the mortgage loan as well as any related mitigating considerations. Mortgage loan seller counsel reviewed the legal summaries for each Liberty Island mortgage loan, together with pertinent parts of the mortgage loan documentation and property diligence materials, in connection with preparing or corroborating the accuracy of certain loan disclosure in this prospectus supplement. In addition, mortgage loan seller counsel reviewed Liberty Island’s representations and warranties set forth on Annex B-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Liberty Island mortgage loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Liberty Island Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Liberty Island mortgage loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3 to this prospectus supplement, based on its review of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Liberty Island confirmed with PAR that, to the best of PAR’s knowledge and except as previously identified, material events concerning the related mortgage loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the mortgage loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (iv) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (v) any existing or incipient material defaults.

Findings and Conclusions. Liberty Island found and concluded with reasonable assurance that the disclosure regarding the Liberty Island mortgage loans in this prospectus supplement is accurate in all material respects. Liberty Island also found and concluded with reasonable assurance that the Liberty Island mortgage loans were originated in accordance with Liberty Island’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines.”

Repurchases and Replacements

Liberty has not previously acted as a securitizer with respect to any asset-backed securities transactions. As of the date of this prospectus supplement, Liberty Island is not required to have filed a report on Form ABS-15G.

The information set forth under “—Liberty Island” has been provided by Liberty Island.

C-III Commercial Mortgage LLC

General

C-III Commercial Mortgage LLC (“C3CM”) is a sponsor of, and a seller of certain mortgage loans (the “C3CM Mortgage Loans”) into, the securitization described in this prospectus supplement. C3CM is a limited liability company organized under the laws of the State of Delaware on June 9, 2010. C3CM is a direct, wholly-owned subsidiary of C-III Capital Partners LLC (“C-III Parent”).

C-III Parent is a privately-held commercial real estate company that commenced operations in March of 2010. C-III Parent, together with its direct and indirect subsidiaries, including C3CM, are collectively referred to herein as the “C-III Capital Group”. The C-III Capital Group is engaged in a broad range of activities, including principal investment, loan origination, CDO management, fund management and primary and special loan servicing. The principal place of business of the C-III Capital Group is located at 5221 N. O’Connor Blvd., Suite 600, Irving, Texas 75039.

C3CM originates, and acquires from unaffiliated third party originators, multifamily, manufactured housing community and commercial mortgage loans and mezzanine loans throughout the United States. Acquired loans may have been originated using underwriting guidelines not established by C3CM.

The following tables set forth information with respect to originations, acquisitions and securitizations of fixed rate and floating rate multifamily, manufactured housing community and commercial mortgage loans by C3CM during the calendar years 2010 and 2011.

Originations, Acquisitions and Securitizations of Fixed Rate Multifamily, Manufactured

Housing Community and Commercial Mortgage Loans

	2010(a)		2011
	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination, Purchase or Securitization	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination, Purchase or Securitization
Originations	5	$30,090,000	34	$217,588,500
Acquisitions	0	$0	2	$8,380,000
Securitizations(b)	0	$0	30(c)	$181,834,330	(c)

(a)	C3CM was organized on June 9, 2010.
(b)	Excludes mortgage loans sold to issuers of collateralized debt obligations managed or administered by an affiliate of C3CM.
(c)	Reflects two (2) securitization transactions.

Originations, Acquisitions and Securitizations of Floating Rate Multifamily, Manufactured

Housing Community and Commercial Mortgage Loans

	2010(a)		2011
	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination, Purchase or Securitization	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination, Purchase or Securitization
Originations	5	$41,727,500	17	$169,314,500
Acquisitions	0	$0	1	$35,000,000
Securitizations(b)	0	$0	0	$0

(a)	C3CM was organized on June 9, 2010.
(b)	Excludes mortgage loans sold to issuers of collateralized debt obligations managed or administered by an affiliate of C3CM.

C-III Asset Management LLC, a wholly-owned subsidiary of C-III Parent, acts as the servicer of the multifamily, manufactured housing community and commercial mortgage loans that C3CM owns pending the securitization or other disposition of those loans.

This is the third commercial mortgage securitization to which C3CM is contributing loans. However, certain key principals and members of the management team of C3CM were officers at Lehman Brothers Holdings Inc. and Nomura Credit & Capital LLC where they were directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of multifamily, manufactured housing community and commercial mortgage loans over the past decade.

Wells Fargo Central Pacific Holdings, Inc., an affiliate of Wells Fargo Bank, National Association, Wells Fargo Commercial Mortgage Securities, Inc. and Wells Fargo Securities, LLC, is an investor in C-III Parent and, as such, holds a less than 10% equity interest in C-III Parent. In addition, Wells Fargo Bank, National Association provides short-term warehousing of mortgage loans originated or acquired by C3CM, indirectly through a repurchase facility between Wells Fargo Bank, National Association and a wholly-owned subsidiary of C3CM, C-III Mortgage Funding LLC (“C3MF”). C3CM guarantees the performance by its wholly-owned subsidiary of certain obligations under that repurchase facility. All of the C3CM Mortgage Loans, projected to have an aggregate principal balance of $74,362,217 as of the cut-off date, are currently (or, as of the closing date for this securitization, are expected to be) subject to such repurchase facility. C3CM intends to use the proceeds from its sale of the C3CM Mortgage Loans to the depositor to, among other things, reacquire the warehoused C3CM Mortgage Loans through its wholly-owned subsidiary from Wells Fargo Bank, National Association, free and clear of any liens.

In addition, C3CM or C3MF is party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to each of the warehoused C3CM Mortgage Loans. Those hedging arrangements will terminate in connection with the contribution of the C3CM Mortgage Loans to this securitization transaction.

Based on an unaudited Statement of Assets, Liabilities and Member’s Equity – Income Tax Basis as of December 31, 2011, C3CM and its wholly-owned subsidiary, C3MF, had combined total assets of $84,430,992, combined total liabilities of $23,404,299 and combined total member’s equity of $61,026,694.

In connection with commercial mortgage securitization transactions, C3CM will generally transfer the subject mortgage loans to the applicable depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer by the depositor to the issuing entity of those mortgage loans (together with any other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the applicable depositor, C3CM works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria. In connection with contributing mortgage loans to a securitization, C3CM will make certain loan-level representations and warranties, will undertake certain loan document delivery requirements and will undertake certain obligations to repurchase or replace mortgage loans affected by uncured material breaches of those representations and warranties and/or document delivery requirements.

C3CM’s Underwriting Guidelines and Processes

Set forth below is a discussion of general underwriting guidelines and processes with respect to multifamily, manufactured housing community and commercial mortgage loans originated by C3CM for securitization.

Notwithstanding the discussion below, given the unique nature of multifamily, manufactured housing community and commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily, manufactured housing community or commercial mortgage loan may significantly differ from one loan to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular multifamily, manufactured housing community or commercial mortgage loan originated by C3CM will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular C3CM Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement and “Annex B-2—Exceptions to Mortgage Loan Representations and Warranties” in this prospectus supplement.

A. Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each multifamily, manufactured housing community and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third-party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third-party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

B. Loan Approval. Prior to commitment, each multifamily, manufactured housing community and commercial mortgage loan to be originated must be approved by a loan committee that includes senior executives of C-III Parent. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

C. Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan. With respect to loans originated for securitization, C3CM’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80.0%.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by C3CM and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily, manufactured housing community or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily, manufactured housing community or commercial mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity or for an interest-only period during a portion of the term of the mortgage loan. A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

D. Additional Debt. Certain mortgage loans originated by C3CM may have or permit in the future certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that a member of the C-III Capital Group may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

E. Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below generally will be obtained:

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Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation, although such is not the case with the C3CM Mortgage Loans.

•

Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective multifamily, manufactured housing community or commercial mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

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Engineering Assessment. In connection with the origination process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective multifamily, manufactured housing community or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, the repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

•	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by C3CM in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

F. Title Insurance. The borrower is required to provide, and C3CM or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

G. Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, C3CM typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke,

windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) is greater than 20%.

H. Zoning and Building Code Compliance. In connection with the origination of a multifamily, manufactured housing community or commercial mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, C3CM may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, C3CM may require the borrower to remediate such violation and, subject to the discussion under “—C3CM’s Underwriting Guidelines and Processes—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

I. Escrow Requirements. Generally, C3CM requires most borrowers to fund escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily, manufactured housing community and commercial mortgage loan originated by C3CM. In certain cases, these reserves may be released to the borrower upon satisfaction of certain conditions in the loan documents which may include, but not be limited to, achievement of leasing matters, achieving a specified debt service coverage ratio or satisfying other conditions.

Furthermore, C3CM may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, C3CM may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, C3CM may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by the C-III Capital Group are as follows:

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Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

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Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.

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Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if C3CM determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

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Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if C3CM determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

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Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if C3CM determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

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Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if C3CM determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and C3CM’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the C3CM Mortgage Loans, please see Annex A-1 to this prospectus supplement.

Exceptions

Notwithstanding the discussion under “—C3CM’s Underwriting Guidelines and Processes” above, one or more of the C3CM Mortgage Loans may vary from, or do not comply with, C3CM’s underwriting guidelines described above. In addition, in the case of one or more of the C3CM Mortgage Loans, C3CM or another originator may not have strictly applied the underwriting guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. For any material exceptions to C3CM’s underwriting guidelines described above in respect of the C3CM Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement.

Review of Mortgage Loans for Which C3CM is the Sponsor

A. Overview. C3CM has conducted a review of the C3CM Mortgage Loans in connection with the securitization described in this prospectus supplement. C3CM determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the C3CM Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of C3CM with the assistance of certain third parties. C3CM has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the C3CM Mortgage Loans that are being sold to the depositor and with the review’s findings and conclusions. The review procedures described below were employed with respect to all of the C3CM Mortgage Loans (rather than relying on sampling procedures).

B. Data Tape. To prepare for securitization, members of C3CM created a data tape of loan-level and property-level information, and prepared an asset summary report, relating to each C3CM Mortgage Loan. The data tape and the respective asset summary reports were compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by C3CM during the underwriting process. After origination of each C3CM Mortgage Loan, C3CM may have updated the information in the data tape and the related asset summary report with respect to such C3CM Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of C3CM. Such updates were not intended to be, and do not serve as, a re-underwriting of any C3CM Mortgage Loan. The C3CM data tape was used by C3CM to provide the numerical information regarding the C3CM Mortgage Loans in this prospectus supplement.

C. Data Comparison and Recalculation. Wells Fargo Securities LLC, on behalf of C3CM, engaged a third party accounting firm to perform certain data comparison and recalculation procedures that were designed or provided by C3CM, relating to information in this prospectus supplement regarding the C3CM Mortgage Loans. These procedures included:

•	comparing the information in the C3CM Data Tape against various source documents obtained or provided by C3CM;

•

comparing numerical information regarding the C3CM Mortgage Loans and the related mortgaged properties disclosed in this prospectus supplement against the information contained in the C3CM Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the C3CM Mortgage Loans disclosed in this prospectus supplement.

D. Legal Review. C3CM engaged various law firms to conduct certain legal reviews of the C3CM Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization, with respect to certain C3CM Mortgage Loans, C3CM’s origination counsel prepared a loan and property summary that sets forth certain material loan terms and summarizes material deviations from C3CM’s standard form loan documents. In addition, such origination counsel for each C3CM Mortgage Loan reviewed C3CM’s representations and warranties set forth on Annex B-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the C3CM Mortgage Loans. Such assistance included, among other things, (i) a review of C3CM’s asset summary report, and its origination counsel’s loan and property summary (if and when available), for each C3CM Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the C3CM Mortgage Loans prepared by origination counsel and (iii) the review of select provisions in certain loan documents with respect to certain of the C3CM Mortgage Loans.

E. Other Review Procedures. With respect to any material pending litigation of which C3CM was aware at the origination of any C3CM Mortgage Loan, C3CM requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If C3CM became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any C3CM Mortgage Loan, C3CM obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

C3CM, with the assistance of counsel engaged in connection with this securitization, also reviewed the C3CM Mortgage Loans to determine whether any C3CM Mortgage Loan materially deviated from the underwriting guidelines set forth under “—C3CM’s Underwriting Guidelines and Processes” above. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement.

F. Findings and Conclusions. C3CM found and concluded with reasonable assurance that the disclosure regarding the C3CM Mortgage Loans in this prospectus supplement is accurate in all material respects. C3CM also found and concluded with reasonable assurance that the C3CM Mortgage Loans were originated in accordance with C3CM’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement.

Repurchases and Replacements

The transaction documents for certain prior transactions in which C3CM securitized CRE Loans contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. For the year ended on December 31, 2011, C3CM has no activity to report under Rule 15Ga-1 under the Exchange Act.

As of the date of this prospectus supplement, C3CM filed its most recent Form ABS-15G, dated February 14, 2012, generally relating to the three-year period ended on December 31, 2011, with the SEC on February 14, 2012. Such Form ABS-15G is available electronically through the SEC’s EDGAR system. The Central Index Key number of C3CM is 0001541214.

The information set forth under “—C-III Commercial Mortgage LLC” has been provided by C3CM.

Basis Real Estate Capital II, LLC

General

Basis Real Estate Capital II, LLC (“Basis Real Estate Capital”) is a limited liability company organized under the laws of the state of Delaware and an indirect subsidiary of Basis Investment Group LLC (“Basis” or “Basis Investment”). Basis is a privately-held company that commenced operations in January of 2009. Basis (and its direct and indirect subsidiaries) was formed to invest in commercial real estate debt. Basis is an affiliate of JEMB Realty Corporation. JEMB Realty Corporation and its affiliated partnerships and individual investors (“JEMB”) have been in business for over 30 years. According to its consolidated balance sheet (unaudited), as of August 31, 2011, JEMB’s asset base was in excess of $1 billion with net equity of approximately $2 billion. Basis, together with JEMB, is a multi-strategy real estate investment platform that owns and manages approximately eight million square feet of commercial real estate (located in both the U.S. and Canada) and originates and acquires performing and distressed loans, mezzanine loans, subordinate participation interests, commercial mortgage-backed securities and preferred equity. The executive offices of Basis Investment Group LLC are located at 75 Broad Street, Suite 1602, New York, New York 10004.

Wells Fargo Bank, National Association provides short-term warehousing of mortgage loans originated by Basis Real Estate Capital through a repurchase facility. The mortgage loans that Basis Real Estate Capital will be selling to the depositor (the “Basis Mortgage Loans”) are subject to such repurchase facility. Basis Real Estate Capital is using the proceeds from its sale of the Basis Mortgage Loans to the depositor to, among other things, simultaneously reacquire such mortgage loans from Wells Fargo Bank, National Association free and clear of any liens.

Basis’ Securitization Program

This is the fifth commercial mortgage securitization to which Basis and its affiliates are contributing loans. However, certain key principals and members of the senior management team of Basis were senior officers at CWCapital, LLC and GMAC Commercial Mortgage Corporation and have been active in the commercial mortgage securitization business since 1997 and from 1997 through 2007, they were directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans.

During 2010 and 2011, Basis contributed approximately $318,867,289 of mortgage loans to multiple commercial mortgage securitizations. Basis did not securitize any commercial mortgage loans prior to 2010 and has not been involved in the securitization of any other types of financial assets.

Basis originates and acquires commercial and multifamily mortgage loans and mezzanine loans throughout the United States. The commercial and multifamily mortgage loans originated or acquired to be securitized by Basis may include both small balance and large balance fixed-rate and floating-rate loans. The commercial and multifamily mortgage loans that will be sold by Basis Real Estate Capital to the depositor have been originated or acquired by it or an affiliate.

In connection with providing the representations and warranties described above under “Description of the Mortgage Pool—Representations and Warranties”, Basis will conduct its own due diligence review. In addition, closing counsel for each loan will review and/or prepare, among other things, individual loan summaries and initial exception lists to the representations and warranties. Counsel will also review certain loan documentation and perform due diligence procedures. If a cure, repurchase or substitution is required with respect to a mortgage loan sold by Basis Real Estate Capital in the event of a material document defect or material breach of a representation or warranty with respect to such mortgage loan, Basis Investment will be the sole party responsible for any repurchase or substitution. See “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” and “Risk Factors—Risks Related to the Mortgage Loans—No Party Will Be Obligated to Review the Mortgage Loans to Determine Whether Representations and Warranties Are True; Mortgage Loan Sellers or Other Responsible Parties May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan” above. In addition, Basis Investment has agreed to indemnify the depositor and the underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the offered certificates.

In addition, Basis is a party to an interest rate hedging arrangement with Wells Fargo Bank, National Association with respect to each of the Basis Mortgage Loans. See “—Affiliations and Certain Relationships Among Certain Transaction Parties” below.

Basis’ Underwriting Standards and Processes

Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Basis or its affiliates.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below. For important information about the circumstances that have affected the underwriting of the mortgage loans in the mortgage pool, see the “Risk Factors” section of this prospectus supplement and the other subsections of this “Transaction Parties” section.

If a mortgage loan exhibits any one of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated: (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis. Generally, Basis performs both a credit analysis and collateral analysis with respect to each mortgage loan, the loan applicant, and the real estate that will secure the loan. Generally, the credit analysis of the borrower and the real estate includes a review of historical financial statements, including rent rolls (generally unaudited), third party credit reports, judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower. Basis typically performs a qualitative analysis which incorporates independent credit checks and published debt and equity information with respect to certain principals of the borrower as well as the borrower itself. Borrowers are generally required to be single-purpose entities and are generally required to be structured to limit the possibility of becoming insolvent or bankrupt. The collateral analysis typically includes, in each case to the extent available and applicable, an analysis of the historical property operating statements, rent rolls, operating budgets, and a review of tenant leases. Basis generally requires third party appraisals, as well as environmental and building condition reports. Each report is reviewed for acceptability by a staff member of Basis or a third-party consultant for compliance with Basis’ program standards. Generally, a member of the Basis’ underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. All mortgage loans to be originated by Basis require approval by a loan credit committee which includes senior personnel from Basis. The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or may decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. Generally, the debt service coverage ratio for mortgage loans originated or acquired by Basis will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated or acquired by Basis will be equal to or less than 75%; provided, however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors. For example, Basis may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Basis’ judgment of improved property and/or market performance in the future and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Basis, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

Environmental Assessments. Phase I environmental site assessments or updates of previously conducted assessments are performed on all mortgaged properties. Depending on the findings of the Phase I assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment on the subject mortgaged property; an environmental insurance policy; cash reserves for any recommended remediation action and/or a guaranty with respect to environmental matters. With respect to a majority of properties, the environmental assessments are performed during the 12-month period before the applicable cut-off date. Additionally, all borrowers are required to provide customary environmental representations, warranties and covenants relating to the existence and use of hazardous substances on the mortgaged properties. Any material adverse environmental conditions or circumstances revealed by these environmental assessments for the mortgaged properties are described in this prospectus supplement.

Property Condition Assessments. Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination or the purchase of a mortgage loan. For a majority of the properties, the inspections are conducted within the 12-month period before the applicable cut-off date. The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a mortgaged property. The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures. In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

Appraisal. An appraisal for each property is performed or an existing appraisal updated in connection with the origination or the purchase of the related mortgage loan. For a majority of the properties, the appraisals are performed during the 12-month period before the applicable cut-off date. The appraised value of the related property or properties is greater than the original principal balance of the related mortgage loan or the aggregate original principal balance of any set of cross-collateralized loans. All such appraisals are conducted by an independent appraiser that is state-certified or designated as a member of the Appraisal Institute. The appraisal (or a separate letter) for all properties contains a statement by the appraiser to the effect that the appraisal guidelines of

Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, were followed in preparing the appraisal.

Seismic Report. If the property consists of improvements located in California or in seismic zone 3 or 4, Basis typically requires a seismic report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Basis may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

Zoning and Building Code Compliance. With respect to each mortgage loan, Basis will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Where a mortgaged property as currently operated is a permitted nonconforming use and/or the structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Basis will consider whether—

•	any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

•	casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Basis to be sufficient to pay off the related mortgage loan in full;

•	the real property collateral, if permitted to be repaired or restored in conformity with current law, would in Basis’ judgment constitute adequate security for the related mortgage loan;

•	whether a variance or other similar change in applicable zoning restrictions is potentially available, or whether the applicable governing entity is likely to enforce the related limitations; and/or

•	to require the related borrower to obtain law and ordinance insurance and/or alternative mitigant is in place.

Hazard, Liability and Other Insurance. The mortgage loans typically require that the related property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except in certain instances where credit tenants are required to obtain this insurance or may self-insure.

Flood insurance, if available, must be in effect for any property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as having special hazards. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of: (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property, (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, and (iv) 100% of the replacement cost of the improvements located on the property, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates; in some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

The properties are typically not insured for earthquake risk. For properties located in California and some other seismic zones, Basis typically conducts seismic studies to assess the “probable maximum loss”. In general, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the probable maximum loss is greater than 20%.

Earnouts and Additional Collateral Loans. Some of Basis’ mortgage loans may be additionally secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related matters or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios. For a description of the cash reserves or letters or credit and related earnout information for the Basis Mortgage Loans, see Annex A-1 of this prospectus supplement and the related footnotes.

Escrow Requirements. Generally, Basis requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves. Generally, the required escrows for mortgage loans originated by Basis are as follows:

•

Taxes—Typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Basis with sufficient funds to satisfy all taxes and assessments. Basis may waive this escrow requirement under certain circumstances.

•

Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Basis with sufficient funds to pay all insurance premiums. Basis may waive this escrow requirement under certain circumstances.

•

Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Basis may waive this escrow requirement under certain circumstances.

•

Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable Mortgage Loan, Basis generally requires that at least 120% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Basis may waive this escrow requirement under certain circumstances.

•

Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Basis may waive this escrow requirement under certain circumstances.

Furthermore, Basis may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Basis may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Basis’ evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

Exceptions. Notwithstanding the discussion under “—Basis’ Commercial Mortgage Loan Underwriting” above, one or more of Basis’ mortgage loans may vary from, or not comply with, Basis’ underwriting guidelines described above. In addition, in the case of one or more of Basis’ mortgage loans, Basis or another originator may not have strictly applied the underwriting guidelines described above as the result of a case-by-case permitted exception based upon other compensating factors. For any material exceptions to Basis’ underwriting guidelines described above in respect of the Basis’ mortgage loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” above.

Review of Mortgage Loans for Which Basis Real Estate Capital is the Sponsor

Overview. Basis, in its capacity as the Sponsor of the Basis mortgage loans, has conducted a review of the Basis mortgage loans it is selling to the depositor designed and effected to provide reasonable assurance that the disclosure related to the Basis mortgage loans is accurate in all material respects. Basis determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the Basis mortgage loans was performed by a deal team comprised of real estate and securitization professionals who are employees of Basis (collectively, the “Basis Deal Team”) with the assistance of certain third parties. Basis has ultimate authority and control over, and assumes all responsibility for and attributes to itself, the review of the mortgage loans that it is selling to the depositor and the review’s findings and conclusions. The review procedures described below were employed with respect to all of the Basis mortgage loans (rather than relying on sampling procedures), except that certain review procedures were solely relevant to the large loan disclosures in this prospectus supplement, as further described below.

Database. To prepare for securitization, members of the Basis Deal Team created a database of loan-level and property-level information relating to each Basis mortgage loan. The database was compiled from, among other sources, the related mortgage loan documents, third party reports (appraisals, environmental site assessments, property condition reports, zoning reports and applicable seismic studies), insurance policies, borrower-supplied information (including, to the extent available, rent rolls, leases, operating statements and budgets) and information collected by Basis during the underwriting process. Prior to securitization of each Basis mortgage loan, the Basis Deal Team may have updated the information in the database with respect to such Basis mortgage loan based on current information provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Basis Deal Team. Such updates were not intended to be, and do not serve as, a re-underwriting of any mortgage loan.

A data tape (the “Basis Data Tape”) containing detailed information regarding each Basis mortgage loan was created from the information in the database referred to in the prior paragraph. The Basis Data Tape was used by the Basis Deal Team to provide the numerical information regarding the Basis mortgage loans in this prospectus supplement.

Data Comparisons and Recalculation. Wells Fargo Securities LLC, on behalf of Basis, engaged a third party accounting firm to perform certain data comparison and recalculation procedures which were designed or provided by Basis relating to information in this prospectus supplement regarding the Basis mortgage loans. These procedures included:

•	comparing the information in the Basis Data Tape against various source documents provided by Basis;

•

comparing numerical information regarding the Basis mortgage loans and the related Mortgaged Properties disclosed in this prospectus supplement against the information contained in the Basis Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the Basis mortgage loans disclosed in this prospectus supplement.

Legal Review. Basis engaged various law firms to conduct certain legal reviews of the Basis Mortgage Loans for disclosure in this prospectus supplement. In anticipation of the securitization of each Basis Mortgage Loan originated by Basis, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from Basis’s standard form loan documents. In addition, origination counsel for each Basis Mortgage Loan reviewed Basis’s representations and warranties set forth on Annex B-1 to this prospectus supplement and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the Basis mortgage loans. Such assistance included, among other things, a review of a due diligence questionnaire completed by the Basis Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each Basis mortgage loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Mortgage loan seller counsel or securitization counsel also assisted in the preparation of the mortgage loan summaries set forth in Annex A-3 to this prospectus supplement, based on their respective reviews of pertinent sections of the related mortgage loan documents and other loan information.

Other Review Procedures. Prior to securitization, Basis confirmed with the related servicers for the Basis mortgage loans that, to the best of such servicers’ knowledge and except as previously identified, material events concerning the related mortgage loan, the Mortgaged Property and the borrower and guarantor had not occurred since origination, including, but not limited to, (i) loan modifications or assumptions, or releases of the related borrower or Mortgaged Property; (ii) damage to the Mortgaged Property that materially and adversely affects its value as security for the mortgage loan; (iii) pending condemnation actions; (iv) litigation, regulatory or other proceedings against the Mortgaged Property, borrower or guarantor, or notice of non-compliance with environmental laws; (iv) bankruptcies involving any borrower or guarantor, or any tenant occupying a single tenant property; and (v) any existing or incipient material defaults.

The Basis Deal Team also consulted with Basis personnel responsible for the origination of the Basis mortgage loans to confirm that the Basis mortgage loans were originated in compliance with the origination and underwriting criteria described above under “—Basis’ Underwriting Standards and Practices,” as well as to identify any material deviations from those origination and underwriting criteria. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus supplement.

Findings and Conclusions. Basis found and concluded with reasonable assurance that the disclosure regarding the Basis mortgage loans in this prospectus supplement is accurate in all material respects. Basis also found and concluded with reasonable assurance that the Basis mortgage loans were originated in accordance with Basis’s origination procedures and underwriting criteria, except as described above under “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines.”

Repurchases and Replacements

The transaction documents for certain prior transactions in which Basis Real Estate Capital securitized CRE Loans contain covenants requiring the repurchase or replacement of an underlying CRE Loan for the breach of a related representation or warranty under various circumstances if the breach is not cured. For the year ended on December 31, 2011, Basis Real Estate Capital has no activity to report under Rule 15G(a)-1 under the Exchange Act.

As of the date of this prospectus supplement, Basis Real Estate Capital’s most recent Form ABS-15G, which is dated February 9, 2012, was filed with the SEC on February 14, 2012, and is available electronically through the SEC’s EDGAR system. The Central Index Key number of Basis Real Estate Capital is 0001542105.

The information set forth under “—Basis Real Estate Capital II, LLC” has been provided by Basis.

The Trustee

Deutsche Bank Trust Company Americas (“DBTCA”) is a New York banking corporation existing under the laws of the United States. DBTCA and its affiliates have provided corporate trust services since 1991. In 2011, DBTCA and its affiliate, Deutsche Bank National Trust Company, have been appointed to act as trustee or certificate administrator on fifteen commercial mortgage-backed securities transactions having an aggregate principal balance of approximately $13.5 billion. DBTCA maintains a corporate trust office located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration-WF12C6, and its telephone number is (714) 247-6000.

The depositor, the master servicer, the special servicer, the certificate administrator, the sponsors and the mortgage loan sellers may maintain banking and other commercial relationships with DBTCA and its affiliates. In its capacity as trustee on commercial mortgage securitizations, DBTCA and its affiliates are generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, DBTCA and its affiliates have not been required to make an advance on a commercial mortgage-backed securities transaction.

To best of its knowledge, DBTCA has no pending legal proceedings that would materially affect its ability to perform its duties as Trustee on behalf of the certificateholders.

The information set forth under this sub-heading has been provided by DBTCA. None of the depositor, the initial purchasers or any other person, other than DBTCA, makes any representation or warranty as to the accuracy or completeness of such information.

The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will be the certificate administrator, tax administrator, certificate registrar, and custodian under the pooling and servicing agreement.

Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.3 trillion in assets and 270,000 employees as of September 30, 2011, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsors, the master servicer, the special servicer, the trust advisor, and the mortgage loan seller may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the pooling and servicing agreement, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the trust REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of December 31, 2011, Wells Fargo Bank was acting as securities administrator with respect to more than $340 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the pooling and servicing agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee for the benefit of the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota. As of December 31, 2011, Wells Fargo Bank was acting as custodian of more than 60,000 commercial mortgage loan files.

The assessment of compliance with applicable servicing criteria for the twelve months ended December 31, 2011, furnished pursuant to Item 1122 of Regulation AB by the Corporate Trust Services division of Wells Fargo Bank (the “2011 Wells Corporate Trust Assessment”), discloses that material instances of noncompliance occurred with respect to the servicing criteria described in Items 1122(d)(3)(i)(B) and 1122(d)(3)(ii) of Regulation AB. Specifically, (a) certain amounts allocated and remitted to investors were not calculated in accordance with the terms specified in the transaction agreements, and (b) certain reports to investors did not provide information calculated in accordance with the terms specified in the transaction agreements with respect to waterfall calculations and/or reporting disclosures.

As of December 31, 2011, the platform to which the 2011 Wells Corporate Trust Assessment relates consisted, in part, of (i) approximately 2052 RMBS transactions with over 24,000 payment/reporting cycles, and (ii) approximately 279 CMBS transactions with over 3,000 payment/reporting cycles. The errors that contributed to the material instances of noncompliance described on the 2011 Wells Corporate Trust Assessment occurred on certain RMBS and CMBS transactions in the platform and consisted of (x) payment errors and corresponding investor reporting errors that impacted approximately 2.2% of the RMBS payment/reporting cycles and approximately 0.2% of the CMBS payment/reporting cycles, and (y) investor reporting errors without corresponding payment errors that impacted approximately 0.6% of the RMBS payment/reporting cycles and approximately 0.4% of the CMBS payment/reporting cycles. The 2011 Wells Corporate Trust Assessment discusses certain payment and reporting errors that occurred on RMBS transactions containing multi-group features, which are a subset of the errors impacting RMBS payment/reporting cycles described above.

The 2011 Wells Corporate Trust Assessment also states that necessary adjustments have been made to the waterfall models and investor reports to correct the errors that contributed to the material instance of noncompliance and such adjustments are expected to prevent similar future errors.

The information set forth under this sub-heading has been provided by Wells Fargo Bank. None of the depositor, the underwriters or any other person, other than Wells Fargo Bank, makes any representation or warranty as to the accuracy or completeness of such information.

The Master Servicer

Wells Fargo Bank, National Association

Wells Fargo Bank will act as the master servicer for all of the mortgage loans to be deposited into the Trust Fund. Wells Fargo Bank is a national banking association organized under the laws of the United States of America, and is a wholly-owned direct and indirect subsidiary of Wells Fargo & Company. On December 31, 2008, Wells Fargo & Company acquired Wachovia Corporation, the owner of Wachovia Bank, National Association (“Wachovia”), and Wachovia Corporation merged with and into Wells Fargo & Company. On March 20, 2010, Wachovia merged with and into Wells Fargo Bank. Like Wells Fargo Bank, Wachovia acted as master servicer of securitized commercial and multifamily mortgage loans and, following the merger of the holding companies, Wells Fargo Bank and Wachovia began to integrate their two servicing platforms under a senior management team that is a combination of both legacy Wells Fargo Bank managers and legacy Wachovia managers. That integration is continuing.

Wells Fargo Bank is also a sponsor, an originator, a mortgage loan seller, the certificate administrator, the tax administrator, the custodian, the certificate registrar and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, an underwriter. Wells Fargo Bank is the purchaser under repurchase agreements with each of Liberty Island Group I LLC, C3CM and Basis Real Estate Capital II, LLC, respectively, or with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Liberty Island Group I LLC, C3CM or Basis Real Estate Capital II, LLC, as applicable. Pursuant to certain interim servicing agreements between Wells Fargo Bank and Basis Real Estate Capital II, LLC, a sponsor and mortgage loan seller, and JEMB Madison Avenue LLC, an affiliate of Basis Real Estate Capital II, LLC, Wells Fargo Bank acts as primary servicer with respect to mortgage loans owned by Basis Real Estate Capital II, LLC (subject to the repurchase facility described above in this paragraph) and JEMB Madison Avenue LLC from time-to-time, including, prior to their inclusion in the Trust Fund, some or all of the mortgage loans transferred by Basis Real Estate Capital II, LLC. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any mortgage loan being transferred by Basis Real Estate Capital II, LLC that is serviced by Wells Fargo Bank prior to its inclusion in the Trust Fund. Pursuant to an interim servicing agreement among Wells Fargo Bank, The Royal Bank of Scotland plc, and RBS Financial Products Inc., each a sponsor, originator and mortgage loan seller and an affiliate of an initial purchaser, Wells Fargo Bank acts (from time-to-time) as primary servicer with respect to mortgage loans owned by The Royal Bank of Scotland plc and RBS Financial Products Inc., including, prior to their inclusion in the Trust Fund, some or all of the mortgage loans transferred by The Royal Bank of Scotland plc and RBS Financial Products Inc. There are currently no outstanding servicing advances made by Wells Fargo Bank in regards to any mortgage loan being transferred by The Royal Bank of Scotland plc or RBS Financial Products Inc. that is serviced by Wells Fargo Bank prior to its inclusion in the Trust Fund. See “—Affiliations and Certain Relationships Among Certain Transaction Parties” below.

The principal west coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC A0227-020, 1901 Harrison Street, Oakland, California 94612. The principal east coast commercial mortgage master servicing offices of Wells Fargo Bank are located at MAC D1086-120, 550 South Tryon Street, Charlotte, North Carolina 28202.

Wells Fargo Bank has been master servicing securitized commercial and multifamily mortgage loans in excess of ten years. Wells Fargo Bank’s primary servicing system runs on McCracken Financial Solutions Corp. Strategy CS software. Wells Fargo Bank reports to trustees and certificate administrators in the CREFC format. The table below sets forth information about Wells Fargo Bank’s portfolio of master or primary serviced commercial and multifamily mortgage loans (including loans in securitization transactions and loans owned by other investors) as of the dates indicated:

Commercial and Multifamily Mortgage Loans	As of 12/31/2009	As of 12/31/2010	As of 12/31/2011
By Approximate Number:	41,703	39,125	38,132
By Approximate Aggregate Unpaid Principal Balance (in billions):	$473.4	$451.0	$437.7

Within this portfolio, as of December 31, 2011, are approximately 26,728 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $358.6 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wells Fargo Bank also services whole loans for itself and a variety of investors. The properties securing loans in Wells Fargo Bank’s servicing portfolio, as of December 31, 2011, were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

In its master servicing and primary servicing activities, Wells Fargo Bank utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wells Fargo Bank to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

The table below sets forth information regarding principal and interest advances and servicing advances made by Wells Fargo Bank, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations. The information set forth is the average amount of such advances outstanding over the periods indicated (expressed as a dollar amount and as a percentage of Wells Fargo Bank’s portfolio, as of the end of each such period, of master serviced commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations).

Period	Approximate Securitized Master Serviced Portfolio (UPB)*	Approximate Outstanding Advances (P&I and PPA)*	Approximate Outstanding Advances as % of UPB
Calendar Year 2009	$370,868,977,095	$492,576,563	0.13%
Calendar Year 2010	$350,208,413,696	$1,560,768,558	0.45%
Calendar Year 2011	$340,805,885,266	$1,880,456,070	0.55%

*	“UPB” means unpaid principal balance, “P&I” means principal and interest advances and “PPA” means property protection advances.

Wells Fargo Bank is rated by Fitch, S&P and Morningstar as a primary servicer and a master servicer of commercial mortgage loans. Wells Fargo Bank’s servicer ratings by each of these agencies are outlined below:

	Fitch	S&P	Morningstar
Primary Servicer:	CPS2+	Above Average	MOR CS2
Master Servicer:	CMS2	Above Average	MOR CS2

The long-term deposits of Wells Fargo Bank are rated “AA-” by S&P, “Aa3” by Moody’s and “AA-” by Fitch. The short-term deposits of Wells Fargo Bank are rated “A-1+” by S&P, “P-1” by Moody’s and “F1+” by Fitch.

Wells Fargo Bank has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event. Wells Fargo Bank’s master servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wells Fargo Bank’s policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage Association or Federal Home Loan Mortgage Corporation.

Wells Fargo Bank may perform any of its obligations under the pooling and servicing agreement through one or more third-party vendors, affiliates or subsidiaries. Notwithstanding the foregoing, the master servicer will remain responsible for its duties under the pooling and servicing agreement. Wells Fargo Bank may engage third-party vendors to provide technology or process efficiencies. Wells Fargo Bank monitors its third-party vendors in compliance with its internal procedures and applicable law. Wells Fargo Bank has entered into contracts with third-party vendors for the following functions:

•	provision of Strategy and Strategy CS software;

•	tracking and reporting of flood zone changes;

•	abstracting of leasing consent requirements contained in loan documents;

•	legal representation;

•	assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wells Fargo Bank;

•	entry of new loan data;

•	performance of property inspections;

•	performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes; and

•	Uniform Commercial Code searches and filings.

Wells Fargo Bank may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on the mortgage loans. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it. Generally, all amounts received by Wells Fargo Bank on the mortgage loans will initially be deposited into a common clearing account with collections on other mortgage loans serviced by Wells Fargo Bank and will then be allocated and transferred to the appropriate account as described in this prospectus supplement. On the day any amount is to be disbursed by Wells Fargo Bank, that amount is transferred to a common disbursement account prior to disbursement.

In its capacity as master servicer, Wells Fargo Bank will not have primary responsibility for custody services of original documents evidencing the mortgage loans. On occasion, Wells Fargo Bank may have custody of certain of such documents as are necessary for enforcement actions involving the mortgage loans or otherwise. To the extent Wells Fargo Bank performs custodial functions as a servicer, documents will be maintained in a manner consistent with the Servicing Standard.

A Wells Fargo Bank proprietary website (www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which Wells Fargo Bank is master servicer, and also provides borrowers with access to current and historical loan and property information for these transactions.

Wells Fargo & Company files reports with the SEC as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the SEC at www.sec.gov.

There are no legal proceedings pending against Wells Fargo Bank, or to which any property of Wells Fargo Bank is subject, that are material to the certificateholders, nor does Wells Fargo Bank have actual knowledge of any proceedings of this type contemplated by governmental authorities.

The information set forth under this sub-heading regarding Wells Fargo Bank has been provided by Wells Fargo Bank. None of the depositor, the initial purchasers or any other person, other than Wells Fargo Bank, makes any representation or warranty as to the accuracy or completeness of such information.

The master servicer and the special servicer will each be required to pay all expenses incurred in connection with its responsibilities under the pooling and servicing agreement (subject to reimbursement as described in this prospectus supplement), including all fees of any sub-servicers retained by it.

The Special Servicer

Midland Loan Services, a Division of PNC Bank, National Association

Midland Loan Services, a Division of PNC Bank, National Association (“Midland”) will be the special servicer and in this capacity will initially be responsible for the servicing and administration of the specially serviced mortgage loans and REO Properties pursuant to the pooling and servicing agreement. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (“CMBS”) by S&P, Fitch, Moody’s and Morningstar Credit Ratings, LLC (“Morningstar”). Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and Morningstar. For each category, S&P ranks Midland as “Strong”, Fitch ranks Midland as “1” and Morningstar ranks Midland as “CS1”. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and special serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time-to-time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of December 31, 2011, Midland was servicing approximately 28,242 commercial and multifamily mortgage loans with a principal balance of approximately $267 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 12,556 of such loans, with a total principal balance of approximately $130 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of December 31, 2011, Midland was named the special servicer in approximately 140 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $75 billion. With respect to such transactions as of such date, Midland was administering approximately 332 assets with an outstanding principal balance of approximately $4.2 billion.

Midland has been servicing mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in commercial mortgaged-backed securities and other servicing transactions for which Midland has acted as master and/or primary servicer from 2009 to 2011.

	Calendar Year End (Approximate amounts in billions)
Portfolio Size – Master/Primary	2009	2010	2011
CMBS	$145	$136	$130
Other	130	133	137

Total	$275	$269	$267

Midland has acted as special servicer for commercial and multifamily mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to Midland as special servicer in commercial mortgage-backed securities transactions from 2009 to 2011.

	Calendar Year End (Approximate amounts in billions)
Portfolio Size – CMBS Special Servicing	2009	2010	2011
Total	$101	$63	$75

Midland often acts as an interim primary servicer of mortgage loans between origination and contribution to a REMIC.

Midland may enter into one or more arrangements with any party entitled to appoint or replace the special servicer, whether with respect to one or more mortgage loans or the mortgage pool generally, to provide for the payment by Midland to such party or parties of certain of the special servicer compensation in consideration of, among other things, Midland’s appointment as special servicer under the related pooling and servicing agreement and limitations on that party’s right to replace the applicable special servicer.

The information set forth under this sub-heading in this prospectus supplement has been provided by Midland. None of the depositor, the underwriters or any other person, other than Midland, makes any representation or warranty as to the accuracy or completeness of such information.

The Primary Servicer

Prudential Asset Resources, Inc.

Prudential Asset Resources, Inc. (“PAR”), a Delaware corporation, will act as primary servicer with respect to those pooled mortgage loans sold by the sponsor, Liberty Island, to the depositor for deposit into the trust fund. PAR is a wholly owned subsidiary of Prudential Mortgage Capital Company, LLC (“PMCC”), which is delegated the loan originations, underwriting and closing functions for the mortgage loans being deposited into the pool by Liberty Island. PMCC, an indirect subsidiary of Prudential Financial, Inc., owns a minority indirect interest in Liberty’s parent company.

PAR’s principal offices are located at 2100 Ross Avenue, Suite 2500, Dallas, TX 75201. Formed in 2000 to consolidate Prudential’s disparate servicing operations, PAR services commercial and agricultural mortgage loans for Prudential’s general and separate accounts as well as for CMBS trusts, commercial mortgage CDOs, Freddie Mac CMEs and other loans owned and/or originated through Freddie Mac, Fannie Mae, FHA and institutional investors.

PAR is rated by Fitch and S&P as master, primary and special commercial mortgage servicers. Current ratings are shown below:

Servicer Rating Type	Fitch	S&P
Master Servicer	CMS2	Above Average
Primary Servicer	CPS1	Strong
Special Servicer	CSS2-	Above Average

PAR’s total portfolio of serviced loans by outstanding principal balance is shown below:

Year-End	2009	2010	2011
CMBS	$14,199,045,371	$13,047,207,197	$10,717,861,142
Total Loans	$63,747,026,733	$66,600,906,918	$68,410,689,362

PAR utilizes the McCracken Strategy servicing system, which is widely used in the commercial mortgage loan servicing industry. The servicing teams perform numerous functions, including new loan set up, payment processing, escrow and reserve administration, and UCC continuations. The surveillance group monitors and reviews financial statements, rent rolls, property inspections and the completion of deferred maintenance items, as well as serving as the primary liaison for rating agencies. Asset management is responsible for general oversight of the loan collateral and for credit-related borrower requests. The investor reporting teams perform numerous reconciliations and generate monthly reports to investors. The accounting group is responsible for cash releases to trustees and/or investors in addition to their general accounting responsibilities. The quality control and improvement group monitors performance of all other groups through the compilation and reporting of more than 250 monthly performance metrics.

PAR has administrative, supervisory and quality control policies and procedures for the performance of its servicing obligations in compliance with applicable servicing agreements and with the servicing criteria set forth in Item 1122 of Regulation AB. PAR’s policies and procedures are updated as processes change to ensure continuing compliance with regulatory and program changes in addition to changing practices in the servicing industry. There have been no material non-compliance or default issues brought against PAR in the servicing of its CMBS or other loans.

Generally, all loan payments received by PAR are initially deposited into commingled receipts accounts. Funds are then transferred to segregated investor-specific accounts pursuant to the servicing agreements.

Via a password-protected website, PAR provides its CMBS investors with access to data and reports. A separate password-protected website provides borrowers with access to loan documents, monthly statements, and current and historical loan information.

From time-to-time, PAR and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. PAR does not believe that any such lawsuits or legal proceedings individually or in the aggregate, now have or in the future may have, a material adverse effect on its business or its ability to service as master, primary or special servicer.

PAR has an interim servicing agreement with Liberty Island and also has a servicer acknowledgement agreement with Liberty Island, Liberty Island’s parent and Wells Fargo Bank, National Association (as the purchaser under the short-term warehousing facility described herein), in either case to primary, service the liberty Island Mortgage Loans prior to securitization.

The information set forth under this sub-heading regarding PAR has been provided by PAR.

The Trust Advisor

Pentalpha Surveillance LLC

Pentalpha Surveillance LLC (“Pentalpha Surveillance”) located in Amherst, New York, is privately held and dedicated to providing independent oversight of loan securitization trusts’ ongoing operations. Pentalpha Surveillance is an affiliate of the privately-owned Pentalpha group of companies, which is headquartered in Greenwich, Connecticut. The Pentalpha group of companies has a history of industry service as an independent workout firm for structured finance operating companies and the trusts they create and service. The Pentalpha group of companies was founded in 1995 and is run by James Callahan, a former Wall Street trading desk manager that underwrote new structured finance issues and made secondary markets. Mr. Callahan focused on subordinate debt trading and workouts of CMBS and residential real estate loans, as well as securities backed by consumer and corporate loans.

Pentalpha Surveillance has proprietary software and a team of industry operations veterans dedicated to investigating and resolving many issues including, collections optimization, representation and warranty settlements, derivative contract errors and borrower/originator/servicer/trustee/investor disputes. Loans collateralized by real estate and consumer debt represent the majority of its focus. Some of the company’s oversight assignments utilize “after the action” compliance reviews while others are more proactive and include delegated authority that requires Pentalpha Surveillance to provide “loan-level preapprovals” before a vendor takes an action.

To alleviate concerns regarding conflicts and disclosure of confidential information and operating secrets, Pentalpha Surveillance is not affiliated with any servicer, special servicer, trustee, certificate administrator or custodian. Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the U.S. government. The Pentalpha group of companies focuses on North American and European financial instruments with a focus on collections.

Proprietary Systems

Pentalpha Surveillance’s database and error detection filters have been coded exclusively for ongoing oversight of loan pools. The software has provision for over 600 loan origination and ongoing servicing data fields per loan plus “reason codes” to manage the dispute resolution process once the firm’s proprietary software and/or investigators have uncovered an operational flaw. More than $0.5 trillion of residential and other income producing loans have been added onto the surveillance system in connection with the services provided by the Pentalpha group of companies.

Specialized Personnel

In many matters, there are two teams dedicated to an oversight assignment. The operations specialists, including investigators, damages analysts and settlement negotiators consult with the affiliated capital markets team to resolve disputes in a manner that is fair to all of the parties and in conformity with the related trust documents. Although Pentalpha Surveillance has been focused on residential mortgage loan surveillance, the capital markets specialists at the Pentalpha group of companies have been engaged in the valuation of, and consulting with respect to, securitized commercial mortgage loans since the Pentalpha group of companies was founded. Pentalpha Surveillance believes that much of its value added results from the vertical integration of the veteran operations and capital markets specialists from its affiliate.

The information set forth under this sub-heading has been provided by Pentalpha Surveillance. None of the depositor, the initial purchasers or any other person, other than Pentalpha Surveillance, makes any representation or warranty as to the accuracy or completeness of such information.

Affiliations and Certain Relationships Among Certain Transaction Parties

In this section, we describe affiliations and relationships between a legal entity that is a party to this securitization transaction, on the one hand, and any separate legal entity that is a material party to this securitization transaction, on the other. Each of the entities described below may have conflicts of interest that arise from circumstances other than its affiliation with another party to the securitization. In this section, we do not describe all the conflicts of interest that a party to the securitization may have; we described only affiliations. For information regarding conflicts of interest, see the “Risk Factors” section of this prospectus supplement.

Wells Fargo Bank, a sponsor, originator and mortgage loan seller, is also the master servicer, the certificate administrator, the tax administrator, the custodian, the certificate registrar and an affiliate of Wells Fargo Commercial Mortgage Securities, Inc., the depositor, and of Wells Fargo Securities, LLC, one of the underwriters. Wells Fargo Central Pacific Holdings, Inc., an affiliate of Wells Fargo Bank, Wells Fargo Commercial Mortgage Securities, Inc. and Wells Fargo Securities, LLC, also holds a less than 10% equity interest in C-III Capital Partners LLC, the parent and sole member of C3CM, a sponsor and mortgage loan seller.

Wells Fargo Bank is the purchaser under repurchase agreements with each of Liberty Island Group I LLC, C3CM and Basis Real Estate Capital II, LLC, respectively, or with a wholly-owned subsidiary or other affiliate of the subject mortgage loan seller, for the purpose of providing short-term warehousing of mortgage loans originated or acquired by Liberty Island Group I LLC, C3CM or Basis Real Estate Capital II, LLC, as applicable.

In the case of the repurchase facility provided to Liberty Island Group I LLC, Wells Fargo Bank has agreed to purchase mortgage loans from Liberty Island Group I LLC on a revolving basis. The dollar amount of the mortgage loans subject to the repurchase facility that will be sold by Liberty Island Group I LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, approximately $85,439,504. Proceeds received by Liberty Island Group I LLC in connection with this securitization transaction will be used, in part, to repurchase the mortgage loans to be sold by Liberty Island Group I LLC to the depositor in connection with this securitization from Wells Fargo Bank and each of such mortgage loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided to C3CM, for which its wholly-owned special purpose subsidiary is the primary obligor, Wells Fargo Bank has agreed to purchase mortgage loans from such subsidiary on a revolving basis. C3CM guarantees the performance by its wholly owned subsidiary of certain obligations under that repurchase facility. The dollar amount of the mortgage loans subject to the repurchase facility that will be sold by C3CM to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, approximately $74,362,217. Proceeds received by C3CM in connection with this securitization transaction will be used, in part, to repurchase, through its subsidiary, from Wells Fargo Bank such warehoused mortgage loans to be sold to the depositor in connection with this securitization transaction, which mortgage loans will be transferred to the depositor free and clear of any liens.

In the case of the repurchase facility provided to Basis Real Estate Capital II, LLC, Wells Fargo Bank has agreed to purchase mortgage loans from Basis Real Estate Capital II, LLC on a revolving basis. The dollar amount of the mortgage loans subject to the repurchase facility that will be sold by Basis Real Estate Capital II, LLC to the depositor in connection with this securitization transaction is projected to equal, as of the cut-off date, approximately $49,148,324. Proceeds received by Basis Real Estate Capital II, LLC in connection with this securitization transaction will be used, in part, to repurchase the mortgage loans to be sold by Basis Real Estate Capital II, LLC to the depositor in connection with this securitization from Wells Fargo Bank and each of such mortgage loans will be transferred to the depositor free and clear of any liens.

In addition, each of Basis Real Estate Capital II, LLC and C3CM, respectively, or its respective wholly-owned subsidiary, is party to an interest rate hedging arrangement with Wells Fargo Bank with respect to each of the mortgage loans that Basis Real Estate Capital II, LLC and C3CM, respectively, will transfer to the depositor. In each instance those hedging arrangements will terminate in connection with the contribution of those mortgage loans to this securitization transaction.

As a result of the matters discussed in the preceding five paragraphs, this securitization transaction will substantially reduce the economic exposure of Wells Fargo Bank to the mortgage loans that are to be transferred by Liberty Island Group I LLC, C3CM and Basis Real Estate Capital II, LLC, respectively, to the depositor.

While Wells Fargo Bank, National Association may have undertaken some evaluation of the mortgage loans originated by such mortgage loan sellers, any such review was undertaken by it solely for the purpose of determining whether such mortgage loans were eligible for financing under the terms of the related warehouse financing and was unrelated to this offering. In addition, we cannot assure you that such review was undertaken and, if undertaken, any such review was limited in scope to that specific purpose. The related mortgage loan sellers are solely responsible for the underwriting of their mortgage loans, and the respective Responsible Repurchase Parties are solely responsible for the mortgage loan representations and warranties related thereto.

Liberty Island Group I LLC, a sponsor, is partially owned by Prudential Mortgage Capital Company, LLC, which underwrote and originated the mortgage loans that Liberty Island Group I LLC will transfer to the depositor under authority delegated by that sponsor. Prudential Asset Resources, Inc., the primary servicer of those mortgage loans, is a wholly-owned subsidiary of Prudential Mortgage Capital Company, LLC. Prudential Asset Resources, Inc. has an interim servicing agreement with Liberty Island Group LLC and also has a servicer acknowledgment agreement with Liberty Island Group LLC, Liberty Island Group I LLC and Wells Fargo Bank, National Association (as the purchaser under the short-term warehousing facility described herein), in either case to primary service Liberty Island Group I LLC’s mortgage loans prior to securitization.

The Royal Bank of Scotland plc and RBS Financial Products Inc. are affiliates and each of them is a sponsor, originator and mortgage loan seller, and an affiliate of RBS Securities Inc., one of the underwriters.

See “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” and “—The Master Servicer” in this prospectus supplement and “The Depositor” and “The Sponsor” in the attached prospectus.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The certificates will be issued on the Closing Date pursuant to the pooling and servicing agreement. Some of the provisions of the offered certificates and the pooling and servicing agreement are described in this “Description of the Offered Certificates” section of this prospectus supplement. For additional detailed information regarding the terms of the pooling and servicing agreement and the offered certificates, you should refer to the section in this prospectus supplement titled “Servicing of the Mortgage Loans and Administration of the Trust Fund” and to the sections in the attached prospectus titled “Description of the Certificates” and “Description of the Pooling and Servicing Agreements”.

The certificates collectively will represent the entire beneficial ownership interest in a Trust Fund consisting primarily of:

•	the mortgage loans;

•	any and all payments under and proceeds of the mortgage loans received after the cut-off date, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

•	the loan documents for the mortgage loans (insofar as they are required to be delivered to the trustee (or its custodian));

•	certain rights with respect to the mortgage loans granted to us under the mortgage loan purchase agreements;

•	any REO Properties acquired by or on behalf of the Trust Fund with respect to Defaulted Mortgage Loans; and

•

those funds or assets as from time-to-time are deposited in the master servicer’s collection account described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Collection Account” in this prospectus supplement, the special servicer’s REO account as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—REO Account”, the certificate administrator’s distribution account described under “—Distribution Account” below or the certificate administrator’s interest reserve account described under “—Interest Reserve Account” below.

The certificates will consist of the Class A-1, A-2, A-3, A-4, A-S, B, X-A, X-B, C, D, E, F, G and R certificates;

•	the Class A-1, A-2, A-3, A-4, A-S and B certificates, which are the classes of certificates that are offered by this prospectus supplement; and

•	the Class X-A, X-B, C, D, E, F, G and R certificates, which are the classes of certificates that—

1.	will be retained or privately placed by us, and

2.	are not offered by this prospectus supplement.

The Class X-A, X-B, C, D, E, F, G and R certificates are not being offered by this prospectus supplement and any information presented in this prospectus supplement with respect to such certificates is provided solely to enhance a prospective purchaser’s understanding of the offered certificates.

Certificate Principal Balances and Certificate Notional Amounts

The Class A-1, A-2, A-3, A-4, A-S, B, C, D, E, F and G certificates are the only certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The aggregate principal balance of each class of principal balance certificates will represent the total distributions of principal to which the holders of that Class are entitled over time out of payments and other collections on the assets of the Trust Fund. Accordingly, on each distribution date, the principal balance of each of these classes will be reduced by any principal distributions actually made with respect to that certificate on that distribution date. See “—Distributions” below. On any particular distribution date, the principal balance of each of these classes of certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the mortgage loans and default-related and otherwise unanticipated Trust Fund expenses. Notwithstanding the provisions described above, the principal balance of a class of principal balance certificates (and therefore the notional amount of the Class X-A or Class X-B certificates, as applicable) may be reinstated under limited circumstances in connection with a recovery of amounts that had previously been determined to constitute nonrecoverable advances. See “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below.

The Class X-A and X-B certificates will each be comprised of components that correspond to respective classes of principal balance certificates, as applicable. The Class X-A certificates will be comprised of five components corresponding to the Class A-1, A-2, A-3, A-4 and A-S certificates. The Class X-B certificates will be comprised of six components corresponding to the Class B, C, D, E, F and G certificates. Each component of the Class X-A or X-B certificates will have a notional amount equal to the principal balance of its corresponding class of principal balance certificates from time-to-time. Accordingly, for purposes of calculating the amount of accrued interest with respect to those certificates, the Class X-A certificates will have an aggregate notional amount equal to the aggregate principal balance of the Class A-1, A-2, A-3, A-4 and A-S certificates outstanding from time-to-time and the Class X-B certificates will have an aggregate notional amount equal to the aggregate principal balance of the Class B, C, D, E, F and G certificates outstanding from time-to-time.

The Class R certificates will not have principal balances or notional amounts. They will be residual interest certificates. The holders of the Class R certificates are not expected to receive any material payments.

In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any principal balance certificate from time-to-time, you may multiply the original principal balance of that certificate as of the Closing Date, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of principal balance certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding aggregate principal balance of that class, and the denominator of which will be the original aggregate principal balance of that class. Certificate factors will be reported monthly in the certificate administrator’s report.

Distribution Account

General. The certificate administrator must establish and maintain an account in which it will hold funds pending their distribution on the certificates and from which it will make those distributions. That distribution account is required to be maintained in the name of the certificate administrator on behalf of the trustee and in a manner and with a depository institution that satisfies Fitch, Inc. (“Fitch”), Moody’s Investors Service Inc. (“Moody’s”) and Kroll Bond Rating Agency, Inc. (“KBRA”) standards for securitizations similar to the one involving the offered certificates.

Deposits. On the business day prior to each distribution date, the master servicer will be required to remit to the certificate administrator for deposit in the distribution account the following funds:

•

All payments and other collections on the mortgage loans and any REO Properties in the Trust Fund, that are then on deposit in the collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

1.	monthly debt service payments due on a due date in a collection period subsequent to the collection period related to the subject distribution date;

2.	payments and other collections received by or on behalf of the Trust Fund after the end of the related collection period, to the extent received after the end of the related collection period, but before the earlier of (i) the end of any applicable grace period and (ii) two business days before the related distribution date;

3.	Authorized Collection Account Withdrawals, including—

(a)	amounts payable to the master servicer or the special servicer as indemnification or as compensation, including master servicing fees, special servicing fees, workout fees, liquidation fees, assumption fees, modification fees and, to the extent not otherwise applied to cover interest on advances, late payment charges and Default Interest,

(b)	amounts payable in reimbursement of outstanding advances, together with interest on those advances,

(c)	amounts payable with respect to other Additional Trust Fund Expenses,

(d)	amounts payable with respect to the trust advisor as trust advisor fees, and

(e)	amounts deposited in the collection account in error.

•	Any advances of delinquent monthly debt service payments made by the master servicer with respect to those mortgage loans for that distribution date.

•	Any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred with respect to those mortgage loans during the related collection period.

See “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Collection Account” and “—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

With respect to the distribution date that occurs in March of any calendar year subsequent to 2012 (and if the final distribution date occurs in January (except in a leap year) or February of any year, with respect to the distribution date in such January or February), the certificate administrator will be required to transfer from the interest reserve account, which we describe under “—Interest Reserve Account” below, to the distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans that accrue interest on an Actual/360 Basis.

The certificate administrator may, at its own risk, invest funds held in the distribution account in Permitted Investments and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

Withdrawals. The certificate administrator may from time-to-time make withdrawals from the distribution account for any of the following purposes (the order set forth below not constituting an order of priority for withdrawals):

•	to make distributions on the certificates;

•

to pay itself, the tax administrator, the master servicer, the special servicer and the trustee monthly fees that are described under “—Matters Regarding the Certificate Administrator and the Tax Administrator”, “The Trustee—Matters Regarding the Trustee” and “—Reports to Certificateholders; Available Information” below;

•

to pay any indemnities and reimbursements owed to itself (in each of its capacities), the trustee and various related persons as described under “—Matters Regarding the Certificate Administrator and the Tax Administrator” below;

•	to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement;

•

to pay any federal, state and local taxes imposed on the Trust Fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the Trust Fund as described under “Material Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes” in the attached prospectus and “Servicing of the Mortgage Loans and Administration of the Trust Fund—REO Account” in this prospectus supplement;

•	to pay itself net investment earnings earned on funds in the distribution account for each collection period;

•

to pay for the cost of recording the pooling and servicing agreement in a public recording office, if determined to be beneficial to the certificateholders and the subordinate class representative consents;

•

with respect to each distribution date during February of any year subsequent to 2012 and each distribution date during January of any year subsequent to 2012 that is not a leap year, to transfer to the certificate administrator’s interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the mortgage loans that accrue interest on an Actual/360 Basis;

•	to pay to the person entitled thereto any amounts deposited in the distribution account in error; and

•	to clear and terminate the distribution account upon the termination of the pooling and servicing agreement.

Interest Reserve Account

The certificate administrator must maintain an account (which may be a sub-account of the distribution account) in which it will hold the interest reserve amounts described in the next paragraph with respect to the mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in the name of the trustee on behalf of the certificateholders and in a manner and with a depository institution that satisfies Fitch, Moody’s and KBRA standards for securitizations similar to the one involving the offered certificates. The certificate administrator may, at its own risk, invest funds held in the interest reserve account in Permitted Investments, which are described in the Glossary to this prospectus supplement, and will be entitled to the interest and other income earned on those funds and will be obligated to make up investment losses.

During January, except in a leap year, and February of each calendar year subsequent to 2012, the certificate administrator must, on or before the distribution date in that month, withdraw from the distribution account and deposit in the interest reserve account the interest reserve amount with respect to each of the mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day’s interest accrued at the related mortgage interest rate net of the Administrative Fee Rate, on the Stated Principal Balance of that mortgage loan as of the end of the related collection period.

In March of each calendar year after 2012 (and if the final distribution date occurs in January (except in a leap year) or February of any year, in such January or February), the certificate administrator must, on or before the distribution date in that month, withdraw from the interest reserve account and deposit in the distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available Distribution Amount for the distribution date during the month of transfer.

Distributions

General. On each distribution date, the certificate administrator will make all distributions required to be made on the certificates on that distribution date to the holders of record as of the close of business on the related record date, provided that the final distribution of principal and/or interest to the registered holder of any offered certificate will not be made until presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

Distributions made to a class of certificateholders will be allocated, pro rata, among those certificateholders in proportion to their respective percentage interests in that class.

In order for a certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the certificate administrator with written wiring instructions no later than five days prior to the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See “—Delivery, Form and Denomination” below and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the attached prospectus.

If, in connection with any distribution date, the certificate administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report, or any monthly payment expected to be paid on the last two business days preceding such distribution date, and the related borrower fails to make such payments at such time, the certificate administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such distribution date, but we cannot assure you that DTC will be able to do so. The certificate administrator, the master servicer, the special servicer and the trustee will not be liable or held responsible for any resulting delay, or claims by DTC resulting therefrom, in the making of such distribution to the certificateholders. In addition, if the certificate administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid or mitigate such expenses, as a consequence of a borrower failing to make such payments, the certificate administrator will be entitled to reimbursement from the Trust. Any such reimbursement will constitute Additional Trust Fund Expenses.

Interest Distributions. All of the classes of the certificates will bear interest, except for the Class R certificates. The interest accrual period for each distribution date for the offered certificates will be the calendar month immediately preceding the month in which that distribution date occurs.

With respect to each interest-bearing class of the certificates, interest will accrue during each interest accrual period based upon:

•	the pass-through rate for that class and interest accrual period;

•	the aggregate principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date;

•	with respect to each class of certificates, the assumption that each interest accrual period consists of 30 days and each year consists of 360 days.

On each distribution date, subject to the Available Distribution Amount for that date and the distribution priorities described under “—Priority of Distributions” below, the holders of each interest-bearing class of the certificates will be entitled to receive the sum of—

•	an amount equal to:

1.	the total amount of interest accrued during the related interest accrual period with respect to that class, reduced by

2.	the portion of any Net Aggregate Prepayment Interest Shortfall (if any) for that distribution date that is allocable to that class as described further below, and

•	any shortfall between that amount as calculated for the prior distribution date and the amount of interest actually distributed on that class on the prior distribution date.

Notwithstanding the foregoing, the amount otherwise distributable in respect of interest on a class of certificates on any distribution date will be adjusted in accordance with the provisions described below:

•

In the case of the Class B, C and D certificates, the amount otherwise distributable in respect of interest on that distribution date will be reduced by the amount of trust advisor expenses allocated to that class as described under “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” below (which excludes Designated Trust Advisor Expenses);

•

If any such trust advisor expenses were previously allocated to reduce the interest distributable on the Class B or C certificates on a prior distribution date, the amount otherwise distributable in respect of interest on the Class B and C certificates (in that order) will be increased (in each case, up to the amount of the trust advisor expenses previously so allocated to that class), and the amount otherwise distributable in respect of interest on the Class D and (if necessary) Class D or C certificates (in that order) will be reduced (in each case, up to the amount of interest otherwise distributable on that class on the current distribution date);

•

If any such trust advisor expenses were previously allocated to the Class B, C or D certificates, and the expenses are subsequently recovered from a source other than the borrowers under the mortgage loans or the related mortgaged properties, then, to the extent of any portion of such recovery remaining after application to reimburse the holders of any principal balance certificates that suffered write-offs in connection with trust advisor expenses (see “—Loss Reimbursement Amounts” below), the interest otherwise distributable on those classes in the aggregate will be increased by the amount of that recovery, which aggregate increase will be allocated to the Class B, C and D certificates, in that order, in each case up to the aggregate unrecovered amount of such trust advisor expenses previously allocated to that class; and

•

If any class of principal balance certificates experiences a reinstatement of its principal balance on any distribution date under the limited circumstances that we describe under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below, then that class will also be entitled (also subject to the Available Distribution Amount for that distribution date and the distribution priorities described under “—Priority of Distributions” below) to the interest that would have accrued

(at its pass-through rate for the interest accrual period related to such distribution date) for certain prior interest accrual periods and interest will thereafter accrue on the principal balance of that class (as calculated taking into account any such restorations and any reductions in such principal balance from time-to-time) at the pass-through rate for that class in effect from time-to-time (such amounts of interest are referred to herein as “Recovered Interest Amounts”).

No portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date will be allocable to the Class X-A or X-B certificates. The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to any particular class of principal balance certificates will equal the product of—

•	the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

•	a fraction—

1.	the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, and

2.	the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the principal balance certificates.

With respect to each class of interest-bearing certificates, the accrued interest for that class, subject to all the above-described adjustments as described above and elsewhere in this prospectus supplement, is the interest entitlement for that Class and distribution date.

Calculation of Pass-Through Rates. The pass-through rate applicable to each interest-bearing class of certificates for the initial interest accrual period is shown in the table appearing under the caption “Summary—Description of the Offered Certificates” in this prospectus supplement.

The pass-through rates for the Class A-1, A-2, A-3, A-4, A-S and B certificates for each subsequent interest accrual period will, in the case of each of those classes, remain fixed at the pass-through rate applicable to that class of certificates for the initial interest accrual period.

The pass-through rate applicable to the Class C and D certificates for each interest accrual period will equal the WAC Rate for the distribution date that corresponds to that interest accrual period.

The pass-through rates for the Class E, F and G certificates for each subsequent interest accrual period will equal the lesser of:

•	the pass-through rate applicable to that class of certificates for the initial interest accrual period, and

•	the WAC Rate for the distribution date that corresponds to that subsequent interest accrual period.

The pass-through rate applicable to the Class X-A certificates for each interest accrual period will equal the excess, if any, of the WAC Rate for the distribution date that corresponds to that interest accrual period, over the weighted average of the pass-through rates applicable to the Class A-1, A-2, A-3, A-4 and A-S certificates, weighted according to the respective aggregate outstanding principal balances of those classes. The pass-through rate applicable to the Class X-B certificates for each interest accrual period will equal the excess, if any, of the WAC Rate for the distribution date that corresponds to that interest accrual period, over the weighted average of the pass-through rates applicable to the Class B, C, D, E, F and G certificates, weighted according to the respective aggregate outstanding principal balances of those classes.

The calculation of the WAC Rate will be unaffected by any change in the mortgage interest rate for any mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

“WAC Rate” means, for each distribution date, the weighted average of the respective Mortgage Pass-Through Rates with respect to all of the mortgage loans for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

The Class R certificates are not interest-bearing certificates and will not have pass-through rates.

Principal Distributions. Subject to the relevant Available Distribution Amount and the priority of distributions described under “—Priority of Distributions” below, the total amount of principal payable with respect to each class of the principal balance certificates on each distribution date will equal that class’s allocable share of the Principal Distribution Amount for that distribution date as described below.

In general, the Principal Distribution Amount for each distribution date will be allocated in the following amounts and order of priority:

•	to the holders of the Class A-1 certificates in an amount equal to the lesser of—

1.	the Principal Distribution Amount for that distribution date, and

2.	the aggregate principal balance of the Class A-1 certificates immediately prior to that distribution date;

•	to the holders of the Class A-2 certificates in an amount equal to the lesser of—

1.	the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-1 certificates), and

2.	the aggregate principal balance of the Class A-2 certificates immediately prior to that distribution date;

•	to the holders of the Class A-3 certificates in an amount equal to the lesser of—

1.	the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-1 and Class A-2 certificates), and

2.	the aggregate principal balance of the Class A-3 certificates immediately prior to that distribution date; and

•	to the holders of the Class A-4 certificates in an amount equal to the lesser of—

1.	the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-1, Class A-2 and Class A-3 certificates), and

2.	the aggregate principal balance of the Class A-4 certificates immediately prior to that distribution date;

•	to the holders of the Class A-S certificates in an amount equal to the lesser of—

1.	the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-1, Class A-2, Class A-3 and Class A-4 certificates), and

2.	the aggregate principal balance of the Class A-S certificates immediately prior to that distribution date;

•	to the holders of the Class B certificates in an amount equal to the lesser of—

1.	the remaining portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the Class A-1, Class A-2, Class A-3, Class A 4 and Class A-S certificates), and

2.	the aggregate principal balance of the Class B certificates immediately prior to that distribution date;

•	to the holders of the Class C, D, E, F and G certificates, in that order, in each case in an amount equal to the lesser of—

1.	the portion of the Principal Distribution Amount for that distribution date (net of any portion thereof that is distributable on that distribution date to the holders of the classes of certificates with an earlier alphabetical designation), and

2.	the aggregate principal balance of such class of certificates immediately prior to that distribution date.

Notwithstanding the provision described in the foregoing paragraph, if any of the Class A-1, A-2, A-3 and/or A-4 certificates are outstanding at a time when the aggregate principal balance of the Class A-S, B, C, D, E, F and G certificates has been reduced to zero as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below, or, in any event, as of the final distribution date for the certificates, the Principal Distribution Amount for that distribution date and any distribution date thereafter will be allocated to the holders of the Class A-1, A-2, A-3 and A-4 certificates up to an aggregate amount equal to the lesser of (a) that Principal Distribution Amount and (b) the aggregate principal balance of those classes outstanding immediately prior to that distribution date, which amount will be allocated between such classes on a pro rata basis in accordance with their respective aggregate principal balances immediately prior to that distribution date.

To the extent that the master servicer, the special servicer or the trustee is reimbursed for any nonrecoverable advance (including any interest accrued thereon), or for any advance (including any interest accrued thereon) with respect to a mortgage loan that remains unreimbursed following its modification while a specially serviced mortgage loan, during any collection period out of the principal portion of debt service advances and payments and other collection of principal on the mortgage pool, the Principal Distribution Amount for the related distribution date will be reduced by the amount of such reimbursement (although any such amount that is subsequently recovered will generally be added to the Principal Distribution Amount for the distribution date following the collection period in which the recovery occurs). See “—Advances of Delinquent Monthly Debt Service Payments”, “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses” and “Glossary—Principal Distribution Amount” in this prospectus supplement.

Loss Reimbursement Amounts. As discussed under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below, the aggregate principal balance of any class of principal balance certificates may be reduced without a corresponding distribution of principal. If such a reduction occurs as described in that section with respect to any class of principal balance certificates, then, subject to the relevant Available Distribution Amount and the priority of distributions described under “—Priority of Distributions” below, the holder(s) of that class will be entitled to be reimbursed for the amount of that reduction, without interest (and without duplication of any amount reflected in a reinstatement of the aggregate principal balance of that class under the limited circumstances described in this prospectus supplement with respect to recoveries of amounts previously determined to have constituted nonrecoverable advances).

Priority of Distributions

On each distribution date, the certificate administrator will apply the Available Distribution Amount for that distribution date in the following amounts and order of priority, in each case to the extent of the remaining portion of the Available Distribution Amount for that distribution date:

•

first, to make distributions of interest to the holders of the Class A-1, A-2, A-3, A-4, X-A and X-B certificates, pro rata according to the respective amounts of interest entitlements with respect to those classes as described under “—Interest Distributions” above;

•

second, to make distributions of principal to the holders of the Class A-1, A-2, A-3 and A-4 certificates according to the respective portions of the Principal Distribution Amount for that distribution date that are allocated to those classes as their current entitlements to principal as described under “—Principal Distributions” above;

•

third, to reimburse the holders of the Class A-1, A-2, A-3 and A-4 certificates for any Realized Losses and Additional Trust Fund Expenses previously allocated to those classes (as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below and excluding trust advisor expenses other than Designated Trust Advisor Expenses) and for which reimbursement has not previously been made, which distributions are required to be made pro rata in accordance with the respective entitlements of those classes;

•

fourth, sequentially to the holders of the Class A-S, B, C, D, E, F and G certificates, in that order (with no distribution to be made on any such class until all the distributions described in this clause have been made to all other such classes with an earlier distribution priority (if any)), first, to make a distribution of interest up to the amount of interest entitlements on that class for that distribution date as described above under “—Interest Distributions”; then, to make a distribution of principal up to the portion of the Principal Distribution Amount for that distribution date that is allocated to that class as described above under “—Principal Distributions”; and, finally, to reimburse any Realized Losses and Additional Trust Fund Expenses previously allocated to that class (as described under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” below and excluding trust advisor expenses other than Designated Trust Advisor Expenses) and for which reimbursement has not previously been made;

•

fifth, to reimburse the holders of the Class A-1, A-2, A-3 and A-4 certificates (on a pro rata basis in accordance with their respective entitlements) and then the Class A-S, B, C, D, E, F and G certificates, in that order, for any other amounts that may previously have been allocated to those classes in reduction of their certificate principal balances and for which reimbursement has not previously been made; and

•	finally, to the holders of the Class R certificates any remaining portion of the Available Distribution Amount for that distribution date.

Notwithstanding any contrary provision described above, if the Available Distribution Amount includes any recoveries of trust advisor expenses (other than Designated Trust Advisor Expenses)

from a source other than the proceeds of the mortgage loan, those recoveries will, prior to the distributions described above, be distributed to the holders of any principal balance certificates that suffered write-offs in connection with trust advisor expenses. Those distributions will be made to the holders of the Class A-1, A-2, A-3 and A-4 certificates (on a pro rata basis) and then the Class A-S, B, C and D certificates, in that order, in each case up to the amount of the write-offs previously experienced by that class in respect of trust advisor expenses (other than Designated Trust Advisor Expenses).

Distributions of Yield Maintenance Charges and Prepayment Premiums. If any Yield Maintenance Charge or Prepayment Premium is collected during any particular collection period with respect to any mortgage loan, then on the distribution date corresponding to that collection period, the certificate administrator will pay a portion of that Yield Maintenance Charge or Prepayment Premium (net of liquidation fees payable therefrom) in the following manner: (1) pro rata, between the (x) the group (“YM Group A”) of Class A-1, A-2, A-3, A-4, A-S and X-A certificates, and (y) the group (“YM Group B” and, collectively with the YM Group A, the “YM Groups”) of Class B, C, D and X-B certificates, based upon the aggregate of principal distributed to the applicable classes of principal balance certificates in each YM Group for that distribution date, and (2) among the classes of certificates in each YM Group, in the following manner, up to an amount equal to the product of (a) the Yield Maintenance Charge or Prepayment Premium allocated to such YM Group, (b) the related Base Interest Fraction, and (c) a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the amount of principal distributed to the holder(s) of that such class for that distribution date, and the denominator of which is the total amount of principal distributed to all the certificates in that YM Group for that distribution date. Any Yield Maintenance Charge or Prepayment Premium allocated to such YM Group remaining after such distributions will be distributed to the Class of Class X-A or Class X-B certificates, as applicable, in such YM Group.

No Prepayment Premiums or Yield Maintenance Charges will be distributed to the holders of the Class E, F, G or R certificates. The holders of the Class X-B certificates will be entitled to all Prepayment Premiums and Yield Maintenance Charges collected after the Class A-1, A-2, A-3, A-4, X-A, A-S, B, C and D certificates are retired.

See “Risk Factors—Risks Related to the Mortgage Loans—Provisions Requiring Yield Maintenance Charges or Defeasance Provisions May Not Be Enforceable” and “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Voluntary Prepayment and Defeasance Provisions” in this prospectus supplement and “Description of Certificates—Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations” in the attached prospectus.

Application of Mortgage Loan Collections. The Available Distribution Amount and Principal Distribution Amount for each distribution date will depend in part on how collections on the mortgage loans are allocated. The pooling and servicing agreement requires that all amounts received by the Trust Fund in respect of any group of cross-collateralized mortgage loans, if any, including any payments from borrowers, insurance proceeds, condemnation proceeds and liquidation proceeds (including any such collections on or in respect of Corrected Mortgage Loans), together with any other cash recoveries on and proceeds of any cross-collateralized group will be applied among the mortgage loans constituting such group in accordance with the express provisions of the related mortgage loan documents (including any modifications, waivers or amendments thereto or supplemental agreements entered into in connection with the servicing and administration of such mortgage loan) and, in the absence of such express provisions, in accordance with the Servicing Standard.

The pooling and servicing agreement further provides that all amounts received by the Trust Fund in respect of or allocable to any particular mortgage loan, including any payments from borrowers, insurance proceeds, condemnation proceeds or liquidation proceeds (including any such collections on or in respect of Corrected Mortgage Loans), together with any other cash recoveries on and proceeds of such mortgage loan will be applied to amounts due and owing under the related mortgage note and mortgage (including for principal and accrued and unpaid interest) in accordance with the express provisions of the related mortgage loan documents and, in the absence of such express provisions or if and to the extent that such terms authorize the lender to use its discretion, must be applied:

first, as a recovery of any related and unreimbursed servicing advances (together with, without duplication, any unliquidated advances in respect of prior servicing advances and any prior servicing advances theretofore determined to constitute nonrecoverable servicing advances) and, if applicable, unpaid liquidation expenses;

second, as a recovery of accrued and unpaid interest (together with, without duplication, any unliquidated advances in respect of prior debt service advances of such interest and any debt service advances of interest theretofore determined to constitute nonrecoverable debt service advances) on such mortgage loan to, but not including, the due date in the collection period in which the collection occurred, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest; provided, however, that in no event will any portion of any liquidation proceeds be applied under this clause second to any interest that previously accrued on a mortgage loan and constitutes an Appraisal-Reduced Interest Amount;

third, as a recovery of principal (together with, without duplication, any unliquidated advances in respect of prior debt service advances of such principal and any prior debt service advances of such principal theretofore determined to constitute nonrecoverable debt service advances) of such mortgage loan then due and owing, including by reason of acceleration of such mortgage loan following a default thereunder (or, if a liquidation event has occurred in respect of such mortgage loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

fourth, any Appraisal-Reduced Interest Amount then existing with respect to such mortgage loan;

fifth, unless a liquidation event has occurred in respect of such mortgage loan, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items;

sixth, unless a liquidation event has occurred in respect of such mortgage loan, as a recovery of reserve funds to the extent then required to be held in escrow;

seventh, as a recovery of any Default Interest and late payment charges then due and owing under such mortgage loan;

eighth, as a recovery of any Prepayment Premium or Yield Maintenance Charge then due and owing under such mortgage loan;

ninth, as a recovery of any assumption fees and modification fees then due and owing under such mortgage loan;

tenth, as a recovery of any other amounts then due and owing under such mortgage loan other than remaining unpaid principal (and if both (x) fees that constitute additional master servicing compensation or additional special servicing compensation and (y) trust advisor consulting fees are due and owing, first, allocated to fees that constitute additional master servicing compensation or additional special servicing compensation, and then allocated to trust advisor consulting fees); and

eleventh, as a recovery of any remaining principal of such mortgage loan to the extent of its entire remaining unpaid principal balance;

provided that payments or proceeds received by the related borrower with respect to any partial release (including pursuant to a condemnation) of a mortgaged property at a time when the loan-to-

value ratio of the related mortgage loan exceeds 125% must be applied to reduce the principal balance of the mortgage loan in the manner permitted by the REMIC provisions of the Code.

In connection with each REO Property, the pooling and servicing agreement requires that all amounts received by the Trust Fund, exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property, be treated:

first, as a recovery of any related and unreimbursed servicing advances (together with any unliquidated advances in respect of prior servicing advances and any prior servicing advances theretofore determined to constitute nonrecoverable servicing advances) and, if applicable, unpaid liquidation expenses;

second, as a recovery of accrued and unpaid interest (together with any unliquidated advances in respect of prior debt service advances of such interest and any debt service advances of interest theretofore determined to constitute nonrecoverable debt service advances) on the related REO mortgage loan to, but not including, the due date in the collection period of receipt by or on behalf of the Trust Fund, exclusive, however, of any portion of such accrued and unpaid interest that constitutes Default Interest; provided, however, that in no event will any portion of any liquidation proceeds be applied under this clause second to any interest that previously accrued on a mortgage loan and constitutes an Appraisal-Reduced Interest Amount;

third, as a recovery of principal (together with any unliquidated advances in respect of prior debt service advances of such principal and any debt service advances of principal theretofore determined to constitute nonrecoverable debt service advances) of the related REO mortgage loan to the extent of its entire unpaid principal balance;

fourth, any Appraisal-Reduced Interest Amount then existing with respect to such mortgage loan;

fifth, as a recovery of any Default Interest and late payment charges deemed to be due and owing in respect of the related REO mortgage loan;

sixth, as a recovery of any Prepayment Premium or Yield Maintenance Charge deemed to be due and owing in respect of the related REO mortgage loan; and

seventh, as a recovery of any other amounts deemed to be due and owing in respect of the related REO mortgage loan (and if both (x) fees that constitute additional master servicing compensation or additional special servicing compensation and (y) trust advisor consulting fees are due and owing, first, allocated to fees that constitute additional master servicing compensation or additional special servicing compensation, and then allocated to trust advisor consulting fees).

As of any date of determination, an “Appraisal-Reduced Interest Amount” with respect to a mortgage loan is the cumulative amount of any reductions in debt service advances on the related mortgage loan that results from Appraisal Reduction Amounts as described below under “—Advances of Delinquent Monthly Debt Service Payments”.

Treatment of REO Properties

Notwithstanding that any mortgaged property or an interest therein may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining—

•	distributions on the certificates,

•	allocations of Realized Losses and Additional Trust Fund Expenses to the certificates, and

•	the amount of all fees payable to the master servicer, the special servicer, the certificate administrator and the trustee under the pooling and servicing agreement.

In connection with the foregoing, the related mortgage loan will be taken into account when determining the WAC Rate and the Principal Distribution Amount for each distribution date.

Operating revenues and other proceeds from an REO Property will be applied—

•

first, to pay – or to reimburse the master servicer, the special servicer, the certificate administrator and/or the trustee for the payment of – any taxes, fees, costs and expenses incurred in connection with the operation and disposition of the REO Property, and

•	thereafter, as collections of principal, interest and other amounts that would have been due on the related mortgage loan.

To the extent described under “—Advances of Delinquent Monthly Debt Service Payments” below, the master servicer or the trustee, as applicable, will be required to advance delinquent monthly debt service payments with respect to each mortgage loan as to which the corresponding mortgaged property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses

As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage loans may decline below the aggregate principal balance of the certificates. If this occurs following the distributions made to the certificateholders on any distribution date, then, except to the extent the resulting mismatch exists because of the reimbursement of advances on worked-out loans from advances and collections of principal on the mortgage pool (see “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”), the respective aggregate principal balances of the principal balance certificates are to be sequentially reduced in the following order, until the aggregate principal balance of those classes of certificates equals the total Stated Principal Balance of the mortgage loans that will be outstanding immediately following that distribution date.

Order of Allocation	Class
1st	G
2nd	F
3rd	E
4th	D
5th	C
6th	B
7th	A-S
8th	A-1, A-2, A-3 and A-4 certificates, pro rata, based on their total outstanding principal balances

Any reduction of the principal balances of the Class A-1, A-2, A-3 and A-4 certificates will be made on a pro rata basis in accordance with the relative sizes of those principal balances at the time of the reduction.

The above-described reductions in the aggregate principal balances of the respective classes of the certificates identified in the foregoing table will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the mortgage loans and those classes. In general, certain Additional Trust Fund Expenses will result in a shortfall in the distribution of interest on one or more subordinate classes of certificates. However, unless and until collections of principal on the mortgage loans are diverted to cover that interest shortfall, such Additional Trust Fund Expense will not result in a mismatch in balances between the mortgage loans and the certificates.

The Realized Loss, if any, in connection with the liquidation of a Defaulted Mortgage Loan, or related REO property, held by the Trust Fund, will be an amount generally equal to the excess, if any, of:

•	the outstanding principal balance of the mortgage loan as of the date of liquidation, together with—

1.	all accrued and unpaid interest on the mortgage loan to, but not including, the due date in the calendar month on which the related net liquidation proceeds, if any, would be distributable to certificateholders, exclusive, and

2.	all related unreimbursed servicing advances and unpaid liquidation expenses and certain special servicing fees, liquidation fees and/or workout fees incurred on the mortgage loan, and interest on advances made in respect of the mortgage loan, that resulted in shortfalls to investors and not otherwise considered a Realized Loss, over

•	the total amount of liquidation proceeds, if any, recovered in respect of that mortgage loan in connection with the liquidation.

If any of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer, the special servicer or any other relevant party or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest, also will be treated as a Realized Loss (but the principal portion of the debt that is forgiven will generally be recognized as a Realized Loss on the distribution date that occurs after the collection period in which the forgiveness occurs and the interest portion of the debt that is forgiven will eventually be recognized as a Realized Loss over time).

Any reimbursements of advances determined to be nonrecoverable and advance interest thereon, that are made in any collection period from the principal portion of debt service advances and collections or other receipts of principal on the mortgage pool that would otherwise be included in the Principal Distribution Amount for the related distribution date (see “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”) will create a deficit (or increase an otherwise-existing deficit) between the aggregate Stated Principal Balance of the mortgage pool and the aggregate principal balance of the certificates on the succeeding distribution date. The related reimbursements and payments made during any collection period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described above) to reduce principal balances of the principal balance certificates on the distribution date for that collection period. However, if the Principal Distribution Amount for any distribution date includes any collections of amounts that (i) were previously determined to constitute nonrecoverable advances, (ii) were reimbursed to the master servicer or the trustee from advances or collections in respect of principal thereby resulting in a deficit described above and (iii) were subsequently recovered, then the principal balances of the certificates will, in general, be restored (in sequential order of distribution priority, with this restoration occurring on a pro rata basis as between those classes that are pari passu with each other in respect of loss allocations) to the extent of the lesser of such amount and the amount of Realized Losses previously allocated thereto.

The reimbursement of advances on worked-out loans from advances or collections of principal on the mortgage pool (see “—Advances of Delinquent Monthly Debt Service Payments” below and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other

Compensation and Payment of Expenses”) during any collection period will create a deficit (or increase an otherwise-existing deficit) between the aggregate Stated Principal Balance of the mortgage pool and the aggregate principal balance of the certificates on the succeeding distribution date but there will not be any allocation of that deficit to reduce the principal balances of the principal balance certificates on such distribution date (although an allocation may subsequently be made if the amount reimbursed to the master servicer, the special servicer or the trustee ultimately is deemed to be nonrecoverable from the proceeds of the mortgage loan).

The following items are some examples (but not a complete list) of Additional Trust Fund Expenses:

•	any special servicing fees, workout fees and liquidation fees paid to the special servicer that are not otherwise allocated as a Realized Loss;

•

any interest paid to the master servicer, the special servicer or the trustee with respect to unreimbursed advances (except to the extent that Default Interest and/or late payment charges are used to pay interest on advances as described under “—Advances of Delinquent Monthly Debt Service Payments” below and under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Servicing Expenses—Payment of Servicing Expenses; Servicing Advances” in this prospectus supplement and “Description of the Pooling and Servicing Agreements—Servicing Compensation and Payment of Expenses” in the attached prospectus);

•	the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the mortgage loans and the administration of the other assets of the Trust Fund;

•	any unanticipated, non-mortgage loan specific expenses of the Trust Fund, including—

1.	any reimbursements and indemnification to the certificate administrator, the tax administrator, the certificate registrar, the custodian, the trustee and certain related persons, as described under “—The Trustee—Matters Regarding the Trustee” below and “Transaction Parties—The Certificate Administrator, Tax Administrator, Certificate Registrar and Custodian” above;

2.	any reimbursements and indemnification to the master servicer, the special servicer, the trust advisor and us as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this prospectus supplement, or to the subordinate class representative as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—The Majority Subordinate Certificateholder and the Subordinate Class Representative” in this prospectus supplement; and

3.	any federal, state and local taxes, and tax-related expenses payable out of assets of the Trust Fund, as described under “Material Federal Income Tax Consequences—REMICs—Prohibited Transactions Tax and Other Taxes” in the attached prospectus;

•

rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the pooling and servicing agreement or by the related mortgage loan seller pursuant to the mortgage loan purchase agreement to which it is a party; and

•

any amounts expended on behalf of the Trust Fund to remediate an adverse environmental condition at any mortgaged property securing a mortgage loan that comes into and continues in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, as described under “Description of the Pooling and

Servicing Agreements—Realization upon Defaulted Mortgage Loans” in the attached prospectus.

Notwithstanding the provisions described above, any Realized Losses or Additional Trust Fund Expenses in the form of trust advisor expenses, other than Designated Trust Advisor Expenses, will be allocated as described under “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” below. Designated Trust Advisor Expenses will be allocated and borne by the certificateholders in generally the same manner as other Realized Losses or Additional Trust Fund Expenses.

Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses

The trust advisor will be entitled to indemnification or reimbursement in respect of its obligations under the pooling and servicing agreement as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this prospectus supplement. We refer to expenses incurred by the trust advisor for which it is entitled to indemnification or reimbursement as “trust advisor expenses”. The trust advisor will be entitled to reimbursement of its indemnified expenses or reimbursement of certain expenses to the extent provided in the Pooling and Servicing Agreement on or about each distribution date, except that the amount reimbursed in respect of trust advisor expenses, other than Designated Trust Advisor Expenses, on each distribution date must not exceed the sum of:

•	the interest otherwise distributable on the Class B, C and D certificates on that distribution date, and

•	and the portion of the Principal Distribution Amount that would otherwise be paid on the Class A-1, A-2, A-3, A-4, A-S, B, C and D certificates on that distribution date.

Immediately prior to the distributions to be made to the certificateholders on each distribution date, the certificate administrator is required to allocate the trust advisor expenses, other than Designated Trust Advisor Expenses, reimbursed on that date to reduce the interest otherwise distributable on such distribution date on the Class D, C and B certificates, in that order, in each case until the interest otherwise distributable on that class on such distribution date has been reduced to zero. No such trust advisor expenses will be allocated to reduce the interest distributable on the Class A-1, A-2, A-3, A-4, X-A, X-B, A-S, E, F or G certificates on any distribution date. Any remaining unallocated portion of such trust advisor expenses will constitute “excess trust advisor expenses”, which will be allocated to reduce the Principal Distribution Amount (or any lesser portion thereof equal to the aggregate outstanding principal balance of the Class A-1, A-2, A-3, A-4, A-S, B, C and D certificates) for the applicable distribution date. Such reduction will also result in a write-off of the principal balances of the Class D, C, B and A-S certificates, in that order, in each case until the principal balance of that class has been reduced to zero. Thereafter, the certificate administrator will be required to allocate any remaining amount of such trust advisor expenses among the Class A-1, A-2, A-3 and A-4 certificates, pro rata (based upon their respective principal balances), until the aggregate principal balance of the Class A-1, A-2, A-3 and A-4 certificates has been reduced to zero.

Any trust advisor expenses allocated to a class of certificates as described above will be allocated among the respective certificates of such class in proportion to the percentage interests evidenced by the respective certificates.

Any trust advisor expenses (other than Designated Trust Advisor Expenses) that remain unreimbursed after giving effect to reimbursement and allocation provisions described above on any distribution date will not be reimbursed to the trust advisor on that distribution date and will be carried forward to and be reimbursable on succeeding distribution dates, subject to the same provisions, until the trust advisor is reimbursed for those trust advisor expenses.

Trust advisor expenses other than Designated Trust Advisor Expenses will not reduce the amount of any principal or interest distributable on the Class E, F or G certificates.

“Designated Trust Advisor Expenses” consist of any trust advisor expenses for which the trust advisor is indemnified under the pooling and servicing agreement (see “Servicing of the Mortgage Loans and Administration of the Trust Fund—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this prospectus supplement) and arise from any legal action that is pending or threatened against the trust advisor at the time of its discharge under the pooling and servicing agreement (see “Servicing of the Mortgage Loans and Administration of the Trust Fund—Termination, Discharge and Resignation of the Trust Advisor” in this prospectus supplement).

Advances of Delinquent Monthly Debt Service Payments

The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments on the mortgage loans, other than balloon payments and Default Interest, and assumed monthly debt service payments on mortgage loans (as described below), in each case net of master servicing fees, that—

•	were due or deemed due, as the case may be, during the collection period related to the subject distribution date, and

•	were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

A monthly debt service payment will be assumed to be due with respect to each mortgage loan as to which:

•

the related mortgage loan is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; or

•	the corresponding mortgaged property has become an REO Property.

The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment will equal, for its maturity date and for each successive due date that it remains outstanding and part of the Trust Fund, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize (if amortization was required) and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged property has become an REO Property, will equal, for each due date that the REO Property or any portion thereof remains part of the Trust Fund, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property.

Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan, then the master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of—

•

the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

•	a fraction—

1.	the numerator of which is equal to the Stated Principal Balance of the mortgage loan, net of the Appraisal Reduction Amount, and

2.	the denominator of which is equal to the Stated Principal Balance of the mortgage loan.

With respect to any distribution date, the master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the pooling and servicing agreement, out of funds held in the collection account that are not required to be paid on the certificates on that distribution date.

If the master servicer fails to make a required monthly debt service advance and the trustee has actual knowledge of same, the trustee will be obligated to make that advance, subject to a determination of recoverability.

The master servicer and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds from collections on the mortgage loan as to which the advance was made. Neither the master servicer nor the trustee will be obligated to make any monthly debt service advance that it or the special servicer determines, in its reasonable, good faith judgment, would not ultimately be recoverable (together with interest on the advance) out of collections on the related mortgage loan. If the master servicer or the trustee makes any monthly debt service advance that it or the special servicer subsequently determines, in its reasonable, good faith judgment, will not be recoverable out of collections on the related mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the fourth succeeding paragraph, out of general collections on the mortgage loans and any REO Properties in the Trust Fund on deposit in the collection account from time-to-time. In making such recoverability determination, such person will be entitled to consider (among other things) the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related mortgaged properties in their “as-is” or then current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such mortgaged properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time and may obtain from the special servicer any analysis, appraisals or market value estimates or other information in the possession of the special servicer for such purposes. The trustee will be entitled to conclusively rely on any recoverability determination made by the master servicer or the special servicer. The master servicer and the special servicer will be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the other such party with respect to a particular monthly debt service advance for any mortgage loan or REO property.

Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

Any monthly debt service advance, with interest, that has been determined to be a nonrecoverable advance with respect to the mortgage pool will be reimbursable from the collection account in the collection period in which the nonrecoverability determination is made and in subsequent collection periods. Any reimbursement of a nonrecoverable monthly debt service advance, including interest accrued thereon, will be made first from the principal portion of current debt service advances and payments and other collections of principal on the mortgage pool (thereby reducing the Principal Distribution Amount otherwise distributable on the principal balance certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then, such party may elect at its sole option and in its sole discretion to defer the reimbursement of some or all of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for consecutive periods up to twelve months (provided that any such deferral exceeding six months will require, during the occurrence and continuance of any Subordinate Control Period, the consent of the subordinate class representative) and any election to so defer shall be deemed to be in accordance with the Servicing Standard; provided that no such deferral shall occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement. To the extent that the reimbursement is made from principal collections, the Principal Distribution Amount otherwise distributable on the principal balance certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) to reduce the aggregate principal balance of the certificates on that distribution date. To the extent that reimbursement is made from other collections, the funds available to make distributions to certificateholders of their interest distribution amounts on the related distribution date may be reduced, causing a shortfall in interest distributions on the offered certificates. The master servicer or the trustee, as applicable, must give the Rating Agencies at least 15 days’ notice (in accordance with the procedures regarding Rule 17g-5 set forth in the pooling and servicing agreement) prior to any reimbursement to it of nonrecoverable advances from amounts in the collection account or distribution account, as applicable, allocable to interest on the mortgage loans unless (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such nonrecoverable advances, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination of whether any advance is a nonrecoverable advance or whether to defer reimbursement of a nonrecoverable advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information requested by the master servicer to consider in determining whether to defer reimbursement of a nonrecoverable advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give each Rating Agency notice (in accordance with the procedures regarding Rule 17g-5 set forth in the pooling and servicing agreement) of the anticipated reimbursement as soon as reasonably practicable.

Additionally, if any monthly debt service advance (including any interest accrued thereon) with respect to a mortgage loan remains unreimbursed following the time that such mortgage loan is modified while a specially serviced mortgage loan, the master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of — but solely out of — the principal portion of debt service advances and payments and other collections of principal on all the mortgage loans after the application of those principal payments and collections to reimburse any party for nonrecoverable debt service advances (as described in the prior paragraph) and/or nonrecoverable servicing advances as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement (thereby reducing the Principal Distribution Amount otherwise distributable on the principal balance certificates on the related distribution date) or collections on the related mortgage loan intended as a reimbursement of such advance. If any such advance is not reimbursed in whole on any distribution date due to insufficient advances and collections of principal in respect of the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related mortgage loan, or is determined, at any time during the reimbursement process, to be ultimately nonrecoverable out of the principal portion of debt service advances and payments and other collections of principal on all the mortgage loans, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (under the provisions and subject to the conditions described in the preceding paragraph). The reimbursement of advances on worked-out loans from advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal Distribution Amount otherwise distributable on the principal balance certificates on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the master servicer or the trustee ultimately is deemed to be nonrecoverable from the proceeds of the mortgage loan).

The master servicer and the trustee will generally each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. However, that interest will commence accruing on any monthly debt service advance made in respect of a scheduled monthly debt service payment only on the date on which any applicable grace period for that payment expires. Interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding, at an annual rate equal to the prime rate as published in the “Money Rates” section of The Wall Street Journal, as that prime rate may change from time-to-time.

Interest accrued with respect to any monthly debt service advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the mortgage loans and any REO Properties on deposit in the collection account thereby reducing amounts available for distribution on the certificates. Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Additional Servicing Compensation” in this prospectus supplement.

For information regarding procedures for reimbursement of servicing advances together with interest thereon, see “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Payment of Servicing Expenses; Servicing Advances” below.

Fees and Expenses

The following table summarizes the related fees and expenses to be paid from the assets of the Trust Fund and the recipient, source and frequency of payments for those fees and expenses. Except as described in the column captioned “Source of Payment”, these fees and expenses will be generally distributed prior to any amounts being paid to the holders of the offered certificates. In each case where we describe the amount of an entitlement, we describe that amount without regard to any limitation on the sources of funds from which the entitlement may be paid. Refer to the column titled “sources of payment” for such limitations.

Type	Recipient	Amount	Frequency	Source of Payment
Fees

Master Servicing Fee	Master Servicer and sub-servicers	The product of the portion of the per annum master servicing fee rate for the master servicer and the related mortgage loan that is applicable to such month, determined in the same manner as the applicable mortgage interest rate is determined for that mortgage loan for such month, and the Stated Principal Balance of that mortgage loan. The master servicing fee rate will range, on a loan-by-loan basis, from 0.02% per annum to 0.09% per annum. With respect to each mortgage loan for which a primary servicer or sub-servicer is appointed, a portion of the master servicing fee is payable to that primary servicer or sub-servicer.	Monthly.	Interest payment on the related mortgage loan and, with respect to unpaid master servicing fees (including any sub-servicing fees) in respect of any mortgage loan, out of the portion of any related insurance proceeds, condemnation proceeds or liquidation proceeds allocable as interest.

Type	Recipient	Amount	Frequency	Source of Payment
Special Servicing Fee	Special Servicer	The product of the portion of a rate equal to 0.25% per annum that is applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each specially serviced mortgage loan (including any REO mortgage loan) for such month, and the Stated Principal Balance of each specially serviced mortgage loan.	Monthly.	Any and all collections on the mortgage loans.

Workout Fee	Special Servicer	1.00% of each collection of principal and interest on each worked-out mortgage loan for as long as it remains a worked-out mortgage loan; provided, however, that the amount of any Workout Fee may be reduced by certain Offsetting Modification Fees as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Principal Special Servicing Compensation—Workout Fee” in this prospectus supplement.	Monthly following a workout and before any redefault.	The related collections on such mortgage loan.

Liquidation Fee	Special Servicer	1.00% of the liquidation proceeds received in connection with a final disposition of a specially serviced mortgage loan or REO property or portion thereof and any condemnation proceeds and insurance proceeds received by the Trust Fund (net of any default interest, late payment charges), other than (with certain exceptions) in connection with the purchase or repurchase of any mortgage loan from the Trust Fund by any person; provided, however, that the amount of any Liquidation Fee may be reduced by certain Offsetting Modification Fees as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses—Principal Special Servicing Compensation—Liquidation Fee” in this prospectus supplement.	Upon receipt of liquidation proceeds, condemnation proceeds and insurance proceeds on a specially serviced mortgage loan (including any REO mortgage loan).	The related liquidation proceeds, condemnation proceeds or insurance proceeds.

Trustee Fee	Trustee	The product of the portion of a rate equal to 0.00032% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the Stated Principal Balance of each mortgage loan.	Monthly.	Any and all collections and P&I advances on the mortgage loans in the pool, to the extent included in the amounts remitted by the master servicer.

Certificate Administrator Fee	Certificate Administrator	The product of the portion of a rate equal to 0.00458% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the Stated Principal Balance of each mortgage loan.	Monthly.	Any and all collections and P&I advances on the mortgage loans in the pool, to the extent included in the amounts remitted by the master servicer.

Trust Advisor Fee	Trust Advisor	The product of the portion of a rate equal to 0.0021% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the Stated Principal Balance of each mortgage loan.	Monthly.	Any and all collections and P&I advances on the mortgage loans, to the extent included in the amounts remitted by the master servicer.

Trust Advisor Consultation Fee	Trust Advisor	An amount equal to $10,000 in connection with each Material Action for which the trust advisor engages in consultation under the pooling and servicing agreements.		Actual collections of the related fee from the related borrower.

Type	Recipient	Amount	Frequency	Source of Payment
Additional Servicing Compensation	Master Servicer/ Special Servicer	All defeasance fees, Modification Fees, Assumption Fees, Assumption Application Fees and consent fees.(1)	From time-to-time.	Actual collections of the related fees or investment income, as applicable.

Late payment charges and Default Interest to the extent not used to offset interest on advances.(1)

Any and all amounts collected for checks returned for insufficient funds on all mortgage loans;

All or a portion of charges for beneficiary statements or demands and other loan processing fees actually paid by the borrowers under the mortgage loans;(1)

Any Prepayment Interest Excesses arising from any principal prepayments on the mortgage loans; and

Interest or other income earned on deposits in the collection or other accounts maintained by the master servicer or special servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related mortgage loan).(1)

Expenses

Servicing Advances	Master Servicer and Trustee (and Special Servicer, if applicable)	The amount of any servicing advances.	From time-to-time.	Recoveries on the related mortgage loan, or to the extent that the party making the advance determines the advance is nonrecoverable, from any and all collections on the mortgage loans.

Interest on Servicing Advances	Master Servicer and Trustee (and Special Servicer, if applicable)	Interest accrued from time-to-time on the amount of the servicing advance at the prime lending rate as published in the “Money Rates” section of The Wall Street Journal.	When the advance is reimbursed.	First from late payment charges and default interest in excess of the regular interest rate on the related mortgage loan, and then from any and all other collections on the mortgage loans.

P&I Advances	Master Servicer and Trustee	The amount of any P&I advances.	From time-to-time.	Recoveries on the related mortgage loan, or to the extent that the party making the advance determines it is nonrecoverable, from any and all other collections on the mortgage loans.

Interest on P&I Advances	Master Servicer and Trustee	Interest accrued from time-to-time on the amount of the advance at the prime lending rate as published in the “Money Rates” section of The Wall Street Journal.	When the advance is reimbursed.	First from late payment charges and default interest in excess of the regular interest rate on the related mortgage loan, and then from any and all other collections on the mortgage loans.

Type	Recipient	Amount	Frequency	Source of Payment
Indemnification Expenses	Trustee, Certificate Administrator, Master Servicer and Special Servicer (and their directors, members, managers, officers, employees and agents)	Losses, liabilities and expenses incurred by the trustee, the certificate administrator, a master servicer or the special servicer in connection with any legal action or claim relating to the pooling and servicing agreement or the certificates (subject to applicable limitations under the pooling and servicing agreement).	From time-to-time.	Any and all collections on the mortgage loans.

Indemnification Expenses	Trust Advisor	Losses, liabilities and expenses incurred by the trust advisor in connection with any legal action or claim relating to the pooling and servicing agreement or the certificates (subject to applicable limitations under the pooling and servicing agreement or amounts incurred in connection with the replacement of the special servicer).	From time-to-time.	Amounts that do not constitute Designated Trust Advisor Expenses will be reimbursed first from amounts otherwise distributable in respect of interest on the Class E, F and G certificates, then from amounts otherwise distributable in respect of principal on all of the certificates; amounts constituting Designated Trust Advisor Expenses will be reimbursed from any and all collections on the mortgage loans.

Additional Trust Fund Expenses not advanced	Third parties	Based on third party charges. See “—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” above.	From time-to-time.	Any and all collections on the mortgage loans.

(1)	Allocable between the master servicer and the special servicer as provided in the pooling and servicing agreement and as described in “Servicing of the Mortgage Loans and Administration of the Trust Fund – Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

Reports to Certificateholders; Available Information

Certificate Administrator Reports. Based on monthly reports prepared by the master servicer and the special servicer and delivered by the master servicer to the certificate administrator, the certificate administrator will be required to prepare and make available electronically or, upon written request from registered holders or from those parties that cannot receive such statement electronically, provide by first class mail, on each distribution date to each registered holder of a certificate, the parties to the pooling and servicing agreement and any other designee of the depositor, a report substantially in the form attached to this prospectus supplement as Annex E (a “Distribution Date Statement”) setting forth, among other things specified in the pooling and servicing agreement the following information:

1.	the amount of the distribution on the distribution date to the holders of each class of principal balance certificates in reduction of the principal balance of the certificates;

2.	the amount of the distribution on the distribution date to the holders of each class of interest-bearing certificates allocable to the interest distributable on that class of certificates;

3.	the aggregate amount of debt service advances made in respect of the mortgage pool for the distribution date;

4.	the aggregate amount of compensation paid to the certificate administrator and the trustee and servicing compensation paid to the master servicer and the special servicer during the related collection period;

5.	the aggregate Stated Principal Balance of the mortgage pool outstanding immediately before and immediately after the distribution date;

6.	the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate of the mortgage loans as of the end of the related collection period;

7.	the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more and (D) current but specially serviced or in foreclosure but not an REO Property;

8.	the value of any REO Property included in the Trust Fund as of the end of the related collection period, on a loan-by-loan basis, based on the most recent appraisal or valuation;

9.	the Available Distribution Amount for the distribution date;

10.	the amount of the distribution on the distribution date to the holders of any class of certificates allocable to Yield Maintenance Charges and/or Prepayment Premiums;

11.	the total interest distributable for each class of interest-bearing certificates for the distribution date;

12.	the pass-through rate in effect for each class of interest-bearing certificates for the interest accrual period related to the current distribution date;

13.	the Principal Distribution Amount for the distribution date, separately setting forth the portion thereof that represents scheduled principal and the portion thereof representing prepayments and other unscheduled collections in respect of principal;

14.	the total outstanding principal balance or notional amount, as the case may be, of each class of certificates immediately before and immediately after the distribution date, separately identifying any reduction in these amounts as a result of the allocation of Realized Losses and Additional Trust Fund Expenses;

15.	the amount of any Appraisal Reduction Amounts effected in connection with the distribution date on a loan-by-loan basis and the aggregate amount of Appraisal Reduction Amounts as of the distribution date;

16.	the number and related principal balances of any mortgage loans extended or modified during the related collection period on a loan-by-loan basis;

17.	the amount of any remaining unpaid interest shortfalls for each class of interest-bearing certificates as of the close of business on the distribution date;

18.	a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment during the related collection period and the amount of principal prepayment occurring;

19.	the amount of the distribution on the distribution date to the holders of each class of certificates in reimbursement of Realized Losses and Additional Trust Fund Expenses previously allocated thereto;

20.	the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

21.	with respect to any mortgage loan as to which a liquidation occurred during the related collection period (other than through a payment in full), (A) the loan number thereof, (B) the aggregate of all liquidation proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion thereof allocable to distributions on the certificates), and (C) the amount of any Realized Loss attributable to the liquidation;

22.	with respect to any REO Property included in the Trust as to which the special servicer determined that all payments or recoveries with respect to the mortgaged property have been ultimately recovered during the related collection period, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion thereof allocable to distributions on the certificates), and (C) the amount of any Realized Loss attributable to the related REO mortgage loan in connection with that determination;

23.	the aggregate amount of interest on monthly debt service advances in respect of the mortgage loans paid to the master servicer and/or the trustee since the prior distribution date;

24.	the aggregate amount of interest on servicing advances in respect of the mortgage loans paid to the master servicer, the special servicer and/or the trustee since the prior distribution date;

25.	a loan by loan listing of any mortgage loan which was defeased during the related collection period;

26.	a loan by loan listing of any material modification, extension or waiver of a mortgage loan;

27.	a loan by loan listing of any material breach of the representations and warranties given with respect to mortgage loan by the applicable mortgage loan seller, as provided by the master servicer, the special servicer or the depositor;

28.	the amounts of any excess liquidation proceeds held in the certificate administrator’s account designated for such excess liquidation proceeds; and

29.	the amount of the distribution on the distribution date to the holders of the Class R certificates.

On each distribution date, the certificate administrator shall make available to the general public on the certificate administrator’s website a copy of the Distribution Date Statement.

Book-Entry Certificates. See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the attached prospectus for information regarding the ability of holders of offered certificates in book-entry form to obtain access to the reports of the certificate administrator.

Information Available Electronically. The certificate administrator will be required to make available to any Privileged Person (except as described below, and provided that the prospectus supplement, the Distribution Date Statements, and the SEC Filings will be made available to the general public) the following items by means of the Certificate Administrator’s Website:

•	The following documents, which must be made available under a tab or heading designated “deal documents”:

(A)	the prospectus supplement that relates to the offered certificates;

(B)	the pooling and servicing agreement, and any amendments and exhibits thereto;

•

The following documents, which must be made available under a tab or heading designated “SEC filings”: each report on Form 10-D, 10-K or 8-K that has been filed by the certificate administrator with respect to the Trust through the EDGAR system;

•	The following documents, which must be made available under a tab or heading designated “periodic reports”:

(A)	the Distribution Date Statements;

(B)	the CREFC Reports prepared by, or delivered to, the certificate administrator;

(C)	the annual reports prepared by the trust advisor;

•	The following documents, which must be made available under a tab or heading designated “additional documents”:

(A)	summaries of Final Asset Status Reports;

(B)	inspection reports; and

(C)	appraisals;

•	The following documents, which must be made available under a tab or heading designated “special notices”:

(A)	notice of final payment on the certificates;

(B)	notice of termination of the master servicer or the special servicer;

(C)	notice of an Event of Default with respect to the master servicer or the special servicer;

(D)	notice of the resignation of any party to the pooling and servicing agreement and notice of the acceptance of appointment to such party, to the extent such notice is prepared or received by the certificate administrator;

(E)	officer’s certificates supporting the determination that any advance was (or, if made, would be) a nonrecoverable advance;

(F)	any “special notice” by a certificateholder that wishes to communicate with others, pursuant to the pooling and servicing agreement;

(G)	any Assessment of Compliance delivered to the certificate administrator;

(H)	any Attestation Reports delivered to the certificate administrator;

(I)	any reports delivered to the certificate administrator by the trust advisor in connection with its review of the special servicer’s net present value and Appraisal Reduction Amount calculations as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts” in this prospectus supplement;

(J)	any recommendation received by the certificate administrator from the trust advisor for the termination of the special servicer during any period when the trust advisor is entitled to make such a recommendation, and any direction of the requisite percentage of the certificateholders to terminate the special servicer in response to such recommendation;

(K)	any proposal received by the certificate administrator from a requisite percentage of certificateholders for the termination of the special servicer during any period when such certificateholders are entitled to make such a proposal, and any direction of the requisite percentage of the certificateholders to terminate the special servicer in response to such proposal; and

(L)	any proposal received by the certificate administrator from a requisite percentage of certificateholders for the termination of the trust advisor, and any direction of the requisite percentage of the certificateholders to terminate the trust advisor in response to such proposal;

•	An investor question-and-answer forum (the “Investor Q&A Forum”), which must be made available as described more fully below; and

•	An investor registry (the “Investor Registry”), which must be made available (solely to certificateholders and beneficial owners) as described more fully below.

Notwithstanding the description set forth above, the certificate administrator will be authorized to use such other headings and labels as it may reasonably determine from time-to-time.

The Rating Agencies and nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Exchange Act (“NRSROs”), will have access to the Investor Q&A Forum but will not have a means to submit questions on the Investor Q&A Forum. The Rating Agencies and NRSROs will not have access to the Investor Registry.

The certificate administrator will make the Investor Q&A Forum available to Privileged Persons by means of the Certificate Administrator’s Website, where certificateholders, beneficial owners of certificates and prospective purchasers of certificates may submit inquiries to the certificate administrator relating to the Distribution Date Statement, and submit inquiries to the master servicer or the special servicer relating to servicing reports prepared by that party, the mortgage loans, or the mortgaged properties, and where Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person. The certificate administrator, the master servicer or the special servicer, as applicable, will be required to answer each inquiry, unless it determines that answering the inquiry would not be in the best interests of the Trust and/or the certificateholders, would be in violation of applicable law or the loan documents, would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer or the special servicer, as applicable, or is otherwise not advisable to answer, in which case the certificate administrator will not post such inquiry on the Investor Q&A Forum. The certificate administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to the immediately preceding sentence and subject to and in accordance with the pooling and servicing agreement. In addition, no party will post or otherwise disclose direct communications with the subordinate class representative as part of its response to any inquiries. The Investor Q&A Forum may not reflect questions, answers, and other communications which are not submitted through the Certificate Administrator’s Website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any other person, including the depositor and the underwriters. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no person other than the respondent will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any certificateholder and beneficial owner by means of the Certificate Administrator’s Website.

Certificateholders and beneficial owners may register on a voluntary basis for the investor registry and obtain contact information for any other certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the pooling and servicing agreement.

The Certificate Administrator’s Website will initially be located at www.ctslink.com. Access will be provided by the certificate administrator to Privileged Persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the pooling and servicing agreement, which form(s) will also be located on and submitted electronically by means of the Certificate Administrator’s Website. The NRSRO Certificate will state that (i) such firm is an NRSRO, and has provided the depositor with the appropriate certifications under Exchange Act Rule 17g-5(e), (ii) such NRSRO has access to the depositor’s 17g-5 website and, (iii) such NRSRO shall be deemed to recertify to the foregoing each time it accesses the Certificate Administrator’s website (an “NRSRO Certification”). An NRSRO Certification will be deemed to have been executed by an NRSRO if the depositor so directs the Rule 17g-5 Information Provider.

The parties to the pooling and servicing agreement will not be required to provide that certification. In connection with providing access to the Certificate Administrator’s Website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the pooling and servicing agreement. The certificate administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. The certificate administrator will not be deemed to have knowledge of any information posted on its website solely by virtue of such posting. In addition, the certificate administrator may disclaim responsibility for any information for which it is not the original source. Assistance in using the Certificate Administrator’s Website can be obtained by calling its customer service desk at 866-846-4526.

The Rating Agencies and NRSROs will have access to the Investor Q&A Forum but will not have a means to submit questions on the Investor Q&A Forum. The Rating Agencies and NRSROs will not have access to the Investor Registry.

The Rule 17g-5 Information Provider will be required to make certain information available, to Rating Agencies and NRSROs through the facilities of a website.

“Investor Certification” means a certificate representing that such person executing the certificate is a certificateholder, a beneficial owner of a certificate or a prospective purchaser of a certificate and that either (a) such person is not an agent of any borrower or affiliate of any borrower, in which case such person will have access to all the reports and information made available to certificateholders hereunder and under the pooling and servicing agreement, or (b) such person is an agent or affiliate of any borrower, in which case such person will only receive access to the Distribution Date Statements prepared by the certificate administrator. The Investor Certification will be substantially in the form(s) provided for in the pooling and servicing agreement, may be submitted electronically by means of the Certificate Administrator’s Website and, as a condition to an investor’s access to the Certificate Administrator’s Website or information made available by the master servicer or the special servicer, accompanied by an investor confidentiality agreement. The Certificate Administrator may require that Investor Certifications be re-submitted from time-to-time in accordance with its policies and procedures and shall restrict access to the Certificate Administrator’s Website to a mezzanine lender upon notice from the Special Servicer pursuant to the pooling and servicing agreement that such mezzanine lender has commenced foreclosure proceedings against the equity collateral pledged to secure the related mezzanine loan.

“CREFC” means the CRE Finance Council.

“CREFC Reports” collectively refer to the following electronic files: (i) CREFC bond level file, (ii) CREFC collateral summary file, (iii) CREFC property file, (iv) CREFC loan periodic update file, (v) CREFC loan setup file, (vi) CREFC financial file, (vii) CREFC special servicer loan file, (viii) CREFC comparative financial status report, (ix) CREFC delinquent loan status report, (x) CREFC historical loan modification and corrected mortgage loan report, (xi) CREFC operating statement analysis report, (xii) CREFC NOI adjustment worksheet, (xiii) CREFC REO status report, (xiv) CREFC servicer watch list, (xv) CREFC loan level reserve – LOC report, and (xvi) CREFC advance recovery report.

Other Information. The pooling and servicing agreement will require that the certificate administrator make available at its offices, during normal business hours, for review (by any Privileged Person that is not a borrower, an affiliate of a borrower, a manager of a mortgaged property, rating agency or an NRSRO), originals or copies of, among other things, the following items (to the extent such items are in its possession) (except to the extent not permitted by applicable law or under any of the related mortgage loan documents):

(A)	any and all notices and reports delivered to the certificate administrator with respect to any mortgaged property as to which the environmental testing revealed certain environmental issues;

(B)	the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail “sales information”, if any, collected by or on behalf of the master servicer or the special servicer with respect to each mortgaged property;

(C)	the mortgage files, including any and all modifications, waivers and amendments of the terms of a mortgage loan entered into or consented by the master servicer and/or the special servicer and delivered to the certificate administrator; and

(D)	each of the documents made available by the certificate administrator via its website as described under “—Information Available Electronically” above.

You should assume that the trustee, the certificate administrator or any document custodian, as the case may be, will be permitted to require payment of a sum sufficient to cover the reasonable out-of-pocket costs and expenses of providing the copies.

In connection with providing access to or copies of the items described above to certificateholders, beneficial owners of certificates and prospective purchasers of certificates, the trustee, the master servicer, the special servicer, the certificate administrator or any document custodian, as the case may be, may require an Investor Certification executed by the requesting person or entity.

The Certificate Administrator will make available all distribution date statements, CREFC reports and supplemental notices (provided they are received by the Certificate Administrator) to certain modeling financial services (i.e. Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited and BlackRock Financial Management, Inc.) in accordance with the provisions of the pooling and servicing agreement.

The Trust will file distribution reports on Form 10-D, annual reports on Form 10-K and (if applicable) current reports on Form 8-K with the SEC regarding the certificates, to the extent, and for such time, as it shall be required to do so under the Exchange Act. Such reports will be filed under the name of the issuing entity (File No. 333-172366). Members of the public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Additional information regarding the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The depositor has filed the prospectus and the related registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the SEC’s website. The SEC maintains computer terminals providing access to the EDGAR system at the office referred to above.

Voting Rights

99% of the voting rights will be allocated to the holders of the Class A-1, A-2, A-3, A-4, A-S, B, C, D, E, F and G certificates, in proportion to the respective aggregate principal balances of those classes (or, in connection with a proposed termination and replacement of the special servicer at the direction of the certificateholders generally or following a recommendation of the trust advisor, each as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Replacement of the Special Servicer” in this prospectus supplement, in proportion to the respective aggregate principal balances of those classes as notionally reduced taking into account the application of any Appraisal Reduction Amounts in respect of the mortgage loans); 0.5% of the voting rights will be allocated to the holders of the Class X-A certificates for as long as they are outstanding, 0.5% of the voting rights will be allocated to the holders of the Class X-B certificates until the Class X-A certificates are no longer outstanding, after which 1.0% of the voting rights will be allocated to the holders of the Class X-B certificates; and 0% of the voting rights will be allocated to the holders of the Class R certificates. Voting rights allocated to a class of certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class. Notwithstanding the foregoing, solely in connection with certificateholder proposals, or directions, to terminate and replace the special servicer or the trust advisor, Appraisal Reduction Amounts in respect of the mortgage loans will be allocated to notionally reduce the aggregate principal balances of the respective classes of principal balance certificates for purposes of allocating the voting rights.

Delivery, Form and Denomination

General. We intend to deliver the Class A-1, A-2, A-3, A-4, A-S and B certificates in minimum principal balance denominations of $25,000. Investments in excess of those minimum denominations may be made in multiples of $1.

You will receive your offered certificates in book-entry form through the facilities of DTC. See “Description of the Certificates—General” and “—Book-Entry Registration and Definitive Certificates” in the attached prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex C to this prospectus supplement.

Matters Regarding the Certificate Administrator and the Tax Administrator

The certificate administrator will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every mortgage loan. In each case, that fee and the monthly fee payable to the trustee will collectively accrue at 0.0049% per annum on the Stated Principal Balance of the related mortgage loan for the related distribution date and will be calculated based on the same interest accrual basis as the subject mortgage loan, which is either an Actual/360 Basis or a 30/360 Basis. The certificate administrator will be required to pay to the trustee a monthly fee for its services as set forth in the pooling and servicing agreement. The certificate administrator fee is payable out of general collections on the mortgage loans and any REO Properties in the Trust Fund. In addition, the trustee and the certificate administrator will be entitled to recover from the Trust Fund all reasonable unanticipated expenses and disbursements incurred or made in accordance with any of the provisions of the pooling and servicing agreement, but not including routine overhead expenses incurred in the ordinary course of performing its duties under the pooling and servicing agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith.

The holders of certificates representing a majority of the total voting rights determined without notionally reducing the principal balances of the certificates by any Appraisal Reduction Amounts) may remove any of the certificate administrator, the tax administrator or the trustee, upon written notice to the master servicer, the special servicer, us and the trustee.

The Trust Fund will indemnify the certificate administrator (in each of the capacities in which it serves under the pooling and servicing agreement) and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys’ fees, arising with respect to the pooling and servicing agreement, the mortgage loans or the certificates, other than (i) those resulting from the breach of the certificate administrator’s representations and warranties or from willful misconduct, bad faith or negligence in the performance of, or negligent disregard of, its duties, (ii) the certificate administrator’s allocable overhead and (iii) any cost or expense expressly required to be borne by the certificate administrator.

None of the certificate administrator, the custodian, the tax administrator or the trustee will be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by the pooling and servicing agreement. None of the certificate administrator, the tax administrator or the trustee will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the pooling and servicing agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

Amendment of the Pooling and Servicing Agreement

The pooling and servicing agreement may be amended by the mutual agreement of the depositor, the master servicer, the special servicer, the trust advisor, the certificate administrator and the trustee, without the consent of any of the certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error, (iii) to conform the pooling and servicing agreement to the prospectus supplement, (iv) to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which will not be inconsistent with the then existing provisions, (v) to relax or eliminate (A) any requirement under the pooling and servicing agreement imposed by the provisions of the federal income tax law relating to REMICs (if the provisions are amended or clarified such that any such requirement may be relaxed or eliminated) or (B) certain transfer restrictions imposed on the certificates (if applicable law is amended or clarified such that certain transfer restrictions may be relaxed or eliminated), (vi) either (X) to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any of REMIC I, REMIC II or REMIC III at least from the effective date of such amendment, or (Y) to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any of REMIC I, REMIC II or REMIC III, (vii) to modify, add to or eliminate certain provisions of the pooling and servicing agreement relating to transfers of Class R certificates, (viii) to avoid the qualification, downgrade or withdrawal of the rating then assigned to any class of certificates to which a rating has been assigned by a Rating Agency at the request of the depositor (or the placement of the class on “negative credit watch” status in contemplation of any such action with respect thereto), or (ix) for the purpose of amending the duties and procedures by which the Rule 17g-5 Information Provider is bound; provided that, among other things,

(a)	any such amendment for the specific purposes described in clause (iv) or (vii) above will not adversely affect in any material respect the interests of any certificateholder or any third-party beneficiary of the pooling and servicing agreement or of any provision thereof, as evidenced by an opinion of counsel to that effect; and

(b)	any such amendment will not materially adversely affect the rights, and will not increase the obligations, of any mortgage loan seller under the pooling and servicing agreement or under the related mortgage loan purchase agreement without the written consent of such mortgage loan seller.

The pooling and servicing agreement may also be amended by the parties thereto with the consent of the holders of certificates entitled to not less than 66-2/3% of the voting rights allocated to each class that is materially affected by the amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or modifying in any manner the rights of certificateholders; provided that no such amendment may, among other things, (i) reduce in any manner the amount of, or delay the timing of, payments received on the certificates without the consent of each affected certificateholder, (ii) reduce the aforesaid percentage of aggregate principal balance or notional amount, as applicable, of each class of certificates which are required to consent to any such amendment, without the consent of all the holders of each class of certificates affected thereby, (iii) adversely affect the status of any of REMIC I, REMIC II or REMIC III as a REMIC under the Code, without the consent of 100% of the certificateholders, (iv) amend any section of the pooling and servicing agreement that relates to the amendment thereof without the consent of all the holders of all certificates of the class(es) affected thereby, (v) otherwise materially adversely affect any class of certificateholders without the consent of all of the certificateholders of that class, or (vi) materially adversely affect the rights or increase the obligations of any mortgage loan seller under the pooling and servicing agreement or the related mortgage loan purchase agreement without the written consent of such mortgage loan seller.

In no event may the definition of the Servicing Standard be amended in a manner that would materially adversely affect certificateholders without a Rating Agency Confirmation and an opinion of counsel delivered to the trustee and the certificate administrator.

Furthermore, no amendment of the pooling and servicing agreement may be effected in the absence of an opinion of counsel to the effect that the amendment is permitted under the pooling and servicing agreement as described above.

Termination of the Pooling and Servicing Agreement

The obligations created by the pooling and servicing agreement will terminate following the earliest of—

1.	the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the Trust Fund,

2.	the purchase of all of the mortgage loans and REO Properties remaining in the Trust Fund or held on behalf of the Trust Fund by any single certificateholder or group of certificateholders of the class (if any) that is then entitled to appoint the subordinate class representative, the master servicer or the special servicer, in that order of preference, and

3.	the exchange by any single holder of all the certificates for all of the mortgage loans and REO Properties remaining in the Trust Fund.

Written notice of termination of the pooling and servicing agreement will be given to each certificateholder. The final distribution to the registered holder of each certificate will be made only upon surrender and cancellation of that certificate at the office of the certificate administrator or at any other location specified in the notice of termination.

The right of the certificateholders of the class (if any) that is then entitled to appoint the subordinate class representative, the master servicer and the special servicer to purchase all of the mortgage loans and REO Properties remaining in the Trust Fund is subject to the conditions (among others) that—

•	the total Stated Principal Balance of the mortgage pool is 1.0% or less of the Cut-off Date Pool Balance,

•

within 30 days after notice of the election of that person to make the purchase is given, no person with a higher right of priority to make the purchase notifies the other parties to the pooling and servicing agreement of its election to do so, and

•	if more than one holder or group of certificateholders of the class (if any) that is then entitled to appoint the subordinate class representative desire to make the purchase,

preference will be given to the holder or group of holders with the largest percentage interest in the relevant class.

Any purchase by any single holder or group of certificateholders of the class (if any) that is then entitled to appoint the subordinate class representative, the master servicer or the special servicer of all the mortgage loans and REO Properties remaining in the Trust Fund is required to be made at a price equal to:

•	the sum of—

1.	the aggregate Purchase Price of all the mortgage loans remaining in the Trust Fund, other than any mortgage loans as to which the mortgaged properties have become REO Properties, and

2.	the appraised value of all REO Properties then included in the Trust Fund, in each case as determined by an appraiser mutually agreed upon by the master servicer, the special servicer and the trustee; minus

•	solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the pooling and servicing agreement.

The purchase will result in early retirement of the then outstanding certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the certificateholders, will constitute part of the Available Distribution Amount for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

An exchange by any single holder of all of the certificates for all of the mortgage loans and REO Properties remaining in the Trust Fund may be made by giving written notice to each of the parties to the pooling and servicing agreement no later than 60 days prior to the anticipated date of exchange. If an exchange is to occur as described above, then the holder of the certificates, no later than the business day immediately preceding the distribution date on which the final distribution on the certificates is to occur, must deposit in the applicable collection account amounts that are together equal to all amounts then due and owing to the master servicer, the special servicer, the certificate administrator, the tax administrator, the trustee and their respective agents under the pooling and servicing agreement. No such exchange may occur until the aggregate principal balance of the Class  A-1, A-2, A-3, A-4, A-S, B, C and D certificates is reduced to zero.

The Trustee

Eligibility Requirements

The trustee is at all times required to be, and will be required to resign if it (i) fails to be a corporation, bank, trust company or association organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority, (ii) becomes a Prohibited Party (unless the Depositor consents to the trustee’s continuation in its reasonable discretion), or (iii) fails to be an institution whose short-term debt obligations are at all times rated not less than “F1+” by Fitch (if rated by Fitch) and “P-1” by Moody’s and whose long-term unsecured debt, is at all times rated not less than “A+” by Fitch (if rated by Fitch) and “A1” by Moody’s, or a rating otherwise acceptable to the Rating Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates.

Duties of the Trustee

The trustee will make no representations as to the validity or sufficiency of the pooling and servicing agreement, the certificates or any asset or related document and is not accountable for the use or application by the depositor of any of the certificates or any of the proceeds of the certificates, or for the use or application by the depositor of funds paid in consideration of the assignment of the mortgage loans to the Trust or deposited into any fund or account maintained with respect to the certificates or any account maintained pursuant to the pooling and servicing agreement or for investment of any such amounts. The pooling and servicing agreement generally provides that (i) the trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the pooling and servicing agreement, (ii) if an Event of Default occurs and is continuing, the trustee must exercise such of the rights and powers vested in it by the pooling and servicing agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs, (iii) any permissive right of the trustee contained in the pooling and servicing agreement will not be construed as a duty and (iv) the trustee will be liable in accordance with the pooling and servicing agreement only to the extent of the obligations specifically imposed upon and undertaken by the trustee. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the pooling and servicing agreement. The trustee is required to notify certificateholders of any termination of the master servicer or special servicer or appointment of a successor to the master servicer or the special servicer. The trustee will be obligated to make any advance required to be made, and not made, by the master servicer or the special servicer under the pooling and servicing agreement, provided that the trustee will not be obligated to make any advance that it deems to be a nonrecoverable advance. The trustee will be entitled, but not obligated, to rely conclusively on any determination by the master servicer or the special servicer, that an advance, if made, would be a nonrecoverable advance. The trustee will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as, but prior to, the master servicer. See “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement.

Matters Regarding the Trustee

The Trust Fund will indemnify the trustee and its directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses, including, without limitation, reasonable attorneys’ fees, arising with respect to the pooling and servicing agreement, the mortgage loans or the certificates, other than (i) those resulting from the breach of the trustee’s representations and warranties or from willful misconduct, fraud, bad faith or negligence in the performance of, or negligent disregard of, its duties, (ii) the trustee’s allocable overhead and (iii) any cost or expense expressly required to be borne by the trustee.

The trustee will not be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the pooling and servicing agreement. The trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the pooling and servicing agreement or in the exercise of any of its rights or powers if, in the opinion of that entity, the repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

Provisions similar to the provisions described under the sections of the attached prospectus entitled “Description of the Pooling and Servicing Agreements—Duties of the Trustee”, “—Certain Matters Regarding the Trustee” and “—Resignation and Removal of the Trustee” will apply to the certificate administrator and the tax administrator.

Resignation and Removal of the Trustee

The trustee may at any time resign from its obligations and duties under the pooling and servicing agreement by giving written notice to the depositor, the certificate administrator, the tax administrator, the master servicer, the special servicer, the Rating Agencies, and all certificateholders. Upon receiving the notice of resignation, the depositor is required to promptly appoint a successor trustee meeting the requirements set forth above. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the trustee (i) shall cease to be eligible to continue as trustee under the pooling and servicing agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any class of certificates with a rating as evidenced in writing by the Rating Agencies, then the depositor may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth above. Holders of the certificates entitled to more than 50% of the voting rights (determined without notionally reducing the principal balances of the certificates by any Appraisal Reduction Amounts) may, at their expense, at any time remove the trustee without cause and appoint a successor trustee.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above. Upon any succession of the trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the pooling and servicing agreement for services rendered and expenses incurred prior to the date of removal.

Suits, Actions and Proceedings by Certificateholders

No certificateholder will have any right by virtue of any provision of the pooling and servicing agreement to institute any suit, action or proceeding in equity or at law against any party to the pooling and servicing agreement or any borrower, unless that certificateholder shall have previously given to the trustee a written notice of default, and unless also (except in the case of a default by the trustee) the holders of certificates entitled to at least 25% of the voting rights (determined without notionally reducing the principal balances of the certificates by any Appraisal Reduction Amounts) shall have made written request upon the trustee to institute such action, suit or proceeding in its own name as trustee hereunder and shall have offered to the trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. No one or more holders of certificates shall have any right in any manner whatsoever by virtue of any provision of the pooling and servicing agreement to affect, disturb or prejudice the rights of any other holders of certificates, or to obtain or seek to obtain priority over or preference to any other such holder (which priority or preference is not otherwise provided for herein), or to enforce any right under the pooling and servicing agreement, except in the manner herein provided and for the equal, ratable and common benefit of all certificateholders. For the protection and enforcement of the provisions described above, each and every certificateholder and the trustee shall be entitled to such relief as can be given either at law or in equity.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General. The yield on any offered certificate will depend on—

•	the price at which that certificate is purchased by an investor,

•	the rate, timing and amount of distributions on that certificate, and

•	any losses or shortfalls incurred on that certificate.

The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things:

•	the pass-through rate for that certificate,

•

the rate and timing of principal payments, including those arising from voluntary and involuntary prepayments, repurchases for material document defects or material breaches of representations, sales of Defaulted Mortgage Loans and REO Properties, exercise of purchase options by holders of mezzanine loans, and other principal collections on the mortgage loans, and the extent to which those amounts are to be applied in reduction of the principal balance or notional amount, as applicable, of that certificate,

•

the rate and timing of reimbursements made to the master servicer, the special servicer or the trustee for nonrecoverable advances and/or for advances previously made in respect of a worked-out mortgage loan that are not repaid at the time of the workout,

•

the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses, as well as trust advisor expenses, and the extent to which those losses and expenses are allocable in reduction of the principal balance of that certificate or result in reductions or shortfalls in interest distributable to that certificate, and

•	the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions of that certificate.

Rate and Timing of Principal Payments. The yield to maturity on the offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal distributions on, or otherwise resulting in a reduction of the aggregate principal balances of, those certificates. In turn, the rate and timing of distributions on, or otherwise resulting in a reduction of, the aggregate principal balances of those certificates will be directly related to the rate and timing of principal payments on or with respect to the mortgage loans. Finally, the rate and timing of principal payments on or with respect to the mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due occur and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts if leasing criteria are not satisfied or by reason of sales of parcels, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, sales of mortgage loans following default or purchases or other removals of mortgage loans from the Trust Fund. In some cases, a mortgage loan’s amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with property releases. See “Risk Factors—Risks Related to the Offered Certificates—The Yields to Maturity on the Offered Certificates Depend on a Number of Factors that Cannot Be Predicted with any Certainty” and “—Incorrect Assumptions Regarding Principal Payments and Prepayments May Lead to a Lower than Expected Yield on Your Investment” and “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Voluntary Prepayment and Defeasance Provisions” for a discussion of certain of the mortgage loans with the above described characteristics.

With respect to any class of offered certificates with a pass-through rate based upon, equal to or limited by the WAC Rate, the respective pass-through rate (and, accordingly, the yield) on those classes of offered certificates could (or, in the case of any class of certificates with a pass-through rate based upon or equal to the WAC Rate, will) be adversely affected if mortgage loans with relatively high mortgage interest rates experienced a faster rate of principal payments than mortgage loans with relatively low mortgage interest rates.

Prepayments and other early liquidations of the mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of those mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See “Servicing of the Mortgage Loans and Administration of the Trust Fund—Modifications, Waivers, Amendments and Consents” in this prospectus supplement.

The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this prospectus supplement as National Cancer Institute Center, representing 8.3% of the Cut-off Date Pool Balance, prospective investors should consider the potential effect of the option held by the sole tenant to terminate its lease and the option held by the sole tenant and the United States to purchase the mortgaged property, all as described under “National Cancer Institute Center” in the “Summaries of the Fifteen Largest Mortgage Loans”. The exercise of either option may result in a prepayment of that mortgage loan notwithstanding any lockout period then in effect. The options are exercisable at any time (subject to notice) in the sole discretion of their holders.

Because the rate of principal payments on or with respect to the mortgage loans will depend on future events and a variety of factors, we cannot assure you as to that rate or the rate of principal prepayments in particular.

Even if they are collected and payable on your offered certificates, Prepayment Premiums and Yield Maintenance Charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of, the mortgage loans.

Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the mortgage loans will affect—

•	the amount of distributions on your offered certificates,

•	the yield to maturity of your offered certificates,

•	if you are purchasing principal balance certificates, the rate of principal distributions on your offered certificates, and

•	the weighted average life of your offered certificates.

Delinquencies on the mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

If—

•

you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default on the mortgage loans and amount of losses on the mortgage loans that is lower than the default rate and amount of losses actually experienced, and

•	the additional losses result in a reduction of the total distributions on, or the aggregate principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the aggregate principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

The yield on your certificates will also depend on the extent to which losses and expenses experienced by the Trust Fund are allocated to reduce your certificate principal balance otherwise reduce amounts distributable to you. Because the Control-Eligible Certificates do not provide credit support to other classes of certificates in respect of trust advisor expenses other than Designated Trust Advisor Expenses, the yield on those other classes of certificates may be affected by losses arising from such trust advisor expenses at a time when other losses would not have affected their yield.

Even if losses on the mortgage loans do not result in a reduction of the total distributions on, or the aggregate principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of your offered certificates.

In addition, if the master servicer, the special servicer or the trustee is reimbursed for any advance made by it that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will, to the fullest extent permitted, be reimbursed first out of the principal portion of current debt service advances and payments and other collections of principal otherwise distributable on the certificates, prior to being deemed reimbursed out of payments and other collections of interest on the mortgage pool otherwise distributable on the certificates. Any such reimbursement from advances and collections of principal will reduce the amount of principal otherwise distributable on the certificates on the related distribution date.

In the event that any advance (including any interest accrued thereon) with respect to a mortgage loan remains unreimbursed following the time that such mortgage loan is modified as a specially serviced mortgage loan, the master servicer, the special servicer or the trustee, as applicable, will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable from collections on the related mortgage loan), out of amounts in the collection account representing the principal portion of current debt service advances and payments and other collections of principal after the application of those advances and collections of principal to reimburse any party for nonrecoverable debt service and servicing advances as contemplated by the prior paragraph. Any such reimbursement payments will reduce the amount of principal otherwise distributable on the certificates on the related distribution date.

Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans:

•	prevailing interest rates;

•	the terms of the mortgage loans, including—

1.	provisions that impose prepayment Lock-out Periods or require Yield Maintenance Charges or Prepayment Premiums;

2.	due-on-sale and due-on-encumbrance provisions;

3.	provisions requiring that upon occurrence of certain events, funds held in escrow or proceeds from letters of credit be applied to principal;

4.	the exercise of purchase options by tenants or others and other sales of parcels by borrowers that can result in prepayments of principal, including during a lockout period for the mortgage loan; and

5.	amortization terms that require balloon payments;

•	the demographics and relative economic vitality of the areas in which the mortgaged properties are located;

•	the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged properties in the areas in which those properties are located;

•	the quality of management of the mortgaged properties;

•	the servicing of the mortgage loans;

•	possible changes in tax laws; and

•	other opportunities for investment.

See “Risk Factors”, “Description of the Mortgage Pool”, “Servicing of the Mortgage Loans and Administration of the Trust Fund” in this prospectus supplement, the “Summaries of the Fifteen Largest Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans” attached as Annex A-3 to this prospectus supplement, and “Risk Factors” and “Description of the Pooling and Servicing Agreements” in the attached prospectus.

The rate of prepayment on the mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged properties.

A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

Neither we nor any of the underwriters makes any representation regarding:

•	the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans;

•	the relative importance of those factors;

•	the percentage of the aggregate principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

•	the overall rate of prepayment or default on the mortgage loans.

Delay in Payment of Distributions. Because monthly distributions will not be made to certificateholders until, at the earliest, the 15th day of the month following the month in which interest accrued on the offered certificates, the effective yield to the holders of the offered certificates will be lower than the yield that would otherwise be produced by the applicable pass-through rate and purchase prices, assuming the prices did not account for the delay.

Weighted Average Life

For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of April 4, 2012 until each dollar to be applied in reduction of the aggregate principal balance of those certificates is paid to the investor. For purposes of this “Yield and Maturity Considerations” section, the weighted average life of any offered certificate is determined by:

•	multiplying the amount of each principal distribution on the offered certificate by the number of years from the assumed settlement date to the related distribution date;

•	summing the results; and

•	dividing the sum by the total amount of the reductions in the principal balance of the offered certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance that certificate.

The tables set forth below show, with respect to each class of offered certificates with principal balances,

•	the weighted average life of that class, and

•	the percentage of the initial aggregate principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Structuring Assumptions.

The actual characteristics and performance of the mortgage loans will differ from the assumptions used in calculating the tables below. Neither we nor any of the underwriters makes any representation that the mortgage loans will behave in accordance with the Structuring Assumptions set forth in this prospectus supplement. The tables below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables below and the actual characteristics and performance of the mortgage loans, or actual prepayment experience, will affect the percentages of initial aggregate principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the “constant prepayment rate” or “CPR” model, which represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of loans (in this case, the mortgage loans) for the life of those loans. The CPR model does not purport to be either an historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage pool. We do not make any representations about the appropriateness of the CPR model.

Percentages of Initial Certificate Principal Balance Outstanding for the

Class A-1 Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium

– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
April 2013	80%	80%	80%	80%	80%
April 2014	57%	57%	57%	57%	57%
April 2015	31%	31%	31%	31%	31%
April 2016	5%	2%	0%	0%	0%
April 2017 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	2.30	2.29	2.29	2.29	2.29

Percentages of Initial Certificate Principal Balance Outstanding for the

Class A-2 Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium

– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
April 2013	100%	100%	100%	100%	100%
April 2014	100%	100%	100%	100%	100%
April 2015	100%	100%	100%	100%	100%
April 2016	100%	100%	99%	96%	52%
April 2017 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	4.47	4.46	4.45	4.43	4.26

Percentages of Initial Certificate Principal Balance Outstanding for the

Class A-3 Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium

– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
April 2013	100%	100%	100%	100%	100%
April 2014	100%	100%	100%	100%	100%
April 2015	100%	100%	100%	100%	100%
April 2016	100%	100%	100%	100%	100%
April 2017	100%	100%	100%	100%	100%
April 2018	78%	78%	78%	78%	78%
April 2019	54%	54%	54%	54%	54%
April 2020	29%	29%	29%	29%	29%
April 2021	2%	0%	0%	0%	0%
April 2022 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	7.20	7.19	7.19	7.19	7.19

Percentages of Initial Certificate Principal Balance Outstanding for the

Class A-4 Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium

– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
April 2013	100%	100%	100%	100%	100%
April 2014	100%	100%	100%	100%	100%
April 2015	100%	100%	100%	100%	100%
April 2016	100%	100%	100%	100%	100%
April 2017	100%	100%	100%	100%	100%
April 2018	100%	100%	100%	100%	100%
April 2019	100%	100%	100%	100%	100%
April 2020	100%	100%	100%	100%	100%
April 2021	100%	100%	99%	98%	78%
April 2022 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.45	9.43	9.42	9.39	9.20

Percentages of Initial Certificate Principal Balance Outstanding for the

Class A-S Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium

– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
April 2013	100%	100%	100%	100%	100%
April 2014	100%	100%	100%	100%	100%
April 2015	100%	100%	100%	100%	100%
April 2016	100%	100%	100%	100%	100%
April 2017	100%	100%	100%	100%	100%
April 2018	100%	100%	100%	100%	100%
April 2019	100%	100%	100%	100%	100%
April 2020	100%	100%	100%	100%	100%
April 2021	100%	100%	100%	100%	100%
April 2022 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.82	9.81	9.80	9.78	9.57

Percentages of Initial Certificate Principal Balance Outstanding for the

Class B Certificates at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium

– otherwise at indicated CPR

Distribution Date in	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Closing Date	100%	100%	100%	100%	100%
April 2013	100%	100%	100%	100%	100%
April 2014	100%	100%	100%	100%	100%
April 2015	100%	100%	100%	100%	100%
April 2016	100%	100%	100%	100%	100%
April 2017	100%	100%	100%	100%	100%
April 2018	100%	100%	100%	100%	100%
April 2019	100%	100%	100%	100%	100%
April 2020	100%	100%	100%	100%	100%
April 2021	100%	100%	100%	100%	100%
April 2022 and thereafter	0%	0%	0%	0%	0%
Weighted average life (years)	9.95	9.93	9.90	9.86	9.69
Pre-Tax Yield to Maturity Tables

The tables set forth below show the pre-tax corporate bond equivalent yields to maturity with respect to each class of offered certificates. We prepared these tables using the Structuring Assumptions (except as otherwise described herein), and further assuming (a) the specified purchase prices, and (b) the indicated prepayment scenarios. The assumed purchase prices are expressed as a percentage of the initial total notional amount of the respective class of offered certificates and are exclusive of accrued interest.

The yields set forth in the tables were calculated by:

•

determining the monthly discount rate that, when applied to the assumed stream of cash flows to be paid on the respective class of offered certificates, would cause the discounted present value of that assumed stream of cash flows to equal—

1.	the related assumed purchase price, plus

2.	accrued interest at the initial pass-through rate for the applicable class of offered certificates from and including April 1, 2012 to but excluding the assumed settlement date; and

•	converting those monthly discount rates to corporate bond equivalent rates.

Those calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on their certificates. Consequently, they do not purport to reflect the return on any investment on a class of offered when reinvestment rates are considered.

Pre-Tax Yield to Maturity (CBE)

of the Class A-1 Certificates

at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium

– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
97 - 00	2.4288%	2.4312%	2.4320%	2.4320%	2.4320%
98 - 00	1.9672%	1.9687%	1.9693%	1.9693%	1.9693%
99 - 00	1.5125%	1.5133%	1.5136%	1.5136%	1.5136%
100 - 00	1.0648%	1.0647%	1.0647%	1.0647%	1.0647%
101 - 00	0.6236%	0.6228%	0.6225%	0.6225%	0.6225%
102 - 00	0.1890%	0.1873%	0.1868%	0.1868%	0.1868%
103 - 00	-0.2394%	-0.2418%	-0.2426%	-0.2426%	-0.2426%

Pre-Tax Yield to Maturity (CBE)

of the Class A-2 Certificates

at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium

– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
97 - 00	2.9051%	2.9063%	2.9082%	2.9112%	2.9383%
98 - 00	2.6609%	2.6617%	2.6629%	2.6648%	2.6825%
99 - 00	2.4194%	2.4198%	2.4204%	2.4213%	2.4297%
100 - 00	2.1808%	2.1808%	2.1807%	2.1806%	2.1799%
101 - 00	1.9449%	1.9445%	1.9438%	1.9427%	1.9329%
102 - 00	1.7117%	1.7109%	1.7096%	1.7075%	1.6887%
103 - 00	1.4811%	1.4799%	1.4780%	1.4749%	1.4473%

Pre-Tax Yield to Maturity (CBE)

of the Class A-3 Certificates

at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium

– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
97 - 00	3.6260%	3.6262%	3.6262%	3.6262%	3.6263%
98 - 00	3.4636%	3.4636%	3.4637%	3.4637%	3.4638%
99 - 00	3.3030%	3.3031%	3.3031%	3.3031%	3.3031%
100 - 00	3.1444%	3.1444%	3.1444%	3.1444%	3.1444%
101 - 00	2.9876%	2.9876%	2.9876%	2.9875%	2.9875%
102 - 00	2.8326%	2.8326%	2.8325%	2.8325%	2.8324%
103 - 00	2.6795%	2.6793%	2.6793%	2.6793%	2.6791%

Pre-Tax Yield to Maturity (CBE)

of the Class A-4 Certificates

at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium

– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
97 - 00	3.8319%	3.8323%	3.8330%	3.8339%	3.8402%
98 - 00	3.7024%	3.7027%	3.7031%	3.7037%	3.7077%
99 - 00	3.5744%	3.5745%	3.5747%	3.5750%	3.5769%
100 - 00	3.4479%	3.4479%	3.4479%	3.4478%	3.4476%
101 - 00	3.3230%	3.3228%	3.3225%	3.3222%	3.3197%
102 - 00	3.1994%	3.1991%	3.1986%	3.1979%	3.1934%
103 - 00	3.0772%	3.0767%	3.0761%	3.0751%	3.0685%

Pre-Tax Yield to Maturity (CBE)

of the Class A-S Certificates

at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium

– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
97 - 00	4.2265%	4.2267%	4.2270%	4.2276%	4.2343%
98 - 00	4.0986%	4.0987%	4.0989%	4.0993%	4.1036%
99 - 00	3.9722%	3.9722%	3.9723%	3.9725%	3.9745%
100 - 00	3.8473%	3.8473%	3.8472%	3.8472%	3.8469%
101 - 00	3.7238%	3.7238%	3.7236%	3.7234%	3.7208%
102 - 00	3.6019%	3.6017%	3.6014%	3.6010%	3.5961%
103 - 00	3.4813%	3.4810%	3.4807%	3.4800%	3.4730%

Pre-Tax Yield to Maturity (CBE)

of the Class B Certificates

at the Specified Percentages of CPR

0% CPR During Lockout, Defeasance or Yield Maintenance and Prepayment Premium

– otherwise at indicated CPR

Assumed Price (in 32nds) (excluding accrued interest)	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
97 - 00	5.1117%	5.1123%	5.1131%	5.1141%	5.1192%
98 - 00	4.9794%	4.9798%	4.9803%	4.9810%	4.9843%
99 - 00	4.8488%	4.8490%	4.8492%	4.8495%	4.8510%
100 - 00	4.7198%	4.7198%	4.7197%	4.7196%	4.7193%
101 - 00	4.5923%	4.5921%	4.5918%	4.5913%	4.5893%
102 - 00	4.4664%	4.4659%	4.4654%	4.4646%	4.4607%
103 - 00	4.3419%	4.3413%	4.3404%	4.3393%	4.3337%

The characteristics of the mortgage loans will differ in some respects from those assumed in preparing the tables. The tables are presented for illustrative purposes only. Neither the mortgage pool nor any mortgage loan will prepay at any constant rate, and it is unlikely that the mortgage loans will prepay in a manner consistent with any designated scenario for the tables. In addition, we cannot assure you that—

•	the mortgage loans will prepay at any particular rate,

•

the mortgage loans will not prepay, involuntarily or otherwise, during Lock-out Periods (including any contemporaneous periods when defeasance is permitted) or during any period when principal prepayments are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge (including any contemporaneous period when defeasance is permitted),

•	the mortgage loans will not default or that the mortgage loans will default at any particular rate,

•	the actual pre-tax yields on, or any other distribution characteristics of, any class of offered certificates will correspond to any of the information shown in the tables set forth above, or

•	the total purchase prices of the offered certificates will be as assumed.

For federal income tax information reporting, the prepayment assumption used in reporting original issue discount for an offered certificate will be that—

•	no mortgage loan will otherwise be prepaid prior to maturity, and

•	there will be no extension of the maturity of any mortgage loan.

No representation is made that the mortgage loans will in fact be repaid in accordance with this assumption or that the IRS will not challenge on audit the prepayment assumption used. You must make your own decision as to the appropriate assumptions, including prepayment and default assumptions, to be used in deciding whether to purchase any offered certificates.

SERVICING OF THE MORTGAGE LOANS AND ADMINISTRATION OF THE TRUST FUND

General

The servicing and administration of the mortgage loans and any REO Properties will be governed by the pooling and servicing agreement. In this “Servicing of the Mortgage Loans and Administration of the Trust Fund” section, we describe some of the provisions of the pooling and servicing agreement relating to the servicing and administration of the mortgage loans and REO Properties. You should refer to the attached prospectus, in particular the section captioned “Description of the Pooling and Servicing Agreements”, for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

The master servicer and the special servicer will each be responsible for servicing and administering the mortgage loans and any REO Properties for which it is responsible, directly or through one or more primary servicers and sub-servicers, in accordance with the Servicing Standard.

In general, subject to the more specific discussions in the other subsections of this “Servicing of the Mortgage Loans and Administration of the Trust Fund” section, the master servicer will be responsible for the servicing and administration of—

•	all mortgage loans as to which no Servicing Transfer Event has occurred, and

•	all worked-out mortgage loans as to which no new Servicing Transfer Event has occurred.

If a Servicing Transfer Event occurs with respect to any such mortgage loan, that mortgage loan will not be considered to be “worked-out” until all applicable Servicing Transfer Events with respect to such mortgage loan have ceased to exist as contemplated by the definition of “Servicing Transfer Event” in the Glossary to this prospectus supplement.

The special servicer, on the other hand, will generally be responsible for the servicing and administration of each mortgage loan as to which a Servicing Transfer Event has occurred and is continuing. The special servicer will also be responsible for the administration of each REO Property.

The master servicer will transfer servicing of a mortgage loan to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan, if applicable, to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist. Notwithstanding the transfer of the servicing of any mortgage loan to the special servicer, the master servicer will continue to be responsible for providing various reports to the certificate administrator and/or the trustee, making any required monthly debt service advances and making any required servicing advances with respect to any specially serviced mortgage loans and REO Properties.

Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its obligations and duties under the pooling and servicing agreement, unless the same party acts in all or any two such capacities.

Subject to the restrictions and limitations of the pooling and servicing agreement, the trust advisor will generally conduct an annual review of the special servicer’s operational practices on a platform basis deployed against specially serviced mortgage loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the specially serviced mortgage loans. In addition, during any Collective Consultation Period or Senior Consultation Period, the trust advisor may consult with the special servicer with regard to asset status reports and certain other matters in connection with the servicing of the specially serviced mortgage loans, as described more fully below.

Servicing and Other Compensation and Payment of Expenses

The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

The master servicing fee:

•	will be earned with respect to each and every mortgage loan, including—

1.	each such mortgage loan that is a specially serviced mortgage loan,

2.	each such mortgage loan as to which the corresponding mortgaged property has become an REO Property, and

3.	each such mortgage loan as to which defeasance has occurred; and

•	in the case of each such mortgage loan, will—

1.	be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

2.	accrue at a master servicing fee rate, on a loan-by-loan basis,

3.	accrue on the same principal amount as interest accrues or is deemed to accrue from time-to-time with respect to that mortgage loan, and

4.	be payable monthly to the master servicer from amounts received with respect to interest on that mortgage loan or, upon liquidation of the mortgage loan, to the extent such interest collections are not sufficient, with respect to mortgage loans, from general collections on all the mortgage loans.

Some of the mortgage loans will be primary serviced or sub-serviced by a primary servicer or sub servicer, which will be entitled to a primary servicing fee or sub servicing fee with respect to each related mortgage loan. The rate at which the primary servicing fee or sub-servicing fee accrues for each such mortgage loan is included in the master servicing fee rate for that mortgage loan.

The master servicer will be entitled to designate a portion of the master servicing fee accrued at a specified rate per annum, the right to which portion will be transferable by the master servicer to other parties. That specified rate will be subject to reduction at any time following any resignation of the master servicer or any termination of the master servicer for cause, in each case to the extent reasonably necessary for the trustee to appoint a successor master servicer that satisfies the requirements of the pooling and servicing agreement.

Prepayment Interest Shortfalls. The pooling and servicing agreement will require the master servicer to make a non-reimbursable compensating interest payment on each distribution date in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the mortgage loans (other than specially serviced mortgage loans and mortgage loans on which the special servicer allowed or consented to the master servicer allowing a Principal Prepayment on a date other than the applicable due date) during the related collection period, and (ii) the aggregate of (A) that portion of its master servicing fees for the related distribution date that is, in the case of each and every mortgage loan and successor REO Property thereto for which such master servicing fees are being paid in the related collection period, calculated for this purpose at 0.01% per annum, and (B) all Prepayment Interest Excesses received by the master servicer during the related collection period; provided that the master servicer shall pay (without regard to clause (ii) above) the amount of any Prepayment Interest Shortfall otherwise described in clause (i) above incurred in connection with any Principal Prepayment received in respect of a mortgage loan during the related collection period to the extent such

Prepayment Interest Shortfall occurs as a result of the master servicer allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (w) subsequent to a default under the related mortgage loan documents, (x) pursuant to applicable law or a court order (including in connection with amounts collected as insurance proceeds or condemnation proceeds to the extent that such applicable law or court order limits the ability of the master servicer to apply the proceeds in accordance with the related mortgage loan documents), (y) at the request or with the consent of the special servicer or (z) during any Subordinate Control Period or Collective Consultation Period, at the request or with the consent of the subordinate class representative).

Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available Distribution Amount for that distribution date, as described under “Description of the Offered Certificates—Distributions” in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage loans during any collection period exceeds the total of any and all payments made by the master servicer with respect to the related distribution date to cover those Prepayment Interest Shortfalls with respect to the mortgage loans, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective classes of the principal balance certificates, in reduction of the interest distributable on those certificates, on a pro rata basis as and to the extent described under “Description of the Offered Certificates—Distributions—Interest Distributions” in this prospectus supplement.

Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be—

•	the special servicing fee,

•	the workout fee, and

•	the liquidation fee.

Special Servicing Fee. The special servicing fee:

•	will be earned with respect to—

1.	each specially serviced mortgage loan, if any, and

2.	each mortgage loan, if any, as to which the corresponding mortgaged property has become an REO Property;

•	in the case of each mortgage loan described in the foregoing bullet, will—

1.	be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

2.	accrue at a special servicing fee rate of 0.25% per annum, and

3.	accrue on the same principal amount as interest accrues or is deemed to accrue from time-to-time with respect to that mortgage loan; and

•

except as otherwise described in the next paragraph, will be payable monthly from related liquidation proceeds, insurance proceeds or condemnation proceeds (if any) and then from general collections on all the mortgage loans and any related REO Properties that are on deposit in the collection account from time-to-time.

Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each mortgage loan worked out by that special servicer. Except as otherwise described in the next sentence, the workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.00% to, each payment of interest, other than Default Interest, and each payment of principal received on the mortgage loan for so long as it remains a worked-out mortgage loan.

The workout fee with respect to any worked-out mortgage loan will cease to be payable if that worked-out mortgage loan again becomes a specially serviced mortgage loan or if the related mortgaged property becomes an REO Property. However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan after having again become a specially serviced mortgage loan.

In addition, the determination and payment of the workout fee with respect to any Corrected Mortgage Loan for which the amount of related Offsetting Modification Fees (as defined in the “Glossary” to this prospectus supplement) is greater than zero shall be adjusted in the following manner: (i) the Workout Fee Rate shall be multiplied by the aggregate amount of all the scheduled payments of principal and interest scheduled to become due under the terms of such Corrected Mortgage Loan during the period from the date when such mortgage loan becomes a Corrected Mortgage Loan to and including the maturity date of such Corrected Mortgage Loan, without discounting for present value (the resulting product, the “Workout Fee Projected Amount”); and (ii) either (a) if the amount of the Offsetting Modification Fees for such Corrected Mortgage Loan is greater than or equal to the Workout Fee Projected Amount for such Corrected Mortgage Loan, the special servicer shall not be entitled to any payments in respect of the workout fee with respect to such Corrected Mortgage Loan, or (b) if the amount of Offsetting Modification Fees for such Corrected Mortgage Loan is less than the Workout Fee Projected Amount, the special servicer shall be entitled to payments of the workout fee with respect to such Corrected Mortgage Loan, on the terms and conditions set forth in the pooling and servicing agreement without regard to this sentence, until the cumulative amount of such payments is equal to the excess of the Workout Fee Projected Amount over the Offsetting Modification Fees, after which date the special servicer shall not be entitled to any further payments in respect of the workout fee for such Corrected Mortgage Loan.

If the special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that were worked-out by it (or, except in circumstances where that special servicer is terminated for cause, as to which the circumstances that constituted the applicable Servicing Transfer Event were resolved but for the making of three monthly debt service payments according to that work-out) and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor to that special servicer will not be entitled to any portion of those workout fees.

Although workout fees are intended to provide the special servicer with an incentive to perform its duties better, the payment of any workout fee will reduce amounts distributable to the certificateholders.

Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan for which a full, partial or discounted payoff is obtained from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph. In each case, except as described in the next paragraph, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.00% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest and/or late payment charges.

In general, no liquidation fee will be payable based on, or out of, proceeds received in connection with the purchase or repurchase of any mortgage loan from the Trust Fund by (i) a Responsible Repurchase Party in connection with a material breach of representation or warranty or a material document defect in accordance with the related mortgage loan purchase agreement (if the purchase occurs prior to the end of the period, as the same may be extended, in which the Responsible Repurchase Party must cure, repurchase or substitute in respect of such circumstances),

(ii) any person in connection with a termination of the Trust Fund or (iii) another creditor of the related borrower or its owners pursuant to any intercreditor or other similar agreement, if the purchase occurs within 90 days after the creditor’s purchase option first becomes exercisable. In addition, no liquidation fee will be payable in connection with the payment of any Loss of Value Payment by a Responsible Repurchase Party if the Loss of Value payment is made within 90 days after the obligation to cure, repurchase or substitute the related mortgage loan arises.

In addition, if a liquidation fee otherwise becomes payable with respect a mortgage loan, then such liquidation fee payable to the special servicer with respect to such mortgage loan in the aggregate shall be reduced by the amount of any Offsetting Modification Fees.

Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts distributable to the certificateholders.

The pooling and servicing agreement will provide that, with respect to each collection period, the special servicer must deliver or cause to be delivered to the certificate administrator, without charge and within two business days following the end of such collection period, a report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates during the related collection period.

“Disclosable Special Servicer Fees” means, with respect to any mortgage loan or REO property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a mortgage loan and any purchaser of any mortgage loan or REO property) in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the pooling and servicing agreement, other than (1) any Permitted Special Servicer/Affiliate Fees (defined below) and (2) any special servicer compensation to which the special servicer is entitled pursuant to the pooling and servicing agreement.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, insurance commissions or fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any mortgage loan or REO Property, in each case, in accordance with the pooling and servicing agreement.

The pooling and servicing agreement will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the trust fund, any borrower, any manager, any guarantor or indemnitor in respect of a mortgage loan and any purchaser of any mortgage loan or REO Property) in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the pooling and servicing agreement, other than as expressly provided for in the pooling and servicing agreement; provided that such prohibition will not apply to Permitted Special Servicer/Affiliate Fees.

Additional Servicing Compensation. The master servicer will be entitled to the following items as additional master servicing compensation, to the extent that such items are actually collected on the mortgage loans:

•	100% of any defeasance fees;

•	(x) 50% of Modification Fees actually collected during the related collection period with respect to mortgage loans that are not specially serviced mortgage loans and paid in connection with a consent, approval or other action that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the pooling and servicing agreement and (y) 100% of Modification Fees actually collected during the related collection period with respect to mortgage loans that are not specially serviced mortgage loans and paid in connection with a consent, approval or other action that the master servicer is permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the pooling and servicing agreement;

•

100% of Assumption Fees collected during the related collection period with respect to mortgage loans that are not specially serviced mortgage loans in connection with a consent, approval or other action that the master servicer is permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the pooling and servicing agreement, and 50% of Assumption Fees collected during the related collection period with respect to mortgage loans that are not specially serviced mortgage loans in connection with a consent, approval or other action that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the pooling and servicing agreement;

•	100% of Assumption Application Fees collected during the related collection period with respect to mortgage loans that are not specially serviced mortgage loans;

•

100% of consent fees on mortgage loans that are not specially serviced mortgage loans in connection with a consent that involves no modification, waiver or amendment of the terms of any mortgage loan and is paid in connection with a consent the master servicer is permitted to grant in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the pooling and servicing agreement, and 50% of consent fees on mortgage loans that are not specially serviced mortgage loans in connection with a consent that involves no modification, waiver or amendment of the terms of any mortgage loan and is paid in connection with a consent that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the pooling and servicing agreement;

•	any and all amounts collected for checks returned for insufficient funds on all mortgage loans;

•

to the extent provided in the pooling and servicing agreement, all or a portion of charges for beneficiary statements or demands and other loan processing fees actually paid by the borrowers under the mortgage loans;

•	any Prepayment Interest Excesses arising from any principal prepayments on the mortgage loans;

•

interest or other income earned on deposits in the collection or other accounts maintained by the master servicer (but only to the extent of the net investment earnings, if any, with respect to any such account for each collection period and, further, in the case of a servicing account or reserve account, only to the extent such interest or other income is not required to be paid to any borrower under applicable law or under the related mortgage loan); and

•	a portion of late payment charges and Default Interest.

The special servicer will be entitled to the following items as additional special servicing compensation, to the extent that such items are actually collected on the mortgage loans:

•	100% of Modification Fees actually collected during the related collection period with respect to any specially serviced mortgage loans or successor REO mortgage loans;

•

50% of Modification Fees collected during the related collection period with respect to mortgage loans that are not specially serviced mortgage loans in connection with a consent, approval or other action that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the pooling and servicing agreement;

•

100% of Assumption Fees collected during the related collection period with respect to mortgage loans that are specially serviced mortgage loans, and 50% of Assumption Fees collected during the related collection period with respect to mortgage loans that are not specially serviced mortgage loans in connection with a consent, approval or other action that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the pooling and servicing agreement;

•	100% of Assumption Application Fees collected during the related collection period with respect to mortgage loans that are specially serviced mortgage loans;

•

100% of consent fees on mortgage loans that are specially serviced mortgage loans in connection with a consent that involves no modification, waiver or amendment of the terms of any mortgage loan, and 50% of consent fees on mortgage loans that are not specially serviced mortgage loans in connection with a consent that involves no modification, waiver or amendment of the terms of any mortgage loan and is paid in connection with a consent that the master servicer is not permitted to take in the absence of the consent or approval (or deemed consent or approval) of the special servicer under the pooling and servicing agreement;

•

to the extent provided in the pooling and servicing agreement, all or a portion of charges for beneficiary statements or demands and other loan processing fees actually paid by the borrowers under the mortgage loans;

•

50% of the other loan processing fees actually paid by the borrowers under the mortgage loans that are not specially serviced mortgage loans to the extent that the consent of the special servicer is required in connection with the associated action, and 100% of other loan processing fees actually paid by the borrowers under the mortgage loans that are specially serviced mortgage loans;

•

interest or other income earned on deposits in the REO account and the loss of value reserve account maintained by the special servicer (but only to the extent of the net investment earnings, if any, with respect to such REO account for each collection period); and

•	a portion of late payment charges and Default Interest.

Midland, the special servicer, has advised the depositor that it may, and the pooling and servicing agreement will authorize the special servicer, to enter into one or more arrangements with the majority subordinate certificateholder and/or the subordinate class representative, or any other person(s) that may be entitled to remove or replace the special servicer, to provide for the payment by the special servicer to such party or parties of certain of the special servicer’s compensation hereunder, whether in consideration of the special servicer’s appointment or continuation of appointment as special servicer in connection with the pooling and servicing agreement, limitations on such parties’ right to terminate or replace the special servicer in connection with the pooling and servicing agreement or otherwise. If the special servicer exercises the authority described in the preceding sentence, any and all obligations pursuant to any such agreement shall constitute obligations solely of the special servicer and not of any other party hereto. If the special servicer enters into such an agreement and one or more other person(s) thereafter become the applicable majority subordinate certificateholder and/or the subordinate class representative, or becomes entitled to remove or replace the special servicer, as applicable, such agreement shall not be binding on such other person(s), nor may it limit the rights that otherwise inure to the benefit of such other person(s)

as the majority subordinate certificateholder and/or the subordinate class representative, as applicable, or as a party otherwise entitled to remove or replace the special servicer, in the absence of such other persons(s)’ express written consent, which may be granted or withheld in their sole discretion.

Compensation of the Trust Advisor. The principal compensation to be paid to the trust advisor with respect to its advisory activities will be the trust advisor fee.

The trust advisor fee:

•	will be earned with respect to each and every mortgage loan, including, without limitation—

1.	each such mortgage loan, if any, that is a specially serviced mortgage loan,

2.	each such mortgage loan, if any, as to which the corresponding mortgaged property has become an REO Property, and

3.	each such mortgage loan as to which defeasance has occurred; and

•	in the case of each such mortgage loan, will—

1.	be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

2.	accrue at a trust advisor fee rate, on a loan-by-loan basis,

3.	accrue on the same principal amount as interest accrues or is deemed to accrue from time-to-time with respect to that mortgage loan, and

4.	be payable monthly to the trust advisor from amounts received with respect to interest on that mortgage loan or, upon liquidation of the mortgage loan, to the extent such interest collections are not sufficient, from general collections on all the mortgage loans.

The trust advisor ongoing fee rate with respect to any distribution date will be 0.0021% per annum.

In addition, as additional compensation for its activities under the pooling and servicing agreement, the trust advisor shall be entitled to receive the trust advisor consulting fee. The trust advisor consulting fee shall be payable, subject to the limitations set forth below, in an amount equal to $10,000 in connection with each Material Action for which the trust advisor engages in consultation under the pooling and servicing agreement; provided, however, that (i) no such fee shall be paid except to the extent such fee is actually paid by the related borrower (and in no event shall such fee be paid from the Trust Fund); (ii) the trust advisor shall be entitled to waive all or any portion of such fee in its sole discretion and (iii) the master servicer or the special servicer, as applicable, shall be authorized to waive the borrower’s payment of such fee in whole or in part if the master servicer or the special servicer, as applicable, (A) determines that such waiver is consistent with the Servicing Standard and (B) consults with the trust advisor prior to effecting such waiver. In connection with each Material Action for which the trust advisor has consultation rights under the pooling and servicing agreement, the master servicer or the special servicer, as applicable, must use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable trust advisor consulting fee from the related borrower, in each case only to the extent that such collection is not prohibited by the related mortgage loan documents. In no event may the master servicer or the special servicer, as applicable, take any enforcement action in connection with the collection of such trust advisor consulting fee, except that such restrictions shall not be construed to prohibit requests for payment of such trust advisor consulting fee.

Investment of Accounts. Each of the master servicer and the special servicer will be authorized to invest or direct the investment of funds held in any collection account, escrow and/or reserve account or REO account maintained by it, in Permitted Investments. See “—Collection Account” below. The master servicer or special servicer—

•	will be entitled to retain any interest or other income earned on those funds, and

•

will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for the benefit of the master servicer or special servicer, as applicable.

Neither the master servicer nor the special servicer will be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

Payment of Servicing Expenses; Servicing Advances. Each of the master servicer, the special servicer and the trustee will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its activities under the pooling and servicing agreement. The master servicer, the special servicer and the trustee will not be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master servicer or the special servicer in connection with the servicing or administration of a mortgage loan and any related mortgaged properties as to which a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO Property, will be servicing advances. The pooling and servicing agreement may also designate certain other expenses as servicing advances. Subject to the limitations described below, the master servicer will be required to make any servicing advances relating to any mortgage loan or REO Property, including any servicing advances relating to any mortgage loan or REO Properties. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

The special servicer must notify the master servicer whenever a servicing advance is required to be made with respect to any specially serviced mortgage loan or REO Property, and the master servicer must make the servicing advance unless the master servicer determines such advance to be a nonrecoverable advance, except that the special servicer must make any necessary emergency advances on a specially serviced mortgage loan or REO Property. If the special servicer makes an emergency servicing advance, the master servicer must reimburse the special servicer for such emergency servicing advance, upon which the master servicer will be deemed to have made the servicing advance. Notwithstanding the foregoing, the master servicer need not so reimburse an emergency servicing advance that it determines to be a nonrecoverable advance but such servicing advance, like other nonrecoverable advances, may be reimbursed to the special servicer from amounts on deposit in the master servicer’s collection account.

If the master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within ten days after the servicing advance is required to be made, then the trustee will be required:

•	if it has actual knowledge of the failure, to give the defaulting party notice of its failure, and

•	if the failure continues for one more business day, to make the servicing advance.

Except for the master servicer, the special servicer or the trustee as described above, no person will be required to make any servicing advances with respect to any mortgage loan or related mortgaged property or REO Property.

Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that it determines, in its reasonable, good faith judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines, in its reasonable, good faith judgment, is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO Properties on deposit in the collection account from time-to-time. The trustee may conclusively rely on the determination of the master servicer or the special servicer regarding the nonrecoverability of any servicing advance. Absent bad faith, the determination by any authorized person that an advance constitutes a nonrecoverable advance as described above will be conclusive and binding.

Any servicing advance (with interest) that has been determined to be a nonrecoverable advance with respect to the mortgage pool will be reimbursable from the collection account in the collection period in which the nonrecoverability determination is made and in subsequent collection periods. Any reimbursement of a nonrecoverable servicing advance (including interest accrued thereon) will be made first from the principal portion of current debt service advances and payments and other collections of principal on the mortgage pool (thereby reducing the Principal Distribution Amount otherwise distributable on the principal balance certificates on the related distribution date) prior to the application of any other general collections on the mortgage pool against such reimbursement. To the extent that the amount representing principal is insufficient to fully reimburse the party entitled to the reimbursement, then such party may elect at its sole option and in its sole discretion to defer the reimbursement of some or all of the portion that exceeds such amount (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for consecutive periods up to twelve months (provided that any such deferral exceeding six months will require, during the occurrence and continuance of any Subordinate Control Period, the consent of the subordinate class representative) and any election to so defer shall be deemed to be in accordance with the Servicing Standard or any duty under the pooling and servicing agreement; provided that no such deferral shall occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement. To the extent that the reimbursement is made from principal collections, the Principal Distribution Amount otherwise distributable on the principal balance certificates on the related distribution date will be reduced and a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) to reduce the aggregate principal balance of the certificates on that distribution date. To the extent that reimbursement is made from other collections, the funds available to make distributions to certificateholders of their interest distribution amounts on the related distribution date may be reduced, causing a shortfall in interest distributions on the offered certificates. The master servicer or the trustee, as applicable, must give the Rating Agencies at least 15 days’ notice (in accordance with the procedures regarding Rule 17g-5 set forth in the pooling and servicing agreement) prior to any reimbursement to it of nonrecoverable advances from amounts in the collection account or distribution account, as applicable, allocable to interest on the mortgage loans unless (1) that party determines in its sole discretion that waiting 15 days after such a notice could jeopardize its ability to recover such nonrecoverable advances, (2) changed circumstances or new or different information becomes known to that party that could affect or cause a determination of whether any advance is a nonrecoverable advance or whether to defer reimbursement of a nonrecoverable advance or the determination in clause (1) above, or (3) in the case of the master servicer, it has not timely received from the trustee information requested by the master servicer to consider in determining whether to defer reimbursement of a nonrecoverable advance. If any of the circumstances described in clause (1), clause (2) or clause (3) above apply, the master servicer or trustee, as applicable, must give each Rating Agency notice (in accordance with the procedures regarding Rule 17g-5 set forth in the pooling and servicing agreement) of the anticipated reimbursement as soon as reasonably practicable.

Additionally, in the event that any servicing advance (including any interest accrued thereon) with respect to a mortgage loan remains unreimbursed following the time that such mortgage loan is modified while a specially serviced mortgage loan, the master servicer or the trustee will be entitled to reimbursement for that advance (even though that advance has not been determined to be nonrecoverable), on a monthly basis, out of — but solely out of — the principal portion of current debt service advances and payments and other collections of principal on all the mortgage loans after the application of those principal advances and principal payments and collections to reimburse any party for nonrecoverable servicing advances (as described in the prior paragraph) and/or nonrecoverable debt service advances as described under “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement (thereby reducing the Principal Distribution Amount otherwise distributable on the related distribution date) or collections on the related mortgage loan intended as a reimbursement of such advance. If any such advance is not reimbursed in whole in respect of any distribution date due to insufficient principal advances and principal collections during the related collection period, then the portion of that advance which remains unreimbursed will be carried over (with interest thereon continuing to accrue) for reimbursement on the following distribution date (to the extent of principal collections available for that purpose). If any such advance, or any portion of any such advance, is determined, at any time during this reimbursement process, to be ultimately nonrecoverable out of collections on the related mortgage loan or is determined, at any time during the reimbursement process, to be ultimately nonrecoverable out of the principal portion of debt service advances and payments and other collections of principal on all the mortgage loans, then the master servicer or the trustee, as applicable, will be entitled to immediate reimbursement as a nonrecoverable advance in an amount equal to the portion of that advance that remains outstanding, plus accrued interest (as described in the preceding paragraph). The reimbursement of advances on worked-out loans from principal advances and collections of principal as described in the first sentence of this paragraph during any collection period will result in a reduction of the Principal Distribution Amount otherwise distributable on the principal balance certificates on the related distribution date but will not result in the allocation of a Realized Loss on such distribution date (although a Realized Loss may subsequently arise if the amount reimbursed to the master servicer or the trustee ultimately turns out to be nonrecoverable from the proceeds of the mortgage loan).

Insofar as the special servicer may make servicing advances, it will have the same rights described above as the master servicer and the trustee.

The pooling and servicing agreement will also permit the master servicer, and require the master servicer at the direction of the special servicer if a specially serviced mortgage loan or REO Property is involved, to pay directly out of the collection account any servicing expense that, if advanced by the master servicer or special servicer, would not be recoverable (together with interest on the advance) from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer or the special servicer, as the case may be, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the certificateholders.

The master servicer, the special servicer and the trustee will each be entitled to receive interest on servicing advances made by that entity. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the “Money Rates” section of The Wall Street Journal, as that prime rate may change from time-to-time. Interest accrued with respect to any servicing advance will generally be payable at any time on or after the date when the advance is reimbursed, in which case the payment will be made out of general collections on the mortgage loans and any REO Properties on deposit in the collection account, thereby reducing amounts available for distribution on the certificates. Under some circumstances, Default Interest and/or late payment charges may be used to pay interest on advances prior to making payment from those general collections, but prospective investors should assume that the available amounts of Default Interest and late payment charges will be de minimis.

Trust Advisor Expenses. The trust advisor will be entitled to payments of indemnification amounts or certain Additional Trust Fund Expenses payable to the trust advisor pursuant to the pooling and servicing agreement (in addition to the trust advisor ongoing fee and the trust advisor consulting fee), which we refer to as “trust advisor expenses”. In general, the amount of trust advisor expenses reimbursable to the trust advisor on each distribution date must not exceed the sum of

(i) the portion of the Principal Distribution Amount for such distribution date otherwise distributable to the principal balance certificates that are not Control-Eligible Certificates and (ii) the aggregate amount of distributable certificate interest (calculated without regard to the reduction of trust advisor expenses for such distribution date, in each case, allocable to the principal balance certificates (other than the Control-Eligible Certificates) other than the Class A-1, A-2, A-3, A-4, X-A and X-B certificates for such distribution date. Amounts so reimbursed on each distribution date will be allocated and borne by the certificateholders to the extent and in the manner described under “Description of the Offered Certificates—Distributions—Interest Distributions” and “—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses”. Any amount of trust advisor expenses that are not reimbursed on a distribution date because of the limitations set forth in the immediately preceding sentence will be payable on the next distribution date to the extent funds are sufficient, in accordance with such limitations, to make such payments. Notwithstanding these provisions, trust advisor expenses incurred in connection with legal proceedings that are pending or threatened against the trust advisor at the time of its discharge will be Designated Trust Advisor Expenses and, as such, will not be subject to the limitations described above and will instead be treated in substantially the same manner as other unanticipated expenses of the Trust Fund for purposes of payment by the Trust Fund and allocation between the various classes of certificateholders.

Asset Status Reports

No later than 45 days after the occurrence of a Servicing Transfer Event with respect to any specially serviced mortgage loan, the special servicer must, in general, deliver to the subordinate class representative, among others, an asset status report with respect to that mortgage loan and the related mortgaged property or properties. That asset status report is required to include the following information to the extent reasonably determinable:

•	a summary of the status of the subject specially serviced mortgage loan and any negotiations with the related borrower;

•

a discussion of the general legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies set forth in the pooling and servicing agreement and to the enforcement of any related guaranties or other collateral for the related specially serviced mortgage loan and whether outside legal counsel has been retained;

•	the most current rent roll and income or operating statement available for the related mortgaged property or properties;

•	a summary of the special servicer’s recommended action with respect to the specially serviced mortgage loan;

•	the appraised value of the related mortgaged property or properties, together with the assumptions used in the calculation thereof; and

•	such other information as the special servicer deems relevant in light of the Servicing Standard.

Each asset status report will be required to be delivered to the subordinate class representative (during a Subordinate Control Period or Collective Consultation Period), the trust advisor (during a Collective Consultation Period or Senior Consultation Period), the master servicer, the certificate administrator (upon request), the Rule 17g-5 Information Provider (which will be required to promptly post the report to the Rule 17g-5 Information Provider’s website) and, on the second business day following delivery to the Rule 17g-5 Information Provider, the Rating Agencies. During a Subordinate Control Period, if the subordinate class representative does not disapprove an asset status report within ten business days, the special servicer will be required to implement the recommended action as outlined in the asset status report. In addition, during a Subordinate Control Period, the subordinate class representative may object to any asset status report within ten business days of receipt; provided, however, that the special servicer will be required to implement the recommended action as outlined in the asset status report if it makes a determination in accordance with the Servicing Standard that the objection is not in the best interest of all the certificateholders (as a collective whole, as if they together constituted a single lender). If, during a Subordinate Control Period, the subordinate class representative disapproves the asset status report and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the asset status report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. During a Subordinate Control Period, the special servicer will be required to revise the asset status report until the subordinate class representative fails to disapprove the revised asset status report as described above, until the subordinate class representative’s approval is no longer required or until the special servicer makes a determination that the objection is not in the best interests of the certificateholders. In the event that, during a Subordinate Control Period, the subordinate class representative and the special servicer have not agreed upon an asset status report within 90 days following the subordinate class representative’s receipt of the initial asset status report, the special servicer will implement the actions described in the most recent asset status report submitted by the special servicer to the subordinate class representative.

In addition, the special servicer will be required to deliver a summary (as approved by the subordinate class representative if a Subordinate Control Period is in effect) of each Final Asset Status Report to the certificate administrator. Upon receipt of such summary, the certificate administrator will be required to post such summary on its website.

A “Final Asset Status Report”, with respect to any specially serviced mortgage loan, means each related asset status report, together with such other data or supporting information provided by the special servicer to the subordinate class representative, in each case prepared in connection with the workout or liquidation of such specially serviced mortgage loan and which, in any event, will not include any Privileged Information; provided that no asset status report shall be considered to be a Final Asset Status Report unless, during a Subordinate Control Period, the subordinate class representative has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent, or has been deemed to approve or consent to such action.

During any Collective Consultation Period, each of the subordinate class representative and the trust advisor will be entitled to consult on a non-binding basis with the special servicer and propose possible alternative courses of action and provide other feedback in respect of any asset status report, and the special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the subordinate class representative and/or the trust advisor. The special servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the subordinate class representative and/or the trust advisor. Consultation with the trust advisor will occur in the manner described under “—The Trust Advisor” below.

During any Senior Consultation Period, the trust advisor will be entitled to consult on a non-binding basis with the special servicer and propose possible alternative courses of action and provide other feedback in respect of any asset status report, and the special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the trust advisor. The special servicer may revise the asset status reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the trust advisor. The interaction with the trust advisor will occur in the manner described under “—The Trust Advisor” below.

Also notwithstanding the provisions described above, in connection with any asset status report, the subordinate class representative and the trust advisor may not direct or advise the special servicer to act, and the special servicer is to ignore any direction for it to act, in any manner that would—

•	require or cause the special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the pooling and servicing agreement, including that party’s obligation to act in accordance with the Servicing Standard and the REMIC provisions of the Code;

•	result in an adverse tax consequence for the Trust Fund;

•

expose the Trust, the parties to the pooling and servicing agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any claim, suit or liability; or

•	materially expand the scope of the master servicer’s or the special servicer’s responsibilities under the pooling and servicing agreement.

The Majority Subordinate Certificateholder and the Subordinate Class Representative

The Majority Subordinate Certificateholder. The majority subordinate certificateholder will be the holder(s) of a majority interest in (i) during a Subordinate Control Period, the most subordinate class among the Class E, F and G Certificates that has an aggregate principal balance, net of appraisal reduction amounts allocable thereto, that is at least equal to 25% of its total initial principal balance or (ii) during a Collective Consultation Period, the most subordinate class among the Class E, F and G certificates that has an aggregate principal balance, without regard to appraisal reduction amounts, that is at least equal to 25% of its total initial principal balance.

During any Subordinate Control Period, the majority subordinate certificateholder, or the subordinate class representative on its behalf, will have the right to terminate the special servicer, with or without cause, and appoint itself or an affiliate or another person as the successor special servicer. It will be a condition to such appointment that each Rating Agency confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates. It is anticipated that RREF CMBS AIV, LP, an affiliate of Rialto Real Estate Fund, LP, will purchase all the Class E, F and G certificates on the Closing Date and become the initial majority subordinate certificateholder.

Subordinate Class Representative. The majority subordinate certificateholder will have a continuing right to appoint, remove or replace a subordinate class representative in its sole discretion. This right may be exercised at any time and from time-to-time. The subordinate class representative may resign at any time.

Rights and Powers of Subordinate Class Representative. During any Subordinate Control Period, (i) the subordinate class representative generally will be entitled to approve or disapprove asset status reports and (ii) the special servicer generally will not be permitted to take or consent to the master servicer taking any Material Action not otherwise covered by an approved asset status report, unless and until the special servicer has notified the subordinate class representative and the subordinate class representative has consented (or failed to object) thereto in writing within ten business days (or, in connection with a leasing matter, five business days, or in connection with an Acceptable Insurance Default, 30 days) of having been notified thereof in writing and provided with all reasonably requested information by it (or, in the case of a proposed action for which the master servicer has requested approval from the special servicer, within any shorter period during which that special servicer is initially entitled to withhold consent without being deemed to have approved the action). However, the special servicer may take any Material Action (or consent to the master servicer taking a Material Action) without waiting for the response of the subordinate class representative if the special servicer determines that immediate action is necessary to protect the interests of the certificateholders as a collective whole. Furthermore, during a Subordinate Control Period, the subordinate class representative may, in general, direct the special servicer to take, or to refrain from taking, any actions as that representative may deem advisable with respect to the servicing and administration of specially serviced mortgage loans and REO Properties or as to which provision is otherwise made in the pooling and servicing agreement. During a Subordinate Control Period, the majority subordinate certificateholder, or the subordinate class representative on its behalf, will have the right to remove the existing special servicer, with or without cause, and appoint a successor to the special servicer as described under “—Replacement of the Special Servicer” below.

During any Collective Consultation Period, the subordinate class representative will have consultation rights (in addition to those of the trust advisor) with respect to Material Actions not otherwise covered by an asset status report as to which the subordinate class representative has been consulted. During any Collective Consultation Period or Senior Consultation Period, the majority subordinate certificateholder and the subordinate class representative will have no right to remove the existing special servicer.

Also notwithstanding the provisions described above, the subordinate class representative may not direct or advise the special servicer to act, and the special servicer is to ignore any direction for it to act, in any manner that would—

•

require or cause the special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the pooling and servicing agreement, including that party’s obligation to act in accordance with the Servicing Standard and the REMIC provisions of the Code;

•	result in an adverse tax consequence for the Trust Fund;

•

expose the Trust, the parties to the pooling and servicing agreement or any of their respective affiliates, members, managers, officers, directors, employees or agents, to any claim, suit or liability; or

•	materially expand the scope of the master servicer’s or the special servicer’s responsibilities under the pooling and servicing agreement.

When reviewing this “Servicing of the Mortgage Loans and Administration of the Trust Fund” section, it is important that you consider the effects that the rights and powers of the subordinate class representative discussed above could have on the actions of the special servicer.

Liability to Borrowers. In general, any and all expenses of the subordinate class representative are to be borne by the holders of the appointing class, in proportion to their respective percentage interests in that class, and not by the Trust Fund. However, if a claim is made against the subordinate class representative by a borrower with respect to the pooling and servicing agreement or any particular mortgage loan and the Trust or a party to the pooling and servicing agreement is also named in the relevant legal action, the special servicer will generally assume the defense of the claim on behalf of and at the expense of the Trust Fund, provided that the special servicer (in its sole judgment) determines that the subordinate class representative acted in good faith, without negligence or willful misfeasance with regard to the particular matter at issue.

No Liability to the Trust Fund and Certificateholders. The pooling and servicing agreement will provide that each certificateholder, by its acceptance of its related certificate, will be deemed to have acknowledged and agreed that (i) the subordinate class representative may have special relationships and interests that conflict with those of holders and owners of one or more classes of certificates; (ii) the subordinate class representative may act solely in the interests of the holders of the Class E, F and/or G certificates; (iii) the subordinate class representative does not have any duties to the Trust Fund or to the holders of any class of certificates; (iv) the subordinate class representative may take actions that favor the interests of the holders of the Class E, F, and/or G certificates over the interests of the holders of one or more other classes of certificates; (v) the subordinate class representative will have no liability whatsoever to the Trust Fund, the certificateholders or any borrower for having acted as described in this paragraph, or in exercising its rights, powers and privileges, in taking any action or refraining from taking any action, or in giving any consent or failing to give any consent, in each case, pursuant to the pooling and servicing agreement; and (vi) no certificateholder may take any action whatsoever against the subordinate class representative or any affiliate, director, officer, employee, shareholder, member, partner, agent or principal thereof as a result of the subordinate class representative having acted in the manner described in this paragraph, or a result of the special relationships or interests described in this paragraph.

The Trust Advisor

General. The trust advisor will agree in the pooling and servicing agreement to perform specified services for the benefit of the trustee on behalf of the Trust. The trust advisor will perform certain review duties on a platform basis that will generally include a limited annual review of and report regarding the special servicer to the certificate administrator. The review and report generally will be based on: (a) during a Subordinate Control Period, any Final Asset Status Reports delivered to the trust advisor by the special servicer, (b) during a Collective Consultation Period or Senior Consultation Period, any asset status report and certain additional information delivered to the trust advisor by the special servicer and/or (c) during a Senior Consultation Period, in addition to the foregoing, a meeting with the special servicer to conduct a limited review of the special servicer’s operational practices on a platform basis in light of the Servicing Standard. In addition, during any Collective Consultation Period or Senior Consultation Period, the trust advisor will consult with the special servicer with regard to certain matters with respect to its servicing of the specially serviced mortgage loans to the extent described in this prospectus supplement and set forth in the pooling and servicing agreement.

The obligations of the trust advisor under the pooling and servicing agreement are solely to provide analytical and reporting services. When we use the words “consult”, “recommend” or words of similar import in respect of the trust advisor and any servicing action or inaction, we are referring to the trust advisor’s analytical and reporting services, and not to a duty to make recommendations for or against any servicing action. Although the trust advisor must consider the Servicing Standard in its analysis, the trust advisor will not itself be bound by the Servicing Standard. The trust advisor will have no liability to any certificateholders, or any particular certificateholder, for actions taken or not taken under the pooling and servicing agreement. No other party to the pooling and servicing agreement, and no subordinate class representative, will have any duty to monitor or supervise the performance by the trust advisor of its duties under the pooling and servicing agreement. The trust advisor is not an “advisor” for any purpose other than as specifically set forth in the pooling and servicing agreement and is not an advisor to any person, including without limitation any certificateholder. See “Risk Factors—Risks Relating to the Offered Certificates—You Will Have Limited Ability To Control the Servicing of the Mortgage Loans and the Parties with Control Over the Servicing of the Mortgage Loans May Have Interests that Conflict with Your Interests” in this prospectus supplement and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” in this prospectus supplement below. For the avoidance of doubt, the trust advisor is not an Investment Adviser within the meaning of the Investment Company Act of 1940, as amended.

The ability to perform the duties of the trust advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the trust advisor and the accuracy and the completeness of such information. In addition, it is possible that the lack of access to Privileged Information or the special servicer’s failure to schedule or attend an annual meeting or to provide appropriate staff at such meeting may limit or prohibit the trust advisor from performing its annual reporting duties under the pooling and servicing agreement in which case any annual report will describe any resulting limitations or prohibitions.

Annual Reports and Meeting

Based on (a) the trust advisor’s review of (i) during any Subordinate Control Period, any previously identified Final Asset Status Reports delivered to the trust advisor by the special servicer, and (ii) during any Collective Consultation Period or Senior Consultation Period, any asset status reports and other information delivered to the trust advisor by the special servicer, and (b) during a Senior Consultation Period, in addition to the applicable information described above, the trust advisor’s meeting with the special servicer as described below, the trust advisor will prepare an annual report to be provided to the certificate administrator for the benefit of the certificateholders (and made available through the Certificate Administrator’s Website) setting forth its assessment of the special servicer’s overall performance of its duties under the pooling and servicing agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans (or, during any Subordinate Control Period, with respect to the resolution and liquidation of specially serviced mortgage loans with respect to which a Final Asset Status Report has been issued) and with respect to each Final Asset Status Report during the prior calendar year. No annual report will be required with respect to any calendar year in which no asset status report is prepared (or, during a Subordinate Control Period, finalized) in connection with any specially serviced mortgage loan or REO Property. The trust advisor will provide the master servicer, the special servicer and (during any Subordinate Control Period or Collective Consultation Period) the subordinate class representative with a copy of such annual report. Each of the special servicer and the subordinate class representative must be given an opportunity to review any annual report produced by the trust advisor at least ten days prior to the delivery thereof to the certificate administrator. In the event that the trust advisor has provided for review to the special servicer a trust advisor annual report containing an assessment of the performance of the special servicer that in the reasonable view of the special servicer presents a negative assessment of the special servicer’s performance, the special servicer will be permitted to provide to the trust advisor reasonably limited non-privileged information and documentation, in each case that is relevant to the facts upon which the trust advisor has based such assessment, and the trust advisor will undertake a reasonable review of such additional limited non-privileged information and documentation prior to finalizing its annual assessment.

Forms of annual report are attached to this prospectus supplement as Annexes D-1 and D-2. In each annual report, the trust advisor will identify any material deviations of which it has actual knowledge by the special servicer (i) from the trust advisor’s understanding of the Servicing Standard and (ii) from the special servicer’s obligations under the pooling and servicing agreement with respect to the resolution and liquidation of specially serviced mortgage loans. Each annual report will be required to comply with the confidentiality requirements described in this prospectus supplement regarding Privileged Information and set forth in the pooling and servicing agreement.

No annual report shall be required with respect to any calendar year in which no asset status report is prepared (or, during a Subordinate Control Period, finalized) in connection with a specially serviced mortgage loan or REO property.

As used in this prospectus supplement, “Privileged Information” means (i) any correspondence between the subordinate class representative and the special servicer related to any specially serviced mortgage loan or the exercise of the subordinate class representative’s consent or consultation rights under the pooling and servicing agreement, and (ii) any information that the special servicer has reasonably determined could compromise the Trust Fund’s position in any ongoing or future negotiations with the related borrower or other interested party.

Within 60 days following the end of each calendar year during a Senior Consultation Period, the trust advisor will be required to meet with representatives of the special servicer and, subject to the limitations described in this prospectus supplement or as otherwise set forth in the pooling and servicing agreement, review certain operational activities related to specially serviced mortgage loans as described in the pooling and servicing agreement. During such annual meeting, the trust advisor will discuss the special servicer’s operational practices in light of the Servicing Standard and the special servicer’s obligations under the pooling and servicing agreement and may discuss the special servicer’s stated policies and procedures, operational controls and protocols, risk management systems, technological infrastructure (systems), intellectual resources, the special servicer’s reasoning for believing they are in compliance with the pooling and servicing agreement and other pertinent information the trust advisor may consider relevant, in each case, in so far as such information relates to the resolution or liquidation of specially serviced mortgage loans. The trust advisor will be required to provide the special servicer with at least 30 days prior written notice of the date proposed for an annual meeting. The trust advisor and the special servicer will determine a mutually acceptable date for the annual meeting and the trust advisor will be required to deliver, at least 14 days prior to such annual meeting, a proposed written agenda to the special servicer, including the identity, if any, of the Final Asset Status Report(s) that shall be discussed during the annual meeting.

During any Collective Consultation Period or Senior Consultation Period, the trust advisor and the special servicer may discuss any of the asset status reports produced with respect to any specially serviced mortgage loan as part of the trust advisor’s annual assessment of the special servicer. The special servicer will be required to make available servicing officers with relevant knowledge regarding the applicable specially serviced mortgage loans and the related platform level information for each annual meeting.

Subordinate Control Period. During a Subordinate Control Period, the trust advisor’s obligations will be limited to the general reviews described in this prospectus supplement and as set forth in the pooling and servicing agreement and generally will not involve an assessment of specific actions of the special servicer and, in any event, will be subject to limitations described in this prospectus supplement and as set forth in the pooling and servicing agreement.

The trust advisor shall not be required, in connection with any annual report during a Subordinate Control Period, to consider any specially serviced mortgage loan or REO property with respect to which a Final Asset Status Report was not issued during the most recently ended calendar year.

During any Subordinate Control Period, the special servicer will deliver to the trust advisor each Final Asset Status Report. The trust advisor will be obligated to keep confidential, subject to the exceptions described in the following paragraph, any Privileged Information received from the special servicer or subordinate class representative in connection with the subordinate class representative’s exercise of any rights under the pooling and servicing agreement (including, without limitation, in connection with any asset status report) or otherwise in connection with the certificates.

The trust advisor, the trust advisor’s subcontractors and the trust advisor’s affiliates will not disclose such Privileged Information so received from the special servicer or subordinate class representative to any other person (including any certificateholders which are not then holders of the Control-Eligible Certificates), other than to the other parties to the pooling and servicing agreement, to the extent expressly required by the pooling and servicing agreement, unless the trust advisor is, as evidenced by an opinion of counsel to the trust advisor, the special servicer, the subordinate class representative and the certificate administrator, otherwise required by applicable law, rule, regulation, order, judgment or decree to disclose such information. If any party to the pooling and servicing agreement (other than the special servicer) so receives any such Privileged Information from the trust advisor or its affiliates and has been advised that such information is Privileged Information, then such party will be prohibited from disclosing such information received by it from the trust advisor or its affiliates to any other person (including in connection with preparing any responses to any investor-submitted inquiries posed on the Investor Q&A Forum), except to the extent that (a) the special servicer and the subordinate class representative have consented in writing to its disclosure, (b) such Privileged Information becomes generally available and known to the public, other than as a result of a disclosure directly or indirectly by such party, (c) it is reasonable and necessary for such party to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies, (d) such Privileged Information was already known to such party and not otherwise subject to a confidentiality obligation, and/or (e) such disclosure is required by applicable law, rule, regulation, order, judgment or decree. Notwithstanding the foregoing, the trust advisor will be permitted to share Privileged Information with its affiliates and any subcontractors of the trust advisor to the extent necessary and for the sole purpose of permitting the trust advisor to perform its duties under the pooling and servicing agreement, to the extent such parties agree in writing to be bound by the same confidentiality provisions applicable to the trust advisor, which will inure to the benefit of the subordinate class representative.

In addition, during any Subordinate Control Period, the special servicer will forward any Appraisal Reduction Amount calculations and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced mortgage loan to the trust advisor after they have been finalized, and the trust advisor may review such calculations in support of its annual report on the special servicer’s activities but shall not opine on, or otherwise call into question (whether in the annual report or otherwise), such Appraisal Reduction Amount calculations and/or net present value calculations.

Consultation of the Trust Advisor During a Collective Consultation Period or Senior Consultation Period. During any Collective Consultation Period or Senior Consultation Period, the special servicer will promptly deliver each asset status report prepared in connection with the workout or liquidation of a specially serviced mortgage loan to the trust advisor and, during a Collective Consultation Period, the subordinate class representative. The trust advisor will be required to provide comments to the special servicer in respect of the asset status reports, if any, within ten business days of receipt, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the certificateholders (including any holders of Control-Eligible Certificates), as a collective whole in accordance with the Servicing Standard. In addition, during any Collective Consultation Period or Senior Consultation Period, the Trust Advisor will be required to consult on a non-binding basis with the special servicer with respect to Material Actions (regardless of whether such Material Actions are covered by an asset status report) if so requested by the special servicer. Any such consultation during a Collective Consultation Period will be in addition to any consultation between the subordinate class representative. Notwithstanding the provision described in the preceding sentence or any other provision of the pooling and servicing agreement to the contrary, the trust advisor will have no obligation to consult with respect to collateral substitutions, assignments, insurance policies, borrower substitutions, lease modifications and amendments and other similar actions that the special servicer may perform under the pooling and servicing agreement to the extent such actions do not relate to the restructuring, resolution, sale or liquidation of a specially serviced mortgage loan or REO property.

The special servicer will be obligated to consider such written alternative courses of action and any other feedback provided by the trust advisor and, during any Collective Consultation Period, the subordinate class representative. The special servicer will revise the asset status reports as it deems necessary to take into account such input and/or comments, to the extent the special servicer determines that the trust advisor’s and/or subordinate class representative’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the certificateholders, taking into account the interests of all of the certificateholders as a collective whole.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the trust advisor or a recommendation of the trust advisor that would require or cause the special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the pooling and servicing agreement, including that party’s obligation to act in accordance with the Servicing Standard and the REMIC provisions of the Code or result in an adverse tax consequence for the Trust Fund. For the avoidance of doubt, the special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the trust advisor or a recommendation of the trust advisor in any event.

Trust Advisor Fees. The ongoing fee of the trust advisor will be payable monthly from amounts received in respect of each Mortgage Loan as described above under “—Servicing and Other Compensation and Payment of Expenses—Compensation of the Trust Advisor”. The trust advisor consulting fee will be payable in connection with Material Actions on which the trust advisor has consultation rights, subject to the limitations described under “—Servicing and Other Compensation and Payment of Expenses—Compensation of the Trust Advisor”.

Indemnification of the Trust Advisor and Related Persons. The trust advisor, its affiliates and any of its directors, officers, employees or agents will be entitled to indemnification by the Trust Fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the pooling and servicing agreement or the certificates; provided that the reimbursement of such indemnification and expenses will be subject to the limitations described under “Description of the Offered Certificates” in this prospectus supplement; provided, further, that the indemnification will not extend to any loss, liability or expense incurred by reason of the trust advisor’s willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the pooling and servicing agreement or by reason of the trust advisor’s grossly negligent disregard of such obligations or duties. See “—Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor” below.

Certain Restrictions on the Trust Advisor and Its Affiliates. The pooling and servicing agreement will prohibit the trust advisor from making any principal investment in any Certificate or interest therein; provided, however, that such prohibition will not be construed to have been violated (i) in connection with riskless principal transactions effected by a broker-dealer affiliate of the trust advisor or (ii) pursuant to investments by an affiliate of the trust advisor if the trust advisor and such affiliate maintain policies and procedures designed to segregate personnel involved in the activities of the trust advisor under the pooling and servicing agreement from personnel involved in such affiliate’s investment activities and to prevent such affiliate and its personnel from gaining access to information regarding the Trust Fund and the trust advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities. In addition, the pooling and servicing agreement will impose an obligation on the trust advisor not, and to cause its affiliates not, to enter into any transaction as a result of which (i) the special servicer or any affiliate thereof would be obligated, whether by agreement or otherwise, and whether or not subject to any condition or contingency, to pay any fee to, or otherwise compensate or grant monetary or other consideration to, the trust advisor or any affiliate thereof (other than compensation to which the trust advisor is entitled under the pooling and servicing agreement) (x) in connection with the trust advisor’s obligations under the pooling and servicing agreement or (y) in consideration of the appointment or continuation of such person or entity as the special servicer, (ii) the special servicer would be entitled to receive any compensation from the trust advisor or (iii) the special servicer would be entitled to receive from the trust advisor or any affiliate thereof any fee in connection with the appointment or continuation of such person or entity as special servicer under the pooling and servicing agreement unless, in the case of each provision described in the foregoing clauses (i) through (iii), the transaction is approved by certificateholders representing 100% of the Voting Rights.

Net Present Value Calculations

The pooling and servicing agreement will require that all net present value calculations and determinations with respect to any mortgage loan or REO property (including for purposes of the definition of “Servicing Standard”) be made using a discount rate (a) for principal and interest payments on a mortgage loan, or the sale of a mortgage loan, the higher of (x) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the borrower on similar non-defaulted debt of such borrower as of such date of determination and (y) the mortgage interest rate on the applicable mortgage loan based on its outstanding principal balance, and (b) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal or appraisal update of the related mortgaged property obtained under the pooling and servicing agreement.

Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts

During any Collective Consultation Period or Senior Consultation Period, the special servicer will forward any calculations of Appraisal Reduction Amount or net present value to the trust advisor and (during any Collective Consultation Period) the subordinate class representative, and (a) the trust advisor will be required (upon receipt of all information and supporting materials reasonably required to be provided to the trust advisor as described in the following sentence) to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced mortgage loan prior to the utilization by the special servicer, and (b) insofar as the calculation and/or application of the special servicer under review as contemplated by clause (a) requires or depends upon the exercise of discretion by the special servicer, the trust advisor will be required to assess the reasonableness of the determination made by the special servicer in the exercise of such discretion. The special servicer will be required to deliver the foregoing calculations, together with information and supporting materials (including such additional information reasonably requested by the trust advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the trust advisor and (during any Collective Consultation Period) the subordinate class representative. In the event the trust advisor does not agree with (i) the mathematical calculations, (ii) the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation or (iii) the reasonableness of any such determination made by the special servicer in the exercise of such discretion, the trust advisor and the special servicer will consult with each other in order to resolve (x) any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or (y) any disagreement over the reasonableness of a determination made by the special servicer in the exercise of its discretion. During any Collective Consultation Period, the special servicer will also be required to send to the subordinate class representative copies of the special servicer’s calculations and the information and supporting materials and to engage in consultation with the subordinate class representative in connection with its calculations and determinations. During any Collective Consultation Period, in the event that the trust advisor and the subordinate class representative agree on such matters, the special servicer shall perform its calculations in accordance with such agreement. Otherwise, if the trust advisor and the subordinate class representative do not reach agreement on such matters following the trust advisor’s calculation and verification procedures, the special servicer shall proceed according to its determination, and the trust advisor will promptly prepare a report on the matter, which report shall set forth its calculations, and deliver such report to the certificate administrator, which must post the report to the Certificate Administrator’s Website. No other action is required in connection with such circumstances.

Replacement of the Special Servicer

During any Subordinate Control Period, the majority subordinate certificateholder, or the subordinate class representative on its behalf, will have the right to terminate the special servicer, with or without cause, and appoint itself or an affiliate or another person as the successor special servicer. It will be a condition to such appointment that (i) the Rating Agencies confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of the certificates, and (ii) the successor special servicer is a Qualified Replacement Special Servicer.

During any Collective Consultation Period or Senior Consultation Period, upon (i) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights (taking into account the allocation of Appraisal Reduction Amounts in respect of the mortgage loans to notionally reduce the principal balances of the principal balance certificates) requesting a vote to terminate the special servicer and appoint a successor special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any fees and expenses of counsel or any Rating Agency) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses shall not be paid from the Trust Fund) and (iii) delivery by such holders to the certificate administrator of a Rating Agency Confirmation from each of the Ratings Agencies (to be obtained at the expenses solely of such certificateholders), the certificate administrator will be required to post such request on the Certificate Administrator’s Website and conduct the solicitation of votes of all certificates in such regard. Upon the written direction of holders of principal balance certificates evidencing at least 75% of the aggregate voting rights (taking into account the allocation of Appraisal Reduction Amounts in respect of the mortgage loans to notionally reduce the principal balances of the principal balance certificates) of all principal balance certificates on an aggregate basis, the certificate administrator will be required to terminate all of the rights and obligations of the special servicer under the pooling and servicing agreement and appoint the successor special servicer that was proposed by the certificateholders requesting the vote. Such termination and replacement will be further conditioned, however, on such successor special servicer being a Qualified Replacement Special Servicer. This will also be subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of advances, and other rights set forth in the pooling and servicing agreement which survive termination. If a proposed termination and replacement of the special servicer by certificateholders as described above is not consummated within 180 days following the initial request of the certificateholders who requested a vote, then the proposed termination and replacement shall have no further force or effect (except that the certificate administrator shall be entitled to apply any amounts prepaid by such certificateholders for expenses to pay any expenses incurred by the certificate administrator).

In addition, during any Senior Consultation Period, if the trust advisor determines that the special servicer is not performing its duties under the pooling and servicing agreement in accordance with the Servicing Standard, the trust advisor will have the right to recommend the replacement of the special servicer. In such event, the trust advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the then-current special servicer, a written recommendation

(in electronic format) detailing the reasons supporting its position and recommending a suggested replacement special servicer. The certificate administrator will be required to post such recommendation on the Certificate Administrator’s Website and mail such recommendation to the registered certificateholders. The trust advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of certificateholders having at least a majority of the aggregate voting rights (taking into account the application of any Appraisal Reduction Amounts in respect of the mortgage loans to notionally reduce the aggregate principal balances of the certificates) of all principal balance certificates on an aggregate basis. In the event the holders of such principal balance certificates elect to remove and replace the special servicer, the certificate administrator will be required to request a Rating Agency Confirmation from each of the Rating Agencies at that time, unless such certificateholders themselves deliver such Rating Agency Confirmation. In the event the trustee and the certificate administrator receive a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the pooling and servicing agreement), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the pooling and servicing agreement and to appoint the successor special servicer that has been approved by the certificateholders and constitutes a Qualified Replacement Special Servicer. This will be subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of advances and other rights set forth in the pooling and servicing agreement which survive termination. The reasonable costs and expenses associated with the trust advisor’s identification of a Qualified Replacement Special Servicer, and the certificate administrator’s obtaining such Rating Agency Confirmations and administering the vote of the certificateholders will be an Additional Trust Fund Expense. If a proposed termination and replacement of the special servicer recommended by the trust advisor as described above is not consummated within 180 days following the initial recommendation of the trust advisor, then the proposed termination and replacement shall have no further force or effect.

A “Qualified Replacement Special Servicer” is a person as to which all of the following conditions are satisfied at the relevant date of determination: (i)(a) all the representations and warranties of the special servicer set forth in the pooling and servicing agreement are true and accurate as applied to such person, (b) no event or circumstance constitutes or would constitute, but for notice or the passage of time, an Event of Default with respect to such person, (c) such person is not the trust advisor or an affiliate of the trust advisor, and there exists no agreement as a result of which, whether or not subject to any condition or contingency, such person would become an affiliate of the trust advisor or merge or be consolidated with or into the trust advisor or succeed to any portion of the business of the trust advisor that includes the trust advisor’s rights or duties under the pooling and servicing agreement, (d) neither such person nor any affiliate thereof is obligated to pay any fee to, or otherwise compensate or grant monetary or other consideration to, the trust advisor or any affiliate thereof (1) in connection with the special servicing obligations that such person would assume under the pooling and servicing agreement or the performance thereof or (2) in connection with the appointment of such person as, or any recommendation by the trust advisor for such person to become, the successor special servicer, (e) such person is not entitled to receive any compensation from the trust advisor and (f) such person is not entitled to receive from the trust advisor or any affiliate thereof any fee in connection with the appointment of such person as successor special servicer, unless, in the case of each of the foregoing clauses (a) through (f), the appointment of such person as successor special servicer has been expressly approved by 100% of the certificateholders; and (ii) is not a Prohibited Party and has not been terminated in the capacity of master servicer or special servicer under the pooling and servicing agreement in whole or in part as a result of an event described in the last bullet in the definition of “Event of Default” that appears in the Glossary to this prospectus supplement, unless the appointment of such person as successor special servicer has been expressly approved by depositor acting in its reasonable discretion.

Maintenance of Insurance

In the case of each mortgage loan (including any specially serviced mortgage loan), the master servicer will be required to use reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain (including identifying the extent to which a borrower is maintaining insurance coverage and, if the borrower does not so maintain, the master servicer will be required, subject to certain limitations set forth in the pooling and servicing agreement, to itself cause to be maintained with Qualified Insurers having the Required Claims-Paying Ratings) for the related mortgaged property:

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a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is generally at least equal to the lesser of the full replacement cost of improvements securing the mortgage loan or the outstanding principal balance of the mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and

•	all other insurance coverage as is required, or (subject to the Servicing Standard) that the holder of the mortgage loan is entitled to reasonably require, under the related mortgage loan documents.

Notwithstanding the foregoing, however:

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the master servicer will not be required to maintain any earthquake or environmental insurance policy on any mortgaged property unless that insurance policy was in effect at the time of the origination of the related mortgage loan pursuant to the related mortgage loan documents and is available at commercially reasonable rates and the trustee has an insurable interest; and

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the master servicer will not be required to cause the borrower to maintain, or itself obtain, insurance coverage that the master servicer has determined is either (i) not available at any rate or (ii) not available at commercially reasonable rates and the related hazards are not at the time commonly insured against at the then-available rates for properties similar to the related mortgaged property and located in or around the region in which the related mortgaged property is located.

Notwithstanding the provisions described in the prior bullet, if the borrower fails to maintain with respect to the related mortgaged real property specific insurance coverage (i) with respect to a casualty insurance policy providing “special” form coverage that does not specifically exclude, terrorist or similar acts, and/or (ii) with respect to damages or casualties caused by terrorist or similar acts, the master servicer must cause the borrower to maintain, or itself obtain, such insurance upon terms not materially less favorable than those in place as of the Closing Date, unless the special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard, and (during any Subordinate Control Period) with the consent of subordinate class representative or (during any Collective Consultation Period or Senior Consultation Period) after having consulted with the trust advisor and (during any Collective Consultation Period) the subordinate class representative, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate (failure to maintain required insurance due to either of clause (a) or clause (b), an “Acceptable Insurance Default”). The subordinate class representative and/or trust advisor, as applicable, will have no more than 30 days to respond to the special servicer’s request for such consent or consultation; provided, however, that upon the special servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the special servicer to consult with the subordinate class representative and/or trust advisor, the special servicer will not be required to do so.

Each of the master servicer (at its own expense) and the special servicer (at the expense of the Trust Fund) will be entitled to rely on insurance consultants in making the insurance-related determinations described above.

With respect to each REO Property, the special servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with Qualified Insurers having the Required Claims-Paying Ratings (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements at such REO Property and (ii) the outstanding principal balance of the related mortgage loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1 million per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least twelve months. However, the special servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at commercially reasonable rates and consistent with the Servicing Standard.

If (1) the master servicer or special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the mortgage loans or REO Properties, as applicable, as to which it is the master servicer or the special servicer, as the case may be, then, to the extent such policy (a) is obtained from a Qualified Insurer having the Required Claims-Paying Ratings, and (b) provides protection equivalent to the individual policies otherwise required, or (2) the master servicer or special servicer (or its corporate parent) has long-term unsecured debt obligations that are rated not lower than “A2” by Moody’s and “A” by Fitch, the master servicer or special servicer self-insures for its obligation to maintain the individual policies otherwise required, then the master servicer or that special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the master servicer or the special servicer, as the case may be, whichever maintains such policy, must if there has not been maintained on any mortgaged property or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there will have been one or more losses that would have been covered by such an individual policy, promptly deposit into the applicable collection account maintained by the master servicer, from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related mortgage loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

Subject to the foregoing discussion, see also “Description of Pooling and Servicing Agreements—Hazard Insurance Policies” in the attached prospectus.

Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions

In connection with each mortgage loan, the master servicer or the special servicer, as the case may be, will be required to determine whether to waive any violation of a due-on-sale or due-on-encumbrance provision or to approve any borrower request for consent to an assignment and assumption of the mortgage loan or a further encumbrance of the related mortgaged property. However, subject to the related mortgage loan documents, if the subject mortgage loan (either alone or, if applicable, with other related mortgage loans) exceeds specified size thresholds (either actual or relative) or fails to satisfy other applicable conditions imposed by the Rating Agencies, then neither the master servicer nor that special servicer may enter into such a waiver or approval, unless it has received written confirmation from one or more Rating Agencies, as applicable, that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that Rating Agency or those Rating Agencies, as the case may be, to the certificates. Furthermore, except in limited circumstances, the master servicer may not enter into such a waiver or approval without the consent of the special servicer, and the special servicer will not be permitted to grant that consent or to itself enter into such a waiver or approval unless the special servicer has complied with any applicable provisions of the pooling and servicing agreement described above under “—The Majority Subordinate Certificateholder and the Subordinate Class Representative—Rights and Powers of Subordinate Class Representative” and “—The Trust Advisor”.

Transfers of Interests in Borrowers

The master servicer will generally have the right to consent, without the approval of the special servicer, to any transfers of an interest in a borrower under a non-specially serviced mortgage loan, to the extent the transfer is allowed under the terms of that mortgage loan (without the exercise of any lender discretion other than confirming the satisfaction of other specified conditions that do not include any other lender discretion), including any consent to transfer to any subsidiary or affiliate of a borrower or to a person acquiring less than a majority interest in the borrower. However, subject to the terms of the related mortgage loan documents and applicable law, if—

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the subject mortgage loan alone – or together with all other mortgage loans that have the same or a known affiliated borrower – is one of the ten largest mortgage loans in the Trust Fund (according to Stated Principal Balance); has a Cut-off Date Principal Balance in excess of $20,000,000; or has a principal balance at the time of such proposed transfer that is equal to or greater than 5% of the then aggregate mortgage pool balance; and

•	the transfer is of an interest in the borrower of greater than 49%,

then the master servicer may not consent to the transfer unless it has received written confirmation from each of the Rating Agencies that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by that Rating Agency to the certificates unless the mortgage loan documents grant the borrower a right to enter into such transaction without delivery of a Rating Agency Confirmation. In addition, the pooling and servicing agreement may require the master servicer to obtain the consent of the special servicer prior to consenting to the transfers of interests in borrowers that such master servicer is otherwise entitled to consent to as described above.

Modifications, Waivers, Amendments and Consents

The special servicer, with respect to a specially serviced mortgage loan, or the master servicer, with respect to any other mortgage loan, may, consistent with the Servicing Standard and the pooling and servicing agreement, agree to:

•	modify, waive or amend any term of any mortgage loan;

•	extend the maturity of any mortgage loan;

•	defer or forgive the payment of interest (including Default Interest) on and principal of any mortgage loan;

•	defer or forgive the payment of late payment charges on any mortgage loan;

•	defer or forgive Yield Maintenance Charges or Prepayment Premiums on any mortgage loan;

•	permit the release, addition or substitution of collateral securing any mortgage loan;

•	permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan; or

•	respond to or approve borrower requests for consent on the part of the mortgagee (including lease reviews and lease consents related thereto).

The ability of the special servicer or the master servicer to agree to any of the foregoing, however, is subject to the discussions under “—The Majority Subordinate Certificateholder and the Subordinate Class Representative—Rights and Powers of Subordinate Class Representative”, “—The Trust Advisor” and “—Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions” above in this prospectus supplement, and further, to each of the following limitations, conditions and restrictions:

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Unless the master servicer has obtained the consent of the special servicer, the master servicer may not agree to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the Trust Fund, that would (1) affect the amount or timing of any related payment of principal, interest or other amount payable under that mortgage loan, (2) materially and adversely affect the security for that mortgage loan or (3) constitute a Material Action, except (a) for certain waivers of Default Interest and/or late payment charges and (b) with respect to certain routine matters.

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With limited exceptions generally involving the waiver of Default Interest and late payment charges, the special servicer may not agree to, or consent to the master servicer’s agreeing to, modify, waive or amend any term of, and may not take, or consent to the master servicer’s taking, any of the other above-referenced actions with respect to any mortgage loan, if doing so would—

1.	affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loan, or

2.	in the judgment of the special servicer, materially impair the security for the mortgage loan,

unless a material default on the mortgage loan has occurred or, in the judgment of the special servicer, a default with respect to payment on the mortgage loan at maturity or on an earlier date is reasonably foreseeable, or the special servicer reasonably believes that there is a significant risk of such a default, and, in either case, the modification, waiver, amendment or other action is reasonably likely to produce an equal or a greater recovery to the certificateholders as a collective whole, on a present value basis than would liquidation.

•	Neither the master servicer nor the special servicer may extend the date on which any balloon payment is scheduled to be due on any mortgage loan, to a date beyond the earlier of—

1.	two years prior to the rated final distribution date, and

2.	if the mortgage loan, is secured by a lien solely or primarily on the related borrower’s leasehold interest in the corresponding mortgaged property, 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease or space lease, ten years, prior to the end of the then current term of the related ground lease or space lease, plus any unilateral options to extend.

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Neither the master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan, if doing so would result in an Adverse REMIC Event.

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Subject to applicable law, the related mortgage loan documents and the Servicing Standard, neither the master servicer nor the special servicer may permit any modification, waiver or amendment of any term of any mortgage loan, that is not a specially serviced mortgage loan unless all related fees and expenses are paid by the borrower.

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The special servicer may not permit or consent to the master servicer’s permitting any borrower to add or substitute any real estate collateral for any mortgage loan, unless the special servicer has first—

1.	determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that—

(a)	the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

(b)	there are no circumstances or conditions present with respect to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

2.	received, at the expense of the related borrower to the extent permitted to be charged by the holder of the mortgage loan under the related mortgage loan documents, confirmation from each of the Rating Agencies that the addition or substitution of real estate collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by that Rating Agency to a class of certificates.

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With limited exceptions generally involving the delivery of substitute collateral, the paydown of the subject mortgage loan or the release of non-material parcels, the special servicer may not release or consent to the master servicer’s releasing any material real property collateral securing a performing mortgage loan in the Trust Fund other than in accordance with the terms of, or upon satisfaction of, the mortgage loan.

The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this “—Modifications, Waivers, Amendments and Consents” section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower (within the meaning of Treasury Regulation Section 1.1001-3(c)(3)), provided, however, that in the case of transactions involving a release of a lien on real property that secures a mortgage loan, such a lien release shall be permitted only if the related mortgage loan will continue to be “principally secured by real property” after the lien is released, or if it will not be, the release is part of a transaction that meets the requirements of a “qualified pay-down transaction” under Revenue Procedure 2010-30. In addition, in no event will either the master servicer or the special servicer be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

Also notwithstanding the foregoing, the master servicer will not be required to seek the consent of, or provide prior notice to, the special servicer or any certificateholder or obtain any confirmation from the Rating Agencies in order to approve the following modifications, waivers or amendments of non-specially serviced mortgage loans: (i) waivers of minor covenant defaults (other than financial covenants), including late financial statements; (ii) releases of non-material parcels of a mortgaged property (including, without limitation, any such releases (A) to which the related loan documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions (and the conditions to the release that are set forth in the related loan documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the release set forth in the related loan documents that do not include any other approval or exercise)) and such release is made as required by the related loan documents or (B) that are related to any condemnation action that is pending, or threatened in writing, and would affect a non-material portion of the mortgaged property); (iii) grants of easements or rights of way that do not materially affect the use or value of a mortgaged property or the borrower’s ability to make any payments with respect to the related mortgage loan; (iv) granting other routine approvals, including the granting of subordination and non-disturbance and attornment agreements and consents involving routine leasing activities that both do not involve a ground lease or lease of an outparcel and affect an area less than the greater of (a) 30% of the net rentable area of the improvements at the mortgaged property and (b) 30,000 square feet of the improvements at the mortgaged property; (v) approval of annual budgets to operate the mortgaged property; (vi) grants of any waiver or consent that the master servicer determines (in accordance with the Servicing Standard) to be immaterial; (vii) approving a change of the property manager at the request of the related borrower (provided that the related mortgaged property is not a hospitality property and either (A) the change occurs in connection with an assignment and assumption approved in accordance with the applicable provisions of the pooling and servicing agreement or (B) the successor property manager is not affiliated with the borrower and is a nationally or regionally recognized manager of similar properties and the related mortgage loan does not have a Stated Principal Balance that is greater than or equal to $8,500,000 or 2% of the then aggregate Stated Principal Balance of the mortgage pool, whichever is less, (viii) any releases or reductions of or withdrawals from (as applicable) any letters of credit, reserve funds or other additional collateral with respect to any mortgaged property securing a mortgage loan where the release or reduction of or withdrawal from (as applicable) the applicable letter of credit, reserve funds or additional collateral is not conditioned on obtaining the consent of the lender and the conditions to the release, reduction or withdrawal (as applicable) that are set forth in the related loan documents do not include the approval of the lender or the exercise of lender discretion (other than confirming the satisfaction of the other conditions to the transaction set forth in the related loan documents that do not include any other approval or exercise) or (ix) would not constitute a “significant modification” of the subject mortgage loan pursuant to Treasury Regulations Section 1.860G-2(b), would not cause any mortgage loan to cease to be treated as “principally secured by real property” and would not otherwise constitute an Adverse REMIC Event with respect to REMIC I, REMIC II or REMIC III, and (y) would be consistent with the Servicing Standard.

In connection with (i) the release of any portion of a mortgaged property from the lien of the related mortgage loan or (ii) the taking of any portion of a mortgaged property by exercise of the power of eminent domain or condemnation, if the loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining mortgaged property or mortgaged properties or the fair market value of the real property constituting the remaining mortgaged property or mortgaged properties, for purposes of REMIC qualification of the related mortgage loan, then such calculation of the value of the collateral shall be solely based on the real property included therein.

All modifications, amendments, material waivers and other material actions entered into or taken and all consents with respect to the mortgage loans must be in writing. Each of the master servicer and the special servicer must deliver to the certificate administrator for deposit in the related mortgage file, an original counterpart of the agreement relating to a such modification, waiver, amendment or other action agreed to or taken by it, promptly following its execution.

In circumstances in which the master servicer is not permitted to enter into a modification, waiver, consent or amendment without the approval of the special servicer, (A) the master servicer must promptly provide the special servicer with written notice of any borrower request for such modification, waiver or amendment, the master servicer’s written recommendations and analysis, and with all information reasonably available to the master servicer that the special servicer may reasonably request in order to withhold or grant any such consent, (B) the special servicer shall decide whether to withhold or grant such consent in accordance with the Servicing Standard (and subject to the other provisions of the pooling and servicing agreement that require the special servicer to obtain the approval of or engage in consultations with other parties), and (C) if any such consent has not been expressly denied within 15 business days (or in connection with an Acceptable Insurance Default, 90 days of the special servicer’s receipt from the master servicer of the master servicer’s recommendations and analysis and all information reasonably requested thereby and reasonably available to the master servicer in order to make an informed decision, such consent shall be deemed to have been granted. If approval is granted or deemed to have been granted by the special servicer, the master servicer will be responsible for entering into the relevant documentation.

Required Appraisals

Within 60 days following the occurrence of any Appraisal Trigger Event with respect to any of the mortgage loans, the special servicer must use reasonable efforts to obtain an appraisal of the related mortgaged property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless—

•	an appraisal had previously been obtained within the prior nine months, and

•	the special servicer has no knowledge of changed circumstances that in the judgment of the special servicer would materially affect the value of the mortgaged property.

Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, then the special servicer may, at its option, perform an internal valuation of the related mortgaged property.

As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to (i) the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan and (ii) the determination of whether a Subordinate Control Period is in effect as of any date of determination and, during a Subordinate Control Period, the identity of the class of certificateholders whose members are entitled to appoint the subordinate class representative.

If an Appraisal Trigger Event occurs with respect to any specially serviced mortgage loan, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, every nine months following the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is required to redetermine (in consultation with the subordinate class representative during any Subordinate Control Period, or in consultation with one or more of the subordinate class representative and the trust advisor, under the procedures described under “—Review and Consultation With Respect to Calculations of Net Present Value and Appraisal Reduction Amounts” above, during any Collective Consultation Period or Senior Consultation Period), and report to the certificate administrator, the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when—

•	any and all Servicing Transfer Events with respect to the mortgage loan have ceased, and

•	no other Servicing Transfer Event or Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding 90 days.

The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the direction of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

With respect to any Appraisal Reduction Amount calculated for the purposes of determining the Majority Subordinate Certificateholder, the existence of a Subordinate Control Period, Collective Consultation Period or Senior Consultation Period and, if applicable, the allocation of voting rights among the respective classes of principal balance certificates, (i) the appraised value of the related mortgaged property used to calculate the Appraisal Reduction Amount will be determined on an “as-is” basis and (ii) the Appraisal Reduction Amount so calculated shall be notionally allocable between the respective classes of principal balance certificates in reverse order of their alphanumeric designations (in each case until the certificate principal balance thereof is notionally reduced to zero) and the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates shall be treated as a single class in such notional allocation.

Notwithstanding the foregoing, solely for purposes of determining whether a Subordinate Control Period is in effect (and the identity of the class of certificateholders entitled to appoint the subordinate class representative), whenever the special servicer obtains an appraisal or updated appraisal under the pooling and servicing agreement, the subordinate class representative will have the right, exercisable within ten business days after the special servicer’s report of the resulting Appraisal Reduction Amount, to direct the special servicer to hire a qualified appraiser reasonably satisfactory to the subordinate class representative to prepare a second appraisal of the mortgaged property at the expense of the subordinate class representative. The special servicer must use reasonable efforts to cause the delivery of such second appraisal within 30 days following the direction of the subordinate class representative. Within ten business days following its receipt of such second appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount is warranted and, if so, shall recalculate the applicable Appraisal Reduction Amount on the basis of such second appraisal. Solely for purposes of determining whether a Subordinate Control Period is in effect and the identity of the class of certificates whose members are entitled to appoint the subordinate class representative:

•

the first appraisal shall be disregarded and have no force or effect, and, if an Appraisal Reduction Amount is already then in effect, the Appraisal Reduction Amount for the related mortgage loan shall be calculated on the basis of the most recent prior appraisal or updated appraisal obtained under the pooling and servicing agreement (or, if no such appraisal exists, there shall be no Appraisal Reduction Amount for purposes of determining whether a Subordinate Control Period is in effect and the identity of the class of certificates whose members are entitled to appoint the subordinate class representative) unless and until (a) the subordinate class representative fails to exercise its right to direct the special servicer to obtain a second appraisal within the exercise period described above or (b) if the subordinate class representative exercises its right to direct the special servicer to obtain a second appraisal, such second appraisal is not received by the special servicer within 90 days following such direction, whichever occurs earlier (and, in such event, an Appraisal Reduction Amount calculated on the basis of such first appraisal, if any, shall be effective); and

•

if the subordinate class representative exercises its right to direct the special servicer to obtain a second appraisal and such second appraisal is received by the special servicer within 90 days following such direction, the Appraisal Reduction Amount (if any), calculated on the basis of the second appraisal (if the special servicer determines that a recalculation was warranted as described above) or (otherwise) on the basis of the first appraisal shall be effective.

In addition, if there is a material change with respect to any of the mortgaged properties related to a mortgage loan with respect to which an Appraisal Reduction Amount has been calculated, then (i) during any Subordinate Control Period, the holder (or group of holders) of certificates representing a majority of the aggregate Voting Rights of the classes of principal balance certificates reduced by Appraisal Reduction Amounts allocated thereto to less than 25% of each such class’s initial class principal balance and (ii) during any Collective Consultation Period, the majority subordinate certificateholder will have the right, at its sole cost and expense, to present to the special servicer an additional appraisal prepared by a qualified appraiser on an “as-is” basis and acceptable to the special servicer in accordance with the Servicing Standard. Subject to the special servicer’s confirmation, determined in accordance with the Servicing Standard, that there has been a change with respect to the related mortgaged property and such change was material, the special servicer will be required to recalculate such Appraisal Reduction Amount based upon such additional appraisal and updated information. If required by any such recalculation, any applicable class of principal balance certificates notionally reduced by any Appraisal Reduction Amounts allocated to such class will have its related certificate principal balance notionally restored to the extent required by such recalculation, and there will be a redetermination of whether a Subordinate Control Period or a Collective Consultation Period is then in effect. With respect to each class of Control Eligible Certificates, the right to present the special servicer with any such additional appraisals as provided above will be limited to no more frequently than once in any twelve month period for each mortgage loan with respect to which an Appraisal Reduction Amount has been calculated.

Appraisal Reduction Amounts will be calculated in the manner described under the definition of “Appraisal Reduction Amount” in the Glossary to this prospectus supplement.

Collection Account

General. The master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies each Rating Agency’s standards for securitizations similar to the one involving the offered certificates.

The funds held in the master servicer’s collection account may be held as cash or invested in Permitted Investments. See “—Servicing and Other Compensation and Payment of Expenses—Additional Servicing Compensation” above.

Deposits. The master servicer must deposit or cause to be deposited in its collection account, generally within one business day following receipt by it, all payments on and proceeds of the mortgage loans that are received by or on behalf of the master servicer with respect to the related mortgage loans. These payments and proceeds include borrower payments, insurance and condemnation proceeds (other than amounts to be applied to the restoration of a property), amounts remitted monthly by the special servicer from an REO account, the proceeds of any escrow or reserve account that are applied to the mortgage loan indebtedness and the sales proceeds of any sale of any mortgage loan on behalf of the Trust Fund that may occur as otherwise described in this prospectus supplement. Notwithstanding the foregoing, the master servicer need not deposit into its collection account any amount that such master servicer would be authorized to withdraw immediately from that collection account as described under “—Withdrawals” below and will be entitled to instead pay that amount directly to the person(s) entitled thereto.

Withdrawals. The master servicer may make withdrawals from the collection account for the purpose of making any Authorized Collection Account Withdrawals.

The pooling and servicing agreement will contain additional provisions with respect to the timing of the payments, reimbursements and remittances generally described above. The payments, reimbursements and remittances described above may result in shortfalls to the holders of the offered certificates in any particular month even if those shortfalls do not ultimately become realized losses for those holders.

Procedures With Respect to Defaulted Mortgage Loans and REO Properties

Promptly upon a mortgage loan becoming a Defaulted Mortgage Loan, and, if the special servicer determines in accordance with the Servicing Standard that it would be in the best interests of the certificateholders (as a collective whole) to attempt to sell such Defaulted Mortgage Loan, the special servicer shall use reasonable efforts to solicit offers for such Defaulted Mortgage Loan on behalf of the certificateholders in such manner as will be reasonably likely to realize a fair price. The special servicer will be required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for such Defaulted Mortgage Loan; provided, however, that so long as there is not then a Senior Consultation Period in effect, any sale of any Defaulted Mortgage Loan for less than the Purchase Price will be subject to a right of first refusal held by the majority subordinate certificateholder, which right of first refusal may be exercised, if not waived sooner, within ten business days of written notice from the special servicer. In the event the majority subordinate certificateholder does not exercise its right of first refusal and any contemplated sale is not ultimately consummated, the majority subordinate certificateholder will, so long as there is not then a Senior Consultation Period in effect, have a right of first refusal with respect to any subsequent sale of that Defaulted Mortgage Loan by the special servicer. Prior to the occurrence of a Senior Consultation Period, the special servicer will notify the subordinate class representative of any inquiries or offers received regarding the sale of any Defaulted Mortgage Loan.

Subject to the rights of first refusal held by the majority subordinate certificateholder described above, the special servicer will give the trustee, the certificate administrator, the master servicer and, prior to the occurrence of a Senior Consultation Period, the subordinate class representative and the majority subordinate certificateholder, not less than three business days’ prior written notice of its intention to sell any Defaulted Mortgage Loan. No Interested Person will be obligated to submit an offer to purchase any Defaulted Mortgage Loan. In no event shall the trustee, in its individual capacity, offer for or purchase any Defaulted Mortgage Loan.

Whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan will be determined by the special servicer, if the highest offeror is a person other than an Interested Person, and by the trustee, if the highest offeror is an Interested Person; provided, however, that no offer from an Interested Person will constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Mortgage Loan, the trustee will be supplied with and will rely on the most recent Appraisal or updated Appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such Appraisal, on a new Appraisal. The appraiser conducting any such new appraisal will be an appraiser selected by the special servicer if no Interested Person thereof with respect to a Defaulted Mortgage Loan and selected by the trustee if an Interested Person is so making an offer. The cost of any such appraisal shall be covered by, and shall be reimbursable as, a servicing advance. Where any Interested Person is among those submitting offers with respect to a Defaulted Mortgage Loan, the special servicer shall require that all offers be submitted to the trustee in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the offer amount. In determining whether any such offer from a person other than an Interested Person constitutes a fair price for any such Defaulted Mortgage Loan, the special servicer will take into account (in addition to the results of any Appraisal, updated Appraisal or narrative appraisal that it may have obtained pursuant to the pooling and servicing agreement within the prior nine months), and in determining whether any offer from an Interested Person constitutes a fair price for any such Defaulted Mortgage Loan, any appraiser will be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected mortgage loan, the occupancy level and physical condition of the related mortgaged property and the state of the local economy. The Purchase Price for any Defaulted Mortgage Loan will in all cases be deemed a fair price.

In connection with the sale of any Defaulted Mortgage Loan under the provisions described above for less than the Purchase Price, the special servicer will be required to obtain the approval of the subordinate class representative (during any Subordinate Control Period) or consult with the subordinate class representative (during any Collective Consultation Period) and the trust advisor (during any Collective Consultation Period or Senior Consultation Period), in each case subject to the special servicer’s prevailing duty to comply with the Servicing Standard.

The special servicer will use its reasonable efforts, consistent with the Servicing Standard, to solicit cash offers for each REO Property in such manner as will be reasonably likely to realize a fair price for any REO Property within a customary and normal time frame for the sale of comparable properties (and, in any event, within the time period by which the REMIC provisions require its sale). The special servicer will accept the first (and, if multiple cash offers are received by a specified offer date, the highest) cash offer received from any person that constitutes a fair price for such REO Property. If the special servicer reasonably believes that it will be unable to realize a fair price with respect to any REO Property within the time constraints imposed by the REMIC provisions, then the special servicer will be required, consistent with the Servicing Standard, to dispose of such REO Property upon such terms and conditions as it shall deem necessary and desirable to maximize the recovery thereon under the circumstances.

No mortgage loan seller, certificateholder or any affiliate of any such person is obligated to submit an offer to purchase any REO Property, and the trustee, in its individual capacity, may not offer for or purchase any REO Property.

Whether any cash offer constitutes a fair price for any REO Property will be determined by the special servicer or, if such cash offer is from the special servicer or any affiliate of the special servicer, by the trustee. In determining whether any offer received from the special servicer or an affiliate of the special servicer represents a fair price for any REO Property, the trustee will be supplied with and will be entitled to rely on the most recent Appraisal in the related servicing file conducted in accordance with the pooling and servicing agreement within the preceding 9-month period (or, in the absence of any such appraisal or if there has been a material change at the subject property since any such appraisal, on a new appraisal to be obtained by the special servicer, the cost of which will be covered by, and be reimbursable as, a servicing advance). The appraiser conducting any such new appraisal must be a qualified appraiser that is (i) selected by the special servicer if neither the special servicer nor any affiliate thereof is submitting an offer with respect to the subject REO Property and (ii) selected by the trustee if either the special servicer or any affiliate thereof is so submitting an offer. Where any mortgage loan seller, any certificateholder or any affiliate of any such person is among those submitting offers with respect to any REO Property, the special servicer will require that all offers be submitted to it (or, if the special servicer or an affiliate thereof is submitting an offer, be submitted to the trustee) in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the offer amount. In determining whether any offer from a person other than any mortgage loan seller, any certificateholder or any affiliate of any such person constitutes a fair price for any REO Property, the special servicer will be required to take into account the results of any appraisal or updated appraisal that it or the master servicer may have obtained in accordance with the pooling and servicing agreement within the prior nine (9) months, as well as, among other factors, the occupancy level and physical condition of such REO Property, the state of the then current local economy and commercial real estate market where such REO Property is located and the obligation to dispose of such REO Property within a customary and normal time frame for the sale of comparable properties (and, in any event, within the time period required under the REMIC provisions). The Purchase Price for any REO Property will in all cases be deemed a fair price. No cash offer from the special servicer or any affiliate thereof will constitute a fair price for any REO Property unless such offer is the highest cash offer received and at least two independent offers have been received. In the event the offer of the special servicer or any affiliate thereof is the only offer received or is the higher of only two offers received, then additional offers will be solicited. If an additional offer or offers, as the case may be, are received for any REO Property and the original offer of the special servicer or any affiliate thereof is the highest of all offers received, then the offer of the special servicer or such affiliate will be accepted, provided that the trustee has otherwise determined that such offer constitutes a fair price for the subject REO Property. Any offer by the special servicer for any REO Property will be unconditional; and, if accepted, the subject REO Property will be transferred to the special servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a real property.

Subject to the provisions described above, the special servicer must act on behalf of the Trust in negotiating with independent third parties in connection with the sale of any Defaulted Mortgage Loan or REO Property and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. In connection with the sale of any Defaulted Mortgage Loan or REO Property, the special servicer may charge prospective offerors, and may retain, fees that approximate the special servicer’s actual costs in the preparation and delivery of information pertaining to such sales or evaluating offers without obligation to deposit such amounts into the collection account. Any sale of a Defaulted Mortgage Loan or any REO Property will be final and without recourse to the trustee or the Trust, and if such sale is consummated in accordance with the terms of the pooling and servicing agreement, neither the special servicer nor the trustee shall have any liability to any certificateholder with respect to the purchase price therefor accepted.

If title to any mortgaged property is acquired by the special servicer on behalf of the Trust Fund, then the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless—

•	the IRS grants an extension of time to sell the property, or such an extension is deemed to have been granted under IRS regulations or administrative procedures, or

•

the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in an Adverse REMIC Event.

Regardless of whether the special servicer applies for or is granted an extension of time to sell the property as contemplated by the first bullet of the prior sentence or receives the opinion contemplated by the second bullet of the prior sentence, the special servicer must act in accordance with the Servicing Standard and the terms and conditions of the pooling and servicing agreement to liquidate the property. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

Any sale of any Defaulted Mortgage Loan or REO Property will be for cash only. The special servicer in that capacity will have no authority to provide financing to the purchaser.

The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property.

In general, the special servicer or an independent contractor employed by the special servicer at the expense of the Trust will be obligated to operate and manage any REO Property held by the Trust in a manner that:

•	maintains its status as foreclosure property under the REMIC provisions of the Code, and

•

would, to the extent commercially reasonable and consistent with the preceding bullet, maximize net after-tax proceeds received from that property without materially impairing the special servicer’s ability to sell the REO Property promptly at a fair price.

The special servicer must review the operation of each REO Property held by the Trust and consult with the tax administrator, to determine the Trust’s federal income tax reporting position with respect to the income it is anticipated that the Trust would derive from the property. The special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of—

•	a tax on net income from foreclosure property, within the meaning of Section 860G(c) of the Code, or

•	a tax on prohibited transactions under Section 860F of the Code.

To the extent that income the Trust receives from an REO Property is subject to—

•	a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

•	a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

The determination as to whether income from an REO Property held by the Trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and healthcare properties. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the Trust’s income from an REO Property would reduce the amount available for distribution to the certificateholders.

REO Account

If an REO Property is acquired, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that REO Property. The funds held in each such REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the REO account maintained by the special servicer will be payable to that special servicer, subject to the limitations described in the pooling and servicing agreement.

The special servicer will be required to withdraw from the REO account maintained by that special servicer funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the Trust Fund, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from its REO account and deposit, or deliver to the master servicer for deposit, into the master servicer’s collection account the total of all amounts received in respect of each REO Property held by the Trust Fund during that collection period, net of any withdrawals made out of those amounts, as described in the preceding sentence and any amounts as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

Inspections; Collection of Operating Information

The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged property securing a specially serviced mortgage loan as soon as practicable (but in any event not later than 60 days) after the loan becomes a specially serviced mortgage loan (and the special servicer must continue to perform or cause to be performed a physical inspection of the subject mortgaged property at least once per calendar year thereafter for so long as the subject mortgage loan remains a specially serviced mortgage loan or if such mortgaged property becomes an REO Property). The special servicer will be entitled to reimbursement of the reasonable and direct out-of-pocket expenses incurred by it in connection with each such inspection, generally as servicing advances. The master servicer must, at its own expense, inspect or cause to be inspected each mortgaged property every calendar year beginning in 2013, or every second calendar year beginning in 2014 if the unpaid principal balance of the related mortgage loan (or the portion thereof allocated to such mortgaged property) is less than $2,000,000. However, with respect to any mortgage loan (other than a specially serviced mortgage loan) that has an unpaid principal balance of less than $2,000,000 and has been placed on the CREFC Servicer Watch List, the master servicer must, at the request and expense of the subordinate class representative, inspect or cause to be inspected the related mortgaged property every calendar year beginning in 2013 so long as such mortgage loan continues to be on the CREFC Servicer Watch List. Notwithstanding the provisions described above, the master servicer will not be obligated to inspect any particular mortgaged property during any one-year or two-year, as applicable, period contemplated above in the two preceding sentences, if the special servicer has already done so during that period pursuant to the provisions described in the first sentence of this paragraph. Each of the master servicer and the special servicer will be required to prepare a written report of each such inspection performed by it or on its behalf and deliver the report to the certificate administrator and the trustee.

Commencing with respect to the calendar year ending December 31, 2012 (as to annual information) and the calendar quarter ending on June 30, 2012 (as to quarterly information), the special servicer, in the case of any specially serviced mortgage loan, and the master servicer, in the case of each non-specially serviced mortgage loan, must make reasonable efforts to collect promptly from each related borrower quarterly and annual operating statements, budgets and rent rolls of the related mortgaged property, and quarterly and annual financial statements of such borrower, whether or not delivery of such items is required pursuant to the terms of the related mortgage loan documents. In addition, the special servicer must cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and collect all such items promptly following their preparation. The master servicer or special servicer, as applicable, will be required to prepare CREFC Operating Statement Analysis Reports, CREFC Comparative Financial Status Reports and annual CREFC NOI Adjustment Worksheets on the basis of the information.

Rating Agency Confirmations

The pooling and servicing agreement will contain a provision to the effect that:

•	if all the following conditions are satisfied—

(a)	delivery of a Rating Agency Confirmation from each of the Rating Agencies is a condition precedent to any action under the loan documents related to a mortgage loan or the pooling and servicing agreement,

(b)	the party required to obtain such Rating Agency Confirmations under the pooling and servicing agreement (the “Requesting Party”) has made a request to either Rating Agency for such Rating Agency Confirmation, and

(c)	within ten business days following the posting of such request to the Rule 17g-5 Information Provider’s Website, such Rating Agency (I) has not replied to such request or (II) has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation,

•	then all the following provisions shall apply:

(i)	in the case of (c)(I) above, such Requesting Party will be required to confirm that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has, promptly request the related Rating Agency Confirmation again;

(ii)	if there is no response to either such request for Rating Agency Confirmation within 3 business days following such second request as contemplated by clause (i) above or if the Requesting Party receives the response to the initial request described above in clause (c)(II), then (x) with respect to any condition in any mortgage loan document requiring such Rating Agency Confirmation or any other matter under the pooling and servicing agreement relating to the servicing of the mortgage loans (other than as described in clause (y) below), the Requesting Party shall determine (with the consent of the subordinate class representative, during any Subordinate Control Period, which consent will be deemed given if the subordinate class representative does not respond within five business days following receipt of a request to consent to the Requesting Party’s determination), in accordance with its duties under the pooling and servicing agreement and in accordance with the Servicing Standard, whether or not to waive such condition for such particular action at such time (other than with respect to defeasance, release or substitution of any collateral, in which case such condition will be deemed to be satisfied), and (y) with respect to a replacement or succession of the master servicer or special servicer, such condition will be deemed to be satisfied if (i) the applicable replacement is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency; (ii) Moody’s has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, if Moody’s is the non-responding Rating Agency; or (iii) KBRA has not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, if KBRA is the non-responding Rating Agency;

(iii)

in connection with any determination made by the Requesting Party above, the special servicer will be required to obtain the consent of the subordinate class representative (during any Subordinate Control Period) or consult with the subordinate class representative (during any Collective Consultation Period) and the trust advisor (during any Collective Consultation Period or Senior Consultation Period), with consent or approval deemed to be granted by the subordinate class representative (during any Subordinate Control Period), if it does not respond within five business days of its receipt of a request for consideration from the special servicer; and

(iv)	promptly following the Requesting Party’s determination to take any action discussed above without receiving affirmative Rating Agency Confirmation from a Rating Agency, the Requesting Party (to the extent that the applicable information has been provided to the Requesting Party) will be required to provide notice, which may be transmitted by electronic mail, to the Rule 17g-5 Information Provider (which will promptly post such notice to the Rule 17g-5 Information Provider’s website pursuant to the pooling and servicing agreement) and, on the second business day following such electronic notice to the Rule 17g-5 Information Provider, to the Rating Agencies.

For all other matters or actions not specifically discussed above, including without limitation any amendment to the pooling and servicing agreement, the applicable Requesting Party will be required to obtain an affirmative Rating Agency Confirmation from each of the Rating Agencies.

In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus supplement will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought shall be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. For the purposes of this definition, any confirmation, waiver, request, acknowledgment or approval which is required to be in writing may be in the form of electronic mail. Notwithstanding anything to the contrary set forth in the pooling and servicing agreement, at any time during which the certificates are no longer rated by a Rating Agency, no Rating Agency Confirmation will be required under the pooling and servicing agreement.

The pooling and servicing agreement will provide that the depositor, the Rule 17g-5 Information Provider, the trustee, the certificate administrator, the master servicer and the special servicer may amend the pooling and servicing agreement to change the procedures regarding compliance with Rule 17g-5 under the Exchange Act, without any certificateholder consent; provided that such amendment does not materially increase the responsibilities of the Rule 17g-5 Information Provider; and provided, further, that notice of any such amendment must be provided to the Rule 17g-5 Information Provider, who will post such notice to the Rule 17g-5 Information Provider’s Website, and within two business days following delivery to the Rule 17g-5 Information Provider, deliver the notice to the Rating Agencies.

Rights Upon the Occurrence of an Event of Default

If an Event of Default occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and (i) at the direction of certificateholders entitled to not less than 25% of the voting rights (determined without notionally reducing the principal balances of the certificates by any Appraisal Reduction Amounts), (ii) in the case of the special servicer, at the direction of the subordinate class representative during a subordinate control period, or (iii) if an Event of Default on the part of the master servicer or the special servicer has occurred under the last bullet in the definition of “Event of Default” in the Glossary of this prospectus supplement, at the direction of the depositor, the trustee will be required to terminate all of the obligations and rights of the defaulting party under the pooling and servicing agreement accruing from and after the notice of termination, other than any rights the defaulting party may have as a certificateholder, entitlements to amounts payable to the terminated party at the time of termination and any entitlements of the terminated party that survive the termination. Upon any termination, subject to the discussion in the next two paragraphs and under “—Replacement of the Special Servicer” above, the trustee must either:

•	succeed to all of the responsibilities, duties and liabilities of the terminated master servicer or special servicer, as the case may be, under the pooling and servicing agreement; or

•

appoint an established mortgage loan servicing institution reasonably acceptable to the subordinate class representative to act as successor to the terminated master servicer or special servicer, as the case may be.

Upon an Event of Default, the holders of certificates entitled to a majority of the voting rights (determined without notionally reducing the principal balances of the certificates by any Appraisal Reduction Amounts) or, alternatively, if an Event of Default involving the special servicer has occurred, the subordinate class representative during a subordinate control period, may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee or its designee act as that successor.

Notwithstanding the foregoing discussion in this “—Rights Upon the Occurrence of an Event of Default” section, if the master servicer receives a notice of termination because of the occurrence of any of the Events of Default described in the seventh, eighth, ninth or tenth bullet under the definition of “Event of Default” that appears in the Glossary to this prospectus supplement, the master servicer will have the right, at its expense, to sell or cause to be sold its master servicing rights to a successor, and if it elects to do so, it will have the option to continue to serve as master servicer for a period of 45 days.

The appointment of any entity as a successor to a terminated master servicer or special servicer as described in the second bullet of the first paragraph or in the second or third paragraph of this “—Rights Upon the Occurrence of an Event of Default” section may not occur unless each of the Rating Agencies have confirmed that the appointment of that entity will not result in a qualification, downgrade or withdrawal of any of the then current ratings of the certificates.

In general, certificateholders entitled to at least 66-2/3% of the voting rights (determined without notionally reducing the principal balances of the certificates by any Appraisal Reduction Amounts) allocated to each class of certificates affected by any Event of Default may waive the Event of Default. However, the Events of Default described in the first, second, seventh, eighth and tenth bullets under the definition of “Event of Default” that appears in the Glossary to this prospectus supplement may only be waived by all of the holders of the affected classes of certificates. No person other than the depositor will be entitled to waive any Event of Default described in the last bullet under the definition of “Event of Default” in the Glossary of this prospectus supplement without the prior consent of the depositor. Furthermore, if the trustee and/or the certificate administrator is required to spend any monies in connection with any Event of Default, then that Event of Default may not be waived unless and until the trustee and/or the certificate administrator, as the case may be, has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an Event of Default, the Event of Default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

Termination, Discharge and Resignation of the Trust Advisor

The trust advisor may be removed upon (i) the written direction of holders of certificates evidencing not less than 25% of the aggregate principal balance of all classes of principal balance certificates (taking into account the application of Appraisal Reduction Amounts to notionally reduce the certificate principal balances of classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the trust advisor with a replacement trust advisor selected by such certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) delivery by such holders to the certificate administrator of Rating

Agency Confirmation from each Rating Agency that the appointment of such replacement trust advisor will not result in a downgrade of the certificates (which confirmations will be obtained at the expense of such holders). In addition, during any Subordinate Control Period, the identity of the proposed replacement trust advisor will be subject to the consent of the subordinate class representative (such consent not to be unreasonably withheld), provided that such consent will be deemed to have been granted if no objection is made within ten business days following the subordinate class representative’s receipt of the request for consent, and, if granted, such consent may not thereafter be revoked or withdrawn. Thereafter, the certificate administrator will be required to promptly provide written notice to all certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard. Upon the vote or written direction of holders of at least 75% of the aggregate certificate principal balance of all classes of principal balance certificates (taking into account the application of Appraisal Reduction Amounts to notionally reduce the certificate principal balances of classes to which such Appraisal Reduction Amounts are allocable), the certificate administrator will immediately replace the trust advisor with the replacement trust advisor. If a proposed termination and replacement of the trust advisor as described above is not consummated within 180 days following the initial request of the certificateholders who requested a vote, then the proposed termination and replacement will have no further force or effect.

In addition, in the event (i) the trust advisor fails to duly observe or perform in any material respect any of its duties, covenants or obligations under the pooling and servicing agreement, (ii) of the insolvency of the trust advisor, or (iii) the trust advisor acknowledges in writing its inability to perform its duties under the pooling and servicing agreement, then either the depositor or the trustee may, and upon the written direction of the certificateholders representing at least 51% of the voting rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the certificate principal balances of the principal balance certificates), the trustee shall, terminate the trust advisor. In the event that the trust advisor is terminated, the trustee is required to select a replacement trust advisor pursuant to the terms of the pooling and servicing agreement. In addition, during any Subordinate Control Period, the identity of the proposed replacement trust advisor shall be subject to the consent of the subordinate class representative (such consent not to be unreasonably withheld), provided that such consent will be deemed to have been granted if no objection is made within ten business days following the subordinate class representative’s receipt of the request for consent, and, if granted, such consent may not thereafter be revoked or withdrawn.

The trust advisor will be discharged from its duties under the pooling and servicing agreement when the aggregate certificate principal balance of the Class A-1, A-2, A-3, A-4, A-S, B, C and D certificates has been reduced to zero.

If the trust advisor is discharged, terminated or resigns, in all such circumstances, it will remain entitled to any accrued and unpaid fees, which shall be payable in accordance with the priorities described herein, and indemnification in respect of the period prior to its termination on the terms and conditions otherwise described herein.

The trust advisor may resign upon 30 days’ prior written notice if a replacement trust advisor meeting the eligibility requirements described in this prospectus supplement has accepted its appointment as the replacement trust advisor. During a Subordinate Control Period, the identity of the replacement trust advisor will be subject to the reasonable approval of the subordinate class representative.

Any replacement trust advisor must (or the personnel responsible for supervising the obligations of the trust advisor must) meet the following criteria: (i) be regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and have at least five years of experience in collateral analysis and loss projections, and (ii) have at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

Resignation of the Master Servicer and the Special Servicer

Each of the master servicer and the special servicer may resign from the obligations and duties imposed on it under the pooling and servicing agreement upon a determination that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of the master servicer or the special servicer, as the case may be, so causing such a conflict being of a type and nature carried on by the master servicer or the special servicer, as the case may be, at the date of the pooling and servicing agreement). Any such determination requiring the resignation of the master servicer or the special servicer must be evidenced by an opinion of counsel to such effect. Unless applicable law requires the resignation of the master servicer or the special servicer (as the case may be) to be effective immediately, and the opinion of counsel so states, no such resignation shall become effective until the trustee or other successor has assumed the responsibilities and obligations of the resigning party in accordance with the pooling and servicing agreement; provided that, if no successor to the master servicer or the special servicer (as the case may be) is so appointed and has accepted appointment within 90 days after the master servicer or the special servicer has given notice of such resignation, the resigning master servicer or special servicer (as the case may be) may petition any court of competent jurisdiction for the appointment of a successor.

In addition, each of the master servicer and the special servicer will have the right to resign at any other time for any reason, provided that (i) a willing successor (including any such successor identified by the resigning party) has been found that is, solely in the case of a successor to the special servicer if it is a resigning special servicer, acceptable to the subordinate class representative (during any Subordinate Control Period), (ii) solely in the case of the special servicer if it is the resigning party, the resigning party has consulted with the subordinate class representative (during any Collective Consultation Period) and the trust advisor (during any Collective Consultation Period or Senior Consultation Period) with respect to the identity and quality of its proposed successor, (iii) the succession is the subject of a Rating Agency Confirmation, (iv) the resigning party pays all costs and expenses in connection with such transfer, (v) the successor accepts appointment in writing prior to the effectiveness of such resignation and (vi) the successor is not a Prohibited Party at the time of such appointment unless the depositor consents to the appointment in its reasonable discretion.

Neither the master servicer nor the special servicer will be permitted to resign except as described above.

Certain Matters Regarding the Master Servicer, the Special Servicer, the Trust Advisor and the Depositor

The pooling and servicing agreement will require each of the master servicer and special servicer to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions. That requirement is considered to be satisfied if an affiliate of the master servicer or special servicer (as the case may be) maintains a fidelity bond and errors and omissions policy (or their equivalent) and the bond and policy each extends coverage to the master servicer or the special servicer, as the case may be. Each such policy must be issued by a Qualified Insurer with the Required Claims-Paying Rating. In addition, so long as the long-term unsecured debt obligations of the master servicer or the special servicer, as the case may be, or that party’s corporate parent, are rated not lower than “Baa2” by Moody’s and “A” by Fitch, the master servicer or the special servicer, as the case may be, may self-insure with respect to the fidelity bond and errors and omissions coverage required as described above, in which case it shall not be required to maintain an insurance policy with respect to such coverage.

In no event will the depositor, the trust advisor, the master servicer, the special servicer or any of their respective members, managers, directors, officers, employees or agents be under any liability to the Trust, the trustee or the certificateholders for any action taken or not taken in good faith pursuant to the pooling and servicing agreement or for errors in judgment. None of the depositor, the trust advisor, the master servicer, the special servicer nor any of their respective members, managers, directors, officers, employees or agents will be protected, however, against any liability that would otherwise be imposed by reason of breach of representation or warranty made in, or by reason of willful misfeasance, bad faith or negligence (or, in the case of the trust advisor, gross negligence) in the performance of obligations or duties under, the pooling and servicing agreement or by reason of reckless disregard (or, in the case of the trust advisor, grossly negligent disregard) of those obligations and duties.

Furthermore, the pooling and servicing agreement will entitle the depositor, the trust advisor, the master servicer, special servicer and their respective members, managers, directors, officers, employees and agents to indemnification out of the Trust Fund for any loss, liability or expense incurred in connection with any actual or threatened legal action or claim that relates to the pooling and servicing agreement, the certificates or the Trust. Such indemnification will not extend, however, to any loss, liability or expense (i) specifically required to be borne by the relevant party, without right of reimbursement, pursuant to the terms of the pooling and servicing agreement, (ii) incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made by it in the pooling and servicing agreement, or (iii) incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or negligence (or, in the case of the trust advisor, gross negligence) in the performance of obligations and duties under the pooling and servicing agreement or resulting from negligent disregard (or, in the case of the trust advisor, grossly negligent disregard) of such obligations and duties. For the purposes of indemnification of the master servicer or special servicer and limitation of liability, the master servicer or special servicer will be deemed not to have engaged in willful misfeasance or committed bad faith, fraud or negligence in the performance of its respective obligations or duties or acted in negligent disregard or other disregard of its respective obligations or duties under the pooling and servicing agreement if the master servicer or special servicer, as applicable, fails to follow the terms of the mortgage loan documents because the master servicer or special servicer, as applicable, in its reasonably exercised judgment determines that following the terms of any mortgage loan document would or potentially would result in an Adverse REMIC Event (for which determination, the master servicer and the special servicer shall be entitled to rely on advice of counsel, the cost of which shall be reimbursed as a Trust expense), as such parties will be directed to do pursuant to the pooling and servicing agreement. Any indemnification payments to which the trust advisor may become entitled will constitute trust advisor expenses and be paid, and allocated to and borne by the certificateholders, at the times and in the manner described under “Description of the Offered Certificates” in this prospectus supplement. The trust advisor will not be entitled to reimbursement of expenses for its services except those for which it is entitled to indemnification as described above or otherwise specifically provided for under the pooling and servicing agreement.

The depositor, the master servicer and the special servicer will be under no obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the pooling and servicing agreement and, except in the case of a legal action the costs of which such party is specifically required to bear, in its opinion does not involve it in any ultimate expense or liability for which it would not be reimbursed; provided, however, that the depositor, the master servicer or the special servicer may in its discretion undertake any such action which it may reasonably deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Trust, and the depositor, the master servicer or the special servicer, as the case may be, will be entitled to be reimbursed therefor from the collection account or the distribution account. In no event will the trust advisor have any duty to appear in any legal proceedings in connection with the pooling and servicing agreement.

Notwithstanding any other provisions of the pooling and servicing agreement to the contrary, the parties thereto will agree, and the certificateholders by their acceptance of their certificates shall be deemed to have agreed, that (i) the trust advisor shall have no liability to any Certificateholder for any actions taken or for refraining from taking any actions under the pooling and servicing agreement, (ii) the agreements of the trust advisor set forth in the other provisions of the pooling and servicing agreement shall be construed solely as agreements to perform analytical and reporting services,

(iii) the trust advisor shall have no authority or duty to make a determination on behalf of the Trust Fund, nor have any responsibility for decisions made by or on behalf of the Trust Fund, (iv) insofar as the words “consult”, “recommend” or words of similar import are used in the pooling and servicing agreement in respect of the trust advisor and any servicing action or inaction, such words shall be construed to mean the performance of analysis and reporting services, which the special servicer may determine not to accept, (v) the absence of a response by the trust advisor to an “asset status report” or other matter in which the pooling and servicing agreement contemplates consultation with the trust advisor shall be construed solely as a failure to perform an analytical or reporting service and not as an approval, endorsement, acquiescence or recommendation for or against any proposed action (but, in the event of such absence of a response, the special servicer (x) shall be deemed to have complied with the relevant provision that otherwise required consultation with the trust advisor and (y) shall be entitled to proceed as if consultation with the trust advisor had not initially been required in connection with such “asset status report” or other matter), (vi) any provision hereof that otherwise purports, or that may be construed, to impose on the trust advisor a duty to consider the Servicing Standard or the interests of the Certificateholders shall be construed as a requirement to use the Servicing Standard or such interests as the basis of measurement in its analysis and reporting and the basis of measurement in its evaluation of the performance of the special servicer and its determination of whether an action, recommendation or report by the special servicer is in compliance with the pooling and servicing agreement, and not to impose on the trust advisor a duty to itself comply with the Servicing Standard or itself act in the interests of the Certificateholders, and such measurement basis shall be construed to refer to no particular class of Certificates or particular Certificateholders, and (vii) no other party to the pooling and servicing agreement, and no Subordinate Class Representative, shall have any duty to monitor or supervise the performance by the trust advisor of its services under the pooling and servicing agreement.

With limited exception, any person into which the depositor, the trust advisor, the master servicer or the special servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which that person is a party, or any person succeeding to the business of that person, will be the successor of that person in the capacity in which that person was serving under the pooling and servicing agreement.

Evidence as to Compliance

Each of the master servicer, the special servicer and the certificate administrator is required, under the pooling and servicing agreement (and each Additional Servicer will be required under its sub-servicing agreement) to deliver annually to the certificate administrator and the depositor on or before the date specified in the pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year or portion of that year and of performance under the pooling and servicing agreement, the applicable primary servicing agreement or the applicable sub-servicing or primary servicing agreement in the case of an Additional Servicer, as applicable, has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement, the applicable primary servicing agreement or the applicable sub-servicing servicing agreement in the case of an Additional Servicer, as applicable, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure. In general, none of these parties will be responsible for the performance by any other such party of that other party’s duties described above.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any mortgage loan), the trust advisor, the certificate administrator, the trustee and each servicing function participant, at its own expense, is required to furnish (and each of the preceding parties, as applicable, shall (i) with respect to any Servicing Function Participant that is a Designated Sub-Servicer, use commercially reasonable efforts to cause, and (ii) with respect to any other Servicing Function Participant, cause each Servicing Function Participant (other than any party to the pooling and servicing agreement) with which it has entered into a servicing relationship with respect to the mortgage loans, to furnish, each at its own expense), annually, to the certificate administrator and the depositor, a report (an “Assessment of Compliance”)

assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

•

the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof; and

•

a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

Certain fees and expenses incurred by the certificate administrator in connection with any additional disclosure required under the Exchange Act as a result of the occurrence of certain unexpected events will be reimbursable to the certificate administrator as Additional Trust Fund Expenses.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

General

The following discussion and the discussion in the attached prospectus contain summaries of certain legal aspects of mortgage loans that are general in nature. The following summaries and the discussion of in the attached prospectus do not purport to reflect all the laws applicable to the mortgage loans. The summaries are qualified in the entirety by reference to the applicable federal and state laws governing the mortgage loans.

Certain Legal Aspects of Mortgaged Properties Located in California

Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale in accordance with the California Civil Code (as long as a “power of sale” clause is expressly included in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California’s “one action rule statutes” require the lender to exhaust the security granted under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the environmental indemnity. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan and a loss of the ability to sue for the debt. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value of the mortgaged property at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment against the borrower or, under certain circumstances where the proper waivers have not been obtained, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Certain Legal Aspects of Mortgaged Properties Located in Texas

Texas law does not require that a lender bring a foreclosure action before being entitled to sue on a note or a guaranty. Texas does not restrict a lender from seeking a deficiency judgment. The delay inherent in obtaining a judgment generally causes the secured lender to file a suit seeking a judgment on the debt and to proceed simultaneously with non-judicial foreclosure of the real property collateral. The desirability of non-judicial foreclosure of real property is further supported by certain and defined non-judicial foreclosure procedures. In order to obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied, and the deficiency determination is subject to the borrower’s or guarantor’s defense (and, if not validly waived and successful, right of offset) that the fair market value of the property at the time of foreclosure was greater than the foreclosure bid. However, the availability of a deficiency judgment is limited in the case of the mortgage loan because of the limited nature of its recourse liabilities.

Other Aspects. Please see the discussion under “Certain Legal Aspects of Mortgage Loans and Leases” in the attached prospectus regarding other legal aspects of the mortgage loans that you should consider prior to making any investment in the offered certificates.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

Upon the issuance of the offered certificates, Sidley Austin LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, each of REMIC I, REMIC II and REMIC III (each, a “REMIC Pool”) will qualify as a REMIC under the Code.

The assets of REMIC I will generally include—

•	the mortgage loans,

•	any REO Properties acquired on behalf of the certificateholders,

•	the collection account maintained by the master servicer,

•	the REO account maintained by the special servicer, and

•	the certificate administrator’s distribution account and interest reserve account.

For federal income tax purposes,

•	the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

•	the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

•	the Class A-1, A-2, A-3, A-4, A-S, B, C, D, E, F and G certificates will evidence the ownership of regular interests in, and will generally be treated as debt obligations of, REMIC III,

•

the Class X-A certificates will evidence the ownership of five (5) regular interests in REMIC III, each one corresponding to one of the components of the Class X-A certificates’ notional amount, and the Class X-A certificates will generally be treated as debt obligations of, REMIC III,

•

the Class X-B certificates will evidence the ownership of six (6) regular interests in REMIC III, each one corresponding to one of the components of the Class X-B certificates’ notional amount, and the Class X-B certificates will generally be treated as debt obligations of, REMIC III, and

•	the Class R certificates will evidence ownership of the sole class of residual interests in each of REMIC I, REMIC II and REMIC III.

If the Trust Fund fails to comply with the ongoing requirements of the Code for REMIC status, a REMIC Pool may lose its REMIC status. If so, the Trust Fund may become taxable as a corporation, and the offered certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of the Trust’s income for the period in which the requirements for REMIC status are not satisfied. The pooling and servicing agreement will include provisions designed to maintain the status of each REMIC Pool as a REMIC under the Code.

For purposes of the tax discussions below under “—Characterization of Investments in Offered Certificates”, under “—Discount and Premium; Prepayment Consideration” and for the avoidance of doubt, except as otherwise indicated.

Characterization of Investments in Offered Certificates

Except to the extent noted below, offered certificates held by a real estate investment trust (“REIT”) will be “real estate assets” within the meaning of section 856(c)(5)(B) of the Code in the same proportion that the assets of the Trust would be so treated. In addition, interest, including original issue discount, if any, on offered certificates held by a REIT will be interest described in section 856(c)(3)(B) of the Code to the extent that those certificates are treated as “real estate assets” within the meaning of section 856(c)(5)(B) of the Code.

Most of the mortgage loans to be included in the Trust are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Code. Consequently, in general, it appears that the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a “domestic building and loan association” under section 7701(a)(19)(C) of the Code. The offered certificates will be treated as “qualified mortgages” for another REMIC under section 860G(a)(3)(C) of the Code.

To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate. Therefore:

•	a portion of that certificate may not represent ownership of “loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Code;

•	a portion of that certificate may not represent ownership of “real estate assets” under section 856(c)(5)(B) of the Code; and

•	the interest on that certificate may not constitute “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code.

In addition, most of the mortgage loans that we intend to include in the Trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower’s pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that—

(1)	the borrower pledges substitute collateral that consist solely of Government Securities;

(2)	the mortgage loan documents allow that substitution;

(3)	the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

(4)	the release is not within two years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a “loan secured by an interest in real property” or a “real estate asset” and interest on that loan would not constitute “interest on obligations secured by real property” for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the Code, respectively.

Discount and Premium; Prepayment Consideration

The IRS has issued regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular interests. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Code and section 1272(a)(6) of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

For federal income tax reporting purposes, [we anticipate that the offered certificates will be treated as having been issued with no more than a de minimis amount of original issue discount. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder’s purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Regular Certificates—Premium” in the attached prospectus.

When determining the rate of accrual of market discount, if any, and the amortization of premium, if any, with respect to the certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

•	no mortgage loan in the Trust will otherwise be prepaid prior to maturity, and

•	there will be no extension of maturity for any mortgage loan in the Trust.

For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see “Material Federal Income Tax Consequences” in the attached prospectus.

Prepayment Premiums and Yield Maintenance Charges actually collected on the mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report Prepayment Premiums or Yield Maintenance Charges as income to the holders of a class of offered certificates entitled thereto only after the applicable master servicer’s actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of Prepayment Premiums and Yield Maintenance Charges be included in payments projected to be made on the offered certificates and that the taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected Prepayment Premiums and Yield Maintenance Charges would be included prior to their actual receipt by holders of the offered certificates. If the projected Prepayment Premiums and Yield Maintenance Charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid Prepayment Premiums and Yield Maintenance Charges had been projected to be received. Moreover, it appears that Prepayment Premiums and Yield Maintenance Charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of Prepayment Premiums and Yield Maintenance Charges.

Foreign Account Tax Compliance

If the certificates are originally issued on or after March 18, 2012, foreign investors should be aware that United States tax legislation (“FATCA”) enacted in 2010 provides that beginning on January 1, 2013, a 30% withholding tax will be imposed on certain payments (which could include interest in respect of certificates if they are issued on or after March 18, 2012 and gross proceeds from the sale, exchange or other disposition of such certificates) made to a foreign entity if such entity fails to satisfy certain new disclosure and reporting rules that in general require that (i) in the case of a foreign financial entity, the entity identify and provide information in respect of financial accounts with such entity held (directly or indirectly) by United States persons and United States-owned foreign entities, and (ii) in the case of a non-financial foreign entity, the entity identify and provide information in respect of substantial United States owners of such entity.

The IRS has released proposed regulations generally delaying the FATCA effective date for debt obligations to those issued after 2012, along with preliminary guidance indicating that FATCA withholding tax on interest will not be imposed with respect to payments made prior to January 1, 2014 and that FATCA withholding tax on gross proceeds will not be imposed with respect to payments made prior to January 1, 2015. Various requirements and exceptions are provided under FATCA and additional requirements and exceptions may be provided in subsequent guidance. Foreign investors should consult their own tax advisors regarding the potential application and impact of these new requirements based on their particular circumstances.

Further Information

For further information regarding the federal income tax consequences of investing in the offered certificates, including consequences of purchase, ownership and disposition of offered certificates, see “Material Federal Income Tax Consequences—REMICs” in the attached prospectus.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences” in this prospectus supplement, potential investors should consider the state, local and other income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State, local and other income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates. For further information regarding state and other tax consequences of investing in the offered certificates, see “State and Other Tax Consequences” in the attached prospectus.

ERISA CONSIDERATIONS

Title I of ERISA and Section 4975 of the Code impose requirements on Plans that are subject to ERISA and/or Section 4975 of the Code. ERISA imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan. Governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the prohibited transactions restrictions of ERISA and Section 4975 of the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

Plan Assets

The DOL has issued a final regulation (29 C.F.R. Section 2510.3-101) concerning what constitutes the assets of a Plan. That DOL regulation, as modified by Section 3(42) of ERISA, provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an “equity” investment will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. Under the terms of the regulation, if the assets of the Trust were deemed to constitute plan assets by reason of a Plan’s investment in offered certificates, such plan assets would include an undivided interest in the mortgage loans and any other assets of the Trust.

The depositor, the underwriters, the master servicer, the special servicer and certain of their respective affiliates might be considered or might become Parties in Interest with respect to investing Plans. Moreover, the trustee, the certificate administrator, or any insurer, primary insurer or other issuer of a credit support instrument relating to the primary assets in the Trust, or certain of their respective affiliates, might be considered Parties in Interest with respect to investing Plans. In the absence of an applicable exemption, “prohibited transactions” within the meaning of ERISA and Section 4975 of the Code could arise if offered certificates were acquired by, or with “plan assets” of, a Plan with respect to which any such person is a Party in Interest.

In addition, an insurance company proposing to acquire or hold offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of ERISA, as amended by the Small Business Job Protection Act of 1996, Public Law No. 104-188, and subsequent DOL and judicial guidance. See “—Insurance Company General Accounts” below.

Special Exemption Applicable to the Offered Certificates

With respect to the acquisition and holding of the offered certificates, the DOL has granted substantially identical Exemptions to the predecessors of Wells Fargo Securities, LLC and RBS Securities Inc. (formerly known as Greenwich Capital Markets Inc.). The Exemption generally exempts from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

•	the initial purchase, the holding, and the subsequent resale by Plans of certificates evidencing interests in pass-through trusts; and

•	transactions in connection with the servicing, management and operation of such trusts,

provided that the assets of such trusts consist of certain secured receivables, loans and other obligations that meet the conditions and requirements of the Exemption.

The assets covered by the Exemption include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

The Exemption as applicable to the offered certificates sets forth the following five general conditions which must be satisfied for exemptive relief:

•

the acquisition of the offered certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•

the offered certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Moody’s, S&P, Fitch, DBRS, Inc. (“DBRS”) or DBRS Limited;

•	the trustee must not be an affiliate of any other member of the Restricted Group, other than an underwriter;

•

the sum of all payments made to and retained by the underwriters in connection with the distribution of the offered certificates must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by us in consideration of our assignment of the mortgage loans to the Trust Fund must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the certificate administrator, tax administrator, the trustee, the master servicers, the special servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the pooling and servicing agreement or other relevant servicing agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

•	the Plan investing in the certificates must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

The Exemption does not apply to Plans sponsored by any member of the Restricted Group.

We expect that the third general condition set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating purchasing any of the offered certificates must make its own determination that the first, second, fourth and fifth general conditions set forth above will be satisfied with respect to such certificates. A fiduciary of a Plan contemplating purchasing any of the offered certificates in the secondary market must make its own determination that at the time of such acquisition, such certificates continue to satisfy the second general condition set forth above.

Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

•	the investing Plan fiduciary or its affiliates is an obligor with respect to five percent or less of the fair market value of the obligations contained in the Trust;

•	the Plan’s investment in each class of certificates does not exceed 25% of all of the certificates outstanding of that class at the time of the acquisition;

•

immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity;

•

in connection with the acquisition of certificates in the initial offering, at least 50% of each class of certificates in which Plans invest and of the aggregate interests in the Trust are acquired by persons independent of the Restricted Group; and

•	the Plan is not sponsored by a member of the Restricted Group.

Before purchasing any of the offered certificates, a fiduciary of a Plan should itself confirm (a) that such certificates constitute “securities” for purposes of the Exemption and (b) that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

Insurance Company General Accounts

Based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company’s general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract). Any investor that is an insurance company using the assets of an insurance company general account should note that under Section 401(c) of ERISA and regulations issued thereunder, assets of an insurance company general account will not be treated as “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998, if the insurer satisfies various conditions.

Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c) Regulations, may be treated as “plan assets” of such Plans. Because Section 401(c) does not relate to insurance company separate accounts, separate account assets continue to be treated as “plan assets” of any Plan that is invested in such separate account. Insurance companies contemplating the investment of general account assets in any class of certificates that is not rated at least “BBB-” (or the respective equivalent) by at least one of Moody’s, S&P, Fitch or DBRS at the time of purchase should consult with their legal counsel with respect to the applicability of Section 401(c).

Accordingly, any insurance company that acquires or holds any offered certificate with “plan assets” of a Plan will be deemed to have represented and warranted to us, the trustee, the certificate administrator, the master servicer and the special servicer that (1) such acquisition and holding are permissible under applicable law, satisfy the requirements of the Exemption or will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject us, the trustee, the certificate administrator, the master servicer or the special servicer to any obligation in addition to those undertaken in the pooling and servicing agreement, or (2) the source of funds used to acquire and hold such certificates is an “insurance company general account”, as defined in DOL Prohibited Transaction Class Exemption 95-60, and the applicable conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

General Investment Considerations

Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the Exemption or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the offered certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio. A fiduciary of a governmental plan or church plan not subject to ERISA or Section 4975 of the Code should make its own determination as to the need for and the availability of any exemptive relief under any applicable federal, state or local law.

Prospective investors should note that the Police and Fire Retirement System of the City of Detroit Pension Fund, which is a governmental plan, owns 10% of the preferred equity interest in the borrower under the mortgage loan identified on Annex A-1 to this prospectus supplement as Six Trails Apartments, representing 0.9% of the Cut-off Date Pool Balance. Persons who have an ongoing relationship with this governmental plan should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold certificates.

Any sale of offered certificates to a Plan does not constitute any representation or warranty by the depositor, any borrower, the trustee, the certificate administrator, the special servicer or the master servicer or any underwriter that an investment in the offered certificates meets relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

The offered certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

Except that no class will qualify as “mortgage related securities”, no representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. Further, any ratings downgrade of a class of offered certificates below an “investment grade” rating by an NRSRO may affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, those certificates. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity and market value of the offered certificates. See “Risk Factors—Risks Related to the Offered Certificates—Market Considerations and Limited Liquidity”.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment, capital or other restrictions.

See “Legal Investment” in the attached prospectus.

METHOD OF DISTRIBUTION (UNDERWRITER CONFLICTS OF INTEREST)

Under the terms and subject to the conditions set forth in an underwriting agreement dated as of the date hereof, each underwriter has agreed to purchase from us and we have agreed to sell to each underwriter its allocable share, specified in the following table, of each class of the offered certificates. The underwriting agreement provides that the underwriters are obligated to purchase all the offered certificates if any are purchased.

Underwriter	Class A-1	Class A-2	Class A-3	Class A-4
Wells Fargo Securities, LLC	$44,391,071	$105,760,314	$52,434,136	$297,935,844
RBS Securities Inc.	$13,035,929	$31,057,686	$15,397,864	$87,492,156
Citigroup Global Markets Inc.	$0	$0	$0	$0
Total	$57,427,000	$136,818,000	$67,832,000	$385,428,000

Underwriter	Class A-S	Class B
Wells Fargo Securities, LLC	$77,759,935	$33,069,713
RBS Securities Inc.	$22,835,065	$9,711,287
Citigroup Global Markets Inc.	$0	$0
Total	$100,595,000	$42,781,000

Wells Fargo Securities, LLC, RBS Securities Inc. and Citigroup Global Markets Inc. are the underwriters of this offering. Wells Fargo Securities, LLC is acting as sole bookrunning manager with respect to 77.3% of each class of offered certificates and RBS Securities Inc. is acting as sole bookrunning manager with respect to 22.7% of each class of offered certificates. Wells Fargo Securities, LLC and RBS Securities Inc. will act as co-lead and co-bookrunning managers.

The underwriting agreement provides that the obligations of the underwriters are subject to conditions precedent, and that the underwriters severally will be obligated to purchase all of the offered certificates if any are purchased. In the event of a default by an underwriter, the underwriting agreement provides that the purchase commitment of the non-defaulting underwriters may be increased. We expect to receive from this offering approximately $798,186,260 in sale proceeds, plus accrued interest on the offered certificates from and including April 1, 2012, before deducting expenses payable by us of approximately $3,400,000.

The underwriters have advised us that they will propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may effect such transactions by selling such classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and any purchasers of such classes of offered certificates for whom they may act as agent.

The offered certificates are offered by the underwriters when, as and if issued by us, delivered to and accepted by the underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the offered certificates will be made in book-entry form through the facilities of DTC against payment for the offered certificates on or about April 4, 2012.

The underwriters will be, and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be, underwriters, and any discounts or commissions received by them and any profit on the resale of such classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

The Depositor and Wells Fargo Bank, National Association have agreed to indemnify the underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters currently intend to make a secondary market in the offered certificates, but they are not obligated to do so.

Wells Fargo Securities, LLC, one of the underwriters, is an affiliate of the depositor and Wells Fargo Bank, National Association, which is acting as a mortgage loan seller, sponsor and originator, as well as the master servicer, certificate administrator, tax administrator, certificate registrar and custodian. RBS Securities Inc., one of the underwriters, is an affiliate of The Royal Bank of Scotland plc and RBS Financial Products Inc., each a mortgage loan seller, sponsor and originator.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) are intended to be directed to affiliates of Wells Fargo Securities, LLC and RBS Securities Inc., which are two of the underwriters and are the co-lead managers and co-bookrunners for this offering. That direction will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Wells Fargo Securities, LLC, of the purchase price for the offered certificates and the following payments: (i) the payment by the depositor to Wells Fargo Bank, an affiliate of Wells Fargo Securities, LLC, in that affiliate’s capacity as a mortgage loan seller, of the purchase price for the mortgage loans to be sold to the depositor by Wells Fargo Bank; (ii) the payment by the depositor to The Royal Bank of Scotland plc and RBS Financial Products Inc., affiliates of RBS Securities Inc., in those affiliates’ capacities as mortgage loan sellers, of the purchase price for the mortgage loans to be sold to the depositor by those affiliates; (iii) the payment by Liberty Island Group I LLC or an affiliate thereof to Wells Fargo Bank, an affiliate of Wells Fargo Securities LLC, in that affiliate’s capacity as the purchaser under a repurchase agreement with Liberty Island Group I LLC or an affiliate thereof, of the repurchase price for the mortgage loans to be repurchased by Liberty Island Group I LLC or an affiliate thereof under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to Liberty Island Group I LLC in connection with the sale of those mortgage loans to the depositor by Liberty Island Group I LLC; (iv) the payment by C-III Commercial Mortgage LLC or an affiliate thereof to Wells Fargo Bank, an affiliate of Wells Fargo Securities LLC, in that affiliate’s capacity as the purchaser under a repurchase agreement with C-III Commercial Mortgage LLC or an affiliate thereof, of the repurchase price for the mortgage loans to be repurchased by C-III Commercial Mortgage LLC or an affiliate thereof under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to C-III Commercial Mortgage LLC in connection with the sale of those mortgage loans to the depositor by C-III Commercial Mortgage LLC; and (v) the payment by Basis Real Estate Capital II, LLC or an affiliate thereof to Wells Fargo Bank, an affiliate of Wells Fargo Securities LLC, in that affiliate’s capacity as the purchaser under a repurchase agreement with Basis Real Estate Capital II, LLC or an affiliate thereof, of the repurchase price for the mortgage loans to be repurchased by Basis Real Estate Capital II, LLC under that facility prior to or simultaneously with their sale to the depositor, which payment will be made using a portion of the purchase price to be paid by the depositor to Basis Real Estate Capital II, LLC in connection with the sale of those mortgage loans to the depositor by Basis Real Estate Capital II, LLC. As result of the circumstances described above, Wells Fargo Securities, LLC and RBS Securities Inc. have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of such Rule 5121. See the immediately preceding paragraph under this “Method of Distribution (Underwriter Conflicts of Interest)” section; “Risk Factors—Risks Related to the Offered Certificates—Various Other Securitization-Level Conflicts of Interest May Have an Adverse Effect on Your Offered Certificates”, “—Potential Conflicts of Interest of the Underwriters and Their Affiliates” and “—Potential Conflicts of Interest in the Selection of the Mortgage Loans” and “Transaction Parties—The Sponsors, Mortgage Loan Sellers and Originators” and “—Affiliations and Certain Relationships Among Certain Transaction Parties” in this prospectus supplement; and “The Depositor” and “The Sponsor” in the accompanying prospectus.

In relation to each Relevant Member State, each underwriter has represented and agreed that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of the certificates which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

(a) to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by the issuing entity for any such offer; or

(c) in any other circumstances falling within article 3(2) of the Prospectus Directive;

provided, that no such offer of the offered certificates referred to in clauses (a) to (c) above shall require the issuing entity or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of the prior paragraph, the expression an “offer of the certificates which are the subject of the offering contemplated by this prospectus supplement to the public” in relation to any offered certificate in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe to the offered certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State.

Each underwriter has represented and agreed, that in the United Kingdom:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Market Act (the “FSMA”) received by it in connection with the issue or sale of any offered certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

Each Underwriter has agreed that it will not offer or sell any offered certificates, directly or indirectly, in Japan or to, or for the benefit of, any Japanese Person, or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws and regulations. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws and regulations of Japan.

LEGAL MATTERS

The validity of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for the depositor by Sidley Austin LLP, New York, New York, and certain other legal matters will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

RATINGS

It is a condition to their issuance that the offered certificates receive certain credit ratings from three NRSROs engaged by the depositor to rate the offered certificates (together, the “Rating Agencies”).

The ratings of each class of offered certificates address the likelihood of the timely distribution of interest and the ultimate distribution of principal due on the certificates of that class on or before April 2045, which is the rated final distribution date.

The ratings on the offered certificates take into consideration—

•	the credit quality of the mortgage loans,

•	structural and legal aspects associated with the offered certificates, and

•	the extent to which the payment stream from the mortgage loans is adequate to make distributions of interest and principal required under the offered certificates.

The ratings on the respective classes of offered certificates do not represent any assessment of—

•	the tax attributes of the offered certificates or of the Trust Fund,

•	whether or to what extent prepayments of principal may be received on the mortgage loans,

•	the likelihood or frequency of prepayments of principal on the mortgage loans,

•	the degree to which the amount or frequency of prepayments of principal on the mortgage loans might differ from those originally anticipated,

•

whether or to what extent the interest distributable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls (or analogous amounts in connection with balloon payments) or whether any compensating interest payments will be made, and

•	whether and to what extent Default Interest will be received.

A security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience in the event of delinquencies or defaults or rapid prepayments on the mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the mortgage loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates.

Additionally, other NRSROs that we have not engaged to rate the certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates relying on information they receive pursuant to Rule 17g-5 under the Exchange Act. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from those ratings assigned by the Rating Agencies. The issuance of unsolicited ratings of one or more classes of the certificates that are different from the ratings assigned by the Rating Agencies may adversely impact the liquidity, market value and regulatory characteristics of that class of certificates. As part of the process of obtaining ratings for the certificates, the depositor had initial discussions with and submitted certain materials to six NRSROs. Based on preliminary feedback from those six NRSROs at that time, the depositor hired the Rating Agencies to rate the certificates and not the other three NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of certificates. Had the depositor selected such other NRSROs to rate the certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Neither the depositor nor any other person or entity will have any duty to notify you if any such other NRSRO issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus supplement. In no event will ratings confirmation from any such other NRSRO be a condition to any action, or the exercise of any right, power or privilege by any person or entity, under the pooling and servicing agreement.

Furthermore, the SEC may determine that one or more of the Rating Agencies no longer qualifies as an NRSRO, or is no longer qualified to rate the certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

On or before the Closing Date, the depositor will prepay fees for ongoing ratings surveillance to each the Rating Agencies and anticipates that they will perform ratings surveillance with respect to their ratings of the offered certificates for as long as the offered certificates remain outstanding. However, the depositor has no ability to ensure that the Rating Agencies perform ratings surveillance, and one or more Rating Agencies may cease to perform ratings surveillance on one or more classes of offered certificates if the information furnished to that Rating Agency is insufficient to allow it to continue to perform ratings surveillance.

For additional information, please see “Ratings” in the attached prospectus.

GLOSSARY

“30/360 Basis” means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

“Actual/360 Basis” means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

“ADA” means the Americans with Disabilities Act of 1990.

“Additional Servicer” means each affiliate of the master servicer, any mortgage loan seller, the depositor or any of the underwriters that services any of the mortgage loans and each person that is not an affiliate of the master servicer, other than the special servicer, and that, in either case, services 10% or more of the mortgage loans based on the principal balance of the mortgage loans.

“Additional Trust Fund Expense” means an expense of the Trust Fund that—

•	arises out of a default on a mortgage loan or an otherwise unanticipated event,

•	is not included in the calculation of a Realized Loss,

•	is not covered by a servicing advance or a corresponding collection from the related borrower, and

•	is not covered by late payment charges or Default Interest collected on the mortgage loans (to the extent such coverage is provided for in the pooling and servicing agreement).

We provide some examples of Additional Trust Fund Expenses under “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this prospectus supplement.

“Administrative Fee Rate” means, for each mortgage loan, the sum of the trustee fee rate, the certificate administrator fee rate, the trust advisor fee rate and the applicable master servicing fee rate.

“Adverse REMIC Event” means any event or circumstance that would cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code, or (except as permitted under the circumstances described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Procedures With Respect to Defaulted Mortgage Loans and REO Properties”) result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of REMIC I, REMIC II or REMIC III under the Code.

“Appraisal Reduction Amount” means for any mortgage loan as to which an Appraisal Trigger Event has occurred, an amount that:

•	will be determined shortly following the later of—

1.	the date on which the relevant appraisal or other valuation is obtained or performed, as described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Required Appraisals” in this prospectus supplement; and

2.	the date on which the relevant Appraisal Trigger Event occurred; and

•	will generally equal the excess, if any, of “x” over “y” where—

1.	“x” is equal to the sum of:

(a)	the Stated Principal Balance of that mortgage loan;

(b)	to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest, other than any Default Interest, accrued on that mortgage loan through the most recent due date prior to the date of determination;

(c)	all accrued but unpaid special servicing fees with respect to that mortgage loan;

(d)	all related unreimbursed advances made by or on behalf of the master servicer, the special servicer or the trustee with respect to that mortgage loan, together with interest on those advances;

(e)	any other outstanding Additional Trust Fund Expenses (other than certain trust advisor expenses) with respect to that mortgage loan; and

(f)	all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement or other applicable reserves, with respect to the related mortgaged property or REO Property, for which neither the master servicer nor the special servicer holds any escrow funds or reserve funds; and

2.	“y” is equal to the sum of:

(a)	the excess, if any, of 90% of the resulting appraised value of the related mortgaged property or REO Property, over the amount of any obligations secured by liens on the property that are prior to the lien of that mortgage loan;

(b)	the amount of escrow payments and reserve funds held by the master servicer or the special servicer with respect to the subject mortgage loan that—

•	are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

•	are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the next 12 months, and

•	may be applied toward the reduction of the principal balance of the mortgage loan; and

(c)	the amount of any letter of credit that constitutes additional security for the mortgage loan that may be used to reduce the principal balance of the subject mortgage loan.

If, however—

•	an Appraisal Trigger Event occurs with respect to any mortgage loan,

•	the appraisal or other valuation referred to in the first bullet of this definition is not obtained or performed with respect to the related mortgaged property or REO Property within 60 days of the Appraisal Trigger Event referred to in the first bullet of this definition, and

•	either—

1.	no comparable appraisal or other valuation had been obtained or performed with respect to the related mortgaged property or REO Property, as the case may be, during the 9-month period prior to that Appraisal Trigger Event, or

2.	there has been a material change in the circumstances surrounding the related mortgaged property or REO Property, as the case may be, subsequent to the earlier appraisal or other valuation that, in the special servicer’s judgment, materially affects the property’s value, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of the subject mortgage loan. After receipt of the required appraisal or other valuation with respect to the related mortgaged property or REO Property, the special servicer will be required to determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition.

Notwithstanding the foregoing, in connection with the cross-collateralized mortgage loans that are part of a single cross-collateralized group, an Appraisal Reduction Amount will be calculated with respect to the cross-collateralized group (as if the cross-collateralized group were a single mortgage loan), such Appraisal Reduction Amount will be allocated between the individual cross-collateralized mortgage loans in such cross-collateralized group according to their Stated Principal Balances and the amount so allocated to each such cross-collateralized mortgage loan shall be the “Appraisal Reduction Amount” for such cross-collateralized mortgage loan.

Notwithstanding the foregoing, for purposes of determining whether a Subordinate Control Period is in effect, the determination of Appraisal Reduction Amounts will be subject to the provisions and procedures described under “Servicing of the Mortgage Loans and Administration of the Trust Fund—Required Appraisals” in this prospectus supplement.

An Appraisal Reduction Amount as calculated above will be reduced to zero as of the date all Servicing Transfer Events have ceased to exist with respect to the related mortgage loan and at least 90 days have passed following the occurrence of the most recent Appraisal Trigger Event. No Appraisal Reduction Amount as calculated above will exist as to any mortgage loan after it has been paid in full, liquidated, repurchased or otherwise disposed of.

“Appraisal Trigger Event” means, with respect to any mortgage loan, any of the following events:

•	the occurrence of a Servicing Transfer Event and the modification of the mortgage loan by the special servicer in a manner that—

1.	materially affects the amount or timing of any payment of principal or interest due thereon, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan;

2.	except as expressly contemplated by the related mortgage loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as-is), that is not less than the fair market value (as-is) of the property to be released; or

3.	in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan, or materially reduces the likelihood of timely payment of amounts due thereon;

•	the mortgaged property securing the mortgage loan becomes an REO Property;

•	the passage of 60 days after a receiver or similar official is appointed and continues in that capacity with respect to the mortgaged property securing the mortgage loan;

•

the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

•

the related borrower fails to make when due any monthly debt service payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days; and

•

the related borrower fails to make when due any balloon payment and the borrower does not deliver to the master servicer, on or before the due date of the balloon payment, a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the master servicer which provides that such refinancing will occur within 120 days after the date on which the balloon payment will become due (provided that if either such refinancing does not occur during that time or the master servicer is required during that time to make any monthly debt service advance in respect of the mortgage loan, an Appraisal Trigger Event will occur immediately).

“Assumption Application Fees” means, with respect to any mortgage loan, any and all assumption application fees actually paid by the related borrower in accordance with the related mortgage loan documents, with respect to any application submitted to the master servicer or the special servicer for a proposed assumption or substitution transaction or proposed transfer of an interest in such borrower.

“Assumption Fees” means, with respect to any mortgage loan, any and all assumption fees actually paid by the related borrower in accordance with the related mortgage loan documents, with respect to any assumption or substitution agreement entered into by the master servicer or the special servicer or paid by the related borrower with respect to any transfer of an interest in such borrower.

“Authorized Collection Account Withdrawals” means any withdrawal from a collection account for any one or more of the following purposes (which are generally not governed by any set of payment priorities):

1.	to remit to the certificate administrator for deposit in the certificate administrator’s distribution account described under “Description of the Offered Certificates—Distribution Account” in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the mortgage loans and the Trust’s interest in any related REO Properties that are then on deposit in that collection account, exclusive of any portion of those payments and other collections that represents one or more of the following—

(a)	monthly debt service payments due on a due date subsequent to the collection period for the subject distribution date;

(b)	with limited exception, payments and other collections received by or on behalf of the Trust Fund after the end of the related collection period; and

(c)	amounts that are payable or reimbursable from that collection account to any person other than the certificateholders in accordance with any of clauses 2 through 5 below;

2.	to pay or reimburse one or more parties to the pooling and servicing agreement for unreimbursed servicing and monthly debt service advances, master servicing compensation, special servicing compensation and indemnification payments or reimbursement to which they are entitled (subject to any limitations on the amount or source of funds that may be used to make such payment or reimbursement, including, in the case of trust advisor expenses other than Designated Trust Advisor Expenses, the limitations described under “Description of the Offered Certificates—Reductions of Interest Entitlements and the Principal Distribution Amount in Connection with Certain Trust Advisor Expenses” in this prospectus supplement);

3.	to pay or reimburse any other items that are payable or reimbursable out of the collection account or otherwise at the expense of the Trust Fund under the terms of the pooling and servicing agreement (including interest that accrued on advances, costs associated with permitted environmental remediation, unpaid expenses incurred in connection with the sale or liquidation of a mortgage loan or REO Property, amounts owed by the Trust Fund to a third party pursuant to any intercreditor or other similar agreement, the costs of various opinions of counsel and tax-related advice and costs incurred in connection with various servicing actions);

4.	to remit to any third party that is entitled thereto any mortgage loan payments that are not owned by the Trust Fund, such as any payments attributable to the period before the cut-off date and payments that are received after the sale or other removal of a mortgage loan from the Trust Fund;

5.	to withdraw amounts deposited in the collection account in error; and

6.	to clear and terminate the collection account upon the termination of the pooling and servicing agreement.

“Available Distribution Amount” means, with respect to any distribution date, in general, the sum of—

1.	the amounts remitted by the master servicer to the certificate administrator for such distribution date, as described under “Description of the Offered Certificates—Distribution Account—Deposits” in this prospectus supplement, exclusive of any portion thereof that represents one or more of the following:

•	Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the certificates as described in this prospectus supplement); and

•

any amounts that may be withdrawn from the certificate administrator’s distribution account, as described under “Description of the Offered Certificates—Distribution Account—Withdrawals” in this prospectus supplement, for any reason other than distributions on the certificates, including if such distribution date occurs during January, other than a leap year, or February of any year subsequent to 2012, the interest reserve amounts with respect to the mortgage loans that accrue interest on an Actual/360 Basis, which are to be deposited into the certificate administrator’s interest reserve account; plus

2.

if such distribution date occurs in March of any year subsequent to 2012 (or, if the distribution date is the final distribution date and occurs in January (except in a leap year) or February of any year), the aggregate of the interest reserve amounts then on deposit in the certificate administrator’s interest reserve account in respect of each mortgage loan that accrues interest on an Actual/360 Basis, which are to be deposited into the certificate administrator’s distribution account.

The certificate administrator will apply the Available Distribution Amount as described under “Description of the Offered Certificates—Distributions” in this prospectus supplement to distribute principal and accrued interest on the series 2012-C6 certificates on each distribution date.

“Bankruptcy Code” means Title 11 of the United States Code.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium, and with respect to any class of principal balance certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable Discount Rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable Discount Rate; provided, however, that:

•	under no circumstances will the Base Interest Fraction be greater than one;

•

if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is greater than or equal to the pass-through rate on that class, then the Base Interest Fraction will equal zero; and

•

if the Discount Rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction shall be equal to 1.0.

“CBD” means, with respect to a particular jurisdiction, its central business district.

“Certificate Administrator’s Website” means www.ctslink.com.

“Clearstream” means Clearstream Banking, société anonyme.

“Closing Date” means April 4, 2012.

“Code” means the Internal Revenue Code of 1986.

“Collective Consultation Period” means any period when both (i) the aggregate principal balance of the Class E certificates, reduced by any Appraisal Reduction Amounts allocable to that class, is less than 25% of the initial principal balance of the Class E certificates and (ii) the aggregate principal balance of the Class E certificates, without regard to any Appraisal Reduction Amounts allocable to that class, is at least 25% of the initial principal balance of the Class E certificates.

“Control-Eligible Certificates” means the Class E, F and G certificates.

“CPR” means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans (in this case, the mortgage loans) for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

“DBRS” means DBRS, Inc.

“Default Interest” means any interest that—

•	accrues on a Defaulted Mortgage Loan solely by reason of the subject default, and

•	is in excess of all interest accrued on the mortgage loan at the related mortgage interest rate.

“Defaulted Mortgage Loan” means a mortgage loan that is both (A) a specially serviced mortgage loan and (B) is either (i) delinquent 120 days or more with respect to any balloon payment or 60 days or more with respect to any other monthly payment, with such delinquency to be determined without giving effect to any grace period permitted by the related mortgage or mortgage note and without regard to any acceleration of payments under the related mortgage and mortgage note, or (ii) a mortgage loan as to which the amounts due thereunder have been accelerated following any other material default.

“Designated Sub-Servicer” means any sub-servicer or Additional Servicer required by a mortgage loan seller to be retained by the master servicer.

“Discount Rate” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a Yield Maintenance Charge or Prepayment Premium—

•

if a discount rate was used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the mortgage loan, that discount rate, converted (if necessary) to a monthly equivalent yield, and

•

if a discount rate was not used in the calculation of the applicable Yield Maintenance Charge or Prepayment Premium pursuant to the terms of the mortgage loan, the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15—Selected Interest Rates under the heading “U.S. government securities/treasury constant maturities” for the week ending prior to the date of the relevant prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date of that mortgage loan, such interpolated treasury yield converted to a monthly equivalent yield.

For purposes of the immediately preceding bullet, the certificate administrator or the master servicer will select a comparable publication as the source of the applicable yields of U.S. Treasury constant maturities if Federal Reserve Statistical Release H.15 is no longer published.

“DOL” means the U.S. Department of Labor.

“DTC” means The Depository Trust Company.

“Eligible Account” means any of (i) an account maintained with a federal or state chartered depository institution or trust company, (A) the long-term deposit or long-term unsecured debt obligations of which are rated no less than “AA-” by Fitch (or no less than “A” by Fitch so long as the short-term deposit or short-term unsecured debt obligations of such depository institution or trust company are rated no less than “F-1” by Fitch), to the extent rated by Fitch, and “A2” by Moody’s, if the deposits are to be held in the account for more than 30 days, or (B) the short-term deposit or short-term unsecured debt obligations of which are rated no less than “F-1” by Fitch, to the extent rated by Fitch, and “P-1” by Moody’s, if the deposits are to be held in the account for 30 days or less, in any event at any time funds are on deposit therein, (ii) for so long as Wells Fargo Bank, National Association serves as master servicer under the pooling and servicing agreement, an account maintained with Wells Fargo Bank, National Association, a wholly-owned subsidiary of Wells Fargo & Co., provided that the subsidiary’s or its parent’s (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are rated “F-1” by Fitch and “P-1” by Moody’s, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least “AA-” by Fitch (or “A” by Fitch so long as the short-term deposit or short-term unsecured debt obligations of the subsidiary or its parent are rated no less than “F-1” by Fitch) and “Aa3” by Moody’s, if the accounts are to be held in the account for more than 30 days, (iii) an account or accounts maintained with PNC Bank, National Association, so long as PNC Bank, National Association’s long term unsecured debt obligations are rated at least “A” by Fitch and “A2” by Moody’s, if the deposits are to be held in the account for more than 30 days, or PNC Bank, National

Association’s short term deposit or short term unsecured debt obligations are rated at least “F-1” by Fitch and “P-1” by Moody’s, if the deposits are to be held in the account for 30 days or less, or (iv) a segregated trust account maintained with the trust department of a federal or state chartered depository institution or trust company (which, subject to the remainder of this clause (iv), may include the certificate administrator or the trustee) acting in its fiduciary capacity, and which, in either case, has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority and to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), (v) an account other than one listed in clauses (i) – (iv) above that is maintained with any insured depository institution that is the subject of a Rating Agency Confirmation from each and every Rating Agency or (vi) an account that, but for the failure to satisfy one or more of the minimum rating(s) set forth in the applicable clause, would be listed in clauses (i) – (iii) above that is the subject of a Rating Agency Confirmation from each Rating Agency for which the minimum rating(s) set forth in the applicable clause is not satisfied with respect to such account.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plan” means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA.

“Euroclear” means The Euroclear System.

“Euroclear Operator” means Euroclear Bank S.A./N.V. as the licensed operator of Euroclear.

“Event of Default” means, with respect to the master servicer or the special servicer, any one or more of the following events, circumstances and conditions:

•

the master servicer or the special servicer, as the case may be, fails to deposit, or to remit to the appropriate party for deposit, into the collection account or the REO account, as applicable, any amount required to be so deposited, which failure continues unremedied for one business day following the date on which the deposit or remittance was required to be made;

•

any failure by the master servicer to remit to the certificate administrator for deposit in the certificate administrator’s distribution account any amount required to be so remitted, which failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

•

any failure by the master servicer or the special servicer, as the case may be, to timely make any servicing advance required to be made by that party under the pooling and servicing agreement, which failure continues unremedied for five business days (or, in the case of an emergency advance, two business days) following the date on which notice has been given to the master servicer or the special servicer, as the case may be, by the trustee;

•

any failure by the master servicer or the special servicer, as the case may be, duly to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, which failure continues unremedied for 30 days after written notice has been given to the master servicer or special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than 25% of the voting rights (determined without notionally reducing the principal balances of the certificates by any Appraisal Reduction Amounts); provided, however, that, with respect to any such failure that is not curable within such 30-day period, the master servicer or special servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as the master servicer or special servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the trustee with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

•

any breach on the part of the master servicer or special servicer, as the case may be, of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of certificateholders, which breach continues unremedied for 30 days after written notice of it has been given to the master servicer or special servicer, as the case may be, by any other party to the pooling and servicing agreement, by certificateholders entitled to not less than 25% of the voting rights (determined without notionally reducing the principal balances of the certificates by any Appraisal Reduction Amounts); provided, however, that, with respect to any such breach that is not curable within such 30-day period, the master servicer or special servicer, as the case may be, will have an additional cure period of 60 days to effect such cure so long as the master servicer or special servicer, as the case may be, has commenced to cure the failure within the initial 30-day period and has provided the trustee with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure;

•

the occurrence of any of various events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the master servicer or the special servicer, as the case may be, or the taking by the master servicer or the special servicer, as the case may be, of various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

•

Moody’s has (A) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (B) placed one or more classes of certificates on “watch status” in contemplation of possible rating downgrade or withdrawal (and such “watch status” placement shall not have been withdrawn by Moody’s within 60 days of such actual knowledge by the master servicer or the special servicer, as the case may be), and, in case of either of clause (A) or (B), citing servicing concerns with such master servicer or such special servicer as the sole or a material factor in such rating action;

•

KBRA has (A) qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates, or (B) placed one or more classes of certificates on “watch status” in contemplation of possible rating downgrade or withdrawal (and such “watch status” placement shall not have been withdrawn by KBRA within 60 days of such actual knowledge by the master servicer or the special servicer, as the case may be), and, in case of either of clause (A) or (B), citing servicing concerns with such master servicer or such special servicer as the sole or a material factor in such rating action;

•

the master servicer ceases to have a master servicer rating of at least “CMS3” from Fitch and that rating is not reinstated within 30 days or the special servicer ceases to have a special servicer rating of at least “CSS3” from Fitch and that rating is not reinstated within 30 days, as the case may be;

•

both (i) the trustee receives written notice from Fitch (which the trustee shall forward to the master servicer or the special servicer, as the case may be, and the certificate administrator) that the continuation of such master servicer or special servicer in its respective capacity would result in the downgrade or withdrawal of any rating then assigned by Fitch to any class of certificates and citing servicing concerns with the master servicer or the special servicer as the sole or a material factor in such rating action and (ii) such notice is not withdrawn, terminated or rescinded within 60 days following the trustee’s receipt of such notice; or

•

any failure by the master servicer or the special servicer to deliver (a) any Exchange Act reporting items (other than items to be delivered by a Designated Sub-Servicer) required to be delivered by the master servicer or the special servicer, as applicable, to the certificate administrator under the pooling and servicing agreement by the time required under the pooling and servicing agreement after any applicable grace periods or (b) any Exchange Act reporting items that a sub-servicer or servicing function participant (such a sub-servicer or servicing function participant, the “Sub-Servicing Entity”) retained by the master servicer or special servicer, as applicable, (other than a Designated Sub-Servicer) is required to deliver (any Sub-Servicing Entity that defaults as described in this bullet point will be terminated at the direction of the depositor according to the pooling and servicing agreement).

When a single entity acts as two or more of the capacities of the master servicer and the special servicer, an Event of Default (other than an event described in the seventh, eighth and ninth bullets above) in one capacity will constitute an Event of Default in both or all such capacities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exemption” means PTE 96-22 issued to a predecessor of Wells Fargo Securities, LLC and PTE 90-59 issued to RBS Securities Inc. (formerly known as Greenwich Capital Markets Inc.), each as subsequently amended by PTE 97-34, PTE 2000-58, PTE 2002-41 and PTE 2007-5 and as may be subsequently amended after the Closing Date.

“Exemption-Favored Party” means any of the following—

•	Wells Fargo Securities, LLC,

•	RBS Securities Inc.,

•	any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Wells Fargo Securities, LLC or RBS Securities Inc., and

•

any member of the underwriting syndicate or selling group of which a person described in the prior three bullets is a manager or co-manager with respect to any particular class of the offered certificates.

“FF&E” means furniture, fixtures and equipment.

“FIEL” means the Financial Instruments and Exchange Law of Japan.

“Financial Intermediary” means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

“Fitch” means Fitch, Inc.

“Government Securities” means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

“Interested Person” means the depositor, the master servicer, the special servicer, any borrower, any manager of a mortgaged property, any independent contractor engaged by the special servicer, the trust advisor, or, in connection with any individual mortgage loan, a holder of a related mezzanine loan, or any known affiliate of any such party described above.

“IRS” means the Internal Revenue Service.

“KBRA” means Kroll Bond Rating Agency, Inc.

“Lock-out Period” means, with respect to a mortgage loan, the period during which voluntary principal prepayments are prohibited (even if the mortgage loan may be defeased during that period).

“Material Action” means, for any mortgage loan, any of the following actions except as otherwise described below:

1.	any proposed or actual foreclosure upon or comparable conversion (which shall include acquisitions of an REO Property) of the ownership of the property or properties securing any specially serviced mortgage loan that comes into and continues in default;

2.	any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a mortgage loan or any extension of the maturity date of a mortgage loan;

3.	following a default or an event of default with respect to a mortgage loan, any exercise of remedies, including the acceleration of the mortgage loan or initiation of any proceedings, judicial or otherwise, under the related mortgage loan documents;

4.	any sale of a Defaulted Mortgage Loan or REO Property for less than the applicable Purchase Price;

5.	any determination to bring a mortgaged property or an REO Property into compliance with applicable environmental laws or to otherwise address any hazardous materials located at a mortgaged property or an REO Property;

6.	any release of material collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related mortgage loan documents and for which there is no lender discretion;

7.	any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a mortgage loan or any consent to such a waiver or consent to a transfer of a mortgaged property or interests in the borrower;

8.	any incurrence of additional debt by a borrower or any mezzanine financing by any beneficial owner of a borrower (to the extent that the lender has consent rights pursuant to the related mortgage loan documents);

9.	any material modification, waiver or amendment of an intercreditor agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a mortgage loan, or any action to enforce rights (or decision not to enforce rights) with respect thereto, or any material modification, waiver or amendment thereof;

10.	any property management company changes, including, without limitation, approval of the termination of a manager and appointment of a new property manager (with respect to a mortgage loan with a principal balance greater than $2,500,000), or franchise changes (with respect to a mortgage loan for which the lender is required to consent or approve such changes under the mortgage loan documents);

11.	releases of any material amounts from any escrow accounts, reserve funds or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related mortgage loan documents and for which there is no lender discretion;

12.	any acceptance of an assumption agreement releasing a borrower, guarantor or other obligor from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan and for which there is no lender discretion;

13.	any determination of an Acceptable Insurance Default;

14.	any determination by the master servicer to transfer a mortgage loan to the special servicer under the circumstances described in paragraph 3 of the definition of “Servicing Transfer Event”; or

15.	any modification, waiver or amendment of any lease, the execution of any new lease or the granting of a subordination and non-disturbance or attornment agreement in connection with any lease, at a mortgaged property if (a) the lease involves a ground lease or lease of an outparcel or affects an area greater than or equal to the greater of (i) 30% of the net rentable area of the improvements at the mortgaged property and (ii) 30,000 square feet of the improvements at the mortgaged property and (b) such transaction either is not a routine leasing matter or such transaction relates to a specially serviced mortgage loan.

“Modification Fees” means, with respect to any mortgage loan, any and all fees with respect to a modification, restructure, extension, waiver or amendment that modifies, extends, amends or waives any term of the mortgage loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer (as applicable), other than any Assumption Fees, Assumption Application Fees, consent fees and any defeasance fee; provided, however, that (A) in connection with each modification, restructure, extension, waiver or amendment that constitutes a workout of a specially serviced mortgage loan, the Modification Fees collected from the related borrower will be subject to a cap of 1% of the outstanding principal balance of such mortgage loan immediately after giving effect to such transaction; (B) the preceding clause (A) shall be construed only as a limitation on the amount of Modification Fees that may be collected in connection with each individual such transaction involving a specially serviced mortgage loan and not as a limitation on the cumulative amount of Modification Fees that may be collected in connection with multiple such transactions involving such specially serviced mortgage loan; and (C) for purposes of such preceding clauses (A) and (B), a Modification Fee shall be deemed to have been collected in connection with a workout of a specially serviced mortgage loan if such fee arises substantially in consideration of or otherwise in connection with such workout, whether the related borrower must pay such fee upon the consummation of such workout and/or on one or more subsequent dates.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage Pass-Through Rate” means, with respect to any mortgage loan for any distribution date, an annual rate generally equal to:

•

in the case of a mortgage loan that accrues interest on a 30/360 Basis, a rate per annum equal to the mortgage interest rate for that mortgage loan under its contractual terms in effect as of the Closing Date, minus the Administrative Fee Rate for that mortgage loan.

•	in the case of a mortgage loan that accrues interest on an Actual/360 Basis, twelve times a fraction, expressed as a percentage—

1.	the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the mortgage interest rate for that mortgage loan under its contractual terms in effect as of the Closing Date, minus the related Administrative Fee Rate for that mortgage loan, and

2.	the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

Notwithstanding the foregoing, if the subject distribution date occurs in any January (except in a leap year) or in any February, then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the certificate administrator’s distribution account to the certificate administrator’s interest reserve account during that month. Furthermore, if the subject distribution date occurs in March of any year subsequent to 2012 (or, if the subject distribution date is the final distribution date, in January (except in a leap year) or February of any year), then the amount of interest referred to in the numerator of the fraction described in clause 1 of the second bullet of the first paragraph of this definition will be increased to reflect any interest reserve amounts with respect to the subject mortgage loan that are transferred from the certificate administrator’s interest reserve account to the certificate administrator’s distribution account during that month.

The Mortgage Pass-Through Rate of each mortgage loan will not reflect any modification, waiver or amendment of that mortgage loan occurring subsequent to the Closing Date (whether entered into by the master servicer, the special servicer or any other appropriate party or in connection with any bankruptcy, insolvency or other similar proceeding involving the related borrower), or any Default Interest.

“Net Aggregate Prepayment Interest Shortfall” means, with respect to any distribution date, the excess, if any, of:

•	the total Prepayment Interest Shortfalls incurred with respect to the mortgage loans during the related collection period; over

•	the sum of the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

“NRA” means net rentable area.

“NRSF” means net rentable square feet.

“NRSRO” means a nationally recognized statistical rating organization (as such term is defined in Section 3(a)(62) of the Exchange Act); provided, however, that, when referred to in connection with the Certificate Administrator’s Website or the Rule 17g-5 Information Provider’s Website, “NRSRO” shall mean a nationally recognized statistical rating organization that has delivered an NRSRO Certification.

“Offsetting Modification Fees” means, for purposes of any workout fee or liquidation fee payable to the special servicer in connection with any mortgage loan or REO mortgage loan, any and all Modification Fees collected by the special servicer as additional special servicing compensation to the extent that (1) such Modification Fees were earned and collected by the special servicer either (A) in connection with the workout or liquidation (including partial liquidation) of the specially serviced mortgage loan or REO mortgage loan as to which such workout fee or liquidation fee became payable or (B) in connection with the immediately prior workout of such mortgage loan while it was previously a specially serviced mortgage loan, provided that (in the case of this clause (B)) the Servicing Transfer Event that resulted in its again becoming a specially serviced mortgage loan occurred within 12 months following the consummation of such prior workout, and provided, further, that there shall be deducted from the Offsetting Modification Fees otherwise described in this clause (1) an amount equal to that portion of such Modification Fees that were previously applied to actually reduce the payment of a Workout Fee or Liquidation Fee; and (2) such Modification Fees were earned in connection with a modification, extension, waiver or amendment of such mortgage loan at a time when such mortgage loan was a specially serviced mortgage loan.

“Party in Interest” means any person that is a “party in interest” as defined in Section 3(14) of ERISA or a “disqualified person” as defined in Section 4975 of the Code.

“Permitted Encumbrances” means, with respect to any mortgaged property securing a mortgage loan in the Trust Fund, any and all of the following—

•	the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,

•

covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender’s title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

•

exceptions and exclusions specifically referred to in the related lender’s title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

•

other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

•

the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged property which the related mortgage loan seller did not require to be subordinated to the lien of the related mortgage instrument and which do not materially interfere with the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged property or the current ability of the related mortgaged property to generate income sufficient to service the related mortgage loan,

•	if the related mortgage loan is cross-collateralized with any other mortgage loan, the lien of the mortgage instrument for that other mortgage loan, and

•	if the related mortgaged property is a unit in a condominium, the related condominium declaration.

“Permitted Investments” means the United States Government Securities and other investment grade obligations specified in the pooling and servicing agreement.

“Plan” means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account that is subject to Section 4975 of the Code, including any individual retirement account or Keogh Plan.

“Prepayment Interest Excess” means, with respect to any mortgage loan that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) after the due date for that mortgage loan in any collection period, any payment of interest (net of related master servicing fees and, further, net of any portion of that interest that represents Default Interest, late payment charges) actually collected from the related borrower or out of such insurance proceeds or condemnation proceeds, as the case may be, and intended to cover the period from and after the due date to, but not including, the date of prepayment.

“Prepayment Interest Shortfall” means, with respect to any mortgage loan that was subject to a principal prepayment in full or in part made (or, if resulting from the application of insurance proceeds or condemnation proceeds, any other early recovery of principal received) prior to the due date for that mortgage loan in any collection period, the amount of interest, to the extent not collected from the related borrower or otherwise (without regard to any Prepayment Premium or Yield

Maintenance Charge that may have been collected), that would have accrued on the amount of such principal prepayment during the period from the date to which interest was paid by the related borrower to, but not including, the related due date immediately following the date of the subject principal prepayment (net of related master servicing fees and, further, net of any portion of that interest that represents Default Interest, late payment charges).

“Prepayment Premium” means, with respect to any mortgage loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, that mortgage loan (including any payoff of a mortgage loan by a mezzanine lender on behalf of the subject borrower if and as set forth in the related intercreditor agreement).

“Principal Distribution Amount” means, for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following—

1.	all payments of principal, including voluntary principal prepayments, received by or on behalf of the Trust Fund with respect to the mortgage loans during the related collection period, exclusive of any of those payments that represents a collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related mortgage loan or on a due date for the related mortgage loan subsequent to the collection period for the subject distribution date,

2.	all monthly payments of principal that were received by or on behalf of the Trust Fund with respect to the mortgage loans prior to, but that are due (or deemed due) during, the related collection period,

3.	all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the Trust Fund with respect to any of the mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject mortgage loan(s), in each case net of any portion of the particular collection that represents a collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the cut-off date for the related mortgage loan, and

4.	all advances of principal made with respect to the mortgage loans for that distribution date.

Notwithstanding the foregoing, (A) if any insurance proceeds, condemnation proceeds and/or liquidation proceeds are received with respect to any mortgage loan, or if any mortgage loan is otherwise liquidated, including at a discount, in any event during the collection period for the subject distribution date, then that portion, if any, of the aggregate amount described in clauses 1 through 4 above that is attributable to that mortgage loan will be reduced – to not less than zero – by any workout fees or liquidation fees paid with respect to that mortgage loan from a source other than related Default Interest and late payment charges during the collection period for the subject distribution date; (B) the aggregate amount described in clauses 1 through 4 above will be further subject to reduction – to not less than zero – by any nonrecoverable advances (and interest thereon) that are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the mortgage pool (see “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”) during the related collection period (although any of those amounts that were reimbursed from advances or collections of principal and are subsequently collected (notwithstanding the nonrecoverability determination) on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs); and (C) the aggregate amount described in clauses 1 through 4 above will be subject to further reduction – to not less than zero – by any advances (and interest thereon) with respect to a Defaulted Mortgage Loan that remained unreimbursed at the time of the loan’s modification while a specially serviced mortgage loan and are reimbursed from the principal portion of debt service advances and payments and other collections of principal on the mortgage pool (see “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” and “Servicing of the Mortgage Loans and Administration of the Trust Fund—Servicing and Other Compensation and Payment of Expenses”) during that collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs).

Furthermore, unless and until all classes of certificates other than the Control-Eligible Certificates have been retired, the Principal Distribution Amount (or any lesser portion thereof allocable to the Class A-1, A-2, A-3, A-4, A-S, B, C or D certificates) for each distribution date will be reduced to the extent of any trust advisor expenses (other than Designated Trust Advisor Expenses) that exceed the amount of interest otherwise payable on the Class B, C and D certificates on that distribution date.

For the final distribution date, the “Principal Distribution Amount” will be an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

“Privileged Person” includes the depositor and its designees, the underwriters, the master servicer, the special servicer, the trustee, the certificate administrator, the sponsors, the subordinate class representative, the trust advisor, any person who provides the certificate administrator with an Investor Certification and any Rating Agency or NRSRO that delivers an NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically by means of the Certificate Administrator’s Website.

“Prohibited Party” means, as of any date of determination, any person or entity that has theretofore failed to comply with such person’s or entity’s obligations under Regulation AB with respect to the Trust Fund or any other securitization if (and only if) both (A) such failure was an “event of default” under the relevant agreement to which such person or entity was a party, and (B) such person or entity is proposed to become a Servicing Function Participant in respect of the Trust Fund. In determining whether any person or entity is a “Prohibited Party”, each party to the pooling and servicing agreement, provided that they are not an affiliate of such person or entity, shall be entitled to conclusively rely on a written certification from any person or entity stating that it is not a Prohibited Party. All necessary determinations under or for purposes of this definition shall be made as of the date of consummation of the transaction in which the relevant person or entity would become a Servicing Function Participant in respect of the Trust Fund.

“PSF” means per square foot.

“PTCE 95-60” has the meaning described under “ERISA Considerations” in this prospectus supplement.

“PTE” means prohibited transaction exemption.

“PTE 90-59” means Prohibited Transaction 90-59, as amended, issued to RBS Securities, Inc. (formerly known as Greenwich Capital Markets Inc.).

“PTE 96-22” means Prohibited Transaction Exemption 96-22, as amended, issued to a predecessor of Wells Fargo Securities, LLC.

“Purchase Price” means, with respect to any particular mortgage loan being purchased from the Trust Fund, a price approximately equal to the sum of the following:

•	the outstanding principal balance of that mortgage loan less any Loss of Value Payment available to reduce the principal balance;

•	all accrued and unpaid interest on that mortgage loan generally through the due date in the collection period of purchase, other than Default Interest;

•	all unreimbursed servicing advances with respect to that mortgage loan, together with any unpaid interest on those advances owing to the party or parties that made them;

•	all servicing advances with respect to that mortgage loan that were reimbursed out of collections on or with respect to other mortgage loans in the Trust Fund;

•	all accrued and unpaid interest on any monthly debt service advances made with respect to the subject mortgage loan; and

•

in the case of a repurchase or substitution of a defective mortgage loan by a Responsible Repurchase Party, (1) all related special servicing fees and, to the extent not otherwise included, other related Additional Trust Fund Expenses (including without limitation any liquidation fee payable in connection with the applicable purchase or repurchase), and (2) to the extent not otherwise included, any costs and expenses incurred by the master servicer, the special servicer, the certificate administrator, the custodian or the trustee or an agent of any of them, on behalf of the Trust Fund, in enforcing any obligation of a Responsible Repurchase Party to repurchase or replace the mortgage loan.

“Qualified Insurer” means, with respect to any insurance policy, an insurance company or security or bonding company qualified to write the related insurance policy in the relevant jurisdiction.

“Realized Losses” means losses on or with respect to the mortgage loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged property, as and to the extent described under “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses” in this prospectus supplement.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time-to-time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Red. Reg. 1,506 – 1,631 (Jan. 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time-to-time.

“REMIC” means a real estate mortgage investment conduit within the meaning of, and formed in accordance with, Sections 860A through 860G of the Code.

“REO Property” means any mortgaged property that is acquired for the benefit of the certificateholders through foreclosure, deed in lieu of foreclosure or otherwise following a default on the corresponding mortgage loan.

“Required Claims-Paying Ratings” means, with respect to any insurance carrier, claims-paying ability ratings at least equal to any two of the following: (i) in the case of fidelity bond coverage provided by such insurance carrier, (a) ”A-” by S&P, (b) ”A3” by Moody’s, (c) ”A-” by Fitch or (d) ”A-:VIII” by A.M. Best and (ii) in the case of a policy or policies of insurance issued by such insurance carrier covering loss occasioned by the errors and omissions of officers and employees, (a) ”A-” by S&P, (b) ”A3” by Moody’s, (c) ”A-” by Fitch or (d) ”A-:VIII” by A.M. Best; provided, however, that an insurance carrier shall be deemed to have the applicable claims-paying ability ratings set forth above if the obligations of such insurance carrier under the related insurance policy are guaranteed or backed in writing by an entity that has long term unsecured debt obligations that are rated not lower than the ratings set forth above or claims-paying ratings that are not lower than the ratings set forth above; and an insurance carrier will be deemed to have the applicable claims-paying ratings set forth above if rating agency confirmation is obtained from the Rating Agency whose rating requirement has not been satisfied.

“Restricted Group” means, collectively, the following persons and entities—

•	the trustee,

•	the Exemption-Favored Parties,

•	us,

•	the master servicer,

•	the special servicer,

•	the primary servicer,

•	any sub-servicers,

•	any other person considered a “sponsor” under the Exemption,

•	each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the Cut-off Date Pool Balance, and

•	any and all affiliates of any of the aforementioned persons.

“Rule 17g-5 Information Provider” means the certificate administrator acting in the capacity as “Rule 17g-5 Information Provider” under the pooling and servicing agreement.

“Rule 17g-5 Information Provider’s Website” means www.ctslink.com, under the “NRSRO” tab for the related transaction.

“S&P” means Standard and Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Consultation Period” means a period when the aggregate principal balance of the Class E certificates, without regard to the allocation of any Appraisal Reduction Amounts to that class, is less than 25% of the initial principal balance of the Class E certificates.

“Servicing Function Participant” means any person, other than the master servicer and the special servicer, that, within the meaning of Item 1122 of Regulation AB, is primarily responsible for performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person’s activities relate only to 5% or less of the mortgage loans based on the principal balance of the mortgage loans or the applicable servicer takes responsibility for the activities of such person in accordance with Regulation AB.

“Servicing Standard” means, with respect to the master servicer and the special servicer, to service and administer those mortgage loans and any REO Properties for which that party is responsible under the pooling and servicing agreement:

•

in the best interests and for the benefit of the certificateholders (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), as a collective whole,

•

in accordance with any and all applicable laws, the terms of the pooling and servicing agreement, the terms of the respective mortgage loans (provided that in the event the master servicer or special servicer, as applicable, in its reasonably exercised judgment determines that following the terms of any mortgage loan document would or potentially would result in an Adverse REMIC Event (for which determination, the master servicer and the special servicer will be entitled to rely on advice of counsel, the cost of which will be reimbursed as a Trust expense), the master servicer or the special servicer, as applicable, must comply with the REMIC provisions of the Code to the extent necessary to avoid an Adverse REMIC Event), and

•	to the extent consistent with the foregoing, in accordance with the following standards:

•

with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and real properties that are comparable to those mortgage loans and any REO Properties for which it is responsible under the pooling and servicing agreement;

•	with a view to—

1.	in the case of the master servicer, the timely collection of all scheduled payments of principal and interest under those mortgage loans,

2.	in the case of the master servicer, the full collection of all Yield Maintenance Charges and Prepayment Premiums that may become payable under those mortgage loans, and

3.	in the case of the special servicer, if a mortgage loan comes into and continues in default and, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, including payments of Yield Maintenance Charges, Prepayment Premiums, Default Interest and late payment charges, or the related mortgaged property becomes an REO Property, the maximization of the recovery of principal and interest on that Defaulted Mortgage Loan to the certificateholders, as a collective whole, on a present value basis; and

•	without regard to any potential conflict of interest arising from—

1.	any known relationship that the master servicer or the special servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, any of the mortgage loan sellers or any other party to the pooling and servicing agreement,

2.	the obligation of the master servicer to make advances or otherwise to incur servicing expenses with respect to any mortgage loan or REO property serviced or administered, respectively, under the pooling and servicing agreement,

3.	the obligation of the special servicer to make, or to direct the master servicer to make, servicing advances or otherwise to incur servicing expenses with respect to any mortgage loan or REO property serviced or administered, respectively, under the pooling and servicing agreement,

4.	the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the pooling and servicing agreement or with respect to any particular transaction,

5.	the ownership, servicing and/or management by the master servicer or special servicer, as the case may be, or any of its affiliates, of any other mortgage loans or real property,

6.	the ownership by the master servicer or special servicer, as the case may be, or any of its affiliates of any other debt owed by, or secured by ownership interests in, any of the borrowers or any affiliate of a borrower, and

7.	the obligations of the master servicer or special servicer, as the case may be, or any of its affiliates to repurchase any mortgage loan from the Trust Fund, or to indemnify the Trust Fund, in any event as a result of a material breach or a material document defect.

“Servicing Transfer Event” means, with respect to any mortgage loan, any of the following events:

1.	the related borrower fails to make when due any balloon payment and the borrower does not deliver to the master servicer, on or before the due date of the balloon payment, a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the master servicer which provides that such refinancing will occur within 120 days after the date on which the balloon payment will become due (provided that if either such refinancing does not occur during that time or the master servicer is required during that time to make any monthly debt service advance in respect of the mortgage loan, a Servicing Transfer Event will occur immediately);

2.	the related borrower fails to make when due any monthly debt service payment (other than a balloon payment) or any other payment (other than a balloon payment) required under the related mortgage note or the related mortgage, which failure continues unremedied for 60 days;

3.	the master servicer determines (in accordance with the Servicing Standard) that a default in making any monthly debt service payment (other than a balloon payment) or any other material payment (other than a balloon payment) required under the related mortgage note or the related mortgage is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the subject payment will become due; or the master servicer determines (in accordance with the Servicing Standard) that a default in making a balloon payment is likely to occur in the foreseeable future and the default is likely to remain unremedied for at least 60 days beyond the date on which the balloon payment will become due (or, if the borrower has delivered a written refinancing commitment from an acceptable lender and reasonably satisfactory in form and substance to the master servicer which provides that such refinancing will occur within 120 days after the date of the balloon payment, the master servicer determines (in accordance with the Servicing Standard) that (a) the borrower is likely not to make one or more assumed monthly debt service payments (as described under “Description of the Offered Certificates—Advances of Delinquent Monthly Debt Service Payments” in this prospectus supplement) prior to a refinancing or (b) the refinancing is not likely to occur within 120 days following the date on which the balloon payment will become due);

4.

the master servicer determines that a non-payment default (including, in the master servicer’s or the special servicer’s judgment, the failure of the related borrower to maintain any insurance required to be maintained pursuant to the related mortgage loan documents) has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged property as security for the mortgage loan, or otherwise materially and adversely affect the interests of certificateholders and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days;

5.	various events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

6.	the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged property.

A Servicing Transfer Event will cease to exist, if and when:

•

with respect to the circumstances described in clauses 1 and 2 immediately above in this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;

•	with respect to the circumstances described in clauses 3 and 5 immediately above in this definition, those circumstances cease to exist in the judgment of the special servicer;

•	with respect to the circumstances described in clause 4 immediately above in this definition, the default is cured in the judgment of the special servicer; and

•	with respect to the circumstances described in clause 6 immediately above in this definition, the proceedings are terminated.

“SF” means square feet.

“Stated Principal Balance” means, for each mortgage loan in the Trust Fund, a principal amount that:

•

will initially equal its unpaid principal balance as of the cut-off date or, in the case of a replacement mortgage loan, as of the date it is added to the Trust Fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

•

will be permanently reduced on each subsequent distribution date, to not less than zero, by that portion, if any, of the Principal Distribution Amount (without regard to the adjustments otherwise contemplated by clauses 1 through 4 of the definition thereof) for that distribution date that represents principal actually received or advanced on that mortgage loan, and the principal portion of any Realized Loss (see “Description of the Offered Certificates—Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses”) incurred with respect to that mortgage loan during the related collection period.

However, the “Stated Principal Balance” of any mortgage loan in the Trust Fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectable with respect to that mortgage loan or any related REO Property have been received.

“Structuring Assumptions” means, collectively, the following assumptions regarding the certificates and the mortgage loans in the Trust Fund:

•

except as otherwise set forth below, the mortgage loans have the characteristics set forth on Annex A-1 to this prospectus supplement and the Cut-off Date Pool Balance is as described in this prospectus supplement;

•	the initial aggregate principal balance or notional amount, as the case may be, of each interest-bearing class of certificates is as described in this prospectus supplement;

•	the pass-through rate for each interest-bearing class of certificates is as described in this prospectus supplement;

•	no delinquencies, defaults or losses occur with respect to any of the mortgage loans;

•

no Additional Trust Fund Expenses (including trust advisor expenses) arise, no servicing advances are made under the pooling and servicing agreement and the only expenses of the Trust consist of the trustee fees, the certificate administrator fees, the master servicing fees (including any applicable primary or sub-servicing fees) and the trust advisor fees;

•	there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

•

each of the mortgage loans provides for monthly debt service payments to be due on the first day of each month, regardless of the actual day of the month on which those payments are otherwise due and regardless of whether the subject date is a business day or not;

•

all monthly debt service payments on the mortgage loans are timely received by the master servicer on behalf of the Trust on the day on which they are assumed to be due or paid as described in the immediately preceding bullet;

•

except as described in the next succeeding bullet, no involuntary prepayments are received as to any mortgage loan at any time (including, without limitation, as a result of any application of escrows, reserve or holdback amounts if performance criteria are not satisfied);

•

except as described in the next succeeding bullet, no voluntary prepayments are received as to any mortgage loan during that mortgage loan’s prepayment Lock-out Period, including any contemporaneous period when defeasance is permitted, or during any period when principal prepayments on that mortgage loan are required to be accompanied by a Prepayment Premium or Yield Maintenance Charge, including any contemporaneous period when defeasance is permitted;

•

except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

•

with respect to mortgage loan #1 (National Cancer Institute Center), there is neither any termination of the sole tenant’s lease under the termination option held by the tenant nor a purchase of the mortgaged property under a purchase option held by the tenant and the United States, notwithstanding that such a termination or purchase may result in the prepayment of the mortgage loan during an otherwise applicable lockout period;

•

with respect to mortgage loan #87 (Apple Valley MHC), there is no release of the vacant parcel pursuant to the provisions described under “Description of the Mortgage Pool—Certain Characteristics of the Mortgage Pool—Voluntary Prepayment and Defeasance Provisions—Defeasance Conditions Generally—Partial Release, Partial Defeasance and/or Partial Assumption”, notwithstanding that such release may result in a prepayment of the mortgage loan during an otherwise applicable lockout or defeasance period;

•	all prepayments on the mortgage loans are assumed to be accompanied by a full month’s interest and no Prepayment Interest Shortfalls occur;

•	no Yield Maintenance Charges or Prepayment Premiums are collected;

•

no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under “Description of the Offered Certificates—Termination of the Pooling and Servicing Agreement”;

•	no mortgage loan is required to be repurchased by a mortgage loan seller, as described under “Description of the Mortgage Pool—Cures, Repurchases and Substitutions” in this prospectus supplement;

•	distributions on the offered certificates are made on the 15th day of each month, commencing in May 2012; and

•	the offered certificates are settled with investors on April 4, 2012.

“Subordinate Control Period” means any period when the aggregate principal balance of the Class E certificates, net of any Appraisal Reduction Amounts allocable to that class, is at least 25% of the initial principal balance of the Class E certificates.

“Trust Fund”: The assets of the WFRBS Commercial Mortgage Trust 2012-C6 Trust.

“WAC Rate” means, for each distribution date, the weighted average of the respective Mortgage Pass-Through Rates with respect to all of the mortgage loans for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

“Wells Fargo Bank” means Wells Fargo Bank, National Association.

“Yield Maintenance Charge” means, with respect to any mortgage loan, any premium, fee or other additional amount paid or payable, as the context requires, by a borrower in connection with a principal prepayment on, or other early collection of principal of, a mortgage loan, calculated, in whole or in part, pursuant to a yield maintenance formula or otherwise pursuant to a formula that reflects the lost interest, including any specified amount or specified percentage of the amount prepaid which constitutes the minimum amount that such Yield Maintenance Charge may be.

INDEX OF DEFINED TERMS

2010 PD Amending Directive	i
2011 Wells Corporate Trust Assessment	S-174
30/360 Basis	S-287
Acceptable Insurance Default	S-253
Actual/360 Basis	S-287
ADA	S-287
Additional Servicer	S-287
Additional Trust Fund Expense	S-287
Administrative Fee Rate	S-287
ADR	S-123
Adverse REMIC Event	S-287
Appraisal Reduction Amount	S-287
Appraisal Trigger Event	S-289
Appraisal-Reduced Interest Amount	S-196
Appraised Value	S-123
Assessment of Compliance	S-272
Assumption Application Fees	S-290
Assumption Fees	S-290
Attestation Report	S-273
Authorized Collection Account Withdrawals	S-290
Available Distribution Amount	S-291
Balloon LTV Ratio	S-125
Balloon Payment	S-126
Bankruptcy Code	S-292
Base Interest Fraction	S-292
Basis	S-166
Basis Data Tape	S-171
Basis Deal Team	S-171
Basis Investment	S-166
Basis Mortgage Loans	S-166
Basis Real Estate Capital	S-166
C3CM	S-157
C3CM Mortgage Loans	S-157
C3MF	S-158
Cash Flow Analysis	S-123
CBD	S-292
Certificate Administrator’s Website	S-292
C-III Capital Group	S-157
C-III Parent	S-157
Clearstream	S-292
Closing Date	S-292
CMBS	S-178
Code	S-292
Collective Consultation Period	S-292
Control-Eligible Certificates	S-292
CPR	S-292
CRE Loans	S-145
CREFC	S-212
CREFC Reports	S-212
Cut-off Date Balance	S-125
Cut-off Date Loan-to-Value Ratio	S-124
Cut-off Date LTV Ratio	S-124
Cut-off Date Pool Balance	S-125
Cut-off Date Principal Balance	S-125

D(#)	S-127
D(#) or @%	S-127
DBRS	S-279, S-292
DBTCA	S-173
Debt Service Coverage Ratio	S-125
Default Interest	S-292
Defaulted Mortgage Loan	S-293
Depositor	S-137
Designated Sub-Servicer	S-293
Designated Trust Advisor Expenses	S-201
Disclosable Special Servicer Fees	S-235
Discount Rate	S-293
Distribution Date Statement	S-207
DOL	S-293
DSCR	S-125
DTC	S-293
EDGAR	S-213
Effective Gross Income	S-123
Eligible Account	S-293
ERISA	S-294
ERISA Plan	S-294
Euroclear	S-294
Euroclear Operator	S-294
Event of Default	S-294
Exchange Act	S-177, S-296
Exemption	S-296
Exemption-Favored Party	S-296
FATCA	S-277
FEMA	S-115
FF&E	S-296
FIEL	ii, S-296
Final Asset Status Report	S-243
Financial Intermediary	S-296
Fitch	S-185, S-296
FSMA	S-284
Government Securities	S-296
GRTR of @% or YM(#)	S-127
High Net Worth Companies, Unincorporated Associations, etc.	ii
Interested Person	S-296
Investor Certification	S-212
Investor Q&A Forum	S-211
Investor Registry	S-211
IRS	S-296
JEMB	S-166
KBRA	S-185, S-296
L(#)	S-127
Liberty Island	S-151
Liberty Island Data Tape	S-156
Liberty Island Deal Team	S-155
Liberty Island Mortgage Loans	S-151
Liberty Island’s Parent	S-151
Lock-out Period	S-296
Loss of Value Payment	S-134
LTV Ratio at Maturity	S-125
Material Action	S-296

Maturity Date Balloon Payment	S-126
Midland	S-178
Modification Fees	S-298
Moody’s	S-185, S-298
Morningstar	S-178
Mortgage Pass-Through Rate	S-298
Net Aggregate Prepayment Interest Shortfall	S-299
NRA	S-299
NRSF	S-299
NRSRO	S-299
NRSRO Certification	S-212
NRSROs	S-211
O(#)	S-127
OCC	S-138
Occupancy As Of Date	S-126
Occupancy Rate	S-126
Offsetting Modification Fees	S-299
P&I	S-176
PAR	S-151, S-180
Party in Interest	S-299
Pentalpha Surveillance	S-181
Permitted Encumbrances	S-299
Permitted Investments	S-300
Permitted Special Servicer/Affiliate Fees	S-235
PILOT	S-97
PL	S-120, S-141
Plan	S-300
PMCC	S-151, S-180
PML	S-120, S-141, S-154
pooling and servicing agreement	S-3
PPA	S-176
Prepayment Interest Excess	S-300
Prepayment Interest Shortfall	S-300
Prepayment Premium	S-301
Prepayment Provisions	S-126
Principal Distribution Amount	S-301
Privileged Information	S-247
Privileged Person	S-302
Prohibited Party	S-302
Prospectus Directive	i
PSF	S-302
PTE	S-302
PTE 90-59	S-302
PTE 96-22	S-302
Purchase Price	S-302
PWP	S-151
Qualified Insurer	S-303
Qualified Replacement Special Servicer	S-252
Rating Agencies	S-284
Rating Agency Confirmation	S-267
Realized Losses	S-303
Regulation AB	S-303
REIT	S-275
Relevant Member State	i
Relevant Persons	ii
Remaining Term to Maturity	S-127
REMIC	S-303

REMIC Pool	S-274
REO Property	S-303
Requesting Party	S-266
Required Claims-Paying Ratings	S-303
Responsible Repurchase Party	S-92, S-134
Restricted Group	S-304
RevPAR	S-127
Royal Bank of Scotland Deal Team	S-149
Rule 17g-5 Information Provider	S-304
Rule 17g-5 Information Provider’s Website	S-304
S&P	S-304
SEC	S-136, S-304
Securities Act	S-304
SEL	S-120, S-141, S-154
Senior Consultation Period	S-304
Servicing Function Participant	S-304
Servicing Standard	S-250, S-304
Servicing Transfer Event	S-306
Severance Event	S-108
SF	S-307
Stated Principal Balance	S-307
static pool information	S-92
Structuring Assumptions	S-308
Subordinate Control Period	S-309
Sub-Servicing Entity	S-295
The Royal Bank of Scotland	S-3
The Royal Bank of Scotland Data Tape	S-149
Total Expenses	S-123
trust	S-3
Trust	S-137
trust fund	S-3
Trust Fund	S-309
U/W DSCR	S-125
U/W NCF	S-127
U/W NCF Debt Yield	S-129
U/W NCF DSCR	S-125
U/W NOI	S-130
U/W NOI Debt Yield	S-130
Underwritten Debt Service Coverage Ratio	S-125
Underwritten NCF	S-127
Underwritten NCF Debt Yield	S-129
Underwritten Net Cash Flow	S-127
Underwritten Net Operating Income	S-130
Underwritten NOI	S-130
Underwritten NOI Debt Yield	S-130
UPB	S-176
WAC Rate	S-191, S-309
Wachovia	S-175
Wachovia Bank	S-138
Wells Fargo Bank	S-138, S-173, S-309
Wells Fargo Bank Data Tape	S-144
Wells Fargo Bank Deal Team	S-143
Workout Fee Projected Amount	S-234
Yield Maintenance Charge	S-309
Yield Maintenance Discount Rate	S-103
YM Group A	S-194
YM Group B	S-194

YM Groups	S-194

YM(#)	S-127

Annex A-1

Certain Characteristics of the Mortgage Loans

and Mortgaged Properties

WFRBS Commercial Mortgage Trust 2012-C6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag(2)	Address	City	State	Zip Code	General Property Type	Specific Property Type	Year Built	Year Renovated

1	National Cancer Institute Center	WFB		8560 Progress Drive	Frederick	MD	21702	Office	Medical	2011
2	Windsor Hotel Portfolio II	WFB		Various	Various	Various	Various	Hospitality	Full Service	Various	Various
2.01	Embassy Suites Las Vegas	WFB		3600 Paradise Road	Las Vegas	NV	89169	Hospitality	Full Service	2000
2.02	Renaissance Asheville	WFB		31 Woodfin Street	Asheville	NC	28801	Hospitality	Full Service	1970	2008
2.03	Embassy Suites Arcadia	WFB		211 East Huntington Drive	Arcadia	CA	91006	Hospitality	Full Service	1984	2002
2.04	Embassy Suites Alpharetta	WFB		5955 North Point Parkway	Alpharetta	GA	30022	Hospitality	Full Service	2001
3	WPC Self Storage Portfolio	WFB		Various	Various	Various	Various	Self Storage	Self Storage	Various	Various
3.01	Extra Space - San Diego	WFB		4455 Federal Boulevard	San Diego	CA	92102	Self Storage	Self Storage	1986
3.02	Extra Space - Pearl City	WFB		98-710 Kuahao Place	Pearl City	HI	96782	Self Storage	Self Storage	1977
3.03	Extra Space - Palmdale 10th Street	WFB		37909 10th Street East	Palmdale	CA	93550	Self Storage	Self Storage	1988	2005
3.04	Extra Space - Fresno	WFB		1844 South Cherry Avenue	Fresno	CA	93721	Self Storage	Self Storage	1976	1999
3.05	Extra Space - Palm Springs	WFB		1000 North Farrell Drive	Palm Springs	CA	92262	Self Storage	Self Storage	1989
3.06	SecureCare - Chicago Adams	WFB		901 West Adams Street	Chicago	IL	60607	Self Storage	Self Storage	1916	2002
3.07	Extra Space - Apple Valley Town Center	WFB		19464 Town Center Drive	Apple Valley	CA	92308	Self Storage	Self Storage	1989	2005
3.08	Extra Space - Bakersfield Oswell	WFB		600 South Oswell Street	Bakersfield	CA	93307	Self Storage	Self Storage	1987
3.09	Extra Space - Palmdale Sierra	WFB		38963 North Sierra Highway	Palmdale	CA	93550	Self Storage	Self Storage	1988	2003
3.10	Extra Space - Bakersfield Weedpatch	WFB		711 Weedpatch Highway	Bakersfield	CA	93307	Self Storage	Self Storage	1990
3.11	Extra Space - South Gate	WFB		12024 Center Street	South Gate	CA	90280	Self Storage	Self Storage	1925	2004
3.12	Extra Space - Bakersfield Hughes	WFB		4242 Hughes Lane	Bakersfield	CA	93304	Self Storage	Self Storage	1974
3.13	Extra Space - Rosamond	WFB		1616 West Rosamond Boulevard	Rosamond	CA	92595	Self Storage	Self Storage	1995
3.14	Metro - Fort Worth	WFB		7600 McCart Avenue	Fort Worth	TX	76133	Self Storage	Self Storage	2004
3.15	Extra Space - Apple Valley Powhatan	WFB		13533 Powhatan Court	Apple Valley	CA	92308	Self Storage	Self Storage	1989	2000
3.16	SecureCare - Rockford Alpine	WFB		4548 American Road	Rockford	IL	61109	Self Storage	Self Storage	1978
3.17	SecureCare - Chicago Elston	WFB		4995 North Elston Avenue	Chicago	IL	60632	Self Storage	Self Storage	1968	1999
3.18	SecureCare - Rockford Main	WFB		3015 North Main Street	Rockford	IL	61103	Self Storage	Self Storage	1957	1997
3.19	Extra Space - Harbor City	WFB		1239 West 253rd Street	Harbor City	CA	90710	Self Storage	Self Storage	1987
3.20	Extra Space - Rubidoux	WFB		2431 Rubidoux Boulevard	Rubidoux	CA	92509	Self Storage	Self Storage	1986	2004
3.21	Extra Space - Anaheim	WFB		1441 North Baxter Street	Anaheim	CA	92806	Self Storage	Self Storage	1988
3.22	Extra Space - Riverside	WFB		395 Iowa Avenue	Riverside	CA	92507	Self Storage	Self Storage	1985
3.23	Extra Space - Bakersfield Buck Owens	WFB		4600 Buck Owens Boulevard	Bakersfield	CA	93308	Self Storage	Self Storage	1972
3.24	Extra Space - Kona	WFB		71-5562 Lawehana Street	Kailua-Kona	HI	96740	Self Storage	Self Storage	1987
3.25	Extra Space - Grand Terrace	WFB		21971 DeBerry Street	Grand Terrace	CA	92313	Self Storage	Self Storage	1978
3.26	SecureCare - Alpine Annex	WFB		4624, 4632, 4740, 4758, 4770, 4902 and 4924 American Road	Rockford	IL	61109	Self Storage	Self Storage	1975
4	Norwalk Town Square	WFB		11647-11749 Rosecrans Avenue; 11723 Petticoat Lane; 13901-14135 Pioneer Boulevard; 11637-11735 The Plaza	Norwalk	CA	90650	Retail	Anchored	1953	1990
5	Resort MHC	WFB		1101 South Ellsworth Road	Mesa	AZ	85208	Manufactured Housing Community	Manufactured Housing Community	1984	2010
6	Citrus Crossing	WFB		800-870 East Alosta Avenue and 305-377 North Citrus Avenue	Azusa	CA	91702	Retail	Anchored	1960	2008
7	Boca Industrial Park	WFB		500 Northwest 77th Street	Boca Raton	FL	33487	Industrial	Flex	1984
8	Lexington Hotel Portfolio	RBS		Various	West Chester	OH	45069	Hospitality	Various	Various	Various
8.01	Courtyard Cincinnati North at Union Centre	RBS		6250 Muhlhauser Rd	West Chester	OH	45069	Hospitality	Limited Service	2007	2011
8.02	Residence Inn West Chester	RBS		6240 Muhlhauser Rd	West Chester	OH	45069	Hospitality	Extended Stay	2008
9	Seven Trees Retail Portfolio	LIG I		Various	San Jose	CA	95111	Retail	Various	Various
9.01	Seven Trees Center	LIG I		4040-4152 Monterey Road	San Jose	CA	95111	Retail	Anchored	1964
9.02	Solari Center	LIG I		3826-3828 Seven Trees Boulevard	San Jose	CA	95111	Retail	Unanchored	1999
9.03	7-11 Center	LIG I		3849-3861 Seven Trees Boulevard	San Jose	CA	95111	Retail	Unanchored	1979
10	El Mercado Shopping Center	LIG I		1601-1801 Decoto Road & 34300-34396 Alvarado Niles Road	Union City	CA	94587	Retail	Anchored	1981
11	Sunwest Portfolio	Basis		Various	Various	Various	Various	Retail	Various	Various	Various
11.01	1937 Parker Road	Basis		1937 West Parker Road	Plano	TX	75023	Retail	Anchored	1988
11.02	2010 South Sheridan	Basis		2010 South Sheridan Road	Tulsa	OK	74112	Retail	Anchored	1979
11.03	2524 North Galloway	Basis		2524 North Galloway Avenue	Mesquite	TX	75150	Retail	Single Tenant	1991
11.04	2770 Trinity Mills Road	Basis		2770 Trinity Mills Road	Carrollton	TX	75006	Retail	Single Tenant	1983
11.05	100 Cleveland S.C.	Basis		100 Truly Plaza	Cleveland	TX	77327	Retail	Single Tenant	1983
11.06	1201 South Stockton	Basis		1201 South Stockton Avenue	Monahans	TX	79756	Retail	Single Tenant	1982
11.07	3065 Josey Lane	Basis		3065 Josey Lane	Carrollton	TX	75007	Retail	Anchored	1979
11.08	709 North Federal	Basis		709 North Federal	Riverton	WY	82501	Retail	Single Tenant	1959
11.09	6400 Nieman Road	Basis		6400 Nieman Road	Shawnee	KS	66203	Retail	Single Tenant	1962	1995
11.10	335 South Cedar Ridge	Basis		335 South Cedar Ridge Drive	Duncanville	TX	75116	Retail	Anchored	1979	2008
11.11	535 Green Street	Basis		535 Green Street	Craig	CO	81625	Retail	Unanchored	1961
11.12	1300 North Highway 7	Basis		1300 Northwest Missouri 7 Highway	Blue Springs	MO	64014	Retail	Single Tenant	1973	2005
11.13	1380 North Main Street	Basis		1380 Main Street	Vidor	TX	77662	Retail	Single Tenant	1983	2008
11.14	14th Street & Grand Avenue	Basis		1400 Grand Avenue	Billings	MT	59102	Retail	Anchored	1969	2005
11.15	1818 Ninth Street	Basis		1818 Ninth Street	Wichita Falls	TX	76301	Retail	Single Tenant	1964
11.16	1343 Miner Street	Basis		1343 Miner Street	Idaho Springs	CO	80452	Retail	Single Tenant	2009
11.17	280 West Main Street	Basis		280 West Main Street	Vernal	UT	84078	Retail	Single Tenant	1960
11.18	1605 West Pioneer Parkway	Basis		1605 West Pioneer Parkway	Arlington	TX	76013	Retail	Single Tenant	1974
11.19	712 West Commercial	Basis		712 West Commercial	Springfield	MO	65803	Retail	Single Tenant	1966	1987
11.20	306 East Paisano Avenue	Basis		306 East Paisano Avenue	El Paso	TX	79901	Retail	Single Tenant	1950
11.21	111 Park Street	Basis		111 Park Street	Powell	WY	82435	Retail	Single Tenant	1955
11.22	2215 South Marsalis Ave.	Basis		2215 South Marsalis Avenue	Dallas	TX	75216	Retail	Single Tenant	1967
11.23	3510 Prospect	Basis		3504 Prospect Avenue	Kansas City	MO	64128	Retail	Single Tenant	1963
11.24	259 14th Street	Basis		259 14th Street	Burlington	CO	80807	Retail	Single Tenant	1961	1988
11.25	4601 Parallel Street	Basis		4601 Parallel Parkway	Kansas City	KS	66104	Retail	Single Tenant	1963	2002
12	Whole Foods	RBS		3640 North Halsted Street	Chicago	IL	60657	Retail	Anchored	2007
13	Williams Centre Plaza	WFB		5340-5480 East Broadway Boulevard	Tucson	AZ	85711	Retail	Unanchored	1987
14	Claremont Village Square	WFB		1-201 North Indian Hill Boulevard	Claremont	CA	91711	Mixed Use	Retail/Office	2007
15	Commerce Park IV & V	RBS		23240-23250 Chagrin Blvd	Beachwood	OH	44122	Office	Suburban	1984
16	Parrish Portfolio	CIIICM		Various	Various	Various	Various	Manufactured Housing Community	Manufactured Housing Community	Various
16.01	Hillcrest RV Resort	CIIICM		4421 Lane Road	Zephyrhills	FL	33541	Manufactured Housing Community	Manufactured Housing Community	1987
16.02	White Birch Estates	CIIICM		W8079 US2/US 141	Iron Mountain	MI	49801	Manufactured Housing Community	Manufactured Housing Community	1970
16.03	Carefree Estates	CIIICM		10901 256th Avenue	Trevor (Salem)	WI	53179	Manufactured Housing Community	Manufactured Housing Community	1989

A-1-1

WFRBS Commercial Mortgage Trust 2012-C6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Cross Collateralized and Cross Defaulted Loan Flag(2)	Address	City	State	Zip Code	General Property Type	Specific Property Type	Year Built	Year Renovated

17	Pyramid Office	WFB		601 Northwest Loop 410	San Antonio	TX	78216	Office	Suburban	1980	2006
18	91-99 Paidge Avenue	WFB		91-99 Paidge Avenue	Brooklyn	NY	11222	Industrial	Flex	1931	2011
19	Holiday Inn Maingate East	Basis		5711 West Irlo Bronson Memorial Highway	Kissimmee	FL	34746	Hospitality	Full Service	1984	2008
20	Montclair on the Park - Missouri	WFB		18 South Kingshighway Boulevard	Saint Louis	MO	63108	Multifamily	High Rise	1952
21	North Torrance Plaza	WFB		4840-5050 West 190th Street	Torrance	CA	90503	Retail	Anchored	1959	1993
22	Hulen Bend Shopping Center	RBS		6080 S. Hulen Street	Fort Worth	TX	76132	Retail	Anchored	1987
23	Hacienda MHC	WFB		3231 Vineyard Avenue	Pleasanton	CA	94566	Manufactured Housing Community	Manufactured Housing Community	1973
24	Summerhill Marketplace	RBS		647 Route 18 and 130 Summerhill Road	East Brunswick	NJ	08816	Retail	Anchored	1996	2009
25	HRC Hotel Portfolio	LIG I		Various	Various	Various	Various	Hospitality	Limited Service	Various
25.01	Hampton Inn Warsaw	LIG I		115 Robmar Drive	Warsaw	IN	46580	Hospitality	Limited Service	2007
25.02	Kalamazoo Townes Place Suites	LIG I		5683 South 9th Street	Kalamazoo	MI	49009	Hospitality	Limited Service	2007
25.03	Marshalltown Hampton Inn Suites	LIG I		20 West Iowa Avenue	Marshalltown	IA	50158	Hospitality	Limited Service	2009
26	Santa Rosa Southside	RBS		2661-2739 Santa Rosa Avenue	Santa Rosa	CA	95407	Retail	Anchored	1984
27	Buford Plaza	RBS		5600 Buford Highway	Doraville	GA	30340	Retail	Anchored	1967	2008
28	Willow Lawn	WFB		5001 West Broad Street	Richmond	VA	23230	Mixed Use	Retail/Office	2009
29	All Storage Camp Bowie	RBS		5601 Locke Avenue	Fort Worth	TX	76107	Self Storage	Self Storage	2006
30	Hampton Inn LBV	RBS		8150 Palm Parkway	Orlando	FL	32836	Hospitality	Limited Service	1998	2009
31	Hobbs Hotel Portfolio	RBS		Various	Hobbs	NM	88240	Hospitality	Limited Service	Various	Various
31.01	Fairfield Inn & Suites - Hobbs	RBS		1350 West Joe Harvey Boulevard	Hobbs	NM	88240	Hospitality	Limited Service	2008
31.02	Hampton Inn - Hobbs	RBS		5420 Lovington Highway	Hobbs	NM	88240	Hospitality	Limited Service	2004	2011
32	Vermont Galleria	WFB		440 South Vermont Avenue	Los Angeles	CA	90020	Retail	Unanchored	1989	2011
33	Southland Plaza	RBS		525-695 Saturn Boulevard	San Diego	CA	92154	Retail	Shadow Anchored	1983
34	Lottsford Business Center	LIG I		9475 Lottsford Road	Upper Marlboro	MD	20774	Office	Suburban	1988
35	800, 804 & 763 Buildings	WFB		800 & 804 Ocean Drive; 763 Collins Avenue	Miami Beach	FL	33139	Mixed Use	Retail/Hotel/Office	1922	2009
36	Florida Hotel Portfolio	CIIICM		Various	Various	FL	Various	Hospitality	Limited Service	Various
36.01	Comfort Inn Tampa	CIIICM		4506 Oak Fair Blvd.	Tampa	FL	33610	Hospitality	Limited Service	2009
36.02	Holiday Inn Express Lakeland	CIIICM		4500 Lakeland Park Dr.	Lakeland	FL	33809	Hospitality	Limited Service	2009
36.03	Best Western Plus Auburndale	CIIICM		1008 US Highway 92 West	Auburndale	FL	33823	Hospitality	Limited Service	2006
37	301 Wilshire	LIG I		301-315 Wilshire Boulevard	Santa Monica	CA	90401	Retail	Unanchored	1936
38	Six Trails Apartments	LIG I		801 Valley Circle Drive	Saline	MI	48176	Multifamily	Garden	1971	2008
39	Holiday Inn - Odessa	RBS		5275 East 42nd St.	Odessa	TX	79762	Hospitality	Full Service	2007	2010
40	Market at Hebron	RBS		1745 & 1757 East Hebron Parkway	Carrollton	TX	75010	Retail	Anchored	2011
41	Hampton Inn - Pennsylvania	WFB		4575 McKnight Road	Pittsburgh	PA	15237	Hospitality	Limited Service	1997	2010
42	Hilton Garden Inn - Denver Airport	WFB		16475 East 40th Circle	Aurora	CO	80011	Hospitality	Limited Service	1998
43	Holiday Inn Express Kendall	CIIICM		13475 Southwest 131st Street	Kendall	FL	33186	Hospitality	Limited Service	2007
44	Pacific Office Park	RBS		340-342 4th Avenue	Chula Vista	CA	91910	Office	Medical	1967	2008
45	64th & Greenway	WFB		6321 & 6339 East Greenway Road	Phoenix	AZ	85254	Retail	Anchored	1996
46	Gulfgate Square	WFB		6800-6888 Gulf Freeway	Houston	TX	77087	Retail	Anchored	1998
47	Hampton Inn Hammond Louisiana	RBS		401 Westin Oak Drive	Hammond	LA	70403	Hospitality	Limited Service	2002	2011
48	Extra Storage	WFB		1483 Broadway	Chula Vista	CA	91911	Self Storage	Self Storage	1985
49	4S Ranch Village	RBS		16615-16617 Dove Canyon Road	San Diego	CA	92127	Retail	Anchored	2011
50	Tifton Corners	LIG I		121 Virginia Avenue South	Tifton	GA	31794	Retail	Anchored	1987
51	T&M Retail Portfolio	Basis		Various	Various	Various	Various	Retail	Anchored	Various	Various
51.01	Three Bears Supermarket	Basis		8151 East Palmer - Wasilla Highway	Palmer	AK	99645	Retail	Anchored	2005
51.02	Marsh Supermarket	Basis		1815-1831 Albany Street	Beech Grove	IN	46107	Retail	Anchored	1970	2012
52	Grande Pointe Apartments	RBS		5800 University Boulevard West	Jacksonville	FL	32216	Multifamily	Garden	1972	2010
53	Elks Building	WFB		921 11th Street	Sacramento	CA	95814	Office	CBD	1926	2007
54	Central Self Storage - Corte Madera	WFB		31 San Clemente Drive	Corte Madera	CA	94925	Self Storage	Self Storage	2007
55	Crossings at Roswell	CIIICM	Crossed Portfolio A	690 Holcomb Bridge Road	Roswell	GA	30076	Retail	Unanchored	1987	2011
56	Cumberland Place	CIIICM	Crossed Portfolio A	2997 Cumberland Boulevard	Smyrna	GA	30080	Retail	Unanchored	1996
57	Natomas Self Storage	WFB		2640 El Centro Road	Sacramento	CA	95833	Self Storage	Self Storage	2000
58	LaCarreta	CIIICM		11740 & 11790 SW 88 Street	Miami	FL	33186	Retail	Unanchored	1983	2005
59	Shady Grove Shopping Center	RBS		2200-2314 West Shady Grove Road	Irving	TX	75060	Retail	Anchored	1973	2011
60	Quality Court Business Complex	WFB		521 Central Drive; 2434 Bowland Parkway; 2581-97 Quality Court	Virginia Beach	VA	23454	Industrial	Warehouse	1999
61	Van Buren Estates	WFB		16800 Lohr Road	Belleville	MI	48111	Manufactured Housing Community	Manufactured Housing Community	1970	2001
62	All Storage Mesquite	RBS	Crossed Portfolio B	2023 North Galloway Avenue	Mesquite	TX	75149	Self Storage	Self Storage	1999
63	All Storage Harwood	RBS	Crossed Portfolio B	3124 Harwood Road	Bedford	TX	76021	Self Storage	Self Storage	2007
64	King’s Row MHC	CIIICM		10810 Telephone Road	Houston	TX	77075	Manufactured Housing Community	Manufactured Housing Community	1960	2011
65	CVS - Victorville	WFB		14426 Palmdale Road	Victorville	CA	92392	Retail	Single Tenant	2010
66	Seagoville Corners Shopping Center	RBS		410 North US Highway 175	Seagoville	TX	75159	Retail	Shadow Anchored	2006
67	Shoppes at Garland	RBS	Crossed Portfolio C	1400 Pleasant Valley Road	Garland	TX	75040	Retail	Shadow Anchored	1999
68	Graham Shopping Center	RBS	Crossed Portfolio C	1229 Highway 16 South	Graham	TX	76450	Retail	Anchored	1972	2009
69	Emerald Apartments	CIIICM		1030 South Dobson Road	Mesa	AZ	85202	Multifamily	Low Rise	1975
70	Walker Plaza	CIIICM		28050 Walker South Road	Walker	LA	70785	Retail	Shadow Anchored	2003
71	Waynewood Apartments	WFB		6737 North Wayne Road	Westland	MI	48185	Multifamily	Garden	1965
72	Parkway 3&4	CIIICM		2697 International Parkway	Virginia Beach	VA	23542	Industrial	Flex	1984
73	Advantage Main Street Storage	RBS		3339 Main Street	Frisco	TX	75034	Self Storage	Self Storage	2004
74	Rite Aid Monroeville	Basis		4111 William Penn Highway	Monroeville	PA	15146	Retail	Single Tenant	1999
75	Assured Self Storage	WFB		8110 South Cockrell Hill Road	Dallas	TX	75236	Self Storage	Self Storage	2004
76	Canton Center Crossing	Basis		6427 N. Canton Center Road	Canton Township	MI	48187	Retail	Unanchored	2002
77	Northfield Point Marketplace	WFB		5365-5407 Crooks Road	Troy	MI	48034	Retail	Unanchored	1998
78	Eastpoint Self Storage	CIIICM		21500 Gratiot Avenue	Eastpointe	MI	48021	Self Storage	Self Storage	2005
79	Story Business Center	CIIICM		3010-3080 West Story Road	Irving	TX	75038	Industrial	Flex	1986	2008
80	Westfield Ridge Apartments	Basis		20515 Aldine Westfield Road	Humble	TX	77338	Multifamily	Garden	1981	1995
81	High Cliff Estates MHC	WFB		1701 2nd Street East	Milan	IL	61264	Manufactured Housing Community	Manufactured Housing Community	1974
82	Northwest Self Storage	CIIICM		1850 Ephriham Ave	Fort Worth	TX	76106	Self Storage	Self Storage	1985
83	Leisure Living MHC	CIIICM		700 Leisure Drive	Fort Worth	TX	76120	Manufactured Housing Community	Manufactured Housing Community	1969
84	Midtown Vault Self Storage	CIIICM		1485 Madison Avenue	Memphis	TN	38104	Self Storage	Self Storage	1960	2006
85	Rivergate Self Storage	WFB		1323 Northwest Broad Street	Murfreesboro	TN	37129	Self Storage	Self Storage	1992
86	Park Estates MHC	WFB		51300 Michigan Avenue	Van Buren Township	MI	48111	Manufactured Housing Community	Manufactured Housing Community	1988
87	Apple Valley MHC	CIIICM		10326 Old Leo Road	Fort Wayne	IN	46825	Manufactured Housing Community	Manufactured Housing Community	1988
88	Security Public Storage - Ceres	WFB		3020, 3031, 3032 Dale Court	Ceres	CA	95307	Self Storage	Self Storage	1978
89	Kirkwood MHC	CIIICM		41 Loughlin Road	Binghamton	NY	13904	Manufactured Housing Community	Manufactured Housing Community	1970

A-1-2

WFRBS Commercial Mortgage Trust 2012-C6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Number of Units(3)	Unit of Measure	Cut-off Date Balance Per Unit/SF	Original Balance ($)(4)	Cut-off Date Balance ($)(4)	% of Aggregate Cut-off Date Balance(4)	Maturity Date or ARD Balloon Payment ($)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date

1	National Cancer Institute Center	WFB	341,271	Sq. Ft.	224	76,500,000	76,500,000	8.3%	63,496,022	N	7/13/2011	9/1/2011	8/1/2013	9/1/2013	8/1/2021
2	Windsor Hotel Portfolio II	WFB	901	Rooms	74,672	68,200,000	67,279,272	7.3%	61,194,328	N	6/6/2011	8/1/2011		8/1/2011	7/1/2016
2.01	Embassy Suites Las Vegas	WFB	286	Rooms		21,725,000	21,431,703	2.3%
2.02	Renaissance Asheville	WFB	275	Rooms		20,480,000	20,203,511	2.2%
2.03	Embassy Suites Arcadia	WFB	190	Rooms		17,800,000	17,559,693	1.9%
2.04	Embassy Suites Alpharetta	WFB	150	Rooms		8,195,000	8,084,364	0.9%
3	WPC Self Storage Portfolio	WFB	1,718,350	Sq. Ft.	28	48,157,500	48,157,500	5.2%	44,546,720	N	6/27/2011	8/1/2011	7/1/2016	8/1/2016	7/1/2021
3.01	Extra Space - San Diego	WFB	97,605	Sq. Ft.		6,273,000	6,273,000	0.7%
3.02	Extra Space - Pearl City	WFB	72,324	Sq. Ft.		3,450,000	3,450,000	0.4%
3.03	Extra Space - Palmdale 10th Street	WFB	126,290	Sq. Ft.		2,773,000	2,773,000	0.3%
3.04	Extra Space - Fresno	WFB	161,525	Sq. Ft.		2,638,000	2,638,000	0.3%
3.05	Extra Space - Palm Springs	WFB	64,541	Sq. Ft.		2,511,000	2,511,000	0.3%
3.06	SecureCare - Chicago Adams	WFB	39,271	Sq. Ft.		2,342,000	2,342,000	0.3%
3.07	Extra Space - Apple Valley Town Center	WFB	107,455	Sq. Ft.		2,300,000	2,300,000	0.2%
3.08	Extra Space - Bakersfield Oswell	WFB	73,960	Sq. Ft.		2,130,000	2,130,000	0.2%
3.09	Extra Space - Palmdale Sierra	WFB	69,037	Sq. Ft.		2,081,000	2,081,000	0.2%
3.10	Extra Space - Bakersfield Weedpatch	WFB	80,980	Sq. Ft.		2,013,000	2,013,000	0.2%
3.11	Extra Space - South Gate	WFB	56,074	Sq. Ft.		1,774,000	1,774,000	0.2%
3.12	Extra Space - Bakersfield Hughes	WFB	82,970	Sq. Ft.		1,713,700	1,713,700	0.2%
3.13	Extra Space - Rosamond	WFB	64,060	Sq. Ft.		1,700,000	1,700,000	0.2%
3.14	Metro - Fort Worth	WFB	74,750	Sq. Ft.		1,538,000	1,538,000	0.2%
3.15	Extra Space - Apple Valley Powhatan	WFB	45,337	Sq. Ft.		1,445,900	1,445,900	0.2%
3.16	SecureCare - Rockford Alpine	WFB	59,457	Sq. Ft.		1,363,000	1,363,000	0.1%
3.17	SecureCare - Chicago Elston	WFB	39,541	Sq. Ft.		1,321,500	1,321,500	0.1%
3.18	SecureCare - Rockford Main	WFB	65,485	Sq. Ft.		1,318,600	1,318,600	0.1%
3.19	Extra Space - Harbor City	WFB	28,533	Sq. Ft.		1,293,000	1,293,000	0.1%
3.20	Extra Space - Rubidoux	WFB	51,998	Sq. Ft.		1,247,000	1,247,000	0.1%
3.21	Extra Space - Anaheim	WFB	35,705	Sq. Ft.		1,148,600	1,148,600	0.1%
3.22	Extra Space - Riverside	WFB	51,732	Sq. Ft.		1,124,000	1,124,000	0.1%
3.23	Extra Space - Bakersfield Buck Owens	WFB	62,964	Sq. Ft.		849,000	849,000	0.1%
3.24	Extra Space - Kona	WFB	34,064	Sq. Ft.		832,000	832,000	0.1%
3.25	Extra Space - Grand Terrace	WFB	30,776	Sq. Ft.		728,200	728,200	0.1%
3.26	SecureCare - Alpine Annex	WFB	41,916	Sq. Ft.		250,000	250,000	0.0%
4	Norwalk Town Square	WFB	232,987	Sq. Ft.	117	27,500,000	27,259,020	2.9%	22,781,469	N	7/20/2011	9/1/2011		9/1/2011	8/1/2021
5	Resort MHC	WFB	791	Pads	28,826	23,000,000	22,801,387	2.5%	19,096,101	N	7/29/2011	9/1/2011		9/1/2011	8/1/2021
6	Citrus Crossing	WFB	172,533	Sq. Ft.	129	22,500,000	22,307,737	2.4%	18,710,547	N	7/14/2011	9/1/2011		9/1/2011	8/1/2021
7	Boca Industrial Park	WFB	386,846	Sq. Ft.	58	22,250,000	22,250,000	2.4%	20,544,382	N	7/5/2011	9/1/2011	8/1/2016	9/1/2016	8/1/2021
8	Lexington Hotel Portfolio	RBS	226	Rooms	90,592	20,500,000	20,473,784	2.2%	15,870,647	N	2/24/2012	4/1/2012		4/1/2012	3/1/2022
8.01	Courtyard Cincinnati North at Union Centre	RBS	126	Rooms		11,900,000	11,884,782	1.3%
8.02	Residence Inn West Chester	RBS	100	Rooms		8,600,000	8,589,002	0.9%
9	Seven Trees Retail Portfolio	LIG I	156,085	Sq. Ft.	128	20,000,000	19,958,826	2.2%	16,880,043	N	1/11/2012	3/1/2012		3/1/2012	2/1/2022
9.01	Seven Trees Center	LIG I	136,215	Sq. Ft.		17,454,000	17,418,067	1.9%
9.02	Solari Center	LIG I	11,355	Sq. Ft.		1,455,000	1,452,005	0.2%
9.03	7-11 Center	LIG I	8,515	Sq. Ft.		1,091,000	1,088,754	0.1%
10	El Mercado Shopping Center	LIG I	109,468	Sq. Ft.	182	20,000,000	19,941,865	2.2%	16,901,988	N	12/21/2011	2/1/2012		2/1/2012	1/1/2022
11	Sunwest Portfolio	Basis	611,528	Sq. Ft.	32	19,500,000	19,500,000	2.1%	14,140,204	N	3/7/2012	5/1/2012		5/1/2012	4/1/2022
11.01	1937 Parker Road	Basis	47,890	Sq. Ft.		2,599,000	2,599,000	0.3%
11.02	2010 South Sheridan	Basis	44,785	Sq. Ft.		1,721,000	1,721,000	0.2%
11.03	2524 North Galloway	Basis	36,874	Sq. Ft.		1,677,000	1,677,000	0.2%
11.04	2770 Trinity Mills Road	Basis	43,046	Sq. Ft.		1,654,000	1,654,000	0.2%
11.05	100 Cleveland S.C.	Basis	38,438	Sq. Ft.		1,508,000	1,508,000	0.2%
11.06	1201 South Stockton	Basis	30,375	Sq. Ft.		1,208,000	1,208,000	0.1%
11.07	3065 Josey Lane	Basis	26,810	Sq. Ft.		1,025,000	1,025,000	0.1%
11.08	709 North Federal	Basis	23,463	Sq. Ft.		882,000	882,000	0.1%
11.09	6400 Nieman Road	Basis	19,022	Sq. Ft.		809,000	809,000	0.1%
11.10	335 South Cedar Ridge	Basis	30,885	Sq. Ft.		682,000	682,000	0.1%
11.11	535 Green Street	Basis	18,539	Sq. Ft.		659,000	659,000	0.1%
11.12	1300 North Highway 7	Basis	23,556	Sq. Ft.		615,000	615,000	0.1%
11.13	1380 North Main Street	Basis	38,168	Sq. Ft.		490,000	490,000	0.1%
11.14	14th Street & Grand Avenue	Basis	22,080	Sq. Ft.		486,000	486,000	0.1%
11.15	1818 Ninth Street	Basis	19,340	Sq. Ft.		476,000	476,000	0.1%
11.16	1343 Miner Street	Basis	10,978	Sq. Ft.		456,000	456,000	0.0%
11.17	280 West Main Street	Basis	13,558	Sq. Ft.		439,000	439,000	0.0%
11.18	1605 West Pioneer Parkway	Basis	24,880	Sq. Ft.		349,000	349,000	0.0%
11.19	712 West Commercial	Basis	20,663	Sq. Ft.		337,000	337,000	0.0%
11.20	306 East Paisano Avenue	Basis	8,704	Sq. Ft.		308,000	308,000	0.0%
11.21	111 Park Street	Basis	7,918	Sq. Ft.		249,000	249,000	0.0%
11.22	2215 South Marsalis Ave.	Basis	20,223	Sq. Ft.		244,000	244,000	0.0%
11.23	3510 Prospect	Basis	19,240	Sq. Ft.		229,000	229,000	0.0%
11.24	259 14th Street	Basis	7,493	Sq. Ft.		217,000	217,000	0.0%
11.25	4601 Parallel Street	Basis	14,600	Sq. Ft.		181,000	181,000	0.0%
12	Whole Foods	RBS	43,169	Sq. Ft.	452	19,500,000	19,500,000	2.1%	17,143,905	N	3/5/2012	5/1/2012	4/1/2014	5/1/2014	4/1/2022
13	Williams Centre Plaza	WFB	108,914	Sq. Ft.	152	16,750,000	16,605,456	1.8%	14,133,523	N	6/16/2011	8/1/2011		8/1/2011	7/1/2021
14	Claremont Village Square	WFB	96,119	Sq. Ft.	157	15,100,000	15,049,818	1.6%	12,507,585	N	12/29/2011	2/1/2012		2/1/2012	1/1/2022
15	Commerce Park IV & V	RBS	229,459	Sq. Ft.	65	15,000,000	14,985,810	1.6%	12,523,676	N	2/24/2012	4/1/2012		4/1/2012	3/1/2022
16	Parrish Portfolio	CIIICM	903	Pads	16,453	14,900,000	14,856,895	1.6%	11,500,177	N	2/3/2012	3/3/2012		3/3/2012	2/3/2022
16.01	Hillcrest RV Resort	CIIICM	502	Pads		5,638,000	5,621,690	0.6%
16.02	White Birch Estates	CIIICM	249	Pads		4,687,000	4,673,441	0.5%
16.03	Carefree Estates	CIIICM	152	Pads		4,575,000	4,561,765	0.5%

A-1-3

WFRBS Commercial Mortgage Trust 2012-C6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Number of Units(3)	Unit of Measure	Cut-off Date Balance Per Unit/SF	Original Balance ($)(4)	Cut-off Date Balance ($)(4)	% of Aggregate Cut-off Date Balance(4)	Maturity Date or ARD Balloon Payment ($)	ARD Loan	Origination Date	First Pay Date	Last IO Pay Date	First P&I Pay Date	Maturity Date or Anticipated Repayment Date	ARD Loan Maturity Date

17	Pyramid Office	WFB	218,836	Sq. Ft.	68	15,000,000	14,832,658	1.6%	13,387,679	N	8/2/2011	10/1/2011		10/1/2011	9/1/2016
18	91-99 Paidge Avenue	WFB	22,600	Sq. Ft.	656	15,150,000	14,817,796	1.6%	9,845,304	N	5/2/2011	7/1/2011		7/1/2011	6/1/2021
19	Holiday Inn Maingate East	Basis	444	Rooms	31,532	14,000,000	14,000,000	1.5%	12,743,833	N	3/5/2012	5/1/2012		5/1/2012	4/1/2017
20	Montclair on the Park - Missouri	WFB	206	Units	66,415	13,800,000	13,681,440	1.5%	11,651,335	N	6/30/2011	8/1/2011		8/1/2011	7/1/2021
21	North Torrance Plaza	WFB	110,740	Sq. Ft.	122	13,500,000	13,457,536	1.5%	11,277,698	N	12/28/2011	2/1/2012		2/1/2012	1/1/2022
22	Hulen Bend Shopping Center	RBS	172,232	Sq. Ft.	76	13,100,000	13,061,681	1.4%	11,060,885	N	12/13/2011	2/1/2012		2/1/2012	1/1/2022
23	Hacienda MHC	WFB	149	Pads	86,432	13,000,000	12,878,295	1.4%	11,974,706	N	7/28/2011	9/1/2011		9/1/2011	8/1/2016
24	Summerhill Marketplace	RBS	88,667	Sq. Ft.	137	12,200,000	12,173,719	1.3%	10,222,225	N	1/13/2012	3/1/2012		3/1/2012	2/1/2022
25	HRC Hotel Portfolio	LIG I	242	Rooms	49,524	12,000,000	11,984,803	1.3%	9,305,812	N	3/1/2012	4/1/2012		4/1/2012	3/1/2022
25.01	Hampton Inn Warsaw	LIG I	82	Rooms		5,330,000	5,323,250	0.6%
25.02	Kalamazoo Townes Place Suites	LIG I	80	Rooms		3,420,000	3,415,669	0.4%
25.03	Marshalltown Hampton Inn Suites	LIG I	80	Rooms		3,250,000	3,245,884	0.4%
26	Santa Rosa Southside	RBS	83,587	Sq. Ft.	136	11,400,000	11,400,000	1.2%	9,504,073	N	3/5/2012	5/1/2012		5/1/2012	4/1/2022
27	Buford Plaza	RBS	206,080	Sq. Ft.	53	11,000,000	10,985,545	1.2%	8,475,548	N	2/16/2012	4/1/2012		4/1/2012	3/1/2022
28	Willow Lawn	WFB	47,768	Sq. Ft.	224	10,800,000	10,718,943	1.2%	8,985,929	N	8/3/2011	10/1/2011		10/1/2011	9/1/2021
29	All Storage Camp Bowie	RBS	147,020	Sq. Ft.	71	10,500,000	10,460,540	1.1%	8,879,765	N	11/2/2011	1/1/2012		1/1/2012	12/1/2021
30	Hampton Inn LBV	RBS	147	Rooms	70,615	10,437,050	10,380,413	1.1%	8,098,898	N	11/16/2011	1/1/2012		1/1/2012	12/1/2021
31	Hobbs Hotel Portfolio	RBS	161	Rooms	64,157	10,350,000	10,329,266	1.1%	6,781,187	N	2/28/2012	4/1/2012		4/1/2012	3/1/2022
31.01	Fairfield Inn & Suites - Hobbs	RBS	94	Rooms		6,800,000	6,786,377	0.7%
31.02	Hampton Inn - Hobbs	RBS	67	Rooms		3,550,000	3,542,888	0.4%
32	Vermont Galleria	WFB	48,645	Sq. Ft.	204	10,000,000	9,909,783	1.1%	8,246,929	N	7/26/2011	9/1/2011		9/1/2011	8/1/2021
33	Southland Plaza	RBS	81,041	Sq. Ft.	117	9,500,000	9,500,000	1.0%	9,500,000	N	3/9/2012	5/1/2012	4/1/2022		4/1/2022
34	Lottsford Business Center	LIG I	121,230	Sq. Ft.	76	9,200,000	9,200,000	1.0%	7,986,456	N	11/30/2011	1/1/2012	12/1/2012	1/1/2013	12/1/2021
35	800, 804 & 763 Buildings	WFB	42,166	Sq. Ft.	218	9,200,000	9,191,228	1.0%	7,673,534	N	2/9/2012	4/1/2012		4/1/2012	3/1/2022
36	Florida Hotel Portfolio	CIIICM	228	Rooms	39,881	9,117,000	9,092,762	1.0%	8,311,993	N	1/13/2012	3/1/2012		3/1/2012	2/1/2017
36.01	Comfort Inn Tampa	CIIICM	84	Rooms		3,369,326	3,360,369	0.4%
36.02	Holiday Inn Express Lakeland	CIIICM	87	Rooms		3,270,228	3,261,534	0.4%
36.03	Best Western Plus Auburndale	CIIICM	57	Rooms		2,477,446	2,470,860	0.3%
37	301 Wilshire	LIG I	13,488	Sq. Ft.	669	9,050,000	9,017,325	1.0%	7,694,281	N	11/4/2011	1/1/2012		1/1/2012	12/1/2021
38	Six Trails Apartments	LIG I	294	Units	29,805	8,775,000	8,762,534	0.9%	6,665,633	N	2/29/2012	4/1/2012		4/1/2012	3/1/2022
39	Holiday Inn - Odessa	RBS	102	Rooms	84,148	8,600,000	8,583,136	0.9%	5,667,173	N	2/15/2012	4/1/2012		4/1/2012	3/1/2022
40	Market at Hebron	RBS	35,389	Sq. Ft.	226	8,000,000	8,000,000	0.9%	6,660,766	N	3/6/2012	5/1/2012		5/1/2012	4/1/2022
41	Hampton Inn - Pennsylvania	WFB	107	Rooms	74,446	8,000,000	7,965,692	0.9%	6,163,860	N	12/19/2011	2/1/2012		2/1/2012	1/1/2022
42	Hilton Garden Inn - Denver Airport	WFB	157	Rooms	50,402	8,000,000	7,913,148	0.9%	7,349,879	N	7/1/2011	8/1/2011		8/1/2011	7/1/2016
43	Holiday Inn Express Kendall	CIIICM	107	Rooms	71,855	7,700,000	7,688,486	0.8%	5,771,670	N	2/27/2012	4/1/2012		4/1/2012	3/1/2022
44	Pacific Office Park	RBS	37,392	Sq. Ft.	202	7,575,000	7,553,969	0.8%	6,442,722	N	12/9/2011	2/1/2012		2/1/2012	1/1/2022
45	64th & Greenway	WFB	79,903	Sq. Ft.	94	7,550,000	7,550,000	0.8%	7,073,737	N	11/1/2011	12/1/2011	5/1/2013	6/1/2013	11/1/2016
46	Gulfgate Square	WFB	78,678	Sq. Ft.	95	7,550,000	7,510,623	0.8%	6,307,282	N	10/6/2011	12/1/2011		12/1/2011	11/1/2021
47	Hampton Inn Hammond Louisiana	RBS	81	Rooms	88,534	7,200,000	7,171,255	0.8%	5,628,117	N	12/16/2011	2/1/2012		2/1/2012	1/1/2022
48	Extra Storage	WFB	144,921	Sq. Ft.	48	7,000,000	6,930,195	0.7%	5,784,531	N	6/17/2011	8/1/2011		8/1/2011	7/1/2021
49	4S Ranch Village	RBS	25,567	Sq. Ft.	270	6,900,000	6,900,000	0.7%	5,695,798	N	3/5/2012	5/1/2012		5/1/2012	4/1/2022
50	Tifton Corners	LIG I	186,629	Sq. Ft.	35	6,580,000	6,574,151	0.7%	5,535,721	N	2/29/2012	4/1/2012		4/1/2012	3/1/2022
51	T&M Retail Portfolio	Basis	87,896	Sq. Ft.	75	6,580,000	6,573,925	0.7%	5,510,408	N	2/24/2012	4/1/2012		4/1/2012	3/1/2022
51.01	Three Bears Supermarket	Basis	51,932	Sq. Ft.		4,592,292	4,588,052	0.5%
51.02	Marsh Supermarket	Basis	35,964	Sq. Ft.		1,987,708	1,985,873	0.2%
52	Grande Pointe Apartments	RBS	242	Units	26,719	6,500,000	6,465,992	0.7%	5,079,287	N	11/9/2011	1/1/2012		1/1/2012	12/1/2021
53	Elks Building	WFB	56,400	Sq. Ft.	114	6,500,000	6,419,098	0.7%	4,913,704	N	8/1/2011	9/1/2011		9/1/2011	8/1/2021
54	Central Self Storage - Corte Madera	WFB	47,588	Sq. Ft.	133	6,390,000	6,337,105	0.7%	5,338,814	N	7/6/2011	9/1/2011		9/1/2011	8/1/2021
55	Crossings at Roswell	CIIICM	38,933	Sq. Ft.	85	3,360,000	3,357,178	0.4%	2,845,451	N	2/17/2012	4/1/2012		4/1/2012	3/1/2022
56	Cumberland Place	CIIICM	33,200	Sq. Ft.	85	2,800,000	2,797,649	0.3%	2,371,209	N	2/17/2012	4/1/2012		4/1/2012	3/1/2022
57	Natomas Self Storage	WFB	99,264	Sq. Ft.	60	6,000,000	5,959,466	0.6%	4,673,162	N	10/31/2011	12/1/2011		12/1/2011	11/1/2021
58	LaCarreta	CIIICM	32,250	Sq. Ft.	178	5,750,000	5,733,807	0.6%	4,880,938	N	12/21/2011	2/6/2012		2/6/2012	1/6/2022
59	Shady Grove Shopping Center	RBS	92,353	Sq. Ft.	59	5,500,000	5,476,530	0.6%	4,241,990	N	12/13/2011	2/1/2012		2/1/2012	1/1/2022
60	Quality Court Business Complex	WFB	153,989	Sq. Ft.	32	5,000,000	4,986,536	0.5%	4,270,254	N	12/5/2011	2/1/2012		2/1/2012	1/1/2022
61	Van Buren Estates	WFB	310	Pads	15,134	4,750,000	4,691,556	0.5%	3,599,739	N	8/1/2011	9/1/2011		9/1/2011	8/1/2021
62	All Storage Mesquite	RBS	75,996	Sq. Ft.	39	3,025,000	3,013,632	0.3%	2,558,218	N	11/3/2011	1/1/2012		1/1/2012	12/1/2021
63	All Storage Harwood	RBS	43,490	Sq. Ft.	39	1,625,000	1,618,893	0.2%	1,374,249	N	11/3/2011	1/1/2012		1/1/2012	12/1/2021
64	King’s Row MHC	CIIICM	336	Pads	13,339	4,500,000	4,481,943	0.5%	3,514,088	N	12/22/2011	2/1/2012		2/1/2012	1/1/2022
65	CVS - Victorville	WFB	12,900	Sq. Ft.	338	4,400,000	4,362,323	0.5%	3,657,797	N	7/21/2011	9/1/2011		9/1/2011	8/1/2021
66	Seagoville Corners Shopping Center	RBS	51,776	Sq. Ft.	83	4,300,000	4,287,422	0.5%	3,630,672	N	12/13/2011	2/1/2012		2/1/2012	1/1/2022
67	Shoppes at Garland	RBS	23,375	Sq. Ft.	52	2,500,000	2,492,764	0.3%	2,114,008	N	12/16/2011	2/1/2012		2/1/2012	1/1/2022
68	Graham Shopping Center	RBS	55,224	Sq. Ft.	52	1,600,000	1,595,369	0.2%	1,352,965	N	12/16/2011	2/1/2012		2/1/2012	1/1/2022
69	Emerald Apartments	CIIICM	324	Units	12,311	4,000,000	3,988,783	0.4%	3,397,428	N	12/7/2011	2/1/2012		2/1/2012	1/1/2022
70	Walker Plaza	CIIICM	37,200	Sq. Ft.	107	4,000,000	3,986,102	0.4%	3,417,583	N	11/22/2011	1/10/2012		1/10/2012	12/9/2021
71	Waynewood Apartments	WFB	248	Units	15,587	3,900,000	3,865,682	0.4%	3,228,761	N	7/28/2011	9/1/2011		9/1/2011	8/1/2021
72	Parkway 3&4	CIIICM	64,184	Sq. Ft.	59	3,815,000	3,803,723	0.4%	3,216,339	N	12/15/2011	2/9/2012		2/9/2012	1/9/2022
73	Advantage Main Street Storage	RBS	71,370	Sq. Ft.	50	3,600,000	3,592,318	0.4%	3,021,013	N	1/17/2012	3/1/2012		3/1/2012	2/1/2022
74	Rite Aid Monroeville	Basis	12,738	Sq. Ft.	272	3,465,000	3,461,643	0.4%	2,884,209	N	2/28/2012	4/1/2012		4/1/2012	3/1/2022
75	Assured Self Storage	WFB	71,671	Sq. Ft.	48	3,454,750	3,444,750	0.4%	2,921,348	N	12/20/2011	2/1/2012		2/1/2012	1/1/2022
76	Canton Center Crossing	Basis	49,736	Sq. Ft.	63	3,150,000	3,146,097	0.3%	2,451,798	N	2/23/2012	4/1/2012		4/1/2012	3/1/2022
77	Northfield Point Marketplace	WFB	22,516	Sq. Ft.	124	2,800,000	2,785,817	0.3%	2,201,260	N	11/30/2011	1/1/2012		1/1/2012	12/1/2021
78	Eastpoint Self Storage	CIIICM	65,640	Sq. Ft.	41	2,700,000	2,696,554	0.3%	2,090,986	N	2/29/2012	4/1/2012		4/1/2012	3/1/2022
79	Story Business Center	CIIICM	65,267	Sq. Ft.	39	2,550,000	2,547,616	0.3%	2,132,199	N	2/29/2012	4/1/2012		4/1/2012	3/1/2022
80	Westfield Ridge Apartments	Basis	112	Units	22,024	2,470,000	2,466,659	0.3%	1,893,362	N	3/1/2012	4/1/2012		4/1/2012	3/1/2022
81	High Cliff Estates MHC	WFB	224	Pads	10,454	2,360,000	2,341,619	0.3%	2,145,230	N	9/22/2011	11/1/2011		11/1/2011	10/1/2016
82	Northwest Self Storage	CIIICM	63,325	Sq. Ft.	34	2,150,000	2,150,000	0.2%	1,654,684	N	3/8/2012	5/1/2012		5/1/2012	4/1/2022
83	Leisure Living MHC	CIIICM	124	Pads	17,066	2,125,000	2,116,198	0.2%	1,648,956	N	12/16/2011	2/1/2012		2/1/2012	1/1/2022
84	Midtown Vault Self Storage	CIIICM	37,492	Sq. Ft.	56	2,100,000	2,095,697	0.2%	1,367,392	N	3/1/2012	4/1/2012		4/1/2012	3/1/2022
85	Rivergate Self Storage	WFB	58,870	Sq. Ft.	33	1,950,000	1,946,069	0.2%	1,651,199	N	1/11/2012	3/1/2012		3/1/2012	2/1/2022
86	Park Estates MHC	WFB	128	Pads	14,480	1,855,000	1,853,503	0.2%	1,577,869	N	2/3/2012	4/1/2012		4/1/2012	3/1/2022
87	Apple Valley MHC	CIIICM	106	Pads	14,151	1,500,000	1,500,000	0.2%	1,150,869	N	3/8/2012	5/1/2012		5/1/2012	4/1/2022
88	Security Public Storage - Ceres	WFB	49,870	Sq. Ft.	30	1,500,000	1,494,705	0.2%	1,279,009	N	12/1/2011	1/1/2012		1/1/2012	12/1/2021
89	Kirkwood MHC	CIIICM	81	Pads	18,134	1,470,000	1,468,823	0.2%	1,251,479	N	2/29/2012	4/1/2012		4/1/2012	3/1/2022

A-1-4

WFRBS Commercial Mortgage Trust 2012-C6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Gross Mortgage Rate	Trust Advisor Fee	Trustee Fee	Servicing Fee	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type(5)	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)

1	National Cancer Institute Center	WFB	5.35000%	0.00210%	0.00490%	0.02000%	5.32300%	Actual/360	454,505.63	Interest- only, Amortizing Balloon	Actual/360	120	112	24	16
2	Windsor Hotel Portfolio II	WFB	5.50000%	0.00210%	0.00490%	0.02000%	5.47300%	Actual/360	418,807.68	Amortizing Balloon		60	51	0	0
2.01	Embassy Suites Las Vegas	WFB
2.02	Renaissance Asheville	WFB
2.03	Embassy Suites Arcadia	WFB
2.04	Embassy Suites Alpharetta	WFB
3	WPC Self Storage Portfolio	WFB	5.20000%	0.00210%	0.00490%	0.02000%	5.17300%	Actual/360	264,438.08	Interest- only, Amortizing Balloon	Actual/360	120	111	60	51
3.01	Extra Space - San Diego	WFB
3.02	Extra Space - Pearl City	WFB
3.03	Extra Space - Palmdale 10th Street	WFB
3.04	Extra Space - Fresno	WFB
3.05	Extra Space - Palm Springs	WFB
3.06	SecureCare - Chicago Adams	WFB
3.07	Extra Space - Apple Valley Town Center	WFB
3.08	Extra Space - Bakersfield Oswell	WFB
3.09	Extra Space - Palmdale Sierra	WFB
3.10	Extra Space - Bakersfield Weedpatch	WFB
3.11	Extra Space - South Gate	WFB
3.12	Extra Space - Bakersfield Hughes	WFB
3.13	Extra Space - Rosamond	WFB
3.14	Metro - Fort Worth	WFB
3.15	Extra Space - Apple Valley Powhatan	WFB
3.16	SecureCare - Rockford Alpine	WFB
3.17	SecureCare - Chicago Elston	WFB
3.18	SecureCare - Rockford Main	WFB
3.19	Extra Space - Harbor City	WFB
3.20	Extra Space - Rubidoux	WFB
3.21	Extra Space - Anaheim	WFB
3.22	Extra Space - Riverside	WFB
3.23	Extra Space - Bakersfield Buck Owens	WFB
3.24	Extra Space - Kona	WFB
3.25	Extra Space - Grand Terrace	WFB
3.26	SecureCare - Alpine Annex	WFB
4	Norwalk Town Square	WFB	5.23000%	0.00210%	0.00490%	0.02000%	5.20300%	Actual/360	151,515.54	Amortizing Balloon		120	112	0	0
5	Resort MHC	WFB	5.30000%	0.00210%	0.00490%	0.02000%	5.27300%	Actual/360	127,720.08	Amortizing Balloon		120	112	0	0
6	Citrus Crossing	WFB	5.35000%	0.00210%	0.00490%	0.02000%	5.32300%	Actual/360	125,643.08	Amortizing Balloon		120	112	0	0
7	Boca Industrial Park	WFB	5.08000%	0.00210%	0.00490%	0.02000%	5.05300%	Actual/360	120,533.03	Interest- only, Amortizing Balloon	Actual/360	120	112	60	52
8	Lexington Hotel Portfolio	RBS	5.99000%	0.00210%	0.00490%	0.02000%	5.96300%	Actual/360	131,956.50	Amortizing Balloon		120	119	0	0
8.01	Courtyard Cincinnati North at Union Centre	RBS
8.02	Residence Inn West Chester	RBS
9	Seven Trees Retail Portfolio	LIG I	5.84000%	0.00210%	0.00490%	0.06000%	5.77300%	Actual/360	117,860.55	Amortizing Balloon		120	118	0	0
9.01	Seven Trees Center	LIG I
9.02	Solari Center	LIG I
9.03	7-11 Center	LIG I
10	El Mercado Shopping Center	LIG I	5.88000%	0.00210%	0.00490%	0.06000%	5.81300%	Actual/360	118,371.47	Amortizing Balloon		120	117	0	0
11	Sunwest Portfolio	Basis	6.00000%	0.00210%	0.00490%	0.02000%	5.97300%	Actual/360	131,466.01	Amortizing Balloon		120	120	0	0
11.01	1937 Parker Road	Basis
11.02	2010 South Sheridan	Basis
11.03	2524 North Galloway	Basis
11.04	2770 Trinity Mills Road	Basis
11.05	100 Cleveland S.C.	Basis
11.06	1201 South Stockton	Basis
11.07	3065 Josey Lane	Basis
11.08	709 North Federal	Basis
11.09	6400 Nieman Road	Basis
11.10	335 South Cedar Ridge	Basis
11.11	535 Green Street	Basis
11.12	1300 North Highway 7	Basis
11.13	1380 North Main Street	Basis
11.14	14th Street & Grand Avenue	Basis
11.15	1818 Ninth Street	Basis
11.16	1343 Miner Street	Basis
11.17	280 West Main Street	Basis
11.18	1605 West Pioneer Parkway	Basis
11.19	712 West Commercial	Basis
11.20	306 East Paisano Avenue	Basis
11.21	111 Park Street	Basis
11.22	2215 South Marsalis Ave.	Basis
11.23	3510 Prospect	Basis
11.24	259 14th Street	Basis
11.25	4601 Parallel Street	Basis
12	Whole Foods	RBS	5.65000%	0.00210%	0.00490%	0.02000%	5.62300%	Actual/360	112,560.98	Interest- only, Amortizing Balloon	Actual/360	120	120	24	24
13	Williams Centre Plaza	WFB	5.82000%	0.00210%	0.00490%	0.02000%	5.79300%	Actual/360	98,494.57	Amortizing Balloon		120	111	0	0
14	Claremont Village Square	WFB	5.23000%	0.00210%	0.00490%	0.02000%	5.20300%	Actual/360	83,195.81	Amortizing Balloon		120	117	0	0
15	Commerce Park IV & V	RBS	5.48200%	0.00210%	0.00490%	0.06000%	5.41500%	Actual/360	84,999.03	Amortizing Balloon		120	119	0	0
16	Parrish Portfolio	CIIICM	6.25000%	0.00210%	0.00490%	0.02000%	6.22300%	Actual/360	99,091.76	Amortizing Balloon		120	118	0	0
16.01	Hillcrest RV Resort	CIIICM
16.02	White Birch Estates	CIIICM
16.03	Carefree Estates	CIIICM

A-1-5

WFRBS Commercial Mortgage Trust 2012-C6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Gross Mortgage Rate	Trust Advisor Fee	Trustee Fee	Servicing Fee	Net Mortgage Rate	Interest Accrual Method	Monthly P&I Payment ($)	Amortization Type(5)	Interest Accrual Method During IO	Original Term to Maturity or ARD (Mos.)	Remaining Term to Maturity or ARD (Mos.)	Original IO Period (Mos.)	Remaining IO Period (Mos.)

17	Pyramid Office	WFB	5.18000%	0.00210%	0.00490%	0.02000%	5.15300%	Actual/360	89,268.77	Amortizing Balloon		60	53	0	0
18	91-99 Paidge Avenue	WFB	5.76500%	0.00210%	0.00490%	0.02000%	5.73800%	Actual/360	106,495.43	Amortizing Balloon		120	110	0	0
19	Holiday Inn Maingate East	Basis	5.41000%	0.00210%	0.00490%	0.02000%	5.38300%	Actual/360	82,272.81	Amortizing Balloon		60	60	0	0
20	Montclair on the Park - Missouri	WFB	5.84000%	0.00210%	0.00490%	0.02000%	5.81300%	Actual/360	81,323.79	Amortizing Balloon		120	111	0	0
21	North Torrance Plaza	WFB	5.50000%	0.00210%	0.00490%	0.02000%	5.47300%	Actual/360	76,651.52	Amortizing Balloon		120	117	0	0
22	Hulen Bend Shopping Center	RBS	5.85000%	0.00210%	0.00490%	0.02000%	5.82300%	Actual/360	77,282.26	Amortizing Balloon		120	117	0	0
23	Hacienda MHC	WFB	4.91000%	0.00210%	0.00490%	0.02000%	4.88300%	Actual/360	69,073.51	Amortizing Balloon		60	52	0	0
24	Summerhill Marketplace	RBS	5.60000%	0.00210%	0.00490%	0.06000%	5.53300%	Actual/360	70,037.64	Amortizing Balloon		120	118	0	0
25	HRC Hotel Portfolio	LIG I	6.04000%	0.00210%	0.00490%	0.06000%	5.97300%	Actual/360	77,609.85	Amortizing Balloon		120	119	0	0
25.01	Hampton Inn Warsaw	LIG I
25.02	Kalamazoo Townes Place Suites	LIG I
25.03	Marshalltown Hampton Inn Suites	LIG I
26	Santa Rosa Southside	RBS	5.43800%	0.00210%	0.00490%	0.02000%	5.41100%	Actual/360	64,285.19	Amortizing Balloon		120	120	0	0
27	Buford Plaza	RBS	5.85000%	0.00210%	0.00490%	0.06000%	5.78300%	Actual/360	69,867.98	Amortizing Balloon		120	119	0	0
28	Willow Lawn	WFB	5.37000%	0.00210%	0.00490%	0.02000%	5.34300%	Actual/360	60,443.23	Amortizing Balloon		120	113	0	0
29	All Storage Camp Bowie	RBS	5.90000%	0.00210%	0.00490%	0.02000%	5.87300%	Actual/360	62,279.33	Amortizing Balloon		120	116	0	0
30	Hampton Inn LBV	RBS	6.05600%	0.00210%	0.00490%	0.02000%	6.02900%	Actual/360	67,603.79	Amortizing Balloon		120	116	0	0
31	Hobbs Hotel Portfolio	RBS	5.98000%	0.00210%	0.00490%	0.02000%	5.95300%	Actual/360	74,031.24	Amortizing Balloon		120	119	0	0
31.01	Fairfield Inn & Suites - Hobbs	RBS
31.02	Hampton Inn - Hobbs	RBS
32	Vermont Galleria	WFB	5.09000%	0.00210%	0.00490%	0.02000%	5.06300%	Actual/360	54,233.55	Amortizing Balloon		120	112	0	0
33	Southland Plaza	RBS	4.80200%	0.00210%	0.00490%	0.02000%	4.77500%	Actual/360	38,543.83	Interest- only, Balloon	Actual/360	120	120	120	120
34	Lottsford Business Center	LIG I	6.02000%	0.00210%	0.00490%	0.06000%	5.95300%	Actual/360	55,277.00	Interest- only, Amortizing Balloon	Actual/360	120	116	12	8
35	800, 804 & 763 Buildings	WFB	5.45000%	0.00210%	0.00490%	0.07000%	5.37300%	Actual/360	51,948.34	Amortizing Balloon		120	119	0	0
36	Florida Hotel Portfolio	CIIICM	6.55000%	0.00210%	0.00490%	0.02000%	6.52300%	Actual/360	61,843.78	Amortizing Balloon		60	58	0	0
36.01	Comfort Inn Tampa	CIIICM
36.02	Holiday Inn Express Lakeland	CIIICM
36.03	Best Western Plus Auburndale	CIIICM
37	301 Wilshire	LIG I	6.08000%	0.00210%	0.00490%	0.06000%	6.01300%	Actual/360	54,725.67	Amortizing Balloon		120	116	0	0
38	Six Trails Apartments	LIG I	5.44000%	0.00210%	0.00490%	0.06000%	5.37300%	Actual/360	53,572.21	Amortizing Balloon		120	119	0	0
39	Holiday Inn - Odessa	RBS	6.13000%	0.00210%	0.00490%	0.02000%	6.10300%	Actual/360	62,259.79	Amortizing Balloon		120	119	0	0
40	Market at Hebron	RBS	5.39600%	0.00210%	0.00490%	0.02000%	5.36900%	Actual/360	44,902.49	Amortizing Balloon		120	120	0	0
41	Hampton Inn - Pennsylvania	WFB	5.85000%	0.00210%	0.00490%	0.02000%	5.82300%	Actual/360	50,813.07	Amortizing Balloon		120	117	0	0
42	Hilton Garden Inn - Denver Airport	WFB	4.74000%	0.00210%	0.00490%	0.02000%	4.71300%	Actual/360	41,683.58	Amortizing Balloon		60	51	0	0
43	Holiday Inn Express Kendall	CIIICM	5.32500%	0.00210%	0.00490%	0.02000%	5.29800%	Actual/360	46,821.24	Amortizing Balloon		120	119	0	0
44	Pacific Office Park	RBS	6.09700%	0.00210%	0.00490%	0.02000%	6.07000%	Actual/360	45,889.43	Amortizing Balloon		120	117	0	0
45	64th & Greenway	WFB	6.06000%	0.00210%	0.00490%	0.07000%	5.98300%	Actual/360	48,922.04	Interest- only, Amortizing Balloon	Actual/360	60	55	18	13
46	Gulfgate Square	WFB	5.50000%	0.00210%	0.00490%	0.02000%	5.47300%	Actual/360	42,868.07	Amortizing Balloon		120	115	0	0
47	Hampton Inn Hammond Louisiana	RBS	6.28000%	0.00210%	0.00490%	0.02000%	6.25300%	Actual/360	47,629.80	Amortizing Balloon		120	117	0	0
48	Extra Storage	WFB	5.15000%	0.00210%	0.00490%	0.02000%	5.12300%	Actual/360	38,221.84	Amortizing Balloon		120	111	0	0
49	4S Ranch Village	RBS	5.12600%	0.00210%	0.00490%	0.02000%	5.09900%	Actual/360	37,573.85	Amortizing Balloon		120	120	0	0
50	Tifton Corners	LIG I	5.73000%	0.00210%	0.00490%	0.09000%	5.63300%	Actual/360	38,315.53	Amortizing Balloon		120	119	0	0
51	T&M Retail Portfolio	Basis	5.58000%	0.00210%	0.00490%	0.02000%	5.55300%	Actual/360	37,691.45	Amortizing Balloon		120	119	0	0
51.01	Three Bears Supermarket	Basis
51.02	Marsh Supermarket	Basis
52	Grande Pointe Apartments	RBS	6.26600%	0.00210%	0.00490%	0.02000%	6.23900%	Actual/360	42,942.82	Amortizing Balloon		120	116	0	0
53	Elks Building	WFB	5.30000%	0.00210%	0.00490%	0.02000%	5.27300%	Actual/360	39,143.08	Amortizing Balloon		120	112	0	0
54	Central Self Storage - Corte Madera	WFB	5.50000%	0.00210%	0.00490%	0.02000%	5.47300%	Actual/360	36,281.72	Amortizing Balloon		120	112	0	0
55	Crossings at Roswell	CIIICM	5.95000%	0.00210%	0.00490%	0.02000%	5.92300%	Actual/360	20,037.01	Amortizing Balloon		120	119	0	0
56	Cumberland Place	CIIICM	5.95000%	0.00210%	0.00490%	0.02000%	5.92300%	Actual/360	16,697.51	Amortizing Balloon		120	119	0	0
57	Natomas Self Storage	WFB	6.17000%	0.00210%	0.00490%	0.02000%	6.14300%	Actual/360	39,283.98	Amortizing Balloon		120	115	0	0
58	LaCarreta	CIIICM	6.03000%	0.00210%	0.00490%	0.02000%	6.00300%	Actual/360	34,585.14	Amortizing Balloon		120	117	0	0
59	Shady Grove Shopping Center	RBS	5.88000%	0.00210%	0.00490%	0.02000%	5.85300%	Actual/360	35,034.23	Amortizing Balloon		120	117	0	0
60	Quality Court Business Complex	WFB	6.24000%	0.00210%	0.00490%	0.02000%	6.21300%	Actual/360	30,753.35	Amortizing Balloon		120	117	0	0
61	Van Buren Estates	WFB	5.37000%	0.00210%	0.00490%	0.02000%	5.34300%	Actual/360	28,801.54	Amortizing Balloon		120	112	0	0
62	All Storage Mesquite	RBS	5.90000%	0.00210%	0.00490%	0.02000%	5.87300%	Actual/360	17,942.38	Amortizing Balloon		120	116	0	0
63	All Storage Harwood	RBS	5.90000%	0.00210%	0.00490%	0.02000%	5.87300%	Actual/360	9,638.47	Amortizing Balloon		120	116	0	0
64	King’s Row MHC	CIIICM	6.25000%	0.00210%	0.00490%	0.02000%	6.22300%	Actual/360	29,685.12	Amortizing Balloon		120	117	0	0
65	CVS - Victorville	WFB	5.34000%	0.00210%	0.00490%	0.02000%	5.31300%	Actual/360	24,542.81	Amortizing Balloon		120	112	0	0
66	Seagoville Corners Shopping Center	RBS	5.85000%	0.00210%	0.00490%	0.02000%	5.82300%	Actual/360	25,367.46	Amortizing Balloon		120	117	0	0
67	Shoppes at Garland	RBS	5.90000%	0.00210%	0.00490%	0.02000%	5.87300%	Actual/360	14,828.41	Amortizing Balloon		120	117	0	0
68	Graham Shopping Center	RBS	5.90000%	0.00210%	0.00490%	0.02000%	5.87300%	Actual/360	9,490.18	Amortizing Balloon		120	117	0	0
69	Emerald Apartments	CIIICM	6.05000%	0.00210%	0.00490%	0.02000%	6.02300%	Actual/360	24,110.76	Amortizing Balloon		120	117	0	0
70	Walker Plaza	CIIICM	6.25000%	0.00210%	0.00490%	0.02000%	6.22300%	Actual/360	24,628.69	Amortizing Balloon		120	116	0	0
71	Waynewood Apartments	WFB	5.21000%	0.00210%	0.00490%	0.02000%	5.18300%	Actual/360	21,439.42	Amortizing Balloon		120	112	0	0
72	Parkway 3&4	CIIICM	5.80000%	0.00210%	0.00490%	0.02000%	5.77300%	Actual/360	22,384.63	Amortizing Balloon		120	117	0	0
73	Advantage Main Street Storage	RBS	5.65000%	0.00210%	0.00490%	0.02000%	5.62300%	Actual/360	20,780.49	Amortizing Balloon		120	118	0	0
74	Rite Aid Monroeville	Basis	5.38500%	0.00210%	0.00490%	0.02000%	5.35800%	Actual/360	19,424.61	Amortizing Balloon		120	119	0	0
75	Assured Self Storage	WFB	5.90000%	0.00210%	0.00490%	0.02000%	5.87300%	Actual/360	20,491.38	Amortizing Balloon		120	117	0	0
76	Canton Center Crossing	Basis	6.15000%	0.00210%	0.00490%	0.02000%	6.12300%	Actual/360	20,585.30	Amortizing Balloon		120	119	0	0
77	Northfield Point Marketplace	WFB	6.45000%	0.00210%	0.00490%	0.02000%	6.42300%	Actual/360	18,818.41	Amortizing Balloon		120	116	0	0
78	Eastpoint Self Storage	CIIICM	6.00000%	0.00210%	0.00490%	0.02000%	5.97300%	Actual/360	17,396.14	Amortizing Balloon		120	119	0	0
79	Story Business Center	CIIICM	5.53000%	0.00210%	0.00490%	0.02000%	5.50300%	Actual/360	14,526.65	Amortizing Balloon		120	119	0	0
80	Westfield Ridge Apartments	Basis	5.70000%	0.00210%	0.00490%	0.02000%	5.67300%	Actual/360	15,464.38	Amortizing Balloon		120	119	0	0
81	High Cliff Estates MHC	WFB	6.34000%	0.00210%	0.00490%	0.02000%	6.31300%	Actual/360	15,699.75	Amortizing Balloon		60	54	0	0
82	Northwest Self Storage	CIIICM	5.82000%	0.00210%	0.00490%	0.02000%	5.79300%	Actual/360	13,616.88	Amortizing Balloon		120	120	0	0
83	Leisure Living MHC	CIIICM	6.06000%	0.00210%	0.00490%	0.02000%	6.03300%	Actual/360	13,769.45	Amortizing Balloon		120	117	0	0
84	Midtown Vault Self Storage	CIIICM	5.82000%	0.00210%	0.00490%	0.02000%	5.79300%	Actual/360	14,827.80	Amortizing Balloon		120	119	0	0
85	Rivergate Self Storage	WFB	5.95000%	0.00210%	0.00490%	0.02000%	5.92300%	Actual/360	11,628.62	Amortizing Balloon		120	118	0	0
86	Park Estates MHC	WFB	6.10000%	0.00210%	0.00490%	0.02000%	6.07300%	Actual/360	11,241.20	Amortizing Balloon		120	119	0	0
87	Apple Valley MHC	CIIICM	5.73000%	0.00210%	0.00490%	0.02000%	5.70300%	Actual/360	9,418.48	Amortizing Balloon		120	120	0	0
88	Security Public Storage - Ceres	WFB	6.18000%	0.00210%	0.00490%	0.02000%	6.15300%	Actual/360	9,167.58	Amortizing Balloon		120	116	0	0
89	Kirkwood MHC	CIIICM	6.13000%	0.00210%	0.00490%	0.02000%	6.10300%	Actual/360	8,936.63	Amortizing Balloon		120	119	0	0

A-1-6

WFRBS Commercial Mortgage Trust 2012-C6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Original Amort Term (Mos.)(5)	Remaining Amort Term (Mos.)(5)	Seasoning	Prepayment Provisions(6)	Grace Period Default (Days)(7)	Grace Period Late (Days)(7)	Appraised Value ($)(8)	Appraisal Date(8)	UW NOI DSCR (x)(9)	UW NCF DSCR (x)(9)	Cut-off Date LTV Ratio(8)	LTV Ratio at Maturity or ARD(8)	Cut-off Date UW NOI Debt Yield	Cut-off Date UW NCF Debt Yield

1	National Cancer Institute Center	WFB	312	312	8	L(32),D(84),O(4)	5	5	124,000,000	6/13/2011	1.43	1.30	61.7%	51.2%	10.2%	9.2%
2	Windsor Hotel Portfolio II	WFB	300	291	9	L(33),D(23),O(4)	5	5	112,300,000	Various	1.97	1.66	59.9%	54.5%	14.7%	12.4%
2.01	Embassy Suites Las Vegas	WFB							33,400,000	3/14/2011
2.02	Renaissance Asheville	WFB							31,500,000	4/6/2011
2.03	Embassy Suites Arcadia	WFB							34,800,000	4/8/2011
2.04	Embassy Suites Alpharetta	WFB							12,600,000	3/29/2011
3	WPC Self Storage Portfolio	WFB	360	360	9	L(33),D(83),O(4)	5	5	98,145,000	Various	1.95	1.84	49.1%	45.4%	12.9%	12.1%
3.01	Extra Space - San Diego	WFB							12,400,000	5/12/2011
3.02	Extra Space - Pearl City	WFB							7,000,000	5/17/2011
3.03	Extra Space - Palmdale 10th Street	WFB							5,650,000	5/21/2011
3.04	Extra Space - Fresno	WFB							5,450,000	5/23/2011
3.05	Extra Space - Palm Springs	WFB							4,720,000	5/26/2011
3.06	SecureCare - Chicago Adams	WFB							4,150,000	5/25/2011
3.07	Extra Space - Apple Valley Town Center	WFB							4,440,000	5/26/2011
3.08	Extra Space - Bakersfield Oswell	WFB							4,060,000	5/24/2011
3.09	Extra Space - Palmdale Sierra	WFB							4,400,000	5/21/2011
3.10	Extra Space - Bakersfield Weedpatch	WFB							4,100,000	5/24/2011
3.11	Extra Space - South Gate	WFB							3,650,000	5/20/2011
3.12	Extra Space - Bakersfield Hughes	WFB							3,515,000	5/24/2011
3.13	Extra Space - Rosamond	WFB							3,900,000	5/21/2011
3.14	Metro - Fort Worth	WFB							3,200,000	5/18/2011
3.15	Extra Space - Apple Valley Powhatan	WFB							2,650,000	5/26/2011
3.16	SecureCare - Rockford Alpine	WFB							3,100,000	5/20/2011
3.17	SecureCare - Chicago Elston	WFB							2,690,000	5/20/2011
3.18	SecureCare - Rockford Main	WFB							2,250,000	5/25/2011
3.19	Extra Space - Harbor City	WFB							2,400,000	5/26/2011
3.20	Extra Space - Rubidoux	WFB							2,320,000	5/26/2011
3.21	Extra Space - Anaheim	WFB							2,250,000	5/20/2011
3.22	Extra Space - Riverside	WFB							2,220,000	5/26/2011
3.23	Extra Space - Bakersfield Buck Owens	WFB							2,800,000	5/24/2011
3.24	Extra Space - Kona	WFB							2,500,000	5/18/2011
3.25	Extra Space - Grand Terrace	WFB							2,330,000	5/26/2011
3.26	SecureCare - Alpine Annex	WFB							NAV	NAV
4	Norwalk Town Square	WFB	360	352	8	L(32),D(84),O(4)	5	5	46,500,000	5/7/2011	1.78	1.64	58.6%	49.0%	11.8%	10.9%
5	Resort MHC	WFB	360	352	8	L(32),D(84),O(4)	5	5	30,770,000	5/23/2011	1.53	1.51	74.1%	62.1%	10.3%	10.1%
6	Citrus Crossing	WFB	360	352	8	L(32),D(84),O(4)	5	5	41,000,000	8/1/2011	1.71	1.54	54.4%	45.6%	11.5%	10.4%
7	Boca Industrial Park	WFB	360	360	8	L(32),D(84),O(4)	5	5	36,900,000	5/18/2011	1.77	1.59	60.3%	55.7%	11.5%	10.3%
8	Lexington Hotel Portfolio	RBS	300	299	1	L(25),D(91),O(4)	0	0	33,900,000	11/17/2011	1.77	1.58	60.4%	46.8%	13.7%	12.2%
8.01	Courtyard Cincinnati North at Union Centre	RBS							18,800,000	11/17/2011
8.02	Residence Inn West Chester	RBS							15,100,000	11/17/2011
9	Seven Trees Retail Portfolio	LIG I	360	358	2	L(48),D(68),O(4)	5	5	43,400,000	10/17/2011	1.92	1.74	46.0%	38.9%	13.6%	12.3%
9.01	Seven Trees Center	LIG I							37,875,000	10/17/2011
9.02	Solari Center	LIG I							3,157,000	10/17/2011
9.03	7-11 Center	LIG I							2,368,000	10/17/2011
10	El Mercado Shopping Center	LIG I	360	357	3	L(48),D(68),O(4)	5	5	35,800,000	10/17/2011	1.62	1.49	55.7%	47.2%	11.6%	10.6%
11	Sunwest Portfolio	Basis	271.4	271.4	0	L(24),D(93),O(3)	5	5	29,265,000	Various	1.58	1.35	66.6%	48.3%	12.8%	10.9%
11.01	1937 Parker Road	Basis							3,550,000	1/10/2012
11.02	2010 South Sheridan	Basis							2,350,000	1/12/2012
11.03	2524 North Galloway	Basis							2,350,000	1/10/2012
11.04	2770 Trinity Mills Road	Basis							2,250,000	1/10/2012
11.05	100 Cleveland S.C.	Basis							2,060,000	1/16/2012
11.06	1201 South Stockton	Basis							1,650,000	1/16/2012
11.07	3065 Josey Lane	Basis							2,150,000	1/26/2012
11.08	709 North Federal	Basis							1,200,000	2/11/2012
11.09	6400 Nieman Road	Basis							1,100,000	1/15/2012
11.10	335 South Cedar Ridge	Basis							1,575,000	1/10/2012
11.11	535 Green Street	Basis							900,000	1/17/2012
11.12	1300 North Highway 7	Basis							840,000	1/11/2012
11.13	1380 North Main Street	Basis							710,000	1/16/2012
11.14	14th Street & Grand Avenue	Basis							900,000	2/6/2012
11.15	1818 Ninth Street	Basis							650,000	1/14/2012
11.16	1343 Miner Street	Basis							620,000	1/11/2012
11.17	280 West Main Street	Basis							600,000	1/13/2012
11.18	1605 West Pioneer Parkway	Basis							940,000	1/26/2012
11.19	712 West Commercial	Basis							460,000	1/15/2012
11.20	306 East Paisano Avenue	Basis							695,000	1/17/2012
11.21	111 Park Street	Basis							350,000	2/11/2012
11.22	2215 South Marsalis Ave.	Basis							375,000	1/10/2012
11.23	3510 Prospect	Basis							350,000	1/11/2012
11.24	259 14th Street	Basis							340,000	1/12/2012
11.25	4601 Parallel Street	Basis							300,000	1/12/2012
12	Whole Foods	RBS	360	360	0	L(24),D(92),O(4)	0	0	28,150,000	1/14/2012	1.37	1.35	69.3%	60.9%	9.5%	9.4%
13	Williams Centre Plaza	WFB	360	351	9	L(33),GRTR 1% or YM(83),O(4)	5	5	25,500,000	4/28/2011	1.53	1.40	65.1%	55.4%	10.9%	10.0%
14	Claremont Village Square	WFB	360	357	3	L(35),GRTR 1% or YM(81),O(4)	5	5	34,700,000	11/28/2011	1.84	1.67	43.4%	36.0%	12.2%	11.1%
15	Commerce Park IV & V	RBS	360	359	1	L(25),D(91),O(4)	5	0	24,100,000	1/17/2012	2.01	1.74	62.2%	52.0%	13.7%	11.9%
16	Parrish Portfolio	CIIICM	300	298	2	L(26),D(90),O(4)	0	0	21,710,000	Various	1.36	1.32	68.4%	53.0%	10.8%	10.5%
16.01	Hillcrest RV Resort	CIIICM							8,800,000	5/25/2011
16.02	White Birch Estates	CIIICM							6,600,000	5/29/2011
16.03	Carefree Estates	CIIICM							6,310,000	5/28/2011

A-1-7

WFRBS Commercial Mortgage Trust 2012-C6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Original Amort Term (Mos.)(5)	Remaining Amort Term (Mos.)(5)	Seasoning	Prepayment Provisions(6)	Grace Period Default (Days)(7)	Grace Period Late (Days)(7)	Appraised Value ($)(8)	Appraisal Date(8)	UW NOI DSCR (x)(9)	UW NCF DSCR (x)(9)	Cut-off Date LTV Ratio(8)	LTV Ratio at Maturity or ARD(8)	Cut-off Date UW NOI Debt Yield	Cut-off Date UW NCF Debt Yield

17	Pyramid Office	WFB	300	293	7	L(31),GRTR 1% or YM(25),O(4)	5	5	26,800,000	6/9/2011	1.87	1.51	55.3%	50.0%	13.5%	10.9%
18	91-99 Paidge Avenue	WFB	240	230	10	L(34),D(82),O(4)	5	0	20,200,000	9/1/2011	1.27	1.26	73.4%	48.7%	10.9%	10.9%
19	Holiday Inn Maingate East	Basis	324	324	0	L(24),D(34),O(2)	5	5	25,600,000	2/9/2012	1.94	1.58	54.7%	49.8%	13.7%	11.2%
20	Montclair on the Park - Missouri	WFB	360	351	9	L(33),D(83),O(4)	5	5	18,960,000	3/15/2011	1.37	1.28	72.2%	61.5%	9.8%	9.1%
21	North Torrance Plaza	WFB	360	357	3	L(27),D(89),O(4)	5	5	27,900,000	7/21/2011	1.80	1.63	48.2%	40.4%	12.3%	11.2%
22	Hulen Bend Shopping Center	RBS	360	357	3	L(27),D(89),O(4)	0	0	19,300,000	9/6/2011	1.66	1.52	67.7%	57.3%	11.8%	10.8%
23	Hacienda MHC	WFB	360	352	8	L(32),D(24),O(4)	5	5	18,290,000	6/23/2011	1.41	1.40	70.4%	65.5%	9.1%	9.0%
24	Summerhill Marketplace	RBS	360	358	2	L(26),D(90),O(4)	0	0	16,700,000	12/1/2011	1.45	1.39	72.9%	61.2%	10.0%	9.6%
25	HRC Hotel Portfolio	LIG I	300	299	1	L(25),D(91),O(4)	5	5	21,400,000	Various	1.89	1.66	56.0%	43.5%	14.7%	12.9%
25.01	Hampton Inn Warsaw	LIG I							9,500,000	1/5/2012
25.02	Kalamazoo Townes Place Suites	LIG I							6,100,000	1/5/2012
25.03	Marshalltown Hampton Inn Suites	LIG I							5,800,000	1/6/2012
26	Santa Rosa Southside	RBS	360	360	0	L(59), GRTR1% or YM(56), O(5)	0	0	17,100,000	2/1/2012	1.66	1.55	66.7%	55.6%	11.2%	10.5%
27	Buford Plaza	RBS	300	299	1	L(25),D(91),O(4)	0	0	17,800,000	12/2/2011	2.05	1.87	61.7%	47.6%	15.6%	14.3%
28	Willow Lawn	WFB	360	353	7	L(31),D(85),O(4)	5	5	14,400,000	6/7/2011	1.49	1.40	74.4%	62.4%	10.1%	9.5%
29	All Storage Camp Bowie	RBS	360	356	4	L(28),D(88),O(4)	0	0	14,700,000	9/6/2011	1.52	1.48	71.2%	60.4%	10.9%	10.6%
30	Hampton Inn LBV	RBS	300	296	4	L(28),D(88),O(4)	0	0	15,300,000	10/19/2011	1.92	1.74	67.8%	52.9%	15.0%	13.6%
31	Hobbs Hotel Portfolio	RBS	240	239	1	L(25),D(91),O(4)	5	5	19,600,000	10/31/2011	2.10	1.91	52.7%	34.6%	18.1%	16.4%
31.01	Fairfield Inn & Suites - Hobbs	RBS							13,000,000	10/31/2011
31.02	Hampton Inn - Hobbs	RBS							6,600,000	10/31/2011
32	Vermont Galleria	WFB	360	352	8	L(32),D(84),O(4)	5	5	18,900,000	6/9/2011	2.11	1.99	52.4%	43.6%	13.9%	13.1%
33	Southland Plaza	RBS	0	0	0	L(35), GRTR1% or YM(81), O(4)	0	5	25,000,000	2/24/2012	3.24	3.04	38.0%	38.0%	15.8%	14.8%
34	Lottsford Business Center	LIG I	360	360	4	L(48),D(68),O(4)	5	5	13,900,000	10/24/2011	1.68	1.45	66.2%	57.5%	12.1%	10.5%
35	800, 804 & 763 Buildings	WFB	360	359	1	L(25),D(91),O(4)	5	5	27,200,000	10/4/2011	2.03	1.70	33.8%	28.2%	13.7%	11.5%
36	Florida Hotel Portfolio	CIIICM	300	298	2	L(26),D(30),O(4)	0	0	16,200,000	Various	1.93	1.70	56.1%	51.3%	15.8%	13.8%
36.01	Comfort Inn Tampa	CIIICM							6,300,000	8/18/2011
36.02	Holiday Inn Express Lakeland	CIIICM							5,200,000	8/19/2011
36.03	Best Western Plus Auburndale	CIIICM							4,700,000	8/19/2011
37	301 Wilshire	LIG I	360	356	4	L(28),D(88),O(4)	5	5	13,310,000	6/1/2011	1.52	1.43	67.7%	57.8%	11.1%	10.4%
38	Six Trails Apartments	LIG I	300	299	1	L(25),D(91),O(4)	5	5	11,800,000	2/3/2012	1.60	1.42	74.3%	56.5%	11.7%	10.4%
39	Holiday Inn - Odessa	RBS	240	239	1	L(25),D(91),O(4)	5	5	14,200,000	11/7/2011	1.94	1.74	60.4%	39.9%	16.9%	15.1%
40	Market at Hebron	RBS	360	360	0	L(24),D(92),O(4)	5	5	11,100,000	2/8/2012	1.36	1.29	72.1%	60.0%	9.2%	8.7%
41	Hampton Inn - Pennsylvania	WFB	300	297	3	L(27),D(88),O(5)	5	5	11,900,000	12/1/2011	1.76	1.57	66.9%	51.8%	13.5%	12.0%
42	Hilton Garden Inn - Denver Airport	WFB	360	351	9	L(33),D(23),O(4)	5	5	20,000,000	6/1/2011	2.55	2.10	39.6%	36.7%	16.1%	13.3%
43	Holiday Inn Express Kendall	CIIICM	300	299	1	L(25),D(91),O(4)	5	5	12,000,000	12/1/2011	1.89	1.66	64.1%	48.1%	13.8%	12.1%
44	Pacific Office Park	RBS	360	357	3	L(27),D(89),O(4)	0	0	11,500,000	10/28/2011	1.50	1.37	65.7%	56.0%	11.0%	10.0%
45	64th & Greenway	WFB	300	300	5	L(29),D(27),O(4)	5	5	11,400,000	10/21/2011	1.32	1.25	66.2%	62.1%	10.3%	9.7%
46	Gulfgate Square	WFB	360	355	5	L(29),D(87),O(4)	5	5	10,400,000	6/10/2011	1.64	1.50	72.2%	60.6%	11.3%	10.3%
47	Hampton Inn Hammond Louisiana	RBS	300	297	3	L(27),D(89),O(4)	0	0	11,800,000	10/4/2011	1.97	1.78	60.8%	47.7%	15.7%	14.2%
48	Extra Storage	WFB	360	351	9	L(33),D(83),O(4)	5	5	13,220,000	5/12/2011	2.37	2.28	52.4%	43.8%	15.7%	15.1%
49	4S Ranch Village	RBS	360	360	0	L(24), GRTR1% or YM(92), O(4)	5	5	10,650,000	2/10/2012	1.40	1.36	64.8%	53.5%	9.1%	8.9%
50	Tifton Corners	LIG I	360	359	1	L(25),D(91),O(4)	5	5	9,400,000	1/18/2012	1.76	1.53	69.9%	58.9%	12.3%	10.7%
51	T&M Retail Portfolio	Basis	360	359	1	L(25),D(91),O(4)	5	5	9,600,000	Various	1.93	1.77	68.5%	57.4%	13.3%	12.2%
51.01	Three Bears Supermarket	Basis							6,700,000	1/16/2012
51.02	Marsh Supermarket	Basis							2,900,000	1/12/2012
52	Grande Pointe Apartments	RBS	300	296	4	L(28),D(89),O(3)	0	0	11,750,000	10/20/2011	1.65	1.53	55.0%	43.2%	13.1%	12.2%
53	Elks Building	WFB	300	292	8	L(32),D(84),O(4)	5	5	11,200,000	6/22/2011	1.86	1.58	57.3%	43.9%	13.6%	11.6%
54	Central Self Storage - Corte Madera	WFB	360	352	8	L(32),D(84),O(4)	5	5	9,190,000	4/21/2011	1.68	1.66	69.0%	58.1%	11.6%	11.4%
55	Crossings at Roswell	CIIICM	360	359	1	L(25),D(91),O(4)	0	0	4,800,000	12/19/2011	1.95	1.72	69.9%	59.3%	13.9%	12.3%
56	Cumberland Place	CIIICM	360	359	1	L(25),D(91),O(4)	0	0	4,000,000	7/13/2011	1.95	1.72	69.9%	59.3%	13.9%	12.3%
57	Natomas Self Storage	WFB	300	295	5	L(29),D(87),O(4)	5	5	9,250,000	8/23/2011	1.56	1.53	64.4%	50.5%	12.4%	12.1%
58	LaCarreta	CIIICM	360	357	3	L(27),D(89),O(4)	0	0	8,300,000	9/20/2011	1.57	1.47	69.1%	58.8%	11.4%	10.7%
59	Shady Grove Shopping Center	RBS	300	297	3	L(27),D(89),O(4)	0	0	8,850,000	9/6/2011	1.73	1.58	61.9%	47.9%	13.3%	12.1%
60	Quality Court Business Complex	WFB	360	357	3	L(27),D(89),O(4)	5	7	7,150,000	10/25/2011	1.73	1.60	69.7%	59.7%	12.8%	11.9%
61	Van Buren Estates	WFB	300	292	8	L(32),GRTR 1% or YM(84),O(4)	5	5	7,390,000	6/20/2011	1.81	1.76	63.5%	48.7%	13.3%	13.0%
62	All Storage Mesquite	RBS	360	356	4	L(28),D(88),O(4)	0	0	4,350,000	9/2/2011	1.67	1.61	69.7%	59.1%	11.9%	11.5%
63	All Storage Harwood	RBS	360	356	4	L(28),D(88),O(4)	0	0	2,300,000	9/2/2011	1.67	1.61	69.7%	59.1%	11.9%	11.5%
64	King’s Row MHC	CIIICM	300	297	3	L(27),D(89),O(4)	0	0	7,400,000	9/27/2011	1.52	1.47	60.6%	47.5%	12.1%	11.7%
65	CVS - Victorville	WFB	360	352	8	L(32),GRTR 1% or YM(84),O(4)	5	5	7,950,000	6/9/2011	1.65	1.64	54.9%	46.0%	11.1%	11.1%
66	Seagoville Corners Shopping Center	RBS	360	357	3	L(27),D(89),O(4)	0	0	6,200,000	9/2/2011	1.60	1.46	69.2%	58.6%	11.4%	10.4%
67	Shoppes at Garland	RBS	360	357	3	L(27),D(89),O(4)	0	0	3,650,000	8/31/2011	1.84	1.71	68.7%	58.3%	13.1%	12.2%
68	Graham Shopping Center	RBS	360	357	3	L(27),D(89),O(4)	0	0	2,300,000	9/18/2011	1.84	1.71	68.7%	58.3%	13.1%	12.2%
69	Emerald Apartments	CIIICM	360	357	3	L(27),D(89),O(4)	0	0	9,800,000	8/24/2011	2.18	1.84	40.7%	34.7%	15.8%	13.3%
70	Walker Plaza	CIIICM	360	356	4	L(28),D(88),O(4)	0	0	5,900,000	9/13/2011	1.59	1.51	67.6%	57.9%	11.8%	11.2%
71	Waynewood Apartments	WFB	360	352	8	L(32),GRTR 1% or YM(84),O(4)	5	5	6,700,000	6/24/2011	2.34	2.09	57.7%	48.2%	15.6%	13.9%
72	Parkway 3&4	CIIICM	360	357	3	L(27),D(89),O(4)	0	0	5,450,000	11/22/2011	1.87	1.67	69.8%	59.0%	13.2%	11.8%
73	Advantage Main Street Storage	RBS	360	358	2	L(26),D(90),O(4)	5	5	5,100,000	12/20/2011	1.51	1.46	70.4%	59.2%	10.5%	10.2%
74	Rite Aid Monroeville	Basis	360	359	1	L(25),D(93),O(2)	5	5	4,950,000	2/5/2012	1.75	1.67	69.9%	58.3%	11.8%	11.2%
75	Assured Self Storage	WFB	360	357	3	L(27),GRTR 1% or YM(89),O(4)	5	5	5,320,000	11/29/2011	1.72	1.68	64.8%	54.9%	12.3%	12.0%
76	Canton Center Crossing	Basis	300	299	1	L(25),D(91),O(4)	5	5	4,750,000	12/7/2011	1.61	1.43	66.2%	51.6%	12.7%	11.2%
77	Northfield Point Marketplace	WFB	300	296	4	L(28),GRTR 1% or YM(88),O(4)	5	5	4,500,000	10/13/2011	1.89	1.73	61.9%	48.9%	15.3%	14.1%
78	Eastpoint Self Storage	CIIICM	300	299	1	L(25),D(91),O(4)	5	5	4,620,000	1/26/2012	1.73	1.68	58.4%	45.3%	13.4%	13.0%
79	Story Business Center	CIIICM	360	359	1	L(25),D(92),O(3)	3	0	3,610,000	1/30/2012	1.77	1.56	70.6%	59.1%	12.1%	10.7%
80	Westfield Ridge Apartments	Basis	300	299	1	L(25),D(93),O(2)	5	5	3,800,000	2/8/2012	1.72	1.50	64.9%	49.8%	13.0%	11.3%
81	High Cliff Estates MHC	WFB	300	294	6	L(30),GRTR 1% or YM(26),O(4)	5	5	3,610,000	8/29/2011	1.67	1.61	64.9%	59.4%	13.4%	13.0%
82	Northwest Self Storage	CIIICM	300	300	0	L(24),D(92),O(4)	0	0	3,250,000	1/28/2012	1.40	1.37	66.2%	50.9%	10.7%	10.4%
83	Leisure Living MHC	CIIICM	300	297	3	L(27),D(89),O(4)	0	0	3,100,000	11/18/2011	1.48	1.44	68.3%	53.2%	11.5%	11.2%
84	Midtown Vault Self Storage	CIIICM	240	239	1	L(25),D(88),O(7)	0	0	3,180,000	1/21/2012	1.39	1.36	65.9%	43.0%	11.8%	11.5%
85	Rivergate Self Storage	WFB	360	358	2	L(26),D(90),O(4)	5	5	3,000,000	12/5/2011	1.67	1.61	64.9%	55.0%	12.0%	11.5%
86	Park Estates MHC	WFB	360	359	1	L(25),GRTR 1% or YM(91),O(4)	5	5	2,750,000	12/28/2011	2.18	2.13	67.4%	57.4%	15.8%	15.5%
87	Apple Valley MHC	CIIICM	300	300	0	L(24),D(92),O(4)	0	0	2,640,000	2/21/2012	1.76	1.71	56.8%	43.6%	13.2%	12.9%
88	Security Public Storage - Ceres	WFB	360	356	4	L(28),GRTR 1% or YM(88),O(4)	5	5	2,350,000	10/19/2011	1.62	1.55	63.6%	54.4%	11.9%	11.4%
89	Kirkwood MHC	CIIICM	360	359	1	L(25),D(88),O(7)	5	5	2,100,000	2/9/2012	1.62	1.58	69.9%	59.6%	11.8%	11.5%

A-1-8

WFRBS Commercial Mortgage Trust 2012-C6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	UW Revenues ($)(10)(11)	UW Expenses ($)(10)	UW Net Operating Income ($)(10)(11)	UW Replacement ($)(10)	UW TI/LC ($)(10)	UW Net Cash Flow ($)(10)(11)	Occupancy Rate(11)	Occupancy as-of Date	UW Hotel ADR	UW Hotel RevPAR

1	National Cancer Institute Center	WFB	11,746,062	3,972,287	7,773,775	85,318	620,167	7,068,290	100.0%	1/18/2012
2	Windsor Hotel Portfolio II	WFB	35,767,588	25,879,265	9,888,325	0	0	8,332,866	76.2%	12/31/2011	120	91
2.01	Embassy Suites Las Vegas	WFB	10,732,426	8,045,832	2,686,594	0	0	2,257,297	80.0%	12/31/2011	110	88
2.02	Renaissance Asheville	WFB	12,475,361	8,572,738	3,902,623	0	0	3,278,854	71.8%	12/31/2011	130	93
2.03	Embassy Suites Arcadia	WFB	7,413,645	5,187,425	2,226,220	0	0	1,929,674	79.9%	12/31/2011	126	101
2.04	Embassy Suites Alpharetta	WFB	5,146,156	4,073,269	1,072,887	0	0	867,041	73.3%	12/31/2011	110	81
3	WPC Self Storage Portfolio	WFB	12,026,743	5,833,071	6,193,672	343,670	0	5,850,002	63.8%	12/31/2011
3.01	Extra Space - San Diego	WFB	1,519,503	736,972	782,531	43,421	0	739,111	77.4%	12/31/2011
3.02	Extra Space - Pearl City	WFB	857,784	416,032	441,752	24,512	0	417,240	57.2%	12/31/2011
3.03	Extra Space - Palmdale 10th Street	WFB	692,354	335,798	356,557	19,784	0	336,772	46.7%	12/31/2011
3.04	Extra Space - Fresno	WFB	667,846	323,911	343,935	19,084	0	324,851	58.5%	12/31/2011
3.05	Extra Space - Palm Springs	WFB	578,391	280,525	297,867	16,528	0	281,339	70.6%	12/31/2011
3.06	SecureCare - Chicago Adams	WFB	508,543	246,648	261,896	14,532	0	247,364	71.7%	12/31/2011
3.07	Extra Space - Apple Valley Town Center	WFB	544,080	263,883	280,197	15,547	0	264,649	50.5%	12/31/2011
3.08	Extra Space - Bakersfield Oswell	WFB	497,515	241,299	256,216	14,217	0	241,999	71.6%	12/31/2011
3.09	Extra Space - Palmdale Sierra	WFB	539,178	261,506	277,672	15,407	0	262,265	55.4%	12/31/2011
3.10	Extra Space - Bakersfield Weedpatch	WFB	502,416	243,676	258,740	14,357	0	244,383	62.6%	12/31/2011
3.11	Extra Space - South Gate	WFB	447,273	216,931	230,342	12,781	0	217,561	56.2%	12/31/2011
3.12	Extra Space - Bakersfield Hughes	WFB	430,730	208,908	221,822	12,308	0	209,514	63.2%	12/31/2011
3.13	Extra Space - Rosamond	WFB	477,908	231,789	246,119	13,656	0	232,462	63.7%	12/31/2011
3.14	Metro - Fort Worth	WFB	392,130	190,186	201,944	11,205	0	190,738	79.2%	12/31/2011
3.15	Extra Space - Apple Valley Powhatan	WFB	324,732	157,498	167,235	9,279	0	157,955	75.9%	12/31/2011
3.16	SecureCare - Rockford Alpine	WFB	379,876	184,243	195,633	10,855	0	184,778	79.0%	12/31/2011
3.17	SecureCare - Chicago Elston	WFB	329,634	159,875	169,759	9,419	0	160,339	66.3%	12/31/2011
3.18	SecureCare - Rockford Main	WFB	275,716	133,725	141,992	7,879	0	134,113	70.5%	12/31/2011
3.19	Extra Space - Harbor City	WFB	294,097	142,640	151,458	8,404	0	143,054	67.2%	12/31/2011
3.20	Extra Space - Rubidoux	WFB	284,294	137,885	146,409	8,124	0	138,285	69.5%	12/31/2011
3.21	Extra Space - Anaheim	WFB	275,716	133,725	141,992	7,879	0	134,113	74.1%	12/31/2011
3.22	Extra Space - Riverside	WFB	272,040	131,942	140,098	7,774	0	132,325	60.5%	12/31/2011
3.23	Extra Space - Bakersfield Buck Owens	WFB	343,114	166,413	176,701	9,805	0	166,896	59.2%	12/31/2011
3.24	Extra Space - Kona	WFB	306,351	148,583	157,768	8,754	0	149,014	50.6%	12/31/2011
3.25	Extra Space - Grand Terrace	WFB	285,519	138,479	147,040	8,159	0	138,881	68.3%	12/31/2011
3.26	SecureCare - Alpine Annex	WFB	NAV	NAV	NAV	NAV	NAV	NAV	65.1%	12/31/2011
4	Norwalk Town Square	WFB	4,623,880	1,394,251	3,229,628	46,597	201,879	2,981,153	93.9%	2/17/2012
5	Resort MHC	WFB	3,495,083	1,143,216	2,351,867	39,550	0	2,312,317	98.5%	1/30/2012
6	Citrus Crossing	WFB	3,311,266	735,914	2,575,351	34,507	215,282	2,325,562	99.1%	12/1/2011
7	Boca Industrial Park	WFB	3,865,598	1,309,921	2,555,677	108,249	154,819	2,292,609	91.9%	12/8/2011
8	Lexington Hotel Portfolio	RBS	7,241,405	4,445,988	2,795,417	0	0	2,505,761	76.6%	12/31/2011	109	83
8.01	Courtyard Cincinnati North at Union Centre	RBS	4,012,526	2,462,894	1,549,632	0	0	1,389,131	70.1%	12/31/2011	116	81
8.02	Residence Inn West Chester	RBS	3,228,879	1,983,093	1,245,786	0	0	1,116,630	84.8%	12/31/2011	102	86
9	Seven Trees Retail Portfolio	LIG I	3,620,837	907,227	2,713,645	68,677	190,994	2,453,974	92.5%	10/31/2011
9.01	Seven Trees Center	LIG I	3,159,896	791,735	2,368,191	59,934	166,680	2,141,577	92.3%	10/31/2011
9.02	Solari Center	LIG I	263,412	66,000	197,414	4,996	13,895	178,524	89.7%	10/31/2011
9.03	7-11 Center	LIG I	197,530	49,493	148,039	3,747	10,419	133,873	100.0%	10/31/2011
10	El Mercado Shopping Center	LIG I	3,335,004	1,031,375	2,303,629	28,462	153,029	2,122,138	100.0%	10/1/2011
11	Sunwest Portfolio	Basis	3,750,830	1,258,345	2,492,486	136,224	223,262	2,133,000	98.5%	1/30/2012
11.01	1937 Parker Road	Basis	412,523	124,179	288,344	7,184	17,484	263,676	80.2%	1/30/2012
11.02	2010 South Sheridan	Basis	254,322	45,664	208,658	6,718	16,350	185,590	100.0%	1/30/2012
11.03	2524 North Galloway	Basis	289,221	122,761	166,460	5,531	13,462	147,467	100.0%	1/30/2012
11.04	2770 Trinity Mills Road	Basis	317,681	138,582	179,100	6,457	15,716	156,927	100.0%	1/30/2012
11.05	100 Cleveland S.C.	Basis	238,538	67,404	171,134	5,766	14,033	151,335	100.0%	1/30/2012
11.06	1201 South Stockton	Basis	202,352	58,094	144,258	7,804	11,090	125,365	100.0%	1/30/2012
11.07	3065 Josey Lane	Basis	278,353	99,517	178,836	5,113	9,788	163,935	100.0%	1/30/2012
11.08	709 North Federal	Basis	117,453	12,699	104,754	10,598	8,566	85,590	100.0%	1/30/2012
11.09	6400 Nieman Road	Basis	92,917	4,849	88,068	5,779	6,945	75,344	100.0%	1/30/2012
11.10	335 South Cedar Ridge	Basis	221,439	96,577	124,862	4,634	11,276	108,953	100.0%	1/30/2012
11.11	535 Green Street	Basis	112,015	25,222	86,794	3,745	6,768	76,280	100.0%	1/30/2012
11.12	1300 North Highway 7	Basis	112,675	28,520	84,155	3,533	8,600	72,021	100.0%	1/30/2012
11.13	1380 North Main Street	Basis	134,549	70,634	63,915	5,725	13,935	44,255	100.0%	1/30/2012
11.14	14th Street & Grand Avenue	Basis	208,981	109,569	99,412	13,664	8,061	77,687	100.0%	1/30/2012
11.15	1818 Ninth Street	Basis	102,397	36,741	65,656	7,040	7,061	51,555	100.0%	1/30/2012
11.16	1343 Miner Street	Basis	68,724	19,482	49,242	1,647	4,008	43,588	100.0%	1/30/2012
11.17	280 West Main Street	Basis	87,323	32,348	54,975	2,034	4,950	47,991	100.0%	1/30/2012
11.18	1605 West Pioneer Parkway	Basis	162,543	90,802	71,741	6,816	9,083	55,842	100.0%	1/30/2012
11.19	712 West Commercial	Basis	62,347	16,193	46,154	5,933	7,544	32,678	100.0%	1/30/2012
11.20	306 East Paisano Avenue	Basis	57,882	4,147	53,734	1,306	3,178	49,251	100.0%	1/30/2012
11.21	111 Park Street	Basis	35,324	4,492	30,832	1,188	2,891	26,754	100.0%	1/30/2012
11.22	2215 South Marsalis Ave.	Basis	70,770	33,073	37,698	8,750	7,383	21,566	100.0%	1/30/2012
11.23	3510 Prospect	Basis	45,790	9,997	35,793	2,886	7,024	25,883	100.0%	1/30/2012
11.24	259 14th Street	Basis	30,310	5,767	24,542	1,405	2,736	20,402	100.0%	1/30/2012
11.25	4601 Parallel Street	Basis	34,401	1,032	33,369	4,971	5,330	23,068	100.0%	1/30/2012
12	Whole Foods	RBS	1,901,191	57,036	1,844,156	4,317	13,417	1,826,422	100.0%	4/1/2012
13	Williams Centre Plaza	WFB	2,678,143	875,624	1,802,519	16,137	128,734	1,657,647	92.5%	9/30/2011
14	Claremont Village Square	WFB	2,488,217	650,524	1,837,694	19,224	148,667	1,669,803	91.8%	10/31/2011
15	Commerce Park IV & V	RBS	4,252,792	2,199,959	2,052,833	45,892	229,459	1,777,482	93.2%	2/17/2012
16	Parrish Portfolio	CIIICM	2,631,222	1,019,850	1,611,372	47,480	0	1,563,892	97.2%	12/31/2011
16.01	Hillcrest RV Resort	CIIICM	1,047,037	441,690	605,347	25,100	0	580,247	95.0%	12/31/2011
16.02	White Birch Estates	CIIICM	810,767	294,647	516,120	12,500	0	503,620	94.4%	12/31/2011
16.03	Carefree Estates	CIIICM	773,419	283,512	489,907	9,880	0	480,027	100.0%	12/31/2011

A-1-9

WFRBS Commercial Mortgage Trust 2012-C6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	UW Revenues ($)(10)(11)	UW Expenses ($)(10)	UW Net Operating Income ($)(10)(11)	UW Replacement ($)(10)	UW TI/LC ($)(10)	UW Net Cash Flow ($)(10)(11)	Occupancy Rate(11)	Occupancy as-of Date	UW Hotel ADR	UW Hotel RevPAR

17	Pyramid Office	WFB	4,175,490	2,177,348	1,998,142	43,767	335,000	1,619,375	93.5%	11/30/2011
18	91-99 Paidge Avenue	WFB	1,784,827	162,422	1,622,405	7,831	0	1,614,574	100.0%	5/1/2011
19	Holiday Inn Maingate East	Basis	8,503,314	6,588,326	1,914,988	353,753	0	1,561,236	68.1%	12/31/2011	62	42
20	Montclair on the Park - Missouri	WFB	2,408,539	1,068,579	1,339,960	72,504	15,743	1,251,713	85.9%	11/30/2011
21	North Torrance Plaza	WFB	2,128,824	469,950	1,658,874	21,691	136,277	1,500,906	100.0%	2/1/2012
22	Hulen Bend Shopping Center	RBS	2,296,338	761,079	1,535,259	34,446	93,811	1,407,002	89.7%	12/31/2011
23	Hacienda MHC	WFB	1,673,711	505,057	1,168,654	7,450	0	1,161,204	100.0%	8/1/2011
24	Summerhill Marketplace	RBS	1,801,970	585,352	1,216,618	22,167	29,494	1,164,957	97.8%	1/1/2012
25	HRC Hotel Portfolio	LIG I	5,421,213	3,661,434	1,759,779	0	0	1,542,930	63.1%	12/31/2011	96	60
25.01	Hampton Inn Warsaw	LIG I	2,101,073	1,313,141	787,932	0	0	703,889	66.0%	12/31/2011	104	69
25.02	Kalamazoo Townes Place Suites	LIG I	1,653,255	1,165,221	488,034	0	0	421,904	60.4%	12/31/2011	92	56
25.03	Marshalltown Hampton Inn Suites	LIG I	1,666,885	1,183,072	483,813	0	0	417,138	62.8%	12/31/2011	90	56
26	Santa Rosa Southside	RBS	1,736,108	454,547	1,281,561	14,403	72,612	1,194,547	100.0%	1/30/2012
27	Buford Plaza	RBS	2,385,359	669,681	1,715,678	41,216	102,873	1,571,589	96.8%	1/17/2012
28	Willow Lawn	WFB	1,340,041	257,152	1,082,889	9,554	57,929	1,015,406	93.4%	11/30/2011
29	All Storage Camp Bowie	RBS	1,752,572	616,018	1,136,555	28,455	0	1,108,100	96.6%	12/31/2011
30	Hampton Inn LBV	RBS	3,640,910	2,081,732	1,559,178	0	0	1,413,542	86.9%	8/31/2011	78	67
31	Hobbs Hotel Portfolio	RBS	4,381,725	2,512,590	1,869,136	0	0	1,694,245	82.5%	11/30/2011	89	74
31.01	Fairfield Inn & Suites - Hobbs	RBS	2,678,041	1,433,104	1,244,937	0	0	1,142,002	84.0%	11/30/2011	91	77
31.02	Hampton Inn - Hobbs	RBS	1,703,685	1,079,486	624,199	0	0	552,243	80.3%	11/30/2011	86	69
32	Vermont Galleria	WFB	2,030,468	657,107	1,373,361	7,297	70,271	1,295,794	100.0%	9/1/2011
33	Southland Plaza	RBS	2,297,087	797,079	1,500,008	12,156	79,616	1,408,236	95.6%	2/1/2012
34	Lottsford Business Center	LIG I	1,842,089	727,328	1,114,761	25,458	125,309	963,993	90.1%	11/13/2011
35	800, 804 & 763 Buildings	WFB	2,149,025	886,586	1,262,439	56,924	146,414	1,059,100	100.0%	1/26/2012
36	Florida Hotel Portfolio	CIIICM	4,391,350	2,957,390	1,433,960	0	0	1,258,306	63.7%	1/31/2012	90	52
36.01	Comfort Inn Tampa	CIIICM	1,926,109	1,316,251	609,858	0	0	532,814	73.6%	1/31/2012	99	62
36.02	Holiday Inn Express Lakeland	CIIICM	1,344,965	849,404	495,561	0	0	441,762	50.9%	1/31/2012	88	42
36.03	Best Western Plus Auburndale	CIIICM	1,120,276	791,736	328,540	0	0	283,729	67.2%	1/31/2012	84	52
37	301 Wilshire	LIG I	1,192,734	191,383	1,001,351	3,507	59,946	937,899	100.0%	11/30/2011
38	Six Trails Apartments	LIG I	2,218,179	1,190,941	1,027,238	114,660	0	912,578	92.2%	2/23/2012
39	Holiday Inn - Odessa	RBS	3,830,233	2,378,200	1,452,033	0	0	1,298,823	83.7%	11/30/2011	112	94
40	Market at Hebron	RBS	1,022,259	289,962	732,297	8,848	29,069	694,380	97.2%	2/16/2012
41	Hampton Inn - Pennsylvania	WFB	2,904,659	1,831,567	1,073,092	0	0	956,906	66.3%	10/31/2011	111	73
42	Hilton Garden Inn - Denver Airport	WFB	5,621,622	4,344,076	1,277,546	0	0	1,052,681	75.3%	11/30/2011	116	88
43	Holiday Inn Express Kendall	CIIICM	3,257,986	2,193,897	1,064,090	0	0	933,771	79.4%	12/31/2011	107	83
44	Pacific Office Park	RBS	1,135,495	307,917	827,578	9,348	65,073	753,158	100.0%	10/1/2011
45	64th & Greenway	WFB	976,363	199,701	776,662	15,981	25,017	735,665	98.5%	11/1/2011
46	Gulfgate Square	WFB	1,228,761	382,683	846,077	24,058	51,141	770,879	85.9%	9/28/2011
47	Hampton Inn Hammond Louisiana	RBS	2,641,220	1,517,234	1,123,986	0	0	1,018,337	86.0%	8/31/2011	102	88
48	Extra Storage	WFB	1,526,672	440,228	1,086,444	42,100	0	1,044,344	87.0%	10/31/2011
49	4S Ranch Village	RBS	853,020	221,961	631,059	5,369	14,088	611,602	94.8%	2/29/2012
50	Tifton Corners	LIG I	1,067,046	259,518	807,529	27,994	75,897	703,637	83.4%	12/31/2011
51	T&M Retail Portfolio	Basis	1,199,365	324,709	874,655	13,279	60,321	801,056	97.2%	4/1/2012
51.01	Three Bears Supermarket	Basis	869,338	224,933	644,405	7,884	41,827	594,694	100.0%	4/1/2012
51.02	Marsh Supermarket	Basis	330,027	99,777	230,250	5,395	18,494	206,362	93.3%	4/1/2012
52	Grande Pointe Apartments	RBS	1,581,672	732,931	848,741	60,500	0	788,241	90.9%	9/30/2011
53	Elks Building	WFB	1,543,514	670,060	873,454	11,227	119,273	742,954	93.2%	5/24/2011
54	Central Self Storage - Corte Madera	WFB	1,083,099	350,322	732,777	9,482	0	723,296	87.1%	9/30/2011
55	Crossings at Roswell	CIIICM	615,193	150,127	465,066	5,840	50,000	409,226	94.9%	1/31/2012
56	Cumberland Place	CIIICM	527,275	133,975	393,300	4,980	40,000	348,320	100.0%	12/31/2011
57	Natomas Self Storage	WFB	1,110,194	373,310	736,884	14,890	0	721,994	87.5%	9/23/2011
58	LaCarreta	CIIICM	995,886	342,465	653,421	4,568	36,997	611,856	100.0%	2/29/2012
59	Shady Grove Shopping Center	RBS	1,047,188	319,248	727,940	18,471	46,644	662,826	91.8%	1/18/2012
60	Quality Court Business Complex	WFB	885,385	245,616	639,769	23,098	25,127	591,544	81.2%	11/1/2011
61	Van Buren Estates	WFB	1,170,948	546,042	624,906	15,500	0	609,406	85.5%	6/10/2011
62	All Storage Mesquite	RBS	570,392	218,569	351,823	11,399	0	340,424	86.3%	12/31/2011
63	All Storage Harwood	RBS	384,432	184,987	199,445	6,524	0	192,922	90.1%	12/31/2011
64	King’s Row MHC	CIIICM	1,144,919	603,247	541,672	16,800	0	524,872	83.3%	11/30/2011
65	CVS - Victorville	WFB	501,220	15,037	486,183	1,935	0	484,248	100.0%	3/1/2012
66	Seagoville Corners Shopping Center	RBS	725,608	238,847	486,761	10,355	30,690	445,716	100.0%	12/31/2011
67	Shoppes at Garland	RBS	488,338	168,122	320,216	4,675	17,939	297,603	94.0%	1/18/2012
68	Graham Shopping Center	RBS	300,205	83,110	217,095	11,045	5,134	200,916	100.0%	1/20/2012
69	Emerald Apartments	CIIICM	1,968,163	1,338,478	629,685	97,200	0	532,485	99.7%	12/31/2011
70	Walker Plaza	CIIICM	595,127	124,705	470,422	5,573	19,054	445,795	100.0%	12/31/2011
71	Waynewood Apartments	WFB	1,752,340	1,149,809	602,532	65,472	0	537,060	96.8%	6/30/2011
72	Parkway 3&4	CIIICM	656,084	155,075	501,009	9,628	44,064	447,317	92.7%	11/22/2011
73	Advantage Main Street Storage	RBS	604,083	228,119	375,964	10,706	0	365,258	79.1%	1/6/2012
74	Rite Aid Monroeville	Basis	459,344	51,994	407,350	1,911	16,172	389,267	100.0%	4/1/2012
75	Assured Self Storage	WFB	691,206	267,610	423,596	10,751	0	412,845	81.2%	11/30/2011
76	Canton Center Crossing	Basis	646,495	247,590	398,905	9,479	37,058	352,368	89.9%	2/15/2012
77	Northfield Point Marketplace	WFB	633,683	206,109	427,574	9,682	26,472	391,420	84.9%	11/30/2011
78	Eastpoint Self Storage	CIIICM	718,074	357,332	360,742	9,846	0	350,896	97.2%	1/1/2012
79	Story Business Center	CIIICM	462,494	153,844	308,650	9,790	26,965	271,895	91.4%	2/21/2012
80	Westfield Ridge Apartments	Basis	678,669	359,216	319,453	41,440	0	278,013	93.8%	1/31/2012
81	High Cliff Estates MHC	WFB	717,151	402,326	314,826	11,400	0	303,426	81.7%	9/15/2011
82	Northwest Self Storage	CIIICM	484,371	254,856	229,515	6,333	0	223,183	73.9%	1/31/2012
83	Leisure Living MHC	CIIICM	472,313	228,474	243,839	6,200	0	237,639	81.5%	11/22/2011
84	Midtown Vault Self Storage	CIIICM	434,456	187,758	246,699	5,307	0	241,392	88.6%	1/30/2012
85	Rivergate Self Storage	WFB	404,495	171,084	233,411	8,831	0	224,580	86.9%	12/20/2011
86	Park Estates MHC	WFB	559,667	266,193	293,474	6,400	0	287,074	93.8%	1/31/2012
87	Apple Valley MHC	CIIICM	355,007	156,442	198,565	5,300	0	193,265	90.0%	11/1/2011
88	Security Public Storage - Ceres	WFB	355,905	178,112	177,792	7,481	0	170,312	81.3%	10/31/2011
89	Kirkwood MHC	CIIICM	331,927	158,495	173,432	4,050	0	169,382	95.1%	2/22/2012

A-1-10

WFRBS Commercial Mortgage Trust 2012-C6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Most Recent Period	Most Recent Revenues ($)(12)	Most Recent Expenses ($)(12)	Most Recent NOI ($)(12)	Most Recent Capital Expenditures	Most Recent NCF ($)(12)	Most Recent Hotel ADR	Most Recent Hotel RevPAR

1	National Cancer Institute Center	WFB	NAV	NAV	NAV	NAV	NAV	NAV
2	Windsor Hotel Portfolio II	WFB	Actual 2011	35,767,588	25,875,474	9,892,114	1,434,160	8,457,954	120	91
2.01	Embassy Suites Las Vegas	WFB	Actual 2011	10,732,426	8,090,371	2,642,055	429,751	2,212,304	110	88
2.02	Renaissance Asheville	WFB	Actual 2011	12,475,361	8,561,072	3,914,289	501,380	3,412,909	130	93
2.03	Embassy Suites Arcadia	WFB	Actual 2011	7,413,645	5,156,114	2,257,531	296,811	1,960,720	126	101
2.04	Embassy Suites Alpharetta	WFB	Actual 2011	5,146,156	4,067,917	1,078,239	206,218	872,021	110	81
3	WPC Self Storage Portfolio	WFB	Annualized Q1/Q3/Q4 2011	13,020,099	6,427,797	6,592,302	0	6,592,302
3.01	Extra Space - San Diego	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.02	Extra Space - Pearl City	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.03	Extra Space - Palmdale 10th Street	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.04	Extra Space - Fresno	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.05	Extra Space - Palm Springs	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.06	SecureCare - Chicago Adams	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.07	Extra Space - Apple Valley Town Center	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.08	Extra Space - Bakersfield Oswell	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.09	Extra Space - Palmdale Sierra	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.10	Extra Space - Bakersfield Weedpatch	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.11	Extra Space - South Gate	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.12	Extra Space - Bakersfield Hughes	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.13	Extra Space - Rosamond	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.14	Metro - Fort Worth	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.15	Extra Space - Apple Valley Powhatan	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.16	SecureCare - Rockford Alpine	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.17	SecureCare - Chicago Elston	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.18	SecureCare - Rockford Main	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.19	Extra Space - Harbor City	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.20	Extra Space - Rubidoux	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.21	Extra Space - Anaheim	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.22	Extra Space - Riverside	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.23	Extra Space - Bakersfield Buck Owens	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.24	Extra Space - Kona	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.25	Extra Space - Grand Terrace	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.26	SecureCare - Alpine Annex	WFB	NAV	NAV	NAV	NAV	NAV	NAV
4	Norwalk Town Square	WFB	TTM 11/30/2011	4,656,339	1,340,071	3,316,268	1,227	3,315,041
5	Resort MHC	WFB	Actual 2011	3,495,083	1,090,507	2,404,575	0	2,404,575
6	Citrus Crossing	WFB	TTM 11/30/2011	3,252,112	729,732	2,522,380	0	2,522,380
7	Boca Industrial Park	WFB	TTM 11/30/2011	3,838,535	1,265,296	2,573,239	0	2,573,239
8	Lexington Hotel Portfolio	RBS	Actual 2011	7,243,372	4,577,965	2,665,407	0	2,665,407	109	83
8.01	Courtyard Cincinnati North at Union Centre	RBS	Actual 2011	4,014,233	2,534,819	1,479,414	0	1,479,414	116	81
8.02	Residence Inn West Chester	RBS	Actual 2011	3,229,139	2,043,146	1,185,993	0	1,185,993	102	86
9	Seven Trees Retail Portfolio	LIG I	Annualized 8/31/2011	3,550,487	814,802	2,735,684	0	2,735,684
9.01	Seven Trees Center	LIG I	Annualized 8/31/2011	3,098,501	711,076	2,387,425	0	2,387,425
9.02	Solari Center	LIG I	Annualized 8/31/2011	258,294	59,276	199,018	0	199,018
9.03	7-11 Center	LIG I	Annualized 8/31/2011	193,692	44,450	149,241	0	149,241
10	El Mercado Shopping Center	LIG I	Annualized 8/31/2011	3,450,599	841,116	2,609,483	56,850	2,552,633
11	Sunwest Portfolio	Basis	Actual 2011	3,451,845	810,593	2,641,252	0	2,641,252
11.01	1937 Parker Road	Basis	Actual 2011	381,070	99,215	281,855	0	281,855
11.02	2010 South Sheridan	Basis	Actual 2011	266,566	48,851	217,715	0	217,715
11.03	2524 North Galloway	Basis	Actual 2011	153,293	86,809	66,484	0	66,484
11.04	2770 Trinity Mills Road	Basis	Actual 2011	255,615	20,256	235,359	0	235,359
11.05	100 Cleveland S.C.	Basis	Actual 2011	197,253	10,051	187,202	0	187,202
11.06	1201 South Stockton	Basis	Actual 2011	159,468	10,745	148,723	0	148,723
11.07	3065 Josey Lane	Basis	Actual 2011	297,939	108,670	189,269	0	189,269
11.08	709 North Federal	Basis	Actual 2011	123,566	14,165	109,401	0	109,401
11.09	6400 Nieman Road	Basis	Actual 2011	103,241	6,529	96,712	0	96,712
11.10	335 South Cedar Ridge	Basis	Actual 2011	193,990	47,291	146,699	0	146,699
11.11	535 Green Street	Basis	Actual 2011	72,105	18,456	53,649	0	53,649
11.12	1300 North Highway 7	Basis	Actual 2011	167,154	31,499	135,655	0	135,655
11.13	1380 North Main Street	Basis	Actual 2011	130,946	55,909	75,037	0	75,037
11.14	14th Street & Grand Avenue	Basis	Actual 2011	222,597	113,519	109,078	0	109,078
11.15	1818 Ninth Street	Basis	Actual 2011	95,238	5,989	89,249	0	89,249
11.16	1343 Miner Street	Basis	Actual 2011	68,591	20,764	47,827	0	47,827
11.17	280 West Main Street	Basis	Actual 2011	71,510	13,769	57,741	0	57,741
11.18	1605 West Pioneer Parkway	Basis	Actual 2011	124,392	46,149	78,243	0	78,243
11.19	712 West Commercial	Basis	Actual 2011	68,591	17,139	51,452	0	51,452
11.20	306 East Paisano Avenue	Basis	Actual 2011	66,424	6,269	60,155	0	60,155
11.21	111 Park Street	Basis	Actual 2011	37,172	5,013	32,159	0	32,159
11.22	2215 South Marsalis Ave.	Basis	Actual 2011	59,716	4,479	55,237	0	55,237
11.23	3510 Prospect	Basis	Actual 2011	63,542	9,384	54,158	0	54,158
11.24	259 14th Street	Basis	Actual 2011	30,863	6,199	24,664	0	24,664
11.25	4601 Parallel Street	Basis	Actual 2011	41,003	3,474	37,529	0	37,529
12	Whole Foods	RBS	Actual 2011	1,749,992	0	1,749,992	0	1,749,992
13	Williams Centre Plaza	WFB	TTM 11/30/2011	2,608,078	799,126	1,808,952	63,902	1,745,050
14	Claremont Village Square	WFB	TTM 10/31/2011	2,911,412	664,247	2,247,165	0	2,247,165
15	Commerce Park IV & V	RBS	Actual 2011	3,997,810	2,148,850	1,848,960	0	1,848,960
16	Parrish Portfolio	CIIICM	Actual 2011	2,604,024	877,281	1,726,743	0	1,726,743
16.01	Hillcrest RV Resort	CIIICM	Actual 2011	1,030,083	329,391	700,692	0	700,692
16.02	White Birch Estates	CIIICM	Actual 2011	794,781	290,900	503,881	0	503,881
16.03	Carefree Estates	CIIICM	Actual 2011	779,161	256,990	522,171	0	522,171

A-1-11

WFRBS Commercial Mortgage Trust 2012-C6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Most Recent Period	Most Recent Revenues ($)(12)	Most Recent Expenses ($)(12)	Most Recent NOI ($)(12)	Most Recent Capital Expenditures	Most Recent NCF ($)(12)	Most Recent Hotel ADR	Most Recent Hotel RevPAR

17	Pyramid Office	WFB	TTM 11/30/2011	4,133,368	1,624,125	2,509,243	0	2,509,243
18	91-99 Paidge Avenue	WFB	NAV	NAV	NAV	NAV	NAV	NAV
19	Holiday Inn Maingate East	Basis	Actual 2011	8,503,873	6,600,444	1,903,429	340,155	1,563,274	62	42
20	Montclair on the Park - Missouri	WFB	Actual 2011	2,392,822	1,080,614	1,312,208	21,095	1,291,113
21	North Torrance Plaza	WFB	Actual 2011	2,281,675	430,911	1,850,764	17,000	1,833,764
22	Hulen Bend Shopping Center	RBS	TTM 8/31/2011	2,253,724	743,581	1,510,143	0	1,510,143
23	Hacienda MHC	WFB	Actual 2011	1,679,080	483,465	1,195,615	0	1,195,615
24	Summerhill Marketplace	RBS	TTM 10/31/2011	1,045,982	788,031	257,951	0	257,951
25	HRC Hotel Portfolio	LIG I	Actual 2011	5,421,213	3,475,251	1,945,962	0	1,945,962	96	60
25.01	Hampton Inn Warsaw	LIG I	Actual 2011	2,101,073	1,260,171	840,902	0	840,902	104	69
25.02	Kalamazoo Townes Place Suites	LIG I	Actual 2011	1,653,255	1,107,925	545,330	0	545,330	92	56
25.03	Marshalltown Hampton Inn Suites	LIG I	Actual 2011	1,666,885	1,107,155	559,730	0	559,730	90	56
26	Santa Rosa Southside	RBS	Actual 2011	1,656,279	468,503	1,187,776	0	1,187,776
27	Buford Plaza	RBS	Actual 2011	2,272,308	589,410	1,682,898	0	1,682,898
28	Willow Lawn	WFB	Actual 2011	1,358,748	251,439	1,107,309	12,259	1,095,050
29	All Storage Camp Bowie	RBS	TTM 8/31/2011	1,723,556	488,134	1,235,422	22,053	1,213,369
30	Hampton Inn LBV	RBS	TTM 8/31/2011	3,640,570	2,025,297	1,615,273	104,968	1,510,305	78	67
31	Hobbs Hotel Portfolio	RBS	TTM 11/30/2011	4,381,985	2,456,730	1,925,255	0	1,925,255	89	74
31.01	Fairfield Inn & Suites - Hobbs	RBS	TTM 11/30/2011	2,677,508	1,389,937	1,287,571	0	1,287,571	91	77
31.02	Hampton Inn - Hobbs	RBS	TTM 11/30/2011	1,704,477	1,066,793	637,684	0	637,684	86	69
32	Vermont Galleria	WFB	NAV	NAV	NAV	NAV	NAV	NAV
33	Southland Plaza	RBS	Actual 2011	2,296,662	746,605	1,550,057	0	1,550,057
34	Lottsford Business Center	LIG I	Annualized 8/31/2011	1,766,265	654,695	1,111,571	117,689	993,882
35	800, 804 & 763 Buildings	WFB	Actual 2011	2,215,993	726,893	1,489,100	0	1,489,100
36	Florida Hotel Portfolio	CIIICM	TTM 9/30/2011	4,368,062	2,921,132	1,446,930	60,462	1,386,468	90	51
36.01	Comfort Inn Tampa	CIIICM	TTM 9/30/2011	1,926,086	1,321,724	604,362	0	604,362	96	62
36.02	Holiday Inn Express Lakeland	CIIICM	TTM 9/30/2011	1,321,743	820,560	501,183	60,462	440,721	86	41
36.03	Best Western Plus Auburndale	CIIICM	TTM 9/30/2011	1,120,233	778,847	341,386	0	341,386	84	52
37	301 Wilshire	LIG I	Annualized 7/31/2011	1,180,440	130,085	1,050,355	0	1,050,355
38	Six Trails Apartments	LIG I	Actual 2011	2,204,311	1,203,186	1,001,125	0	1,001,125
39	Holiday Inn - Odessa	RBS	TTM 11/30/2011	3,828,479	2,370,584	1,457,895	153,139	1,304,756	112	94
40	Market at Hebron	RBS	NAV	NAV	NAV	NAV	NAV	NAV
41	Hampton Inn - Pennsylvania	WFB	TTM 10/31/2011	2,904,659	1,784,297	1,120,362	0	1,120,362	111	73
42	Hilton Garden Inn - Denver Airport	WFB	TTM 11/30/2011	5,621,622	4,328,828	1,292,794	243,611	1,049,183	116	88
43	Holiday Inn Express Kendall	CIIICM	Actual 2011	3,323,977	2,209,370	1,114,607	14,430	1,100,177	106	84
44	Pacific Office Park	RBS	TTM 10/1/2011	1,053,980	289,894	764,086	0	764,086
45	64th & Greenway	WFB	TTM 8/31/2011	938,858	186,493	752,365	27,222	725,143
46	Gulfgate Square	WFB	Annualized 10/31/2011	772,904	76,631	696,274	0	696,274
47	Hampton Inn Hammond Louisiana	RBS	TTM 8/31/2011	2,641,770	1,515,373	1,126,397	47,092	1,079,305	102	88
48	Extra Storage	WFB	TTM 9/30/2011	1,526,672	401,949	1,124,723	0	1,124,723
49	4S Ranch Village	RBS	NAV	NAV	NAV	NAV	NAV	NAV
50	Tifton Corners	LIG I	Actual 2011	1,022,470	240,674	781,796	58,322	723,473
51	T&M Retail Portfolio	Basis	NAV	NAV	NAV	NAV	NAV	NAV
51.01	Three Bears Supermarket	Basis	NAV	NAV	NAV	NAV	NAV	NAV
51.02	Marsh Supermarket	Basis	NAV	NAV	NAV	NAV	NAV	NAV
52	Grande Pointe Apartments	RBS	TTM 9/30/2011	1,309,307	684,674	624,633	0	624,633
53	Elks Building	WFB	TTM 5/31/2011	1,646,514	642,276	1,004,238	0	1,004,238
54	Central Self Storage - Corte Madera	WFB	TTM 9/30/2011	1,083,099	354,301	728,798	0	728,798
55	Crossings at Roswell	CIIICM	Actual 2011	423,812	198,423	225,388	17,964	207,424
56	Cumberland Place	CIIICM	Actual 2011	405,990	123,569	282,421	12,350	270,071
57	Natomas Self Storage	WFB	TTM 8/31/2011	1,110,194	319,395	790,799	17,237	773,562
58	LaCarreta	CIIICM	Annualized T11 11/30/2011	1,122,370	329,926	792,444	51	792,393
59	Shady Grove Shopping Center	RBS	TTM 8/31/2011	1,007,206	333,448	673,758	0	673,758
60	Quality Court Business Complex	WFB	TTM 9/30/2011	885,374	284,433	600,941	0	600,941
61	Van Buren Estates	WFB	TTM 11/30/2011	1,248,627	555,462	693,165	0	693,165
62	All Storage Mesquite	RBS	TTM 8/31/2011	557,299	218,818	338,481	11,400	327,081
63	All Storage Harwood	RBS	TTM 8/31/2011	362,473	157,077	205,396	6,524	198,872
64	King's Row MHC	CIIICM	TTM 10/31/2011	1,133,848	605,467	528,381	191,282	337,099
65	CVS - Victorville	WFB	Annualized 5/31/2011	516,721	0	516,721	0	516,721
66	Seagoville Corners Shopping Center	RBS	TTM 8/31/2011	729,557	237,859	491,698	0	491,698
67	Shoppes at Garland	RBS	TTM 8/31/2011	496,669	179,325	317,344	0	317,344
68	Graham Shopping Center	RBS	TTM 8/31/2011	304,210	88,488	215,722	0	215,722
69	Emerald Apartments	CIIICM	Actual 2011	2,041,056	1,295,681	745,375	0	745,375
70	Walker Plaza	CIIICM	Actual 2011	678,998	116,870	562,128	5,346	556,782
71	Waynewood Apartments	WFB	Annualized 11/30/2011	1,746,076	1,154,897	591,179	0	591,179
72	Parkway 3&4	CIIICM	TTM 9/30/2011	693,174	158,904	534,270	0	534,270
73	Advantage Main Street Storage	RBS	Actual 2011	594,038	225,666	368,372	0	368,372
74	Rite Aid Monroeville	Basis	NAV	NAV	NAV	NAV	NAV	NAV
75	Assured Self Storage	WFB	TTM 11/30/2011	692,682	233,311	459,371	0	459,371
76	Canton Center Crossing	Basis	Actual 2011	502,994	210,326	292,668	0	292,668
77	Northfield Point Marketplace	WFB	TTM 9/30/2011	613,143	206,454	406,689	0	406,689
78	Eastpoint Self Storage	CIIICM	TTM 2/29/2012	729,706	351,540	378,166	18,518	359,648
79	Story Business Center	CIIICM	Actual 2011	487,449	133,762	353,687	2,901	353,687
80	Westfield Ridge Apartments	Basis	Actual 2011	686,554	249,135	437,419	0	437,419
81	High Cliff Estates MHC	WFB	TTM 8/31/2011	739,863	411,028	328,836	0	328,836
82	Northwest Self Storage	CIIICM	Actual 2011	484,371	245,485	238,886	0	238,886
83	Leisure Living MHC	CIIICM	Annualized T10 10/31/2011	462,172	171,698	290,474	23,577	266,898
84	Midtown Vault Self Storage	CIIICM	Actual 2011	432,239	186,852	245,387	89,523	155,864
85	Rivergate Self Storage	WFB	TTM 11/30/2011	409,334	183,839	225,495	0	225,495
86	Park Estates MHC	WFB	Actual 2011	563,107	215,031	348,076	0	348,076
87	Apple Valley MHC	CIIICM	Actual 2011	372,149	142,659	229,490	0	229,490
88	Security Public Storage - Ceres	WFB	TTM 9/30/2011	361,503	172,690	188,813	0	188,813
89	Kirkwood MHC	CIIICM	TTM 10/31/2011	342,200	153,425	188,775	0	188,775

A-1-12

WFRBS Commercial Mortgage Trust 2012-C6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR

1	National Cancer Institute Center	WFB	NAV	NAV	NAV	NAV	NAV	NAV
2	Windsor Hotel Portfolio II	WFB	Actual 2010	33,899,394	25,034,979	8,864,415	1,358,758	7,505,657	117	86
2.01	Embassy Suites Las Vegas	WFB	Actual 2010	10,137,673	7,770,055	2,367,618	405,901	1,961,717	109	83
2.02	Renaissance Asheville	WFB	Actual 2010	11,464,280	8,268,620	3,195,661	460,285	2,735,376	124	84
2.03	Embassy Suites Arcadia	WFB	Actual 2010	7,379,489	5,132,333	2,247,156	295,430	1,951,726	123	100
2.04	Embassy Suites Alpharetta	WFB	Actual 2010	4,917,952	3,863,972	1,053,980	197,142	856,838	108	78
3	WPC Self Storage Portfolio	WFB	Actual 2010	14,252,481	6,800,285	7,452,196	0	7,452,196
3.01	Extra Space - San Diego	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.02	Extra Space - Pearl City	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.03	Extra Space - Palmdale 10th Street	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.04	Extra Space - Fresno	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.05	Extra Space - Palm Springs	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.06	SecureCare - Chicago Adams	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.07	Extra Space - Apple Valley Town Center	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.08	Extra Space - Bakersfield Oswell	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.09	Extra Space - Palmdale Sierra	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.10	Extra Space - Bakersfield Weedpatch	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.11	Extra Space - South Gate	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.12	Extra Space - Bakersfield Hughes	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.13	Extra Space - Rosamond	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.14	Metro - Fort Worth	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.15	Extra Space - Apple Valley Powhatan	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.16	SecureCare - Rockford Alpine	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.17	SecureCare - Chicago Elston	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.18	SecureCare - Rockford Main	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.19	Extra Space - Harbor City	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.20	Extra Space - Rubidoux	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.21	Extra Space - Anaheim	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.22	Extra Space - Riverside	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.23	Extra Space - Bakersfield Buck Owens	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.24	Extra Space - Kona	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.25	Extra Space - Grand Terrace	WFB	NAV	NAV	NAV	NAV	NAV	NAV
3.26	SecureCare - Alpine Annex	WFB	NAV	NAV	NAV	NAV	NAV	NAV
4	Norwalk Town Square	WFB	Actual 2010	4,729,880	1,447,186	3,282,695	3,397	3,279,298
5	Resort MHC	WFB	Actual 2010	3,265,911	968,000	2,297,911	0	2,297,911
6	Citrus Crossing	WFB	Actual 2010	3,142,340	690,325	2,452,015	0	2,452,015
7	Boca Industrial Park	WFB	Actual 2010	4,022,815	1,273,581	2,749,235	114,300	2,634,935
8	Lexington Hotel Portfolio	RBS	Actual 2010	6,707,054	4,562,681	2,144,373	0	2,144,373	105	77
8.01	Courtyard Cincinnati North at Union Centre	RBS	Actual 2010	3,721,762	2,482,187	1,239,575	0	1,239,575	112	75
8.02	Residence Inn West Chester	RBS	Actual 2010	2,985,292	2,080,494	904,798	0	904,798	97	80
9	Seven Trees Retail Portfolio	LIG I	Actual 2010	3,566,767	850,705	2,716,062	0	2,716,062
9.01	Seven Trees Center	LIG I	Actual 2010	3,112,709	742,408	2,370,301	0	2,370,301
9.02	Solari Center	LIG I	Actual 2010	259,478	61,888	197,590	0	197,590
9.03	7-11 Center	LIG I	Actual 2010	194,580	46,409	148,171	0	148,171
10	El Mercado Shopping Center	LIG I	Actual 2010	3,246,344	987,221	2,259,123	0	2,259,123
11	Sunwest Portfolio	Basis	Actual 2010	3,541,093	774,301	2,766,792	0	2,766,792
11.01	1937 Parker Road	Basis	Actual 2010	378,305	107,208	271,097	0	271,097
11.02	2010 South Sheridan	Basis	Actual 2010	261,425	51,372	210,053	0	210,053
11.03	2524 North Galloway	Basis	Actual 2010	334,755	19,075	315,680	0	315,680
11.04	2770 Trinity Mills Road	Basis	Actual 2010	255,615	19,966	235,649	0	235,649
11.05	100 Cleveland S.C.	Basis	Actual 2010	198,038	12,476	185,562	0	185,562
11.06	1201 South Stockton	Basis	Actual 2010	186,930	37,267	149,663	0	149,663
11.07	3065 Josey Lane	Basis	Actual 2010	289,694	108,239	181,455	0	181,455
11.08	709 North Federal	Basis	Actual 2010	147,085	8,749	138,336	0	138,336
11.09	6400 Nieman Road	Basis	Actual 2010	103,241	0	103,241	0	103,241
11.10	335 South Cedar Ridge	Basis	Actual 2010	147,760	64,759	83,001	0	83,001
11.11	535 Green Street	Basis	Actual 2010	57,642	17,553	40,089	0	40,089
11.12	1300 North Highway 7	Basis	Actual 2010	161,093	24,002	137,091	0	137,091
11.13	1380 North Main Street	Basis	Actual 2010	141,074	51,870	89,204	0	89,204
11.14	14th Street & Grand Avenue	Basis	Actual 2010	169,887	115,053	54,834	0	54,834
11.15	1818 Ninth Street	Basis	Actual 2010	95,474	17,105	78,369	0	78,369
11.16	1343 Miner Street	Basis	Actual 2010	55,124	7,043	48,081	0	48,081
11.17	280 West Main Street	Basis	Actual 2010	71,349	11,935	59,414	0	59,414
11.18	1605 West Pioneer Parkway	Basis	Actual 2010	124,392	43,777	80,615	0	80,615
11.19	712 West Commercial	Basis	Actual 2010	65,208	8,429	56,779	0	56,779
11.20	306 East Paisano Avenue	Basis	Actual 2010	60,768	21,335	39,433	0	39,433
11.21	111 Park Street	Basis	Actual 2010	37,259	2,539	34,720	0	34,720
11.22	2215 South Marsalis Ave.	Basis	Actual 2010	59,957	11,990	47,967	0	47,967
11.23	3510 Prospect	Basis	Actual 2010	63,092	6,539	56,553	0	56,553
11.24	259 14th Street	Basis	Actual 2010	34,668	6,020	28,648	0	28,648
11.25	4601 Parallel Street	Basis	Actual 2010	41,258	0	41,258	0	41,258
12	Whole Foods	RBS	Actual 2010	1,749,992	0	1,749,992	0	1,749,992
13	Williams Centre Plaza	WFB	Actual 2010	2,500,292	838,600	1,661,692	76,973	1,584,719
14	Claremont Village Square	WFB	Actual 2010	2,760,398	697,586	2,062,812	0	2,062,812
15	Commerce Park IV & V	RBS	Actual 2010	3,804,149	2,296,188	1,507,961	0	1,507,961
16	Parrish Portfolio	CIIICM	Actual 2010	2,577,308	810,625	1,766,683	0	1,766,683
16.01	Hillcrest RV Resort	CIIICM	Actual 2010	1,022,399	325,616	696,783	0	696,783
16.02	White Birch Estates	CIIICM	Actual 2010	784,088	242,195	541,893	0	541,893
16.03	Carefree Estates	CIIICM	Actual 2010	770,821	242,813	528,008	0	528,008

A-1-13

WFRBS Commercial Mortgage Trust 2012-C6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Second Most Recent Period	Second Most Recent Revenues ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent Capital Expenditures	Second Most Recent NCF ($)	Second Most Recent Hotel ADR	Second Most Recent Hotel RevPAR

17	Pyramid Office	WFB	Actual 2010	4,247,908	2,073,967	2,173,941	0	2,173,941
18	91-99 Paidge Avenue	WFB	NAV	NAV	NAV	NAV	NAV	NAV
19	Holiday Inn Maingate East	Basis	Actual 2010	7,288,160	5,968,388	1,319,772	291,526	1,028,246	58	35
20	Montclair on the Park - Missouri	WFB	Actual 2010	2,406,850	1,153,893	1,252,957	31,822	1,221,135
21	North Torrance Plaza	WFB	Actual 2010	2,180,719	427,118	1,753,601	0	1,753,601
22	Hulen Bend Shopping Center	RBS	Actual 2010	2,089,178	694,823	1,394,355	0	1,394,355
23	Hacienda MHC	WFB	Actual 2010	1,590,729	450,864	1,139,865	32,014	1,107,851
24	Summerhill Marketplace	RBS	Actual 2010	1,709,470	732,351	977,119	0	977,119
25	HRC Hotel Portfolio	LIG I	Actual 2010	5,001,735	3,263,202	1,738,533	0	1,738,533	92	56
25.01	Hampton Inn Warsaw	LIG I	Actual 2010	2,005,787	1,233,768	772,019	0	772,019	99	66
25.02	Kalamazoo Townes Place Suites	LIG I	Actual 2010	1,653,215	1,087,885	565,330	0	565,330	87	55
25.03	Marshalltown Hampton Inn Suites	LIG I	Actual 2010	1,342,733	941,549	401,184	0	401,184	89	45
26	Santa Rosa Southside	RBS	Actual 2010	1,657,792	487,732	1,170,060	0	1,170,060
27	Buford Plaza	RBS	Actual 2010	2,004,313	620,142	1,384,171	0	1,384,171
28	Willow Lawn	WFB	Actual 2010	1,090,325	232,054	858,271	16,936	841,335
29	All Storage Camp Bowie	RBS	Actual 2010	1,631,693	602,409	1,029,284	22,053	1,007,231
30	Hampton Inn LBV	RBS	Actual 2010	3,229,981	1,887,353	1,342,628	41,205	1,301,423	74	60
31	Hobbs Hotel Portfolio	RBS	Actual 2010	3,382,174	2,172,768	1,209,406	0	1,209,406	91	57
31.01	Fairfield Inn & Suites - Hobbs	RBS	Actual 2010	2,028,888	1,241,426	787,462	0	787,462	88	58
31.02	Hampton Inn - Hobbs	RBS	Actual 2010	1,353,286	931,342	421,944	0	421,944	95	54
32	Vermont Galleria	WFB	NAV	NAV	NAV	NAV	NAV	NAV
33	Southland Plaza	RBS	Actual 2010	2,401,085	922,875	1,478,210	0	1,478,210
34	Lottsford Business Center	LIG I	Actual 2010	1,845,410	711,163	1,134,247	147,311	986,936
35	800, 804 & 763 Buildings	WFB	Actual 2010	2,025,401	772,831	1,252,570	0	1,252,570
36	Florida Hotel Portfolio	CIIICM	Actual 2010	3,480,957	2,404,717	1,076,240	0	1,076,240	84	41
36.01	Comfort Inn Tampa	CIIICM	Actual 2010	1,242,021	1,002,444	239,577	0	239,577	81	40
36.02	Holiday Inn Express Lakeland	CIIICM	Actual 2010	1,110,866	700,340	410,526	0	410,526	84	35
36.03	Best Western Plus Auburndale	CIIICM	Actual 2010	1,128,070	701,931	426,139	0	426,139	86	52
37	301 Wilshire	LIG I	Actual 2010	1,055,651	108,096	947,555	0	947,555
38	Six Trails Apartments	LIG I	Actual 2010	1,918,647	1,161,749	756,898	0	756,898
39	Holiday Inn - Odessa	RBS	Actual 2010	2,886,722	2,043,406	843,316	0	843,316	103	70
40	Market at Hebron	RBS	NAV	NAV	NAV	NAV	NAV	NAV
41	Hampton Inn - Pennsylvania	WFB	Actual 2010	2,635,459	1,631,395	1,004,064	0	1,004,064	106	67
42	Hilton Garden Inn - Denver Airport	WFB	Actual 2010	5,814,833	4,294,802	1,520,031	0	1,520,031	116	91
43	Holiday Inn Express Kendall	CIIICM	Actual 2010	2,850,906	2,078,856	772,050	0	772,050	112	72
44	Pacific Office Park	RBS	Actual 2010	739,328	267,958	471,370	0	471,370
45	64th & Greenway	WFB	Actual 2010	901,719	179,422	722,297	10,689	711,608
46	Gulfgate Square	WFB	Actual 2010	1,253,029	282,943	970,086	0	970,086
47	Hampton Inn Hammond Louisiana	RBS	Actual 2010	2,633,177	1,440,691	1,192,486	0	1,192,486	101	88
48	Extra Storage	WFB	Actual 2010	1,490,852	397,672	1,093,180	0	1,093,180
49	4S Ranch Village	RBS	NAV	NAV	NAV	NAV	NAV	NAV
50	Tifton Corners	LIG I	Actual 2010	600,009	245,207	354,802	162,597	192,205
51	T&M Retail Portfolio	Basis	NAV	NAV	NAV	NAV	NAV	NAV
51.01	Three Bears Supermarket	Basis	NAV	NAV	NAV	NAV	NAV	NAV
51.02	Marsh Supermarket	Basis	NAV	NAV	NAV	NAV	NAV	NAV
52	Grande Pointe Apartments	RBS	Actual 2010	982,190	682,558	299,632	0	299,632
53	Elks Building	WFB	Actual 2010	1,616,359	650,875	965,484	0	965,484
54	Central Self Storage - Corte Madera	WFB	Actual 2010	947,882	347,468	600,414	0	600,414
55	Crossings at Roswell	CIIICM	NAV	NAV	NAV	NAV	NAV	NAV
56	Cumberland Place	CIIICM	NAV	NAV	NAV	NAV	NAV	NAV
57	Natomas Self Storage	WFB	Actual 2010	1,090,456	330,783	759,673	11,901	747,772
58	LaCarreta	CIIICM	Actual 2010	1,065,608	279,842	785,766	30	785,736
59	Shady Grove Shopping Center	RBS	Actual 2010	1,056,656	314,449	742,207	0	742,207
60	Quality Court Business Complex	WFB	Actual 2010	898,391	262,991	635,400	0	635,400
61	Van Buren Estates	WFB	Actual 2010	1,252,066	553,230	698,835	0	698,835
62	All Storage Mesquite	RBS	Actual 2010	551,698	235,640	316,058	11,400	304,658
63	All Storage Harwood	RBS	Actual 2010	342,070	183,088	158,982	6,524	152,458
64	King’s Row MHC	CIIICM	Actual 2010	1,095,502	598,777	496,725	0	496,725
65	CVS - Victorville	WFB	NAV	NAV	NAV	NAV	NAV	NAV
66	Seagoville Corners Shopping Center	RBS	Actual 2010	718,304	204,082	514,222	0	514,222
67	Shoppes at Garland	RBS	Actual 2010	439,971	181,104	258,867	0	258,867
68	Graham Shopping Center	RBS	Actual 2010	321,163	84,109	237,054	0	237,054
69	Emerald Apartments	CIIICM	Actual 2010	1,848,647	1,340,152	508,495	0	508,495
70	Walker Plaza	CIIICM	Actual 2010	605,648	122,080	483,568	3,983	479,585
71	Waynewood Apartments	WFB	Actual 2010	1,967,273	1,199,669	767,604	0	767,604
72	Parkway 3&4	CIIICM	Actual 2010	660,107	153,167	506,940	0	506,940
73	Advantage Main Street Storage	RBS	Actual 2010	490,519	242,600	247,920	0	247,920
74	Rite Aid Monroeville	Basis	NAV	NAV	NAV	NAV	NAV	NAV
75	Assured Self Storage	WFB	Actual 2010	689,569	234,066	455,503	0	455,503
76	Canton Center Crossing	Basis	NAV	NAV	NAV	NAV	NAV	NAV
77	Northfield Point Marketplace	WFB	Actual 2010	665,592	204,687	460,905	0	460,905
78	Eastpoint Self Storage	CIIICM	Actual 2011	708,159	351,501	356,658	35,160	321,498
79	Story Business Center	CIIICM	Actual 2010	407,212	123,432	283,780	10,011	273,769
80	Westfield Ridge Apartments	Basis	Actual 2010	678,246	304,852	373,394	0	373,394
81	High Cliff Estates MHC	WFB	Actual 2010	690,227	370,379	319,848	0	319,848
82	Northwest Self Storage	CIIICM	Actual 2010	403,784	233,188	170,596	0	170,596
83	Leisure Living MHC	CIIICM	Actual 2010	428,802	198,988	229,814	0	229,814
84	Midtown Vault Self Storage	CIIICM	Actual 2010	360,245	216,929	143,316	27,329	115,987
85	Rivergate Self Storage	WFB	Actual 2010	383,770	144,313	239,457	0	239,457
86	Park Estates MHC	WFB	Actual 2010	565,103	228,578	336,525	16,083	320,442
87	Apple Valley MHC	CIIICM	Actual 2010	371,941	148,651	223,290	0	223,290
88	Security Public Storage - Ceres	WFB	Actual 2010	354,541	177,009	177,532	0	177,532
89	Kirkwood MHC	CIIICM	Actual 2010	334,871	151,120	183,751	0	183,751

A-1-14

WFRBS Commercial Mortgage Trust 2012-C6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Third Most Recent Period(13)	Third Most Recent Revenues ($)(13)	Third Most Recent Expenses ($)(13)	Third Most Recent NOI ($)(13)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)(13)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)

1	National Cancer Institute Center	WFB	NAV	NAV	NAV	NAV	NAV	NAV			N
2	Windsor Hotel Portfolio II	WFB	Actual 2009	33,916,268	24,569,424	9,346,844	1,360,877	7,985,967	123	86	N
2.01	Embassy Suites Las Vegas	WFB	Actual 2009	10,759,247	7,884,651	2,874,596	431,077	2,443,519	115	88	N
2.02	Renaissance Asheville	WFB	Actual 2009	11,300,567	7,983,091	3,317,477	454,732	2,862,745	131	83	N
2.03	Embassy Suites Arcadia	WFB	Actual 2009	7,076,893	4,993,503	2,083,390	283,246	1,800,144	132	97	N
2.04	Embassy Suites Alpharetta	WFB	Actual 2009	4,779,561	3,708,180	1,071,381	191,822	879,559	114	76	N
3	WPC Self Storage Portfolio	WFB	Actual 2009	15,153,272	6,706,363	8,446,909	0	8,446,909			N
3.01	Extra Space - San Diego	WFB	NAV	NAV	NAV	NAV	NAV	NAV			N
3.02	Extra Space - Pearl City	WFB	NAV	NAV	NAV	NAV	NAV	NAV			N
3.03	Extra Space - Palmdale 10th Street	WFB	NAV	NAV	NAV	NAV	NAV	NAV			N
3.04	Extra Space - Fresno	WFB	NAV	NAV	NAV	NAV	NAV	NAV			N
3.05	Extra Space - Palm Springs	WFB	NAV	NAV	NAV	NAV	NAV	NAV			N
3.06	SecureCare - Chicago Adams	WFB	NAV	NAV	NAV	NAV	NAV	NAV			N
3.07	Extra Space - Apple Valley Town Center	WFB	NAV	NAV	NAV	NAV	NAV	NAV			N
3.08	Extra Space - Bakersfield Oswell	WFB	NAV	NAV	NAV	NAV	NAV	NAV			N
3.09	Extra Space - Palmdale Sierra	WFB	NAV	NAV	NAV	NAV	NAV	NAV			N
3.10	Extra Space - Bakersfield Weedpatch	WFB	NAV	NAV	NAV	NAV	NAV	NAV			N
3.11	Extra Space - South Gate	WFB	NAV	NAV	NAV	NAV	NAV	NAV			N
3.12	Extra Space - Bakersfield Hughes	WFB	NAV	NAV	NAV	NAV	NAV	NAV			N
3.13	Extra Space - Rosamond	WFB	NAV	NAV	NAV	NAV	NAV	NAV			N
3.14	Metro - Fort Worth	WFB	NAV	NAV	NAV	NAV	NAV	NAV			N
3.15	Extra Space - Apple Valley Powhatan	WFB	NAV	NAV	NAV	NAV	NAV	NAV			N
3.16	SecureCare - Rockford Alpine	WFB	NAV	NAV	NAV	NAV	NAV	NAV			N
3.17	SecureCare - Chicago Elston	WFB	NAV	NAV	NAV	NAV	NAV	NAV			N
3.18	SecureCare - Rockford Main	WFB	NAV	NAV	NAV	NAV	NAV	NAV			N
3.19	Extra Space - Harbor City	WFB	NAV	NAV	NAV	NAV	NAV	NAV			N
3.20	Extra Space - Rubidoux	WFB	NAV	NAV	NAV	NAV	NAV	NAV			N
3.21	Extra Space - Anaheim	WFB	NAV	NAV	NAV	NAV	NAV	NAV			N
3.22	Extra Space - Riverside	WFB	NAV	NAV	NAV	NAV	NAV	NAV			N
3.23	Extra Space - Bakersfield Buck Owens	WFB	NAV	NAV	NAV	NAV	NAV	NAV			N
3.24	Extra Space - Kona	WFB	NAV	NAV	NAV	NAV	NAV	NAV			N
3.25	Extra Space - Grand Terrace	WFB	NAV	NAV	NAV	NAV	NAV	NAV			N
3.26	SecureCare - Alpine Annex	WFB	NAV	NAV	NAV	NAV	NAV	NAV			N
4	Norwalk Town Square	WFB	Actual 2009	4,930,195	1,476,040	3,454,155	738	3,453,417			N
5	Resort MHC	WFB	Actual 2009	3,059,798	1,000,935	2,058,863	0	2,058,863			N
6	Citrus Crossing	WFB	Actual 2009	3,035,649	582,481	2,453,168	0	2,453,168			N
7	Boca Industrial Park	WFB	Actual 2009	4,388,919	1,283,914	3,105,005	177,184	2,927,821			N
8	Lexington Hotel Portfolio	RBS	Actual 2009	6,419,487	4,313,011	2,106,476	0	2,106,476	106	74	N
8.01	Courtyard Cincinnati North at Union Centre	RBS	Actual 2009	3,571,581	2,503,430	1,068,151	0	1,068,151	113	72	N
8.02	Residence Inn West Chester	RBS	Actual 2009	2,847,906	1,809,581	1,038,325	0	1,038,325	98	76	N
9	Seven Trees Retail Portfolio	LIG I	Actual 2009	3,577,376	848,257	2,729,119	0	2,729,119			N
9.01	Seven Trees Center	LIG I	Actual 2009	3,121,967	740,272	2,381,696	0	2,381,696			N
9.02	Solari Center	LIG I	Actual 2009	260,250	61,710	198,540	0	198,540			N
9.03	7-11 Center	LIG I	Actual 2009	195,159	46,275	148,883	0	148,883			N
10	El Mercado Shopping Center	LIG I	Actual 2009	3,169,239	959,006	2,210,232	0	2,210,232			N
11	Sunwest Portfolio	Basis	Actual 2009	3,336,672	794,400	2,542,272	0	2,542,272			Various
11.01	1937 Parker Road	Basis	Actual 2009	383,179	103,897	279,282	0	279,282			N
11.02	2010 South Sheridan	Basis	Actual 2009	259,370	51,352	208,018	0	208,018			N
11.03	2524 North Galloway	Basis	Actual 2009	279,946	17,046	262,900	0	262,900			N
11.04	2770 Trinity Mills Road	Basis	Actual 2009	248,501	16,447	232,054	0	232,054			N
11.05	100 Cleveland S.C.	Basis	Actual 2009	197,430	13,072	184,358	0	184,358			N
11.06	1201 South Stockton	Basis	Actual 2009	187,350	35,743	151,607	0	151,607			N
11.07	3065 Josey Lane	Basis	Actual 2009	271,347	102,238	169,109	0	169,109			N
11.08	709 North Federal	Basis	Actual 2009	146,555	17,826	128,729	0	128,729			N
11.09	6400 Nieman Road	Basis	Actual 2009	103,241	7,316	95,925	0	95,925			N
11.10	335 South Cedar Ridge	Basis	Actual 2009	67,844	51,004	16,840	0	16,840			N
11.11	535 Green Street	Basis	Actual 2009	46,719	16,644	30,075	0	30,075			N
11.12	1300 North Highway 7	Basis	Actual 2009	160,211	34,380	125,831	0	125,831			N
11.13	1380 North Main Street	Basis	Actual 2009	135,461	56,412	79,049	0	79,049			N
11.14	14th Street & Grand Avenue	Basis	Actual 2009	168,080	114,118	53,962	0	53,962			N
11.15	1818 Ninth Street	Basis	Actual 2009	94,370	17,777	76,593	0	76,593			Y
11.16	1343 Miner Street	Basis	Actual 2009	54,948	7,440	47,508	0	47,508			N
11.17	280 West Main Street	Basis	Actual 2009	71,336	13,014	58,322	0	58,322			N
11.18	1605 West Pioneer Parkway	Basis	Actual 2009	124,392	44,857	79,535	0	79,535			N
11.19	712 West Commercial	Basis	Actual 2009	64,723	13,706	51,017	0	51,017			N
11.20	306 East Paisano Avenue	Basis	Actual 2009	60,639	22,164	38,475	0	38,475			N
11.21	111 Park Street	Basis	Actual 2009	37,117	5,272	31,845	0	31,845			N
11.22	2215 South Marsalis Ave.	Basis	Actual 2009	49,330	13,386	35,944	0	35,944			N
11.23	3510 Prospect	Basis	Actual 2009	55,776	9,592	46,184	0	46,184			N
11.24	259 14th Street	Basis	Actual 2009	27,879	6,241	21,638	0	21,638			N
11.25	4601 Parallel Street	Basis	Actual 2009	40,928	3,456	37,472	0	37,472			N
12	Whole Foods	RBS	Actual 2009	1,749,992	0	1,749,992	0	1,749,992			N
13	Williams Centre Plaza	WFB	Actual 2009	2,620,384	822,931	1,797,452	24,431	1,773,021			N
14	Claremont Village Square	WFB	Actual 2009	2,548,182	576,429	1,971,753	0	1,971,753			N
15	Commerce Park IV & V	RBS	Actual 2009	3,942,642	2,208,331	1,734,311	0	1,734,311			N
16	Parrish Portfolio	CIIICM	Actual 2009	2,431,865	842,163	1,589,702	0	1,589,702			N
16.01	Hillcrest RV Resort	CIIICM	Actual 2009	965,447	341,932	623,515	0	623,515			N
16.02	White Birch Estates	CIIICM	Actual 2009	741,167	263,742	477,425	0	477,425			N
16.03	Carefree Estates	CIIICM	Actual 2009	725,251	236,490	488,761	0	488,761			N

A-1-15

WFRBS Commercial Mortgage Trust 2012-C6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Third Most Recent Period(13)	Third Most Recent Revenues ($)(13)	Third Most Recent Expenses ($)(13)	Third Most Recent NOI ($)(13)	Third Most Recent Capital Expenditures	Third Most Recent NCF ($)(13)	Third Most Recent Hotel ADR	Third Most Recent Hotel RevPAR	Master Lease (Y/N)
17	Pyramid Office	WFB	Actual 2009	4,141,467	2,359,964	1,781,503	0	1,781,503			N
18	91-99 Paidge Avenue	WFB	NAV	NAV	NAV	NAV	NAV	NAV			N
19	Holiday Inn Maingate East	Basis	Actual 2009	7,398,115	6,000,890	1,397,225	295,925	1,101,300	60	36	N
20	Montclair on the Park - Missouri	WFB	Actual 2009	2,456,481	1,215,049	1,241,432	2,653	1,238,779			N
21	North Torrance Plaza	WFB	Actual 2009	2,179,139	395,560	1,783,579	32,707	1,750,872			N
22	Hulen Bend Shopping Center	RBS	Actual 2009	2,162,856	692,981	1,469,875	0	1,469,875			N
23	Hacienda MHC	WFB	Actual 2009	1,533,092	470,292	1,062,800	63,126	999,674			N
24	Summerhill Marketplace	RBS	Actual 2009	2,260,108	729,987	1,530,121	0	1,530,121			N
25	HRC Hotel Portfolio	LIG I	Actual 2009	3,509,421	2,542,548	966,873	71,099	895,774	93	48	N
25.01	Hampton Inn Warsaw	LIG I	Actual 2009	1,777,476	1,212,861	564,615	71,099	493,516	98	58	N
25.02	Kalamazoo Townes Place Suites	LIG I	Actual 2009	1,465,234	1,029,981	435,253	0	435,253	86	49	N
25.03	Marshalltown Hampton Inn Suites	LIG I	Actual 2009	266,711	299,706	-32,995	0	-32,995	93	21	N
26	Santa Rosa Southside	RBS	Actual 2009	1,605,501	443,168	1,162,333	0	1,162,333			N
27	Buford Plaza	RBS	Actual 2009	1,759,630	634,845	1,124,785	0	1,124,785			N
28	Willow Lawn	WFB	Actual 2009	969,003	240,390	728,613	0	728,613			N
29	All Storage Camp Bowie	RBS	Actual 2009	1,492,157	560,968	931,189	22,053	909,136			N
30	Hampton Inn LBV	RBS	Actual 2009	2,895,216	1,854,531	1,040,685	87,760	952,925	79	54	N
31	Hobbs Hotel Portfolio	RBS	Actual 2009	3,657,121	2,362,435	1,294,686	0	1,294,686	106	61	N
31.01	Fairfield Inn & Suites - Hobbs	RBS	Actual 2009	2,187,450	1,246,374	941,076	0	941,076	105	63	N
31.02	Hampton Inn - Hobbs	RBS	Actual 2009	1,469,671	1,116,061	353,610	0	353,610	108	59	N
32	Vermont Galleria	WFB	NAV	NAV	NAV	NAV	NAV	NAV			N
33	Southland Plaza	RBS	Actual 2009	2,175,405	758,805	1,416,600	0	1,416,600			N
34	Lottsford Business Center	LIG I	Actual 2009	1,701,508	684,476	1,017,032	483,603	533,429			N
35	800, 804 & 763 Buildings	WFB	Actual 2009	1,777,566	801,140	976,426	0	976,426			N
36	Florida Hotel Portfolio	CIIICM	Actual 2009	2,106,162	1,400,018	706,144	0	706,144	89	38	N
36.01	Comfort Inn Tampa	CIIICM	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	N
36.02	Holiday Inn Express Lakeland	CIIICM	Actual 2009	837,058	652,868	184,190	0	184,190	86	26	N
36.03	Best Western Plus Auburndale	CIIICM	Actual 2009	1,269,104	747,151	521,953	0	521,953	92	57	N
37	301 Wilshire	LIG I	Actual 2009	1,020,110	117,431	902,679	0	902,679			N
38	Six Trails Apartments	LIG I	Actual 2009	1,782,512	1,223,881	558,631	0	558,631			N
39	Holiday Inn - Odessa	RBS	Actual 2009	2,804,117	2,203,463	600,654	0	600,654	112	68	N
40	Market at Hebron	RBS	NAV	NAV	NAV	NAV	NAV	NAV			N
41	Hampton Inn - Pennsylvania	WFB	Actual 2009	1,891,805	1,168,789	723,016	0	723,016	107	48	N
42	Hilton Garden Inn - Denver Airport	WFB	Actual 2009	5,501,577	4,152,649	1,348,928	0	1,348,928	110	86	N
43	Holiday Inn Express Kendall	CIIICM	Actual 2009	2,913,923	2,248,890	665,033	0	665,033	107	74	N
44	Pacific Office Park	RBS	Actual 2009	870,671	286,108	584,563	0	584,563			N
45	64th & Greenway	WFB	Actual 2009	1,062,734	193,102	869,632	0	869,632			N
46	Gulfgate Square	WFB	Actual 2009	1,243,078	405,077	838,001	1,286	836,715			N
47	Hampton Inn Hammond Louisiana	RBS	Actual 2009	2,326,604	1,272,582	1,054,022	26,790	1,027,232	99	77	N
48	Extra Storage	WFB	Actual 2009	1,381,585	384,295	997,290	0	997,290			N
49	4S Ranch Village	RBS	NAV	NAV	NAV	NAV	NAV	NAV			N
50	Tifton Corners	LIG I	Actual 2009	1,143,709	237,430	906,279	0	906,279			N
51	T&M Retail Portfolio	Basis	NAV	NAV	NAV	NAV	NAV	NAV			N
51.01	Three Bears Supermarket	Basis	NAV	NAV	NAV	NAV	NAV	NAV			N
51.02	Marsh Supermarket	Basis	NAV	NAV	NAV	NAV	NAV	NAV			N
52	Grande Pointe Apartments	RBS	Actual 2009	1,069,242	687,490	381,752	0	381,752			N
53	Elks Building	WFB	Actual 2009	1,656,420	691,072	965,348	0	965,348			N
54	Central Self Storage - Corte Madera	WFB	Actual 2009	755,800	333,288	422,512	0	422,512			N
55	Crossings at Roswell	CIIICM	NAV	NAV	NAV	NAV	NAV	NAV			N
56	Cumberland Place	CIIICM	NAV	NAV	NAV	NAV	NAV	NAV			N
57	Natomas Self Storage	WFB	Actual 2009	1,162,544	326,712	835,832	7,945	827,887			N
58	LaCarreta	CIIICM	Actual 2009	909,965	278,401	631,564	82	631,482			N
59	Shady Grove Shopping Center	RBS	Actual 2009	1,064,129	307,893	756,236	0	756,236			N
60	Quality Court Business Complex	WFB	Actual 2009	877,911	273,215	604,696	0	604,696			N
61	Van Buren Estates	WFB	Actual 2009	1,250,575	586,952	663,623	0	663,623			N
62	All Storage Mesquite	RBS	Actual 2009	593,369	232,641	360,728	11,400	349,328			N
63	All Storage Harwood	RBS	Actual 2009	338,290	176,658	161,632	6,524	155,108			N
64	King's Row MHC	CIIICM	Actual 2009	1,054,075	614,906	439,169	0	439,169			N
65	CVS - Victorville	WFB	NAV	NAV	NAV	NAV	NAV	NAV			N
66	Seagoville Corners Shopping Center	RBS	Actual 2009	775,361	264,012	511,349	0	511,349			N
67	Shoppes at Garland	RBS	Actual 2009	416,861	191,001	225,860	0	225,860			N
68	Graham Shopping Center	RBS	Actual 2009	324,640	85,468	239,172	0	239,172			N
69	Emerald Apartments	CIIICM	Actual 2009	1,914,568	1,299,106	615,462	0	615,462			N
70	Walker Plaza	CIIICM	Actual 2009	533,920	123,773	410,147	0	410,147			N
71	Waynewood Apartments	WFB	Actual 2009	2,037,207	1,172,173	865,034	0	865,034			N
72	Parkway 3&4	CIIICM	Actual 2009	630,995	141,632	489,363	0	489,363			N
73	Advantage Main Street Storage	RBS	Actual 2009	455,024	216,416	238,608	0	238,608			N
74	Rite Aid Monroeville	Basis	NAV	NAV	NAV	NAV	NAV	NAV			N
75	Assured Self Storage	WFB	Actual 2009	706,721	226,320	480,401	0	480,401			N
76	Canton Center Crossing	Basis	NAV	NAV	NAV	NAV	NAV	NAV			N
77	Northfield Point Marketplace	WFB	Actual 2009	675,264	210,489	464,775	0	464,775			N
78	Eastpoint Self Storage	CIIICM	2010 10 Months Annualized	538,949	295,681	243,268	0	243,268			N
79	Story Business Center	CIIICM	Actual 2009	346,015	120,605	225,410	31,783	193,627			N
80	Westfield Ridge Apartments	Basis	Actual 2009	667,134	275,730	391,404	0	391,404			N
81	High Cliff Estates MHC	WFB	Actual 2009	651,716	387,428	264,288	0	264,288			N
82	Northwest Self Storage	CIIICM	Actual 2009	406,280	247,662	158,618	0	158,618			N
83	Leisure Living MHC	CIIICM	Actual 2009	424,343	194,722	229,621	0	229,621			N
84	Midtown Vault Self Storage	CIIICM	Actual 2009	289,222	149,394	139,828	0	139,828			N
85	Rivergate Self Storage	WFB	Actual 2009	397,045	143,885	253,160	0	253,160			N
86	Park Estates MHC	WFB	Actual 2009	570,488	246,267	324,221	3,707	320,514			N
87	Apple Valley MHC	CIIICM	Actual 2009	380,076	188,793	191,284	0	191,284			N
88	Security Public Storage - Ceres	WFB	Actual 2009	359,511	198,666	160,845	0	160,845			N
89	Kirkwood MHC	CIIICM	Actual 2009	324,959	146,268	178,691	0	178,691			N

A-1-16

WFRBS Commercial Mortgage Trust 2012-C6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Largest Tenant Name(14)(15)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date	2nd Largest Tenant Name(14)(15)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date

1	National Cancer Institute Center	WFB	SAIC-Frederick, Inc.	341,271	100.0%	9/25/2021
2	Windsor Hotel Portfolio II	WFB
2.01	Embassy Suites Las Vegas	WFB
2.02	Renaissance Asheville	WFB
2.03	Embassy Suites Arcadia	WFB
2.04	Embassy Suites Alpharetta	WFB
3	WPC Self Storage Portfolio	WFB
3.01	Extra Space - San Diego	WFB
3.02	Extra Space - Pearl City	WFB
3.03	Extra Space - Palmdale 10th Street	WFB
3.04	Extra Space - Fresno	WFB
3.05	Extra Space - Palm Springs	WFB
3.06	SecureCare - Chicago Adams	WFB
3.07	Extra Space - Apple Valley Town Center	WFB
3.08	Extra Space - Bakersfield Oswell	WFB
3.09	Extra Space - Palmdale Sierra	WFB
3.10	Extra Space - Bakersfield Weedpatch	WFB
3.11	Extra Space - South Gate	WFB
3.12	Extra Space - Bakersfield Hughes	WFB
3.13	Extra Space - Rosamond	WFB
3.14	Metro - Fort Worth	WFB
3.15	Extra Space - Apple Valley Powhatan	WFB
3.16	SecureCare - Rockford Alpine	WFB
3.17	SecureCare - Chicago Elston	WFB
3.18	SecureCare - Rockford Main	WFB
3.19	Extra Space - Harbor City	WFB
3.20	Extra Space - Rubidoux	WFB
3.21	Extra Space - Anaheim	WFB
3.22	Extra Space - Riverside	WFB
3.23	Extra Space - Bakersfield Buck Owens	WFB
3.24	Extra Space - Kona	WFB
3.25	Extra Space - Grand Terrace	WFB
3.26	SecureCare - Alpine Annex	WFB
4	Norwalk Town Square	WFB	LA Fitness	30,718	13.2%	12/31/2020	Regency Theatres	26,751	11.5%	1/31/2022
5	Resort MHC	WFB
6	Citrus Crossing	WFB	Regency Theatres	37,977	22.0%	9/30/2026	99 Cents Store	32,134	18.6%	6/30/2016
7	Boca Industrial Park	WFB	Norbar Fabrics, Co.	35,000	9.0%	11/30/2013	Relli Technology, Inc	30,000	7.8%	8/31/2015
8	Lexington Hotel Portfolio	RBS
8.01	Courtyard Cincinnati North at Union Centre	RBS
8.02	Residence Inn West Chester	RBS
9	Seven Trees Retail Portfolio	LIG I	Various	Various	Various	Various	Various	Various	Various	Various
9.01	Seven Trees Center	LIG I	Marina Grocery	27,300	20.0%	9/30/2026	B of A	9,280	6.8%	4/9/2015
9.02	Solari Center	LIG I	Laundromat	2,497	22.0%	8/4/2014	Dentist	1,643	14.5%	8/14/2016
9.03	7-11 Center	LIG I	7 Eleven	2,400	28.2%	10/31/2018	Happy Donuts	1,515	17.8%	11/9/2013
10	El Mercado Shopping Center	LIG I	Marina Grocery	30,000	27.4%	9/30/2026	Daiso Japan	17,700	16.2%	4/30/2012
11	Sunwest Portfolio	Basis	Various	Various	Various	Various	Various	Various	Various	Various
11.01	1937 Parker Road	Basis	Champions United, Inc.	31,227	65.2%	4/30/2017	Goodyear Service Center	7,200	15.0%	1/31/2013
11.02	2010 South Sheridan	Basis	Office Depot	25,000	55.8%	6/30/2016	Furniture Factory Outlet	19,185	42.8%	2/28/2015
11.03	2524 North Galloway	Basis	Just Fitness	36,874	100.0%	1/31/2021
11.04	2770 Trinity Mills Road	Basis	24 Hour Fitness USA, Inc.	43,046	100.0%	10/31/2014
11.05	100 Cleveland S.C.	Basis	H.E. Butt Grocery Co.	38,439	100.0%	6/15/2013
11.06	1201 South Stockton	Basis	Lowe’s Supermarkets	30,375	100.0%	10/31/2022
11.07	3065 Josey Lane	Basis	CVS Pharmacy	14,170	52.9%	4/26/2022	All American Smile Center	7,650	28.5%	5/31/2019
11.08	709 North Federal	Basis	Stecks Inc.	23,463	100.0%	5/31/2013
11.09	6400 Nieman Road	Basis	Tile Shop	19,022	100.0%	6/3/2018
11.10	335 South Cedar Ridge	Basis	Dollar Tree	19,695	63.8%	1/15/2021	Aldi Grocery	11,190	36.2%	4/30/2013
11.11	535 Green Street	Basis	Tarango’s Night Club	9,789	52.8%	6/30/2015	US Postal Service	8,750	47.2%	8/31/2015
11.12	1300 North Highway 7	Basis	Blue Springs Fitness	23,556	100.0%	12/31/2026
11.13	1380 North Main Street	Basis	Brookshire Brothers Inc.	38,168	100.0%	1/31/2015
11.14	14th Street & Grand Avenue	Basis	Harbor Freight Tools	13,027	59.0%	8/31/2012	O’Reilly Auto Parts	9,053	41.0%	1/31/2030
11.15	1818 Ninth Street	Basis	Wichita Food Mart, Inc.	19,340	100.0%	MTM
11.16	1343 Miner Street	Basis	Kum & Go	10,978	100.0%	9/30/2026
11.17	280 West Main Street	Basis	True Value Hardware	13,558	100.0%	2/29/2016
11.18	1605 West Pioneer Parkway	Basis	Ace Mart Restaurant Supply Co	24,880	100.0%	12/31/2014
11.19	712 West Commercial	Basis	Ramey Supermarkets	20,663	100.0%	1/31/2016
11.20	306 East Paisano Avenue	Basis	Melek Service Center	8,704	100.0%	3/31/2016
11.21	111 Park Street	Basis	Vg Enterprises, Inc.	7,918	100.0%	3/31/2014
11.22	2215 South Marsalis Ave.	Basis	Food Rite	20,223	100.0%	11/30/2017
11.23	3510 Prospect	Basis	Norris and Deborah Mann	19,240	100.0%	4/20/2017
11.24	259 14th Street	Basis	United States Postal Service	7,493	100.0%	7/31/2016
11.25	4601 Parallel Street	Basis	Chas Ball Market	14,600	100.0%	8/1/2016
12	Whole Foods	RBS	Whole Foods	43,169	100.0%	6/30/2032
13	Williams Centre Plaza	WFB	Cactus Moon Café	11,800	10.8%	8/31/2019	Olive Garden	8,650	7.9%	8/14/2015
14	Claremont Village Square	WFB	Technip USA Inc	16,966	17.7%	12/11/2017	C.H. Robinson Worldwide Inc.	5,052	5.3%	9/30/2012
15	Commerce Park IV & V	RBS	Howard Wershbale & Company	24,881	10.8%	6/30/2018	Dorsky & Associates	13,162	5.7%	2/29/2016
16	Parrish Portfolio	CIIICM
16.01	Hillcrest RV Resort	CIIICM
16.02	White Birch Estates	CIIICM
16.03	Carefree Estates	CIIICM

A-1-17

WFRBS Commercial Mortgage Trust 2012-C6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Largest Tenant Name(14)(15)	Largest Tenant Sq. Ft.	Largest Tenant % of NRA	Largest Tenant Exp. Date	2nd Largest Tenant Name(14)(15)	2nd Largest Tenant Sq. Ft.	2nd Largest Tenant % of NRA	2nd Largest Tenant Exp. Date

17	Pyramid Office	WFB	General Services Administration	102,340	46.8%	5/14/2013	Bank of America	33,164	15.2%	2/28/2014
18	91-99 Paidge Avenue	WFB	Time Warner	22,600	100.0%	5/31/2026
19	Holiday Inn Maingate East	Basis
20	Montclair on the Park - Missouri	WFB
21	North Torrance Plaza	WFB	Unified Grocers Sub Super A	35,000	31.6%	5/31/2017	CVS Pharmacy	28,600	25.8%	6/30/2021
22	Hulen Bend Shopping Center	RBS	Kroger	62,000	36.0%	5/31/2017	Mardel	30,000	17.4%	2/28/2013
23	Hacienda MHC	WFB
24	Summerhill Marketplace	RBS	Stop & Shop	52,230	58.9%	10/31/2021	Children of America Day Care	10,000	11.3%	2/28/2029
25	HRC Hotel Portfolio	LIG I
25.01	Hampton Inn Warsaw	LIG I
25.02	Kalamazoo Townes Place Suites	LIG I
25.03	Marshalltown Hampton Inn Suites	LIG I
26	Santa Rosa Southside	RBS	REI	23,498	28.1%	5/31/2022	Cost Plus (Ground Lease)	22,597	27.0%	11/30/2023
27	Buford Plaza	RBS	Atlanta Oriental Food Wholesale Company	111,000	53.9%	12/31/2018	Rodeo Santa Fe (Georgia Palace)	44,884	21.8%	8/31/2014
28	Willow Lawn	WFB	CVS Pharmacy	13,013	27.2%	1/31/2033	Guardian Home Care	6,274	13.1%	12/31/2017
29	All Storage Camp Bowie	RBS
30	Hampton Inn LBV	RBS
31	Hobbs Hotel Portfolio	RBS
31.01	Fairfield Inn & Suites - Hobbs	RBS
31.02	Hampton Inn - Hobbs	RBS
32	Vermont Galleria	WFB	Galleria Market	32,087	66.0%	1/31/2025	5 Minute Bowl Restaurant	3,810	7.8%	1/31/2021
33	Southland Plaza	RBS	Big 5 Sporting Goods	16,100	19.9%	1/31/2015	Navy Federal Credit Union	7,895	9.7%	4/30/2017
34	Lottsford Business Center	LIG I	Dell/Perot Government Services	16,703	13.8%	12/31/2016	Boland Trane Services, Inc.	13,078	10.8%	7/31/2017
35	800, 804 & 763 Buildings	WFB	The Hotel	10,704	25.4%	9/30/2021	News Café	9,063	21.5%	9/30/2018
36	Florida Hotel Portfolio	CIIICM
36.01	Comfort Inn Tampa	CIIICM
36.02	Holiday Inn Express Lakeland	CIIICM
36.03	Best Western Plus Auburndale	CIIICM
37	301 Wilshire	LIG I	Sur La Table Inc	6,585	48.8%	8/31/2016	Paper Source	2,760	20.5%	8/31/2020
38	Six Trails Apartments	LIG I
39	Holiday Inn - Odessa	RBS
40	Market at Hebron	RBS	Sprouts Farmers Market	26,003	73.5%	8/31/2026	Hebron Smiles	2,586	7.3%	2/28/2022
41	Hampton Inn - Pennsylvania	WFB
42	Hilton Garden Inn - Denver Airport	WFB
43	Holiday Inn Express Kendall	CIIICM
44	Pacific Office Park	RBS	Park Medical Pharmacy	3,737	10.0%	8/31/2018	Balboa Nephrology	3,445	9.2%	8/31/2018
45	64th & Greenway	WFB	Fry’s Food & Drug Store	60,658	75.9%	8/20/2026	Paddock Pools	3,891	4.9%	1/31/2016
46	Gulfgate Square	WFB	Conn’s	20,509	26.1%	11/30/2014	Office Depot	19,005	24.2%	12/31/2021
47	Hampton Inn Hammond Louisiana	RBS
48	Extra Storage	WFB
49	4S Ranch Village	RBS	Fresh and Easy Market (Ground Lease)	13,969	54.6%	12/31/2030	Eye Lux Optometry	3,674	14.4%	6/30/2018
50	Tifton Corners	LIG I	Big Lots	30,817	16.5%	1/31/2017	Save A Lot	26,424	14.2%	1/31/2018
51	T&M Retail Portfolio	Basis	Various	Various	Various	Various
51.01	Three Bears Supermarket	Basis	Three Bears Alaska, Inc.	51,932	100.0%	10/31/2022
51.02	Marsh Supermarket	Basis	Marsh Supermarket	33,564	93.3%	9/30/2016
52	Grande Pointe Apartments	RBS
53	Elks Building	WFB	CA District Attorneys Association	15,428	27.4%	2/13/2020	McCormick & Schmick	8,500	15.1%	2/18/2022
54	Central Self Storage - Corte Madera	WFB
55	Crossings at Roswell	CIIICM	Direct Buy	14,662	37.7%	12/31/2015	Adobe Mexican	5,125	13.2%	12/31/2019
56	Cumberland Place	CIIICM	OPT Fitness	7,500	22.6%	5/31/2021	Carrabba’s Italian	6,400	19.3%	8/31/2016
57	Natomas Self Storage	WFB
58	LaCarreta	CIIICM	LaCarreta	6,300	19.5%	12/31/2020	Z Mattress	3,600	11.2%	6/30/2016
59	Shady Grove Shopping Center	RBS	Minyard	47,953	51.9%	8/31/2020	Aaron Rents Inc	12,000	13.0%	4/30/2015
60	Quality Court Business Complex	WFB	Virginia Spirit	6,758	4.4%	5/31/2012	FBI	6,750	4.4%	6/25/2017
61	Van Buren Estates	WFB
62	All Storage Mesquite	RBS
63	All Storage Harwood	RBS
64	King’s Row MHC	CIIICM
65	CVS - Victorville	WFB	CVS Pharmacy	12,900	100.0%	1/31/2037
66	Seagoville Corners Shopping Center	RBS	Beall’s Store	17,000	32.8%	1/31/2017	Dollar Tree	10,000	19.3%	1/31/2017
67	Shoppes at Garland	RBS	XD2 Dance or Xtreme DA	5,000	21.4%	8/31/2015	Leslie’s Poolmart	3,500	15.0%	10/31/2014
68	Graham Shopping Center	RBS	United Supermarkets	41,974	76.0%	8/31/2027	Aaron’s Store	8,450	15.3%	1/31/2016
69	Emerald Apartments	CIIICM
70	Walker Plaza	CIIICM	Dollar Tree	7,950	21.4%	8/31/2013	CATO	4,640	12.5%	1/31/2014
71	Waynewood Apartments	WFB
72	Parkway 3&4	CIIICM	Virginia Beach Police SIU	10,520	16.4%	6/30/2016	Transformational Defense Industries, Inc.	9,264	14.4%	7/31/2014
73	Advantage Main Street Storage	RBS
74	Rite Aid Monroeville	Basis	Rite Aid	12,738	100.0%	7/31/2025
75	Assured Self Storage	WFB
76	Canton Center Crossing	Basis	Planet Fitness	15,861	31.9%	4/1/2022	Jungle Java	5,960	12.0%	5/31/2013
77	Northfield Point Marketplace	WFB	Kerby’s Koney Island	5,674	25.2%	5/31/2014	Sushi Do, LLC	3,088	13.7%	7/31/2013
78	Eastpoint Self Storage	CIIICM
79	Story Business Center	CIIICM	One Asset Intelligence	21,399	32.8%	1/31/2014	Cohesive Automation	10,641	16.3%	2/28/2015
80	Westfield Ridge Apartments	Basis
81	High Cliff Estates MHC	WFB
82	Northwest Self Storage	CIIICM
83	Leisure Living MHC	CIIICM
84	Midtown Vault Self Storage	CIIICM
85	Rivergate Self Storage	WFB
86	Park Estates MHC	WFB
87	Apple Valley MHC	CIIICM
88	Security Public Storage - Ceres	WFB
89	Kirkwood MHC	CIIICM

A-1-18

WFRBS Commercial Mortgage Trust 2012-C6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	3rd Largest Tenant Name(14)(15)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date	4th Largest Tenant Name(14)(15)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date

1	National Cancer Institute Center	WFB
2	Windsor Hotel Portfolio II	WFB
2.01	Embassy Suites Las Vegas	WFB
2.02	Renaissance Asheville	WFB
2.03	Embassy Suites Arcadia	WFB
2.04	Embassy Suites Alpharetta	WFB
3	WPC Self Storage Portfolio	WFB
3.01	Extra Space - San Diego	WFB
3.02	Extra Space - Pearl City	WFB
3.03	Extra Space - Palmdale 10th Street	WFB
3.04	Extra Space - Fresno	WFB
3.05	Extra Space - Palm Springs	WFB
3.06	SecureCare - Chicago Adams	WFB
3.07	Extra Space - Apple Valley Town Center	WFB
3.08	Extra Space - Bakersfield Oswell	WFB
3.09	Extra Space - Palmdale Sierra	WFB
3.10	Extra Space - Bakersfield Weedpatch	WFB
3.11	Extra Space - South Gate	WFB
3.12	Extra Space - Bakersfield Hughes	WFB
3.13	Extra Space - Rosamond	WFB
3.14	Metro - Fort Worth	WFB
3.15	Extra Space - Apple Valley Powhatan	WFB
3.16	SecureCare - Rockford Alpine	WFB
3.17	SecureCare - Chicago Elston	WFB
3.18	SecureCare - Rockford Main	WFB
3.19	Extra Space - Harbor City	WFB
3.20	Extra Space - Rubidoux	WFB
3.21	Extra Space - Anaheim	WFB
3.22	Extra Space - Riverside	WFB
3.23	Extra Space - Bakersfield Buck Owens	WFB
3.24	Extra Space - Kona	WFB
3.25	Extra Space - Grand Terrace	WFB
3.26	SecureCare - Alpine Annex	WFB
4	Norwalk Town Square	WFB	Ross Dress for Less	20,911	9.0%	1/31/2019	99 Cent Only Stores	17,000	7.3%	1/31/2017
5	Resort MHC	WFB
6	Citrus Crossing	WFB	Ross Dress for Less	27,890	16.2%	1/31/2014	CVS	15,400	8.9%	12/31/2017
7	Boca Industrial Park	WFB	Distinctive Kitchens and Baths, Inc	26,690	6.9%	10/31/2013	Merit Systems, Inc	22,890	5.9%	9/30/2013
8	Lexington Hotel Portfolio	RBS
8.01	Courtyard Cincinnati North at Union Centre	RBS
8.02	Residence Inn West Chester	RBS
9	Seven Trees Retail Portfolio	LIG I	Various	Various	Various	Various	Various	Various	Various	Various
9.01	Seven Trees Center	LIG I	Grand Fortune	8,340	6.1%	MTM	Discount Store	6,396	4.7%	11/30/2016
9.02	Solari Center	LIG I	Mercado Latino	1,440	12.7%	7/31/2014	Cal Check Cash	1,176	10.4%	8/1/2014
9.03	7-11 Center	LIG I	WICS	1,200	14.1%	4/30/2015	Mex. Deli	1,000	11.7%	6/30/2014
10	El Mercado Shopping Center	LIG I	Mayflower Seafood	7,353	6.7%	12/31/2016	O’Reilly (Kragen) Auto Parts	6,748	6.2%	4/30/2016
11	Sunwest Portfolio	Basis	Various	Various	Various	Various
11.01	1937 Parker Road	Basis
11.02	2010 South Sheridan	Basis	Cashland	600	1.3%	10/31/2016
11.03	2524 North Galloway	Basis
11.04	2770 Trinity Mills Road	Basis
11.05	100 Cleveland S.C.	Basis
11.06	1201 South Stockton	Basis
11.07	3065 Josey Lane	Basis	Lonestar Beverages	4,990	18.6%	10/31/2016
11.08	709 North Federal	Basis
11.09	6400 Nieman Road	Basis
11.10	335 South Cedar Ridge	Basis
11.11	535 Green Street	Basis
11.12	1300 North Highway 7	Basis
11.13	1380 North Main Street	Basis
11.14	14th Street & Grand Avenue	Basis
11.15	1818 Ninth Street	Basis
11.16	1343 Miner Street	Basis
11.17	280 West Main Street	Basis
11.18	1605 West Pioneer Parkway	Basis
11.19	712 West Commercial	Basis
11.20	306 East Paisano Avenue	Basis
11.21	111 Park Street	Basis
11.22	2215 South Marsalis Ave.	Basis
11.23	3510 Prospect	Basis
11.24	259 14th Street	Basis
11.25	4601 Parallel Street	Basis
12	Whole Foods	RBS
13	Williams Centre Plaza	WFB	Coldwell Banker Success Realty, Paul Lindsey	7,234	6.6%	5/31/2014	Fed Ex-Kinko’s	6,858	6.3%	6/30/2015
14	Claremont Village Square	WFB	Xorail Construction Services, Inc.	4,526	4.7%	7/31/2013	Casa Moreno & Grill Inc	4,451	4.6%	5/14/2020
15	Commerce Park IV & V	RBS	Windsor Laurelwood Center	9,085	4.0%	8/31/2013	University Hostpital	8,756	3.8%	8/31/2015
16	Parrish Portfolio	CIIICM
16.01	Hillcrest RV Resort	CIIICM
16.02	White Birch Estates	CIIICM
16.03	Carefree Estates	CIIICM

A-1-19

WFRBS Commercial Mortgage Trust 2012-C6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	3rd Largest Tenant Name(14)(15)	3rd Largest Tenant Sq. Ft.	3rd Largest Tenant % of NRA	3rd Largest Tenant Exp. Date	4th Largest Tenant Name(14)(15)	4th Largest Tenant Sq. Ft.	4th Largest Tenant % of NRA	4th Largest Tenant Exp. Date

17	Pyramid Office	WFB	PBK Architects	12,158	5.6%	11/30/2012	Experian (MPV)	12,029	5.5%	7/31/2014
18	91-99 Paidge Avenue	WFB
19	Holiday Inn Maingate East	Basis
20	Montclair on the Park - Missouri	WFB
21	North Torrance Plaza	WFB	CSK Auto, Inc	10,060	9.1%	9/30/2014	JPMorgan Chase	6,000	5.4%	12/31/2017
22	Hulen Bend Shopping Center	RBS	Wally’s Party Factory	11,000	6.4%	7/31/2013	East Gourmet Buffet	9,000	5.2%	8/31/2012
23	Hacienda MHC	WFB
24	Summerhill Marketplace	RBS	Marketplace Wines	5,705	6.4%	5/31/2013	East Brunswick Imaging Associates	4,800	5.4%	7/31/2016
25	HRC Hotel Portfolio	LIG I
25.01	Hampton Inn Warsaw	LIG I
25.02	Kalamazoo Townes Place Suites	LIG I
25.03	Marshalltown Hampton Inn Suites	LIG I
26	Santa Rosa Southside	RBS	Party City	8,460	10.1%	7/31/2013	Aaron’s Sales & Leasing	7,017	8.4%	1/31/2017
27	Buford Plaza	RBS	Concord Buying Group Inc. (Marshalls)	25,000	12.1%	8/31/2020	Big 10 Tires (groundlease outparcel)	5,684	2.8%	4/30/2016
28	Willow Lawn	WFB	Kimley Horn	5,725	12.0%	2/28/2015	Jason’s Deli	5,000	10.5%	11/30/2018
29	All Storage Camp Bowie	RBS
30	Hampton Inn LBV	RBS
31	Hobbs Hotel Portfolio	RBS
31.01	Fairfield Inn & Suites - Hobbs	RBS
31.02	Hampton Inn - Hobbs	RBS
32	Vermont Galleria	WFB	Shanghai Noodles	1,720	3.5%	1/31/2016	Sanfaz Security	1,550	3.2%	1/19/2016
33	Southland Plaza	RBS	Wells Fargo	4,900	6.0%	6/30/2015	Boll Weevil	4,200	5.2%	12/31/2014
34	Lottsford Business Center	LIG I	Progressive Distributions, Inc.	12,262	10.1%	7/31/2015	P.G. County Cable TV	11,229	9.3%	6/30/2014
35	800, 804 & 763 Buildings	WFB	Kenneth Cole	7,503	17.8%	4/30/2013	Goldman Properties	4,000	9.5%	9/30/2021
36	Florida Hotel Portfolio	CIIICM
36.01	Comfort Inn Tampa	CIIICM
36.02	Holiday Inn Express Lakeland	CIIICM
36.03	Best Western Plus Auburndale	CIIICM
37	301 Wilshire	LIG I	Ron Teeguarden Enterprises	2,720	20.2%	8/31/2015	Yummy Cupcakes	1,423	10.6%	8/31/2015
38	Six Trails Apartments	LIG I
39	Holiday Inn - Odessa	RBS
40	Market at Hebron	RBS	Castle Nails + Spa	2,000	5.7%	10/31/2021	Starbucks	1,600	4.5%	8/31/2021
41	Hampton Inn - Pennsylvania	WFB
42	Hilton Garden Inn - Denver Airport	WFB
43	Holiday Inn Express Kendall	CIIICM
44	Pacific Office Park	RBS	S.C. Health Providers	3,362	9.0%	6/30/2016	Centro del Salud de Communidad	3,237	8.7%	7/31/2012
45	64th & Greenway	WFB	Tutti Santi by Nina	3,231	4.0%	1/31/2016	Select Cleaners	2,000	2.5%	9/30/2016
46	Gulfgate Square	WFB	Chinese Buffet City	10,000	12.7%	7/31/2021	Lonestar Smiles	4,000	5.1%	11/30/2021
47	Hampton Inn Hammond Louisiana	RBS
48	Extra Storage	WFB
49	4S Ranch Village	RBS	Carmel Plaza Cleaners	1,349	5.3%	11/30/2016	Sports Clips	1,181	4.6%	2/28/2017
50	Tifton Corners	LIG I	Tractor Supply	25,478	13.7%	2/28/2018	Dollar Tree	21,992	11.8%	1/31/2015
51	T&M Retail Portfolio	Basis
51.01	Three Bears Supermarket	Basis
51.02	Marsh Supermarket	Basis
52	Grande Pointe Apartments	RBS
53	Elks Building	WFB	Dewy Square	4,581	8.1%	5/31/2013	Edelman	3,635	6.4%	1/25/2012
54	Central Self Storage - Corte Madera	WFB
55	Crossings at Roswell	CIIICM	Martino’s	5,065	13.0%	1/31/2015	Beverage Mart	3,764	9.7%	12/31/2021
56	Cumberland Place	CIIICM	Grant’s Bar & Grill	4,800	14.5%	12/31/2016	Exotic Diamonds	2,500	7.5%	7/31/2017
57	Natomas Self Storage	WFB
58	LaCarreta	CIIICM	Fuji Hana	3,150	9.8%	10/31/2015	Check Cashing Store	2,800	8.7%	7/31/2016
59	Shady Grove Shopping Center	RBS	Family Dollar	9,600	10.4%	6/30/2016	CiCi’s Pizza	4,200	4.5%	8/31/2014
60	Quality Court Business Complex	WFB	Quality Stone	6,300	4.1%	5/31/2012	Anderson Lawn Service	4,050	2.6%	MTM
61	Van Buren Estates	WFB
62	All Storage Mesquite	RBS
63	All Storage Harwood	RBS
64	King’s Row MHC	CIIICM
65	CVS - Victorville	WFB
66	Seagoville Corners Shopping Center	RBS	Hibbett Sporting Goods	5,000	9.7%	1/31/2014	New Eastern Buffett	4,507	8.7%	2/28/2015
67	Shoppes at Garland	RBS	190 Animal Clinic	2,565	11.0%	3/31/2015	Perry’s Cleaners	2,200	9.4%	10/31/2012
68	Graham Shopping Center	RBS	Eastern Buffet	3,000	5.4%	11/30/2015	L and P Donut Shop	1,800	3.3%	9/30/2016
69	Emerald Apartments	CIIICM
70	Walker Plaza	CIIICM	North Oaks Clinic	4,527	12.2%	8/30/2013	Mexico Brarol Cactus Cafe	4,237	11.4%	11/30/2014
71	Waynewood Apartments	WFB
72	Parkway 3&4	CIIICM	Consumer Recovery Associates, Inc.	5,306	8.3%	8/31/2013	Pumps, Parts and Service	3,950	6.2%	9/30/2014
73	Advantage Main Street Storage	RBS
74	Rite Aid Monroeville	Basis
75	Assured Self Storage	WFB
76	Canton Center Crossing	Basis	Citizen’s Bank	4,540	9.1%	9/8/2016	Olympian Chung Do Kwan, Inc.	4,500	9.0%	6/30/2016
77	Northfield Point Marketplace	WFB	Bagel Factory Cafe	2,298	10.2%	9/30/2015	In Touch Credit Union	2,253	10.0%	11/30/2019
78	Eastpoint Self Storage	CIIICM
79	Story Business Center	CIIICM	Rogers Electric	6,133	9.4%	12/31/2015	Cook Children’s House	5,852	9.0%	9/30/2016
80	Westfield Ridge Apartments	Basis
81	High Cliff Estates MHC	WFB
82	Northwest Self Storage	CIIICM
83	Leisure Living MHC	CIIICM
84	Midtown Vault Self Storage	CIIICM
85	Rivergate Self Storage	WFB
86	Park Estates MHC	WFB
87	Apple Valley MHC	CIIICM
88	Security Public Storage - Ceres	WFB
89	Kirkwood MHC	CIIICM

A-1-20

WFRBS Commercial Mortgage Trust 2012-C6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	5th Largest Tenant Name(14)(15)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)

1	National Cancer Institute Center	WFB					6/9/2011	6/9/2011
2	Windsor Hotel Portfolio II	WFB					Various	Various
2.01	Embassy Suites Las Vegas	WFB					4/8/2011	4/11/2011
2.02	Renaissance Asheville	WFB					4/9/2011	4/11/2011
2.03	Embassy Suites Arcadia	WFB					4/9/2011	4/8/2011
2.04	Embassy Suites Alpharetta	WFB					4/8/2011	4/8/2011
3	WPC Self Storage Portfolio	WFB					Various	Various	Various
3.01	Extra Space - San Diego	WFB					5/16/2011	5/15/2011
3.02	Extra Space - Pearl City	WFB					5/16/2011	5/16/2011	7/1/2011
3.03	Extra Space - Palmdale 10th Street	WFB					5/16/2011	5/16/2011
3.04	Extra Space - Fresno	WFB					5/16/2011	5/16/2011
3.05	Extra Space - Palm Springs	WFB					5/16/2011	5/15/2011
3.06	SecureCare - Chicago Adams	WFB					5/16/2011	5/16/2011
3.07	Extra Space - Apple Valley Town Center	WFB					5/16/2011	5/15/2011
3.08	Extra Space - Bakersfield Oswell	WFB					5/16/2011	5/15/2011
3.09	Extra Space - Palmdale Sierra	WFB					5/16/2011	5/16/2011
3.10	Extra Space - Bakersfield Weedpatch	WFB					5/16/2011	5/16/2011
3.11	Extra Space - South Gate	WFB					5/16/2011	5/15/2011
3.12	Extra Space - Bakersfield Hughes	WFB					5/16/2011	5/15/2011
3.13	Extra Space - Rosamond	WFB					5/16/2011	5/16/2011
3.14	Metro - Fort Worth	WFB					3/28/2011	4/21/2011
3.15	Extra Space - Apple Valley Powhatan	WFB					5/16/2011	5/15/2011
3.16	SecureCare - Rockford Alpine	WFB					5/17/2011	5/16/2011	6/2/2011
3.17	SecureCare - Chicago Elston	WFB					5/16/2011	5/16/2011	6/9/2011
3.18	SecureCare - Rockford Main	WFB					5/16/2011	5/16/2011	6/9/2011
3.19	Extra Space - Harbor City	WFB					5/16/2011	5/15/2011
3.20	Extra Space - Rubidoux	WFB					5/16/2011	5/15/2011
3.21	Extra Space - Anaheim	WFB					5/16/2011	5/15/2011	6/6/2011
3.22	Extra Space - Riverside	WFB					5/16/2011	5/15/2011
3.23	Extra Space - Bakersfield Buck Owens	WFB					5/16/2011	5/16/2011
3.24	Extra Space - Kona	WFB					5/16/2011	5/16/2011
3.25	Extra Space - Grand Terrace	WFB					5/16/2011	5/15/2011
3.26	SecureCare - Alpine Annex	WFB					5/17/2011	5/16/2011
4	Norwalk Town Square	WFB	Auto Zone	16,288	7.0%	5/31/2017	6/21/2011	5/19/2011	6/17/2011
5	Resort MHC	WFB					5/27/2011	5/31/2011
6	Citrus Crossing	WFB	Fresh & Easy	13,969	8.1%	1/31/2029	6/10/2011	6/10/2011
7	Boca Industrial Park	WFB	NYE Portfolio, Inc.	16,690	4.3%	5/31/2014	5/31/2011	5/31/2011
8	Lexington Hotel Portfolio	RBS					11/28/2011	11/28/2011
8.01	Courtyard Cincinnati North at Union Centre	RBS					11/28/2011	11/28/2011
8.02	Residence Inn West Chester	RBS					11/28/2011	11/28/2011
9	Seven Trees Retail Portfolio	LIG I	Various	Various	Various	Various	12/2/2011	12/2/2011	Various
9.01	Seven Trees Center	LIG I	Genuine Auto & Tires	5,000	3.7%	12/14/2015	12/2/2011	12/2/2011	11/28/2011
9.02	Solari Center	LIG I	Boutique	1,168	10.3%	3/31/2012	12/2/2011	12/2/2011
9.03	7-11 Center	LIG I	Domino’s	800	9.4%	10/31/2016	12/2/2011	12/2/2011
10	El Mercado Shopping Center	LIG I	Wells Fargo Bank	5,470	5.0%	4/30/2015	12/2/2011	12/2/2011
11	Sunwest Portfolio	Basis					Various	Various	Various
11.01	1937 Parker Road	Basis					1/12/2012	1/12/2012	1/26/2012
11.02	2010 South Sheridan	Basis					1/16/2012	1/16/2012
11.03	2524 North Galloway	Basis					1/12/2012	1/12/2012
11.04	2770 Trinity Mills Road	Basis					1/18/2012	1/18/2012
11.05	100 Cleveland S.C.	Basis					1/12/2012	1/12/2012
11.06	1201 South Stockton	Basis					1/18/2012	1/18/2012
11.07	3065 Josey Lane	Basis					1/27/2012	1/27/2012
11.08	709 North Federal	Basis					1/16/2012	1/18/2012
11.09	6400 Nieman Road	Basis					1/16/2012	1/13/2012
11.10	335 South Cedar Ridge	Basis					1/18/2012	1/18/2012
11.11	535 Green Street	Basis					1/16/2012	1/16/2012
11.12	1300 North Highway 7	Basis					1/16/2012	1/16/2012
11.13	1380 North Main Street	Basis					1/19/2012	1/19/2012
11.14	14th Street & Grand Avenue	Basis					1/27/2012	1/30/2012
11.15	1818 Ninth Street	Basis					1/18/2012	1/18/2012
11.16	1343 Miner Street	Basis					1/16/2012	1/16/2012
11.17	280 West Main Street	Basis					1/16/2012	1/16/2012
11.18	1605 West Pioneer Parkway	Basis					1/27/2012	1/27/2012
11.19	712 West Commercial	Basis					1/16/2012	1/18/2012
11.20	306 East Paisano Avenue	Basis					1/18/2012	1/18/2012
11.21	111 Park Street	Basis					1/16/2012	1/17/2012
11.22	2215 South Marsalis Ave.	Basis					1/18/2012	1/18/2012
11.23	3510 Prospect	Basis					1/16/2012	1/16/2012
11.24	259 14th Street	Basis					1/16/2012	1/16/2012
11.25	4601 Parallel Street	Basis					1/16/2012	1/18/2012
12	Whole Foods	RBS					1/25/2012	1/25/2012
13	Williams Centre Plaza	WFB	Aaron Brothers, Inc.	6,500	6.0%	2/28/2015	5/11/2011	5/11/2011
14	Claremont Village Square	WFB	Chico’s FAS Inc	3,706	3.9%	9/30/2012	12/2/2011	12/5/2011
15	Commerce Park IV & V	RBS	NAI Daus	8,468	3.7%	12/31/2014	1/25/2012	1/26/2012
16	Parrish Portfolio	CIIICM					5/24/2011	5/24/2011
16.01	Hillcrest RV Resort	CIIICM					5/24/2011	5/24/2011
16.02	White Birch Estates	CIIICM					5/24/2011	5/24/2011
16.03	Carefree Estates	CIIICM					5/24/2011	5/24/2011

A-1-21

WFRBS Commercial Mortgage Trust 2012-C6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	5th Largest Tenant Name(14)(15)	5th Largest Tenant Sq. Ft.	5th Largest Tenant % of NRA	5th Largest Tenant Exp. Date	Engineering Report Date	Environmental Report Date (Phase I)	Environmental Report Date (Phase II)

17	Pyramid Office	WFB	Arthur J. Gallagher & Co.	7,901	3.6%	8/31/2013	6/22/2011	6/24/2011
18	91-99 Paidge Avenue	WFB					2/1/2011	2/4/2011	1/18/2011
19	Holiday Inn Maingate East	Basis					2/9/2012	2/9/2012
20	Montclair on the Park - Missouri	WFB					3/18/2011	3/17/2011	6/23/2011
21	North Torrance Plaza	WFB	Blockbuster Videos	4,750	4.3%	11/30/2013	11/2/2011	11/11/2011
22	Hulen Bend Shopping Center	RBS	Little Gym	6,020	3.5%	5/31/2016	9/28/2011	9/26/2011
23	Hacienda MHC	WFB					3/23/2011	3/28/2011
24	Summerhill Marketplace	RBS	Alfonso’s Restaurant	3,160	3.6%	12/1/2012	12/16/2011	12/16/2011
25	HRC Hotel Portfolio	LIG I					1/19/2012	1/20/2012
25.01	Hampton Inn Warsaw	LIG I					1/19/2012	1/20/2012
25.02	Kalamazoo Townes Place Suites	LIG I					1/19/2012	1/20/2012
25.03	Marshalltown Hampton Inn Suites	LIG I					1/19/2012	1/20/2012
26	Santa Rosa Southside	RBS	Vitamin Shoppe	5,457	6.5%	5/31/2015	2/2/2012	2/2/2012
27	Buford Plaza	RBS	Autobuses Ejecutivos, LLC	3,500	1.7%	4/30/2016	12/7/2011	12/7/2011
28	Willow Lawn	WFB	Richmond Physical Therapy	3,517	7.4%	7/31/2017	6/8/2011	6/9/2011
29	All Storage Camp Bowie	RBS					9/29/2011	9/28/2011
30	Hampton Inn LBV	RBS					11/4/2011	10/28/2011
31	Hobbs Hotel Portfolio	RBS					2/19/2012	2/19/2012
31.01	Fairfield Inn & Suites - Hobbs	RBS					2/19/2012	2/19/2012
31.02	Hampton Inn - Hobbs	RBS					2/19/2012	2/19/2012
32	Vermont Galleria	WFB	Ra Beauty Core	1,350	2.8%	1/19/2016	6/15/2011	6/13/2011
33	Southland Plaza	RBS	Marines Federal Credit Union	3,620	4.5%	12/13/2015	2/22/2012	2/22/2012
34	Lottsford Business Center	LIG I	P.G. County Claims Service	10,147	8.4%	6/30/2016	11/17/2011	11/17/2011
35	800, 804 & 763 Buildings	WFB	Sobe Spa	2,106	5.0%	9/30/2014	10/10/2011	10/10/2011
36	Florida Hotel Portfolio	CIIICM					Various	Various
36.01	Comfort Inn Tampa	CIIICM					9/2/2011	8/29/2011
36.02	Holiday Inn Express Lakeland	CIIICM					9/1/2011	9/2/2011
36.03	Best Western Plus Auburndale	CIIICM					9/1/2011	9/2/2011
37	301 Wilshire	LIG I					6/10/2011	6/16/2011
38	Six Trails Apartments	LIG I					2/1/2012	2/1/2012
39	Holiday Inn - Odessa	RBS					2/9/2012	2/9/2012
40	Market at Hebron	RBS	Jimmy Johns Gourmet Sandwiches	1,400	4.0%	2/28/2017	2/17/2012	2/17/2012
41	Hampton Inn - Pennsylvania	WFB					8/2/2011	8/1/2011
42	Hilton Garden Inn - Denver Airport	WFB					6/1/2011	6/1/2011
43	Holiday Inn Express Kendall	CIIICM					12/9/2011	12/9/2011
44	Pacific Office Park	RBS	Fresenius Medical Care	2,487	6.7%	5/31/2014	11/10/2011	11/10/2011
45	64th & Greenway	WFB	Alan Katz Family Dentistry	1,480	1.9%	1/31/2017	10/3/2011	9/30/2011
46	Gulfgate Square	WFB	Gulfgate Vision	2,400	3.1%	7/31/2012	6/17/2011	9/12/2011
47	Hampton Inn Hammond Louisiana	RBS					10/7/2011	10/7/2011
48	Extra Storage	WFB					5/18/2011	5/19/2011
49	4S Ranch Village	RBS	Flippin Pizza	1,089	4.3%	1/31/2017	2/1/2012	2/1/2012
50	Tifton Corners	LIG I	Citi Trends	12,000	6.4%	2/28/2013	1/24/2012	1/24/2012
51	T&M Retail Portfolio	Basis					Various	Various
51.01	Three Bears Supermarket	Basis					1/12/2012	1/18/2012
51.02	Marsh Supermarket	Basis					1/18/2012	1/16/2012
52	Grande Pointe Apartments	RBS					10/25/2011	10/28/2011
53	Elks Building	WFB	TLC Techlawinc.	2,961	5.3%	5/31/2012	6/28/2011	6/28/2011
54	Central Self Storage - Corte Madera	WFB					5/4/2011	5/5/2011
55	Crossings at Roswell	CIIICM	Adele’s	1,794	4.6%	9/30/2016	7/18/2011	7/12/2011
56	Cumberland Place	CIIICM	Salon Lotus	2,400	7.2%	5/31/2017	7/18/2011	7/14/2011
57	Natomas Self Storage	WFB					9/9/2011	9/7/2011
58	LaCarreta	CIIICM	Dunkin Donuts	1,800	5.6%	10/31/2017	9/28/2011	9/28/2011
59	Shady Grove Shopping Center	RBS	H&R Block	1,500	1.6%	4/30/2014	9/28/2011	9/26/2011
60	Quality Court Business Complex	WFB	A&I Studios	2,700	1.8%	5/31/2012	10/21/2011	Bowland/Quality Court: 9/21/2011; Central Drive: 9/22/2011
61	Van Buren Estates	WFB					7/1/2011	7/1/2011
62	All Storage Mesquite	RBS					9/29/2011	9/28/2011
63	All Storage Harwood	RBS					11/29/2011	9/26/2011
64	King’s Row MHC	CIIICM					10/7/2011	10/7/2011
65	CVS - Victorville	WFB					5/17/2011	5/17/2011
66	Seagoville Corners Shopping Center	RBS	Cato Fashions	4,160	8.0%	1/31/2017	9/22/2011	9/22/2011
67	Shoppes at Garland	RBS	State Farm Insurance	1,750	7.5%	6/30/2012	9/22/2011	9/22/2011
68	Graham Shopping Center	RBS					9/27/2011	9/27/2011
69	Emerald Apartments	CIIICM					8/26/2011	8/26/2011
70	Walker Plaza	CIIICM	The Shoe Shoe	3,000	8.1%	9/30/2014	9/14/2011	9/14/2011
71	Waynewood Apartments	WFB					6/23/2011	6/27/2011
72	Parkway 3&4	CIIICM	Multi-Service Resources	3,947	6.1%	8/31/2015	12/2/2011	12/2/2011
73	Advantage Main Street Storage	RBS					12/30/2011	12/30/2011
74	Rite Aid Monroeville	Basis					1/10/2012	2/13/2012
75	Assured Self Storage	WFB					12/6/2011	12/2/2011
76	Canton Center Crossing	Basis	CosmoProf	2,700	5.4%	3/31/2016	12/23/2011	12/15/2011
77	Northfield Point Marketplace	WFB	Cedar Grille	1,700	7.6%	5/31/2015	10/19/2011	10/19/2011
78	Eastpoint Self Storage	CIIICM					2/9/2012	2/10/2012
79	Story Business Center	CIIICM	CIM Group Inc	5,706	8.7%	4/30/2014	1/6/2012	2/3/2012
80	Westfield Ridge Apartments	Basis					2/9/2012	2/10/2012
81	High Cliff Estates MHC	WFB					8/29/2011	8/29/2011
82	Northwest Self Storage	CIIICM					2/3/2012	2/2/2012
83	Leisure Living MHC	CIIICM					11/23/2011	11/28/2011
84	Midtown Vault Self Storage	CIIICM					2/1/2012	2/1/2012
85	Rivergate Self Storage	WFB					12/14/2011	3/14/2011
86	Park Estates MHC	WFB					1/5/2012	1/4/2012
87	Apple Valley MHC	CIIICM					2/23/2012	2/22/2012
88	Security Public Storage - Ceres	WFB					10/17/2011	10/18/2011
89	Kirkwood MHC	CIIICM					2/13/2012	2/13/2012

A-1-22

WFRBS Commercial Mortgage Trust 2012-C6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)(16)	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty
1	National Cancer Institute Center	WFB			N	Y	Refinance	0	0	Springing
2	Windsor Hotel Portfolio II	WFB	Various	Various	N	Y	Refinance	206,576	459,374	84,166	Cash
2.01	Embassy Suites Las Vegas	WFB			N	Y
2.02	Renaissance Asheville	WFB			N	Y
2.03	Embassy Suites Arcadia	WFB	4/6/2011	13.0%	N	Y
2.04	Embassy Suites Alpharetta	WFB			N	Y
3	WPC Self Storage Portfolio	WFB	Various	Various	N	Y	Acquisition	381,334	0	Springing
3.01	Extra Space - San Diego	WFB	5/13/2011	11.0%	N	Y
3.02	Extra Space - Pearl City	WFB			N	Y
3.03	Extra Space - Palmdale 10th Street	WFB	5/15/2011	13.0%	N	Y
3.04	Extra Space - Fresno	WFB	5/15/2011	10.0%	N	Y
3.05	Extra Space - Palm Springs	WFB	5/13/2011	11.0%	N	Y
3.06	SecureCare - Chicago Adams	WFB			N	Y
3.07	Extra Space - Apple Valley Town Center	WFB	5/13/2011	10.0%	N	Y
3.08	Extra Space - Bakersfield Oswell	WFB	5/15/2011	7.0%	N	Y
3.09	Extra Space - Palmdale Sierra	WFB	5/15/2011	13.0%	N	Y
3.10	Extra Space - Bakersfield Weedpatch	WFB	5/16/2011	6.0%	N	Y
3.11	Extra Space - South Gate	WFB	5/13/2011	19.0%	N	Y
3.12	Extra Space - Bakersfield Hughes	WFB	5/15/2011	8.0%	N	Y
3.13	Extra Space - Rosamond	WFB	5/15/2011	7.0%	N	Y
3.14	Metro - Fort Worth	WFB			N	Y
3.15	Extra Space - Apple Valley Powhatan	WFB	5/13/2011	8.0%	N	Y
3.16	SecureCare - Rockford Alpine	WFB			N	Y
3.17	SecureCare - Chicago Elston	WFB			N	Y
3.18	SecureCare - Rockford Main	WFB			N	Y
3.19	Extra Space - Harbor City	WFB	5/13/2011	10.0%	N	Y
3.20	Extra Space - Rubidoux	WFB	5/15/2011	12.0%	N	Y
3.21	Extra Space - Anaheim	WFB	5/15/2011	8.0%	N	Y
3.22	Extra Space - Riverside	WFB	5/15/2011	12.0%	N	Y
3.23	Extra Space - Bakersfield Buck Owens	WFB	5/15/2011	8.0%	N	Y
3.24	Extra Space - Kona	WFB	5/15/2011	13.0%	N	Y
3.25	Extra Space - Grand Terrace	WFB	5/13/2011	14.0%	N	Y
3.26	SecureCare - Alpine Annex	WFB			N	Y
4	Norwalk Town Square	WFB	4/29/2011	22.0%	Y	Y	Refinance	330,881	183,385	36,677	Cash
5	Resort MHC	WFB			N	Y	Refinance	0	50,652	12,663	Cash
6	Citrus Crossing	WFB	6/10/2011	Anchors 1-3, Shops 1-3, Buildings A & B: 19%; Anchors 4 & 5: 16%; Pads 1-5: 12%	N	Y	Refinance	0	105,000	21,160	Cash
7	Boca Industrial Park	WFB			N	Y	Refinance	0	0	Springing
8	Lexington Hotel Portfolio	RBS			N	Y	Refinance	0	133,455	16,682	Cash
8.01	Courtyard Cincinnati North at Union Centre	RBS			N	Y
8.02	Residence Inn West Chester	RBS			N	Y
9	Seven Trees Retail Portfolio	LIG I	10/31/2011	Various	N	Y	Refinance	36,469	27,686	27,686	Cash
9.01	Seven Trees Center	LIG I	10/31/2011	16.0%	N	Y
9.02	Solari Center	LIG I	10/31/2011	11.0%	N	Y
9.03	7-11 Center	LIG I	10/31/2011	15.0%	N	Y
10	El Mercado Shopping Center	LIG I	10/31/2011	14.0%	N	Y	Refinance	15,750	178,891	35,778	Cash
11	Sunwest Portfolio	Basis	Various	Various	N	Y	Refinance	241,678	169,299	38,546	Cash
11.01	1937 Parker Road	Basis			N	Y
11.02	2010 South Sheridan	Basis			N	Y
11.03	2524 North Galloway	Basis			N	Y
11.04	2770 Trinity Mills Road	Basis			N	Y
11.05	100 Cleveland S.C.	Basis			N	Y
11.06	1201 South Stockton	Basis			N	Y
11.07	3065 Josey Lane	Basis			N	Y
11.08	709 North Federal	Basis			N	Y
11.09	6400 Nieman Road	Basis			N	Y
11.10	335 South Cedar Ridge	Basis			N	Y
11.11	535 Green Street	Basis			N	Y
11.12	1300 North Highway 7	Basis			N	Y
11.13	1380 North Main Street	Basis			N	Y
11.14	14th Street & Grand Avenue	Basis			N	Y
11.15	1818 Ninth Street	Basis			N	Y
11.16	1343 Miner Street	Basis			N	Y
11.17	280 West Main Street	Basis	1/16/2012	5.0%	N	Y
11.18	1605 West Pioneer Parkway	Basis			N	Y
11.19	712 West Commercial	Basis			N	Y
11.20	306 East Paisano Avenue	Basis			N	Y
11.21	111 Park Street	Basis			N	Y
11.22	2215 South Marsalis Ave.	Basis			N	Y
11.23	3510 Prospect	Basis			N	Y
11.24	259 14th Street	Basis			N	Y
11.25	4601 Parallel Street	Basis			N	Y
12	Whole Foods	RBS			N	Y	Refinance	0	53,257	26,629	Cash
13	Williams Centre Plaza	WFB			N	Y	Refinance	129,210	73,785	24,595	Cash
14	Claremont Village Square	WFB	12/2/2011	14.0%	N	Y	Refinance	4,900	68,080	17,020	Cash
15	Commerce Park IV & V	RBS			N	Y	Refinance	0	259,437	49,937	Cash
16	Parrish Portfolio	CIIICM			N	Y	Refinance	26,155	65,998	20,234	Cash
16.01	Hillcrest RV Resort	CIIICM			N	Y
16.02	White Birch Estates	CIIICM			N	Y
16.03	Carefree Estates	CIIICM			N	Y

A-1-23

WFRBS Commercial Mortgage Trust 2012-C6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Seismic Report Date	Seismic PML %	Seismic Insurance Required (Y/N)	Terrorism Insurance (Y/N)	Loan Purpose	Engineering Escrow / Deferred Maintenance ($)(16)	Tax Escrow (Initial)	Monthly Tax Escrow ($)	Tax Escrow - Cash or LoC	Tax Escrow - LoC Counterparty

17	Pyramid Office	WFB			N	Y	Refinance	20,930	347,616	43,452	Cash
18	91-99 Paidge Avenue	WFB			N	Y	Acquisition	0	13,174	2,636	Cash
19	Holiday Inn Maingate East	Basis			N	Y	Refinance	0	156,098	19,977	Cash
20	Montclair on the Park - Missouri	WFB			N	Y	Refinance	25,188	25,032	25,034	Cash
21	North Torrance Plaza	WFB	7/21/2011	13.8%	N	Y	Refinance	0	84,872	21,218	Cash
22	Hulen Bend Shopping Center	RBS			N	Y	Refinance	0	66,951	33,476	Cash
23	Hacienda MHC	WFB	6/8/2011	13.0%	N	Y	Refinance	30,000	34,236	11,412	Cash
24	Summerhill Marketplace	RBS			N	Y	Refinance	0	24,693	24,693	Cash
25	HRC Hotel Portfolio	LIG I			N	Y	Refinance	0	51,134	25,567	Cash
25.01	Hampton Inn Warsaw	LIG I			N	Y
25.02	Kalamazoo Townes Place Suites	LIG I			N	Y
25.03	Marshalltown Hampton Inn Suites	LIG I			N	Y
26	Santa Rosa Southside	RBS	2/2/2012	16.0%	N	Y	Refinance	12,719	6,794	6,794	Cash
27	Buford Plaza	RBS			N	Y	Refinance	360,000	358,175	33,488	Cash
28	Willow Lawn	WFB			N	Y	Refinance	0	24,881	6,456	Cash
29	All Storage Camp Bowie	RBS			N	Y	Refinance	0	16,766	16,766	Cash
30	Hampton Inn LBV	RBS			N	Y	Acquisition	10,000	13,435	13,435	Cash
31	Hobbs Hotel Portfolio	RBS			N	Y	Refinance	0	23,280	5,820	Cash
31.01	Fairfield Inn & Suites - Hobbs	RBS			N	Y
31.02	Hampton Inn - Hobbs	RBS			N	Y
32	Vermont Galleria	WFB	6/14/2011	12.0%	N	Y	Refinance	0	47,180	9,486	Cash
33	Southland Plaza	RBS	2/22/2012	13.0%	N	Y	Refinance	0	6,975	6,975	Cash
34	Lottsford Business Center	LIG I			N	Y	Refinance	280,613	69,924	11,654	Cash
35	800, 804 & 763 Buildings	WFB			N	Y	Refinance	0	118,831	23,766	Cash
36	Florida Hotel Portfolio	CIIICM			N	Y	Refinance	0	14,280	14,280	Cash
36.01	Comfort Inn Tampa	CIIICM			N	Y
36.02	Holiday Inn Express Lakeland	CIIICM			N	Y
36.03	Best Western Plus Auburndale	CIIICM			N	Y
37	301 Wilshire	LIG I	6/10/2011	15.0%	N	Y	Refinance	0	17,311	3,462	Cash
38	Six Trails Apartments	LIG I			N	Y	Refinance	34,000	206,477	22,942	Cash
39	Holiday Inn - Odessa	RBS			N	Y	Refinance	0	19,084	9,542	Cash
40	Market at Hebron	RBS			N	Y	Refinance	0	57,880	14,470	Cash
41	Hampton Inn - Pennsylvania	WFB			N	Y	Refinance	0	50,034	10,008	Cash
42	Hilton Garden Inn - Denver Airport	WFB			N	Y	Refinance	0	0	19,329	Cash
43	Holiday Inn Express Kendall	CIIICM			N	Y	Refinance	0	53,602	8,934	Cash
44	Pacific Office Park	RBS	11/10/2011	9.0%	N	Y	Refinance	0	33,852	8,463	Cash
45	64th & Greenway	WFB			N	Y	Refinance	0	4,892	Springing	Cash
46	Gulfgate Square	WFB			N	Y	Acquisition	0	174,724	15,884	Cash
47	Hampton Inn Hammond Louisiana	RBS			N	Y	Refinance	220,000	8,003	4,001	Cash
48	Extra Storage	WFB	5/18/2011	10.0%	N	Y	Refinance	0	6,926	3,463	Cash
49	4S Ranch Village	RBS	2/1/2012	8.0%	N	Y	Refinance	0	7,444	7,444	Cash
50	Tifton Corners	LIG I			N	Y	Refinance	28,370	55,670	7,953	Cash
51	T&M Retail Portfolio	Basis	Various	Various	N	Y	Various	11,831	3,613	Springing	Cash
51.01	Three Bears Supermarket	Basis	1/17/2012	11.0%	N	Y
51.02	Marsh Supermarket	Basis			N	Y
52	Grande Pointe Apartments	RBS			N	Y	Refinance	18,669	11,640	5,820	Cash
53	Elks Building	WFB	6/28/2011	15.0%	N	Y	Refinance	0	36,444	6,074	Cash
54	Central Self Storage - Corte Madera	WFB	5/4/2011	14.0%	N	Y	Refinance	0	22,749	7,583	Cash
55	Crossings at Roswell	CIIICM			N	Y	Refinance	4,281	11,725	1,954	Cash
56	Cumberland Place	CIIICM			N	Y	Refinance	16,875	9,805	1,961	Cash
57	Natomas Self Storage	WFB	9/8/2011	8.0%	N	Y	Refinance	0	28,935	9,645	Cash
58	LaCarreta	CIIICM			N	Y	Refinance	6,250	31,589	10,530	Cash
59	Shady Grove Shopping Center	RBS			N	Y	Refinance	0	33,425	16,713	Cash
60	Quality Court Business Complex	WFB			N	Y	Refinance	0	7,471	7,471	Cash
61	Van Buren Estates	WFB			N	Y	Refinance	0	6,800	6,800	Cash
62	All Storage Mesquite	RBS			N	Y	Refinance	7,813	6,104	6,104	Cash
63	All Storage Harwood	RBS			N	Y	Refinance	0	3,248	3,248	Cash
64	King’s Row MHC	CIIICM			N	Y	Refinance	13,750	34,247	2,854	Cash
65	CVS - Victorville	WFB	5/17/2011	10.0%	N	N	Acquisition	0	0	Springing
66	Seagoville Corners Shopping Center	RBS			N	Y	Refinance	0	22,359	11,180	Cash
67	Shoppes at Garland	RBS			N	Y	Refinance	0	11,670	5,835	Cash
68	Graham Shopping Center	RBS			N	Y	Refinance	0	6,202	3,101	Cash
69	Emerald Apartments	CIIICM			N	Y	Refinance	0	36,854	7,371	Cash
70	Walker Plaza	CIIICM			N	Y	Refinance	4,688	44,595	3,716	Cash
71	Waynewood Apartments	WFB			N	Y	Refinance	0	24,766	24,766	Cash
72	Parkway 3&4	CIIICM			N	Y	Acquisition	13,500	7,711	3,855	Cash
73	Advantage Main Street Storage	RBS			N	Y	Acquisition	16,556	19,933	6,644	Cash
74	Rite Aid Monroeville	Basis			N	Y	Acquisition	0	0	Springing	Cash
75	Assured Self Storage	WFB			N	Y	Acquisition	0	8,732	8,732	Cash
76	Canton Center Crossing	Basis			N	Y	Refinance	8,000	40,651	10,163	Cash
77	Northfield Point Marketplace	WFB			N	Y	Refinance	0	29,622	4,937	Cash
78	Eastpoint Self Storage	CIIICM			N	Y	Refinance	1,875	52,791	7,542	Cash
79	Story Business Center	CIIICM			N	Y	Refinance	0	13,283	4,428	Cash
80	Westfield Ridge Apartments	Basis			N	Y	Refinance	45,275	20,991	5,248	Cash
81	High Cliff Estates MHC	WFB			N	Y	Refinance	0	22,359	7,453	Cash
82	Northwest Self Storage	CIIICM			N	Y	Refinance	12,178	12,603	6,301	Cash
83	Leisure Living MHC	CIIICM			N	Y	Refinance	2,188	5,431	2,716	Cash
84	Midtown Vault Self Storage	CIIICM	2/1/2012	17.0%	N	Y	Refinance	0	8,635	2,878	Cash
85	Rivergate Self Storage	WFB			N	Y	Acquisition	0	3,556	2,116	Cash
86	Park Estates MHC	WFB			N	Y	Acquisition	50,000	4,162	2,081	Cash
87	Apple Valley MHC	CIIICM			N	Y	Refinance	6,563	12,687	2,114	Cash
88	Security Public Storage - Ceres	WFB	10/17/2011	8.0%	N	Y	Refinance	0	2,125	2,125	Cash
89	Kirkwood MHC	CIIICM			N	Y	Refinance	1,125	9,853	3,284	Cash

A-1-24

WFRBS Commercial Mortgage Trust 2012-C6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)(17)	Monthly Replacement Reserve ($)(17)	Replacement Reserve Cap ($)(17)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty

1	National Cancer Institute Center	WFB	0	Springing			0	853	0	Cash
2	Windsor Hotel Portfolio II	WFB	0	31,658	Cash		3,275,440	129,621	0	Cash
2.01	Embassy Suites Las Vegas	WFB
2.02	Renaissance Asheville	WFB
2.03	Embassy Suites Arcadia	WFB
2.04	Embassy Suites Alpharetta	WFB
3	WPC Self Storage Portfolio	WFB	0	Springing			0	Springing	0
3.01	Extra Space - San Diego	WFB
3.02	Extra Space - Pearl City	WFB
3.03	Extra Space - Palmdale 10th Street	WFB
3.04	Extra Space - Fresno	WFB
3.05	Extra Space - Palm Springs	WFB
3.06	SecureCare - Chicago Adams	WFB
3.07	Extra Space - Apple Valley Town Center	WFB
3.08	Extra Space - Bakersfield Oswell	WFB
3.09	Extra Space - Palmdale Sierra	WFB
3.10	Extra Space - Bakersfield Weedpatch	WFB
3.11	Extra Space - South Gate	WFB
3.12	Extra Space - Bakersfield Hughes	WFB
3.13	Extra Space - Rosamond	WFB
3.14	Metro - Fort Worth	WFB
3.15	Extra Space - Apple Valley Powhatan	WFB
3.16	SecureCare - Rockford Alpine	WFB
3.17	SecureCare - Chicago Elston	WFB
3.18	SecureCare - Rockford Main	WFB
3.19	Extra Space - Harbor City	WFB
3.20	Extra Space - Rubidoux	WFB
3.21	Extra Space - Anaheim	WFB
3.22	Extra Space - Riverside	WFB
3.23	Extra Space - Bakersfield Buck Owens	WFB
3.24	Extra Space - Kona	WFB
3.25	Extra Space - Grand Terrace	WFB
3.26	SecureCare - Alpine Annex	WFB
4	Norwalk Town Square	WFB	63,279	7,031	Cash		0	3,883	186,384	Cash
5	Resort MHC	WFB	0	Springing			0	3,296	0	Cash
6	Citrus Crossing	WFB	8,900	2,967	Cash		0	2,876	0	Cash
7	Boca Industrial Park	WFB	0	Springing			0	Springing	0
8	Lexington Hotel Portfolio	RBS	38,500	3,500	Cash		23,295	23,295	0	Cash
8.01	Courtyard Cincinnati North at Union Centre	RBS
8.02	Residence Inn West Chester	RBS
9	Seven Trees Retail Portfolio	LIG I	29,576	2,689	Cash		5,790	5,700	0	Cash
9.01	Seven Trees Center	LIG I
9.02	Solari Center	LIG I
9.03	7-11 Center	LIG I
10	El Mercado Shopping Center	LIG I	24,116	2,412	Cash		2,375	2,375	0	Cash
11	Sunwest Portfolio	Basis	25,090	5,018	Cash		0	3,617	0	Cash
11.01	1937 Parker Road	Basis
11.02	2010 South Sheridan	Basis
11.03	2524 North Galloway	Basis
11.04	2770 Trinity Mills Road	Basis
11.05	100 Cleveland S.C.	Basis
11.06	1201 South Stockton	Basis
11.07	3065 Josey Lane	Basis
11.08	709 North Federal	Basis
11.09	6400 Nieman Road	Basis
11.10	335 South Cedar Ridge	Basis
11.11	535 Green Street	Basis
11.12	1300 North Highway 7	Basis
11.13	1380 North Main Street	Basis
11.14	14th Street & Grand Avenue	Basis
11.15	1818 Ninth Street	Basis
11.16	1343 Miner Street	Basis
11.17	280 West Main Street	Basis
11.18	1605 West Pioneer Parkway	Basis
11.19	712 West Commercial	Basis
11.20	306 East Paisano Avenue	Basis
11.21	111 Park Street	Basis
11.22	2215 South Marsalis Ave.	Basis
11.23	3510 Prospect	Basis
11.24	259 14th Street	Basis
11.25	4601 Parallel Street	Basis
12	Whole Foods	RBS	15,557	1,414	Cash		0	1,079	0	Cash
13	Williams Centre Plaza	WFB	0	Springing			0	1,345	0	Cash
14	Claremont Village Square	WFB	16,765	1,863	Cash		0	1,602	80,000	Cash
15	Commerce Park IV & V	RBS	10,764	2,691	Cash		3,824	3,824	0	Cash
16	Parrish Portfolio	CIIICM	5,625	5,625	Cash		3,957	3,957	0	Cash
16.01	Hillcrest RV Resort	CIIICM
16.02	White Birch Estates	CIIICM
16.03	Carefree Estates	CIIICM

A-1-25

WFRBS Commercial Mortgage Trust 2012-C6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Insurance Escrow (Initial)	Monthly Insurance Escrow ($)	Insurance Escrow - Cash or LoC	Insurance Escrow - LoC Counterparty	Upfront Replacement Reserve ($)(17)	Monthly Replacement Reserve ($)(17)	Replacement Reserve Cap ($)(17)	Replacement Reserve Escrow - Cash or LoC	Replacement Reserve Escrow - LoC Counterparty

17	Pyramid Office	WFB	14,050	4,673	Cash		0	3,629	174,000	Cash
18	91-99 Paidge Avenue	WFB	2,584	2,584	Cash		0	698	16,740	Cash
19	Holiday Inn Maingate East	Basis	90,412	7,534	Cash		0	29,479	0	Cash
20	Montclair on the Park - Missouri	WFB	57,973	6,006	Cash		0	6,036	0	Cash
21	North Torrance Plaza	WFB	1,708	1,708	Cash		0	1,826	0	Cash
22	Hulen Bend Shopping Center	RBS	11,530	5,500	Cash		0	1,435	77,504	Cash
23	Hacienda MHC	WFB	10,239	931	Cash		0	621	7,450	Cash
24	Summerhill Marketplace	RBS	4,964	993	Cash		1,704	1,704	50,000	Cash
25	HRC Hotel Portfolio	LIG I	74,648	5,742	Cash		0	5,400	97,200	Cash
25.01	Hampton Inn Warsaw	LIG I
25.02	Kalamazoo Townes Place Suites	LIG I
25.03	Marshalltown Hampton Inn Suites	LIG I
26	Santa Rosa Southside	RBS	0	Springing			1,200	1,200	0	Cash
27	Buford Plaza	RBS	12,600	3,150	Cash		0	3,435	0	Cash
28	Willow Lawn	WFB	0	Springing			0	597	0	Cash
29	All Storage Camp Bowie	RBS	11,588	1,159	Cash		0	1,344	72,581	Cash
30	Hampton Inn LBV	RBS	6,231	6,231	Cash		0	1/12th of 4% of Annual Gross Revenues	0	Cash
31	Hobbs Hotel Portfolio	RBS	59,967	4,283	Cash		14,574	14,574	308,790	Cash
31.01	Fairfield Inn & Suites - Hobbs	RBS
31.02	Hampton Inn - Hobbs	RBS
32	Vermont Galleria	WFB	0	Springing			0	608	0	Cash
33	Southland Plaza	RBS	0	Springing			0	Springing	0
34	Lottsford Business Center	LIG I	15,842	1,219	Cash		52,100	2,100	75,000	Cash
35	800, 804 & 763 Buildings	WFB	68,139	17,035	Cash		10,400	555	0	Cash
36	Florida Hotel Portfolio	CIIICM	7,411	7,411	Cash		0	14,562	0	Cash
36.01	Comfort Inn Tampa	CIIICM
36.02	Holiday Inn Express Lakeland	CIIICM
36.03	Best Western Plus Auburndale	CIIICM
37	301 Wilshire	LIG I	6,822	620	Cash		300	300	0	Cash
38	Six Trails Apartments	LIG I	78,231	5,588	Cash		9,555	9,555	0	Cash
39	Holiday Inn - Odessa	RBS	34,770	2,675	Cash		11,440	11,440	411,855	Cash
40	Market at Hebron	RBS	2,734	547	Cash		0	737	26,542	Cash
41	Hampton Inn - Pennsylvania	WFB	0	Springing			0	9,682	0	Cash
42	Hilton Garden Inn - Denver Airport	WFB	111,606	11,161	Cash		25,983	19,057	0	Cash
43	Holiday Inn Express Kendall	CIIICM	14,124	7,062	Cash		10,860	10,860	0	Cash
44	Pacific Office Park	RBS	13,472	898	Cash		0	779	0	Cash
45	64th & Greenway	WFB	1,616	231; Springing	Cash		0	1,332	0	Cash
46	Gulfgate Square	WFB	28,909	2,628	Cash		0	2,005	48,116	Cash
47	Hampton Inn Hammond Louisiana	RBS	11,984	1,089	Cash		8,190	8,190	0	Cash
48	Extra Storage	WFB	12,679	2,536	Cash		0	3,508	0	Cash
49	4S Ranch Village	RBS	2,217	231	Cash		447	447	0	Cash
50	Tifton Corners	LIG I	20,744	3,457	Cash		2,333	2,333	0	Cash
51	T&M Retail Portfolio	Basis	0	Springing			0	Springing	0
51.01	Three Bears Supermarket	Basis
51.02	Marsh Supermarket	Basis
52	Grande Pointe Apartments	RBS	62,109	7,764	Cash		4,880	4,880	0	Cash
53	Elks Building	WFB	1,828	2,283	Cash		0	936	0	Cash
54	Central Self Storage - Corte Madera	WFB	4,683	539	Cash		0	600	0	Cash
55	Crossings at Roswell	CIIICM	9,973	1,108	Cash		812	812	29,250	Cash
56	Cumberland Place	CIIICM	8,466	941	Cash		415	415	25,000	Cash
57	Natomas Self Storage	WFB	1,164	1,164	Cash		0	1,241	29,784	Cash
58	LaCarreta	CIIICM	5,917	2,959	Cash		381	381	0	Cash
59	Shady Grove Shopping Center	RBS	5,437	2,580	Cash		0	1,231	55,412	Cash
60	Quality Court Business Complex	WFB	0	Springing			0	1,925	0	Cash
61	Van Buren Estates	WFB	4,818	482	Cash		0	1,292	0	Cash
62	All Storage Mesquite	RBS	3,783	378	Cash		0	633	34,198	Cash
63	All Storage Harwood	RBS	2,332	233	Cash		0	362	19,572	Cash
64	King’s Row MHC	CIIICM	44,954	4,239	Cash		1,400	1,400	0	Cash
65	CVS - Victorville	WFB	0	Springing			0	Springing	0
66	Seagoville Corners Shopping Center	RBS	2,789	1,313	Cash		0	431	23,299	Cash
67	Shoppes at Garland	RBS	1,259	593	Cash		0	390	10,519	Cash
68	Graham Shopping Center	RBS	3,411	1,624	Cash		0	460	24,851	Cash
69	Emerald Apartments	CIIICM	25,132	2,792	Cash		8,100	8,100	0	Cash
70	Walker Plaza	CIIICM	23,311	1,943	Cash		464	464	0	Cash
71	Waynewood Apartments	WFB	0	Springing			0	Springing	0
72	Parkway 3&4	CIIICM	2,289	1,144	Cash		802	802	0	Cash
73	Advantage Main Street Storage	RBS	5,099	425	Cash		0	595	21,411	Cash
74	Rite Aid Monroeville	Basis	0	Springing			0	Springing	0
75	Assured Self Storage	WFB	0	Springing			0	896	50,000	Cash
76	Canton Center Crossing	Basis	2,717	543	Cash		0	790	0	Cash
77	Northfield Point Marketplace	WFB	0	309	Cash		0	807	0	Cash
78	Eastpoint Self Storage	CIIICM	0	Springing			821	821	0	Cash
79	Story Business Center	CIIICM	6,437	1,287	Cash		816	816	0	Cash
80	Westfield Ridge Apartments	Basis	40,259	3,803	Cash		0	3,453	0	Cash
81	High Cliff Estates MHC	WFB	4,372	792	Cash		0	950	0	Cash
82	Northwest Self Storage	CIIICM	7,810	710	Cash		528	528	0	Cash
83	Leisure Living MHC	CIIICM	3,555	889	Cash		517	517	0	Cash
84	Midtown Vault Self Storage	CIIICM	1,310	328	Cash		442	442	15,920	Cash
85	Rivergate Self Storage	WFB	0	Springing			0	736	44,000	Cash
86	Park Estates MHC	WFB	0	653	Cash		0	533	0	Cash
87	Apple Valley MHC	CIIICM	5,158	430	Cash		442	442	0	Cash
88	Security Public Storage - Ceres	WFB	0	464	Cash		0	Springing	0
89	Kirkwood MHC	CIIICM	1,521	190	Cash		338	338	0	Cash

A-1-26

WFRBS Commercial Mortgage Trust 2012-C6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)(18)	TI/LC Reserve Cap ($)(18)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial)	Debt Service Escrow (Monthly)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty

1	National Cancer Institute Center	WFB	6,570,698	0	0	Cash		0	0
2	Windsor Hotel Portfolio II	WFB	0	0	0			0	0
2.01	Embassy Suites Las Vegas	WFB
2.02	Renaissance Asheville	WFB
2.03	Embassy Suites Arcadia	WFB
2.04	Embassy Suites Alpharetta	WFB
3	WPC Self Storage Portfolio	WFB	0	0	0			0	0
3.01	Extra Space - San Diego	WFB
3.02	Extra Space - Pearl City	WFB
3.03	Extra Space - Palmdale 10th Street	WFB
3.04	Extra Space - Fresno	WFB
3.05	Extra Space - Palm Springs	WFB
3.06	SecureCare - Chicago Adams	WFB
3.07	Extra Space - Apple Valley Town Center	WFB
3.08	Extra Space - Bakersfield Oswell	WFB
3.09	Extra Space - Palmdale Sierra	WFB
3.10	Extra Space - Bakersfield Weedpatch	WFB
3.11	Extra Space - South Gate	WFB
3.12	Extra Space - Bakersfield Hughes	WFB
3.13	Extra Space - Rosamond	WFB
3.14	Metro - Fort Worth	WFB
3.15	Extra Space - Apple Valley Powhatan	WFB
3.16	SecureCare - Rockford Alpine	WFB
3.17	SecureCare - Chicago Elston	WFB
3.18	SecureCare - Rockford Main	WFB
3.19	Extra Space - Harbor City	WFB
3.20	Extra Space - Rubidoux	WFB
3.21	Extra Space - Anaheim	WFB
3.22	Extra Space - Riverside	WFB
3.23	Extra Space - Bakersfield Buck Owens	WFB
3.24	Extra Space - Kona	WFB
3.25	Extra Space - Grand Terrace	WFB
3.26	SecureCare - Alpine Annex	WFB
4	Norwalk Town Square	WFB	0	15,520; Springing	744,916	Cash		0	0
5	Resort MHC	WFB	0	0	0			0	0
6	Citrus Crossing	WFB	0	18,381; Springing	661,716	Cash		0	0
7	Boca Industrial Park	WFB	0	Springing	0			0	0
8	Lexington Hotel Portfolio	RBS	0	0	0			0	0
8.01	Courtyard Cincinnati North at Union Centre	RBS
8.02	Residence Inn West Chester	RBS
9	Seven Trees Retail Portfolio	LIG I	19,000	19,000	300,000	Cash		0	0
9.01	Seven Trees Center	LIG I
9.02	Solari Center	LIG I
9.03	7-11 Center	LIG I
10	El Mercado Shopping Center	LIG I	13,000	13,000	300,000	Cash		0	0
11	Sunwest Portfolio	Basis	0	Excess Cash Flow and All Lease Termination Payments	750,000	Cash		0	0
11.01	1937 Parker Road	Basis
11.02	2010 South Sheridan	Basis
11.03	2524 North Galloway	Basis
11.04	2770 Trinity Mills Road	Basis
11.05	100 Cleveland S.C.	Basis
11.06	1201 South Stockton	Basis
11.07	3065 Josey Lane	Basis
11.08	709 North Federal	Basis
11.09	6400 Nieman Road	Basis
11.10	335 South Cedar Ridge	Basis
11.11	535 Green Street	Basis
11.12	1300 North Highway 7	Basis
11.13	1380 North Main Street	Basis
11.14	14th Street & Grand Avenue	Basis
11.15	1818 Ninth Street	Basis
11.16	1343 Miner Street	Basis
11.17	280 West Main Street	Basis
11.18	1605 West Pioneer Parkway	Basis
11.19	712 West Commercial	Basis
11.20	306 East Paisano Avenue	Basis
11.21	111 Park Street	Basis
11.22	2215 South Marsalis Ave.	Basis
11.23	3510 Prospect	Basis
11.24	259 14th Street	Basis
11.25	4601 Parallel Street	Basis
12	Whole Foods	RBS	0	0	0			0	0
13	Williams Centre Plaza	WFB	0	10,728; Springing	257,468	Cash		0	0
14	Claremont Village Square	WFB	350,000	8,333	350,000	Cash		0	0
15	Commerce Park IV & V	RBS	19,122	19,122	500,000	Cash		0	0
16	Parrish Portfolio	CIIICM	0	0	0			0	0
16.01	Hillcrest RV Resort	CIIICM
16.02	White Birch Estates	CIIICM
16.03	Carefree Estates	CIIICM

A-1-27

WFRBS Commercial Mortgage Trust 2012-C6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)(18)	TI/LC Reserve Cap ($)(18)	TI/LC Escrow - Cash or LoC	TI/LC Escrow - LoC Counterparty	Debt Service Escrow (Initial)	Debt Service Escrow (Monthly)	Debt Service Escrow - Cash or LoC	Debt Service Escrow - LoC Counterparty

17	Pyramid Office	WFB	0	27,917	770,000	Cash		0	0
18	91-99 Paidge Avenue	WFB	0	0	0			0	0
19	Holiday Inn Maingate East	Basis	0	0	0			375,000	0	Cash
20	Montclair on the Park - Missouri	WFB	0	0	0			0	0
21	North Torrance Plaza	WFB	0	0	0			0	0
22	Hulen Bend Shopping Center	RBS	0	9,167	350,000	Cash		0	0
23	Hacienda MHC	WFB	0	0	0			0	0
24	Summerhill Marketplace	RBS	3,036	3,036	0	Cash		0	0
25	HRC Hotel Portfolio	LIG I	0	0	0			0	0
25.01	Hampton Inn Warsaw	LIG I
25.02	Kalamazoo Townes Place Suites	LIG I
25.03	Marshalltown Hampton Inn Suites	LIG I
26	Santa Rosa Southside	RBS	6,145	6,145	300,000	Cash		0	0
27	Buford Plaza	RBS	0	10,000	0	Cash		0	0
28	Willow Lawn	WFB	50,000	3,000	200,000	Cash		0	0
29	All Storage Camp Bowie	RBS	0	833	35,000	Cash		0	0
30	Hampton Inn LBV	RBS	0	0	0			0	0
31	Hobbs Hotel Portfolio	RBS	0	0	0			0	0
31.01	Fairfield Inn & Suites - Hobbs	RBS
31.02	Hampton Inn - Hobbs	RBS
32	Vermont Galleria	WFB	0	5,878	225,000	Cash		0	0
33	Southland Plaza	RBS	0	Springing	0			0	0
34	Lottsford Business Center	LIG I	10,750	10,750	300,000	Cash		0	0
35	800, 804 & 763 Buildings	WFB	0	10,000	360,000	Cash		0	0
36	Florida Hotel Portfolio	CIIICM	0	0	0			0	0
36.01	Comfort Inn Tampa	CIIICM
36.02	Holiday Inn Express Lakeland	CIIICM
36.03	Best Western Plus Auburndale	CIIICM
37	301 Wilshire	LIG I	4,000	4,000	156,000	Cash		0	0
38	Six Trails Apartments	LIG I	0	0	0			0	0
39	Holiday Inn - Odessa	RBS	0	0	0			0	0
40	Market at Hebron	RBS	0	2,373	60,000	Cash		0	0
41	Hampton Inn - Pennsylvania	WFB	0	0	0			0	0
42	Hilton Garden Inn - Denver Airport	WFB	0	0	0			0	0
43	Holiday Inn Express Kendall	CIIICM	0	0	0			0	0
44	Pacific Office Park	RBS	0	4,986	0	Cash		0	0
45	64th & Greenway	WFB	50,000	2,085	115,000	Cash		0	0
46	Gulfgate Square	WFB	0	4,262	102,282	Cash		0	0
47	Hampton Inn Hammond Louisiana	RBS	0	0	0			0	0
48	Extra Storage	WFB	0	0	0			0	0
49	4S Ranch Village	RBS	1,854	1,854	0	Cash		0	0
50	Tifton Corners	LIG I	6,000	6,000; Springing	216,000	Cash		0	0
51	T&M Retail Portfolio	Basis	0	1,667; Springing	0	Cash		0	0
51.01	Three Bears Supermarket	Basis
51.02	Marsh Supermarket	Basis
52	Grande Pointe Apartments	RBS	0	0	0			0	0
53	Elks Building	WFB	0	9,939	357,819	Cash		0	0
54	Central Self Storage - Corte Madera	WFB	0	0	0			0	0
55	Crossings at Roswell	CIIICM	0	4,167	150,000	Cash		0	0
56	Cumberland Place	CIIICM	0	3,333	120,000	Cash		0	0
57	Natomas Self Storage	WFB	0	0	0			0	0
58	LaCarreta	CIIICM	3,083	3,083	175,000	Cash		0	0
59	Shady Grove Shopping Center	RBS	0	5,833	250,000	Cash		0	0
60	Quality Court Business Complex	WFB	0	2,053	0	Cash		0	0
61	Van Buren Estates	WFB	0	0	0			0	0
62	All Storage Mesquite	RBS	0	0	0			0	0
63	All Storage Harwood	RBS	0	0	0			0	0
64	King's Row MHC	CIIICM	0	0	0			0	0
65	CVS - Victorville	WFB	0	Springing	0			0	0
66	Seagoville Corners Shopping Center	RBS	15,320	2,917	105,000	Cash		0	0
67	Shoppes at Garland	RBS	0	1,458	60,000	Cash		0	0
68	Graham Shopping Center	RBS	0	1,000	36,000	Cash		0	0
69	Emerald Apartments	CIIICM	0	0	0			0	0
70	Walker Plaza	CIIICM	2,025	2,025	100,000	Cash		0	0
71	Waynewood Apartments	WFB	0	0	0			0	0
72	Parkway 3&4	CIIICM	6,492	6,492	311,616	Cash		0	0
73	Advantage Main Street Storage	RBS	0	0	0			0	0
74	Rite Aid Monroeville	Basis	0	Springing	0	Cash		0	0
75	Assured Self Storage	WFB	0	0	0			0	0
76	Canton Center Crossing	Basis	3,188	3,188	0	Cash		0	8,333	Cash
77	Northfield Point Marketplace	WFB	0	2,101	0	Cash		0	0
78	Eastpoint Self Storage	CIIICM	0	0	0			0	0
79	Story Business Center	CIIICM	3,000	3,000	200,000	Cash		0	0
80	Westfield Ridge Apartments	Basis	0	0	0			0	0
81	High Cliff Estates MHC	WFB	0	0	0			0	0
82	Northwest Self Storage	CIIICM	0	0	0			0	0
83	Leisure Living MHC	CIIICM	0	0	0			0	0
84	Midtown Vault Self Storage	CIIICM	0	0	0			0	0
85	Rivergate Self Storage	WFB	0	0	0			0	0
86	Park Estates MHC	WFB	0	0	0			0	0
87	Apple Valley MHC	CIIICM	0	0	0			0	0
88	Security Public Storage - Ceres	WFB	0	0	0			0	0
89	Kirkwood MHC	CIIICM	0	0	0			0	0

A-1-28

WFRBS Commercial Mortgage Trust 2012-C6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Other Escrow I Reserve Description(19)	Other Escrow I (Initial)(19)	Other Escrow I (Monthly)	Other Escrow I Cap	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty

1	National Cancer Institute Center	WFB		0	0	0
2	Windsor Hotel Portfolio II	WFB	Seasonal Working Capital	300,000	Springing	300,000	Cash
2.01	Embassy Suites Las Vegas	WFB
2.02	Renaissance Asheville	WFB
2.03	Embassy Suites Arcadia	WFB
2.04	Embassy Suites Alpharetta	WFB
3	WPC Self Storage Portfolio	WFB		0	0	0
3.01	Extra Space - San Diego	WFB
3.02	Extra Space - Pearl City	WFB
3.03	Extra Space - Palmdale 10th Street	WFB
3.04	Extra Space - Fresno	WFB
3.05	Extra Space - Palm Springs	WFB
3.06	SecureCare - Chicago Adams	WFB
3.07	Extra Space - Apple Valley Town Center	WFB
3.08	Extra Space - Bakersfield Oswell	WFB
3.09	Extra Space - Palmdale Sierra	WFB
3.10	Extra Space - Bakersfield Weedpatch	WFB
3.11	Extra Space - South Gate	WFB
3.12	Extra Space - Bakersfield Hughes	WFB
3.13	Extra Space - Rosamond	WFB
3.14	Metro - Fort Worth	WFB
3.15	Extra Space - Apple Valley Powhatan	WFB
3.16	SecureCare - Rockford Alpine	WFB
3.17	SecureCare - Chicago Elston	WFB
3.18	SecureCare - Rockford Main	WFB
3.19	Extra Space - Harbor City	WFB
3.20	Extra Space - Rubidoux	WFB
3.21	Extra Space - Anaheim	WFB
3.22	Extra Space - Riverside	WFB
3.23	Extra Space - Bakersfield Buck Owens	WFB
3.24	Extra Space - Kona	WFB
3.25	Extra Space - Grand Terrace	WFB
3.26	SecureCare - Alpine Annex	WFB
4	Norwalk Town Square	WFB	Norwalk Buffet Rent Reserve	31,727	0	0	Cash
5	Resort MHC	WFB	Seasonality Reserve	400,000	Springing	440,319	Cash
6	Citrus Crossing	WFB	Applebee’s Leasing Reserve	1,303,676	0	0	Cash
7	Boca Industrial Park	WFB		0	0	0
8	Lexington Hotel Portfolio	RBS	Seasonality	44,173	11,043	0	Cash
8.01	Courtyard Cincinnati North at Union Centre	RBS
8.02	Residence Inn West Chester	RBS
9	Seven Trees Retail Portfolio	LIG I		0	0	0
9.01	Seven Trees Center	LIG I
9.02	Solari Center	LIG I
9.03	7-11 Center	LIG I
10	El Mercado Shopping Center	LIG I	Daiso Japan Leasing Reserve	400,000	0	0	Cash
11	Sunwest Portfolio	Basis	Wichita Lease Reserve	28,500	Springing	0	Cash
11.01	1937 Parker Road	Basis
11.02	2010 South Sheridan	Basis
11.03	2524 North Galloway	Basis
11.04	2770 Trinity Mills Road	Basis
11.05	100 Cleveland S.C.	Basis
11.06	1201 South Stockton	Basis
11.07	3065 Josey Lane	Basis
11.08	709 North Federal	Basis
11.09	6400 Nieman Road	Basis
11.10	335 South Cedar Ridge	Basis
11.11	535 Green Street	Basis
11.12	1300 North Highway 7	Basis
11.13	1380 North Main Street	Basis
11.14	14th Street & Grand Avenue	Basis
11.15	1818 Ninth Street	Basis
11.16	1343 Miner Street	Basis
11.17	280 West Main Street	Basis
11.18	1605 West Pioneer Parkway	Basis
11.19	712 West Commercial	Basis
11.20	306 East Paisano Avenue	Basis
11.21	111 Park Street	Basis
11.22	2215 South Marsalis Ave.	Basis
11.23	3510 Prospect	Basis
11.24	259 14th Street	Basis
11.25	4601 Parallel Street	Basis
12	Whole Foods	RBS		0	0	0
13	Williams Centre Plaza	WFB		0	0	0
14	Claremont Village Square	WFB		0	0	0
15	Commerce Park IV & V	RBS	Wershbale Rent Abatement	86,867	0	0	Cash
16	Parrish Portfolio	CIIICM	Hillcrest Prepaid Rent	400,000	0	0	Cash
16.01	Hillcrest RV Resort	CIIICM
16.02	White Birch Estates	CIIICM
16.03	Carefree Estates	CIIICM

A-1-29

WFRBS Commercial Mortgage Trust 2012-C6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Other Escrow I Reserve Description(19)	Other Escrow I (Initial)(19)	Other Escrow I (Monthly)	Other Escrow I Cap	Other Escrow I Escrow - Cash or LoC	Other Escrow I - LoC Counterparty

17	Pyramid Office	WFB	Tenant Specific TI/LC / Tenant Specific Rent Concession	394,828	0	0	Cash
18	91-99 Paidge Avenue	WFB		0	0	0
19	Holiday Inn Maingate East	Basis		0	0	0
20	Montclair on the Park - Missouri	WFB		0	0	0
21	North Torrance Plaza	WFB		0	0	0
22	Hulen Bend Shopping Center	RBS		0	0	0
23	Hacienda MHC	WFB		0	0	0
24	Summerhill Marketplace	RBS		0	0	0
25	HRC Hotel Portfolio	LIG I	Seasonality Reserve	0	40,000	240,000	Cash
25.01	Hampton Inn Warsaw	LIG I
25.02	Kalamazoo Townes Place Suites	LIG I
25.03	Marshalltown Hampton Inn Suites	LIG I
26	Santa Rosa Southside	RBS		0	0	0
27	Buford Plaza	RBS		0	0	0
28	Willow Lawn	WFB		0	0	0
29	All Storage Camp Bowie	RBS		0	0	0
30	Hampton Inn LBV	RBS	PIP Reserve	812,000	0	0	Cash
31	Hobbs Hotel Portfolio	RBS		0	0	0
31.01	Fairfield Inn & Suites - Hobbs	RBS
31.02	Hampton Inn - Hobbs	RBS
32	Vermont Galleria	WFB		0	0	0
33	Southland Plaza	RBS		0	0	0
34	Lottsford Business Center	LIG I		0	0	0
35	800, 804 & 763 Buildings	WFB	News Café Reserve	0	Springing	0
36	Florida Hotel Portfolio	CIIICM	Seasonality Reserve	140,000	12,000	188,000	Cash
36.01	Comfort Inn Tampa	CIIICM
36.02	Holiday Inn Express Lakeland	CIIICM
36.03	Best Western Plus Auburndale	CIIICM
37	301 Wilshire	LIG I	Sur La Table Reserve	0	Springing	0
38	Six Trails Apartments	LIG I		0	0	0
39	Holiday Inn - Odessa	RBS		0	0	0
40	Market at Hebron	RBS	Tenant Occupancy Reserve	3,908	0	0	Cash
41	Hampton Inn - Pennsylvania	WFB	PIP Reserve	61,940	0	0	Cash
42	Hilton Garden Inn - Denver Airport	WFB	PIP Reserve	0	Springing	0
43	Holiday Inn Express Kendall	CIIICM		0	0	0
44	Pacific Office Park	RBS		0	0	0
45	64th & Greenway	WFB	Rent Concessions	9,990	0	0	Cash
46	Gulfgate Square	WFB	Office Depot	301,625	0	0	Cash
47	Hampton Inn Hammond Louisiana	RBS	PIP Reserve	0	Springing	0
48	Extra Storage	WFB		0	0	0
49	4S Ranch Village	RBS	Tenant Concession Reserves	172,288	0	0	Cash
50	Tifton Corners	LIG I		0	0	0
51	T&M Retail Portfolio	Basis	Roof Repair	0	7,867	94,404	Cash
51.01	Three Bears Supermarket	Basis
51.02	Marsh Supermarket	Basis
52	Grande Pointe Apartments	RBS		0	0	0
53	Elks Building	WFB		0	0	0
54	Central Self Storage - Corte Madera	WFB		0	0	0
55	Crossings at Roswell	CIIICM	Adobe TI/LC Reserve	200,000	0	0	Cash
56	Cumberland Place	CIIICM		0	0	0
57	Natomas Self Storage	WFB		0	0	0
58	LaCarreta	CIIICM		0	0	0
59	Shady Grove Shopping Center	RBS		0	0	0
60	Quality Court Business Complex	WFB		0	0	0
61	Van Buren Estates	WFB		0	0	0
62	All Storage Mesquite	RBS		0	0	0
63	All Storage Harwood	RBS		0	0	0
64	King’s Row MHC	CIIICM		0	0	0
65	CVS - Victorville	WFB		0	0	0
66	Seagoville Corners Shopping Center	RBS		0	0	0
67	Shoppes at Garland	RBS		0	0	0
68	Graham Shopping Center	RBS		0	0	0
69	Emerald Apartments	CIIICM		0	0	0
70	Walker Plaza	CIIICM		0	0	0
71	Waynewood Apartments	WFB	Debt Service Reserve	0	Springing	0
72	Parkway 3&4	CIIICM		0	0	0
73	Advantage Main Street Storage	RBS		0	0	0
74	Rite Aid Monroeville	Basis		0	0	0
75	Assured Self Storage	WFB		0	0	0
76	Canton Center Crossing	Basis		0	0	0
77	Northfield Point Marketplace	WFB		0	0	0
78	Eastpoint Self Storage	CIIICM		0	0	0
79	Story Business Center	CIIICM		0	0	0
80	Westfield Ridge Apartments	Basis		0	0	0
81	High Cliff Estates MHC	WFB		0	0	0
82	Northwest Self Storage	CIIICM		0	0	0
83	Leisure Living MHC	CIIICM		0	0	0
84	Midtown Vault Self Storage	CIIICM		0	0	0
85	Rivergate Self Storage	WFB		0	0	0
86	Park Estates MHC	WFB		0	0	0
87	Apple Valley MHC	CIIICM		0	0	0
88	Security Public Storage - Ceres	WFB		0	0	0
89	Kirkwood MHC	CIIICM		0	0	0

A-1-30

WFRBS Commercial Mortgage Trust 2012-C6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Other Escrow II Reserve Description(20)	Other Escrow II (Initial)(20)	Other Escrow II (Monthly)	Other Escrow II Cap	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback(21)	Ownership Interest(22)

1	National Cancer Institute Center	WFB		0	0	0				Fee
2	Windsor Hotel Portfolio II	WFB	PIP Reserve	0	Springing	0				Fee
2.01	Embassy Suites Las Vegas	WFB								Fee
2.02	Renaissance Asheville	WFB								Fee
2.03	Embassy Suites Arcadia	WFB								Fee
2.04	Embassy Suites Alpharetta	WFB								Fee
3	WPC Self Storage Portfolio	WFB		0	0	0				Various
3.01	Extra Space - San Diego	WFB								Fee
3.02	Extra Space - Pearl City	WFB								Leasehold
3.03	Extra Space - Palmdale 10th Street	WFB								Fee
3.04	Extra Space - Fresno	WFB								Fee
3.05	Extra Space - Palm Springs	WFB								Fee
3.06	SecureCare - Chicago Adams	WFB								Fee
3.07	Extra Space - Apple Valley Town Center	WFB								Fee
3.08	Extra Space - Bakersfield Oswell	WFB								Fee
3.09	Extra Space - Palmdale Sierra	WFB								Fee
3.10	Extra Space - Bakersfield Weedpatch	WFB								Fee
3.11	Extra Space - South Gate	WFB								Fee
3.12	Extra Space - Bakersfield Hughes	WFB								Fee
3.13	Extra Space - Rosamond	WFB								Fee
3.14	Metro - Fort Worth	WFB								Fee
3.15	Extra Space - Apple Valley Powhatan	WFB								Fee
3.16	SecureCare - Rockford Alpine	WFB								Fee
3.17	SecureCare - Chicago Elston	WFB								Fee
3.18	SecureCare - Rockford Main	WFB								Fee
3.19	Extra Space - Harbor City	WFB								Fee
3.20	Extra Space - Rubidoux	WFB								Fee
3.21	Extra Space - Anaheim	WFB								Fee
3.22	Extra Space - Riverside	WFB								Fee
3.23	Extra Space - Bakersfield Buck Owens	WFB								Fee
3.24	Extra Space - Kona	WFB								Fee
3.25	Extra Space - Grand Terrace	WFB								Fee
3.26	SecureCare - Alpine Annex	WFB								Fee
4	Norwalk Town Square	WFB		0	0	0			100,000	Fee
5	Resort MHC	WFB		0	0	0				Fee
6	Citrus Crossing	WFB		0	0	0				Fee
7	Boca Industrial Park	WFB		0	0	0				Fee
8	Lexington Hotel Portfolio	RBS		0	0	0				Fee
8.01	Courtyard Cincinnati North at Union Centre	RBS								Fee
8.02	Residence Inn West Chester	RBS								Fee
9	Seven Trees Retail Portfolio	LIG I		0	0	0				Fee
9.01	Seven Trees Center	LIG I								Fee
9.02	Solari Center	LIG I								Fee
9.03	7-11 Center	LIG I								Fee
10	El Mercado Shopping Center	LIG I		0	0	0				Fee
11	Sunwest Portfolio	Basis	Ground Rent	22,686	9,403	0	Cash			Various
11.01	1937 Parker Road	Basis								Fee and Leasehold
11.02	2010 South Sheridan	Basis								Fee
11.03	2524 North Galloway	Basis								Fee
11.04	2770 Trinity Mills Road	Basis								Fee and Leasehold
11.05	100 Cleveland S.C.	Basis								Fee and Leasehold
11.06	1201 South Stockton	Basis								Fee and Leasehold
11.07	3065 Josey Lane	Basis								Leasehold
11.08	709 North Federal	Basis								Fee
11.09	6400 Nieman Road	Basis								Fee and Leasehold
11.10	335 South Cedar Ridge	Basis								Fee and Leasehold
11.11	535 Green Street	Basis								Fee and Leasehold
11.12	1300 North Highway 7	Basis								Fee
11.13	1380 North Main Street	Basis								Fee
11.14	14th Street & Grand Avenue	Basis								Leasehold
11.15	1818 Ninth Street	Basis								Fee and Leasehold
11.16	1343 Miner Street	Basis								Fee
11.17	280 West Main Street	Basis								Fee
11.18	1605 West Pioneer Parkway	Basis								Fee and Leasehold
11.19	712 West Commercial	Basis								Fee and Leasehold
11.20	306 East Paisano Avenue	Basis								Leasehold
11.21	111 Park Street	Basis								Fee and Leasehold
11.22	2215 South Marsalis Ave.	Basis								Fee and Leasehold
11.23	3510 Prospect	Basis								Fee and Leasehold
11.24	259 14th Street	Basis								Fee and Leasehold
11.25	4601 Parallel Street	Basis								Fee and Leasehold
12	Whole Foods	RBS		0	0	0				Leasehold
13	Williams Centre Plaza	WFB		0	0	0				Fee
14	Claremont Village Square	WFB		0	0	0				Fee
15	Commerce Park IV & V	RBS		0	0	0				Fee
16	Parrish Portfolio	CIIICM	Seasonal Reserve ($25,000 escrow Dec. Jan. Feb. Mar)	0	0	0	Cash			Fee
16.01	Hillcrest RV Resort	CIIICM								Fee
16.02	White Birch Estates	CIIICM								Fee
16.03	Carefree Estates	CIIICM								Fee

A-1-31

WFRBS Commercial Mortgage Trust 2012-C6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Other Escrow II Reserve Description(20)	Other Escrow II (Initial)(20)	Other Escrow II (Monthly)	Other Escrow II Cap	Other Escrow II Escrow - Cash or LoC	Other Escrow II - LoC Counterparty	Holdback(21)	Ownership Interest(22)

17	Pyramid Office	WFB	GSA TILC / BofA TILC	1,800,000	0	0	Cash			Fee
18	91-99 Paidge Avenue	WFB		0	0	0				Fee
19	Holiday Inn Maingate East	Basis		0	0	0				Fee
20	Montclair on the Park - Missouri	WFB		0	0	0				Fee
21	North Torrance Plaza	WFB		0	0	0				Fee
22	Hulen Bend Shopping Center	RBS		0	0	0				Fee
23	Hacienda MHC	WFB		0	0	0				Fee
24	Summerhill Marketplace	RBS		0	0	0				Fee
25	HRC Hotel Portfolio	LIG I	FF&E Reserve	18,000	12,600	226,800	Cash			Fee
25.01	Hampton Inn Warsaw	LIG I								Fee
25.02	Kalamazoo Townes Place Suites	LIG I								Fee
25.03	Marshalltown Hampton Inn Suites	LIG I								Fee
26	Santa Rosa Southside	RBS		0	0	0				Fee
27	Buford Plaza	RBS		0	0	0				Fee
28	Willow Lawn	WFB		0	0	0				Fee
29	All Storage Camp Bowie	RBS		0	0	0				Fee
30	Hampton Inn LBV	RBS		0	0	0				Fee
31	Hobbs Hotel Portfolio	RBS		0	0	0				Fee
31.01	Fairfield Inn & Suites - Hobbs	RBS								Fee
31.02	Hampton Inn - Hobbs	RBS								Fee
32	Vermont Galleria	WFB		0	0	0				Fee
33	Southland Plaza	RBS		0	0	0				Fee
34	Lottsford Business Center	LIG I		0	0	0				Fee
35	800, 804 & 763 Buildings	WFB	FF&E Reserve	0	$800 (4% of gross income from hotel operations in the prior month; Amount based on UW revenues)	0	Cash			Fee
36	Florida Hotel Portfolio	CIIICM		0	0	0				Fee
36.01	Comfort Inn Tampa	CIIICM								Fee
36.02	Holiday Inn Express Lakeland	CIIICM								Fee
36.03	Best Western Plus Auburndale	CIIICM								Fee
37	301 Wilshire	LIG I		0	0	0				Fee
38	Six Trails Apartments	LIG I		0	0	0				Fee
39	Holiday Inn - Odessa	RBS		0	0	0				Fee
40	Market at Hebron	RBS	Tenant Concessions Reserve	182,483	0	0	Cash			Fee
41	Hampton Inn - Pennsylvania	WFB		0	0	0				Fee
42	Hilton Garden Inn - Denver Airport	WFB		0	0	0				Fee
43	Holiday Inn Express Kendall	CIIICM		0	0	0				Fee
44	Pacific Office Park	RBS		0	0	0				Fee
45	64th & Greenway	WFB		0	0	0				Fee
46	Gulfgate Square	WFB	Chinese Buffet / Lonestar Smiles	1,650,000	0	0	Cash			Fee
47	Hampton Inn Hammond Louisiana	RBS		0	0	0				Fee
48	Extra Storage	WFB		0	0	0				Fee
49	4S Ranch Village	RBS		0	0	0				Fee
50	Tifton Corners	LIG I		0	0	0			575,000	Fee
51	T&M Retail Portfolio	Basis		0	0	0				Fee
51.01	Three Bears Supermarket	Basis								Fee
51.02	Marsh Supermarket	Basis								Fee
52	Grande Pointe Apartments	RBS		0	0	0				Fee
53	Elks Building	WFB		0	0	0				Fee
54	Central Self Storage - Corte Madera	WFB		0	0	0				Fee
55	Crossings at Roswell	CIIICM	Direct Buy Reserve	0	Springing	0				Fee
56	Cumberland Place	CIIICM		0	0	0				Fee
57	Natomas Self Storage	WFB		0	0	0				Fee
58	LaCarreta	CIIICM		0	0	0				Fee
59	Shady Grove Shopping Center	RBS		0	0	0				Fee
60	Quality Court Business Complex	WFB		0	0	0				Fee
61	Van Buren Estates	WFB		0	0	0				Fee
62	All Storage Mesquite	RBS		0	0	0				Fee
63	All Storage Harwood	RBS		0	0	0				Fee
64	King's Row MHC	CIIICM		0	0	0				Fee
65	CVS - Victorville	WFB		0	0	0				Fee
66	Seagoville Corners Shopping Center	RBS		0	0	0				Fee
67	Shoppes at Garland	RBS		0	0	0				Fee
68	Graham Shopping Center	RBS		0	0	0				Fee
69	Emerald Apartments	CIIICM		0	0	0				Fee
70	Walker Plaza	CIIICM		0	0	0				Fee
71	Waynewood Apartments	WFB		0	0	0				Fee
72	Parkway 3&4	CIIICM		0	0	0				Fee
73	Advantage Main Street Storage	RBS		0	0	0				Fee
74	Rite Aid Monroeville	Basis		0	0	0				Fee
75	Assured Self Storage	WFB		0	0	0				Fee
76	Canton Center Crossing	Basis		0	0	0				Fee
77	Northfield Point Marketplace	WFB		0	0	0				Fee
78	Eastpoint Self Storage	CIIICM		0	0	0				Fee
79	Story Business Center	CIIICM		0	0	0				Fee
80	Westfield Ridge Apartments	Basis		0	0	0				Fee
81	High Cliff Estates MHC	WFB		0	0	0				Fee
82	Northwest Self Storage	CIIICM		0	0	0				Fee
83	Leisure Living MHC	CIIICM		0	0	0				Fee
84	Midtown Vault Self Storage	CIIICM		0	0	0				Fee
85	Rivergate Self Storage	WFB		0	0	0				Fee
86	Park Estates MHC	WFB		0	0	0				Fee
87	Apple Valley MHC	CIIICM		0	0	0				Fee
88	Security Public Storage - Ceres	WFB		0	0	0				Fee
89	Kirkwood MHC	CIIICM		0	0	0				Fee

A-1-32

WFRBS Commercial Mortgage Trust 2012-C6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Ground Lease Initial Expiration Date(23)	Annual Ground Rent Payment(23)	Annual Ground Rent Increases(23)	Lockbox	Whole Loan Cut-off Date Balance	Whole Loan Debt Service(24)	Subordinate Secured Debt Cut-off Date Balance	Whole Loan UW NOI DSCR (x)	Whole Loan UW NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date UW NOI Debt Yield	Whole Loan Cut-off Date UW NCF Debt Yield

1	National Cancer Institute Center	WFB				Hard/Springing Cash Management
2	Windsor Hotel Portfolio II	WFB				Hard/Upfront Cash Management
2.01	Embassy Suites Las Vegas	WFB
2.02	Renaissance Asheville	WFB
2.03	Embassy Suites Arcadia	WFB
2.04	Embassy Suites Alpharetta	WFB
3	WPC Self Storage Portfolio	WFB	Various	Various	Various	Various
3.01	Extra Space - San Diego	WFB
3.02	Extra Space - Pearl City	WFB	12/31/2036	292,000	Greater of 7% of FMV of land and fair market rent
3.03	Extra Space - Palmdale 10th Street	WFB
3.04	Extra Space - Fresno	WFB
3.05	Extra Space - Palm Springs	WFB
3.06	SecureCare - Chicago Adams	WFB
3.07	Extra Space - Apple Valley Town Center	WFB
3.08	Extra Space - Bakersfield Oswell	WFB
3.09	Extra Space - Palmdale Sierra	WFB
3.10	Extra Space - Bakersfield Weedpatch	WFB
3.11	Extra Space - South Gate	WFB
3.12	Extra Space - Bakersfield Hughes	WFB
3.13	Extra Space - Rosamond	WFB
3.14	Metro - Fort Worth	WFB
3.15	Extra Space - Apple Valley Powhatan	WFB
3.16	SecureCare - Rockford Alpine	WFB
3.17	SecureCare - Chicago Elston	WFB
3.18	SecureCare - Rockford Main	WFB
3.19	Extra Space - Harbor City	WFB
3.20	Extra Space - Rubidoux	WFB
3.21	Extra Space - Anaheim	WFB
3.22	Extra Space - Riverside	WFB
3.23	Extra Space - Bakersfield Buck Owens	WFB
3.24	Extra Space - Kona	WFB
3.25	Extra Space - Grand Terrace	WFB
3.26	SecureCare - Alpine Annex	WFB
4	Norwalk Town Square	WFB				Soft/Springing Cash Management
5	Resort MHC	WFB				None
6	Citrus Crossing	WFB				Hard/Upfront Cash Management
7	Boca Industrial Park	WFB				None
8	Lexington Hotel Portfolio	RBS				Hard/Upfront Cash Management
8.01	Courtyard Cincinnati North at Union Centre	RBS
8.02	Residence Inn West Chester	RBS
9	Seven Trees Retail Portfolio	LIG I				Hard/Springing Cash Management
9.01	Seven Trees Center	LIG I
9.02	Solari Center	LIG I
9.03	7-11 Center	LIG I
10	El Mercado Shopping Center	LIG I				Hard/Springing Cash Management
11	Sunwest Portfolio	Basis	Various	Various		Hard/Upfront Cash Management
11.01	1937 Parker Road	Basis
11.02	2010 South Sheridan	Basis
11.03	2524 North Galloway	Basis
11.04	2770 Trinity Mills Road	Basis
11.05	100 Cleveland S.C.	Basis
11.06	1201 South Stockton	Basis
11.07	3065 Josey Lane	Basis	12/31/2015	24,902	0
11.08	709 North Federal	Basis
11.09	6400 Nieman Road	Basis
11.10	335 South Cedar Ridge	Basis	11/30/2016	21,668	0
11.11	535 Green Street	Basis
11.12	1300 North Highway 7	Basis
11.13	1380 North Main Street	Basis
11.14	14th Street & Grand Avenue	Basis	11/30/2014	25,660	0
11.15	1818 Ninth Street	Basis
11.16	1343 Miner Street	Basis
11.17	280 West Main Street	Basis
11.18	1605 West Pioneer Parkway	Basis	7/31/2020	38,250	0
11.19	712 West Commercial	Basis
11.20	306 East Paisano Avenue	Basis	4/30/2016	2,411	0
11.21	111 Park Street	Basis
11.22	2215 South Marsalis Ave.	Basis
11.23	3510 Prospect	Basis
11.24	259 14th Street	Basis
11.25	4601 Parallel Street	Basis
12	Whole Foods	RBS	7/31/2106	0	0	Hard/Springing Cash Management
13	Williams Centre Plaza	WFB				None
14	Claremont Village Square	WFB				Soft/Springing Cash Management	16,292,818	83,196	1,243,000	1.84	1.67	47.0%	11.3%	10.2%
15	Commerce Park IV & V	RBS				Hard/Springing Cash Management
16	Parrish Portfolio	CIIICM				Various
16.01	Hillcrest RV Resort	CIIICM
16.02	White Birch Estates	CIIICM
16.03	Carefree Estates	CIIICM

A-1-33

WFRBS Commercial Mortgage Trust 2012-C6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Ground Lease Initial Expiration Date(23)	Annual Ground Rent Payment(23)	Annual Ground Rent Increases(23)	Lockbox	Whole Loan Cut-off Date Balance	Whole Loan Debt Service(24)	Subordinate Secured Debt Cut-off Date Balance	Whole Loan UW NOI DSCR (x)	Whole Loan UW NCF DSCR (x)	Whole Loan Cut-off Date LTV Ratio	Whole Loan Cut-off Date UW NOI Debt Yield	Whole Loan Cut-off Date UW NCF Debt Yield

17	Pyramid Office	WFB				Hard/Upfront Cash Management
18	91-99 Paidge Avenue	WFB				Springing (Without Established Account)
19	Holiday Inn Maingate East	Basis				Hard/Springing Cash Management
20	Montclair on the Park - Missouri	WFB				None
21	North Torrance Plaza	WFB				Soft/Springing Cash Management
22	Hulen Bend Shopping Center	RBS				Soft/Springing Cash Management
23	Hacienda MHC	WFB				None
24	Summerhill Marketplace	RBS				Hard/Springing Cash Management
25	HRC Hotel Portfolio	LIG I				Hard/Springing Cash Management
25.01	Hampton Inn Warsaw	LIG I
25.02	Kalamazoo Townes Place Suites	LIG I
25.03	Marshalltown Hampton Inn Suites	LIG I
26	Santa Rosa Southside	RBS				None
27	Buford Plaza	RBS				Hard/Springing Cash Management
28	Willow Lawn	WFB				None
29	All Storage Camp Bowie	RBS				Springing (Without Established Account)
30	Hampton Inn LBV	RBS				Hard/Springing Cash Management
31	Hobbs Hotel Portfolio	RBS				Hard/Springing Cash Management
31.01	Fairfield Inn & Suites - Hobbs	RBS
31.02	Hampton Inn - Hobbs	RBS
32	Vermont Galleria	WFB				None
33	Southland Plaza	RBS				None
34	Lottsford Business Center	LIG I				Hard/Springing Cash Management
35	800, 804 & 763 Buildings	WFB				None
36	Florida Hotel Portfolio	CIIICM				Soft/Springing Cash Management
36.01	Comfort Inn Tampa	CIIICM
36.02	Holiday Inn Express Lakeland	CIIICM
36.03	Best Western Plus Auburndale	CIIICM
37	301 Wilshire	LIG I				None
38	Six Trails Apartments	LIG I				Hard/Springing Cash Management
39	Holiday Inn - Odessa	RBS				Hard/Springing Cash Management
40	Market at Hebron	RBS				Hard/Springing Cash Management
41	Hampton Inn - Pennsylvania	WFB				Springing (Without Established Account)
42	Hilton Garden Inn - Denver Airport	WFB				None
43	Holiday Inn Express Kendall	CIIICM				Soft/Springing Cash Management
44	Pacific Office Park	RBS				Hard/Springing Cash Management
45	64th & Greenway	WFB				Soft/Springing Cash Management
46	Gulfgate Square	WFB				Hard/Springing Cash Management
47	Hampton Inn Hammond Louisiana	RBS				Hard/Springing Cash Management
48	Extra Storage	WFB				None
49	4S Ranch Village	RBS				None
50	Tifton Corners	LIG I				None
51	T&M Retail Portfolio	Basis				Hard/Upfront Cash Management
51.01	Three Bears Supermarket	Basis
51.02	Marsh Supermarket	Basis
52	Grande Pointe Apartments	RBS				Soft/Springing Cash Management
53	Elks Building	WFB				None	7,269,098	39,143	850,000	1.86	1.58	64.9%	12.0%	10.2%
54	Central Self Storage - Corte Madera	WFB				None
55	Crossings at Roswell	CIIICM				Springing (With Established Account)
56	Cumberland Place	CIIICM				Springing (With Established Account)
57	Natomas Self Storage	WFB				None
58	LaCarreta	CIIICM				Soft/Springing Cash Management
59	Shady Grove Shopping Center	RBS				Soft/Springing Cash Management
60	Quality Court Business Complex	WFB				None
61	Van Buren Estates	WFB				None
62	All Storage Mesquite	RBS				Springing (Without Established Account)
63	All Storage Harwood	RBS				Springing (Without Established Account)
64	King’s Row MHC	CIIICM				Hard/Springing Cash Management
65	CVS - Victorville	WFB				Hard/Upfront Cash Management
66	Seagoville Corners Shopping Center	RBS				Soft/Springing Cash Management
67	Shoppes at Garland	RBS				Springing (Without Established Account)
68	Graham Shopping Center	RBS				Springing (Without Established Account)
69	Emerald Apartments	CIIICM				Soft/Springing Cash Management
70	Walker Plaza	CIIICM				Springing (Without Established Account)
71	Waynewood Apartments	WFB				None
72	Parkway 3&4	CIIICM				Soft/Springing Cash Management
73	Advantage Main Street Storage	RBS				Springing (Without Established Account)
74	Rite Aid Monroeville	Basis				Hard/Upfront Cash Management
75	Assured Self Storage	WFB				None
76	Canton Center Crossing	Basis				Hard/Springing Cash Management
77	Northfield Point Marketplace	WFB				None
78	Eastpoint Self Storage	CIIICM				Soft/Springing Cash Management
79	Story Business Center	CIIICM				Soft/Springing Cash Management
80	Westfield Ridge Apartments	Basis				Soft/Springing Cash Management
81	High Cliff Estates MHC	WFB				Springing (Without Established Account)
82	Northwest Self Storage	CIIICM				Hard/Springing Cash Management
83	Leisure Living MHC	CIIICM				Soft/Springing Cash Management
84	Midtown Vault Self Storage	CIIICM				Soft/Springing Cash Management
85	Rivergate Self Storage	WFB				None
86	Park Estates MHC	WFB				None
87	Apple Valley MHC	CIIICM				Soft/Springing Cash Management
88	Security Public Storage - Ceres	WFB				None
89	Kirkwood MHC	CIIICM				Soft/Springing Cash Management

A-1-34

WFRBS Commercial Mortgage Trust 2012-C6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Mezzanine Debt Cut-off Date Balance($)	Sponsor(25)	Affiliated Sponsors	Mortgage Loan Number

1	National Cancer Institute Center	WFB		FCP Riverside NCI I, LLC; Matan 402 Member, LLC		1
2	Windsor Hotel Portfolio II	WFB		One or both of CBRE Capital Partners U.S. Special Situations I, L.P. and CBRE Capital Partners Onshore Co-Investment Fund I, L.P.; and/or Patrick Nesbitt		2
2.01	Embassy Suites Las Vegas	WFB				2.01
2.02	Renaissance Asheville	WFB				2.02
2.03	Embassy Suites Arcadia	WFB				2.03
2.04	Embassy Suites Alpharetta	WFB				2.04
3	WPC Self Storage Portfolio	WFB		Corporate Property Associates 17 - Global Incorporated		3
3.01	Extra Space - San Diego	WFB				3.01
3.02	Extra Space - Pearl City	WFB				3.02
3.03	Extra Space - Palmdale 10th Street	WFB				3.03
3.04	Extra Space - Fresno	WFB				3.04
3.05	Extra Space - Palm Springs	WFB				3.05
3.06	SecureCare - Chicago Adams	WFB				3.06
3.07	Extra Space - Apple Valley Town Center	WFB				3.07
3.08	Extra Space - Bakersfield Oswell	WFB				3.08
3.09	Extra Space - Palmdale Sierra	WFB				3.09
3.10	Extra Space - Bakersfield Weedpatch	WFB				3.1
3.11	Extra Space - South Gate	WFB				3.11
3.12	Extra Space - Bakersfield Hughes	WFB				3.12
3.13	Extra Space - Rosamond	WFB				3.13
3.14	Metro - Fort Worth	WFB				3.14
3.15	Extra Space - Apple Valley Powhatan	WFB				3.15
3.16	SecureCare - Rockford Alpine	WFB				3.16
3.17	SecureCare - Chicago Elston	WFB				3.17
3.18	SecureCare - Rockford Main	WFB				3.18
3.19	Extra Space - Harbor City	WFB				3.19
3.20	Extra Space - Rubidoux	WFB				3.2
3.21	Extra Space - Anaheim	WFB				3.21
3.22	Extra Space - Riverside	WFB				3.22
3.23	Extra Space - Bakersfield Buck Owens	WFB				3.23
3.24	Extra Space - Kona	WFB				3.24
3.25	Extra Space - Grand Terrace	WFB				3.25
3.26	SecureCare - Alpine Annex	WFB				3.26
4	Norwalk Town Square	WFB		Hamid Hekmatravan; Hekmat Hekmatravan; Javid Levian; Jamshid Levian; Manoochehr Levian; Shokrollah Levian		4
5	Resort MHC	WFB		Albert J. LaCanne; Catherine E. Ivy		5
6	Citrus Crossing	WFB		Andrew M. Trachman; John Francis; Richard Francis		6
7	Boca Industrial Park	WFB		Jamie Danburg; Tilmar Hansen		7
8	Lexington Hotel Portfolio	RBS		R. Todd Smith		8
8.01	Courtyard Cincinnati North at Union Centre	RBS				8.01
8.02	Residence Inn West Chester	RBS				8.02
9	Seven Trees Retail Portfolio	LIG I		Albert J. Wang, Hung Nguy, Lai-Ching/Meei-Hwa Huang	Y - Group A	9
9.01	Seven Trees Center	LIG I			Y - Group A	9.01
9.02	Solari Center	LIG I			Y - Group A	9.02
9.03	7-11 Center	LIG I			Y - Group A	9.03
10	El Mercado Shopping Center	LIG I		Albert J. Wang, Hung Nguy, William & My-Huong Cheung, et al.	Y - Group A	10
11	Sunwest Portfolio	Basis		J. Kenneth Dunn		11
11.01	1937 Parker Road	Basis				11.01
11.02	2010 South Sheridan	Basis				11.02
11.03	2524 North Galloway	Basis				11.03
11.04	2770 Trinity Mills Road	Basis				11.04
11.05	100 Cleveland S.C.	Basis				11.05
11.06	1201 South Stockton	Basis				11.06
11.07	3065 Josey Lane	Basis				11.07
11.08	709 North Federal	Basis				11.08
11.09	6400 Nieman Road	Basis				11.09
11.10	335 South Cedar Ridge	Basis				11.1
11.11	535 Green Street	Basis				11.11
11.12	1300 North Highway 7	Basis				11.12
11.13	1380 North Main Street	Basis				11.13
11.14	14th Street & Grand Avenue	Basis				11.14
11.15	1818 Ninth Street	Basis				11.15
11.16	1343 Miner Street	Basis				11.16
11.17	280 West Main Street	Basis				11.17
11.18	1605 West Pioneer Parkway	Basis				11.18
11.19	712 West Commercial	Basis				11.19
11.20	306 East Paisano Avenue	Basis				11.2
11.21	111 Park Street	Basis				11.21
11.22	2215 South Marsalis Ave.	Basis				11.22
11.23	3510 Prospect	Basis				11.23
11.24	259 14th Street	Basis				11.24
11.25	4601 Parallel Street	Basis				11.25
12	Whole Foods	RBS		Syndicated Equities		12
13	Williams Centre Plaza	WFB		Donald L. Baker; George C. Larsen		13
14	Claremont Village Square	WFB		Jonathan Tolkin		14
15	Commerce Park IV & V	RBS		Mark Munsell; Herbert Luxenburg		15
16	Parrish Portfolio	CIIICM		John L. Parrish		16
16.01	Hillcrest RV Resort	CIIICM				16.01
16.02	White Birch Estates	CIIICM				16.02
16.03	Carefree Estates	CIIICM				16.03

A-1-35

WFRBS Commercial Mortgage Trust 2012-C6

ANNEX A-1 — CERTAIN CHARACTERISTICS OF

THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

Mortgage Loan Number	Property Name	Mortgage Loan Seller(1)	Mezzanine Debt Cut-off Date Balance($)	Sponsor(25)	Affiliated Sponsors	Mortgage Loan Number

17	Pyramid Office	WFB		MSB Real Property Fund V LLC		17
18	91-99 Paidge Avenue	WFB		Joseph Lostritto; Glenn Lostritto		18
19	Holiday Inn Maingate East	Basis		Eastgate Hospitality Partners, LP		19
20	Montclair on the Park - Missouri	WFB		Debra J. Pyzyk; Debra J. Pyzyk Revocable Living Trust u/t/a dated April 22, 1998		20
21	North Torrance Plaza	WFB		Farhad Yazdinian; Daniel Saparzadeh		21
22	Hulen Bend Shopping Center	RBS		Tri-State Commercial Associates	Y - Group B	22
23	Hacienda MHC	WFB		Philip A. Hoon		23
24	Summerhill Marketplace	RBS		Harvey Schultz		24
25	HRC Hotel Portfolio	LIG I		Terry L. Hall, James Matuszak, Joe Romkema, et al.		25
25.01	Hampton Inn Warsaw	LIG I				25.01
25.02	Kalamazoo Townes Place Suites	LIG I				25.02
25.03	Marshalltown Hampton Inn Suites	LIG I				25.03
26	Santa Rosa Southside	RBS		Ron Sher		26
27	Buford Plaza	RBS		Rafat Shaikh		27
28	Willow Lawn	WFB		Kevin McFadden; Rob Hargett		28
29	All Storage Camp Bowie	RBS		Jay Schuminsky	Y - Group B	29
30	Hampton Inn LBV	RBS		Matt Mitchell; John Bucci		30
31	Hobbs Hotel Portfolio	RBS		Darpan Bhakta; Vinod Bhakta; Hasmukh Patel	Y - Group C	31
31.01	Fairfield Inn & Suites - Hobbs	RBS			Y - Group C	31.01
31.02	Hampton Inn - Hobbs	RBS			Y - Group C	31.02
32	Vermont Galleria	WFB		Ik Whan Oh; Young Jun Kim		32
33	Southland Plaza	RBS		Jack Davis; Albert Krasnoff; Mike McPhee		33
34	Lottsford Business Center	LIG I		Henry Bowis & Mark Goldstein		34
35	800, 804 & 763 Buildings	WFB		Richard A. Goldman		35
36	Florida Hotel Portfolio	CIIICM		Tampa Bay Hotels, LLC; Lakeland Hotels LLC; Auburndale Hotels LLC		36
36.01	Comfort Inn Tampa	CIIICM				36.01
36.02	Holiday Inn Express Lakeland	CIIICM				36.02
36.03	Best Western Plus Auburndale	CIIICM				36.03
37	301 Wilshire	LIG I		Cindy & Steve Bond		37
38	Six Trails Apartments	LIG I		Joshua Griggs & Derron Sanders		38
39	Holiday Inn - Odessa	RBS		Darpan Bhakta; Vinod Bhakta; Hasmukh Patel	Y - Group C	39
40	Market at Hebron	RBS		AVB Development Partners		40
41	Hampton Inn - Pennsylvania	WFB		Michael Palin; David Sachs; Marvin Sachs		41
42	Hilton Garden Inn - Denver Airport	WFB		Stanley Gallery; Richard R. Kelley		42
43	Holiday Inn Express Kendall	CIIICM		Seth Fellman/The Morlin Group		43
44	Pacific Office Park	RBS		DG Realty Investments, L.P.		44
45	64th & Greenway	WFB		Scott T. Archer; David S. Coia; Daniel L. Vietto		45
46	Gulfgate Square	WFB		A.D.D. Holdings, L.P.		46
47	Hampton Inn Hammond Louisiana	RBS		Ray Harrigill; Monica Harrigill		47
48	Extra Storage	WFB		Samuel Y.S. Leung; Laisin Leung		48
49	4S Ranch Village	RBS		Buie Stoddard Group		49
50	Tifton Corners	LIG I		RCG Ventures, LLC.		50
51	T&M Retail Portfolio	Basis		Arnold Gumowitz, Stephen Levy		51
51.01	Three Bears Supermarket	Basis				51.01
51.02	Marsh Supermarket	Basis				51.02
52	Grande Pointe Apartments	RBS		Ike W. Thrash		52
53	Elks Building	WFB		Michael Ayers; Penny Sanderson		53
54	Central Self Storage - Corte Madera	WFB		Robert J. Dailey; Thomas Dailey; Dwight W. Davis; Timothy D. Davis		54
55	Crossings at Roswell	CIIICM		Arciterra Strategic Income Corporation	Y - Group D	55
56	Cumberland Place	CIIICM		Arciterra Strategic Income Corporation	Y - Group D	56
57	Natomas Self Storage	WFB		Eve Blomberg Justice; David Alan Justice		57
58	LaCarreta	CIIICM		FGHP 117 LP		58
59	Shady Grove Shopping Center	RBS		Tri-State Commercial Associates	Y - Group B	59
60	Quality Court Business Complex	WFB		Jerrold L. Miller		60
61	Van Buren Estates	WFB		Ronald A. Blank; The Franklin Group, Inc.		61
62	All Storage Mesquite	RBS		Jay Schuminsky	Y - Group B	62
63	All Storage Harwood	RBS		Jay Schuminsky	Y - Group B	63
64	King’s Row MHC	CIIICM		Westwind Enterprises/		64
65	CVS - Victorville	WFB		Christine A. Petrikas		65
66	Seagoville Corners Shopping Center	RBS		Tri-State Commercial Associates	Y - Group B	66
67	Shoppes at Garland	RBS		Tri-State Commercial Associates	Y - Group B	67
68	Graham Shopping Center	RBS		Tri-State Commercial Associates	Y - Group B	68
69	Emerald Apartments	CIIICM		Emerald Apartments Limited Partnership		69
70	Walker Plaza	CIIICM		Richard Kastenmeier and James J. Annoye		70
71	Waynewood Apartments	WFB		Mickey Shapiro; Spencer M. Partrich; Lautrec, Ltd		71
72	Parkway 3&4	CIIICM		Continental Capital Management, LLC		72
73	Advantage Main Street Storage	RBS		Rick Jones; Davis Deadman		73
74	Rite Aid Monroeville	Basis		Donald F. Cafiero		74
75	Assured Self Storage	WFB		Troy Downing; AC Self Storage Solutions, LLC; AC Self Storage Fund I, LLC	Y - Group E	75
76	Canton Center Crossing	Basis		David Pryzgoda, Joseph Pryzgoda		76
77	Northfield Point Marketplace	WFB		Douglas M. Etkin		77
78	Eastpoint Self Storage	CIIICM		Stephen M. Nolan		78
79	Story Business Center	CIIICM		Maylar LP / Craig Johnson		79
80	Westfield Ridge Apartments	Basis		Tanveer Khan		80
81	High Cliff Estates MHC	WFB		James W. Soboleski; Benjamin L. Kadish		81
82	Northwest Self Storage	CIIICM		American Spectrum Realty, Inc, Robert and Christine New, Olav and LeeAnn Visnapuu, and Peter and Norma Miron-Conk.		82
83	Leisure Living MHC	CIIICM		MHC Leisure Living, Ltd.		83
84	Midtown Vault Self Storage	CIIICM		Michael Haugh, Scott Beatty, Matthew Bailey		84
85	Rivergate Self Storage	WFB		Troy Downing; AC Self Storage Solutions, LLC; AC Self Storage Fund I, LLC	Y - Group E	85
86	Park Estates MHC	WFB		William T. Connell; James J. Palmer		86
87	Apple Valley MHC	CIIICM		Apple Valley MHC LLC/Julio C. Jaramillo		87
88	Security Public Storage - Ceres	WFB		Michael B. Eisler; Michael S. Orwitz; BACO Realty Corporation		88
89	Kirkwood MHC	CIIICM		Kirkwood MHC, LLC/Robert C. Morgan		89

A-1-136

WFRBS Commercial Mortgage Trust 2012-C6

        ANNEX A-1

See “Description of the Loan Pool—Additional Mortgage Loan Information” in the Free Writing Prospectus.

(1)	“WFB” denotes Wells Fargo Bank, National Association, “RBS” denotes The Royal Bank of Scotland plc and RBS Financial Products Inc. (“RBSFP”), “LIG I” denotes Liberty Island Group I LLC, “CIIICM” denotes C-III Commercial Mortgage LLC, and “Basis” denotes Basis Real Estate Capital II, LLC. RBSFP was the originator of #26 (Santa Rosa Southside), #33 (Southland Plaza), #44 (Pacific Office Park) and #49 (4S Ranch Village). All other RBS loans were originated by The Royal Bank of Scotland plc.

(2)	Information regarding mortgage loans that are cross-collateralized with other mortgage loans is based upon the individual loan balances, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgage loan is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.

For mortgage loan #55 (Crossings at Roswell), the loan is crossed with mortgage loan #56 (Cumberland Place); the cross can be broken based on various conditions, including satisfaction of certain occupancy levels and payment of $150,000 to be included in a DirectBuy Reserve for mortgage loan #55 (Crossings at Roswell).

(3)	Certain of the mortgage loans that are secured by retail properties do not include parcels ground leased to tenants in the calculation of the total number of square feet of the mortgage loan.

For mortgage loan #20 (Montclair on the Park – Missouri), the Number of Units includes total office and retail square footage of 13,704 square feet. The underwritten revenue derived from the office and retail square footage is 12.1% of the property’s underwritten revenues.

For mortgage loan #35 (800, 804 & 763 Buildings), the Number of Units includes 20 hotel rooms leased to the adjacent hotel. The underwritten revenue derived from the leased hotel rooms is 11.2% of the property’s underwritten revenue.

For mortgage loan #58 (LaCarreta), the Number of Units represents the total square footage at the property inclusive of the Dunkin Donuts pad site which is ground leased to the tenant. The square feet related to the leased fee portion of the property is 1,800 square feet of the property.

For mortgage loan #82 (Northwest Self Storage), the Number of Units measures the total square footage of the property including both enclosed (535 self-storage units) and outside recreational vehicle parking spaces.

For mortgage loan #87 (Apple Valley MHC), the Number of Units excludes any pad sites on a currently vacant, non-operational parcel that is part of the related mortgaged property.

For mortgage loan #16 (Parrish Portfolio), for the Hillcrest RV Resort property, all or substantially all of the Units consist of recreational vehicle pad sites.

(4)	For mortgage loan #9 (Seven Trees Retail Portfolio), the related mortgaged property (156,085 square feet) is comprised of three properties with no release provisions. Individual loan amounts were not defined in the loan documents on a per property basis and instead were allocated to each related mortgage property pro-rata based on the relative square footage.

For mortgage loan #25 (HRC Hotel Portfolio), the related mortgaged property (242 rooms) is comprised of three properties with no release provisions. Individual loan amounts were not defined in the loan documents on a per property basis and instead were allocated to each related mortgage property pro rata based on the relative appraised value.

(5)	For mortgage loan #11 (Sunwest Portfolio), there are 5 mortgaged properties (totaling 113,359 square feet or 18.5% of the Portfolio’s net rentable square feet that represent $2,850,000 of the allocated loan proceeds) that amortize according to a 10-year amortization schedule (the “Self-Amortizing Properties”). The portion of the Sunwest Portfolio Mortgage Loan that is allocated to the remaining 20 mortgaged properties is $16,650,000 and amortizes according to a 30-year amortization schedule.

For mortgage loans #16 (Parrish Portfolio) and #43 (Holiday Inn Express Kendall), the Original Amort Term (Mos.) is based on a Monthly P&I Payment that is calculated on an Actual/360 basis.

(6)	For mortgage loan #1 (National Cancer Institute Center), in the event the largest tenant exercises either its purchase option or early termination option prior to the defeasance lockout release date, borrower shall pay the greater of: (i) 1% of the outstanding principal balance of the loan; and (ii) the excess of the sum of the present value of principal and interest through maturity date over the outstanding principal balance.

For mortgage loan #14 (Claremont Village Square), the yield maintenance premium is calculating based on an amount equal to the greater of: (i) 1% of the outstanding principal balance of the loan; and (ii) the excess of the sum of the present values, using a discount rate equal to 50 basis points plus a periodic Treasury yield of P&I through maturity date, over the outstanding principal balance.

For mortgage loan #87 (Apple Valley MHC), a currently vacant parcel that is part of the related mortgaged property may be released in connection with a sale thereof, in which case the subject mortgage loan may be paid down by an amount equal to 50% of the net sale proceeds with an accompanying yield maintenance charge (unless the borrower elects to deposit an amount equal to 50% of the net sale proceeds with the lender to be held as additional security).

(7)	For mortgage loan #3 (WPC Self Storage Portfolio), the borrower is not required to pay any late charge (i) with respect to the first 2 delinquent payments during any 12 month calendar period, or (ii) with respect to the first 2 delinquent payments following any change by lender to the Monthly Debt Service Payment Amount following notice of such change, however, the borrower is subject to default interest for any delinquent payments.

(8)	For mortgage loan #1 (National Cancer Institute Center), Appraised Value represents an “as-completed” value, which assumes completion of the largest tenant’s build-out of its space. The appraisal also presented an “as-is” appraised value of $118,000,000. Based on that “as-is” appraised value, the Cut-off Date LTV would be 64.8% and the LTV Ratio at Maturity would be 53.8%. The appraisal further presents a “go dark as-completed” appraised value of $84,700,000, which assumes termination of the lease by the tenant pursuant to the termination option. Based on the “go dark as-completed” appraised value, the Cut-off Date LTV Ratio would be 90.3%, and the LTV Ratio at Maturity would be 75.0%.

For mortgage loan #3 (WPC Self Storage Portfolio), the SecureCare - Rockford Alpine and SecureCare - Alpine Annex properties were appraised together, thus no value was attributed to the SecureCare - Alpine Annex property.

A-1-37

WFRBS Commercial Mortgage Trust 2012-C6

        ANNEX A-1

See “Description of the Loan Pool—Additional Mortgage Loan Information” in the Free Writing Prospectus.

For mortgage loan #6 (Citrus Crossing), the “as-is” appraised value was $40,000,000, assuming the sixth largest tenant’s improvements had not been completed as of July 1, 2011. The Appraised Value represents the “as-stabilized” value given that the sixth largest tenant is in-place and that construction has been completed. The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio were calculated using the “as stabilized” appraised value because the assumptions as to the “as stabilized” value have been satisfied. The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio using the related “as-is” appraised value is 55.8% and 46.8% respectively.

For mortgage loan #18 (91-99 Paidge Avenue), the “as-is” appraised value was $16,900,000, assuming the largest tenant is not in place and renovations have not been completed as of February 1, 2011. The Appraised Value represents the “as-stabilized” value given that the largest tenant is in-place and that renovations have been completed. The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio were calculated using the “as stabilized” appraised value because the assumptions as to the “as stabilized” value have been satisfied. The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio using the related “as-is” appraised value is 87.7% and 58.3% respectively.

(9)	For mortgage loan #1 (National Cancer Institute Center), #3 (WPC Self Storage Portfolio), #7 (Boca Industrial Park), #12 (Whole Foods), #34 (Lottsford Business Center) and #45 (64th & Greenway), which require payments of interest only for a portion (but not the entirety) of their terms to maturity or anticipated repayment date, the U/W NOI DSCR and the U/W NCF DSCR were calculated based on the annualized amortizing debt service amount.

For mortgage loan #33 (Southland Plaza) which requires payments of interest only for its entire term to maturity or anticipated repayment date, the U/W NOI DSCR and U/W NCF DSCR were calculated based on the interest only payments due over the 12 months following the Closing Date.

(10)	For mortgage loan #9 (Seven Trees Retail Portfolio), the related mortgaged property (156,085 square feet) is comprised of three properties with no release provisions. Underwriting did not separate the cash flows attributed to each individual property. Therefore, historical income and expenses for the entire mortgage loan are allocated to the related mortgaged property pro-rata based on the relative square footage.

(11)	In certain cases, mortgage loans may have tenants that have executed leases that were included in the underwriting, but have not yet commenced paying rent or taken occupancy.

For mortgage loan #1 (National Cancer Institute Center), the largest tenant has executed a lease, taken possession of the property and commenced paying rent on April 2011, but has not taken occupancy. There is a $6,570,698 reserve to cover outstanding tenant improvements and leasing commissions associated with this lease.

For mortgage loan #7 (Boca Industrial Park) the tenant Pinar International, Inc. (5,800 square feet), representing 1.5% of net rentable square feet, has signed a lease to for an additional 5,445 square feet that commences May 1, 2012. Such space is considered occupied for purposes of underwriting, notwithstanding that the lease has not started.

For mortgage loan #21 (North Torrance Plaza), the fifth largest tenant (4,750 square feet), representing 4.3% of net rentable square feet, has been underwritten as vacant due to the tenant’s bankruptcy and uncertainty over the tenant’s ability to continue as a going concern.

For mortgage loan #40 (Market at Hebron), the fifth largest tenant at the property (1,400 square feet) representing 4.0% of net rentable square feet, has an executed lease and is anticipated to take occupancy and commence rental payments on April 1, 2012. At origination, the borrower deposited $91,172 in an upfront reserve to cover outstanding tenant improvements and leasing commissions and $3,908 to cover rent concessions associated with this lease.

For mortgage loan #49 (4S Ranch Village), the eighth largest tenant (847 square feet), representing 3.3% of net rentable square feet, has signed a lease but has not yet taken occupancy. At origination, the borrower deposited $172,288 in an upfront reserve to cover future tenant improvements and leasing commissions at the property.

For mortgage loan #50 (Tifton Corners Shopping Center), the 8th largest tenant (5,800 square feet), representing 3.1% of net rentable square feet, has an executed lease and has taken possession of their space, however are not yet open for business. There is a $575,000 reserve for this tenant not to be released until the tenant is open for business. The tenant is expected to commence operations in May 2012.

For mortgage loan #55 (Crossings at Roswell), the second largest tenant (5,125 square feet), representing 13.2% of net rentable square feet, is in the process of completing tenant improvement work and is not yet open for business or paying rent.

(12)	For mortgage loan #3 (WPC Self Storage Portfolio), statistics for the Most Recent Period reflect the annualized nine months of operations in Q1, Q3 and Q4 2011.

(13)	For mortgage loan #78 (Eastpointe Self Storage), the specified information related to the Third Most Recent Period is calculated based on the period of 10 non-consecutive months annualized.

(14)	For mortgage loan #1 (National Cancer Institute Center), the largest tenant has the right to terminate its lease at any time with 240 days’ prior notice if: (i) the United States government terminates in whole or in part the National Cancer Institute (“NCI”) contract with the largest tenant for any reason; (ii) the United States government reduces or changes the scope of the contract with largest tenant for any reason, such that the reduction eliminates the need for the largest tenant’s activity conducted on the premises; (iii) funds available to the largest tenant for the services to be performed under the NCI contract are abolished or substantially eliminated by the United States government; or (iv) a termination for convenience occurs pursuant to applicable federal acquisition regulations with the largest tenant. The largest tenant is responsible to reimburse the sponsor for any and all development costs and fees incurred by the sponsor as well as an early termination fee equal to 12% per annum of the sponsor’s cost to date (subject to a cap of $105 million) if the largest tenant decides to terminate the lease prior to the following conditions: (i) the issuance of a certificate of occupancy, (ii) all of the largest tenant’s fixtures, leasehold improvements, furniture and equipment being installed within the entire property and all government approvals and consents are issued, and (iii) not less than 250 employees of the largest tenant are physically occupying the National Cancer Institute Center property.

For mortgage loan #7 (Boca Industrial Park), the second largest tenant (30,000 square feet), representing 7.8% of net rentable square feet, may terminate its lease at any time following August 31, 2011 if the tenant: (i) purchases a building comprising at least 30,000 square feet located in Palm Beach County and relocates its distribution operations to that building; (ii) provides at least 180 days written notice (including documentation evidencing the building purchase and relocation); (iii) pays a lease termination payment to the borrower; and (iv) reimburses the borrower for any unamortized tenant improvement and leasing costs and the prorated cost of any HVAC repairs or replacements.

For mortgage loan #11 (Sunwest Portfolio), the borrower is currently negotiating the potential renewal of the lease with the sole tenant at the Wichita Falls, Texas property, which is currently occupied under a month-to-month lease. To mitigate the risk of non-renewal: (i) $28,500 was deposited at closing into the Wichita Lease Reserve, which is an amount equal to 3 months of the current tenant’s rent and estimated expense recovery obligation; (ii) if, by September 6, 2012, the related borrower has not entered into a lease renewal or a new lease for a minimum term of 5 years and on terms otherwise reasonably acceptable to Lender, then excess cash flow will be swept into the Wichita Lease Reserve until the amount in such reserve is equal to $114,000 (which is equal to 12 months of current rent and expense recovery obligation) and (iii) an affiliate of the related borrower has entered into a 5-year master lease at an annual minimum triple net rent of $81,566.04 plus recoveries, which lease will terminate on the earlier to occur of (a) March 7, 2017, and (b) the date the related borrower has entered into a lease renewal or a new lease for a minimum term of 5 years and on terms otherwise reasonably acceptable to Lender. The tenant obligations under the master lease are guaranteed by the loan guarantor.

A-1-38

WFRBS Commercial Mortgage Trust 2012-C6

        ANNEX A-1

See “Description of the Loan Pool—Additional Mortgage Loan Information” in the Free Writing Prospectus.

For mortgage loan #13 (Williams Centre Plaza), the third largest tenant (7,234 square feet), representing 6.6% of net rentable square feet, has executed a new lease commencing August 1, 2012 and terminating July 31, 2017. The new lease includes a contraction of the leased area to 3,179 square feet and a base rent of $16.50 per square foot for the first three years, increasing to $18.67 for the final two years. The new lease also includes a one-time right to terminate on July 31, 2015 upon providing 90 days’ prior written notice and payment of a $50,723.63 termination fee. The fourth largest tenant (6,858 square feet), representing 6.3% of net rentable square feet, has the right to terminate its lease at anytime on or after July 1, 2013 upon six months written notice.

For mortgage loan #14 (Claremont Village Square), the largest tenant (16,966 square feet), representing 17.7% of net rentable square feet, may terminate 11,581 square feet commencing in January 2013 of the lease upon 9 months notice. Upon termination, the tenant is required to pay a termination fee equal to all unamortized leasing costs and commissions and legal fees upon the termination date. The fourth largest tenant (4,451), representing 4.6% of net rentable square feet, may terminate its lease at anytime on or after November 30, 2012.

For mortgage loan #15 (Commerce Park IV & V), the largest tenant (24,881 square feet), representing 10.8% of net rentable square feet, has a one-time right to terminate its lease on August 31, 2016, provided the tenant notifies the landlord by November 30, 2015 and pays a termination fee equal to the sum of the unamortized cost of the improvements with 8% annual interest.

For mortgage loan #17 (Pyramid Office), the largest tenant (102,340 square feet), representing 46.8% of net rentable square feet, has a right to terminate its lease at anytime upon six months’ prior notice. The lease expires in May 2013.

For mortgage loan #22 (Hulen Bend Shopping Center), the largest tenant (62,000 square feet), representing 36.0% of net rentable square feet, can terminate its lease if, within the shopping center or the adjacent land (owned by borrower), any space is used as grocery store or competing use. The tenant must provide 60 days written notice and allow opportunity to cure.

For mortgage loan #24 (Summerhill Marketplace), the largest tenant (52,230 square feet), representing 58.9% of net rentable square feet, has the right at any time during the term to terminate its lease by written notice to landlord. Tenant is then required to pay all rent due under lease for the remainder of the original lease term, however, the landlord is required to use reasonable diligence to relet the premises, and the net proceeds of such reletting is required to be credited against rent payable by the tenant.

For mortgage loan #26 (Santa Rosa Southside), the largest tenant (23,498 square feet), representing 28.1% of net rentable square feet, has the right to terminate its lease if any tenant with premises greater than 10,000 square feet (excluding shadow anchor Toys R Us) leaves the property or if, at any time, less than 85% of GLA (excluding shadow anchor Toys R Us) is occupied at any time, provided that condition must occur for 60 days with a six month opportunity to cure subsequently. The fourth largest tenant (7,017 square feet), representing 8.4% of net rentable square feet, has the one-time right to terminate its lease if sales do not exceed $1,200,000 in the tenant’s third lease year, provided that within the 60 day period thereafter, the tenant must provide the landlord with 180 days written notice.

For mortgage loan #27 (Buford Plaza), the third largest tenant (25,000 square feet), representing 12.1% of net rentable square feet, has the right to terminate its lease at any time after the third anniversary of the commencement date, provided that the tenant give the landlord at least 6 months notice. The tenant may also terminate lease if the largest tenant at the property is not be operational for a period of 30 consecutive days at any time.

For mortgage loan #33 (Southland Plaza), the largest tenant (16,100 square feet), representing 19.9% of net rentable square feet, may terminate its lease in the event that two or more major tenants (Home Depot, Vons, CVS, and Mervyns) are dark for more than 18 months consecutively. Thereafter, the tenant has 120 days to provide written notice and may not terminate lease until at least 60 days after written notice has been provided.

For mortgage loan #40 (Market at Hebron), the fourth largest tenant (1,600 square feet), representing 4.5% of net rentable square feet, beginning five years after the commencement of its lease, will have the right to terminate its lease after providing 180 days notice and paying a termination fee equal to $100,000.

For mortgage loan #53 (Elks Building), the second largest tenant (8,500 square feet), representing 15.1% of net rentable square feet may terminate its lease if the borrower permits to the use, occupancy or advertising of any part of the building as a restaurant whose primary purpose is or who specializes in the sale of fish and seafood.

For mortgage loan #59 (Shady Grove Shopping Center), the largest tenant (47,953 square feet), representing 51.9% of net rentable square feet, can terminate its lease if any space within the shopping center is used as grocery store or competing use. The tenant must provide 60 days written notice and allow opportunity to cure. The third largest tenant (9,600 square feet), representing 10.4% of net rentable square feet, may terminate its lease if the largest tenant at the property fails to operate for a period of 180 days at any time, provided that tenant provides 60 days written notice.

For mortgage loan #60 (Quality Court Business Complex), the second largest tenant (6,750 square feet), representing 4.4% of net rentable square feet, has the right to terminate its lease at anytime on or after June 26, 2012 upon 90 days’ prior notice.

For mortgage loan #66 (Seagoville Corners Shopping Center), the second largest tenant (10,000 square feet), representing 19.3% of net rentable square feet, has the right to terminate its lease in the event that landlord allows another space to operating a competing use or if Wal-Mart (shadow anchor) vacates and is not replaced by a similar tenant for a period of 6 months. The third largest tenant (5,000 square feet), representing 9.7% of rentable square feet, may terminate its lease if either of the largest tenant or second largest tenant vacate or if sales do not exceed $650,000 during the third full lease year which ended in January 2012 (results available within 90 days). The tenant must operate for at least 150 additional days after giving written notice of intention to vacate.

For mortgage loan #67 (Shoppes at Garland), the second largest tenant (3,500 square feet), representing 15.0% of net rentable square feet, has the right to terminate its lease by written notice to the landlord if less than 75% of the property is occupied for more than 6 consecutive months.

For mortgage loan #70 (Walker Plaza), the largest tenant (7,950 square feet), representing 21.4% of net rentable square feet, will have its rent reduced to 50% of base rent and 100% of its additional rent if Wal-Mart is dark. In addition, the tenant may terminate its lease if Wal-Mart is dark for over 6 months.

For mortgage loan #70 (Walker Plaza), the second largest tenant (4,640 square feet), representing 12.5% of net rentable square feet, will have its rent reduced 50% if Wal-Mart is dark. In addition, the tenant may terminate its lease if Wal-Mart is dark for over 12 months. The tenant will have its rent reduced 50% if occupancy at the shopping center is below 70%. In addition, the tenant may terminate its lease if occupancy at the shopping center is below 70% for over 6 months.

For mortgage loan #70 (Walker Plaza), the fifth largest tenant (3,000 square feet), representing 8.1% of net rentable square feet, will have its rent reduced to 5% of gross sales if Wal-Mart or CATO are dark for 30 days. In addition, the tenant may terminate its lease if Wal-Mart is dark for over 6 months or CATO is dark for 3 months. If occupancy falls below 60% (exclusive of the subject tenant), tenant rent will be reduced to 5% of gross sales. The tenant may terminate its lease if occupancy is below 60% (exclusive of the subject tenant) for more than 60 days.

For mortgage loan #72 (Parkway 3&4), the largest tenant (10,520 square feet), representing 16.4% of net rentable square feet, may terminate its lease if the City does not appropriate sufficient funds for continued tenancy.

A-1-39

WFRBS Commercial Mortgage Trust 2012-C6

        ANNEX A-1

See “Description of the Loan Pool—Additional Mortgage Loan Information” in the Free Writing Prospectus.

(15)	For mortgage loan #6 (Citrus Crossing), the second largest tenant is subleasing 7,560 square feet for a total annual base rent of $17.25 per square foot until June 30, 2016. The sublessor’s lease expires on June 30, 2016.

For mortgage loan #9 (Seven Trees Retail Portfolio), the third largest tenant at the Seven Trees Center property has multiple leases that expire as follows: 1,520 square feet expires on December 31, 2013 and 6,820 square feet is MTM.

For mortgage loan #14 (Claremont Village Square), the largest tenant has multiple leases that expire as follows: 5,385 square feet expire on December 11, 2012 and 11,581 square feet expire on December 11, 2017.

For mortgage loan #21 (North Torrance Plaza), the largest tenant is subleasing approximately 32,300 square feet for a total annual base rent of $4.93 per square foot until May 31, 2017.

(16)	For mortgage loan #11 (Sunwest Portfolio), the property condition reports have identified $775,297 in total deferred maintenance, of which the related mortgage loan sponsor is responsible for $193,342 (the “Borrower’s Required Repairs Responsibility”) and certain tenants are responsible for $581,995 (the “Tenants’ Required Repairs Responsibility”). A required repair reserve of $241,678 equal to 125% of the Borrower’s Required Repair Responsibility was established at loan closing. In lieu of collecting an upfront required repair deposit to cover the Tenants’ Required Repairs Responsibility, the related Borrower and Sponsor have provided a guaranty (completion and lien free performance) for the completion of the Tenants’ Required Repairs Responsibility.

For mortgage loan #19 (Holiday Inn Maingate East), the property condition report has identified $27,085 in total deferred maintenance. In lieu of depositing $27,085 into a “Deferred Maintenance Reserve” at closing of such mortgage loan, the related guarantor has provided a guaranty to complete the work per the property condition report schedule.

(17)	For mortgage loans #8 (Lexington Hotel Portfolio), #30 (Hampton Inn LBV), #47 (Hampton Inn Hammond Louisiana) and #39 (Holiday Inn - Odessa) the Monthly Replacement Reserve is based on 1/12th of 4% of the prior year’s gross revenue.

For mortgage loan #2 (Windsor II Portfolio), the Monthly Replacement Reserve is based on 4% of the actual revenue in the corresponding calendar month in the prior year for the Embassy Suites Las Vegas, Embassy Suites Arcadia and Embassy Suites Alpharetta mortgaged properties and 5% of the actual revenue in the corresponding calendar month in the prior year for the Renaissance Asheville property. The amount presented is based on underwritten revenue.

For mortgage loan #11 (Sunwest Portfolio), the property condition reports have identified $120,550 in necessary annual replacement reserves, of which the related borrower is responsible for $43,406 per year (the “Borrower’s Replacement Reserve Responsibility”) and certain tenants are responsible for $77,144 (the “Tenants’ Replacement Reserve Responsibility”). An ongoing monthly replacement reserve of $3,617 will be collected on each payment date to cover the Borrower’s Replacement Reserve Responsibility. In lieu of collecting replacement reserves for the Tenants’ Replacement Reserve Responsibility, the related Borrower and Sponsor have provided a guaranty (completion and lien free performance) for the on-going repair items that are the Tenants’ Replacement Reserve Responsibility.

For mortgage loan #31 (Hobbs Hotel Portfolio), the Monthly Replacement Reserve is based on 1/12th of 4% of the prior years’ gross revenue and only the portion of the reserve funded by the Fairfield Inn & Suites - Hobbs Property is capped at 36 monthly payments. The portion of the reserve funded by the Hampton Inn - Hobbs property is uncapped.

For mortgage loan #35 (800, 804 & 763 Buildings), the Monthly Replacement Reserve is based on 4% of gross income from hotel operations in the prior month. The amount presented is based on underwritten revenue.

For mortgage loan #36 (Florida Hotel Portfolio), the Monthly Replacement Reserve is based on 1/12th of 4% of the prior years’ gross income derived from the operation of each individual property during the preceding year.

For mortgage loan #41 (Hampton Inn – Pennsylvania), the Monthly Replacement Reserve is based on 4% of gross revenue in the prior month. The amount presented is based on underwritten revenue.

For mortgage loan #42 (Hilton Garden Inn – Denver), the Monthly Replacement Reserve will be adjusted on each date that the annual budget is approved and will be the greater of (i) the Monthly Replacement Reserve immediately prior to the adjustment; (ii) 1/12th of 4% of gross revenue from the property for the prior 12 months from the date the annual budget is approved; and (iii) the amount budgeted by the borrower for FF&E work for the following year.

For mortgage loan #43 (Holiday Inn Express Kendall), the Monthly Replacement Reserve will initially be equal to 1/12th of 4% of underwritten total revenue. The amount of the monthly replacement account will be recalculated annually on January 1 such that the replacement account deposit will be equal to 1/12th of 4% of the prior calendar year’s gross income.

(18)	For mortgage loan #17 (Pyramid Office), payments to the Monthly TI/LC Reserve cease upon the occurrence of the following: (i) the balance of the TI/LC reserve account is equal to or greater than $770,000; (ii) the largest tenant’s lease has been renewed for a term of not less than five years at a rental rate of not less than $18.60 per square foot; (iii) the second largest tenant’s lease has been renewed for a term of not less than five years at a rental rate of not less than $25.58 per square foot; and (iv) the net cash flow debt yield is not less than 10.5%.

(19)	For mortgage loan #17 (Pyramid Office), the Other Escrow I Reserve Description is for Tenant Specific TI/LC and Tenant Specific Rent Concession reserves. The Other Escrow I (Initial) amount is $266,245 for the Tenant Specific TI/LC reserve and $128,583 for the Tenant Specific Rent Concession reserve.

(20)	For mortgage loan #17 (Pyramid Office), the Other Escrow II Reserve Description is for GSA TI/LC and BofA TI/LC reserves. The Other Escrow II (Initial) amount is $1,200,000 for the GSA TI/LC reserve and $600,000 for the Bank of America TI/LC reserve.

For mortgage loan #46 (Gulfgate Square), the Other Escrow II Reserve Description is for Chinese Buffet and Lonestar Smiles reserves. The Other Escrow II (Initial) amount is $1,000,000 for the Chinese Buffet reserve and $650,000 for the Lonestar Smiles reserve.

(21)	For mortgage loan #4 (Norwalk Town Square), $1,400,000 of the Holdback has been released to the borrower after meeting the eligibility criteria. $100,000 remains for outstanding tenant improvement amounts owed, which the second largest tenant may take either as cash or in equivalent free rent. The remaining $100,000 will not be released until the second largest tenant elects to receive cash or their rent abatement period expires.

For mortgage loan #50 (Tifton Corners Shopping Center), the 8th largest tenant (5,800 square feet), representing 3.1% of net rentable square feet, has an executed lease and has taken possession of their space however are not yet open for business. There is a $575,000 reserve for this tenant not to be released until the tenant is open for business. The tenant is expected to commence operations in May 2012.

(22)	For mortgage loan #12 (Whole Foods), the mortgaged property consists of borrower’s fee interest in the facade and leasehold interest under a long-term space lease which has a remaining lease term exceeds 94 years. The borrower has prepaid all rent due through July 2032.

A-1-40

WFRBS Commercial Mortgage Trust 2012-C6

        ANNEX A-1

See “Description of the Loan Pool—Additional Mortgage Loan Information” in the Free Writing Prospectus.

(23)	For mortgage loan #11 (Sunwest Portfolio), the fully extended ground lease expiration dates range from November 30, 2029 to April 30, 2046, for the Self-Amortizing Properties. The appraised value of the portfolio excluding the Self-Amortizing Properties is $23,005,000, which results in an adjusted loan-to-value ratio of 84.8% for the portfolio (assuming an original mortgage loan principal balance of $19.5 million). The ground leases do not grant notice and cure rights to the lender. However, the lender obtained title insurance on these properties and escrowed 2 months of ground rent at closing. In addition, the related borrower is required to make monthly ground rent deposits of $9,403.

For mortgage loan #11 (Sunwest Portfolio), the Ground Lease Initial Expiration Date, Annual Ground Rent Payment and Annual Ground Rent Increases were not provided for the mortgaged properties listed as having an Ownership Interest of Fee and Leasehold (with the exception of the mortgaged properties identified as 335 South Cedar Ridge and 1605 West Pioneer Parkway) because the leasehold mortgage covers the same property as the fee mortgage and therefore the lender treated these mortgaged properties as fee owned.

(24)	For mortgage loan #14 (Claremont Village), in lieu of monthly debt service payments on the subordinate secured debt, the borrower is required to distribute annual payments of excess cash flow from operations at the Claremont Village property to the subordinate secured debt lender.

For mortgage loan #53 (Elks Building), debt service payments on the subordinate secured debt are suspended until the Elks Building mortgage loan is paid in full.

(25)	For mortgage loan #35 (800, 804 & 763 Buildings), the properties are all legally non-conforming. In lieu of obtaining full law and ordinance coverage, the loan is full recourse to the sponsor for any losses associated with law and ordinance.

For mortgage loan #65 (CVS - Victorville), the loan sponsors are as follows: Christine A. Petrikas; various family members thereof; and multiple trusts of which one or more of the foregoing persons serves as trustee or in a similar capacity.

A-1-41

Annex A-2

Mortgage Pool Information

WFRBS Commercial Mortgage Trust 2012-C6

Annex A-2: Loan Pool Information

Mortgage Loans by Mortgage Loan Seller

				Weighted Average
Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
Wells Fargo Bank, National Association	35	$506,055,754	54.7%	5.406%	99	330	1.57x	12.1%	11.0%	59.7%	51.1%
The Royal Bank of Scotland(1)	24	210,002,034	22.7	5.760	118	329	1.64	12.8	11.8	63.8	52.1
Liberty Island Group I LLC	7	85,439,504	9.2	5.873	118	344	1.56	12.6	11.3	58.9	48.8
C-III Commercial Mortgage LLC	17	74,362,217	8.0	6.039	111	319	1.55	12.8	11.8	64.1	52.0
Basis Real Estate Capital II, LLC	6	49,148,324	5.3	5.727	103	307	1.51	13.1	11.2	63.6	50.9

Total/Weighted Average:	89	$925,007,833	100.0%	5.598%	106	329	1.58x	12.4%	11.3%	61.1%	51.2%

(1)

The mortgage loan seller referred to herein as The Royal Bank of Scotland is comprised of two affiliated companies: The Royal Bank of Scotland plc and RBS Financial Products Inc. With respect to the mortgage loans being sold to the trust by The Royal Bank of Scotland (a) Twenty (20) mortgage loans, having an aggregate cut-off date principal balance of $174,648,065 and representing 18.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are being sold to the trust only by The Royal Bank of Scotland plc and (b) Four (4) mortgage loans, having an aggregate cut-off date principal balance of $35,353,969 and representing 3.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are being sold to the trust only by RBS Financial Products Inc.

A-2-1

WFRBS Commercial Mortgage Trust 2012-C6

Annex A-2: Loan Pool Information

Mortgaged Properties by Property Type(1)(2)

				Weighted Average
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
Retail	60	$321,169,891	34.7%	5.642%	115	349	1.59x	11.9%	11.0%	61.6%	51.5%
Anchored	24	224,198,768	24.2	5.605	115	348	1.54	11.7	10.8	61.5	51.6
Unanchored	11	56,552,870	6.1	5.821	115	348	1.58	12.3	11.3	63.3	53.1
Shadow Anchored	4	20,266,287	2.2	5.444	118	357	2.24	13.8	12.8	54.2	48.8
Single Tenant	21	20,151,966	2.2	5.751	118	350	1.47	12.3	11.0	64.6	49.5
Hospitality	21	182,862,016	19.8	5.729	83	294	1.69	14.9	12.9	58.8	49.1
Full Service	6	89,862,408	9.7	5.546	59	291	1.66	14.8	12.5	59.1	52.4
Limited Service	14	84,410,606	9.1	5.898	105	296	1.74	15.2	13.4	58.3	45.8
Extended Stay	1	8,589,002	0.9	5.990	119	299	1.58	13.7	12.2	60.4	46.8
Office	6	129,491,535	14.0	5.435	107	320	1.40	11.3	10.0	61.4	51.5
Medical	2	84,053,969	9.1	5.417	112	316	1.31	10.3	9.3	62.1	51.6
Suburban	3	39,018,468	4.2	5.494	93	334	1.58	13.2	11.2	60.5	52.5
CBD	1	6,419,098	0.7	5.300	112	292	1.58	13.6	11.6	57.3	43.9
Self Storage	39	99,897,423	10.8	5.497	113	349	1.74	12.5	12.0	57.6	49.8
Self Storage	39	99,897,423	10.8	5.497	113	349	1.74	12.5	12.0	57.6	49.8
Manufactured Housing Community	12	68,990,219	7.5	5.605	101	328	1.49	10.9	10.6	69.4	58.0
Manufactured Housing Community	12	68,990,219	7.5	5.605	101	328	1.49	10.9	10.6	69.4	58.0
Industrial	5	48,405,671	5.2	5.489	113	320	1.49	11.6	10.8	66.6	54.4
Flex	4	43,419,135	4.7	5.403	112	315	1.48	11.5	10.7	66.2	53.8
Warehouse	1	4,986,536	0.5	6.240	117	357	1.60	12.8	11.9	69.7	59.7
Multifamily	6	39,231,090	4.2	5.771	115	328	1.50	12.2	10.9	64.7	52.6
Garden	4	21,560,867	2.3	5.676	117	308	1.58	13.0	11.7	64.5	50.3
High Rise	1	13,681,440	1.5	5.840	111	351	1.28	9.8	9.1	72.2	61.5
Low Rise	1	3,988,783	0.4	6.050	117	357	1.84	15.8	13.3	40.7	34.7
Mixed Use	3	34,959,988	3.8	5.331	116	356	1.60	12.0	10.7	50.4	42.0
Retail/Office	2	25,768,761	2.8	5.288	115	355	1.56	11.3	10.4	56.3	47.0
Retail/Hotel/Office	1	9,191,228	1.0	5.450	119	359	1.70	13.7	11.5	33.8	28.2

Total:	152	$925,007,833	100.0%	5.598%	106	330	1.58x	12.4%	11.3%	61.1%	51.2%

(1)	A mortgaged property is classified as shadow anchored if it is located in close proximity to an anchored retail property.
(2)

Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents), and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgaged property is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgaged property securing a mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.

A-2-2

WFRBS Commercial Mortgage Trust 2012-C6

Annex A-2: Loan Pool Information

Mortgaged Properties by Location(1)(2)

				Weighted Average
State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
California	40	$269,939,159	29.2%	5.417%	108	348	1.69x	12.4%	11.4%	55.3%	47.6%
Southern	29	182,911,798	19.8	5.329	108	349	1.75	12.6	11.6	53.7	46.5
Northern	11	87,027,360	9.4	5.603	107	348	1.58	11.9	11.0	58.7	50.0
Texas	32	115,490,731	12.5	5.751	109	327	1.51	12.3	11.1	65.7	53.6
Florida	11	90,424,378	9.8	5.667	101	327	1.61	13.2	11.6	58.2	49.7
Maryland	2	85,700,000	9.3	5.422	112	317	1.32	10.4	9.3	62.2	51.9
Arizona	4	50,945,626	5.5	5.641	104	344	1.46	10.9	10.3	67.4	57.8
Michigan	9	35,890,852	3.9	5.785	117	307	1.63	13.2	12.2	65.4	51.1
Ohio	3	35,459,594	3.8	5.775	119	324	1.65	13.7	12.1	61.2	49.0
Georgia	5	31,798,887	3.4	5.756	102	321	1.72	14.4	12.7	64.5	54.0
Illinois	7	28,436,719	3.1	5.602	112	355	1.49	10.6	10.3	64.3	57.2
Nevada	1	21,431,703	2.3	5.500	51	291	1.66	14.7	12.4	59.9	54.5
North Carolina	1	20,203,511	2.2	5.500	51	291	1.66	14.7	12.4	59.9	54.5
Virginia	3	19,509,202	2.1	5.676	115	355	1.50	11.4	10.6	72.3	61.0
New York	2	16,286,618	1.8	5.798	111	242	1.29	11.0	11.0	73.1	49.7
Missouri	4	14,862,440	1.6	5.853	112	352	1.29	10.0	9.2	71.8	60.5
New Jersey	1	12,173,719	1.3	5.600	118	358	1.39	10.0	9.6	72.9	61.2
Pennsylvania	2	11,427,335	1.2	5.709	118	316	1.60	13.0	11.8	67.8	53.8
Louisiana	2	11,157,356	1.2	6.269	117	318	1.68	14.3	13.1	63.2	51.3
New Mexico	2	10,329,266	1.1	5.980	119	239	1.91	18.1	16.4	52.7	34.6
Colorado	4	9,245,148	1.0	4.922	61	352	1.99	15.6	13.0	43.5	38.4
Indiana	3	8,809,123	1.0	5.884	119	313	1.69	14.1	12.7	59.0	46.7
Alaska	1	4,588,052	0.5	5.580	119	359	1.77	13.3	12.2	68.5	57.4
Wisconsin	1	4,561,765	0.5	6.250	118	298	1.32	10.8	10.5	68.4	53.0
Hawaii	2	4,282,000	0.5	5.200	111	360	1.84	12.9	12.1	49.1	45.4
Tennessee	2	4,041,765	0.4	5.883	119	296	1.48	11.9	11.5	65.4	48.8
Iowa	1	3,245,884	0.4	6.040	119	299	1.66	14.7	12.9	56.0	43.5
Oklahoma	1	1,721,000	0.2	6.000	120	360	1.35	12.8	10.9	66.6	48.3
Wyoming	2	1,131,000	0.1	6.000	120	360	1.35	12.8	10.9	66.6	48.3
Kansas	2	990,000	0.1	6.000	120	360	1.35	12.8	10.9	66.6	48.3
Montana	1	486,000	0.1	6.000	120	120	1.35	12.8	10.9	66.6	48.3
Utah	1	439,000	0.0	6.000	120	360	1.35	12.8	10.9	66.6	48.3

Total/Weighted Average:	152	$925,007,833	100.0%	5.598%	106	330	1.58x	12.4%	11.3%	61.1%	51.2%

(1)

For purposes of determining whether a mortgaged property is in Northern California or Southern California, Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below.

(2)

Because this table presents information relating to the mortgaged properties and not the mortgage loans, (a) the information for mortgage loans secured by more than one mortgaged property (other than through cross-collateralization with other mortgage loans) is based on allocated amounts (allocating the mortgage loan principal balance to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents), and (b) the information for each mortgaged property that relates to a mortgage loan that is cross-collateralized with other mortgage loans is based upon the principal balance of that mortgage loan, except that the applicable loan-to-value ratio, debt service coverage ratio or debt yield for each such mortgaged property is based upon the ratio or yield (as applicable) for the aggregate indebtedness evidenced by all loans in the group. On an individual basis, without regard to the cross-collateralization feature, any mortgaged property securing a mortgage loan that is part of a cross-collateralized group of mortgage loans may have a higher loan-to-value ratio, lower debt service coverage ratio and/or lower debt yield than is presented herein.

A-2-3

WFRBS Commercial Mortgage Trust 2012-C6

Annex A-2: Loan Pool Information

Range of Cut-off Date Balances

				Weighted Average
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
1,468,823 - 2,000,000	7	$11,477,361	1.2%	5.984%	118	350	1.71x	12.9%	12.4%	65.9%	55.4%
2,000,001 - 3,000,000	10	24,490,573	2.6	5.963	112	312	1.58	12.9	12.0	65.9	52.8
3,000,001 - 4,000,000	10	35,659,906	3.9	5.822	117	352	1.67	13.0	11.9	64.3	53.9
4,000,001 - 5,000,000	5	22,809,780	2.5	5.818	115	331	1.59	12.2	11.7	63.7	52.2
5,000,001 - 6,000,000	3	17,169,803	1.9	6.031	116	316	1.53	12.4	11.6	65.2	52.4
6,000,001 - 7,000,000	7	46,200,468	5.0	5.515	116	339	1.68	12.7	11.7	62.4	51.2
7,000,001 - 8,000,000	8	61,353,173	6.6	5.646	101	327	1.57	12.6	11.3	63.4	52.8
8,000,001 - 9,000,000	2	17,345,670	1.9	5.781	119	269	1.58	14.3	12.7	67.4	48.3
9,000,001 - 10,000,000	6	55,911,098	6.0	5.650	107	345	1.89	13.8	12.4	52.2	45.9
10,000,001 - 15,000,000	17	215,005,338	23.2	5.662	105	322	1.53	12.3	11.2	64.4	52.7
15,000,001 - 20,000,000	6	110,555,965	12.0	5.756	117	342	1.50	11.8	10.7	58.0	48.0
20,000,001 - 30,000,000	5	115,091,928	12.4	5.373	113	344	1.57	11.7	10.8	61.5	51.8
30,000,001 - 50,000,000	1	48,157,500	5.2	5.200	111	360	1.84	12.9	12.1	49.1	45.4
50,000,001 - 70,000,000	1	67,279,272	7.3	5.500	51	291	1.66	14.7	12.4	59.9	54.5
70,000,001 - 76,500,000	1	76,500,000	8.3	5.350	112	312	1.30	10.2	9.2	61.7	51.2

Total/Weighted Average:	89	$925,007,833	100.0%	5.598%	106	329	1.58x	12.4%	11.3%	61.1%	51.2%

A-2-4

WFRBS Commercial Mortgage Trust 2012-C6

Annex A-2: Loan Pool Information

Range of Underwritten Net Cash Flow Debt Service Coverage Ratios

				Weighted Average
Range of Underwritten NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
1.25 - 1.30	5	$120,549,235	13.0%	5.504%	109	309	1.29x	10.2%	9.4%	65.3%	53.3%
1.31 - 1.40	11	124,932,973	13.5	5.697	111	333	1.37	10.5	9.9	68.5	56.7
1.41 - 1.50	13	90,717,330	9.8	5.868	117	343	1.47	11.5	10.6	66.1	55.0
1.51 - 1.60	19	194,471,957	21.0	5.569	106	333	1.55	12.3	11.0	62.5	52.6
1.61 - 1.70	18	194,029,236	21.0	5.553	90	323	1.66	13.5	11.9	57.1	49.1
1.71 - 1.80	13	86,873,697	9.4	5.852	118	328	1.74	14.3	12.9	60.1	48.3
1.81 - 1.90	3	63,131,827	6.8	5.367	113	349	1.85	13.6	12.6	50.8	45.1
1.91 - 2.00	2	20,239,048	2.2	5.544	116	294	1.95	16.0	14.8	52.6	39.0
2.01 - 2.25	3	13,632,332	1.5	5.058	78	352	2.10	15.9	13.8	48.5	42.8
2.26 - 2.50	1	6,930,195	0.7	5.150	111	351	2.28	15.7	15.1	52.4	43.8
3.01 - 3.04	1	9,500,000	1.0	4.802	120	0	3.04	15.8	14.8	38.0	38.0

Total/Weighted Average:	89	$925,007,833	100.0%	5.598%	106	329	1.58x	12.4%	11.3%	61.1%	51.2%

A-2-5

WFRBS Commercial Mortgage Trust 2012-C6

Annex A-2: Loan Pool Information

Range of Underwritten Net Operating Income Debt Yields

				Weighted Average
Range of Underwritten NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
9.1 - 10.0	6	$73,133,454	7.9%	5.470%	106	357	1.35x	9.5%	9.2%	70.5%	61.1%
10.1 - 11.0	11	187,607,302	20.3	5.591	111	320	1.35	10.5	9.8	66.8	54.8
11.1 - 12.0	22	183,433,202	19.8	5.549	115	351	1.55	11.6	10.7	62.8	53.0
12.1 - 13.0	13	138,972,073	15.0	5.590	115	339	1.63	12.6	11.5	56.2	47.2
13.1 - 14.0	22	169,218,223	18.3	5.632	106	326	1.66	13.6	12.0	57.4	47.3
14.1 - 15.0	3	89,644,488	9.7	5.637	68	293	1.67	14.7	12.6	60.3	52.8
15.1 - 16.0	9	56,173,541	6.1	5.763	107	318	2.09	15.7	14.3	54.0	45.6
16.1 - 17.0	2	16,496,284	1.8	5.463	86	293	1.91	16.5	14.2	50.4	38.4
17.1 - 18.1	1	10,329,266	1.1	5.980	119	239	1.91	18.1	16.4	52.7	34.6

Total/Weighted Average:	89	$925,007,833	100.0%	5.598%	106	329	1.58x	12.4%	11.3%	61.1%	51.2%

A-2-6

WFRBS Commercial Mortgage Trust 2012-C6

Annex A-2: Loan Pool Information

Range of Underwritten Net Cash Flow Debt Yields

				Weighted Average
Range of Underwritten NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
8.7 - 9.0	3	$27,778,295	3.0%	5.104%	88	356	1.36x	9.1%	8.9%	69.5%	60.9%
9.1 - 10.0	8	164,283,527	17.8	5.561	111	332	1.33	10.2	9.4	65.9	55.8
10.1 - 11.0	22	272,865,373	29.5	5.602	112	334	1.49	11.6	10.6	64.9	53.5
11.1 - 12.0	24	135,300,079	14.6	5.618	111	340	1.62	12.7	11.5	57.7	47.9
12.1 - 13.0	18	221,491,273	23.9	5.620	95	319	1.70	13.8	12.3	57.1	49.0
13.1 - 14.0	6	45,150,570	4.9	5.640	92	329	1.89	15.2	13.5	53.9	45.7
14.1 - 15.0	4	30,442,617	3.3	5.679	119	298	2.20	15.7	14.4	54.1	44.7
15.1 - 16.0	3	17,366,834	1.9	5.736	116	297	2.00	16.3	15.1	58.0	43.3
16.1 - 16.4	1	10,329,266	1.1	5.980	119	239	1.91	18.1	16.4	52.7	34.6

Total/Weighted Average:	89	$925,007,833	100.0%	5.598%	106	329	1.58x	12.4%	11.3%	61.1%	51.2%

A-2-7

WFRBS Commercial Mortgage Trust 2012-C6

Annex A-2: Loan Pool Information

Range of Loan-to-Value Ratios as of the Cut-off Date

				Weighted Average
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
33.8 - 35.0	1	$9,191,228	1.0%	5.450%	119	359	1.70x	13.7%	11.5%	33.8%	28.2%
35.1 - 40.0	2	17,413,148	1.9	4.774	89	351	2.61	15.9	14.1	38.7	37.4
40.1 - 45.0	2	19,038,601	2.1	5.402	117	357	1.71	13.0	11.6	42.8	35.7
45.1 - 50.0	3	81,573,862	8.8	5.406	114	359	1.78	13.0	12.0	48.2	43.0
50.1 - 55.0	7	74,305,296	8.0	5.475	103	326	1.73	13.7	12.4	53.8	44.2
55.1 - 60.0	10	164,871,713	17.8	5.565	80	312	1.63	13.7	11.9	58.1	50.5
60.1 - 65.0	19	210,627,130	22.8	5.581	114	315	1.52	12.2	11.1	61.8	50.4
65.1 - 70.0	33	220,041,646	23.8	5.896	115	335	1.49	11.8	10.9	67.7	56.1
70.1 - 74.4	12	127,945,209	13.8	5.498	108	336	1.40	10.3	9.9	72.7	59.9

Total/Weighted Average:	89	$925,007,833	100.0%	5.598%	106	329	1.58x	12.4%	11.3%	61.1%	51.2%

A-2-8

WFRBS Commercial Mortgage Trust 2012-C6

Annex A-2: Loan Pool Information

Range of Loan-to-Value Ratios as of the Maturity Date

				Weighted Average
Range of Balloon LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
28.2 - 30.0	1	$9,191,228	1.0%	5.450%	119	359	1.70x	13.7%	11.5%	33.8%	28.2%
30.1 - 35.0	2	14,318,048	1.5	6.000	118	272	1.89	17.5	15.5	49.4	34.6
35.1 - 40.0	5	61,004,928	6.6	5.426	110	337	1.97	14.4	12.9	45.3	37.9
40.1 - 45.0	8	58,763,105	6.4	5.579	115	324	1.75	13.7	12.5	53.6	42.8
45.1 - 50.0	20	257,962,708	27.9	5.561	108	321	1.62	12.8	11.6	58.0	47.5
50.1 - 55.0	15	228,218,128	24.7	5.614	94	308	1.50	12.5	11.1	62.3	52.6
55.1 - 60.0	29	178,274,741	19.3	5.712	115	354	1.53	11.7	10.8	67.4	57.4
60.1 - 65.0	8	104,396,651	11.3	5.608	111	351	1.40	10.2	9.8	71.8	61.4
65.1 - 65.5	1	12,878,295	1.4	4.910	52	352	1.40	9.1	9.0	70.4	65.5

Total/Weighted Average:	89	$925,007,833	100.0%	5.598%	106	329	1.58x	12.4%	11.3%	61.1%	51.2%

A-2-9

WFRBS Commercial Mortgage Trust 2012-C6

Annex A-2: Loan Pool Information

Range of Mortgage Rates

				Weighted Average
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
4.740 - 4.750	1	$7,913,148	0.9%	4.740%	51	351	2.10x	16.1%	13.3%	39.6%	36.7%
4.751 - 5.000	2	22,378,295	2.4	4.864	81	352	2.10	11.9	11.5	56.6	53.8
5.001 - 5.250	9	155,154,655	16.8	5.177	107	351	1.74	12.6	11.5	53.7	47.3
5.251 - 5.500	19	319,875,281	34.6	5.409	99	325	1.52	12.1	10.8	61.6	52.1
5.501 - 5.750	8	54,928,389	5.9	5.639	119	355	1.46	10.8	10.2	69.7	59.1
5.751 - 6.000	26	218,558,116	23.6	5.886	117	320	1.54	12.6	11.6	63.3	50.4
6.001 - 6.250	19	118,342,503	12.8	6.118	113	318	1.52	12.7	11.7	64.5	52.5
6.251 - 6.500	4	18,764,683	2.0	6.308	109	296	1.67	14.5	13.3	59.5	47.8
6.501 - 6.550	1	9,092,762	1.0	6.550	58	298	1.70	15.8	13.8	56.1	51.3

Total/Weighted Average:	89	$925,007,833	100.0%	5.598%	106	329	1.58x	12.4%	11.3%	61.1%	51.2%

A-2-10

WFRBS Commercial Mortgage Trust 2012-C6

Annex A-2: Loan Pool Information

Range of Original Terms to Maturity

				Weighted Average
Range of Original Terms to Maturity (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
60	8	$135,887,753	14.7%	5.471%	53	305	1.62x	13.8%	11.8%	58.9%	53.8%
85 - 120	81	789,120,079	85.3	5.619	115	333	1.58	12.2	11.2	61.5	50.7

Total/Weighted Average:	89	$925,007,833	100.0%	5.598%	106	329	1.58x	12.4%	11.3%	61.1%	51.2%

A-2-11

WFRBS Commercial Mortgage Trust 2012-C6

Annex A-2: Loan Pool Information

Range of Remaining Terms to Maturity as of the Cut-off Date

				Weighted Average
Range of Remaining Terms to Maturity (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
51 - 60	8	$135,887,753	14.7%	5.471%	53	305	1.62x	13.8%	11.8%	58.9%	53.8%
85 - 120	81	789,120,079	85.3	5.619	115	333	1.58	12.2	11.2	61.5	50.7

Total/Weighted Average:	89	$925,007,833	100.0%	5.598%	106	329	1.58x	12.4%	11.3%	61.1%	51.2%

A-2-12

WFRBS Commercial Mortgage Trust 2012-C6

Annex A-2: Loan Pool Information

Range of Original Amortization Terms

				Weighted Average
Range of Original Amortization Terms (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
Non-Amortizing	1	$9,500,000	1.0%	4.802%	120	0	3.04x	15.8%	14.8%	38.0%	38.0%
240	4	35,825,894	3.9	5.918	115	235	1.57	14.5	13.5	63.9	42.2
241 - 300	28	271,221,628	29.3	5.816	93	294	1.58	13.7	12.1	62.0	50.8
301 - 360	56	608,460,311	65.8	5.494	111	350	1.56	11.7	10.7	60.9	52.1

Total/Weighted Average:	89	$925,007,833	100.0%	5.598%	106	329	1.58x	12.4%	11.3%	61.1%	51.2%

A-2-13

WFRBS Commercial Mortgage Trust 2012-C6

Annex A-2: Loan Pool Information

Range of Remaining Amortization Terms as of the Cut-off Date(1)

				Weighted Average
Range of Remaining Amortization Terms (mos.)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
Non-Amortizing	1	$9,500,000	1.0%	4.802%	120	0	3.04x	15.8%	14.8%	38.0%	38.0%
230 - 240	4	35,825,894	3.9	5.918	115	235	1.57	14.5	13.5	63.9	42.2
241 - 300	28	271,221,628	29.3	5.816	93	294	1.58	13.7	12.1	62.0	50.8
301 - 360	56	608,460,311	65.8	5.494	111	350	1.56	11.7	10.7	60.9	52.1

Total/Weighted Average:	89	$925,007,833	100.0%	5.598%	106	329	1.58x	12.4%	11.3%	61.1%	51.2%

(1)

The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

A-2-14

WFRBS Commercial Mortgage Trust 2012-C6

Annex A-2: Loan Pool Information

Mortgage Loans by Amortization Type

				Weighted Average
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
Amortizing Balloon	82	$732,350,333	79.2%	5.664%	105	327	1.59x	12.7%	11.5%	61.8%	51.1%
Interest-only, Amortizing Balloon	6	183,157,500	19.8	5.373	110	337	1.49	11.1	10.2	59.4	52.0
Interest-only, Balloon	1	9,500,000	1.0	4.802	120	0	3.04	15.8	14.8	38.0	38.0

Total/Weighted Average:	89	$925,007,833	100.0%	5.598%	106	329	1.58x	12.4%	11.3%	61.1%	51.2%

A-2-15

WFRBS Commercial Mortgage Trust 2012-C6

Annex A-2: Loan Pool Information

Mortgage Loans by Financing Purpose

				Weighted Average
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
Refinance	77	$815,103,248	88.1%	5.611%	105	328	1.57x	12.4%	11.2%	61.2%	51.3%
Acquisition	11	103,330,659	11.2	5.492	113	334	1.68	12.5	11.8	59.7	49.9
Various(1)	1	6,573,925	0.7	5.580	119	359	1.77	13.3	12.2	68.5	57.4

Total/Weighted Average:	89	$925,007,833	100.0%	5.598%	106	329	1.58x	12.4%	11.3%	61.1%	51.2%

(1)	With respect to the T&M Retail Portfolio, Three Bears Supermarket was an acquisition and Marsh Supermarket was a refinance. Please refer to Annex A-1 for further details.

A-2-16

WFRBS Commercial Mortgage Trust 2012-C6

Annex A-2: Loan Pool Information

Mortgage Loans by Lockbox Type

				Weighted Average
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Mortgage Rate (%)	Remaining Term to Maturity (mos.)	Remaining Amortization Term (mos.)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	U/W NCF Debt Yield (%)	Cut-off Date LTV (%)	Balloon LTV (%)
Hard/Springing Cash Management	21	$287,299,802	31.1%	5.680%	114	324	1.51x	12.2%	11.0%	61.7%	50.6%
None	26	220,055,637	23.8	5.421	108	349	1.66	11.9	11.1	62.5	53.5
Hard/Upfront Cash Management	8	158,791,341	17.2	5.570	83	304	1.58	13.6	11.7	60.0	51.0
Soft/Springing Cash Management	20	137,807,108	14.9	5.685	109	335	1.59	12.5	11.4	58.6	48.8
Various(1)	2	63,014,395	6.8	5.448	113	345	1.72	12.4	11.7	53.7	47.2
Springing (Without Established Account)	10	51,884,722	5.6	5.883	112	308	1.47	11.7	11.2	70.2	55.1
Springing (With Established Account)	2	6,154,827	0.7	5.950	119	359	1.72	13.9	12.3	69.9	59.3

Total/Weighted Average:	89	$925,007,833	100.0%	5.598%	106	329	1.58x	12.4%	11.3%	61.1%	51.2%

(1)

With respect to the WPC Self Storage Portfolio, 25 of the underlying properties are subject to hard lockboxes with springing cash management; one property (Metro - Forth Worth) is subject to springing cash management with an established account. With respect to Parrish Portfolio, 2 of the underlying properties have soft lockboxes with springing cash management and the third property has soft lockbox with upfront cash management. Please refer to Annex A-1 for further details.

A-2-17

WFRBS Commercial Mortgage Trust 2012-C6

Annex A-2: Loan Pool Information

Mortgage Loans by Escrow Type

	Initial			Monthly			Springing
Type of Escrow	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
Tax Escrow	83	$762,363,219	82.4%	82	$756,152,442	81.7%	7	$168,855,391	18.3%
Insurance Escrow	67	584,448,295	63.2	71	657,861,592	71.1	19	274,696,241	29.7
Replacement Reserve	34	321,590,764	34.8	81	825,342,055	89.2	8	99,665,778	10.8
TI/LC Reserve(1)	19	243,475,223	45.6	39	370,177,787	69.3	9	118,894,256	22.3

(1)	The percentage of Cut-off Date Pool Balance for loans with TI/LC reserves is based on the aggregate principal balance of office, retail, mixed-use and industrial properties.

A-2-18

WFRBS Commercial Mortgage Trust 2012-C6

Annex A-2: Loan Pool Information

Percentage of Mortgage Pool by Prepayment Restriction(1)

Prepayment Restriction	April 2012	April 2013	April 2014	April 2015	April 2016	April 2017	April 2018	April 2019	April 2020	April 2021	April 2022
Locked Out	100.00%	100.00%	9.24%	6.58%	1.24%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
Defeasance	0.00	0.00	83.96	83.94	79.96	89.54	89.50	89.45	89.40	53.70	0.00
Yield Maintenance	0.00	0.00	6.80	9.48	9.49	10.46	10.50	10.55	10.60	6.92	0.00
Prepayment Premium	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Open	0.00	0.00	0.00	0.00	9.31	0.00	0.00	0.00	0.00	39.38	0.00

Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%	0.00%

Mortgage Pool Balance
Outstanding (in millions)	$925.01	$913.55	$900.35	$885.66	$870.24	$730.76	$715.57	$699.48	$682.56	$664.52	$0.00

Percent of Aggregate
Cut-off Date Pool Balance	100.00%	98.76%	97.33%	95.75%	94.08%	79.00%	77.36%	75.62%	73.79%	71.84%	0.00%

(1)	Prepayment provisions in effect as a percentage of outstanding Mortgage Loan balances as of the indicated date assuming no prepayments on the Mortgage Loans, if any.

A-2-19

Annex A-3

Summaries of the Fifteen Largest Mortgage Loans

or Groups of Cross-Collateralized Mortgage Loans

NATIONAL CANCER INSTITUTE CENTER

A-3-1

NATIONAL CANCER INSTITUTE CENTER

National Cancer Institute Center
8560 Progress Drive
Frederick, MD 21702
PENNSYLVANIA
MARYLAND
WEST VIRGINIA
VIRGINIA
Chambersburg
York
Waynesboro
Gettysburg
Hanover
Hagerstown
Westminster
Frederick
Eldersburg
Reisterstown
Owings Mills
Baltimore
Ellicott City
Columbia
Brunswick
Winchester
Germantown
Gaithersburg
Leesburg
Rockville
Bethesda
Reston
Silver Spring
Washington, DC
Annapolis
Arlington
Centreville
Alexandria
Manassas
Heritage Farm Park
Walkersville
Walkersville Community Park
Fountain Rock Spring Park
Spring Garden
FREDERICK COUNTY
Clover Hill
Frederick Community College
Fort Detrick
Clemson Corner
Monocacy Shopping Center
Dearbought Park
Amber Meadows Shopping Center
Rose Hill Manor Park
Rose Hill Manor Children's Museum
Monocacy Village Park
Waterford Park
Hood College
Frederick Memorial Hospital
Frederick Towne Mall
Willowtree Plaza
Rock Creek Park
Schifferstadt Architectural Museum
Frederick
Natl. Museum of Civil War Medicine
VFW Country Club
Baker Park
Bentztown Spring Park
Barbara Fritchie House
FREDERICK
Frederick Fairgrounds
Frederick Municipal Airport
Maryland School for the Deaf
Harry Grove Stadium
Baltimore 43 miles
Bartonsville
Frederick Crossing
Pinecliff Park
Ballenger Creek
Ballenger Creek Park
Francis Scott Key Mall
Riverview Plaza
MONOCACY
Westview Promenade
MONOCACY NATIONAL BATTLEFIELD
Washington DC 45 miles
Catoctin Mtn Hwy
Catoctin Mountain Hwy
Liberty Rd
Gas House Pike
Old National Pike
Biggs Ford Rd
Woodsboro Pike
Stauffer Rd
Yellow Springs Rd
Rosemont Ave
Military Rd
Key Pkwy
Jefferson Pike
Crestwood Blvd
Corporate Dr
New Design Rd
English Muffin Way
Urbana Pike
Reichs Ford Rd
Reels Mill Rd
MARC BRUNSWICK LINE
15
26
194
40
70
270
355
144
85
180
351
340

A-3-2

National Cancer Institute Center

Loan Information

Mortgage Loan Seller:	Wells Fargo Bank, National Association
Credit Assessment (Fitch/Moody’s/KBRA):	NAP
Original Principal Balance:	$76,500,000
Cut-off Date Principal Balance:	$76,500,000
% of Initial Pool Balance:	8.3%
Loan Purpose:	Refinance

Borrower Name:	Riv 402 Sub, LLC

Sponsors:	FCP Riverside NCI I, LLC; Matan 402 Member, LLC
Mortgage Rate:	5.350%
Note Date:	July 13, 2011
Anticipated Repayment Date:	NAP
Maturity Date:	August 1, 2021
IO Period:	24 months
Loan Term (Original):	120 months
Seasoning:	8 months
Amortization Term (Original):	312 months
Loan Amortization Type:	Interest-Only, Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(32),D(84),O(4)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes(1)	$0	Springing	NAP
Insurance(2)	$0	Springing	NAP
Replacement Reserves	$0	$853	NAP
TI/LC(3)	$6,570,698	$0	NAP

Property Information

Single Asset/Portfolio:	Single Asset
Property Type:	Office
Specific Property Type:	Medical
Location:	Frederick, MD
Size:	341,271 SF
Cut-off Date Principal Balance Per Unit/SF:	$224.16

Year Built/Renovated:	2011/NAP

Occupancy %(4):	100.0%
Occupancy % Source Date:	January 18, 2012
Title Vesting:	Fee
Property Manager:	Matan Companies, LLLP

3rd Most Recent NOI (As of)(5):	NAV
2nd Most Recent NOI (As of)(5):	NAV
Most Recent NOI (As of)(5):	NAV

U/W Revenues:	$11,746,062
U/W Expenses:	$3,972,287
U/W NOI:	$7,773,775
U/W NCF:	$7,068,290
U/W NOI DSCR:	1.43x
U/W NCF DSCR:	1.30x
U/W NOI Debt Yield:	10.2%
U/W NCF Debt Yield:	9.2%
Appraised Value(6):	$124,000,000
Appraisal Valuation Date:	June 13, 2011
Cut-off Date LTV Ratio(6):	61.7%
LTV Ratio at Maturity or ARD(6):	51.2%

(1)	Monthly tax escrows are waived so long as no event of default has occurred and is continuing and the borrower delivers to lender satisfactory evidence of payment of taxes.
(2)	Monthly insurance escrows are waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured in accordance with the loan documents.
(3)	The TI/LC escrow was established for outstanding tenant improvement costs owed to the sole tenant, SAIC-Frederick, Inc. a wholly owned subsidiary of SAIC, Inc. The remaining balance as of the Cut-off Date is $21,067.
(4)	As of the Cut-off Date, the tenant was in possession of its space, paying full contractual rent and in the process of improving its space, but not yet in occupancy.
(5)	Historical operating statements are not available because the property was recently constructed in 2011.
(6)	The Appraised Value represents an “as-completed” value, which assumes completion of the tenant’s build-out of its space. The appraisal also presented an “as-is” appraised value of $118,000,000. Based on the “as-is” appraised value, the Cut-off Date LTV would be 64.8% and the LTV at Maturity would be 53.8%. The appraisal further presents a “go dark as-completed” appraised value of $84,700,000, which assumes termination of the lease by the tenant pursuant to the termination option. See “Major Tenant” below. Based on the “go dark as-completed” appraised value, the Cut-off Date LTV would be 90.3%, and the LTV at Maturity would be 75.0%.

The Mortgage Loan. The mortgage loan (the “National Cancer Institute Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a recently constructed, research facility for the National Cancer Institute (“NCI”), located in Frederick, Maryland (the “National Cancer Institute Center Property”). The National Cancer Institute Center Mortgage Loan was originated on July 13, 2011 by Wells Fargo Bank, National Association. The National Cancer Institute Center Mortgage Loan had an original principal balance of $76,500,000, has an outstanding principal balance as of the Cut-off Date of $76,500,000 and accrues interest at an interest rate of 5.350% per annum. The National Cancer Institute Center Mortgage Loan had an initial term of 120 months, has a remaining term of 112 months as of the Cut-off Date and requires interest-only payments for the first 24 payments following origination and thereafter requires payments of interest and principal based on a 26-year amortization schedule. The National Cancer Institute Center Mortgage Loan matures on August 1, 2021. The proceeds from the National Cancer Institute Center Mortgage Loan were used to refinance existing debt on the National Cancer Institute Center Property of approximately $43.8 million, fund upfront reserves of approximately $6.6 million, pay closing costs of approximately $773,187, and return approximately $25.5 million of equity to the sponsor.

A-3-3

NATIONAL CANCER INSTITUTE CENTER

Following the lockout period, the borrower has the right to defease the National Cancer Institute Center Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date. In addition, the National Cancer Institute Center Mortgage Loan is prepayable without penalty on or after May 1, 2021.

The Property. The National Cancer Institute Center Property is a three-story, four-wing research facility containing approximately 341,271 rentable square feet situated on 32.0 acres of land. The property was built in 2011 and is located within Riverside Research Park in Frederick, Maryland, approximately 40 miles northwest of Washington, D.C. The improvements include approximately 84,557 square feet of office/administrative space, approximately 194,630 square feet of laboratory space and approximately 62,084 square feet of manufacturing space. The National Cancer Institute Center Property is operated as an advanced technology research facility for the NCI. The National Cancer Institute Center Property is 100.0% leased to SAIC-Frederick, Inc. (the “Tenant”), a wholly-owned subsidiary of SAIC, Inc. under a 10-year lease term that is scheduled to expire on September 25, 2021 and contains two 10-year renewal options in favor of the Tenant. The Tenant holds a government contract pursuant to which it is the sole operations and technical support contractor for the National Cancer Institute’s federally-funded research and development center at Fort Detrick, Maryland. In addition, the Tenant has reserved the right to expand by an additional 100,000 square feet on land adjacent to the National Cancer Institute Center Property.

The Tenant is a government services contractor that provides information technology services primarily to federal and state agencies, including various divisions of the United States military. Services offered by the Tenant include providing technological needs for national security, energy and the environment departments, cyber security and health research.

The following table represents certain information relating to the tenant at the National Cancer Institute Center Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenant
SAIC – Frederick, Inc.(3)	NR/A3/A-	341,271	100.0%	$24.60	$8,394,276	100.0%	9/25/2021	(4)

Total Major Tenant		341,271	100.0%	$24.60	$8,394,276	100.0%

(1)	Credit ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	The Annual U/W Base Rent PSF and Annual U/W Base Rent were derived by averaging the annual contractual rental increases through the lease term. The current in-place rent is $22.10 per square foot.
(3)	The Tenant possesses a purchase option at a price equal to fair market value of the National Cancer Institute Center Property at the time of purchase. Fair market value shall be considered the price that a willing buyer would pay and a willing seller would accept on the basis that the lease term is ten years and is not subject to any tenant early termination rights. See “Risk Factors - Renewal, Termination and Expiration and Reletting Entails Risks that May Adversely Affect Your Investment” in the Free Writing Prospectus.
(4)	The Tenant may terminate the lease with 240 days notice after the occurrence of various events, including but not limited to the following: (i) the United States government terminates in whole or in part the NCI contract with Tenant for any reason, (ii) the United States government reduces or changes the scope of the contract with Tenant for any reason, such that the reduction eliminates the need for Tenant’s activity conducted on the premises, (iii) funds available to Tenant for the services to be performed under the NCI contract are abolished or substantially eliminated by the United States government, or (iv) a termination for convenience occurs pursuant to applicable federal acquisition regulations with the Tenant. If the Tenant decides to terminate the lease prior to the following conditions: (i) the issuance of a certificate of occupancy, (ii) all of the Tenant’s fixtures, leasehold improvements, furniture and equipment being installed within the entire property and all government approvals and consents are issued, and (iii) not less than 250 employees of the Tenant are physically occupying the building, then the Tenant is responsible to reimburse the sponsor for any and all development costs and fees incurred by the sponsor as well as an early termination fee equal to 12% per annum of the sponsor’s cost to date (subject to a cap of $105 million).

A-3-4

NATIONAL CANCER INSTITUTE CENTER

The following tables present certain information relating to the lease rollover schedule at the National Cancer Institute Center Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring(2)	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	1	341,271	100.0%	341,271	100.0%	$8,394,276	$24.60
2022	0	0	0.0%	341,271	100.0%	$0	$0.00
Thereafter	0	0	0.0%	341,271	100.0%	$0	$0.00
Vacant	0	0	0.0%	341,271	100.0%	$0	$0.00

Total / Weighted Average	1	341,271	100.0%			$8,394,276	$24.60

(1)	Source: Information obtained from the underwritten rent roll.
(2)	The Tenant has a lease termination option that is exercisable prior to the originally stated expiration date of the subject lease and is not considered in the Lease Expiration Schedule.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the National Cancer Institute Center Property:

Cash Flow Analysis(1)

	U/W(2)		U/W $ per SF(2)
Base Rent	$8,394,276		$24.60
Grossed Up Vacant Space	0		0.00
Total Reimbursables	3,970,000		11.63
Other Income	0		0.00
Less Vacancy & Credit Loss	(618,214)		(1.81)

Effective Gross Income	$11,746,062		$34.42

Total Operating Expenses	$3,972,287		$11.64

Net Operating Income	$7,773,775		$22.78
TI/LC	620,167		1.82
Capital Expenditures	85,318		0.25

Net Cash Flow	$7,068,290		$20.71

NOI DSCR	1.43	x
NCF DSCR	1.30	x
NOI DY	10.2%
NCF DY	9.2%

(1)	Historical operating statements are not available because the property was recently constructed in 2011.
(2)	The Annual U/W Base Rent PSF and Annual U/W Base Rent were derived by averaging the annual contractual rental increases through the lease term. The Tenant’s lease is triple-net and the current in-place rent is $22.10 per square foot.

Appraisal. According to the appraisal, the National Cancer Institute Center Property had an “as-is” appraised value of $118,000,000, an “as-completed” appraised value of $124,000,000, which assumes completion of the Tenant’s build-out of it space, and a “go dark as-completed” appraised value of $84,700,000, which assumes a termination of the lease by the Tenant pursuant to the termination option described above. All of the aforementioned appraised values have an effective date of June 13, 2011.

Environmental Matters. According to the Phase I environmental site assessment dated June 9, 2011 there was no evidence of any recognized environmental conditions.

Market Overview and Competition. According to the appraisal, the National Cancer Institute Center Property is located within The Riverside Research Park, a 450-acre master planned corporate campus with approximately 177 acres dedicated primarily for medical research. The National Cancer Institute Center Property is located approximately four miles from Fort Detrick, a United

A-3-5

NATIONAL CANCER INSTITUTE CENTER

States Army medical installation that houses the principal offices of the United States Army Medical Research and Material Command. The National Cancer Institute Center Property is also located within approximately four miles of the National Interagency of Biodefense Camps and the existing properties at which the NCI or contractors on behalf of NCI maintain offices or research facilities.

The National Cancer Institute Center Property is located in the Suburban Maryland market within the greater Washington DC/Baltimore/Suburban Maryland market. The Washington DC/Baltimore/Suburban Maryland market has a concentration of life science, medical research and biotechnology facilities. Other government research entities located within the market include the Food and Drug Administration, the Department of Health and Human Services, the National Institutes of Health, and the U.S. Army’s Medical Research Institute for Infectious Diseases. Due to its laboratory build-out, the National Cancer Institute Center Property is classified as a life science property. Within the life science sector of the Suburban Maryland market, as of the second quarter 2011, vacancy is less than 6% and average market rents for similar space average $27.50 per square foot, triple net.

The Borrower. The National Cancer Institute Center Loan is structured as a Maryland Indemnity Deed of Trust (“IDOT”). The borrower is a single member Delaware limited liability company and a single purpose entity with two independent directors, whose sole member RIV 402, LLC is the owner of the National Cancer Institute Center Property and the indemnitor under the IDOT. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the National Cancer Institute Center Mortgage Loan. The borrower is a joint venture between Matan Companies (“Matan”) and Federal Capital Partners (“FCP”). Matan has a 49.5% ownership interest via Matan 402 Member, LLC (“Matan 402”) and a 0.5% ownership interest via Matan 402 SPC, Inc. FCP has a 50.0% ownership interest via FCP Riverside NCI I, LLC (“FCP Riverside”). Matan 402 is 100% owned by Wedgewood Investment Group 2008, LLC, which is an investment entity controlled by Mark C. Matan. FCP Riverside is solely owned by FCP Fund 1, LP, FCP’s first real estate private equity fund, focused on equity and debt investments in properties and land in the Mid-Atlantic region. FCP Fund 1, LP is majority owned by third party investors, but is controlled by the FCP partners, who serve as the fund’s general partners. Mark C. Matan is the General Manager of the joint venture and ultimately maintains a 32% ownership in the property.

The Sponsor. The sponsor is a joint venture between FCP Riverside and Matan 402 and Mark C. Matan is the General Manager of the joint venture. Mr. Matan founded Matan Companies in 1995, which is an office and industrial real estate company based in Frederick, Maryland. The company’s current portfolio includes interests in over 41 buildings in excess of 3.5 million square feet. Over 50% of the company’s projects are located in Frederick, MD and only two projects are located outside of the greater Washington, D.C. metro area.

Escrows. The loan documents waive monthly escrows of real estate taxes provided the following conditions are met: (i) no event of default has occurred and is continuing and (ii) borrower delivers to lender evidence of timely payment of taxes not less than fifteen days prior to the delinquency of such payment. The loan documents waive monthly escrows of insurance for so long as the following conditions are satisfied: (i) no event of default has occurred and is continuing, (ii) the liability and casualty polices covering the property are part of a blanket or umbrella policy approved by lender and (iii) the borrower provides the lender with evidence of renewal of such policy and receipts for the payment of insurance premiums in accordance with the loan documents. The loan documents provide for monthly escrows of $853 for replacement reserves. The loan documents provide for an upfront escrow in the amount of $6,570,698 for outstanding tenant improvement costs and leasing commissions owed to the tenant.

Lockbox and Cash Management. The National Cancer Institute Center Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and the Tenant is directed to pay its rents directly to such lockbox account. The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager relating to the National Cancer Institute Center Property be deposited into the lockbox account within two business days after receipt. Upon the occurrence of a Cash Trap Event Period, as defined below, all funds on deposit in the lockbox account will be swept to certain restricted accounts, and if an event of default exists, the lender has the exclusive control of, and the right to withdraw and apply, the funds in the deposit account to payment of any and all debts, liabilities and obligations of the borrower in such order, proportion and priority as lender may determine in its sole discretion.

A “Cash Trap Event Period” shall commence upon the date the Tenant gives notice that it will vacate its space at the National Cancer Institute Center Property and a Cash Trap Event Period shall expire upon the earlier of (i) the date that the Tenant revokes its notice of early lease termination, or (ii) upon the date the National Cancer Institute Center Property is leased to new tenant(s) acceptable to lender upon terms reasonably acceptable to lender; such new tenant(s) are occupying the space and paying rent and has delivered estoppel certificate(s), and (iii) such lease(s) is generating a debt yield of not less than 9.9%.

Property Management. The National Cancer Institute Center Property is managed by Matan Companies, LLLP, an affiliate of the borrower. The property manager is currently entitled to a base management fee in an amount equal to 4.0% of the gross receipts collected from the National Cancer Institute Center Property. The borrower may not extend, renew, or cancel the management agreement or otherwise replace the manager or enter into any other management agreement without written consent from the lender (which consent may not be unreasonably withheld).

Assumption. The National Cancer Institute Center Mortgage Loan has a three-time right to transfer the National Cancer Institute Center Property with the consent of lender, provided that no event of default has occurred and is continuing under the National Cancer Institute Center Mortgage Loan and certain other conditions are satisfied, including lender’s reasonable determination that the proposed transferee and guarantor satisfy lender’s credit review and underwriting standards taking into consideration, (i) experience and financial strength and credit quality, (ii) requirements that the transferee will execute a recourse guaranty and an

A-3-6

NATIONAL CANCER INSTITUTE CENTER

environmental indemnity, (iii) rating agency confirmation that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings from Fitch, Moody’s and KBRA assigned to the Series 2012-C6 Certificates and (iv) other factors relied upon by lender in the original underwriting of the National Cancer Institute Center Mortgage Loan.

Purchase Option. The Tenant or its nominee, the United States Government, has the option to purchase the National Cancer Institute Center Property at any time for fair market value as agreed, or, absent an agreed value, as determined by a consensus of a board of three licensed MAI real estate appraisers or the average of the two closest values provided by such appraisers. If the tenant exercises such purchase option during the defeasance lockout period, the National Cancer Institute Center Borrower will be required to pay a yield maintenance-based prepayment premium, together with outstanding loan balance and other amounts payable under the related loan documents. If the purchase option is exercised following the defeasance lockout period, the National Cancer Institute Center borrower must defease the loan.

Release. The borrower is permitted to a partial release of two undeveloped land parcels (a 4.3 acre parcel on the west side of the existing parking lot and a 1.2 acre parcel on the east side of the existing building) of the National Cancer Institute Center upon the satisfaction of certain conditions, including but not limited to: (i) there is no event of default continuing, (ii) lender shall receive a legal non-consolidation opinion that the single purpose nature and bankruptcy remoteness of the borrower are in accordance with Fitch, Moody’s and KBRA’s standards, and (iii) the lender receives a legal opinion that following the release of the parcel the securitization will not fail to maintain its status as a REMIC trust.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the National Cancer Institute Center Property, as well as business interruption insurance covering no less than the 18-month period from the occurrence of a casualty event, together with a 12-month extended period of indemnity.

A-3-7

WINDSOR HOTEL PORTFOLIO II

A-3-8

WINDSOR HOTEL PORTFOLIO II

Las Vegas
Winchester
Paradise
Spring Valley
CLARK COUNTY
McCarran International Airport
1

Asheville
BUNCOMBE COUNTY
Biltmore Forest
PISGAH NATIONAL FOREST
BLUE RIDGE MOUNTAINS
2

Windsor Hotel Portfolio II		
1 Embassy Suites Las Vegas	3600 Paradise Road	Las Vegas, NV 89169
2 Renaissance Asheville	31 Woodfin Street	Asheville, NC 28801
3 Embassy Suites Arcadia	211 East Huntington Drive	Arcadia, CA 91006
4 Embassy Suites Alpharetta	5955 North Point Parkway	Alpharetta, GA 30022

Altadena
Glendale
Pasadena
Monrovia
Arcadia
Azusa
San Gabriel
Temple City
Baldwin Park
Covina
Alhambra
El Monte
Los Angeles
East Los Angeles
Monterey Park
West Covina
La Puente
Montebello
Pico Rivera
Hacienda Heights
Rowland Heights
Huntington Park
Whittier
Florence
South Gate
Downey
3

Cumming
Milton
Woodstock
Alpharetta
Buford
Acworth
Roswell
Johns Creek
Suwanee
Kennesaw
Duluth
Marietta
Sandy Springs
Dunwoody
Norcross
Lawrenceville
Smyrna
Powder Springs
Chamblee
Doraville
Lilburn
Snellville
Tucker
Mableton
Austell
Druid Hills
Decatur
Mountain Park
Stone Mountain
Atlanta
Douglasville
East Point
Conyers
College Park
Forest Park
Union City
Morrow
Stockbridge
Jonesboro
Fayetteville
Peachtree City
McDonough
4

A-3-9

Windsor Hotel Portfolio II

Loan Information

Mortgage Loan Seller:	Wells Fargo Bank, National Association
Credit Assessment (Fitch/Moody’s/KBRA):	NAP
Original Principal Balance:	$68,200,000
Cut-off Date Principal Balance:	$67,279,272
% of Initial Pool Balance:	7.3%
Loan Purpose:	Refinance
Borrower Name(1):	Various
Sponsor:	Patrick M. Nesbitt
Mortgage Rate:	5.500%
Note Date:	June 6, 2011
Anticipated Repayment Date:	NAP
Maturity Date:	July 1, 2016
IO Period:	None
Loan Term (Original):	60 months
Seasoning:	9 months
Amortization Term (Original):	300 months
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(33),D(23),O(4)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt:	None
Additional Debt Type:	NAP

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes	$459,374	$84,166	NAP
Insurance	$0	$31,658	NAP
Deferred Maintenance	$206,576	$0	NAP
FF&E Reserve(2)	$3,275,440	Various	NAP
Seasonality Reserve	$300,000	Excess Cash Flow	$300,000

Property Information

Single Asset/Portfolio:	Portfolio

Property Type:	Hospitality

Specific Property Type:	Full Service
Location:	Various
Size:	901 Rooms
Cut-off Date Principal Balance Per Room:	$74,671.78
Year Built/Renovated:	Various
Occupancy %:	76.2%
Occupancy % Source Date:	December 31, 2011
Title Vesting:	Fee
Property Manager:	Windsor Capital Group, Inc.

3rd Most Recent NOI (As of):	$9,346,844 (12/31/2009)
2nd Most Recent NOI (As of):	$8,864,415 (12/31/2010)
Most Recent NOI (As of):	$9,892,114 (12/31/2011)

U/W Revenues:	$35,767,588
U/W Expenses:	$25,879,265
U/W NOI:	$9,888,323
U/W NCF:	$8,332,866
U/W NOI DSCR:	1.97x
U/W NCF DSCR:	1.66x
U/W NOI Debt Yield:	14.7%
U/W NCF Debt Yield:	12.4%
As-Is Appraised Value:	$112,300,000
As-Is Appraisal Valuation Date:	Various
Cut-off Date LTV Ratio:	59.9%
LTV Ratio at Maturity or ARD:	54.5%

(1)	Borrower names are Alpharetta Hotel Venture, LP, Arcadia Hotel Venture, LP, Nesbitt Asheville Venture LLC, and Nesbitt L.V.C.C., LLC.
(2)	Monthly payments of 4.0% of gross monthly income are payable into a FF&E reserve fund for each of the Embassy Suites Alpharetta, Embassy Suites Arcadia and Embassy Suites Las Vegas and 5.0% of monthly gross income for the Renaissance Asheville.

The Mortgage Loan. The mortgage loan (the “Windsor Hotel Portfolio II Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the borrower’s fee interest in three Embassy Suites Hotels and one Renaissance Hotel located in four states (the “Windsor Hotel Portfolio II Properties”). The Windsor Hotel Portfolio II Mortgage Loan was originated on June 6, 2011 by Wells Fargo Bank, National Association. The Windsor Hotel Portfolio II Mortgage Loan had an original principal balance of $68,200,000, has an outstanding principal balance as of the Cut-off-Date of $67,279,272 and accrues interest at an interest rate of 5.500% per annum. The Windsor Hotel Portfolio II Mortgage Loan had an initial term of 60 months, has a remaining term of 51 months as of the Cut-off Date and requires payments of interest and principal based on a 25-year amortization schedule. The Windsor Hotel Portfolio II Mortgage Loan matures on July 1, 2016. The proceeds from the Windsor Hotel Portfolio II Mortgage Loan, a preferred equity investment in the amount of $37.0 million from CBREI Capital Partners, and $2.1 million from the carryover of previous escrow accounts were used to refinance existing debt on the Windsor Hotel Portfolio II Properties and associated costs of $101.0 million securitized in GMACC 2005-C1, fund escrow accounts of approximately $4.2 million, and fund closing costs of approximately $2.0 million.

Following the lockout period, the borrower has the right to defease the Windsor Hotel Portfolio II Mortgage Loan in whole but not in part, on any due date before the scheduled maturity date. In addition, the Windsor Hotel Portfolio II Mortgage Loan is prepayable without penalty on or after April 1, 2016.

The Properties. The Windsor Hotel Portfolio II Mortgage Loan is secured by the fee interest in three full-service Embassy Suites hotels and one full-service Renaissance hotel located in Nevada, North Carolina, California, and Georgia. The properties comprise a total of 901 rooms.

A-3-10

WINDSOR HOTEL PORTFOLIO II

Embassy Suites Las Vegas

The property is a 286-room, full-service hotel located in Las Vegas, Nevada. The eleven-story property was built in 2000 and is located along Paradise Road, approximately 5 miles south of Downtown Las Vegas and just south of the Las Vegas Convention Center. On-site amenities include an outdoor pool, fitness center, restaurant, business center and approximately 11,025 square feet of meeting and banquet space. The Embassy Suites’ franchise agreement expires on March 27, 2018.

Renaissance Asheville

The property is a 275-room, full-service hotel located in Asheville, North Carolina. The 13-story property is located in the central business district of Asheville and the property was built in 1970 and renovated in 2008. On-site amenities consist of a restaurant, indoor swimming pool, fitness center, business center, and 20,789 square feet of meeting space. The Renaissance franchise agreement expires on December 15, 2018.

Embassy Suites Arcadia

The property is a 190-room, full service hotel located in Arcadia, California. The seven-story property is located approximately 17 miles northeast of Los Angeles and was built in 1984 and renovated in 2002. On-site amenities include a swimming pool, restaurant and lounge, fitness center, business center and approximately 7,568 square feet of meeting space. The Embassy Suites franchise agreement expires on November 11, 2017.

Embassy Suites Alpharetta

The property is a 150-room, full-service hotel located in Alpharetta, Georgia. The six-story property was built in 2001 and is located in close proximity to North Point Mall and approximately 25 miles north of Atlanta. On-site amenities include a restaurant and bar, fitness room, indoor pool, business center and 3,156 square feet of meeting space. The Embassy Suites franchise agreement expires on February 11, 2020.

The following table represents certain information relating to the Windsor Hotel Portfolio II Properties:

Property Name	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Rooms	Loan/Room	Year Built/ Renovated	Appraised Value
Embassy Suites Las Vegas	$21,431,703	31.9%	286	$74,936	2000/NAP	$33,400,000
Renaissance Asheville	$20,203,511	30.0	275	$73,467	1970/2008	$31,500,000
Embassy Suites Arcadia	$17,559,692	26.1	190	$92,419	1984/2002	$34,800,000
Embassy Suites Alpharetta	$8,084,364	12.0	150	$53,896	2001/NAP	$12,600,000

Total/Weighted Average	$67,279,272	100.0%	901	$74,672		$112,300,000

A-3-11

WINDSOR HOTEL PORTFOLIO II

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Windsor Hotel Portfolio II Properties:

Cash Flow Analysis

	2009		2010		2011		U/W		U/W $ per Room
Occupancy	69.8%		74.0%		76.2%		76.2%
ADR	$123.46		$116.58		$119.75		$119.75
RevPAR	$86.15		$86.26		$91.30		$91.30

Total Revenue	$33,916,268		$33,899,394		$35,767,588		$35,767,588		$39,698
Total Department Expenses	11,589,572		11,806,557		12,168,730		12,168,730		13,506

Gross Operating Profit	$22,326,696		$22,092,837		$23,598,858		$23,598,858		$26,192

Total Undistributed Expenses	11,581,661		11,789,895		12,319,571		12,308,760		$13,661

Profit Before Fixed Charges	$10,745,035		$10,302,942		$11,279,287		$11,290,098		$12,531

Total Fixed Charges	1,398,191		1,438,527		1,387,173		1,401,775		1,556

Net Operating Income	$9,346,844		$8,864,415		$9,892,114		$9,888,323		$10,975

FF&E	1,360,877		1,358,758		1,434,160		1,555,457		1,726

Net Cash Flow	$7,985,967		$7,505,657		$8,457,954		$8,332,866		$9,249

NOI DSCR	1.86	x	1.76	x	1.97	x	1.97	x
NCF DSCR	1.59	x	1.49	x	1.68	x	1.66	x
NOI DY	13.9%		13.2%		14.7%		14.7%
NCF DY	11.9%		11.2%		12.6%		12.4%

Appraisal. According to the appraisals performed between March 14, 2011 and April 8, 2011, the Windsor Hotel Portfolio II had an aggregated “as-is” appraised value of $112,300,000.

Environmental Matters. According to a Phase I environmental site assessment dated April 11, 2011, the continued implementation of an existing asbestos operations and maintenance plan was recommended with respect to the Renaissance Asheville property.

According to Phase I environmental site assessments dated April 8, 2011 and April 11, 2011, there was no evidence of recognized environmental conditions at Embassy Suites Las Vegas, Embassy Suites Arcadia and Embassy Suites Alpharetta.

Market Overview and Competition. The Windsor Hotel Portfolio II Properties are located in Nevada, North Carolina, California and Georgia.

Embassy Suites Las Vegas

The Embassy Suites Las Vegas property is located in Las Vegas, Clark County, Nevada, south of the Las Vegas Convention Center, one mile east of Las Vegas Boulevard (“the Strip”) and five miles south of downtown Las Vegas. The property is also located just east of Hughes Center, a master planned office, retail and residential community that includes approximately 1.4 million square feet of office space and restaurants. The demand segment for the competitive market is estimated at 47% commercial, 30% meeting and group and 23% leisure.

Subject and Market Historical Occupancy, ADR and RevPAR (Embassy Suites Las Vegas)

	Competitive Set(1)			Embassy Suites Las Vegas(1)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2011	76.6%	$100.37	$76.89	79.6%	$111.14	$88.43	103.9%	110.7%	115.0%
12/31/2010	70.2%	$99.74	$70.03	75.9%	$109.58	$83.19	108.1%	109.9%	118.8%
12/31/2009	63.7%	$111.01	$70.76	75.5%	$115.91	$87.52	118.5%	104.4%	123.7%

(1)	Data provided by a December 31, 2011 hospitality research report.

A-3-12

WINDSOR HOTEL PORTFOLIO II

Renaissance Ashesville

The Renaissance Asheville property is located in Asheville, Buncombe County, North Carolina. Asheville is located in Western North Carolina, approximately 130 miles northwest of Charlotte, North Carolina and approximately 116 miles southeast of Knoxville, Tennessee. The property is located within the Asheville central business district at the southeast corner of Sweeten Creek and Roberts Roads and south of Interstate 240. The demand segment for the competitive market is estimated at 44% leisure, 43% commercial and 13% meeting and group.

Subject and Market Historical Occupancy, ADR and RevPAR (Renaissance Asheville)

	Competitive Set(1)			Renaissance Asheville(1)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2011	58.3%	$102.10	$59.49	71.6%	$130.92	$93.74	122.9%	128.2%	157.6%
12/31/2010	56.6%	$98.53	$55.77	68.9%	$122.31	$84.33	121.8%	124.1%	151.2%
12/31/2009	54.4%	$100.34	$54.60	63.7%	$129.50	$82.45	117.0%	129.1%	151.0%

(1)	Data provided by a December 31, 2011 hospitality research report.

Embassy Suites Arcadia

The Embassy Suites Arcadia property is located in Arcadia, Los Angeles County, California. Arcadia is located approximately 14 miles to the northeast of Downtown Los Angeles. The property is located on the northeast corner of Huntington Drive and Second Avenue in downtown Arcadia and access is provided by Interstate 210, Interstate 10 and Interstate 605. The property is located approximately one mile west of the Santa Anita Park and Raceway and in close proximity to offices maintained by Exxon Mobile, IBM, Northrup Grumman and Boeing Company. The demand segment for the competitive market is estimated at 69% commercial, 24% leisure, and 7% meeting and group.

Subject and Market Historical Occupancy, ADR and RevPAR (Embassy Suites Arcadia)

	Competitive Set(1)			Embassy Suites Arcadia(1)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/30/2011	81.1%	$114.45	$92.83	79.5%	$127.40	$101.25	98.0%	111.3%	109.1%
12/30/2010	75.6%	$109.98	$83.16	81.4%	$123.67	$100.63	107.6%	112.4%	121.0%
12/30/2009	68.6%	$114.24	$78.41	73.0%	$132.53	$96.74	106.3%	116.0%	123.4%

(1)	Data provided by December 31, 2011 hospitality research report.

Embassy Suites Alpharetta

The Embassy Suites Alpharetta property is located in Alpharetta, Georgia within Fulton County. Alpharetta is approximately 25 miles northeast of Atlanta central business district. Georgia Highway 400 is located just west of the property and provides north/south access from the Atlanta central business district. The property is located near several office parks, the North Point Mall and the Verizon Wireless Amphitheatre, a 12,000 seat music venue that opened in 2010, as well as local offices maintained by AT&T, General Electric, Johnson & Johnson, Siemens and Verizon. The demand segment for the competitive market is estimated at 59% commercial, 23% meeting and group and 18% leisure.

Subject and Market Historical Occupancy, ADR and RevPAR (Embassy Suites Alpharetta)

	Competitive Set(1)			Embassy Suites Alpharetta(1)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2011	65.5%	$108.95	$71.32	72.5%	$111.94	$81.15	110.7%	102.7%	113.8%
12/31/2010	64.4%	$100.83	$64.90	71.5%	$108.97	$77.86	111.0%	108.1%	120.0%
12/31/2009	58.0%	$103.82	$60.22	66.8%	$114.59	$76.51	115.1%	110.4%	127.0%

(1)	Data provided by December 31, 2011 hospitality research report.

The Borrower. The borrowers consist of two Delaware limited partnerships and two limited liability companies, all single purpose entities with two independent directors. Legal counsel for the borrower delivered a non-consolidation opinion in connection with the origination of the Windsor Hotel Portfolio II Mortgage Loan. Patrick M. Nesbitt, the indirect owner of the borrower, is the guarantor of certain nonrecourse carveouts under the Windsor Hotel Portfolio II Mortgage Loan.

A-3-13

WINDSOR HOTEL PORTFOLIO II

The Sponsor. Patrick M. Nesbitt is the founder, Chairman and CEO of Windsor Capital Group, Inc., (“WCG”) which is based in Santa Monica, California. Since creating WCG over 36 years ago, the company has become one of the largest private owners and operators of Embassy Suites hotels. In addition, WCG owns and manages a number of other hospitality assets under the Marriott flag. In total, WCG owns and/or operates 22 branded hotels in 11 states. Two loans for which Mr. Nesbitt and WCG are the sponsors, Windsor Capital Embassy Suites Portfolio and Citadel Crossing, which were sold into commercial mortgage securitizations in 2006, are currently in maturity default and were transferred to special servicing. See “Risk Factors – Prior Bankruptcies or Other Proceedings May Be Relevant to Future Performance” in the Free Writing Prospectus.

Escrows. The loan documents provide for initial deposits of $459,374 for real estate taxes, $206,576 for deferred maintenance, $3,275,440 for an FF&E reserve, and $300,000 for a seasonality reserve. The loan documents provide for ongoing monthly escrow deposits in the amount of $84,166 for real estate taxes (subject to adjustment according to the lender’s estimate of real estate taxes) and $31,658 of insurance (subject to adjustment according to the lender’s estimate of insurance premiums). The borrower is also required to deposit monthly into a franchise, fixture and equipment (“FF&E”) reserve account an amount equal to 4.0% of total revenue during the corresponding calendar month for each of the Embassy Suites Las Vegas, Embassy Suites Arcadia and Embassy Suites Alpharetta and 5.0% of total revenue during the corresponding calendar month for the Renaissance Asheville. The borrower is also required to deposit monthly (subject to a cap of $300,000 on the amount required to be on deposit at any one time) with lender an amount equal to all remaining excess cash flow into a reserve account (a “Seasonality Reserve”) for the purpose of maintaining adequate reserves to fund the aggregate shortfalls for debt service, operating expenses and required reserves that the lender estimates will occur due to seasonal fluctuations in the performance of each of the Windsor Hotel Portfolio II Properties.

A “Cash Trap Event Period” will commence upon any of the following: (i) an event of default under the loan documents, or (ii) if, as of the last day of any calendar quarter during the loan term, the debt service coverage ratio is equal to or less than 1.20x. So as long as no event of default exists and is continuing, a Cash Trap Event Period shall end if and when the Windsor Hotel Portfolio II Properties achieve a debt service coverage ratio greater than 1.20x for two consecutive calendar quarters after the commencement of a Cash Trap Event Period. If no Cash Trap Event Period has occurred and is continuing and no event of default has occurred and is continuing, all excess cash flow after fulfilling the requirements of the Seasonality Reserve, will be returned to the borrower.

Lockbox and Cash Management. The Windsor Hotel Portfolio II Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower direct all tenants and credit card companies/banks to deliver all receipts payable with respect to the Windsor Hotel Portfolio II Properties directly into the lockbox account. The loan documents also require that all revenues received by the borrower or property manager be deposited into the lockbox account within one business day after receipt.

Property Management. The Windsor Hotel Portfolio II Properties are managed by WCG, an affiliate of the borrower. See “The Sponsor” above. According to the management agreement for all of the Windsor Hotel Portfolio II Properties, the manager is entitled to 3.5% of gross revenues of each operating year. The borrower may not enter into a third party property or asset management contract without prior written consent from lender.

Assumption. The Windsor Hotel Portfolio II Mortgage Loan has a two-time right to transfer the Windsor Hotel Portfolio II Properties and cause an assumption of the loan, subject to various conditions set forth in the loan documents, including but not limited to (i) no event of default has occurred and is continuing under the Windsor Hotel Portfolio II Mortgage Loan, (ii) the transferee borrower is a reputable entity or person of good character, creditworthy with sufficient financial worth, (iii) the borrow pays an assumption fee in an amount equal to 1% of the then outstanding principal balance of the loan, (iv) the lender receives a new non-consolidation opinion, and (v) rating agency confirmation that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings from Fitch, Moody’s and KBRA assigned to the Series 2012-C6 Certificates.

Right of First Refusal. For the Renaissance Asheville property only, Marriott International, Inc., as franchisor, has a right of first refusal to acquire the related property if there is transfer of hotel or controlling direct or indirect interest in the related borrower to a “competitor” (any person having an interest, other than as a passive investor, in another hotel brand comprised of at least 10 hotels).

Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Preferred Equity. A subsidiary of CBRE Capital Partners, CPUSI SS Co-Investment Windsor Owner, LLC, is a preferred member in the borrower (the “Preferred Member”) and is entitled to a preferred return on an equity investment of $37,000,000, which is fully payable on June 1, 2016, which is one month before the scheduled maturity of the Windsor Hotel Portfolio II Mortgage Loan. The managing member in the borrower is currently NFT SPE 3 LLC, which is an affiliate of WCG (the “Managing Member”). The current interest rate on the unreturned initial preferred capital is 8% per annum, with a minimum required internal rate of return of 16% on the Preferred Member’s initial preferred capital contribution. However, following any removal of the Managing Member, the interest rate increases to 21% per annum. The Managing Member is subject to removal upon the occurrence of various events, including but not limited to: (i) failure to pay the preferred return on any scheduled distribution date, (ii) failure to pay the Preferred Member the entire preferred capital return amount when due, (iii) the Managing Member is indicted for a felony, engages in misapplication

A-3-14

WINDSOR HOTEL PORTFOLIO II

or theft of funds or commits fraud, and (iv) as of December 1, 2012 and each subsequent twelve month period until loan maturity, if both the property’s net operating income for the twelve month period immediately preceding December 1, 2012 is less than the property’s net operating income for the twelve-month period immediately preceding June 1, 2011 and the Preferred Member’s investment-to-value ratio is greater than 95% based on a capitalization rate of 8.75%.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Windsor Hotel Portfolio II Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with 12 months of extended period of indemnity.

A-3-15

WPC SELF STORAGE PORTFOLIO

A-3-16

WPC SELF STORAGE PORTFOLIO

Fresno
NEVADA
CALIFORNIA
Visalia
Delano
Bakersfield
Ridgecrest
Morro Bay
Atascadero
San Luis Obispo
Tehachapi
Pismo Beach
Santa Maria
Rosamond
Barstow
Lompoc
Lancaster
Santa Barbara
Santa Paula
Palmdale
Apple Valley
Los Angeles
San Bernardino
Twentynine Palms
Ventura
Santa Monica
Riverside
Long Beach
Anaheim
Palm Springs
Irvine
Pacific Ocean
Laguna Beach
Carlsbad
Escondido
San Diego

Kenosha
Beloit
WISCONSIN
ILLINOIS
Pleasant Prairie
Zion
Loves Park
Gurnee
Waukegan
Rockford
Woodstock
Lake Michigan
Crystal Lake
Highland Park
Buffalo Grove
Northbrook
Palatine
Evanston
Elgin
Schaumburg
DeKalb
St. Charles
Oak Park
Chicago
Wheaton
Aurora
Naperville
Bolingbrook
Orland Park
Hammond
Joliet
Chicago Heights
La Salle
Ottawa
IN

WPC Self Storage Portfolio

1 Extra Space - San Diego	San Diego, CA	14 Metro - Fort Worth	Fort Worth, TX
2 Extra Space - Pearl City	Pearl City, HI	15 Extra Space - Apple Valley Powhatan	Apple Valley, CA
3 Extra Space - Palmdale 10th Street	Palmdale, CA	16 SecureCare - Rockford Alpine	Rockford, IL
4 Extra Space - Fresno	Fresno, CA	17 SecureCare - Chicago Elston	Chicago, IL
5 Extra Space - Palm Springs	Palm Springs, CA	18 SecureCare - Rockford Main	Rockford, IL
6 SecureCare - Chicago Adams	Chicago, IL	19 Extra Space - Harbor City	Harbor City, CA
7 Extra Space - Apple Valley Town Center	Apple Valley, CA	20 Extra Space - Rubidoux	Rubidoux, CA
8 Extra Space - Bakersfield Oswell	Bakersfield, CA	21 Extra Space - Anaheim	Anaheim, CA
9 Extra Space - Palmdale Sierra	Palmdale, CA	22 Extra Space - Riverside	Riverside, CA
10 Extra Space - Bakersfield Weedpatch	Bakersfield, CA	23 Extra Space - Bakersfield Buck Owens	Bakersfield, CA
11 Extra Space - South Gate	South Gate, CA	24 Extra Space - Kona	Kailua-Kona, HI
12 Extra Space - Bakersfield Hughes	Bakersfield, CA	25 Extra Space - Grand Terrace	Grand Terrace, CA
13 Extra Space - Rosamond	Rosamond, CA	26 SecureCare - Alpine Annex	Rockford, IL

Kauai
Kapaa
Lihue
Niihau
Oahu
Pearl City
Kaneohe
Honolulu
Pacific Ocean
Molokai
Lahaina
Kahului
Lanai
Maui
Wailea
Waimea
Hilo
Kailua-Kona
Hawaii
Pacific Ocean

Eagle Mountain
Keller
Colleyville
Azle
North Richland Hills
Watauga
Saginaw
Bedford
Lakeside
Lake Worth
Haltom City
Hurst
Sansom Park
River Oaks
Fort Worth
White Settlement
Westover Hills
Dalworthington Gardens
Arlington
Benbrook
Forest Hill
Edgecliff Village
Everman
Kennedale
Rendon
Crowley
Mansfield

A-3-17

WPC Self Storage Portfolio

Loan Information

Mortgage Loan Seller:	Wells Fargo Bank, National Association
Credit Assessment (Fitch/Moody’s/KBRA):	NAP
Original Principal Balance:	$48,157,500
Cut-off Date Principal Balance:	$48,157,500
% of Initial Pool Balance:	5.2%

Loan Purpose:	Acquisition

Borrower Names:	American WPC Storage (Multi) LLC; Alamo WPC Storage (TX) LLC

Sponsor:	Corporate Property Associates 17 – Global Incorporated
Mortgage Rate:	5.200%
Note Date:	June 27, 2011
Anticipated Repayment Date:	NAP
Maturity Date:	July 1, 2021
IO Period:	60 months
Loan Term (Original):	120 months

Seasoning:	9 months

Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(33),D(83),O(4)
Lockbox Type(1):	Various
Additional Debt:	None
Additional Debt Type:	NAP

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes(2)	$0	Springing	NAP
Insurance(3)	$0	Springing	NAP
Replacement Reserves(4)	$0	Springing	NAP
Deferred Maintenance	$381,334	$0	NAP

Property Information

Single Asset/Portfolio:	Portfolio

Property Type:	Self Storage

Specific Property Type:	Self Storage
Location:	Various
Size:	1,718,350 SF

Cut-off Date Principal Balance Per Unit/SF:	$28.03

Year Built/Renovated:	Various/Various

Occupancy %:	63.8%

Occupancy % Source Date:	December 31, 2011
Title Vesting(5):	Various
Property Manager(6):	Various

3rd Most Recent NOI (As of):	$8,446,909(12/31/2009)
2nd Most Recent NOI (As of):	$7,452,196(12/31/2010)

Most Recent NOI (As of)(7):	$6,592,302 (Annualized Q1/Q3/Q4 2011)

U/W Revenues(8):	$12,026,743
U/W Expenses(8):	$5,833,071
U/W NOI(8):	$6,193,672
U/W NCF(8):	$5,850,002
U/W NOI DSCR(8):	1.95x
U/W NCF DSCR(8):	1.84x
U/W NOI Debt Yield(8):	12.9%

U/W NCF Debt Yield(8):	12.1%
As-Is Appraised Value:	$98,145,000
As-Is Appraisal Valuation Date:	Various
Cut-off Date LTV Ratio:	49.1%
LTV Ratio at Maturity or ARD:	45.4%

(1)	Rents from 25 of the properties are subject to hard lockboxes with springing cash management; rents from one property (Forth Worth) are subject to springing cash management with an established account.
(2)	Monthly tax escrows are waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence of payment of taxes.
(3)	Monthly insurance escrows are waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the properties are insured in accordance with the loan documents.
(4)	Monthly replacement reserves are waived so long as no event of default has occurred and is continuing.
(5)	Twenty-five of the properties are fee interests; one property (Pearl City) is a leasehold interest.
(6)	See “Property Management” below for more details.
(7)	Financials for the second quarter of 2011 were not provided upon the borrower’s acquisition of the properties.
(8)	Underwritten NOI is based on the annualized trailing three-month period ending December 31, 2011.

The Mortgage Loan. The mortgage loan (the “WPC Self Storage Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering 26 self storage facilities located in California, Illinois, Hawaii and Texas (the “WPC Self Storage Portfolio Properties”). The WPC Self Storage Portfolio Mortgage Loan was originated on June 27, 2011 by Wells Fargo Bank, National Association. The WPC Self Storage Portfolio Mortgage Loan had an original principal balance of $48,157,500, has an outstanding balance as of the Cut-off Date of $48,157,500, and accrues interest at an interest rate of 5.200% per annum. The WPC Self Storage Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 111 months as of the Cut-off Date and requires interest-only payments for the first 60 months and thereafter requires payments of interest and principal based on a 30-year amortization schedule. The WPC Self Storage Portfolio Mortgage Loan matures on July 1, 2021. The proceeds from the WPC Self Storage Mortgage Loan were used to acquire the WPC Self Storage Portfolio Properties for approximately $96.3 million and fund $381,334 in upfront reserves; in addition, the borrower contributed approximately $48.5 million in equity.

A-3-18

WPC SELF STORAGE PORTFOLIO

Following the lockout period, the borrower has the right to defease the WPC Self Storage Portfolio Mortgage Loan in whole, but not in part (except in conjunction with a partial release as hereafter described), on any due date before the scheduled maturity date. In addition, the WPC Self Storage Portfolio Mortgage Loan is prepayable without penalty on or after April 1, 2021.

The Properties. The WPC Self Storage Portfolio Mortgage Loan is secured by a fee interest in 25 self storage properties and the leasehold interest in one self storage property, together consisting of approximately 1,718,350 square feet. The WPC Self Storage Portfolio Properties are located in California, Illinois, Hawaii and Texas. The properties range from 28,553 square feet to 161,525 square feet. As of December 31, 2011, the WPC Self Storage Portfolio Properties were 63.8% occupied.

The following table represents certain information relating to the WPC Self Storage Portfolio Properties:

Property Name	Property Type	Location	Allocated Cut- off Date Principal Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value
San Diego	Self Storage	San Diego, CA	$6,273,000	77.4%	1986/NAP	97,605	$12,400,000
Pearl City	Self Storage	Pearl City, HI	$3,450,000	57.2%	1977/NAP	72,324	$7,000,000
Palmdale 10th Street	Self Storage	Palmdale, CA	$2,773,000	46.7%	1988/2005	126,290	$5,650,000
Fresno	Self Storage	Fresno, CA	$2,638,000	58.5%	1976/1999	161,525	$5,450,000
Palm Springs	Self Storage	Palm Springs, CA	$2,511,000	70.6%	1989/NAP	64,541	$4,720,000
Chicago Adams	Self Storage	Chicago, IL	$2,342,000	71.7%	1916/2002	39,271	$4,150,000
Apple Valley Town Center	Self Storage	Apple Valley, CA	$2,300,000	50.5%	1989/2005	107,455	$4,440,000
Bakersfield Oswell	Self Storage	Bakersfield, CA	$2,130,000	71.6%	1987/NAP	73,960	$4,060,000
Palmdale Sierra	Self Storage	Palmdale, CA	$2,081,000	55.4%	1988/2003	69,037	$4,400,000
Bakersfield Weedpatch	Self Storage	Bakersfield, CA	$2,013,000	62.6%	1990/NAP	80,980	$4,100,000
South Gate	Self Storage	South Gate, CA	$1,774,000	56.2%	1925/2004	56,074	$3,650,000
Bakersfield Hughes	Self Storage	Bakersfield, CA	$1,713,700	63.2%	1974/NAP	82,970	$3,515,000
Rosamond	Self Storage	Rosamond, CA	$1,700,000	63.7%	1995/NAP	64,060	$3,900,000
Fort Worth	Self Storage	Fort Worth, TX	$1,538,000	79.2%	2004/NAP	74,750	$3,200,000
Apple Valley Powhatan	Self Storage	Apple Valley, CA	$1,445,900	75.9%	1989/2000	45,337	$2,650,000
Rockford Alpine	Self Storage	Rockford, IL	$1,363,000	79.0%	1978/NAP	59,457	$3,100,000	(1)
Chicago Elston	Self Storage	Chicago, IL	$1,321,500	66.3%	1968/1999	39,541	$2,690,000
Rockford Main	Self Storage	Rockford, IL	$1,318,600	70.5%	1957/1997	65,485	$2,250,000
Harbor City	Self Storage	Harbor City, CA	$1,293,000	67.2%	1987/NAP	28,533	$2,400,000
Rubidoux	Self Storage	Rubidoux, CA	$1,247,000	69.5%	1986/2004	51,998	$2,320,000
Anaheim	Self Storage	Anaheim, CA	$1,148,600	74.1%	1988/NAP	35,705	$2,250,000
Riverside	Self Storage	Riverside, CA	$1,124,000	60.5%	1985/NAP	51,732	$2,220,000
Bakersfield Buck Owens	Self Storage	Bakersfield, CA	$849,000	59.2%	1972/NAP	62,964	$2,800,000
Kona	Self Storage	Kailua Kona, HI	$832,000	50.6%	1987/NAP	34,064	$2,500,000
Grand Terrace	Self Storage	Grand Terrace, CA	$728,200	68.3%	1978/NAP	30,776	$2,330,000
Alpine Annex	Self Storage	Rockford, IL	$250,000	65.1%	1975/NAP	41,916	$3,100,000	(1)

Total/Weighted Average			$48,157,500	63.8%		1,718,350	$98,145,000

(1)	The Rockford Alpine and Alpine Annex properties were assessed together in one appraisal; the appraised value of $3,100,000 represents the combined value of the two properties.

A-3-19

WPC SELF STORAGE PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow for the WPC Self Storage Portfolio Properties:

Cash Flow Analysis

	2009		2010		Annualized Q1/Q3/Q4 2011(1)		U/W(2)		U/W $ per SF
Base Rent	$13,833,575		$12,704,080		$11,829,323		$11,108,888		$6.46
Grossed Up Vacant Space	0		0		0		6,303,213		3.67
Less Concessions	(119,483)		(97,158)		(25,211)		0		0.00
Other Income	1,439,180		1,645,559		1,215,996		917,855		0.53
Less Vacancy & Credit Loss	0		0		0		(6,303,213)		(3.67)

Effective Gross Income	$15,153,272		$14,252,481		$13,020,099		$12,026,743		$7.00

Total Operating Expenses	$6,706,363		$6,800,285		$6,427,797		$5,833,071		$3.39

Net Operating Income	$8,446,909		$7,452,196		$6,592,302		$6,193,672		$3.60
TI/LC	0		0		0		0		0.00
Capital Expenditures	0		0		0		343,670		0.20

Net Cash Flow	$8,446,909		$7,452,196		$6,592,302		$5,850,002		$3.40

NOI DSCR	2.66	x	2.35	x	2.08	x	1.95	x
NCF DSCR	2.66	x	2.35	x	2.08	x	1.84	x
NOI DY	17.5%		15.5%		13.7%		12.9%
NCF DY	17.5%		15.5%		13.7%		12.1%

(1)	Financials for the second quarter of 2011 were not provided upon the borrower’s acquisition of the properties.
(2)	Underwritten NOI is based on the annualized trailing three-month period ending December 31, 2011.

Appraisal. According to the individual appraisals, the WPC Self Storage Portfolio Properties had an aggregate “as-is” appraised value of $98,145,000 as of the effective appraisal dates ranging from May 12, 2011 to May 26, 2011.

Environmental Matters. Phase I environmental site assessments (“ESA”) were performed from April 21, 2011 to May 16, 2011 for all WPC Self Storage Portfolio Properties. Following the Phase I environmental assessments, the environmental consultant recommended no further material action for 18 of the properties. A $2,000,000 environmental insurance policy with a 10-year term is in place to cover potential losses from the risks identified in the environmental reports (as described below) for the following properties: Chicago Adams, Chicago Elston, Fresno and South Gate.

At the Chicago Adams property, the Phase I assessment revealed that numerous commercial printing businesses occupied the building from 1920 to 2002. The environmental consultant determined this matter not to be an immediate health risk to the occupants of the building because no evidence of release or staining was observed, the presence of a basement lessens the likelihood for a release to the subsurface at the property and groundwater is not utilized as a drinking source at the property. The ESA concluded that if remediation were to be needed, experience in remediating similar facilities with actual known contamination indicates a likely cost of approximately $250,000.

At the Chicago Elston property, the Phase I assessment revealed that a coal and fuel oil storage operation was located at the property from approximately 1924 to approximately 1963. Building permit records suggested the possible presence of four 2,000-gallon fuel oil underground storage tanks (“UST”) and evidence of the presence of at least one gas tank. Based on these conditions, the Phase I assessment recommended that, in the absence of documentation regarding the disposition of the USTs or impacted soils, that a ground penetrating radar survey and subsurface investigation be conducted. Subsurface sampling as part of a Phase II environmental site assessment in May 2011 identified trichloroethylene impacts in two soil borings that exceeded regulatory clean-up standards. Additional investigation is planned in order to determine the potential severity and the extent of such impacts, and to determine what, if any, remediation might be necessary as a prerequisite to seeking a No Further Action determination from the state environmental agency. The ESA concluded that if remediation were to be needed, experience in remediating similar facilities with actual known contamination indicates a likely cost of approximately $400,000.

At the Fresno property, the Phase I assessment revealed that the site is a former machine shop and Leaking Underground Storage Tank (“LUST”) facility. The LUST incident was discovered during the in-place permanent abandonment and closure of three 10,000-gallon fuel USTs that were reportedly historically used to store fuel oil. The incident was granted regulatory closure, with approval to leave the LUST-impacted soil in place, by the Fresno County Environmental Health System on November 16, 2001. The ESA concluded that if remediation were to be needed, experience in remediating similar facilities with actual known contamination indicates a likely cost of approximately $400,000.

At the South Gate property, the Phase I assessment revealed that an environmental database indicates that pesticides were manufactured at the property in 1994, although historical records indicate that the building was occupied by a furniture manufacturer from approximately 1973 through 2000. Although the assessment did not identify any contamination at the property, these reported uses could be a concern. Phase II environmental site assessments were also performed in June 2011 for the following four WPC Self Storage Portfolio Properties: Rockford Main, Rockford Alpine, Anaheim and Pearl City. Following the Phase II assessments, the environmental consultant recommended no further action for these properties.

A-3-20

WPC SELF STORAGE PORTFOLIO

The Borrower. The borrowers are American WPC Storage (Multi) LLC and Alamo WPC Storage (TX) LLC, each of which is a single purpose entity and has an independent director (collectively the “WPC Self Storage Portfolio Borrower”). Legal counsel to the WPC Self Storage Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the WPC Self Storage Portfolio Mortgage Loan. Corporate Property Associates 17-Global Incorporated, the indirect owner of the WPC Self Storage Portfolio Borrower, is the guarantor of certain nonrecourse carveouts under the WPC Self Storage Portfolio Mortgage Loan.

The Sponsor. The sponsor is Corporate Property Associates 17 – Global Incorporated (“CPA 17- Global”), a non-traded real estate investment trust (“REIT”). The sponsor is managed by Carey Asset Management Corp., a wholly-owned subsidiary of W.P. Carey (NYSE:WPC), an investment management company that provides long-term sale-leaseback and build-to-suit financing for companies worldwide. W.P. Carey manages a global investment portfolio of more than 900 commercial properties in 17 countries comprising approximately 110 million square feet, and along with its three non-traded REITs (CPA 15, CPA 16 - Global and CPA 17 – Global), has raised approximately $5.5 billion in equity since 1979.

Escrows. The loan documents waive monthly escrows for real estate taxes provided the following conditions are satisfied: (i) no event of default has occurred and is continuing and (ii) borrower provides lender with paid receipts and other evidence satisfactory to lender that all taxes have been and continue to be fully and timely paid 10 business days prior to the date such taxes would be delinquent. The loan documents waive monthly escrows for insurance provided the following conditions are satisfied: (i) no event of default exists and is continuing, (ii) the insurance required to be maintained by borrower is maintained pursuant to one or more blanket policies, and (iii) borrower provides lender with paid receipts and other evidence satisfactory to lender that all insurance premiums have been and continue to be fully and timely paid, and in any event, at least fifteen days prior to the date the policies would, in the absence of payment, expire, lapse, be canceled or the coverage be impaired. The loan documents provide for an upfront deferred maintenance escrow in the amount of $381,334, which is approximately 125% of the estimated costs of the immediate repairs outlined in the property condition report. The loan documents waive monthly escrows for replacement reserves; however, upon an event of default, monthly replacement reserve payments will be required in the amount of $28,639.

Lockbox and Cash Management. The WPC Self Storage Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs tenants to pay their rents directly to such lockbox account (except for rents from the Fort Worth property, which are required to be deposited directly to such lockbox account only upon the occurrence of a Cash Trap Event Period, as defined below). The loan documents also require that all cash revenues relating to the WPC Self Storage Portfolio Properties and all other monies received by the borrower or the property manager be deposited into the lockbox account within three business days after receipt. Funds in the lockbox account are transferred into a cash management account each week. Prior to the occurrence of a Cash Trap Event Period, all funds on deposit in the cash management account are disbursed to the WPC Self Storage Portfolio Mortgage Loan borrower.

A “Cash Trap Event Period” shall commence upon: (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio, as defined in the loan documents, being less than 1.10x. Any Cash Trap Event Period commenced in connection with clause (i) above shall expire upon the cure of such event of default. Any Cash Trap Event Period commenced in connection with clause (ii) above shall expire upon the earlier of (a) the DSCR being equal to or greater than 1.10x for two consecutive calendar quarters; (b) the DSCR being equal to or greater than 1.20x for one calendar quarter; or (c) the delivery by borrower of a letter of credit in an amount sufficient to cause the DSCR to be equal or greater than 1.20x if such amount was deducted from the outstanding principal balance of the WPC Self Storage Portfolio Mortgage Loan.

Property Management. The WPC Self Storage Portfolio Properties located in California and Hawaii are managed by Extra Space Management, Inc (“Extra Space”); the WPC Self Storage Portfolio Properties located in Illinois are managed by SecureCare Self Storage, Inc.; and the WPC Self Storage Portfolio Property located in Texas is managed by Metro Storage LLC. Each of the aforementioned managers is entitled to a base management fee in an amount equal to 6.0% of total monthly gross income from the associated WPC Self Storage Portfolio Properties. In addition, at the 20 properties managed by Extra Space, the management fee for two calendar months shall be waived each year if the gross revenue of the properties (taken as an aggregate for 19 of the properties and as a standalone value for the Pearl City property) does not increase by an amount equal to or greater than 4.0% when compared with the immediately preceding year of operations.

Assumption. The WPC Self Storage Portfolio Mortgage Loan has a two-time right to transfer all of the remaining WPC Self Storage Portfolio Properties at once, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including the lender’s reasonable determination that the proposed transferee and guarantor satisfy lender’s credit review and underwriting standards taking into consideration, (i) transferee experience and financial strength and credit quality, (ii) requirements that the transferee will execute a recourse guaranty and an environmental indemnity, (iii) rating agency confirmation that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings from Fitch, Moody’s and KBRA assigned to the Series 2012-C6 Certificates and (iv) other factors relied upon by lender in the original underwriting of the WPC Self Storage Portfolio Mortgage Loan.

The WPC Self Storage Portfolio Mortgage Loan also has the right to transfer any individual WPC Self Storage Portfolio Property and cause a severance of the WPC Self Storage Portfolio Mortgage Loan into two loans, one secured by the transferred property and the other secured by the remaining properties (“Partial Assumption”), provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) through (iv) above, as well as (v) the loan-to-value ratio with respect to the transfer property as well as the remaining properties shall be no greater than 50%; (vi) the debt service coverage ratio with respect to the transfer property and remaining properties shall be no less than 2.10x; and (vii) the portion of the loan relating to the transfer property shall no longer be cross-collateralized and/or cross-defaulted with the remaining portion of the loan.

A-3-21

WPC SELF STORAGE PORTFOLIO

Notwithstanding the foregoing, (i) any Partial Assumption with respect to the Rockford Alpine property and the Alpine Annex property must include both properties and (ii) upon the completion of a Partial Assumption, the following properties shall not consist of more than 40% of the outstanding principal balance of the remaining properties: Apple Valley Town Center, Bakersfield Hughes, Bakersfield Buck Owens, Grand Terrace, Rosamond, Kona and Palmdale 10th Street.

Release. Following the second anniversary of the issuance of the Series 2012–C6 Certificates, the WPC Self Storage Portfolio Borrower is permitted to partially release any constituent properties in connection with a partial defeasance, subject to certain conditions including: (i) partial defeasance of the WPC Self Storage Portfolio Mortgage Loan as evidenced by an amended note secured by the remaining properties and having principal balance reduced by 125% of the released property’s allocated loan balance; (ii) the loan-to-value ratio with respect to the remaining properties shall be no greater than 50%; (iii) the debt service coverage ratio with respect to the remaining properties shall be no less than 2.10x; and (iv) the lender receives rating agency confirmation from Fitch, Moody’s and KBRA that the release will not result in a downgrade, withdrawal or qualification of the respective rating then assigned to any of the Series 2012-C6 Certificates.

Real Estate Substitution. The WPC Self Storage Portfolio Borrower may obtain a release of any individual WPC Self Storage Portfolio Property from the lien of the mortgage in connection with a substitution of a different parcel subject to the satisfaction of certain conditions, including without limitation that: (i) no event of default shall have occurred and be continuing; (ii) the substituted property must have a current appraised value equal to or greater than that of the applicable substitution property, and the loan-to-value ratio of the remaining properties must be no greater than 50%; (iii) the substituted property shall be equal or superior to that of the release property as to physical condition, building use and quality, lease terms favorable to borrower and market attributes as determined by lender in accordance with prudent lending standards; (iv) the assumed debt service coverage ratio for the remaining properties on a trailing 12-month basis shall be no less than the assumed debt service coverage ratio for the 12 months preceding the substitution; and (v) the lender receives a legal opinion that the substitution satisfies REMIC requirements.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. The borrower’s interest in one of the WPC Self Storage Portfolio Properties is a leasehold interest. The Pearl City property ground lease has a 60-year term, with no options to extend, and expires in December 2036.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the WPC Self Storage Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

A-3-22

NORWALK TOWN SQUARE

A-3-23

NORWALK TOWN SQUARE

Norwalk Town Square
11647-11749 Rosecrans Avenue
11723 Petticoat Lane
13901-14135 Pioneer Boulevard
11637-11735 The Plaza
Norwalk, CA 90650
Downtown Los Angeles 7 miles
Pico Rivera
West Whittier
Whittier
Whittier College
The Quad at Whittier
Rivera Park
Los Nietos Park
Santa Fe Springs
South Whittier
Lake Ctr. Athletic Park
Little Lake Park
Metropolitan State Hospital
METROLINK ORANGE COUNTY LINE
NORWALK/ SANTE FE SPRINGS
Candlewood Country Club
La Mirada
Norwalk
Norwalk City Hall
Norwalk Community Hospital
Norwalk Park
Coast Plaza Hospital
Santa Ana Fwy
San Gabriel River Fwy
San Gabriel River
Rio San Gabriel Park
Stonewood Center
Downey Regional Medical Center
Rancho Los Amigos National Rehabilitation Center
Apollo Park
Downey
Lakewood Park Health Center
Kaiser Downey Medical Center
Los Angeles Intl. Airport 15 miles
Century Fwy
Lakewood
GREEN LINE METRO
Thompson Park
Paramount
Bellflower
Hollywood Sports Park
LOS ANGELES COUNTY
Cerritos College
Cerritos Iron Wood Nine Golf Course
Artesia Fwy
Cerritos Park East
Cerritos
John Wayne/ Orange Co. Airport 18 miles
Cerritos Towne Center
Cerritos Ctr. for the Performing Arts
Artesia
Los Cerritos Shopping Center
Long Beach
Lakewood Center Mall
Cerritos Regional County Park
Buena Park
ORANGE COUNTY
La Palma
Cypress
Lakewood
Telegraph Rd
Florence Ave
Lakeland Rd
Firestone Blvd
Imperial Hwy
Foster Rd
Rosecrans Ave
Excelsior Dr
Alondra Blvd
166th St
Artesia Blvd
183rd St
South St
Del Amo Blvd
Washington Blvd
Los Nietos Rd
Pioneer Blvd
Norwalk Blvd
Studebaker Rd
Bloomfield Ave
Shoemaker Ave
Carmenita Rd
Valley View Ave
Santa Clarita
Victorville
Hesperia
Glendale
Burbank
Pasadena
Los Angeles
Santa Monica
El Monte
Pomona
Ontario
Rancho Cucamonga
San Bernardino
Redlands
Riverside
Torrance
Anaheim
Santa Ana
Long Beach
Huntington Beach
Newport Beach
Irvine
Corona
Temecula
San Clemente
Oceanside
Pacific Ocean

A-3-24

Norwalk Town Square

Loan Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association
Credit Assessment (Fitch/Moody’s/KBRA):	NAP
Original Principal Balance:	$27,500,000
Cut-off Date Principal Balance:	$27,259,020
% of Initial Pool Balance:	2.9%

Loan Purpose:	Refinance

Borrower Names:	Levian Family Norwalk, LLC;
Hekmatravan Family Norwalk LLC
Sponsors:	Hamid Hekmatravan; Hekmat
Hekmatravan; Javid Levian; Jamshid
Levian; Manoochehr Levian;
Shokrollah Levian
Mortgage Rate:	5.230%
Note Date:	July 20, 2011
Anticipated Repayment Date:	NAP
Maturity Date:	August 1, 2021
IO Period:	None
Loan Term (Original):	120 months
Seasoning:	8 months
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(32),D(84),O(4)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes(1)	$183,385	$36,677	NAP
Insurance(1)	$63,279	$7,031	NAP
Replacement Reserves	$0	$3,883	$186,384
TI/LC	$0	$15,520	$744,916
Deferred Maintenance	$330,881	$0	NAP
Tenant Specific Holdback(2)	$1,500,000	$0	NAP
Norwalk Buffet Rent Reserve(3)	$31,727	$0	NAP

Property Information
Single Asset/Portfolio:	Single Asset

Property Type:	Retail

Specific Property Type:	Anchored
Location:	Norwalk, CA
Size:	232,987 SF
Cut-off Date Principal Balance	$117.00
Per Unit/SF:
Year Built/Renovated:	1953/1990
Occupancy %:	93.9%
Occupancy % Source Date:	February 17, 2012
Title Vesting:	Fee
Property Manager:	Newmark Merrill Companies, LLC

3rd Most Recent NOI (As of):	$3,454,155(12/31/2009)
2nd Most Recent NOI (As of):	$3,282,695(12/31/2010)
Most Recent NOI (As of):	$3,316,268 (TTM 11/30/2011)

U/W Revenues:	$4,623,880
U/W Expenses:	$1,394,251
U/W NOI:	$3,229,628
U/W NCF:	$2,981,153
U/W NOI DSCR:	1.78x
U/W NCF DSCR:	1.64x
U/W NOI Debt Yield:	11.8%
U/W NCF Debt Yield:	10.9%
As-Is Appraised Value:	$46,500,000
As-Is Appraisal Valuation Date:	May 7, 2011
Cut-off Date LTV Ratio:	58.6%
LTV Ratio at Maturity or ARD:	49.0%

(1)	Monthly payments are subject to adjustment per lender’s estimate of real estate taxes and insurance premiums.
(2)	See “Escrows” below for a description of the holdback. $1,400,000 of the Tenant Specific Holdback has been released. $100,000 remains in the form of a tenant improvement allowance.
(3)	$31,727 was reserved upfront for outstanding TI/LC work for Norwalk Grill Buffet. The Norwalk Buffet Rent Reserve was released upon satisfaction of the related conditions.

The Mortgage Loan. The mortgage loan (the “Norwalk Town Square Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering an anchored retail shopping center located in Norwalk, California (the “Norwalk Town Square Property”). The Norwalk Town Square Mortgage Loan was originated on July 20, 2011 by Wells Fargo Bank, National Association. The Norwalk Town Square Mortgage Loan had an original principal balance of $27,500,000, has an outstanding principal balance as of the Cut-off Date of $27,259,020 and accrues interest at an interest rate of 5.230% per annum. The Norwalk Town Square Mortgage Loan had an initial term of 120 months, has a remaining term of 112 months as of the Cut-off Date and requires payments of interest and principal based on a 30-year amortization schedule. The Norwalk Town Square Mortgage Loan matures on August 1, 2021. The proceeds from the Norwalk Town Square Mortgage Loan were used to pay defeasance costs and refinance existing debt on the Norwalk Town Square Property of approximately $19.1 million that was securitized in CCMSC 1997-2, fund $2.1 million in upfront reserves and return approximately $6.5 million of equity to the borrower.

A-3-25

NORWALK TOWN SQUARE

Following the lockout period, the borrower has the right to defease the Norwalk Town Square Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date. In addition, the Norwalk Town Square Mortgage Loan is prepayable without penalty on or after May 1, 2021.

The Property. The Norwalk Town Square Property is a 232,987 square foot anchored retail center situated on 14.7 acres located in Norwalk, California. Major tenants at the property include LA Fitness, Regency Theatres, Ross Dress for Less, 99 Cent Only, AutoZone and Dollar Tree. The center was constructed in phases between 1953 and 1976, and renovated in 1990. The property is located at the intersection of Rosecrans Avenue and Pioneer Boulevard with access to the area’s major freeways: State Route 91, Interstate 605 (which connects to Interstate 105) and Interstate 5; all located within two miles of the Norwalk Town Square Property.

As of February 17, 2012, the Norwalk Town Square Property was 93.9% occupied. The six anchor tenants, representing 54.9% of the NRA, have been in occupancy (on average) for 15 years. Parking is provided by 863 surface spaces resulting in a parking ratio of 3.70 spaces per every 1,000 square feet of net rentable area.

The following table presents certain information relating to the tenancies at the Norwalk Town Square Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF		Annual U/W Base Rent		% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date

Anchor Tenants – Collateral
LA Fitness	NR/NR/NR	30,718	13.2%	$10.95		$336,312		9.2%	NAV	NAV	12/31/2020
Regency Theatres(4)	NR/NR/NR	26,751	11.5%	$9.87		$264,000	(3)	7.2%	NAP	NAV	1/31/2022
Ross Dress for Less	NR/NR/BBB+	20,911	9.0%	$12.50		$261,387		7.1%	NAV	NAV	1/31/2019	(5)
99 Cent Only	NR/B2/B	17,000	7.3%	$12.00		$204,000		5.6%	NAV	NAV	1/31/2017
AutoZone	BBB/Baa2/BBB	16,288	7.0%	$11.12		$181,200		5.0%	NAV	NAV	5/31/2017
Fallas Parades J&M Sales	NR/NR/NR	16,250	7.0%	$17.03		$276,705		7.6%	$143	15.8%	2/28/2014

Total Anchor Tenants – Collateral		127,918	54.9%	$11.91		$1,523,605		41.6%

Other Major Tenants - Collateral
Dollar Tree	NR/NR/NR	11,147	4.8%	$18.48		$205,997		5.6%	$175	13.6%	8/31/2016
Bank of America	A/Baa1/A-	9,000	3.9%	$16.80		$151,200		4.1%	NAV	NAV	3/31/2015
Norwalk Grill Buffet	NR/NR/NR	8,813	3.8%	$14.40		$126,907		3.5%	NAV	NAV	8/31/2016

Total Other Major Tenants - Collateral		28,960	12.4%	$16.72		$484,104		13.2%

Non-Major Tenants		61,812	26.5%	$26.71	(6)	$1,651,216	(6)	45.1%

Occupied Collateral Total		218,690	93.9%	$16.73		$3,658,925		100.0%

Vacant Space		14,297	6.1%

Collateral Total		232,987	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales per square foot and occupancy costs are for the full year ending December 31, 2011.
(3)	Under the terms of its lease, Regency Theatres has the right to release of $100,000 from the borrower (which will be held in the Tenant Specific Holdback Reserve), which Regency Theatres may take either as cash or in equivalent free rent. While Regency Theatres is currently paying full, unabated rent, no election has been made. Full rent has been underwritten. $100,000 remains in the Tenant Specific Holdback.
(4)	Regency Theatres lease commenced February 1, 2012 when they took occupancy and opened for business.
(5)	Ross Dress for Less has a co-tenancy remedy that is triggered by (i) both of 99 Cent Only and Fallas Parades not being open for 6 months, or (ii) less than 65% of retail tenants (including the required co-tenant) in specified areas being open. Such co-tenancy remedy is not currently triggered.
(6)	Annual U/W Base Rent for Non-Major Tenants includes income from five cellular tower leases, for which no square footage is attributed. On a combined basis, the cellular tower leases contribute $180,579 to Annual U/W Base Rent (4.9% of Total Annual U/W Base Rent). Annual U/W Base Rent PSF (for Non-Major Tenants) excluding this income is $23.79 per square foot. Annual U/W Base Rent PSF for Occupied Collateral is $15.91 per square foot.

A-3-26

NORWALK TOWN SQUARE

The following table presents certain information relating to the lease rollover schedule at the Norwalk Town Square Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring(2)(3)	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	1	4,636	2.0%	4,636	2.0%	$100,119	$21.60
2012	2	1,840	0.8%	6,476	2.8%	$58,791	$31.95
2013(2)	10	18,365	7.9%	24,841	10.7%	$477,088	$25.98
2014(2)	6	24,120	10.4%	48,961	21.0%	$482,309	$20.00
2015	9	27,913	12.0%	76,874	33.0%	$601,154	$21.54
2016	6	29,280	12.6%	106,154	45.6%	$599,352	$20.47
2017(2)	4	34,156	14.7%	140,310	60.2%	$445,428	$13.04
2018(2)	1	0	0.0%	140,310	60.2%	$32,985	$0.00
2019	1	20,911	9.0%	161,221	69.2%	$261,387	$12.50
2020	1	30,718	13.2%	191,939	82.4%	$336,312	$10.95
2021	0	0	0.0%	191,939	82.4%	$0	$0.00
2022	1	26,751	11.5%	218,690	93.9%	$264,000	$9.87
Thereafter	0	0	0.0%	218,690	93.9%	$0	$0.00
Vacant	0	14,297	6.1%	232,987	100.0%	$0	$0.00

Total / Weighted Average	42	232,987	100.0%			$3,658,925	$16.73

(1)	Source: Information obtained from underwritten rent roll.
(2)	Expiring leases include certain leases of cellular towers, which are not attributed any square footage.
(3)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the Norwalk Town Square Property:

Historical Occupancy Percentages*

12/31/2009	12/31/2010	12/31/2011
91%	99%	97%

*	Source: Information obtained from borrower rent rolls.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Norwalk Town Square Property:

Cash Flow Analysis

					TTM
	2009		2010		11/30/2011		U/W		U/W $ per SF
Base Rent	$3,601,730		$3,498,328		$3,551,602		$3,658,925	(1)	$15.70
Grossed Up Vacant Space	0		0		0		205,314		0.88
Percentage Rent	(1,408)		3,704		4,409		0		0.00
Total Reimbursables	1,308,860		1,187,075		1,072,845		1,032,538		4.43
Other Income	21,013		40,774		27,483		27,483		0.12
Less Vacancy & Credit Loss	0		0		0		(300,380)		(1.29)

Effective Gross Income	$4,930,195		$4,729,880		$4,656,339		$4,623,880		$19.85

Total Operating Expenses	$1,476,040		$1,447,186		$1,340,071		$1,394,251		$5.98

Net Operating Income	$3,454,155		$3,282,695		$3,316,268		$3,229,628		$13.86

TI/LC	738		3,396		1,227		201,878		0.87
Capital Expenditures	0		0		0		46,597		0.20

Net Cash Flow	$3,453,417		$3,279,298		$3,315,041		$2,981,153		$12.80

NOI DSCR	1.90	x	1.81	x	1.82	x	1.78	x
NCF DSCR	1.90	x	1.80	x	1.82	x	1.64	x
NOI DY	12.7%		12.0%		12.2%		11.8%
NCF DY	12.7%		12.0%		12.2%		10.9%

(1)	Contractual rent increases for several tenants were underwritten through July 2012.

Appraisal. According to the appraisal dated May 7, 2011, the Norwalk Town Square Property has an “as-is” appraised value of $46,500,000.

A-3-27

NORWALK TOWN SQUARE

Environmental Matters. According to the Phase I environmental site assessment performed on May 19, 2011, there was evidence of two recognized environmental conditions. The Phase I assessment recommended the performance of a comprehensive asbestos survey and the adoption of an O&M plan, along with a subsurface investigation to address a former on-site dry cleaning facility that operated after 1996. A Phase II environmental site assessment was performed on June 17, 2011. Based on the results of the subsurface assessment of the former dry cleaner space and the absence of an active dry cleaning operation, no evidence of a significant release of chemicals of concern to the subsurface was identified and no further investigative action was recommended.

Market Overview and Competition. The Norwalk Town Square Property is an anchored retail center located in Norwalk, California. Norwalk is a suburb of Los Angeles and is situated in Los Angeles County, approximately 16 miles southeast of the Los Angeles Central Business District. Traffic count is estimated at 30,012 cars per day along Rosecrans Avenue and 20,888 cars per day along Pioneer Boulevard.

The Los Angeles County retail market consists of 65.9 million square feet of retail space divided into twelve submarkets. As of December 31, 2011, the market was 6.5% vacant with an average quoted rental rate of $28.90 per square foot triple net. The Norwalk Town Square Property is located in the Paramount/Downey/East County submarket, which consists of approximately 4.5 million square feet. As of December 31, 2011, the submarket was 5.9% vacant with an average quoted rental rate of $25.06 per square foot triple net. The foregoing information was provided by a 4th quarter 2011 third party market research report.

The following table presents certain information relating to some comparable retail centers provided in the appraisal for the Norwalk Town Square Property:

Competitive Set(1)

	Norwalk Town Square (Subject)	Bellflower Plaza	Paddison Square	Norwalk Plaza	Firestone & Studebaker	Santa Fe Springs Plaza
Market	Norwalk, CA	Bellflower, CA	Norwalk, CA	Norwalk, CA	Norwalk, CA	Santa Fe Springs, CA

Distance from Subject	—	3.0 miles	0.3 miles	0.9 miles	2.0 miles	4.7 miles

Property Type	Anchored Retail	Community Center	Community Center	Community Center	Neighborhood Center	Community Center

Year Built/Renovated	1953/1990	1973/NAV	1966/2008	1988/NAV	2008/NAV	1982/2009

Anchors	LA Fitness, Regency Theatres, Ross Dress for Less, 99 Cent Only Stores, Fallas Parades J&M Sales	Big Lots, 99 Cents	Target, Rite Aid, Payless Foods, O’Reilly	Northgate Market, TJ Maxx	Walgreens, 99 Cents Only	DD’s Discounts, Food 4 Less

Total GLA	232,987 SF	77,656 SF	300,000 SF	116,371 SF	69,341 SF	194,270 SF

Total Occupancy	94%	96%	99%	89%	96%	90%

(1)	Source: Information obtained from appraisal dated May 7, 2011.

The Borrower. The borrower consists of two tenants-in-common, Hekmatravan Family Norwalk LLC and Levian Family Norwalk, LLC, both California limited liability companies and single-purpose entities with independent directors. Each own 50% of the Norwalk Town Square Property. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Norwalk Town Square Mortgage Loan. Hamid Hekmatravan, Hekmat Hekmatravan, Javid Levian, Jamshid Levian, Manoochehr Levian and Shokrollah Levian, are principals of each borrower entity, and are the guarantors of certain nonrecourse carveouts under the Norwalk Town Square Mortgage Loan. The tenants-in-common have waived their rights to “partition” the Norwalk Town Square Property.

The Sponsor. The principals of Hekmatravan Family Norwalk LLC are Dr. Hamid Hekmatravan and his brother Hekmat Hekmatravan, who have been investing in real estate since the late 1970’s. Dr. Hamid Hekmatravan owns an interest in approximately eleven retail properties in the Los Angeles area, eight of which are owned free and clear. The principals of Levian Family Norwalk, LLC are Javid Levian, Jamshid Levian, Manoochehr Levian, and Shokrollah Levian, with a 24.5%, 25.0%, 25.0% and 25.0% ownership interest, respectively. The Levians started Levian Brothers (dba Fabricland L.A.) in 1994, a family owned fabric importer and wholesaler. The Levians started their real estate company in 1978 and own a majority interest in over 17 shopping centers, located mainly in the Los Angeles area. Included in this number are four properties that are also owned in partnership with the Hekmatravan family.

Escrows. The loan documents provide for upfront escrows at closing in the amount of $183,385 for real estate taxes, $63,279 for insurance, $31,727 for the Norwalk Buffet Rent Reserve (which was subsequently released) and $330,881 for deferred maintenance. The loan documents provide for ongoing, monthly escrows in the amount of: $36,677 (subject to adjustment according to the lender’s estimate) for real estate taxes, $7,031 (subject to adjustment according to the lender’s estimate) for insurance premiums, $15,520 for ongoing tenant improvements and leasing commissions (subject to a cap of $744,916), and $3,883 for replacement reserves (subject to a cap of $186,384).

A-3-28

NORWALK TOWN SQUARE

The loan documents also provide for a $1.5 million holdback for Regency Theatres, which had not taken occupancy under a new lease at the time of loan closing. Regency Theatres is now in occupancy, open for business and paying full rent. $1,400,000 of the Tenant Specific Holdback has been released to the borrower after meeting the eligibility criteria. $100,000 remains for outstanding tenant improvement amounts owed, which Regency Theatres may take either as cash or in equivalent free rent. The remaining $100,000 will not be released until Regency Theatres elects to receive cash or their rent abatement period expires.

On each payment date occurring during the continuance of a Tenant Trigger Event (as defined below), the borrower will be required to deposit all excess cash flow, referred to herein as the “Tenant Trigger Cash Sweep Reserve Funds”. A “Tenant Trigger Event” will occur if any tenant occupying more than 10,000 square feet at the Norwalk Town Square Property fails to renew or extend the term of its lease, upon the earlier to occur of: (i) receipt by the borrower of such tenant’s notification of non-renewal or (ii) six months prior to the expiration of the applicable lease, unless, within ten days of such event, the borrower deposits the “Tenant Trigger Cash Sweep Reserve Funds”, which equates to $15 per rentable square foot of the applicable space of each tenant that causes a Tenant Trigger Event.

The “Tenant Sweep Termination Event” will occur following the earlier of: (i) lender’s receipt of evidence that each tenant which caused a Tenant Trigger Event has renewed its lease, and (ii) lender’s receipt of evidence that; (a) one or more replacement tenants have entered into a lease or leases and (b) such tenants are in occupancy, open for business and paying full unabated rent; and (iii) borrower deposits funds in an amount equal to $15 per applicable square foot.

Lockbox and Cash Management. The Norwalk Town Square Mortgage Loan requires a lockbox account, which is already in place, and that the borrower deposits all rents directly to such lockbox account within one business day after receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds on deposit in the lockbox account are swept into the borrower’s operating account on a daily basis. During a Cash Trap Event Period, the borrower must instruct tenants to deliver all payments and rents to the lender controlled lockbox account. All funds on deposit in the lockbox account are swept to a cash management account each business day.

A “Cash Trap Event Period” will commence: (i) if an event of default has occurred and is continuing under the Norwalk Town Square Loan, (ii) if the actual debt service coverage ratio is less than 1.10x, (iii) on the date on which the borrower is in breach of any lease to a tenant occupying more than 10,000 square feet, beyond all applicable cure periods or (iv) upon the occurrence of a Tenant Trigger Event. A Cash Trap Event Period will expire upon the cure of such event of default, the actual debt service coverage ratio being equal to or greater than 1.20x for six consecutive calendar months, with respect to a Cash Trap Event Period commenced in connection with clause (iii), the lender’s receipt of satisfactory evidence that all then existing breaches have been cured or the occurrence of a Tenant Sweep Termination Event.

Property Management. The Norwalk Town Square Property is managed by Newmark Merrill Companies, LLC, which is not an affiliate of the borrower. According to the management agreement, the property manager is entitled to a base management fee in an amount equal to 3.75% of gross revenues collected including reimbursement revenue. In addition, the Norwalk Town Square Property manager must be reimbursed for the expense of an on-site manager and assistant if warranted at the Norwalk Town Square Property; however, in that event the 3.75% fee shall be reduced by the amount so reimbursed to the Norwalk Town Square Property manager. The borrower may not amend, extend, renew or cancel the management agreement or otherwise replace the manager or enter into any management agreement without written consent from the lender.

Assumption. The Norwalk Town Square Mortgage Loan has a two-time right to transfer the Norwalk Town Square Property and cause an assumption of the loan, provided that no event of default has occurred and is continuing under the Norwalk Town Square Mortgage Loan and certain other conditions are satisfied, including that; (a) the borrower pays an assumption fee of 1.0% of the outstanding principal balance of the Norwalk Town Square Mortgage Loan; (b) the transferee satisfies certain criteria; (c) transferee assumes the obligations of the borrower under the management agreement or enters into a new management agreement with a manager that satisfies certain criteria, and (d) confirmation from Fitch, Moody’s and KBRA that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2012-C6 Certificates.

Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Norwalk Town Square Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

Earthquake Insurance. The Norwalk Town Square Property is located in a seismic zone 4 and has an aggregate probable maximum loss of 22%. Earthquake insurance is in place with a $5 million limit, and excess earthquake insurance has been obtained with a sub-limit of $25 million inclusive of business interruption insurance due to peril of earthquake.

A-3-29

RESORT MHC

A-3-30

RESORT MHC

Resort MHC
1101 South Ellsworth Road
Mesa, AZ 85208
SALT RIVER INDIAN RESERVATION
TONTO NATIONAL FOREST
GOLDFIELD MOUNTAINS
Bush Hwy
Salt River (Dry)
Phoenix Sky Harbor Intl. Airport 17 miles
Red Mountain Frwy
E. Thomas Rd
E. McDowell Rd
Falcon Field Airport
E. McKellips Rd
E. Brown Rd
E. University Dr
E. Main St
E. Broadway Rd
E. Southern Ave
E. Baseline Rd
E. Guadalupe Rd
E. Elliot Rd
Williams Field Rd
Usery Pass Rd
Usery Mountain Regional Park
Red Mountain District Park
Mesa Community College
MARICOPA COUNTY
PINAL COUNTY
Apache Junction
McKellips Blvd
Equestrian Park
Prospector Park
W. Lost Dutchman Blvd
E. Superstition Blvd
E. Apache Trail
Old West Hwy
Apache Greyhound Park
W. Southern Ave
Superstition Freeway
Mesa
Banner Baywood Medical Ctr.
Superstition Springs Center
Mesa Pavilions
School of Osteopathic Medicine in AZ
AZ School of Dentistry
Factory Stores of America
Superstition Gateway West
S. Ellsworth Rd
S. Crismon Rd
S. Meridian Rd
S. Ironwood Dr
S. Idaho Rd
Gilbert
Val Vista Towne Center
Santan Freeway
Santan Frwy
Arizona State University East Campus
Phoenix-Mesa Gateway Airport
Queen Creek
Scottsdale
Fountain Hills
Paradise Valley
Phoenix
Tempe
Chandler
Sun Lakes
Gold Camp

A-3-31

Resort MHC

Loan Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association

Credit Assessment (Fitch/Moody’s/KBRA):	NAP

Original Principal Balance:	$23,000,000

Cut-off Date Principal Balance:	$22,801,387
% of Initial Pool Balance:	2.5%
Loan Purpose:	Refinance
Borrower Name:	ILA Resort II, LLC
Sponsors:	Albert J. LaCanne; Catherine E. Ivy
Mortgage Rate:	5.300%
Note Date:	July 29, 2011
Anticipated Repayment Date:	NAP
Maturity Date:	August 1, 2021
IO Period:	None
Loan Term (Original):	120 months
Seasoning:	8 months
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(32),D(84),O(4)
Lockbox Type:	None
Additional Debt:	None
Additional Debt Type:	NAP

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes	$50,652	$12,663	NAP
Insurance(1)	$0	Springing	NAP
Replacement Reserve	$0	$3,296	NAP
Seasonality Reserve(2)	$400,000	Springing	$440,319

Property Information
Single Asset/Portfolio:	Single Asset

Property Type:	Manufactured Housing Community

Specific Property Type:	Manufactured Housing Community
Location:	Mesa, AZ
Size:	791 Pads
Cut-off Date Principal Balance Per Unit/Pad:	$28,826.03
Year Built/Renovated:	1984/2010
Occupancy %(3):	98.5%
Occupancy % Source Date(3):	January 30, 2012
Title Vesting:	Fee
Property Manager:	Interstate Investments, Inc.

3rd Most Recent NOI (As of):	$2,058,863(12/31/2009)
2nd Most Recent NOI (As of):	$2,297,911(12/31/2010)
Most Recent NOI (As of):	$2,404,575(12/31/2011)

U/W Revenues:	$3,495,083
U/W Expenses:	$1,143,216
U/W NOI:	$2,351,867
U/W NCF:	$2,312,317
U/W NOI DSCR:	1.53x
U/W NCF DSCR:	1.51x
U/W NOI Debt Yield:	10.3%
U/W NCF Debt Yield:	10.1%
As-Is Appraised Value:	$30,770,000
As-Is Appraisal Valuation Date:	May 23, 2011
Cut-off Date LTV Ratio:	74.1%
LTV Ratio at Maturity or ARD:	62.1%

(1)	Monthly insurance escrows are waived so long as no event of default has occurred and is continuing and the borrower delivers to lender satisfactory evidence that the property is insured in accordance with the loan documents.
(2)	Monthly seasonality escrows are waived so long as the borrower does not request or obtain any disbursement from the initial seasonality escrow deposit. Upon disbursement, a monthly escrow amount of $42,268 is required from September through April of each year during the loan term subject to a cap.
(3)	Current occupancy does not reflect seasonality at the Resort MHC Property.

The Mortgage Loan. The mortgage loan (the “Resort MHC Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a manufactured housing community and recreational vehicle park located in Mesa, Arizona (the “Resort MHC Property”). The Resort MHC Mortgage Loan was originated on July 29, 2011 by Wells Fargo Bank, National Association. The Resort MHC Mortgage Loan had an original principal balance of $23,000,000, has an outstanding principal balance as of the Cut-off Date of $22,801,387 and accrues interest at an interest rate of 5.300% per annum. The Resort MHC Mortgage Loan had an initial term of 120 months, has a remaining term of 112 months as of the Cut-off Date and requires payment of interest and principal based on a 30-year amortization schedule. The Resort MHC Mortgage Loan matures on August 1, 2021. The proceeds from the Resort MHC Mortgage Loan were used to refinance existing debt on the Resort MHC Property of approximately $11.6 million, buy-out partnerships with approximately $7.9 million, fund reserves of approximately $450,000, pay closing and other costs of approximately $210,000, and return approximately $2.9 million of equity to the sponsor.

Following the lockout period, the borrower has the right to defease the Resort MHC Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date. In addition, the Resort MHC Mortgage Loan is prepayable without penalty on or after May 1, 2021.

The Property. The Resort MHC Property is a 791-pad, age-restricted (55 and older), manufactured housing community and recreational vehicle park located in Mesa, Arizona. The Resort MHC Property consists of 642 pads containing resident owned manufactured homes and 149 pads available for daily, weekly, monthly or seasonal recreational vehicle rental. Each pad site is approximately 2,000 square feet, has a hose bib and underground electricity, water, sewer, telephone and cable connections. Community amenities and improvements at the Resort MHC Property consist of a swimming pool and heated spa, four tennis

A-3-32

RESORT MHC

courts, two pickle ball courts, shuffle board courts, horseshoe pits, a baseball field, a fenced pet park area, exterior concrete block fencing and striped standard parking spaces. The improvements were primarily constructed in 1984 and renovated in 2010 to add a 10,000 square foot building housing a storage room, recreation room, woodshop and bathrooms and the newly constructed tennis courts, pickleball courts and baseball field.

The following table presents historical occupancy percentages at the Resort MHC Property:

Historical Occupancy Percentages*

12/31/2009	12/31/2010	1/30/2012
94%	94%	99%

*	Source: Information based on borrower provided operating statements.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Resort MHC Property:

Cash Flow Analysis

	2009		2010		2011		U/W(1)		U/W $ per Pad
Gross Potential Rent	$2,947,799		$3,147,615		$3,359,029		$3,359,029		$4,246.56
Other Income(2)	111,999		118,296		136,054		136,054		172.00
Less Vacancy & Credit Loss	0		0		0		0		0

Effective Gross Income	$3,059,798		$3,265,911		$3,495,083		$3,495,083		$4,418.56

Total Operating Expenses	$1,000,935		$968,000		$1,090,507		$1,143,216		$1,445.28

Net Operating Income	$2,058,863		$2,297,911		$2,404,575		$2,351,367		$2,973.28

Capital Expenditures	0		0		0		39,550		50.00

Net Cash Flow	$2,058,863		$2,297,911		$2,404,575		$2,312,317		$2,923.28

NOI DSCR	1.34	x	1.50	x	1.57	x	1.53	x
NCF DSCR	1.34	x	1.50	x	1.57	x	1.51	x
NOI DY	9.0%		10.1%		10.5%		10.3%
NCF DY	9.0%		10.1%		10.5%		10.1%

(1)	Gross Potential Rent is based on 2011 rent collection.
(2)	Other Income includes utilities, postal, community activities, wood shop and miscellaneous income.

Appraisal. According to the appraisal report dated May 23, 2011, the Resort MHC Property had an “as-is” appraised value of $30,770,000.

Environmental Matters. According to the Phase I environmental site assessment dated May 31, 2011, there was no evidence of any recognized environmental conditions at the Resort MHC Property.

Market Overview and Competition. The Resort MHC Property is an age-restricted manufactured housing community and recreational vehicle park located in Mesa, Arizona, which is part of the metropolitan Phoenix market in Maricopa County. The Resort MHC Property is located approximately 11 miles east of the Mesa central business district and approximately 15 miles east of Phoenix. According to the appraisal, the Resort MHC Property is within four miles of the 1.3 million square foot Superstition Springs Regional Mall and within ten miles of seven master planned residential communities spread across more than 7,600 acres. According to a 3rd party population report, Mesa, Arizona had a 2010 reported population of 439,041, representing a population increase of 10.8% since 2000. The 2010 average household income for Mesa, Arizona was $50,079. Major employers in Mesa, Arizona include Mesa Public Schools (9,100), Banner Medical Centers (5,900) and The Boeing Company (4,500). Mesa, Arizona is also home to a variety of outdoor activities including parks, sports facilities, golf courses and Chicago Cubs Spring Training baseball.

The Borrower. The borrower, ILA Resort II, LLC, is an Arizona limited liability company and a single-purpose entity. Legal counsel to the ILA Resort II, LLC delivered a non-consolidation opinion in connection with the origination of the Resort MHC Mortgage Loan. The borrower is owned indirectly by Catherine E. Ivy and Albert J. LaCanne, who are the guarantors of certain nonrecourse carve-outs under the Resort MHC Mortgage Loan.

The Sponsors. Catherine E. Ivy served as the president of a financial planning firm in Palo Alto, California. Ms. Ivy’s late husband, Ben Ivy, was previously a financial planner who specialized in real estate investment. Albert J. LaCanne is the owner and president of Interstate Investments Incorporated, which is based in Tempe, Arizona and specializes in the marketing and management of manufactured housing communities. Interstate Investments Incorporated has 30 years of experience in brokerage, acquisition, management and joint ventures of manufactured housing and recreational vehicle communities, and currently owns and manages four manufactured housing and recreational vehicle communities, including the Resort MHC Property.

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RESORT MHC

Escrows. The loan documents provide for monthly escrows of $12,663 for real estate taxes (subject to adjustment per lender’s estimate of real estate taxes) and $3,296 for replacement reserves. Upon origination, the borrower was also required to make initial escrow deposits equal to $50,652 for real estate taxes. No reserves for insurance are required so long as no event of default has occurred and is continuing under the Resort MHC Mortgage Loan and the borrower delivers to lender satisfactory evidence that the property is covered by an acceptable blanket insurance policy and the borrower provides evidence of payment of insurance. In connection with the origination of the Resort HMC Mortgage Loan, the borrower made an initial deposit of $400,000 into a seasonality reserve and the loan documents require upon any disbursement being requested or made from the initial deposit, from September through April of each year during the loan term, a monthly deposit of $42,268 (subject to a cap of $440,319) (the “Seasonality Reserve”), all for the purpose of funding potential debt service shortfalls resulting from seasonal fluctuations in the performance of the Resort MHC Mortgage Property. In no event is the borrower entitled to a disbursement in any single month of more than 25% of the amount on deposit in the Seasonality Reserve as of the first day of May.

Lockbox and Cash Management. None.

Property Management. The Resort MHC Property is managed by Interstate Investments, Inc, an affiliate of the borrower. The manager is entitled to a management fee equal to $10,000 per month. The borrower may not surrender, terminate or cancel the management agreement or otherwise replace or enter into any other management agreement without prior written consent from the lender (which consent may not be unreasonably withheld).

Assumption. The Resort MHC Mortgage Loan has a two-time right to transfer the Resort MHC Property and cause an assumption of the loan, provided that no event of default has occurred and is continuing under the Resort MHC Mortgage Loan and certain other conditions are satisfied, including that: (i) the borrower pays an assumption fee of 1.0% of the outstanding principal balance of the Resort MHC Loan; (ii) the transferee satisfies certain criteria; (iii) the transferee assumes the obligations of the borrower under the management agreement or enters into a new management agreement with a manager satisfying certain criteria; (iv) the lender receives confirmation from Fitch, Moody’s and KBRA that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2012-C6 Certificates; and (v) other factors relied upon by lender in the original underwriting of the Resort MHC Mortgage Loan.

Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require the borrower to maintain an “all risk” insurance policy, with no exclusion for terrorism, in an amount equal to the full replacement cost of the Resort MHC Property, as well as business interruption insurance continuing until the earlier of: (i) the date when estimated gross income returns to the same level as before the loss or (ii) 12 months from the date the property is repaired and/or replaced and operations are resumed together with a 12-month extended period of indemnity.

A-3-34

CITRUS CROSSING

A-3-35

CITRUS CROSSING

Citrus Crossing
800-870 East Alosta Avenue and 305-377 North Citrus Avenue
Azusa, CA 91702
ANGELES NATIONAL FOREST
SAN GABRIEL MTS.
Morris Reservoir
Glendora
Azusa
Azusa Pacific University
Citrus College
Foothill Freeway
Santa Fe Dam Recreation Area
South Hills Park
Glendora Marketplace
San Dimas
Covina
Baldwin Park
METROLINK SAN BERNARDINO LINE
COVINA
BALDWIN PARK
Citrus Valley Medical Center Inter-Community Campus
San Dimas Community Hospital
Pacific Coast Baptist Bible College
Puddingstone Reservoir
Frank G. Bonelli Regional Park
Orange Fwy
San Bernardino Freeway
Westfield Eastland Mall
Westfield West Covina
West Covina
Citrus Valley Medical Center
LOS ANGELES COUNTY
Cal. State Polytech University - Pomona
Mount San Antonio College
Pomona
Walnut
La Puente
Industry Hills Recr. Center
Diamond Bar
METROLINK RIVERSIDE LINE
Sierra Madre Ave
Foothill Blvd
Alosta Ave
Baseline Rd
Gladstone St
Arrow Hwy
Covina Blvd
Cypress St
San Bernardino Rd
Badillo St
Puente Ave
Rowland St
Cameron Ave
Merced Ave
Amar Rd
Temple Ave
Citrus St
Grand Ave
Barranca Ave
210
605
39
57
10
60
Victorville
Santa Clarita
Hesperia
Burbank
Glendale
Pasadena
Glendora
Rancho Cucamonga
San Bernardino
Los Angeles
El Monte
Pomona
Ontario
Santa Monica
Riverside
Torrance
Anaheim
Long Beach
Santa Ana
Irvine
Huntington Beach
Newport Beach
Pacific Ocean
Temecula
San Clemente
Oceanside

A-3-36

Citrus Crossing

Loan Information

Mortgage Loan Seller:	Wells Fargo Bank, National Association
Credit Assessment (Fitch/Moody’s/KBRA):	NAP
Original Principal Balance:	$22,500,000
Cut-off Date Principal Balance:	$22,307,737
% of Initial Pool Balance:	2.4%
Loan Purpose:	Refinance
Borrower Name:	Citrus Crossing Properties Fee LLC
Sponsors:	John Francis; Richard Francis
Mortgage Rate:	5.350%
Note Date:	July 14, 2011
Anticipated Repayment Date:	NAP
Maturity Date:	August 1, 2021
IO Period:	None
Loan Term (Original):	120 months
Seasoning:	8 months
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(32),D(84),O(4)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt:	None
Additional Debt Type:	NAP

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes	$105,000	$21,160	NAP
Insurance	$8,900	$2,967	NAP
Replacement Reserves	$0	$2,876	NAP
TI/LC(1)	$0	$18,381	$661,716
Tenant Specific Reserve(2)	$1,303,676	$0	NAP

Property Information

Single Asset/Portfolio:	Single Asset

Property Type:	Retail

Specific Property Type:	Anchored
Location:	Azusa, CA
Size:	172,533 SF
Cut-off Date Principal Balance Per Unit/SF:	$129.30
Year Built/Renovated:	1960/2008
Occupancy %:	99.1%
Occupancy % Source Date:	December 1, 2011
Title Vesting:	Fee
Property Manager:	Trachman Indevco LLC

3rd Most Recent NOI (As of):	$2,453,168 (12/31/2009)
2nd Most Recent NOI (As of):	$2,452,015 (12/31/2010)
Most Recent NOI (As of):	$2,522,380 (TTM 11/30/2011)

U/W Revenues:	$3,311,266
U/W Expenses:	$735,914
U/W NOI:	$2,575,351
U/W NCF:	$2,325,562
U/W NOI DSCR:	1.71x
U/W NCF DSCR:	1.54x
U/W NOI Debt Yield:	11.5%
U/W NCF Debt Yield:	10.4%
As-Is Appraised Value:	$41,000,000
As-Is Appraisal Valuation Date:	August 1, 2011
Cut-off Date LTV Ratio:	54.4%
LTV Ratio at Maturity or ARD:	45.6%

(1)	Monthly tenant improvement and leasing commission reserves are waived so long as the leasing reserve fund is greater than or equal to $661,716 and at least 85% of net rentable area at the Citrus Crossing Property is leased to tenants in occupancy and paying rent.
(2)	The borrower made an up-front deposit into a reserve to pay for tenant improvements associated with the lease with Applebee’s. Applebee’s is in occupancy and substantially all of the funds deposited have been released. A Certificate of Occupancy for Applebee’s was issued on October 11, 2011. The remaining balance of the Applebee’s Leasing Reserve is $76,044 as of March 5, 2012.

The Mortgage Loan. The mortgage loan (the “Citrus Crossing Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an anchored retail center located in Azusa, California (the “Citrus Crossing Property”). The Citrus Crossing Mortgage Loan was originated on July 14, 2011 by Wells Fargo Bank, National Association. The Citrus Crossing Mortgage Loan had an original principal balance of $22,500,000, has an outstanding principal balance as of the Cut-off Date of $22,307,737 and accrues interest at an interest rate of 5.350% per annum. The Citrus Crossing Mortgage Loan had an initial term of 120 months, has a remaining term of 112 months as of the Cut-off Date and requires payments of interest and principal based on a 30-year amortization schedule. The Citrus Crossing Mortgage Loan matures on August 1, 2021. The proceeds from the Citrus Crossing Mortgage Loan were used to refinance existing debt on the Citrus Crossing Mortgage Property of $21.9 million, fund upfront reserves of approximately $1.4 million and pay closing costs of approximately $413,000. The borrower contributed approximately $1.2 million in additional equity to bridge the funding gap.

Following the lockout period, the borrower has the right to defease the Citrus Crossing Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date. In addition, the Citrus Crossing Mortgage Loan is prepayable without penalty on or after May 1, 2021.

The Property. The Citrus Crossing Property is an anchored retail center totaling approximately 172,533 square feet situated on 17.2 acres at the northwest corner of Alosta Avenue and Citrus Avenue in Azusa, California. The property was originally constructed in 1960 and underwent a redevelopment in 2008. Major tenants at the property include Regency Theatres, Ross Dress for Less, 99 Cents Only Store, and Fresh & Easy. The Citrus Crossing Property also includes six outparcels leased to Burger King, Taco Bell, Kentucky Fried Chicken, Jiffy Lube, Pizza Hut and a recently constructed Applebee’s. Parking is provided by

A-3-37

CITRUS CROSSING

approximately 915 surface spaces resulting in a parking ratio of 5.3 spaces per 1,000 square feet of net rentable area. As of December 1, 2011, the Citrus Crossing Property was 99.1% occupied by 25 tenants.

The following table presents certain information relating to the tenancies at the Citrus Crossing Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)		Occupancy Cost(2)	Lease Expiration Date(3)
Anchor Tenants - Collateral
Regency Theatres	NR/NR/NR	37,977	22.0%	$14.15	$537,504	19.5%	$387K	(4)	18.8%	9/30/2026
Ross Dress for Less	NR/NR/BBB+	27,890	16.2%	$11.65	$325,000	11.8%	$268		5.0%	1/31/2014
Fresh & Easy	NR/NR/NR	13,969	8.1%	$20.63	$288,180	10.4%	NAV		NAV	1/31/2029
Applebee’s(5)	B/B2/B	5,700	3.3%	$35.96	$205,000	7.4%	NAV		NAV	8/31/2031
99 Cents Only Store(6)	NR/B2/B	32,134	18.6%	$4.82	$154,908	5.6%	$161		4.8%	6/30/2016

Total Anchor Tenants - Collateral		117,670	68.2%	$12.84	$1,510,592	54.8%

Non-Major Tenants		53,363	30.9%	$23.39	$1,247,930	45.2%

Occupied Collateral Total		171,033	99.1%	$16.13	$2,758,522	100.0%

Vacant Space		1,500	0.9%

Collateral Total		172,533	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales per square foot and occupancy costs are for the twelve months ended on December 31, 2010.
(3)	Several leases include co-tenancy remedies. Ross Dress for Less has a co-tenancy trigger based on minimum occupancy of 65% and Applebee’s has a co-tenancy trigger based on a maximum of one anchor tenant not in operation without being replaced by another anchor, and minimum occupancy of 60% of other retail floor area. As of March 5, 2012, none of the remedies have been triggered.
(4)	Regency Theatres, which operates a 10-screen theatre, reported sales of $387,361 per screen for the twelve months ended on December 31, 2010.
(5)	Applebee’s may terminate its lease if their gross revenue between August 31, 2020 and August 31, 2021 or between August 31, 2025 and August 31, 2026 do not exceed $2.3 million, within 60 days after the end of the applicable lease year. The tenant must provide financial statement certified by the tenant’s chief financial officer evidencing the tenant’s gross sales for the applicable lease year. Termination would be effective as of the last day of the eleventh or sixteenth lease year and all rents would be paid until the effective date of termination.
(6)	99 Cents Only Store subleases approximately 7,560 square feet to O’Reilly Auto Parts, Inc. at a rate of $17.25 per square foot, resulting in annual sublease payments to 99 Cents Only Store of $130,410, which is not otherwise reflected in the table. The term of the sublease extends through June 30, 2016.

The following table presents certain information relating to the lease rollover schedule at the Citrus Crossing Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring(2)	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	1	1,300	0.8%	1,300	0.8%	$49,699	$38.23
2012	1	2,000	1.2%	3,300	1.9%	$76,460	$38.23
2013	4	7,462	4.3%	10,762	6.2%	$255,924	$34.30
2014	3	33,619	19.5%	44,381	25.7%	$449,518	$13.37
2015	1	1,841	1.1%	46,222	26.8%	$62,952	$34.19
2016	5	41,543	24.1%	87,765	50.9%	$429,588	$10.34
2017	2	17,600	10.2%	105,365	61.1%	$122,606	$6.97
2018	3	4,442	2.6%	109,807	63.6%	$155,648	$35.04
2019	1	1,680	1.0%	111,487	64.6%	$58,867	$35.04
2020	0	0	0.0%	111,487	64.6%	$0	$0.00
2021	0	0	0.0%	111,487	64.6%	$0	$0.00
2022	0	0	0.0%	111,487	64.6%	$0	$0.00
Thereafter	4	59,546	34.5%	171,033	99.1%	$1,097,260	$18.43
Vacant	0	1,500	0.9%	172,533	100.0%	$0	$0.00

Total / Weighted Average	25	172,533	100.0%			$2,758,522	$16.13

(1)	Source: Information obtained from underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

A-3-38

CITRUS CROSSING

The following table presents historical occupancy percentages at the Citrus Crossing Property:

Historical Occupancy Percentages*

12/31/2009	12/31/2010	12/31/2011
92%	96%	100%

*	Source: Information obtained from borrower rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Citrus Crossing Property:

Cash Flow Analysis

	2009		2010		TTM 11/30/2011		U/W		U/W $ per SF
Base Rent	$2,424,817		$2,494,377		$2,593,720		$2,758,522		$15.99
Grossed Up Vacant Space	0		0		0		52,560		0.30
Percentage Rent	25,631		46,870		39,412		0		0.00
Total Reimbursables	570,201		583,593		595,680		686,753		3.98
Other Income	15,000		17,500		23,300		24,787		0.14
Less Vacancy & Credit Loss	0		0		0		(211,357)		(1.23)

Effective Gross Income	$3,035,649		$3,142,340		$3,252,112		$3,311,266		$19.19

Total Operating Expenses	$582,481		$690,325		$729,732		$735,914		$4.27

Net Operating Income	$2,453,168		$2,452,015		$2,522,380		$2,575,351		$14.93
TI/LC	0		0		0		215,282		1.25
Capital Expenditures	0		0		0		34,507		0.20

Net Cash Flow	$2,453,168		$2,452,015		$2,522,380		$2,325,562		$13.48

NOI DSCR	1.63	x	1.63	x	1.67	x	1.71	x
NCF DSCR	1.63	x	1.63	x	1.67	x	1.54	x
NOI DY	11.0%		11.0%		11.3%		11.5%
NCF DY	11.0%		11.0%		11.3%		10.4%

Appraisal. According to the appraisal dated August 1, 2011, the Citrus Crossing Property had an “as-is” appraised value of $41,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated June 10, 2011, there was no evidence of recognized environmental conditions at the Citrus Crossing Property. However an operations and maintenance program was recommended for the management of suspected asbestos-containing materials and lead based paint.

Market Overview and Competition. The Citrus Crossing Property is located in Azusa, California, approximately 27 miles northeast of Los Angeles and 15 miles east of Pasadena. The city of Azusa is located in the San Gabriel Valley portion of northeast Los Angeles County and the Citrus Crossing Property is approximately one mile north of Interstate 210, approximately 4.5 miles east of Interstate 605 and approximately 4.0 miles west of Orange State Route 57. According to the appraisal, Azusa encompasses 9.1 square miles and is also home to Azusa Pacific University and Citrus College, which together have more than 20,000 enrolled students. Pacific University is located adjacent to the Citrus Crossing Property.

According to the appraisal, Azusa had a 2010 population of 49,099 residents, reflecting an increase of approximately 1.0 percent annually from 2000 to 2010. As of 2010, the population within a 3-mile radius and 5-mile radius of the Citrus Crossing Property was 151,645 and 295,219, respectively. The 2010 average household income within a 3-mile radius and a 5-mile radius of the Citrus Crossing Property was $79,999 and $84,425, respectively.

The following table presents certain information relating to some comparable retail centers provided in the appraisal for the Citrus Crossing Property:

Competitive Set(1)

	Citrus Crossing (Subject)	Azusa Promenade	Glendora Center	Foothill Plaza	Covina Town Square
Market	Azusa, CA	Azusa, CA	Glendora, CA	Glendora, CA	Covina, CA
Distance from Subject	—	0.10 miles	1.45 miles	1.15 miles	2.00 miles
Property Type	Community Center	Neighborhood Center	Neighborhood Center	Neighborhood Center	Community Center
Year Built / Renovated	1960 / 2008	1989/NAP	1955 / 2001	1980 / 1997	1988 / 1998
Anchors	Ross Stores, CVS, Regency Theatre, 99 Cent Store	Big Lots, Good Year Tires, Radio Shack	Albertsons, Ace Hardware, Sav-on Pharmacy	Von’s, CVS, Wells Fargo,	AMC Theatre, Lowes, Staples
Total GLA	172,533 SF	169,121 SF	106,746 SF	106,380 SF	269,433 SF
Total Occupancy	99%	91%	94%	95%	97%

(1)	Source: Information obtained from appraisal dated August 1, 2011.

A-3-39

CITRUS CROSSING

The Borrower. The borrower is a Delaware limited liability company and a single-purpose entity with an independent director. John Francis and Richard Francis, the managers of the borrower, are the guarantors of certain non-recourse carve-outs under the Citrus Crossing Mortgage Loan.

The Sponsors. The sponsors and the carve-out guarantors for the Citrus Crossing Mortgage Loan are John and Richard Francis. John and Richard Francis have directly or indirectly acquired over $750 million of commercial real estate over the past 40 years.

Escrows. The mortgage loan documents provide for monthly escrows of $21,160 for real estate taxes (subject to adjustments according to lender’s estimate of real estate tax), monthly escrows of $2,967 for insurance (subject to adjustment according to lender’s estimate of insurance premiums), monthly escrows of $2,876 for replacement reserves, and monthly escrows of $18,381 for tenant improvements and leasing commission reserves (subject to a cap of $661,716). Upon origination, the borrower was also required to make initial escrow deposits equal to $105,000 for real estate taxes, $8,900 for insurance and $1,303,676 to pay for tenant improvements associated with the Applebee’s lease.

On each monthly payment date occurring during a Lease Sweep Period (as defined below), the borrower is required to pay to the lender all excess cash flow (after the payment of debt service and reserves) and any lease termination payments received from Ross Dress for Less and/or 99 Cents Only Store (the “Rollover Tenants”) for deposit into a special rollover reserve. As an alternative to the payment of excess cash flow to the lender during a Lease Sweep Period, the borrower may deposit at any time cash in an amount which, when combined with all amounts already on deposit with lender as a result of the Lease Sweep Period is not less than $450,000. Provided the Rollover Tenants enter into renewal leases acceptable to lender as after a Lease Sweep Period expires, lender shall remit to borrower all amounts deposited with lender in excess of tenant improvements and leasing costs during the Lease Sweep Period.

A “Lease Sweep Period” will commence on the first monthly payment date following any of: (i) six months prior to the scheduled expiration of the Rollover Tenants’ leases, (ii) the date required under the Rollover Tenants’ leases by which either Rollover Tenants are required to give notice of exercising a renewal right, (iii) any surrender, cancelation or termination of any Rollover Tenants’ leases, (iv) (a) any Rollover Tenant goes dark or gives notice that it intends to discontinue its business, or (b) the debt yield, excluding the Rollover Tenant, is less than 10.3%, or (v) any default under any rollover lease by the applicable Rollover Tenant. The Lease Sweep Period will end upon the occurrence of an escrow deposit of $450,000 or the first payment date following the earlier of; (i) the lender determines there are sufficient funds in the Special Rollover Reserve to pay for anticipated expenses expected to arise in relation to re-tenanting the space under the applicable rollover lease that gave rise to the Lease Sweep Period, or (ii) the occurrence of any of the following: (a) for a Lease Sweep Period triggered by clause (i) through (iv), the applicable Rollover Tenant exercises its renewal or extension option and the lender determines there are sufficient funds in the Special Rollover Reserve to pay for anticipated expenses expected to arise from renewing the applicable rollover lease that gave rise to the Lease Sweep Period, (b) for a Lease Sweep Period triggered by clause (v) above, the Rollover Tenant’s default has been cured and no other default has occurred for a period of six months.

Lockbox and Cash Management. The Citrus Crossing Mortgage Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs tenants to pay their rents directly to such lockbox account. The loan documents also require that all cash revenues and all other monies received by the borrower or the property manager relating to the Citrus Crossing Property be deposited into the lockbox account within one business days after receipt. Funds in the lockbox account are transferred into a cash management account on each business day. Other than during a Cash Trap Event Period (as defined below), all excess funds on deposit in the cash management account are disbursed to the Citrus Crossing Mortgage Loan borrower.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default or (ii) the debt service coverage ratio is less than 1.20x during any calendar quarter. A Cash Trap Event Period will expire upon the cure of such event of default or the actual debt service coverage ratio being equal to or greater than 1.20x for six consecutive calendar months.

Property Management. The Citrus Crossing Property is managed by Trachman Indevco LLC, which is not an affiliate of the borrower. The property manager is entitled to a base management fee in the amount equal to 4.0% of monthly gross revenues. The borrower may not amend, extend, renew or cancel the management agreement or otherwise replace the manager or enter into any management agreement without written consent from the lender.

Assumption. The Citrus Crossing Mortgage Loan has a two-time right to transfer the Citrus Crossing Property and cause an assumption of the loan, provided that no event of default has occurred and is continuing under the Citrus Crossing Mortgage Loan and certain other conditions are satisfied, including that: (i) the borrower pays an assumption fee of 1.0% of the outstanding principal balance of the Citrus Crossing Mortgage Loan; (ii) the transferee satisfies certain criteria; (iii) the transferee assumes the obligations of the borrower under the management agreement or enters into a new management agreement with a manager that satisfies certain criteria; and (iv) confirmation from Fitch, Moody’s and KBRA that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2012-C6 Certificates is delivered.

Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

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CITRUS CROSSING

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Citrus Crossing Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

A-3-41

BOCA INDUSTRIAL PARK

A-3-42

BOCA INDUSTRIAL PARK

Boca Industrial Park
500 Northwest 77th Street
Boca Raton, FL 33487
LOXAHATCHEE NATIONAL WILDLIFE REFUGE
THE EVERGLADES
PALM BEACH COUNTY
BROWARD COUNTY
Boynton Beach
Ocean Ridge
Gulf Stream
Delray Beach
Highland Beach
Boca Raton
Deerfield Beach
Lighthouse Point
Pompano Beach
Sea Ranch Lakes
Lauderdale-by-the-Sea
Fort Lauderdale
Port Everglades
Fort Lauderdale/Hollywood Intl. Airport
Hollywood
Hamptons at Boca Raton
Mission Bay
Boca Del Mar
Sandalfoot Cove
Boca Pointe
Parkland
Coconut Creek
Coral Springs
Margate
North Lauderdale
Tamarac
Lauderhill
Sunrise
Lauderdale Lakes
Oakland Park
Wilton Manors
Plantation
Weston
Davie
Sawgrass Expwy
Florida's Turnpike
Boca Raton Airport
Florida Atlantic University
Palm Beach State College
Town Center at Boca Raton
Pompano Beach Airpark
Ft. Lauderdale Executive Airport
Nova Southeastern University
Miami Intl. Airport 21 miles
Palm Beach Intl. Airport 10 miles
Lake Okeechobee
West Palm Beach
Coral Springs
Pompano Beach
Ft. Lauderdale
Hollywood
North Miami Beach
Miami Beach
Hialeah
Coral Gables
Homestead
Florida City
Atlantic Ocean
Gulf of Mexico
THE EVERGLADES

A-3-43

Boca Industrial Park

Loan Information

Mortgage Loan Seller:	Wells Fargo Bank, National Association
Credit Assessment (Fitch/Moody’s/KBRA):	NAP
Original Principal Balance:	$22,250,000
Cut-off Date Principal Balance:	$22,250,000
% of Initial Pool Balance:	2.4%
Loan Purpose:	Refinance
Borrower Name:	Boca Industrial Park, LTD.
Sponsors:	Jamie Danburg; Tilmar Hansen
Mortgage Rate:	5.080%
Note Date:	July 5, 2011
Anticipated Repayment Date:	NAP

Maturity Date:	August 1, 2021

IO Period:	60 months
Loan Term (Original):	120 months
Seasoning:	8 months
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(32),D(84),O(4)
Lockbox Type:	None
Additional Debt:	None
Additional Debt Type:	NAP

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes(1)	$0	Springing	NAP
Insurance(2)	$0	Springing	NAP
Replacement Reserve(3)	$0	Springing	NAP
TI/LC(4)	$0	Springing	NAP

Property Information

Single Asset/Portfolio:	Single Asset

Property Type:	Industrial

Specific Property Type:	Flex
Location:	Boca Raton, FL
Size:	386,846 SF
Cut-off Date Principal Balance Per Unit/SF:	$57.52
Year Built/Renovated:	1984/NAP
Occupancy %:	91.9%
Occupancy % Source Date:	December 8, 2011
Title Vesting:	Fee
Property Manager:	Danburg Management Corporation

3rd Most Recent NOI (As of):	$3,105,005(12/31/2009)
2nd Most Recent NOI (As of):	$2,749,235(12/31/2010)
Most Recent NOI (As of):	$2,573,239 (TTM 11/30/2011)

U/W Revenues:	$3,865,598
U/W Expenses:	$1,309,921
U/W NOI:	$2,555,677
U/W NCF:	$2,292,609
U/W NOI DSCR:	1.77x
U/W NCF DSCR:	1.59x
U/W NOI Debt Yield:	11.5%
U/W NCF Debt Yield:	10.3%
As-Is Appraised Value:	$36,900,000
As-Is Appraisal Valuation Date:	May 18, 2011
Cut-off Date LTV Ratio:	60.3%
LTV Ratio at Maturity or ARD:	55.7%

(1)	Monthly tax escrows are waived so long as no event of default has occurred and is continuing and the borrower delivers to lender satisfactory evidence of payment of taxes.
(2)	Monthly insurance escrows are waived so long as no event of default has occurred and is continuing and the borrower delivers to lender satisfactory evidence that the property is insured in accordance with the loan documents.
(3)	Monthly replacement reserve escrows are waived so long as no event of default has occurred and is continuing and the borrower is properly maintaining the Boca Industrial Park Property.
(4)	Monthly TI/LC escrows are waived so long as no event of default has occurred and is continuing and the Deposit Waiving Requirements have been satisfied. See “Escrows” below for a description of the Deposit Waiving Requirements.

The Mortgage Loan. The mortgage loan (the “Boca Industrial Park Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering an industrial facility located in Boca Raton, Florida (the “Boca Industrial Park Property”). The Boca Industrial Park Mortgage Loan was originated on July 5, 2011 by Wells Fargo Bank, National Association. The Boca Industrial Park Mortgage Loan had an original principal balance of $22,250,000, has an outstanding principal balance as of the Cutoff Date of $22,250,000 and accrues interest at an interest rate of 5.080% per annum. The Boca Industrial Park Mortgage Loan had an initial term of 120 months, has a remaining term of 112 months as of the Cut-off Date, and requires interest-only payments for the first 60 payments following origination and thereafter requires payments of interest and principal based on a 30-year amortization schedule thereafter. The Boca Industrial Park Mortgage Loan matures on August 1, 2021. The proceeds from the Boca Industrial Park Mortgage Loan were used to refinance existing debt on the Boca Industrial Park Property of approximately $17.8 million securitized in GMACC 2002-C1, fund closing and other costs of approximately $259,000, and return approximately $4.2 million of equity to the sponsors.

Following the lockout period, the borrower has the right to defease the Boca Industrial Park Mortgage Loan in whole, but not in part, on any due date before the scheduled maturity date. In addition, the Boca Industrial Park Mortgage Loan is prepayable without penalty on or after May 1, 2021.

The Property. The Boca Industrial Park Property is a 386,846 square foot industrial flex facility located in Boca Raton, Florida. The improvements consist of six one-story buildings constructed in 1984. The net rentable area at the Boca Industrial Park Property

A-3-44

BOCA INDUSTRIAL PARK

includes 306,156 square feet (79.1% of the net rentable area) of warehouse space and 80,690 square feet (20.9% of the net rentable area) of office space. The warehouse space has clear heights of 22 to 24 feet, 40 dock-high loading entrances and 30 drive-in loading entrances. As of December 8, 2011, the Boca Industrial Park Property was 91.9% leased to 36 tenants.

The following table presents certain information relating to the tenancies at the Boca Industrial Park Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date
Major Tenants - Collateral
Relli Technologies, Inc.(2)	NR/NR/NR	30,000	7.8%	$8.97	$269,100	9.5%	8/31/2015
Merit Systems, Inc	NR/NR/NR	22,890	5.9%	$11.25	$257,416	9.1%	9/30/2013
Norbar Fabrics, Co.	NR/NR/NR	35,000	9.0%	$5.73	$200,550	7.1%	11/30/2013
Distinctive Kitchens and Baths, Inc	NR/NR/NR	26,690	6.9%	$6.87	$183,485	6.5%	10/31/2013
Quality Systems	NR/NR/NR	11,600	3.0%	$11.50	$133,400	4.7%	4/30/2016

Total Major Tenants - Collateral		126,180	32.6%	$8.27	$1,043,951	36.7%

Non-Major Tenants(3) - Collateral		229,466	59.3%	$7.84	$1,799,915	63.3%

Occupied Collateral Total		355,646	91.9%	$8.00	$2,843,866	100.0%

Vacant Space		31,200	8.1%

Collateral Total		386,846	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Relli Technologies, Inc. is entitled to terminate its lease at any time following August 31, 2011 if the tenant: (i) purchases a building comprising at least 30,000 square feet located in Palm Beach County and relocates its distribution operations to that building; (ii) provides at least 180 days written notice (including documentation evidencing the building purchase and relocation); (iii) pays a lease termination payment to the borrower; and (iv) reimburses the borrower for any unamortized TIs and LCs and the prorated cost of any HVAC repairs or replacements.
(3)	Pinar International, Inc., an existing tenant, executed a lease for an additional 5,445 square feet (1.4% of net rentable square feet) that commences May 1, 2012. Such space is considered occupied for purposes of the table, notwithstanding that the lease has not started and the tenant has not taken possession.

The following table presents certain information relating to the lease rollover schedule at the Boca Industrial Park Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring(2)	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	10	66,451	17.2%	66,451	17.2%	$564,660	$8.50
2013	11	124,599	32.2%	191,050	49.4%	$942,819	$7.57
2014	5	42,998	11.1%	234,048	60.5%	$291,295	$6.77
2015	5	59,000	15.3%	293,048	75.8%	$451,568	$7.65
2016	4	33,690	8.7%	326,738	84.5%	$308,702	$9.16
2017	1	11,863	3.1%	338,601	87.5%	$96,921	$8.17
2018	1	5,800	1.5%	344,401	89.0%	$67,918	$11.71
2019	0	0	0.0%	344,401	89.0%	$0	$0.00
2020	0	0	0.0%	344,401	89.0%	$0	$0.00
2021	0	0	0.0%	344,401	89.0%	$0	$0.00
2022(3)	2	11,245	2.9%	355,646	91.9%	$119,984	$10.67
Thereafter	0	0	0.0%	355,646	91.9%	$0	$0.00
Vacant	0	31,200	8.1%	386,846	100.0%	$0	$0.00

Total / Weighted Average	39	386,846	100.0%			$2,843,866	$8.00

(1)	Source: Information obtained from underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Pinar International, Inc., an existing tenant, executed a lease for an additional 5,445 square feet (1.4% of net rentable square feet) that commences May 1, 2012. Such space is considered occupied for purposes of the table, notwithstanding that the lease has not started and the tenant has not taken possession.

A-3-45

BOCA INDUSTRIAL PARK

The following table presents historical occupancy percentages at the Boca Industrial Park Property:

Historical Occupancy Percentages*

12/31/2008	12/31/2009	12/31/2010
99%	94%	95%

*	Source: Information provided by the borrower.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Boca Industrial Park Property:

Cash Flow Analysis

	2009		2010		TTM 11/30/2011		U/W		U/W $ per SF
Base Rent	$2,503,348		$2,499,105		$2,707,056		$2,843,866		$7.35
Grossed Up Vacant Space	0		0		0		339,486		0.88
Total Reimbursables	1,850,630		1,561,400		1,191,456		1,045,036		2.70
Other Income(1)	126,821		163,566		52,494		98,666		0.26
Less Vacancy & Credit Loss	(91,880)		(201,256)		(112,471)		(461,455)		(1.19)

Effective Gross Income	$4,388,919		$4,022,815		$3,838,535		$3,865,598		$9.99

Total Operating Expenses	$1,283,914		$1,273,581		$1,265,296		$1,309,921		$3.39

Net Operating Income	$3,105,005		$2,749,235		$2,573,239		$2,555,677		$6.61
TI/LC	177,184		114,300		0		154,819		0.40
Capital Expenditures	0		0		0		108,249		0.28

Net Cash Flow	$2,927,821		$2,634,935		$2,573,239		$2,292,609		$5.93

NOI DSCR	2.15	x	1.90	x	1.78	x	1.77	x
NCF DSCR	2.02	x	1.82	x	1.78	x	1.59	x
NOI DY	14.0%		12.4%		11.6%		11.5%
NCF DY	13.2%		11.8%		11.6%		10.3%

(1)	Other income consists of move out and late fees and FPL and legal reimbursements.

Appraisal. According to the appraisal dated May 18, 2011, the Boca Industrial Park Property had an “as-is” appraised value of $36,900,000.

Environmental Matters. The Phase I environmental site assessment (“ESA”) dated May 31, 2011 identified an environmental issue in connection with waste oil drums in a tenant space. The ESA noted no evidence of spills or leakage and no further investigation was required; however, the ESA recommended the use of secondary containment for the waste oil drums to minimize the potential for impact in the event of a spill or leak. See “Risk Factors – Environmental Condition of the Mortgaged Properties May Subject the Trust to Fund to Liability under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties Which May Result in Reduced Distributions On Your Offered Certificates” in the Free Writing Prospectus for further detail.

Market Overview and Competition. The Boca Industrial Park Property is located in Boca Raton, Florida, and, according to a year-end 2011 third party market research report, is within the Boca Raton East submarket within Palm Beach County. Access to Interstate 95 and the Florida Turnpike are located within two and six miles, respectively, of the Boca Industrial Park Property. As of December 31, 2011, the inventory of industrial flex buildings in the Boca Raton East submarket is stable at approximately 3.5 million square feet of rentable building area, with an overall occupancy of 93.4% and average rent per square foot of $10.97 triple-net. According to the appraisal, the population as of 2010 within a five mile radius of the Boca Industrial Park Property is 173,262, representing annual growth of 0.41% from 2000 to 2010.

Competitive Set(1)

	Boca Industrial Park (Subject)	Weston Center (A-D)	Weston Center (E-F)	Palmetto Distribution Center	Sawgrass International Corporate Park
Distance from Subject	—	39 miles	39 miles	52 miles	34 miles
Property Type	Industrial Flex	Industrial Flex	Industrial Flex	Industrial Flex	Industrial
Year Built / Renovated	1984/NAP	1998/NAP	1998/NAP	1992/NAP	1987/NAP
Clear Heights	22’ – 24’	24’ – 30’	24’ – 30’	24’ – 26’	20’ – 24’
% Office	20.9%	18.5%	26.4%	10.4%	5.0%
Total GLA	386,846 SF	679,918 SF	396,090 SF	880,443 SF	401,650 SF
Total Occupancy	92%	100%	100%	95%	92%

(1)	Source: Information obtained from appraisal dated May 18, 2011.

A-3-46

BOCA INDUSTRIAL PARK

The Borrower. The borrower is Boca Industrial Park, LTD., a Florida limited partnership and a single-purpose entity with an independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Boca Industrial Park Mortgage Loan. The borrower is owned by Tilmar Hansen (50%) and Jamie A. Danburg (49%). The general partner of the borrower, Boca Industrial, Inc., a Delaware corporation, owns a 1% interest in the borrower and is 100% owned by Jamie A. Danburg. Jamie A. Danburg and Tilmar Hansen are the guarantors of certain nonrecourse carveouts under the Boca Industrial Park Mortgage Loan.

The Sponsors. The sponsors of the Boca Industrial Park Mortgage Loan are Tilmar Hansen and Jamie A. Danburg. Both sponsors are managing members of Danburg Hansen LLC, which wholly owns Danburg Management Corporation. Danburg Management Corporation owns and manages approximately one million square feet of office and warehouse space in Palm Beach County.

Escrows. The loan documents waive monthly escrows of real estate taxes provided the following conditions are met: (i) no event of default has occurred and is continuing and (ii) borrower delivers to lender evidence of timely payment of taxes not less than ten days prior to the delinquency of such payments. The loan documents waive monthly escrows of insurance for so long as the following conditions are satisfied: (i) no event of default has occurred and is continuing; (ii) the liability and casualty policies covering the property are part of a blanket or umbrella policy approved by lender; and (iii) the borrower provides the lender with evidence of renewal of such policy and receipts for the payment of insurance premiums in accordance with the loan documents. In addition, the loan documents waive monthly escrows for capital expenditures so long as no event of default has occurred and is continuing and the borrower is properly maintaining the Boca Industrial Park Property. Finally, the loan documents waive monthly escrows for future tenant improvements and leasing commissions so long as no event of default has occurred and is continuing and the borrower satisfies the Deposit Waiving Requirements (as defined below).

The “Deposit Waiving Requirements” shall mean that the borrower maintains a balance in its operating account of not less than $500,000 at all times, provided, however, that the borrower may use up to $225,000 of that balance for tenant improvement and leasing commission costs related to the Boca Industrial Park Mortgage Property so long as: (i) the balance of the operating account at no time falls below $275,000 and (ii) at any time when the amount in the operating account is less than $500,000, the borrower replenishes the operating balance by no less than $25,000 per month.

Lockbox and Cash Management. None.

Property Management. The Boca Industrial Park Property is managed by Danburg Management Corporation, an affiliate to the borrower. The property manager is entitled to a management fee equal to 3% of effective gross income collected from the Boca Industrial Park Property. The borrower may not amend, surrender, terminate or cancel the management agreement or otherwise replace or enter into any other management agreement without prior written consent from the lender (which consent may not be unreasonably withheld).

Assumption. The Boca Industrial Park Mortgage Loan has a two-time right to transfer the Boca Industrial Park Property and cause an assumption of the loan, provided that no event of default has occurred and is continuing under the Boca Industrial Park Mortgage Loan and certain other conditions are satisfied, including that: (i) the borrower pays an assumption fee of 1.0% of the outstanding principal balance of the Boca Industrial Park Mortgage Loan; (ii) and the transferee satisfies certain criteria; (iii) transferee assumes the obligations of the borrower under the management agreement or enters into a new management agreement with a manager satisfies certain criteria; (iv) the lender receives confirmation from Fitch, Moody’s and KBRA that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2012-C6 Certificates; and (v) other factors relied upon by lender in the original underwriting of the Boca Industrial Park Mortgage Loan.

Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The mortgage loan documents require the borrower to maintain an “all risk” insurance policy, with no exclusion for terrorism, in an amount equal to the full replacement cost of the Boca Industrial Park Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event together with a 12-month extended period of indemnity. If coverage for terrorism is excluded under such policy or under the general liability and excess liability/umbrella policy, the borrower must obtain stand-alone coverage for terrorism, provided that such coverage is available.

A-3-47

LEXINGTON HOTEL PORTFOLIO

A-3-48

LEXINGTON HOTEL PORTFOLIO

Lexington Hotel Portfolio
1 Courtyard Cincinnati North at Union Centre 6250 Muhlhauser Rd West Chester, OH 45069
2 Residence Inn West Chester 6240 Muhlhauser Rd West Chester, OH 45069
Dayton 28 miles
Liberty Township
Hamilton
BUTLER COUNTY
Butler County Regional Airport
WARREN COUNTY
Mason
The Beach Waterpark
Kings Island Theme Park
West Chester Township
Union Centre Pavilion
The Square @ Union Centre
The Streets of West Chester
Fairfield
Cincinnati Mall
Deerfield Township
Landen
Loveland Park
Forest Park
Springdale
Glendale
Sharonville
Greenhills
Woodlawn
Evendale
HAMILTON COUNTY
Blue Ash
Cincinnati-Blue Ash Airport
Montgomery
Loveland
CLERMONT COUNTY
Wyoming
Lockland
Reading
Finneytown
Deer Park
Amberley
Kenwood
Silverton
Golf Manor
Cincinnati
Madeira
St. Bernard
Norwood
Madisonville
Fairfax
Xavier University
Cincinnati Zoological Gardens
Cincinnati-Northern KY Intl. Airport 19 miles

A-3-49

Lexington Hotel Portfolio

Loan Information

Mortgage Loan Seller:	The Royal Bank of Scotland
Credit Assessment (Fitch/Moody’s/KBRA):	NAP

Original Principal Balance:	$20,500,000

Cut-off Date Principal Balance:	$20,473,784
% of Initial Pool Balance:	2.2%
Loan Purpose:	Refinance

Borrower Names:	WC III, LLC; WC IV, LLC

Sponsor:	R. Todd Smith
Mortgage Rate:	5.990%
Note Date:	February 24, 2012
Anticipated Repayment Date:	NAP
Maturity Date:	March 1, 2022
IO Period:	None
Loan Term (Original):	120 months
Seasoning:	1 month
Amortization Term (Original):	300 months
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(25),D(91),O(4)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt:	None
Additional Debt Type:	NAP

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes	$133,455	$16,682	NAP
Insurance	$38,500	$3,500	NAP
FF&E Reserve(1)	$23,295	$23,295	NAP
Seasonality Reserve(2)	$44,173	$11,043	NAP

Property Information

Single Asset/Portfolio:	Portfolio

Property Type:	Hospitality

Specific Property Type:	Limited Service Extended Stay
Location:	West Chester, OH
Size:	226 rooms

Cut-off Principal Balance Per Unit/SF:	$90,591.96
Year Built/Renovated:	Various/Various
Occupancy %:	76.6%
Occupancy % Source Date:	December 31, 2011
Title Vesting:	Fee
Property Manager:	Lexington Management Corp.

3rd Most Recent NOI (As of):	$2,106,476 (12/31/2009)
2nd Most Recent NOI (As of):	$2,144,373 (12/31/2010)
Most Recent NOI (As of):	$2,665,407 (12/31/2011)

U/W Revenues:	$7,241,405
U/W Expenses:	$4,445,987
U/W NOI:	$2,795,417
U/W NCF:	$2,505,761
U/W NOI DSCR:	1.77x
U/W NCF DSCR:	1.58x
U/W NOI Debt Yield:	13.7%
U/W NCF Debt Yield:	12.2%
As-Is Appraised Value:	$33,900,000
As-Is Appraisal Valuation Date:	November 17, 2011
Cut-off Date LTV Ratio:	60.4%
LTV Ratio at Maturity or ARD:	46.8%

(1)	Monthly payments of one-twelfth of 4% of the preceding annual gross revenue (initially $23,295). See “Escrows” below.
(2)	Monthly payments (initially $11,043) will be required commencing April 1, 2012 such that the amount on reserve is required to be $132,518 by December 1, 2012. Thereafter, the borrower will, on a monthly basis commencing in February of each year, maintain a minimum balance on reserve equal to 110% of the cumulative monthly shortfalls for the prior 12-month period.

The Mortgage Loan. The mortgage loan (the “Lexington Hotel Portfolio Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering one limited service hotel and one extended stay hotel located in West Chester, Ohio (the “Lexington Hotel Portfolio Properties”). The Lexington Hotel Portfolio Mortgage Loan was originated on February 24, 2012 by The Royal Bank of Scotland. The Lexington Hotel Portfolio Mortgage Loan had an original principal balance of $20,500,000, has an outstanding principal balance as of the Cut-off Date of $20,473,784 and accrues interest at an interest rate of 5.990% per annum. The Lexington Hotel Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest and principal based on a 25-year amortization schedule. The Lexington Hotel Portfolio Mortgage Loan matures on March 1, 2022. The proceeds from the Lexington Hotel Portfolio Mortgage Loan were used to refinance existing debt on the Lexington Hotel Portfolio Properties of approximately $20.0 million, pay closing costs of approximately $509,000, and fund approximately $239,000 in upfront reserves.

Following the lockout period, the borrower has the right to defease the Lexington Hotel Portfolio Mortgage Loan in whole, or in part (see partial defeasance provisions in “Release” below), on any due date before the scheduled maturity date. In addition, the Lexington Hotel Portfolio Mortgage Loan is prepayable without penalty on or after December 1, 2021.

The Properties. The Lexington Hotel Portfolio Mortgage Loan is secured by a fee interest in one limited service hotel and one extended stay hotel in West Chester, Ohio totaling 226 rooms. The Courtyard Cincinnati North at Union Centre is a 126-room, limited service hotel located in West Chester, Butler County, Ohio. The hotel is located in downtown West Chester at the intersection of West Chester Road and Muhlhauser Road, a quarter of a mile west of I-75. The sponsor developed the five-story hotel, which opened in June 2007. In 2011, the hotel’s lobby and dining areas were renovated to incorporate the most current

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LEXINGTON HOTEL PORTFOLIO

Courtyard Cincinnati North at Union Centre lobby and The Bistro design concepts. The renovation also included the hotel’s meeting space and fitness center. Amenities include a 24-hour business center, indoor swimming pool, fitness facility, breakfast dining area (The Bistro), 900 square feet of meeting space, guest laundry room and market pantry. The Courtyard Cincinnati North at Union Centre franchise agreement expires in 2034.

The Residence Inn West Chester is a 100-room, extended stay hotel located in West Chester, Butler County, Ohio. The hotel is located in downtown West Chester near the intersection of West Chester Road and Muhlhauser Road, a quarter of a mile west of I-75. The sponsor developed the five-story hotel, which opened in November 2008. Amenities include an indoor swimming pool, fitness facility, 1,600 square feet of meeting space, lobby workstation, breakfast dining area, guest laundry room and market pantry. The Residence Inn West Chester franchise agreement expires in 2028.

The following table presents certain information relating to the Lexington Hotel Portfolio Properties:

Property Name	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Rooms	Loan/ Room	Year Built/ Renovated	Appraised Value
Courtyard Cincinnati North at Union Centre	$11,884,782	58.0%	126	$94,324	2007/2011	$18,800,000
Residence Inn West Chester	$8,589,002	42.0%	100	$85,290	2008/NAP	$15,100,000

Total/Weighted Average	$20,473,784	100.0%	226	$90,592		$33,900,000

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Lexington Hotel Portfolio Properties:

Cash Flow Analysis

	2009		2010		2011		U/W(1)		U/W $ per Room
Occupancy	70.1%		73.8%		76.6%		76.6%
ADR	$105.72		$104.84		$108.98		$108.95
RevPAR	$74.14		$77.39		$83.49		$83.46

Total Revenue	$6,419,487		$6,707,054		$7,243,372		$7,241,405		$32,042
Total Department Expenses	1,706,886		1,668,438		1,767,137		1,767,137		7,819

Gross Operating Profit	$4,712,601		$5,038,616		$5,476,235		$5,474,268		$24,222

Total Undistributed Expenses	2,051,961		2,437,730		2,302,566		2,236,485		9,896

Profit Before Fixed Charges	$2,660,640		$2,600,886		$3,173,669		$3,237,783		$14,326

Total Fixed Charges	554,164		456,513		508,262		442,366		1,957

Net Operating Income	$2,106,476		$2,144,373		$2,665,407		$2,795,417		$12,369

FF&E	0		0		0		289,656		1,282

Net Cash Flow	$2,106,476		$2,144,373		$2,665,407		$2,505,761		$11,087

NOI DSCR	1.33	x	1.35	x	1.68	x	1.77	x
NCF DSCR	1.33	x	1.35	x	1.68	x	1.58	x
NOI DY	10.3%		10.5%		13.0%		13.7%
NCF DY	10.3%		10.5%		13.0%		12.2%

(1)	The U/W NOI is higher than historical NOIs due to several factors including but not limited to underwriting actual 2011 real estate taxes and a 4.0% management fee.

Appraisal. According to the related appraisals, the Lexington Hotel Portfolio Properties had an aggregate “as-is” appraised value of $33,900,000 as of the appraisal effective date of November 17, 2011.

Environmental Matters. According to the Phase I environmental site assessments dated November 28, 2011, there was no evidence of any recognized environmental conditions.

Market Overview and Competition. The Lexington Hotel Portfolio Properties are located in West Chester, Ohio. Per the appraisal, West Chester has become a major employment center with over 3,000 businesses and over 50,000 employees. According to the appraisal, three of the ten largest regional industrial parks are located in West Chester, as is a regional medical campus with a full-service hospital. Specific employers in West Chester include the Kroger Company, University of Cincinnati, Procter & Gamble, General Electric and Liberty Mutual Group. The Lexington Hotel Portfolio Properties are located approximately 32 miles northeast of the Cincinnati/Northern Kentucky International Airport and 42 miles south of the Dayton International Airport.

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LEXINGTON HOTEL PORTFOLIO

According to a hospitality industry report, the Courtyard Cincinnati North at Union Centre and the Residence Inn West Chester are located within the Cincinnati lodging market. As of December 2011, the Cincinnati area lodging market contained a total of 252 hotels with an inventory of 27,939 rooms. The Cincinnati market’s trailing 12-month period through December 2011 had an aggregate occupancy level of 55.6% with an ADR of $84.71, reflecting a RevPAR of $47.11, up 8.4% over the previous corresponding trailing 12-month period. Gains in occupancy of 5.1% were coupled with a 3.2% increase in ADR.

The following table presents certain information relating to the Courtyard Cincinnati North at Union Centre’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR (Courtyard Cincinnati North at Union Centre)

	Competitive Set			Courtyard Cincinnati North at Union Centre (1)(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2011 TTM	68.1%	$90.45	$61.57	69.6%	$117.33	$81.64	102.2%	129.7%	132.6%
12/31/2010 TTM	65.5%	$89.33	$58.56	66.6%	$113.66	$75.66	101.6%	127.2%	129.2%
12/31/2009 TTM (2)	62.1%	$89.33	$55.50	63.7%	$114.25	$72.81	102.6%	127.9%	131.2%

(1)	Data provided by a December 31, 2011 hospitality report.
(2)	Courtyard Cincinnati North at Union Centre opened in June 2007.

The following table presents certain information relating to the Residence Inn West Chester’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR (Residence Inn West Chester)

	Competitive Set			Residence Inn West Chester (1)(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2011 TTM	69.3%	$92.11	$63.83	84.4%	$102.14	$86.23	121.8%	110.9%	135.1%
12/31/2010 TTM	66.5%	$91.66	$60.93	81.7%	$97.97	$80.00	122.8%	106.9%	131.3%
12/31/2009 TTM (2)	64.1%	$91.64	$58.71	77.2%	$98.94	$76.36	120.5%	108.0%	130.1%

(1)	Data provided by a December 31, 2011 hospitality report.
(2)	Residence Inn West Chester opened in November 2008.

The Borrower. The borrower is comprised of two Delaware limited liability companies, each of which is a single purpose entity and has one independent director (collectively, the “Lexington Hotel Portfolio Borrower”). Legal counsel to the Lexington Hotel Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Lexington Hotel Portfolio Mortgage Loan. R. Todd Smith is the guarantor of certain nonrecourse carveouts under the Lexington Hotel Portfolio Mortgage Loan.

The Sponsor. The Lexington Hotel Portfolio Borrower is controlled by R. Todd Smith. R. Todd Smith, owner of Lexington Management Corp., has over 15 years of experience in the hospitality construction, development and management. R. Todd Smith’s current portfolio consists of four limited service hotels located in West Chester, Ohio comprising over 418 rooms. Lexington Management Corp. is a fully integrated owner, developer and manager of premium branded hotels. The company’s hospitality relationships include Marriott International, Inc., Hilton Hotels Corporation, Intercontinental Hotels Group, and Choice Hotels International.

Escrows. The loan documents provide for upfront escrows at closing in the amount of $133,455 for real estate taxes, $38,500 for insurance premiums, $23,295 for an FF&E reserve, and $44,173 for a seasonality reserve.

The loan documents provide for ongoing monthly escrows in the amount of $16,682 for real estate taxes (subject to adjustment per lender’s estimate) and $3,500 for insurance premiums (subject to adjustment per lender’s estimate). The loan documents also provide for an ongoing FF&E reserve equal to one-twelfth of 4% of the preceding annual gross revenue (initially $23,295). Additionally, the loan documents provide for an ongoing seasonality reserve. Monthly payments (initially $11,043) will be required commencing April 1, 2012 such that the amount on reserve is required to be $132,518 by December 1, 2012. Thereafter, the borrower will, on a monthly basis commencing in February of each year, maintain a minimum balance on reserve equal to 110% of the cumulative monthly shortfalls for the prior 12-month period.

Lockbox and Cash Management. The Lexington Hotel Portfolio Mortgage Loan requires a lender-controlled lockbox account, which is already in place. The Lexington Hotel Portfolio Mortgage Loan requires all revenue and credit card receipts payable with respect to the Lexington Hotel Portfolio Properties to be deposited directly into the lockbox account. The loan documents also require that all revenues received by the borrower or property manager be deposited into the lockbox account within one business day, provided, however, that all cash received by the borrower or property manager is required to be deposited into the lockbox account on the seventh and twenty first day of each calendar month. All funds on deposit in the lockbox account are swept on a daily basis to a cash management account under the control of the lender.

A “Cash Trap Period” will commence upon: (i) the occurrence and continuance of an event of default or (ii) if, as of the last day of any calendar quarter during the Lexington Hotel Portfolio Mortgage Loan term, the debt service coverage ratio is less than 1.20x.

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LEXINGTON HOTEL PORTFOLIO

Property Management. The Lexington Hotel Portfolio Properties are managed by Lexington Management Corp., an affiliate of the Lexington Hotel Portfolio Borrower, based on 10-year management agreements each dated January 8, 2009. According to the management agreements, the manager is entitled to a base management fee equal 5.0% of monthly gross revenues. The Lexington Hotel Portfolio Borrower may not surrender, terminate, cancel, extend or renew the management agreements or otherwise replace the manager or enter into any other management agreements without the prior written consent of the lender.

Assumption. The Lexington Hotel Portfolio Mortgage Loan has a one-time right to transfer the Lexington Hotel Portfolio Properties, with the consent of the lender, subject to customary conditions set forth in the loan documents, including but not limited to: (i) payment of an assumption fee of 1.00% of the outstanding principal balance of the Lexington Hotel Portfolio Mortgage Loan, (ii) no event of default has occurred and is continuing under the Lexington Hotel Portfolio Mortgage Loan, (iii) the Lexington Hotel Portfolio Borrower has submitted to the lender true, correct and complete copies of any and all information and documents requested, (iv) evidence satisfactory to the lender has been provided showing that the transferee borrower complies with the special purpose entity provisions, (v) the lender receives written confirmation from Fitch, Moody’s and KBRA that the assumption will not, in and of itself, result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of Series 2012-C6 Certificates, (vi) all of the lender’s reasonable costs and expenses have been paid in connection to the transfer, (vii) replacement guarantors and indemnitors have executed and delivered all documents required by the lender and in form and substance required by the lender, (viii) the identity, experience, financial condition and creditworthiness of the transferee borrower and the replacement guarantors and indemnitors are satisfactory to the lender, and (ix) the manager and proposed management agreement is satisfactory to the lender, Fitch, Moody’s and KBRA.

Release. Following the second anniversary of the issuance of the Series 2012-C6 Certificates, the Lexington Hotel Portfolio Borrower may obtain the release of an individual property from the lien of mortgage (and the related loan documents) in connection with a partial defeasance upon the satisfaction of certain conditions including without limitation: (i) Lexington Hotel Portfolio Borrower will provide lender a written request at least 30 days prior to the proposed release date, (ii) no event of default has occurred or is continuing at the time that the release occurs, (iii) the partial defeasance of the Lexington Hotel Portfolio Mortgage Loan in an amount equal to the greater of 100% of the gross proceeds of the sale and 125% of the allocated loan amount for the individual property to be released, (iv) the debt service coverage ratio of the remaining property must not be less than the greater of the debt service coverage ratio at closing (inclusive of such release parcel) and the debt service coverage ratio (inclusive of such release parcel) immediately prior to the release, (v) the loan to value ratio shall not be greater than the lesser of the loan to value ratio on the closing date and the loan to value ratio immediately prior to the release, and (vi) receipt of confirmation that the partial release will not result in any ratings of Series 2012-C6 Certificates being downgraded, qualified or withdrawn by Fitch, Moody’s and or KBRA.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy maintained by the Lexington Hotel Portfolio Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Lexington Hotel Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

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SEVEN TREES RETAIL PORTFOLIO

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SEVEN TREES RETAIL PORTFOLIO

Milpitas
San Jose
Santa Clara
Campbell
Los Gatos
Downtown
Willow Glen
SANTA CLARA COUNTY
SANTA CRUZ MOUNTAINS
San Jose International Airport
Reid-Hillview Airport of Santa Clara
San Jose State Univ.
Santa Clara University
Great Mall of the Bay Area
Eastridge Center
Oakridge Mall
Lake Cunningham Park
Coyote Creek Park Chain
Santa Teresa County Park
Almaden Quicksilver Park
Evergreen Valley Community College
San Francisco
Oakland
Pacific Ocean
Seven Trees Retail Portfolio
1 Seven Trees Center - Monterey Road 4040-4152 Monterey Road San Jose, CA 95111
2 Solari Center 3826-3828 Seven Trees Boulevard San Jose, CA 95111
3 7-11 Center 3849-3861 Seven Trees Boulevard San Jose, CA 95111

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Seven Trees Retail Portfolio

Loan Information

Mortgage Loan Seller:	Liberty Island Group I LLC
Credit Assessment (Fitch/Moody’s/KBRA):	NAP
Original Principal Balance:	$20,000,000
Cut-off Date Principal Balance:	$19,958,826
% of Initial Pool Balance:	2.2%
Loan Purpose:	Refinance
Borrower Name(1):	Gold Touch Investment SPE, LLC
Sponsors:	Albert J. Wang; Hung Nguy; Lai-Ching; Meei-Hwa Huang
Mortgage Rate:	5.840%
Note Date:	January 11, 2012
Anticipated Repayment Date:	NAP
Maturity Date:	February 1, 2022
IO Period:	None
Loan Term (Original):	120 months
Seasoning:	2 months

Amortization Term (Original):	360 months

Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(48),D(68),O(4)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes	$27,686	$27,686	NAP
Insurance	$29,576	$2,689	NAP
Replacement Reserves	$5,790	$5,700	NAP
TI/LC	$19,000	$19,000	$300,000
Deferred Maintenance	$36,469	$0	NAP
Environmental	$500,000	$0	NAP

Property Information

Single Asset/Portfolio:	Portfolio

Property Type:	Retail

Specific Property Type:	Various
Location:	San Jose, CA
Size:	156,085 SF
Cut-off Date Principal Balance Per Unit/SF:	$127.87

Year Built/Renovated:	Various/Various

Occupancy %:	92.5%
Occupancy % Source Date:	October 31, 2011
Title Vesting:	Fee
Property Manager:	Altos Enterprises, Inc.

3rd Most Recent NOI (As of):	$2,729,119 (12/31/2009)
2nd Most Recent NOI (As of):	$2,716,062 (12/31/2010)
Most Recent NOI (As of):	$2,735,684 (Annualized YTD 8/31/2011)

U/W Revenues:	$3,620,837
U/W Expenses:	$907,227
U/W NOI:	$2,713,645
U/W NCF:	$2,453,974
U/W NOI DSCR:	1.92x
U/W NCF DSCR:	1.74x
U/W NOI Debt Yield:	13.6%
U/W NCF Debt Yield:	12.3%
As-Is Appraised Value:	$43,400,000
As-Is Appraisal Valuation Date:	October 17, 2011
Cut-off Date LTV Ratio:	46.0%
LTV Ratio at Maturity or ARD:	38.9%

(1)	Borrower is an affiliate of the El Mercado Shopping Center borrower.

The Mortgage Loan. The mortgage loan (“The Seven Trees Retail Portfolio Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering three retail centers (Seven Trees Center, 7-11 Center, and Solari Center) that are located in San Jose, California (collectively, the “Seven Trees Retail Portfolio Properties”). The Seven Trees Retail Portfolio Mortgage Loan was originated on January 11, 2012 by Prudential Mortgage Capital Company. The Seven Trees Retail Portfolio Mortgage Loan had an original principal balance of $20,000,000, has an outstanding principal balance as of the Cut-off Date of $19,958,826 and accrues interest at an interest rate of 5.840% per annum. The Seven Trees Retail Portfolio Mortgage Loan had an initial term of 120 months, has a remaining term of 118 months as of the Cut-off Date, and requires payments of interest and principal based on a 30-year amortization schedule. The Seven Trees Retail Portfolio Mortgage Loan matures on February 1, 2022. The proceeds from The Seven Trees Retail Portfolio Mortgage Loan were used to refinance existing debt on The Seven Trees Retail Portfolio Properties totaling $12.2 million, pay closing and other costs of approximately $228,394 and fund approximately $618,521 in upfront reserves, resulting in a return of equity to the sponsors of $6.6 million.

Following the lockout period, the borrower has the right to defease the Seven Trees Retail Portfolio Mortgage Loan in whole, but not in part, on any payment date before the scheduled maturity date. The Seven Trees Retail Portfolio Mortgage Loan is prepayable without penalty on or after November 1, 2021.

The Properties. The Seven Trees Retail Portfolio Properties is comprised of three separate retail centers with a total of 156,085 square feet located in San Jose, California. The buildings were developed in 1964 (Seven Trees Center), 1979 (7-11 Center), and 1999 (Solari Center). The Seven Trees Center is anchored by Marina Grocery, and as of October 31, 2011, the Seven Trees Retail Portfolio Properties were 92.5% occupied.

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SEVEN TREES RETAIL PORTFOLIO

The three retail centers are Seven Trees Center (50 suites in six buildings anchored by Marina Foods, totaling 136,215 square feet), 7-11 Center (7 suites in two buildings totaling 8,515 square feet), and Solari Center (8 suites in two buildings totaling 11,355 square feet). The 7-11 Center and Solari Center are located across Seven Trees Boulevard from each other, while Seven Trees Center is located one-third mile south. The buildings are in average condition.

The following table presents certain information relating to the tenancies at the Seven Trees Retail Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF		% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF		Occupancy Cost		Lease Expiration Date

Major Tenants
Marina Grocery(2)	NR/NR/NR	27,300		17.5%	$10.99	$300,000	9.6%	$671	(3)	2.1	%(4)	9/30/2026
Bank of America	A/Baa1/A-	9,280		5.9%	$25.29	$234,732	7.5%	NAV		NAV		4/09/2015
Grand Fortune Restaurant	NR/NR/NR	8,340	(5)	5.3%	$21.57	$179,880	5.7%	NAV		NAV		MTM	(6)
All Discount Grocery Store	NR/NR/NR	6,396		4.1%	$20.64	$132,000	4.2%	NAV		NAV		11/30/2016

Total Major Tenants		51,316		32.9%	$16.50	$846,612	27.0%

Total Non-Major Tenants		93,109		59.7%	$24.62	$2,292,240	73.0%

Occupied Collateral Total		144,425		92.5%	$21.73	$3,138,852	100.0%

Vacant Space		11,660		7.5%

Collateral Total		156,085		100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Marina Grocery is an Asian and Hispanic grocer that has been at the site since 2001 and is a borrower-affiliated entity.
(3)	Sales per square foot are for the twelve months ended on December 31, 2010.
(4)	Occupancy costs are based on sales for the twelve months ended on December 31, 2010 and Marina Grocery’s total monthly rent due as of November 1, 2011.
(5)	A 6,820 square foot lease with Grand Fortune is month-to-month. A 1,520 square foot lease with Grand Fortune expires on December 31, 2013.
(6)	Month-to-month tenants are prevalent at the property and in the market. Forty-one tenants representing 77% of underwritten gross potential rent have been in occupancy for 5 years or more.

The following table presents certain information relating to the lease rollover schedule at the Seven Trees Retail Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring(2)	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM(3)	13	20,705	13.3%	20,705	13.3%	$463,998	$22.41
2012	2	2,690	1.7%	23,395	15.0%	$65,438	$24.33
2013	8	15,488	9.9%	38,883	24.9%	$439,933	$28.40
2014	13	20,424	13.1%	59,307	38.0%	$530,178	$25.96
2015	8	24,850	15.9%	84,157	53.9%	$601,500	$24.21
2016	10	23,018	14.7%	107,175	68.7%	$477,021	$20.72
2017	0	0	0.0%	107,175	68.7%	$0	$0.00
2018	3	6,000	3.8%	113,175	72.5%	$183,132	$30.52
2019	0	0	0.0%	113,175	72.5%	$0	$0.00
2020	1	1,250	0.8%	114,425	73.3%	$22,104	$17.68
2021	1	2,700	1.7%	117,125	75.0%	$55,548	$20.57
2022	0	0	0.0%	117,125	75.0%	$0	$0.00
Thereafter	1	27,300	17.5%	144,425	92.5%	$300,000	$10.99
Vacant	0	11,660	7.5%	156,085	100.0%	$0	$0.00

Total/Weighted Average	60	156,085	100.0%			$3,138,852	$21.73

(1)	Source: Information obtained from underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Month-to-month tenancy is prevalent in the market and at the property. All thirteen month-to-month tenants have been at the property for three or more years.

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SEVEN TREES RETAIL PORTFOLIO

The following table presents historical occupancy percentages at the Seven Trees Retail Portfolio Properties:

Historical Occupancy Percentages*

12/31/2009	12/31/2010	10/31/2011 YTD
97%	95%	95%

*	Source: Information obtained from the borrower.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Seven Trees Retail Portfolio Properties:

Cash Flow Analysis

	2009		2010		Annualized 8/31/2011		U/W		U/W $ per SF
Base Rent	$3,155,197		$3,119,955		$3,135,675		$3,138,852		$20.11
Grossed Up Vacant Space	0		0		0		269,745		1.73
Total Reimbursables	422,179		446,812		414,812		481,555		3.09
Other Income	0		0		0		0		0
Less Vacancy & Credit Loss	0		0		0		(269,279)		(1.73)

Effective Gross Income	$3,577,376		$3,566,767		$3,550,487		$3,620,873		$23.20

Total Operating Expenses	$848,257		$850,705		$814,802		$907,227		$5.81

Net Operating Income	$2,729,119		$2,716,062		$2,735,684		$2,713,645		$17.39
TI/LC	0		0		0		190,994		1.22
Capital Expenditures	0		0		0		68,677		0.44

Net Cash Flow	$2,729,119		$2,716,062		$2,735,684		$2,453,974		$15.72

NOI DSCR	1.93	x	1.92	x	1.93	x	1.92	x
NCF DSCR	1.93	x	1.92	x	1.93	x	1.74	x
NOI DY	13.7%		13.6%		13.7%		13.6%
NCF DY	13.7%		13.6%		13.7%		12.3%

Appraisal. According to the related appraisal, The Seven Trees Retail Portfolio Properties had an aggregate “as-is” appraised value of $43,400,000 as of an effective date of October 17, 2011.

Environmental Matters. According to the Phase I environmental site assessment performed on October 18, 2011, there was evidence of recognized environmental conditions. The Phase I recommended the performance of a subsurface investigation at Seven Trees Center to address a former on-site dry cleaning facility that operated at the property from 1970 to July of 2011. A Phase II environmental site assessment performed on November 22, 2011, revealed concentrations of chemicals in excess of reportable levels and recommended that the results of the investigation be reported to the San Francisco Bay Regional Water Quality Control Board (“SFBRWQCB”) and to proceed as it directs. The loan documents require the Seven Trees Retail Portfolio Borrower to comply with the directions of SFBRWQCB, and an environmental reserve of $500,000 was required at the closing of the Seven Trees Retail Portfolio Mortgage Loan, which amount is required to be released to the Seven Trees Retail Portfolio Borrower upon receipt of a “no further action” letter with respect to this matter.

An operations and maintenance program was also recommended for the management of suspected asbestos-containing materials.

Market Overview and Competition. The centers comprising the Seven Trees Retail Portfolio Properties are located in the Seven Trees neighborhood which, according to the related appraiser, is part of the San Jose/South County submarket in the City of San Jose.

With approximately 1,027,900 residents in 2010, San Jose is the 10th largest city in the nation and the third largest city on the West Coast. According to a 2009 third party survey, the city ranks as the largest and most influential high-tech center in the world and is the self-proclaimed “Capitol of Silicon Valley.” A third party report concluded that Metro San Jose’s unemployment rate will remain above 10% through 2013, but that the city’s cluster of leading technology firms, its ability to create innovative companies, and its highly educated population will lead to average to above-average long-term performance. A third party study reports a 9.8% unemployment rate for the San Jose-Sunnyvale-Santa Clara California MSA as of October 2011. Mean household income in San Jose in 2010 was $88,400, which is lower than the 2000 mean household income of $105,100 but higher than the 2005 mean household income of $85,400.

According to market sources, the San Jose metro market reports existing retail supply of 19,968,000 square feet and negative absorption of 24,000 square feet in the second quarter of 2011. Average occupancy declined from 97.3% in 2006 to 93.9% in the second quarter of 2011. Rental rates decreased from a high of $31.58 per square foot in 2007 to average annual rent of $30.57 per square foot in the second quarter of 2011.

According to market sources, the San Jose/South County submarket reports existing retail supply of 9,696,000 square feet and negative absorption of 15,000 square feet in the second quarter of 2011. Average occupancy has fallen from 97.4% in 2006 to

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SEVEN TREES RETAIL PORTFOLIO

95.4% in the second quarter of 2011. The submarket vacancy has climbed no higher than 7.1% since 2006. Rental rates increased from 2006 to 2007, were flat between 2007 and 2008 at $29.95 per square foot, and have declined since 2008 to average annual rent of $29.09 per square foot in the second quarter of 2011.

The Seven Trees Retail Portfolio Properties are located four miles south of the San Jose Central Business District. The neighborhood is defined by Tully Road to the North, Branham Lane to the South, Hellyer County Park/US101 to the East and State Highway 87 to the West. While the neighborhood primarily consists of single and multifamily residential uses, the area also includes established retail and commercial centers. According to the appraiser, the daily traffic count at Seven Trees Center is 36,500 vehicles and 56,000 vehicles for the 7-11 and Solari Centers. There are 571,874 people living within a 5 mile radius, with median household income of $81,931. According to a third party report, within a one-mile radius of the subject, 44% of the population is Hispanic or Latino and 32% is Asian.

Supporting commercial and retail uses are primarily located along the adjacent major arterials of Monterey Highway and Capitol Expressway. The closest neighborhood shopping center is located one mile south, and is anchored by a Safeway, Wells Fargo and McDonalds. Access to the Seven Trees neighborhood is good, with access provided by many north-south and east-west routes. According to the related appraiser, the neighborhood has shown minimal population growth reflecting the built-up nature of the area, and is considered to be in the stable stage of its life. According to the related appraisal, 317,000 square feet of retail space was projected to come online in the San Jose/South County submarket in 2011, and 152,000 square feet in 2012.

The following table presents certain information relating to some comparable retail centers provided in the related appraisal for The Seven Trees Retail Portfolio Properties.

Competitive Set

	Seven Trees Retail Portfolio	1040 McLaughlin Avenue	White Road Plaza	1102 Bird Avenue
Market	San Jose, CA	San Jose, CA	San Jose, CA	San Jose, CA
Distance from Subject	—	4.8 miles	6.7 miles	4.9 miles
Property Type	Community Center	Strip Center	Community Center	Community Center
Year Built/Renovated	Various/Various	1966/1972/1993	1988/NAP	1985/NAP
Anchors	Marina Grocery	NAP	Rite Aid	NAP (adjacent to Walgreens)
Total GLA	156,085 SF	16,433 SF	153,846 SF	27,830 SF
Total Occupancy	93%	100%	79%	100%

The Borrower. The Seven Trees Retail Portfolio Mortgage Loan has one borrowing entity, Gold Touch Investment SPE, LLC (“Seven Trees Retail Portfolio Borrower”), which is a Delaware limited liability company and a special purpose entity formed for the sole purpose of owning the subject property. Legal counsel to the Seven Trees Retail Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Seven Trees Retail Portfolio Mortgage Loan. Gold Touch Investment, LLC, a California limited liability company, is the sole member and manager of Gold Touch Investments SPE, LLC. Gold Touch Investments, LLC, is also a special purpose entity. There are 19 members of Gold Touch Investments, LLC with ownership interests ranging from 1% to 26%. The following four members are guarantors of the recourse carveouts: Albert Wang (manager, 9% interest), Hung Nguy (26% interest), Lai-Ching Huang (12% interest), and Meei-Hwa Huang (12% interest).

The Sponsor. Albert Wang is the primary sponsor of the Seven Trees Retail Portfolio Borrower. Mr. Wang is a real estate owner and operator based in the San Francisco Bay Area. He manages the subject property through an affiliated company, Altos Enterprises, Inc. Altos Enterprises, Inc. manages over 550,000 square feet of retail and commercial properties including the Seven Trees Retail Portfolio Properties. Mr. Wang is a licensed real estate broker and has been in the real estate sales, management and development businesses since 1979. His company has developed more than 10 shopping centers and residential properties.

Escrows. The loan documents provide for upfront escrows at closing in the amount of $27,686 for real estate taxes, $29,576 for insurance, $5,790 for replacement reserves, and $19,000 for tenant improvements and leasing commissions. In connection with the origination of the Seven Trees Retail Portfolio Mortgage Loan, the Seven Trees Retail Portfolio Borrower was required to deposit $36,469 into a repair and remediation reserve to remedy deferred maintenance (including ADA accessibility, roof repair, and HVAC replacement) as outlined in the related property condition report. The Seven Trees Retail Portfolio Borrower was also required to deposit $500,000 into an environmental reserve with respect to remediation of chemical concentrations that exceed acceptable levels according to the SFBRWQCB. Any Funds remaining in the environmental reserve are required to be released to the Seven Trees Retail Portfolio Borrower upon receipt of a “no further action” letter with respect to this matter.

The loan documents provide for ongoing monthly escrows in the amount of: $27,686 for real estate taxes (subject to adjustment per lender’s estimate), $2,689 for insurance (subject to adjustment per lender’s estimate), $5,700 for replacement reserves, and $19,000 for tenant improvements and leasing commissions (subject to a cap of $300,000).

Lockbox and Cash Management. The Seven Trees Retail Portfolio Mortgage Loan is subject to a cash management agreement which requires that the tenants remit all rents and profits to a clearing bank account in the name of the Seven Trees Retail Portfolio Borrower and controlled by lender. Prior to the occurrence of a Seven Trees Retail Portfolio Trigger Event, (as defined below) the Seven Trees Retail Portfolio Borrower has access to all rents and profits deposited into the clearing bank account to be used in connection with the operation of the property. Following a Seven Trees Retail Portfolio Trigger Event, the Seven Trees Retail Portfolio Borrower is required to cause all tenants at the property to pay directly into the clearing bank account, and amounts on deposit in the clearing bank account will be transferred to a lender controlled account and administered as set forth in the cash management agreement.

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SEVEN TREES RETAIL PORTFOLIO

A “Seven Trees Retail Portfolio Trigger Event” will exist upon the occurrence of (i) an event of default under the loan documents until cured, (ii) the debt service coverage ratio of the property for the two most recent calendar quarters is less than 1.10x until the debt service coverage ratio for the two most recent calendar quarters is at least 1.50x, (iii) the failure of Marina Food LLC (or a successor acceptable to lender) to remain in occupancy and open for business during the term of the loan (until a replacement lease meeting certain criteria is in place) or Marina Food LLC becoming insolvent or a debtor in bankruptcy, or (iv) any applicable governmental authority provides notice of a violation with respect to a certificate of occupancy concerning the property until such time as such violation is cured in accordance with the loan documents.

Property Management. The Seven Trees Retail Portfolio Properties are managed by Altos Enterprises Inc., an affiliate of the Seven Trees Retail Portfolio Borrower. According to the management agreements, the property manager is entitled to a base management fee in an amount equal to 3.0% of the gross monthly receipts excluding security deposits. The Seven Trees Retail Portfolio Borrower may not modify or amend in any material respect, the terms of the management agreement, replace or remove the manager, or enter into any management agreement without prior written consent from the lender.

Assumption. The Seven Trees Retail Portfolio Mortgage Loan has a two-time right to transfer the Seven Trees Retail Portfolio Properties and cause an assumption of the loan, provided that no event of default has occurred and is continuing under the Seven Trees Retail Portfolio Mortgage Loan and certain other conditions are satisfied, including that: (a) the borrower pays an assumption fee of 1.0% of the outstanding principal balance of the Seven Trees Retail Portfolio Mortgage Loan; (b) the transferee satisfies certain criteria; and (c) confirmation from Fitch, Moody’s and KBRA that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2012-C6 Certificates is delivered.

Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Other Additional Financing. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Seven Trees Retail Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

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EL MERCADO SHOPPING CENTER

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EL MERCADO SHOPPING CENTER

El Mercado Shopping Center
1601-1801 Decoto Road & 34300-34396 Alvarado Niles Road
Union City, CA 94587
Oakland
San Leandro
Anthony Cabot Regional Park
Lake Chabot
Cull Canyon Regional Recr. Area
Alameda County Medical Ctr.
Eden Medical Center
Castro Valley
Ashland
Bayfair Center
BAY FAIR
CASTRO VALLEY
Don Castro Regional Park
Oakland Intl. Airport 3 miles
San Lorenzo
HAYWARD
Hayward Executive Airport
Southland Mall
Chabot College
Hayward
Cal. State University-East Bay
Garin Regional Park
Dry Creek Pioneer Regional Park
Pleasanton Ridge Regional Park
Sunol Peak
St. Rose Hospital
SOUTH HAYWARD
San Mateo-Hayward Bridge
San Francisco Intl. Airport 14 miles
Nimitz Fwy
BART
Union Landing
Union City
UNION CITY
ALAMEDA COUNTY
Alvarado Niles Rd
Whipple Rd
Coyote Hills Regional Park
Ardenwood Regional Preserve
San Francisco Bay
Washington Hospital
FREMONT
Tak Fudenna Stadium
Fremont
Fremont Civic Ctr
Fremont Central Park
The Fremont Hub
Newark
NewPark Mall
Ohlone College
Dumbarton Bridge
SAN MATEO COUNTY
San Jose Intl. Airport 11 miles
Sinclair Fwy
Mission Blvd
580
880
238
185
92
84
680
Oakland
San Francisco
Hayward
Union City
Fremont
San Jose
Pacific Ocean

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El Mercado Shopping Center

Loan Information

Mortgage Loan Seller:	Liberty Island Group I LLC
Credit Assessment (Fitch/Moody’s/KBRA):	NAP
Original Principal Balance:	$20,000,000
Cut-off Date Principal Balance:	$19,941,865
% of Initial Pool Balance:	2.2%
Loan Purpose:	Refinance
Borrower Name(1):	El Mercado SPE, LLC
Sponsors:	Albert J. Wang; Hung Nguy; William & My-Huong Cheung; et al.
Mortgage Rate:	5.880%
Note Date:	December 21, 2011
Anticipated Repayment Date:	NAP
Maturity Date:	January 1, 2022
IO Period:	None
Loan Term (Original):	120 months
Seasoning:	3 months

Amortization Term (Original):	360 months

Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(48),D(68),O(4)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes	$178,891	$35,778	NAP
Insurance	$24,116	$2,412	NAP
Replacement Reserves	$2,375	$2,375	NAP
TI/LC	$13,000	$13,000	$300,000
Deferred Maintenance	$15,750	$0	NAP
Environmental Escrow	$50,000	$0	NAP
Daiso Japan Leasing Reserve(2)	$400,000	$0	NAP

Property Information

Single Asset/Portfolio:	Single Asset

Property Type:	Retail

Specific Property Type:	Anchored
Location:	Union City, CA
Size:	109,468 SF
Cut-off Date Principal Balance Per Unit/SF:	$182.17

Year Built/Renovated:	1981/NAP

Occupancy %:	100.0%
Occupancy % Source Date:	October 1, 2011
Title Vesting:	Fee
Property Manager:	Altos Enterprises, Inc.

3rd Most Recent NOI (As of):	$2,210,232 (12/31/2009)
2nd Most Recent NOI (As of):	$2,259,123 (12/31/2010)
Most Recent NOI (As of):	$2,609,483 (Annualized YTD 8/31/2011)

U/W Revenues:	$3,335,004
U/W Expenses:	$1,031,375
U/W NOI:	$2,303,629
U/W NCF:	$2,122,138
U/W NOI DSCR:	1.62x
U/W NCF DSCR:	1.49x
U/W NOI Debt Yield:	11.6%
U/W NCF Debt Yield:	10.6%
As-Is Appraised Value:	$35,800,000
As-Is Appraisal Valuation Date:	October 17, 2011
Cut-off Date LTV Ratio:	55.7%
LTV Ratio at Maturity or ARD:	47.2%

(1)	Borrower is an affiliate of the Seven Trees Retail Portfolio borrower.
(2)	See “Escrows” below for a description of the holdback.

The Mortgage Loan. The mortgage loan (the “El Mercado Shopping Center Mortgage Loan”) is evidenced by a single promissory note that is secured by a first mortgage encumbering a grocery-anchored retail center located in Union City, California (the “El Mercado Shopping Center Property”). The El Mercado Shopping Center Mortgage Loan was originated on December 21, 2011 by Prudential Mortgage Capital Company. The El Mercado Shopping Center Mortgage Loan had an original principal balance of $20,000,000, has an outstanding principal balance as of the Cut-off Date of $19,941,865 and accrues interest at an interest rate of 5.880% per annum. The El Mercado Shopping Center Mortgage Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date, and requires payments of interest and principal based on a 30-year amortization schedule. The El Mercado Shopping Center Mortgage Loan matures on January 1, 2022. The proceeds from the El Mercado Shopping Center Mortgage Loan were used to refinance existing debt on the El Mercado Shopping Center Property of $15.7 million, pay closing and other costs and fund approximately $684,132 in upfront reserves, resulting in a return of equity to the sponsors of approximately $3.3 million.

Following the lockout period, the borrower has the right to defease the El Mercado Shopping Center Mortgage Loan in whole, but not in part, on any payment date before the scheduled maturity date. The El Mercado Shopping Center Mortgage Loan is prepayable without penalty on or after October 1, 2021.

The Property. The El Mercado Shopping Center Property is a 109,468 square foot grocery-anchored retail center located in Union City, California. The El Mercado Shopping Center Property was 100.0% leased to 29 tenants as of October 1, 2011 and the property

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EL MERCADO SHOPPING CENTER

has averaged 100.0% occupancy from 2009 to 2011. The El Mercado Shopping Center Property was constructed in 1981, and has not undergone any significant renovations.

The El Mercado Shopping Center Property is located at the northwest corner of Decoto Road and Alvarado Niles Road in Union City. The immediate area surrounding the El Mercado Shopping Center Property includes established residential and commercial developments. The region is substantially built out with little vacant land available for development. Office uses in the neighborhood include low and mid-rise developments, while retail uses include strip, neighborhood and community shopping centers, restaurants and gas stations. Retail growth patterns have occurred along primary commercial thoroughfares such as Decoto Road, Alvarado Niles Road, and Paseo Padre Parkway. The appraiser’s traffic analysis reflects 37,000 vehicles per day. Freeway access to I-880 is located two miles from the subject and there is a BART station one quarter mile east of the subject. There are public bus transit stops in many locations in the neighborhood, with a stop near the El Mercado Shopping Center Property.

The following table presents certain information relating to the tenancies at the El Mercado Shopping Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date
Major Tenants
Marina Grocery	NR/NR/NR	30,000	27.4%	$14.40	$432,000	14.6%	$480	3.9%	9/30/2026
Daiso Japan	NR/NR/NR	17,700	16.2%	$20.27	$358,800	12.1%	NAV	NAV	4/30/2012
Mayflower Seafood	NR/NR/NR	7,353	6.7%	$38.85	$285,660	9.6%	NAV	NAV	12/31/2016
O’Reilly (Kragen) Auto Parts	NR/NR/NR	6,748	6.2%	$24.01	$162,000	5.5%	NAV	NAV	4/30/2016

Total Major Tenants		61,801	56.5%	$20.04	$1,238,460	41.8%

Total Non-Major Tenants		47,667	43.5%	$36.14	$1,722,684	58.2%

Occupied Collateral Total		109,468	100.0%	$27.05	$2,961,144	100.0%

Vacant Space		0	0%

Collateral Total		109,468	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales per square foot and occupancy costs are for the twelve months ended on December 31, 2010.

The following table presents certain information relating to the lease rollover schedule at the El Mercado Shopping Center Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	3	20,867	19.1%	20,867	19.1%	$477,408	$22.88
2013	4	5,435	5.0%	26,302	24.0%	$220,140	$40.50
2014	2	3,600	3.3%	29,902	27.3%	$135,936	$37.76
2015	6	16,220	14.8%	46,122	42.1%	$537,168	$33.12
2016	10	26,656	24.4%	72,778	66.5%	$936,684	$35.14
2017	2	3,190	2.9%	75,968	69.4%	$129,648	$40.64
2018	0	0	0.0%	75,968	69.4%	$0	$0.00
2019	0	0	0.0%	75,968	69.4%	$0	$0.00
2020	0	0	0.0%	75,968	69.4%	$0	$0.00
2021	0	0	0.0%	75,968	69.4%	$0	$0.00
2022	0	0	0.0%	75,968	69.4%	$0	$0.00
Thereafter	2	33,500	30.6%	109,468	100.0%	$524,160	$15.65
Vacant	0	0	0.0%	109,468	100.0%	$0	$0.00

Total / Weighted Average	29	109,468	100.0%			$2,961,144	$27.05

(1)	Source: Information obtained from underwritten rent roll.

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EL MERCADO SHOPPING CENTER

The following table presents historical occupancy percentages at the El Mercado Shopping Center Property:

Historical Occupancy Percentages*

12/31/2009	12/31/2010	10/1/2011
100%	100%	100%

*	Source: Information obtained from underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the El Mercado Shopping Center Property:

Cash Flow Analysis

	2009		2010		Annualized 8/31/2011		U/W		U/W $ per SF
Base Rent	$2,631,744		$2,755,603		$2,901,501		$2,961,144		$27.05
Grossed Up Vacant Space	0		0		0		0		0
Total Reimbursables	537,494		490,741		549,098		571,699		5.22
Other Income	0		0		0		0		0
Less Vacancy & Credit Loss	0		0		0		(197,839)		(1.81)

Effective Gross Income	$3,169,239		$3,246,344		$3,450,599		$3,335,004		$30.47

Total Operating Expenses	$959,006		$987,221		$841,116		$1,031,375		$9.42

Net Operating Income	$2,210,232		$2,259,123		$2,609,483		$2,303,629		$21.04
TI/LC	0		0		0		153,029		1.40
Capital Expenditures	0		0		56,850		28,462		0.26

Net Cash Flow	$2,210,232		$2,259,123		$2,552,633		$2,122,138		$19.39

NOI DSCR	1.56	x	1.59	x	1.84	x	1.62	x
NCF DSCR	1.56	x	1.59	x	1.80	x	1.49	x
NOI DY	11.1%		11.3%		13.1%		11.6%
NCF DY	11.1%		11.3%		12.8%		10.6%

Appraisal. According to the related appraisal, the El Mercado Shopping Center Property had an “as-is” appraised value of $35,800,000 as of an effective date of October 17, 2011.

Environmental Matters. According to the Phase I environmental assessment dated December 2, 2011 there was no evidence of any recognized environmental conditions at the El Mercado Shopping Center Property. However, an operations and maintenance program was recommended for the management of suspected asbestos-containing materials and removal of the six 55 gallon drums.

Market Overview and Competition. The El Mercado Shopping Center Property is located in Union City, which is part of the South Alameda submarket in the larger Oakland-East Bay market.

The Oakland-East Bay market is comprised of Contra Costa and Alameda counties, and the subject property is located in Alameda County, which has a population of 1,549,800 residents as of 2010. The largest employment sectors in the area are government (17.6%), professional and business services (15.6%), and educational and health services (14.7%). Oakland is one of the most populous cities in the San Francisco Bay Area and a major industrial center. The city contains the Port of Oakland, the fifth busiest intermodal container port in the United States.

A third party report indicates that the 10.1% current unemployment rate for the Oakland, California Metropolitan Division is expected to decrease as growing output and employment in manufacturing and healthcare sectors are more than offsetting contractions in finance, insurance, and the public sector. State and local budget cuts are a risk to the area’s near-term forecast, since University of California Berkeley and Oakland Unified School District are major employers in the region.

The top employers according to a third party report are comprised of University of California, Berkeley (21,437 employees), Kaiser Permanente (16,705 employees), Safeway, Inc. (9,121 employees), Chevron Corporation (7,535 employees), John Muir Health (6,420 employees), Lawrence Livermore National Laboratory (6,405 employees), Wells Fargo and Company (5,885 employees), Alta Bates Summit Medical Center (5,281 employees), Pacific Gas and Electric Company (3,139 employees), and Lawrence Berkeley National Laboratory (3,000 employees).

According to market sources, the Oakland-East Bay market reports existing retail supply of 27,553,000 square feet and negative absorption of 26,000 square feet in the second quarter of 2011. Average occupancy has fallen from 96.9% in 2006 to 93.6% in the second quarter of 2011. Average rental rates reached a high of $29.12 per square foot in 2007, declined to $28.01 per square foot in the fourth quarter of 2010, and have increased to $28.06 per square foot in the second quarter of 2011.

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EL MERCADO SHOPPING CENTER

Union City is a suburban community located in the southern part of the East Bay and is bordered by Hayward to the north and Fremont to the south. 2010 mean household income in Union City was $103,800. From 1990-2005, the city’s population grew at a 1.85% annual rate and households grew at a 1.50% annual rate. According to the appraisal, manufacturing, wholesale and transportation jobs comprise the largest industries in Union City. Tech manufacturing in the area has experienced some upheaval due to the shutdown of Solyndra and temporary closure of the NUMMI auto plant, both located in neighboring Fremont.

Recent market sources in the South Alameda submarket report existing retail supply of 4,667,000 square feet and negative absorption of 16,000 square feet in the second quarter of 2011. Average occupancy has fallen from 98.1% in 2006 to 94.4% in the second quarter of 2011. Average rental rates declined from a high of $27.44 per square foot in 2007 to $25.16 per square foot in the fourth quarter 2010 and have since increased to $25.25 per square foot in the second quarter of 2011.

The following table presents certain information relating to some comparable retail centers provided in the related appraisal for the El Mercado Shopping Center Property.

Competitive Set(1)

	El Mercado Shopping Center	Lido Faire Shopping Center	Raley’s Center
Market	Union City, CA	Newark, CA	Newark, CA
Distance from Subject	—	3.6 miles	3.6 miles
Property Type	Neighborhood Shopping Center	Neighborhood Shopping Center	Neighborhood Shopping Center
Year Built/Renovated	1981/NAP	1966/1999	1987/NAP
Anchors	Marina Grocery	99 Ranch Market (Asian Grocer), Dollar Tree	Raley’s
Total GLA	109,468 SF	114,727 SF	123,374 SF
Total Occupancy	100%	90%	100%

(1)	Source: Information obtained from appraisal dated October 31, 2011.

The Borrower. The El Mercado Shopping Center Mortgage Loan has one borrowing entity, El Mercado SPE, LLC (“The El Mercado Shopping Center Property Borrower”), which is a Delaware limited liability company and a special purpose entity formed for the sole purpose of owning the El Mercado Shopping Center Property. Legal counsel to the El Mercado Shopping Center Borrower delivered a non-consolidation opinion in connection with the origination of the El Mercado Shopping Center Mortgage Loan. El Mercado, LLC, a California limited liability company, is the sole member and manager of El Mercado SPE, LLC. El Mercado, LLC, is also a special purpose entity. There are 23 members of El Mercado, LLC with ownership interests ranging from 0.8% to 16%. The following four members are guarantors of the recourse carveouts: Albert Wang (manager, 6% interest), Hung Nguy (16% interest), William Cheung (15% interest), and Sen-Lin Lee (14.2% interest).

The Sponsor. Albert Wang is the primary sponsor of the El Mercado Shopping Center Borrower. Mr. Wang is a real estate owner and operator based in the San Francisco Bay Area. He manages the subject property through an affiliated company, Altos Enterprises, Inc. Altos Enterprises, Inc. manages over 550,000 square feet of retail and commercial properties including the El Mercado Shopping Center Property. Mr. Wang is a licensed real estate broker and has been in the real estate sales, management and development businesses since 1979. Mr. Wang’s company has developed more than 10 shopping centers and residential properties. Hung Nguy is a co-owner and managing member of El Mercado, LLC. Mr. Nguy has 26 years of real estate experience. William Cheung has 23 years of real estate experience. Sen-Lin Lee has been investing in real estate for 40 years and has been the general partner and managing member for a number of residential and commercial properties.

Escrows. The loan documents provide for upfront escrows at closing in the amount of $178,891 for real estate taxes, $24,116 for insurance, $13,000 for leasing and tenant improvement costs, and $2,375 for replacement reserves. In connection with the origination of the El Mercado Shopping Center Mortgage Loan, the El Mercado Shopping Center Borrower was required to deposit $15,750 into a repair and remediation reserve to remedy deferred maintenance. The El Mercado Shopping Center Borrower deposited $50,000 into an environmental reserve to address (i) the testing and remediation of potential asbestos-containing material and (ii) the disposal of six 55 gallon drums (which may contain materials associated with the investigation of the former dry cleaning tenant), The El Mercado Shopping Center Borrower deposited $400,000 into a leasing reserve to address leasing commissions and tenant improvements associated with the portion of the property currently leased to Daiso California, LLC. The loan documents provide for ongoing monthly escrows in the amount of: $35,778 for real estate taxes (subject to adjustment per lender’s estimate), $2,412 for insurance (subject to adjustment per lender’s estimate), $2,375 for replacement reserves, and $13,000 for tenant improvements and leasing commissions (subject to a cap of $300,000).

Lockbox and Cash Management. The El Mercado Shopping Center Mortgage Loan is subject to a cash management agreement that requires the El Mercado Shopping Center Property tenants remit all rents to a clearing bank account in the name of the El Mercado Shopping Center Borrower and controlled by the lender. Prior to the occurrence of an El Mercado Shopping Center Trigger Event (as defined below), all funds will be swept into an account controlled by the El Mercado Shopping Center Borrower on a daily basis. Following an El Mercado Shopping Center Trigger Event, amounts on deposit in the clearing bank account will be transferred to certain accounts controlled by the lender.

An “El Mercado Shopping Center Trigger Event” will exist upon the occurrence of (i) an event of default under the loan documents until cured, (ii) the debt service coverage ratio of the property for the two most recent calendar quarters is less than 1.10x until the debt service coverage ratio for the two most recent calendar quarters is at least 1.25x, or (iii) the failure of Marina Food LLC (or a

A-3-66

EL MERCADO SHOPPING CENTER

successor acceptable to lender) to remain in occupancy and open for business during the term of the loan (until a replacement lease meeting certain criteria is in place) or Marina Food LLC becoming insolvent or a debtor in bankruptcy.

Property Management. The El Mercado Shopping Center Property is managed by Altos Enterprises, Inc., an affiliate of the El Mercado Shopping Center Borrower. The property manager is entitled to a base management fee in an amount equal to 4.0% of the gross monthly receipts excluding security deposits. The manager may not be removed or replaced and the terms of any management agreement may not be modified or amended in any material respect without the prior written consent of lender.

Assumption. The El Mercado Shopping Center Mortgage Loan has a two-time right to transfer the El Mercado Shopping Center Property and cause an assumption of the loan, provided that no event of default has occurred and is continuing under the El Mercado Shopping Center Mortgage Loan and certain other conditions are satisfied, including that: (a) the borrower pays an assumption fee of 1.0% of the outstanding principal balance of the El Mercado Shopping Center Mortgage Loan; (b) the transferee satisfies certain criteria; and (c) confirmation from Fitch, Moody’s and KBRA that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2012-C6 Certificates is delivered.

The limited partnership and non-managing membership interests in the El Mercado Shopping Center Borrower are freely transferable at El Mercado Shopping Center Borrower’s sole cost and expense without the consent of lender so long as (i) the persons responsible for the management and/or control of the El Mercado Shopping Center Property and/or the El Mercado Shopping Center Borrower remain in legal, beneficial and actual control and (ii) the El Mercado Shopping Center Borrower remains in compliance with the representations, warranties, and covenants set forth in the loan documents.

Without lender consent, the El Mercado Shopping Center Borrower may not (i) transfer 49% or more of the interests in the El Mercado Shopping Center Borrower or (ii) change the management or control of the El Mercado Shopping Center Borrower.

Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Other Additional Financing. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the El Mercado Shopping Center Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event.

A-3-67

Sunwest Portfolio

Loan Information

Mortgage Loan Seller:	Basis Real Estate Capital II, LLC
Credit Assessment (Fitch/Moody’s/KBRA):	NAP
Original Principal Balance:	$19,500,000
Cut-off Date Principal Balance:	$19,500,000
% of Initial Pool Balance:	2.1%

Loan Purpose:	Refinance

Borrower Name:	Rainier Sunwest 2012, LLC
Sponsor:	J. Kenneth Dunn
Mortgage Rate:	6.000%
Note Date:	March 7, 2012

Anticipated Repayment Date:	NAP

Maturity Date:	April 1, 2022
IO Period:	None
Loan Term (Original):	120 months
Seasoning:	0 months
Amortization Term (Original):	271 months
Loan Amortization Type(1):	Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(24),D(93),O(3)
Lockbox Type:	Hard/Upfront Cash Management
Additional Debt:	None
Additional Debt Type:	NAP

Escrows and Reserves:

Type:	Initial	Monthly		Cap (If Any)
Taxes	$169,299	$38,546		NAP
Insurance	$25,090	$5,018		NAP
Deferred Maintenance(2)	$241,678	$0		NAP
Replacement Reserves(3)	$0	$3,617		NAP
TI/LC	$0		(4)	$750,000
Debt Service	$0		(5)	$200,000
Wichita Lease	$28,500		(6)	$114,000
Ground Rent(7)	$22,686	$9,403		NAP
Environmental(8)	$13,188	$0		NAP

Property Information

Single Asset/Portfolio:	Portfolio
Property Type:	Retail
Specific Property Type:	Various – See Table
Location:	Various – See Table
Size:	611,528 SF
Cut-off Date Principal Balance Per Unit/SF:	$31.89
Year Built/Year Renovated:	Various – See Table
Occupancy %:	98.5%
Occupancy % Source Date:	January 30, 2012
Title Vesting:	Various – See Table
Property Manager:	Emersons Commercial Management

3rd Most Recent NOI (As of):	$2,542,272 (12/31/2009)
2nd Most Recent NOI (As of):	$2,766,792 (12/31/2010)
Most Recent NOI (As of):	$2,641,252 (12/31/2011)

U/W Revenues:	$3,750,830
U/W Expenses:	$1,258,345
U/W NOI:	$2,492,486
U/W NCF:	$2,133,000
U/W NOI DSCR:	1.58x
U/W NCF DSCR:	1.35x
U/W NOI Debt Yield:	12.8%
U/W NCF Debt Yield:	10.9%
As-Is Appraised Value:	$29,265,000
As-Is Appraisal Valuation Date:	Various
Cut-off Date LTV Ratio:	66.6%
LTV Ratio at Maturity or ARD:	48.3%

(1)	There are 5 mortgaged properties that secure the Sunwest Portfolio Mortgage Loan (totaling 113,359 square feet or 18.5% of the portfolio’s net rentable square feet that represent $2,850,000 of the allocated loan amount) that amortize according to a 10-year amortization schedule (the “Self-Amortizing Properties”). The portion of the Sunwest Portfolio Mortgage Loan that is allocated to the remaining 20 mortgaged properties is $16,650,000 and amortizes according to a 30-year amortization schedule.
(2)	The Sunwest Portfolio property condition reports have identified $775,297 in total deferred maintenance, of which the Borrower is responsible for $193,342 (the “Borrower’s Required Repairs Responsibility”) and certain tenants are responsible for $581,995 (the “Tenants’ Required Repairs Responsibility”). A required repair reserve of $241,678 equal to 125% of the Borrower’s Required Repair Responsibility was established at loan closing. In lieu of collecting an upfront required repair deposit to cover the Tenants’ Required Reserve Responsibility, the Borrower and Sponsor have provided a guaranty (completion and lien free performance) for the completion of the Tenants’ Required Repairs Responsibility.
(3)	The Sunwest Portfolio property condition reports have identified $120,550 in necessary annual replacement reserves, of which the related Borrower is responsible for $43,406 per year (the “Borrower’s Replacement Reserve Responsibility”) and certain tenants are responsible for $77,144 (the “Tenants’ Replacement Reserve Responsibility”). An ongoing monthly replacement reserve of $3,617 will be collected on each payment date to cover the Borrower’s Replacement Reserve Responsibility. In lieu of collecting replacement reserves for the Tenants’ Replacement Reserve Responsibility, the Borrower and Sponsor have provided a guaranty (completion and lien free performance) for the on-going repair items that are the Tenants’ Replacement Reserve Responsibility.
(4)	The TI/LC reserve will be funded monthly out of excess cash flow until, and for so long as, the balance in the TI/LC reserve is less than the TI/LC reserve cap of $750,000.
(5)	A debt service reserve will be funded monthly out of excess cash flow until, and for so long as, the balance in such debt service reserve is less than $200,000.
(6)

The Borrower is currently negotiating the possible renewal of the lease with the sole tenant at the Wichita Falls, Texas property, which is currently occupied under a month-to-month lease. To mitigate the risk of non-renewal: (i) $28,500 was deposited at closing into the Wichita Lease Reserve, which is an amount equal to 3 months of the current tenant’s rent and estimated expense recovery obligation; (ii) if, by September 6, 2012, the Borrower has not entered into a lease renewal or a new lease for a minimum term of 5 years and on terms otherwise reasonably acceptable to the Lender, then excess cash flow will be swept into the Wichita Lease Reserve until the amount in such reserve is equal to $114,000 (which is equal to 12 months of current rent and expense recovery obligation) and (iii) an affiliate of the Borrower has entered into a 5-year master lease at an annual minimum triple net rent of $81,566 plus recoveries, which lease will terminate on the earlier to occur of

A-3-68

SUNWEST PORTFOLIO

(a) March 7, 2017, and (b) the date the Borrower has entered into a lease renewal or a new lease for a minimum term of 5 years and on terms otherwise reasonably acceptable to Lender. The tenant obligations under the master lease are guaranteed by the Sponsor.
(7)	The Borrower is required to make monthly payments of $9,403 into the ground rent reserve account and the ground rent will be paid out of such ground rent reserve account.
(8)	An environmental reserve of $13,188 was established at closing. This represents 125% of the estimated costs provided by the Borrower and approved by engineer to encapsulate asbestos located in tile flooring at the Craig, CO and Vernal, UT properties.

The mortgage loan (the “Sunwest Portfolio Mortgage Loan”) is secured by a first mortgage encumbering 19 single-tenant retail buildings and 6 multi-tenant anchored and unanchored retail centers; with such properties located in the following states: Texas (12), Colorado (3), Missouri (3), Kansas (2), Wyoming (2), Utah (1), Oklahoma (1) and Montana (1) (the “Sunwest Portfolio Properties”). The Sunwest Portfolio Mortgage Loan was 98.5% occupied by 33 tenants and 100.0% leased to 34 tenants as of January 30, 2012. The improvements consist of a total net rentable area of 611,528 square feet. The Sunwest Portfolio Properties were built between 1950 and 2009, with renovations occurring between 1987 and 2008.

The following table represents certain information relating to the Sunwest Portfolio Properties:

Property Name – Location	Specific Property Type	Allocated Cut-off Date Principal Balance	Total Occupancy	Year Built/Year Renovated	Net Rentable Area (SF)	Appraised Value	Title Vesting(1)
1937 Parker Road, Plano, TX	Anchored	$2,599,000	80.2%	1988/NAP	47,890	$3,550,000	Fee/Leasehold

2010 South Sheridan, Tulsa, OK	Anchored	1,721,000	100.0%	1979/NAP	44,785	2,350,000	Fee

2524 North Galloway, Mesquite, TX	Single Tenant	1,677,000	100.0%	1991/NAP	36,874	2,350,000	Fee

2770 Trinity Mills Road, Carrollton, TX	Single Tenant	1,654,000	100.0%	1983/NAP	43,046	2,250,000	Fee/Leasehold

100 Cleveland S.C., Cleveland, TX	Single Tenant	1,508,000	100.0%	1983/NAP	38,438	2,060,000	Fee/Leasehold

1201 South Stockton, Monahans, TX	Single Tenant	1,208,000	100.0%	1982/NAP	30,375	1,650,000	Fee/Leasehold

3065 Josey Lane, Carrollton, TX	Anchored	1,025,000	100.0%	1979/NAP	26,810	2,150,000	Leasehold

709 North Federal, Riverton, WY	Single Tenant	882,000	100.0%	1959/NAP	23,463	1,200,000	Fee

6400 Nieman Road, Shawnee, KS	Single Tenant	809,000	100.0%	1962/1995	19,022	1,100,000	Fee/Leasehold

335 South Cedar Ridge, Duncanville, TX	Anchored	682,000	100.0%	1979/2008	30,885	1,575,000	Fee/Leasehold

535 Green Street, Craig, CO	Unanchored	659,000	100.0%	1961/NAP	18,539	900,000	Fee/Leasehold

1300 North Highway 7, Blue Springs, MO	Single Tenant	615,000	100.0%	1973/2005	23,556	840,000	Fee

1380 North Main Street, Vidor, TX	Single Tenant	490,000	100.0%	1983/2008	38,168	710,000	Fee

14th Street & Grand Avenue, Billings, MT	Anchored	486,000	100.0%	1969/2005	22,080	900,000	Leasehold

1818 Ninth Street, Wichita Falls, TX	Single Tenant	476,000	100.0%	1964/NAP	19,340	650,000	Fee/Leasehold

1343 Miner Street, Idaho Springs, CO	Single Tenant	456,000	100.0%	2009/NAP	10,978	620,000	Fee

280 West Main Street, Vernal, UT	Single Tenant	439,000	100.0%	1960/NAP	13,558	600,000	Fee

1605 West Pioneer Parkway, Arlington, TX	Single Tenant	349,000	100.0%	1974/NAP	24,880	940,000	Fee/Leasehold

712 West Commercial, Springfield, MO	Single Tenant	337,000	100.0%	1966/1987	20,663	460,000	Fee/Leasehold

306 East Paisano Avenue, El Paso, TX	Single Tenant	308,000	100.0%	1950/NAP	8,704	695,000	Leasehold

111 Park Street, Powell, WY	Single Tenant	249,000	100.0%	1955/NAP	7,918	350,000	Fee/Leasehold

2215 South Marsalis Ave., Dallas, TX	Single Tenant	244,000	100.0%	1967/NAP	20,223	375,000	Fee/Leasehold

3510 Prospect, Kansas City, MO	Single Tenant	229,000	100.0%	1963/NAP	19,240	350,000	Fee/Leasehold

259 14th Street, Burlington, CO	Single Tenant	217,000	100.0%	1961/1988	7,493	340,000	Fee/Leasehold

4601 Parallel Street, Kansas City, KS	Single Tenant	181,000	100.0%	1963/2002	14,600	300,000	Fee/Leasehold

Total/Weighted Average		$19,500,000	98.5%		611,528	$29,265,000

(1)	The fully extended ground lease expiration dates of the ground leases that encumber the Self-Amortizing Properties range from November 30, 2029 to April 30, 2046. The appraised value of the portfolio excluding the Self-Amortizing Properties is $23,005,000, which results in an adjusted loan-to-value ratio of 84.8% for the portfolio (assuming an original mortgage loan principal balance of $19.5 million). These ground leases do not grant notice and cure rights to the lender. However, the lender obtained title insurance on these properties and escrowed approximately 2 months of ground rent at closing. In addition, the Borrower is required to make monthly ground rent deposits of $9,403. In addition, excess cash flow will be retained in the rollover reserve if any space tenant (a) files a voluntary bankruptcy or insolvency proceeding, or if an involuntary bankruptcy or insolvency proceeding is commenced by any person (other than lender) against such leasehold tenant, (b) provides notice of its intent to terminate its lease or terminates its lease, (c) provides notice of its intent to close its business to the general public at its premises (i.e., “goes dark”) or closes its business to the general public at its premises, or (d) the earlier of (i) the date that is 6 months prior to the expiration date of any leasehold tenant’s lease and (ii) the date upon which any leasehold tenant fails, pursuant to the terms of its lease, to provide timely notice of its intent to renew its lease.

A-3-69

SUNWEST PORTFOLIO

The following table presents certain information relating to the tenancies at the Sunwest Portfolio Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	PSF Sales(2)	Occupancy Cost(2)	Lease Expiration Date

Major Tenants
24 Hour Fitness	NR/B3/B	43,046	7.0%	$5.75	$247,515	8.2%	NAV	NAV	10/31/2014
Champions United Inc.	NR/NR/NR	31,227	5.1%	$7.25	$226,396	7.5%	NAV	NAV	4/30/2017
HE Butt	NR/NR/NR	38,438	6.3%	$5.07	$194,833	6.4%	$450	1.1%	6/15/2013
Just Fitness	NR/NR/NR	36,874	6.0%	$5.05	$186,395	6.2%	NAV	NAV	1/31/2021
Office Depot	NR/NR/NR	25,000	4.1%	$6.60	$165,000	5.5%	$161	4.4%	5/31/2016
Lowe’s Supermarket	NR/NR/NR	30,375	5.0%	$5.25	$159,469	5.3%	$505	1.0%	10/31/2012
Brookshire Brothers	NR/NR/NR	38,168	6.2%	$1.99	$75,954	2.5%	$315	0.6%	1/31/2015

Seven Largest Tenants		243,128	39.8%	$5.16	$1,255,561	41.5%

Remaining 26 Tenants		358,937	58.7%	$4.71	$1,690,064	55.8%

Occupied Collateral Total		602,065	98.5%	$4.89	$2,945,625	97.3%

Leased But Not Yet Occupied(3)		9,463	1.5%	$8.55	$80,909	2.7%

Collateral Total		611,528	100.0%	$4.95	$3,026,533	100.0%

(1)	Ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales per square foot and occupancy costs are for the twelve months ended December 31, 2010. Approximately 56% of the portfolio’s net rentable square feet is occupied by tenants that report sales, including most of the grocery tenants. The weighted average occupancy cost of grocery anchored tenants that report sales is 1.1%.
(3)	One 9,463 square feet tenant (1.5% of net rentable square feet) is currently completing improvements to its space and intends to open at the end of March, 2012; it would then start paying rent as of April 1, 2012. The lease expires April 30, 2017.

A-3-70

SUNWEST PORTFOLIO

The following table presents certain information relating to the lease rollover schedule at the Sunwest Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	1	19,340	3.16%	19,340	3.16%	$81,566	$4.22
2012	0	0	0.00%	19,340	3.16%	$0	$0.00
2013	5	99,313	16.24%	118,653	19.40%	$508,787	$5.12
2014	5	98,094	16.04%	216,747	35.44%	$507,083	$5.17
2015	5	75,892	12.41%	292,639	47.85%	$240,549	$3.17
2016	7	81,008	13.25%	373,647	61.10%	$424,130	$5.24
2017	3	70,690	11.56%	444,337	72.66%	$314,624	$4.45
2018	1	13,027	2.13%	457,364	74.79%	$66,698	$5.12
2019	0	0	0.00%	457,364	74.79%	$0	$0.00
2020	0	0	0.00%	457,364	74.79%	$0	$0.00
2021	2	56,569	9.25%	513,933	84.04%	$283,413	$5.01
2022	2	44,545	7.28%	558,478	91.33%	$283,465	$6.36
Thereafter	3	43,587	7.13%	602,065	98.45%	$235,310	$5.40
Vacant(2)	0	9,463	1.55%	611,528	100.00%	$80,909	$8.55

Total /Weighted Average	34	611,528	100.00%			$3,026,533	$4.95

(1)	Source: Information obtained from the underwritten rent roll.
(2)	One 9,463 square feet tenant (1.5% of net rentable square feet) is currently completing improvements to its space and intends to open at the end of March, 2012; it would then start paying rent as of April 1, 2012. The lease expires April 30, 2017.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow for the Sunwest Portfolio properties:

Cash Flow Analysis

	2009		2010		2011		U/W		U/W $ per SF
Gross Potential Rent	$2,896,789		$2,988,809		$2,889,570		$3,026,533		$4.95
Total Reimbursables	405,530		552,284		562,275		921,875		1.51
Other Income	34,353		0		0		62,425		0.10
Less Vacancy & Credit Loss	0		0		0		(260,003)		(0.43)

Effective Gross Income	$3,336,672		$3,541,093		$3,451,845		$3,750,830		$6.13

Total Operating Expenses	$794,400		$774,301		$810,593		$1,258,345		$2.06

Net Operating Income	$2,542,272		$2,766,792		$2,641,252		$2,492,486		$4.08
TI/LC	0		0		0		223,262		0.37
Capital Expenditures	0		0		0		136,224		0.22

Net Cash Flow	$2,542,272		$2,766,792		$2,641,252		$2,133,000		$3.49

NOI DSCR	1.61	x	1.75	x	1.67	x	1.58	x
NCF DSCR	1.61	x	1.75	x	1.67	x	1.35	x
NOI DY	13.0%		14.2%		13.5%		12.8%
NCF DY	13.0%		14.2%		13.5%		10.9%

A-3-71

Whole Foods

Loan Information

Mortgage Loan Seller:	The Royal Bank of Scotland
Credit Assessment (Fitch/Moody’s/KBRA):	NAP
Original Principal Balance:	$19,500,000
Cut-off Date Principal Balance:	$19,500,000
% of Initial Pool Balance:	2.1%
Loan Purpose:	Refinance
Borrower Name:	North Halsted (Chicago), DST
Sponsor:	Syndicated Equities
Mortgage Rate:	5.650%
Note Date:	March 5, 2012
Anticipated Repayment Date:	NAP
Maturity Date:	April 1, 2022
IO Period:	24 months
Loan Term (Original):	120 months
Seasoning:	0 months
Amortization Term (Original):	360 months
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(24),D(92),O(4)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes	$53,257	$26,629	NAP
Insurance	$15,557	$1,414	NAP
Replacement Reserves	$0	$1,079	NAP

Property Information

Single Asset/Portfolio:	Single Asset

Property Type:	Retail

Specific Property Type:	Anchored
Location:	Chicago, IL
Size:	43,169 SF
Cut-off Date Principal
Balance Per Unit/SF:	$451.71
Year Built/Year Renovated:	2007/NAP
Occupancy %:	100.0%
Occupancy % Source Date:	April 1, 2012
Title Vesting:	Leasehold(1)
Property Manager:	North Halsted Asset Manager, LLC

3rd Most Recent NOI (As of):	$1,749,992 (12/31/2009)
2nd Most Recent NOI (As of):	$1,749,992 (12/31/2010)
Most Recent NOI (As of):	$1,749,992 (12/31/2011)

U/W Revenues:	$1,901,191
U/W Expenses:	$57,036
U/W NOI:	$1,844,156
U/W NCF:	$1,826,422
U/W NOI DSCR:	1.37x
U/W NCF DSCR:	1.35x
U/W NOI Debt Yield:	9.5%
U/W NCF Debt Yield:	9.4%
As-Is Appraised Value:	$28,150,000
As-Is Appraisal Valuation Date:	January 14, 2012
Cut-off Date LTV Ratio:	69.3%
LTV Ratio at Maturity or ARD:	60.9%

(1)	The mortgaged property consists of the borrower’s fee interest in the façade and leasehold interest under a long-term space lease which has a remaining lease term that exceeds 94 years. The borrower has prepaid all rent due through July 2032.
The Whole Foods mortgage loan is secured by a first mortgage encumbering a 99-year space lease for a 43,169 square foot grocery anchored retail property and associated parking garage, which are part of a larger mixed-use property in the Lakeview neighborhood of Chicago, IL (the “Whole Foods Property”). The Whole Foods Property is located in a dense infill location approximately three blocks from Wrigley Field, three blocks from the Addison Red Line train station and three blocks from Lake Shore Drive. The space lease commenced in June 2007 and is subleased by the sponsor to Whole Foods Market under a 25-year triple-net sublease, which also commenced in June 2007 and expires in 2032 subject to five, 5-year extension options. The Whole Foods Market sublease is guaranteed by Whole Foods Market, Inc. The Whole Foods sublease is triple-net and contains contractual rent steps every five years. See “Risk Factors – Risks Related to the Mortgage Loans – Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease Default” and “Description of the Mortgage Pool – Certain Characteristics of the Mortgage Pool” in the Free Writing Prospectus for more information regarding the space lease.

A-3-72

WHOLE FOODS

The following table presents certain information relating to the tenancies at the Whole Foods Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Costs	Lease Expiration Date
Major Tenant
Whole Foods Market	NR/NR/BB+	43,169	100.0%	$45.40	$1,959,991	100.0%	$709	NAV	6/30/2032

Total Major Tenant - Collateral		43,169	100.0%	$45.40	$1,959,991	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	The in-place rent is currently $1,749,992 but steps up to $1,959,991 in June 2012, $2,195,190 in June 2017, $2,458,613 in June 2022 and $2,753,647 in June 2027.
(3)	Sales per square foot are for the full year ending December 31, 2010.

The following table presents certain information relating to the lease rollover schedule at the Whole Foods Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	0	0	0.0%	0	0.0%	$0	$0.00
2013	0	0	0.0%	0	0.0%	$0	$0.00
2014	0	0	0.0%	0	0.0%	$0	$0.00
2015	0	0	0.0%	0	0.0%	$0	$0.00
2016	0	0	0.0%	0	0.0%	$0	$0.00
2017	0	0	0.0%	0	0.0%	$0	$0.00
2018	0	0	0.0%	0	0.0%	$0	$0.00
2019	0	0	0.0%	0	0.0%	$0	$0.00
2020	0	0	0.0%	0	0.0%	$0	$0.00
2021	0	0	0.0%	0	0.0%	$0	$0.00
2022	0	0	0.0%	0	0.0%	$0	$0.00
Thereafter	1	43,169	100.0%	43,169	100.0%	$1,959,991	$45.40
Vacant	0	0	0.0%	43,169	100.0%	$0	$0.00

Total/Weighted Average	1	43,169	100.0%			$1,959,991	$45.40

(1)	Source: Information obtained from the underwritten rent roll.
(2)	The in-place rent is currently $1,749,992 but steps up to $1,959,991 in June 2012, $2,195,190 in June 2017, $2,458,613 in June 2022 and $2,753,647 in June 2027.
(3)	Annual U/W base rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Whole Foods Property:

Historical Occupancy Percentages*

12/31/2009	12/31/2010	12/31/2011
100%	100%	100%

*	Source: Information provided by the borrower.

A-3-73

WHOLE FOODS

The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Whole Foods Property:

Cash Flow Analysis

	2009		2010		2011		U/W		U/W $ per SF
Base Rent	$1,749,992		$1,749,992		$1,749,992		$1,959,991	(1)	$45.40
Grossed Up Vacant Space	0		0		0		0		0.00
Total Reimbursables	0		0		0		0		0.00
Other Income	0		0		0		0		0.00
Less Vacancy & Credit Loss	0		0		0		(58,800)		(1.36)

Effective Gross Income	$1,749,992		$1,749,992		$1,749,992		$1,901,191		$44.04

Total Operating Expenses	$0		$0		$0		$57,036		$1.32

Net Operating Income	$1,749,992		$1,749,992		$1,749,992		$1,844,156		$42.72
TI/LC	0		0		0		13,417		0.31
Capital Expenditures	0		0		0		4,317		0.10

Net Cash Flow	$1,749,992		$1,749,992		$1,749,992		$1,826,422		$42.31

NOI DSCR	1.30	x	1.30	x	1.30	x	1.37	x
NCF DSCR	1.30	x	1.30	x	1.30	x	1.35	x
NOI DY	9.0%		9.0%		9.0%		9.5%
NCF DY	9.0%		9.0%		9.0%		9.4%

(1)	The U/W NOI is higher than historical NOIs due to underwriting the contractual rent increase through June 15, 2012. The annual rent increases to $2,195,190 in June 2017, $2,458,613 in June 2022 and $2,753,647 in June 2027.

A-3-74

Williams Centre Plaza

Loan Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association

Credit Assessment (Fitch/Moody’s/KBRA):	NAP
Original Principal Balance:	$16,750,000
Cut-off Date Principal Balance:	$16,605,456
% of Initial Pool Balance:	1.8%
Loan Purpose:	Refinance
Borrower Name:	The Plaza at Williams Centre, L.L.C.
Sponsors:	Donald L. Baker; George C. Larsen
Mortgage Rate:	5.820%
Note Date:	June 16, 2011
Anticipated Repayment Date:	NAP
Maturity Date:	July 1, 2021
IO Period:	None
Loan Term (Original):	120 months
Seasoning:	9 months
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(33),GRTR 1% or YM(83),O(4)
Lockbox Type:	None
Additional Debt(1):	Yes
Additional Debt Type(1):	Future Unsecured Subordinate Debt

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes	$73,785	$24,595	NAP
Insurance(2)	$0	Springing	NAP
Replacement Reserves	$0	$1,345	NAP
TI/LC(3)	$0	$10,728	$257,468
Deferred Maintenance	$129,210	$0	NAP

Property Information
Single Asset/Portfolio:	Single Asset

Property Type:	Retail

Specific Property Type:	Unanchored
Location:	Tucson, AZ
Size:	108,914 SF
Cut-off Date Principal Balance Per Unit/SF:	$152.46
Year Built/Renovated:	1987/NAP
Occupancy %:	92.5%
Occupancy % Source Date:	September 30, 2011
Title Vesting:	Fee
Property Manager:	Larsen Baker LLC

3rd Most Recent NOI (As of):	$1,797,452(12/31/2009)
2nd Most Recent NOI (As of):	$1,661,692(12/31/2010)
Most Recent NOI (As of):	$1,808,952 (TTM 11/30/2011)

U/W Revenues:	$2,678,143
U/W Expenses:	$875,624
U/W NOI:	$1,802,519
U/W NCF:	$1,657,647
U/W NOI DSCR:	1.53x
U/W NCF DSCR:	1.40x
U/W NOI Debt Yield:	10.9%
U/W NCF Debt Yield:	10.0%
Appraised Value:	$25,500,000
Appraisal Valuation Date:	April 28, 2011
Cut-off Date LTV Ratio:	65.1%
LTV Ratio at Maturity or ARD:	55.4%

(1)	Future unsecured debt is permitted from members of the borrower in an aggregate amount not to exceed 1% of outstanding principal balance of the Williams Centre Plaza mortgage loan. Subordination and standstill provisions required to be included in member loan documentation.
(2)	Monthly insurance escrow requirements are waived provided no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the mortgaged property is insured in accordance with the loan documents.
(3)	An additional monthly deposit amount of $1,829 is required from August 1, 2011 through December 1, 2014 if the TI/LC reserve balance is less than the cap.

The Williams Centre Plaza mortgage loan is secured by a first mortgage encumbering an unanchored retail center located in Tucson, Arizona (the “Williams Centre Plaza Property”). According to the appraisal, Tucson, Arizona is the second most populous city in the State of Arizona and has a 2010 population base of 540,084. The improvements consist of six, one to two-story buildings constructed between 1987 and 1992. The Williams Centre Plaza Property is part of Williams Centre, a master-planned mixed use development with approximately 236 single family homes, 344 apartment units, three hotels and more than 500,000 square feet of office space. Parking for the Williams Centre Plaza is provided by 582 spaces in surrounding surface parking, resulting in a ratio of approximately 5.3 spaces per 1,000 square feet of net rentable area. The Williams Centre Plaza Property was 92.5% leased as of September 30, 2011 by 32 tenants.

A-3-75

WILLIAMS CENTRE PLAZA

The following table presents certain information relating to the tenancies at the Williams Centre Plaza Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date
Anchor Tenants - Collateral
Cactus Moon Café	NR/NR/NR	11,800	10.8%	$28.00	$330,400	17.2%	$221	28.8%	8/31/2019
Fed-Ex Kinko’s	NR/Baa1/BBB	6,858	6.3%	$20.50	$140,589	7.3%	NAV	NAV	6/30/2015	(3)
Olive Garden	BBB/Baa2/BBB	8,650	7.9%	$14.55	$125,882	6.6%	$767	4.9%	8/14/2015
Coldwell Banker	NR/NR/NR	7,234	6.6%	$16.50	$119,333	6.2%	NAV	NAV	5/31/2014	(4)
Aaron Brothers	NR/NR/NR	6,500	6.0%	$17.00	$110,500	5.8%	NAV	NAV	2/28/2015

Total Anchor Tenants - Collateral		41,042	37.7%	$20.14	$826,704	43.1%

Non-Major Tenants		59,667	54.8%	$18.27	$1,090,398	56.9%

Occupied Collateral
Total		100,709	92.5%	$19.04	$1,917,102	100.0%

Vacant Space		8,205	7.5%

Collateral Total		108,914	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales per square foot and occupancy costs are for the twelve months ended December 31, 2010.
(3)	Fed-Ex Kinko’s may terminate its lease at anytime on or after July 1, 2013 upon 6 months written notice.
(4)	Coldwell Banker has executed a new lease commencing August 1, 2012 and terminating July 31, 2017. The new lease includes a contraction of the leased area to 3,179 square feet and a base rent of $16.50 per square foot for 3 years, followed by $18.67 per square foot for 2 years. The new lease also includes a one-time right to terminate on July 31, 2015 upon providing 90 days prior written notice and payment of a $50,724 termination fee.

The following table presents certain information relating to the lease rollover schedule at the Williams Centre Plaza Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring(2)	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	$0.00
2012	3	4,395	4.0%	4,395	4.0%	$73,680	$16.76
2013	5	8,544	7.8%	12,939	11.9%	$170,723	$19.98
2014	7	16,399	15.1%	29,338	26.9%	$284,303	$17.34
2015	5	28,698	26.3%	58,036	53.3%	$474,681	$16.54
2016	4	12,264	11.3%	70,300	64.5%	$202,457	$16.51
2017	2	4,552	4.2%	74,852	68.7%	$97,871	$21.50
2018	1	810	0.7%	75,662	69.5%	$14,580	$18.00
2019	2	13,720	12.6%	89,382	82.1%	$364,960	$26.60
2020	1	3,200	2.9%	92,582	85.0%	$60,800	$19.00
2021	2	8,127	7.5%	100,709	92.5%	$173,048	$21.29
2022	0	0	0.0%	100,709	92.5%	$0	$0.00
Thereafter	0	0	0.0%	100,709	92.5%	$0	$0.00
Vacant	0	8,205	7.5%	108,914	100.0%	$0	$0.00

Total / Weighted Average	32	108,914	100.0%			$1,917,102	$19.04

(1)	Source: Information obtained from underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the Williams Centre Plaza Property:

Historical Occupancy Percentages*

12/31/2009	12/31/2010	12/31/2011
94%	94%	94%

*	Source: Information obtained from borrower rent roll.

A-3-76

WILLIAMS CENTRE PLAZA

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Williams Centre Plaza Property:

Cash Flow Analysis

	2009		2010		TTM 11/30/2011		U/W		U/W $ per SF
Base Rent	$1,887,194		$1,801,243		$1,855,162		$1,917,102		$17.60
Grossed Up Vacant Space	0		0		0		158,850		1.46
Percentage Rent	79,635		66,292		66,292		66,292		0.61
Total Reimbursables	653,554		632,757		686,624		757,808		6.96
Less Vacancy & Credit Loss	0		0		0		(221,909)		(2.04)

Effective Gross Income	$2,620,384		$2,500,292		$2,608,078		$2,678,143		$24.59

Total Operating Expenses	$822,931		$838,600		$799,126		$875,624		$8.04

Net Operating Income	$1,797,452		$1,661,692		$1,808,952		$1,802,519		$16.55
TI/LC	9,391		10,630		8,400		128,734		1.18
Capital Expenditures	15,040		66,343		55,502		16,137		0.15

Net Cash Flow	$1,773,021		$1,584,719		$1,745,050		$1,657,647		$15.22

NOI DSCR	1.52	x	1.41	x	1.53	x	1.53	x
NCF DSCR	1.50	x	1.34	x	1.48	x	1.40	x
NOI DY	10.8%		10.0%		10.9%		10.9%
NCF DY	10.7%		9.5%		10.5%		10.0%

A-3-77

Claremont Village Square

Loan Information

Mortgage Loan Seller:	Wells Fargo Bank, National Association

Credit Assessment (Fitch/Moody’s/KBRA):	NAP
Original Principal Balance:	$15,100,000
Cut-off Date Principal Balance:	$15,049,818
% of Initial Pool Balance:	1.6%
Loan Purpose:	Refinance
Borrower Name:	Claremont Village Expansion Borrower LLC
Sponsors:	Jonathan Tolkin
Mortgage Rate:	5.230%
Note Date:	December 29, 2011
Anticipated Repayment Date:	NAP
Maturity Date:	January 1, 2022
IO Period:	None
Loan Term (Original):	120 months
Seasoning:	3 months
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection(1):	L(35),GRTR 1% or YM(81),O(4)
Lockbox Type:	Soft/Springing Cash Management
Additional Debt:	Yes
Additional Debt Type(2):	Subordinate Secured

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes	$68,080	$17,020	NAP
Insurance	$16,765	$1,863	NAP
Replacement Reserves	$0	$1,602	$80,000
TI/LC	$350,000	$8,333	$350,000
Deferred Maintenance	$4,900	$0	NAP

Property Information

Single Asset/Portfolio:	Single Asset

Property Type:	Mixed Use

Specific Property Type:	Retail/Office
Location:	Claremont, CA
Size:	96,119 SF
Cut-off Date Principal Balance Per Unit/SF:	$156.57

Year Built/Renovated:	2007/NAP
Occupancy %:	91.8%
Occupancy % Source Date:	October 31, 2011
Title Vesting:	Fee
Property Manager:	The Tolkin Group, Inc.

3rd Most Recent NOI (As of):	$1,971,753(12/31/2009)
2nd Most Recent NOI (As of):	$2,062,812(12/31/2010)
Most Recent NOI (As of):	$2,247,165 (TTM 10/31/2011)

U/W Revenues:	$2,488,217
U/W Expenses:	$650,524
U/W NOI:	$1,837,694
U/W NCF:	$1,669,803
U/W NOI DSCR:	1.84x
U/W NCF DSCR:	1.67x
U/W NOI Debt Yield:	12.2%
U/W NCF Debt Yield:	11.1%
Appraised Value:	$34,700,000
Appraisal Valuation Date:	November 28, 2011
Cut-off Date LTV Ratio:	43.4%
LTV Ratio at Maturity or ARD:	36.0%

(1)	The yield maintenance premium is calculated based on an amount equal to the greater of: (i) 1% of the outstanding principal balance of the loan; and (ii) the excess of the sum of the present value, using a discount rate equal to 50 basis points plus a periodic Treasury yield of P&I through maturity date over the outstanding principal balance.
(2)	The Claremont Village Square mortgage loan has a non-pooled subordinate secured loan with a balance as of origination of $1,243,000. The subordinate secured loan is with the Claremont Redevelopment Agency, does not accrue interest, has an unlimited term and does not require regular debt service payments. The in-place total debt LTV ratio is 47.0%, the in-place total debt U/W NCF DSCR is 1.67x and the in-place total debt NCF Debt Yield is 10.2%.

The Claremont Village Square mortgage loan is secured by a first mortgage encumbering a mixed use property located in Claremont, California (the “Claremont Village Square Property”). According to the appraisal, Claremont, California is in eastern Los Angeles County, has an estimated 2010 population base of 36,618 and is home to the Claremont College consortium. The improvements consist of six, one to three-story buildings with a total net rentable area of 96,119 square feet. Parking for the Claremont Village Square Property is provided by 495 spaces in an adjacent public parking garage (under agreement with the city of Claremont), resulting in a parking ratio of approximately 5.1 spaces per 1,000 square feet of net rentable area. The Claremont Village Square Property was 91.8% leased as of October 31, 2011 to 38 tenants.

A-3-78

CLAREMONT VILLAGE SQUARE

The following table presents certain information relating to the tenancies at the Claremont Village Square Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Sales PSF(2)	Occupancy Cost(2)	Lease Expiration Date
Anchor Tenants - Collateral
Technip USA	NR/NR/BBB+	16,966	17.7%	$18.00	$305,388	15.2%	NAV	NAV	Various	(3)(4)
Casa Moreno	NR/NR/NR	4,451	4.6%	$30.00	$133,530	6.7%	$341	9.3%	5/14/2020	(5)
Chico’s	NR/NR/NR	3,706	3.9%	$30.00	$111,180	5.6%	$342	10.3%	9/30/2012
American Apparel	NR/NR/NR	3,694	3.8%	$27.00	$99,738	5.0%	NAV	NAV	9/30/2017
La Parolaccia	NR/NR/NR	3,034	3.2%	$30.00	$91,020	4.5%	$359	9.7	4/30/2018

Total Anchor Tenants - Collateral		31,851	33.1%	$23.26	$740,856	37.0%

Non-Major Tenants		56,343	58.6%	$22.40	$1,262,120	63.0%

Occupied Collateral Total		88,194	91.8%	$22.71	$2,002,976	100.0%

Vacant Space		7,925	8.2%

Collateral Total		96,119	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Sales per square foot and occupancy costs are for the twelve months ended on December 31, 2011.
(3)	Technip USA’s space is comprised of two leases as follows: a 11,581 square foot lease which expires on December 11, 2017 and a 5,385 square foot lease which expires December 11, 2012.
(4)	Technip has the right to terminate its 11,581 square foot lease commencing in January 2013 and upon providing 9 months prior notice. Upon termination, the tenant is required to pay a termination fee equal to all unamortized leasing costs and commissions and legal fees upon the termination date
(5)	Casa Moreno has the right to terminate its lease at anytime on or after November 30, 2012.

The following table presents certain information relating to the lease rollover schedule at the Claremont Village Square Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	1	1,075	1.1%	1,075	1.1%	$29,025	$27.00
2012	6	16,326	17.0%	17,401	18.1%	$346,548	$21.23
2013	2	5,745	6.0%	23,146	24.1%	$103,410	$18.00
2014	8	11,031	11.5%	34,177	35.6%	$237,054	$21.49
2015	9	9,803	10.2%	43,980	45.8%	$244,077	$24.90
2016	3	4,741	4.9%	48,721	50.7%	$112,020	$23.63
2017	8	24,215	25.2%	72,936	75.9%	$498,635	$20.59
2018	4	6,430	6.7%	79,366	82.6%	$171,948	$26.74
2019	0	0	0.0%	79,366	82.6%	$0	$0.00
2020	1	4,451	4.6%	83,817	87.2%	$133,530	$30.00
2021	1	1,527	1.6%	85,344	88.8%	$41,229	$27.00
2022	1	2,850	3.0%	88,194	91.8%	$85,500	$30.00
Thereafter	0	0	0.0%	88,194	91.8%	$0	$0.00
Vacant	0	7,925	8.2%	96,119	100.0%	$0	$0.00

Total / Weighted Average	44	96,119	100.0%			$2,002,976	$22.71

(1)	Source: Information obtained from underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the Claremont Village Square Property:

Historical Occupancy Percentages*

12/31/2009	12/31/2010	12/31/2011
80%	92%	95%

*	Source: Information obtained from borrower rent roll.

A-3-79

CLAREMONT VILLAGE SQUARE

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Claremont Village Square Property:

Cash Flow Analysis

	2009		2010		TTM 10/31/2011		U/W		U/W $ per SF
Base Rent	$2,121,233		$2,262,741		$2,349,487		$2,002,976		$20.84
Grossed Up Vacant Space	0		0		0		193,833		2.02
Percentage Rent	38,181		84,554		95,846		45,000		0.47
Total Reimbursables	376,432		408,269		461,767		434,893		4.52
Other Income	12,336		4,834		4,312		4,834		0.05
Less Vacancy & Credit Loss	0		0		0		(193,319)		(2.01)

Effective Gross Income	$2,548,182		$2,760,398		$2,911,412		$2,488,217		$25.89

Total Operating Expenses	$576,429		$697,586		$664,247		$650,524		$6.77

Net Operating Income	$1,971,753		$2,062,812		$2,247,165		$1,837,694		$19.12
TI/LC	0		0		0		148,667		1.55
Capital Expenditures	0		0		0		19,224		0.20

Net Cash Flow	$1,971,753		$2,062,812		$2,247,165		$1,669,803		$17.37

NOI DSCR	1.98	x	2.07	x	2.25	x	1.84	x
NCF DSCR	1.98	x	2.07	x	2.25	x	1.67	x
NOI DY	13.1%		13.7%		14.9%		12.2%
NCF DY	13.1%		13.7%		14.9%		11.1%

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Commerce Park IV & V

Loan Information
Mortgage Loan Seller:	The Royal Bank of Scotland

Credit Assessment (Fitch/Moody’s/KBRA):	NAP
Original Principal Balance:	$15,000,000
Cut-off Date Principal Balance:	$14,985,810
% of Initial Pool Balance:	1.6%
Loan Purpose:	Refinance
Borrower Names:	Commerce Park IV & V Associates LLC; UI Commerce Park LLC

Sponsors:	Mark Munsell; Herbert Luxenburg
Mortgage Rate:	5.482%
Note Date:	February 24, 2012
Anticipated Repayment Date:	NAP
Maturity Date:	March 1, 2022
IO Period:	None
Loan Term (Original):	120 months
Seasoning:	1 month
Amortization Term (Original):	360 months
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360
Call Protection:	L(25),D(91),O(4)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None
Additional Debt Type:	NAP

Escrows and Reserves:

Type:	Initial	Monthly	Cap (If Any)
Taxes	$259,437	$49,937	NAP
Insurance(1)	$10,764	$2,691	NAP
Capital Expenditures	$3,824	$3,824	NAP
General TI/LC	$19,122	$19,122	$500,000
Tenant Specific Reserve(2)	$86,867	$0	NAP

Property Information
Single Asset/Portfolio:	Single Asset

Property Type:	Office

Specific Property Type:	Suburban
Location:	Beachwood, OH
Size:	229,459 SF

Cut-off Date Principal Balance Per Unit/SF:	$65.31
Year Built/Renovated:	1984/NAP
Occupancy %:	93.2%
Occupancy % Source Date:	February 17, 2012
Title Vesting:	Fee
Property Manager:	Munsell Realty Advisors

3rd Most Recent NOI (As of):	$1,734,311(12/31/2009)
2nd Most Recent NOI (As of):	$1,507,961(12/31/2010)
Most Recent NOI (As of):	$1,848,960(12/31/2011)

U/W Revenues:	$4,252,792
U/W Expenses:	$2,199,959
U/W NOI:	$2,052,833
U/W NCF:	$1,777,482
U/W NOI DSCR:	2.01x
U/W NCF DSCR:	1.74x
U/W NOI Debt Yield:	13.7%
U/W NCF Debt Yield:	11.9%
As-Is Appraised Value:	$24,100,000
As-Is Appraisal Valuation Date:	January 17, 2012
Cut-off Date LTV Ratio:	62.2%
LTV Ratio at Maturity or ARD:	52.0%

(1)	The monthly insurance escrow will be waived as long as no event of default has occurred and is continuing and the insurance required to be maintained by the borrower is effected under an acceptable blanket policy.
(2)	The borrower deposited $86,867 in an upfront reserve to cover partial rent concessions associated with the Howard Wershbale & Company lease. Provided no event of default has occurred or is continuing, lender shall disburse these funds to the borrower in an amount equal to $21,717 on the payment dates occurring in August 2012, September 2012, October 2012 and November 2012.

The Commerce Park IV & V mortgage loan is secured by a first mortgage encumbering two Class A office buildings that contain a total of 229,459 square feet (the “Commerce Park IV & V Property”). The Commerce IV & V Property is located on Chagrin Boulevard in Beachwood, Ohio, approximately 1.5 miles west of Interstate Highway I-271 and approximately 10 mile east of Downtown Cleveland, Ohio. As of February 17, 2012, the Commerce IV & V Property was 93.2% leased to 64 tenants. The Commerce IV & V Property contains 947 surface and underground garage parking spaces, resulting in a parking ratio of 4.13 spaces per 1,000 square feet.

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COMMERCE PARK IV & V

The following table presents certain information relating to the tenancies at the Commerce Park IV & V Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Howard Wershbale & Company(2)	NR/NR/NR	24,881	10.8%	$19.00	$472,739	12.3%	6/30/2018
Dorsky & Associates	NR/NR/NR	13,162	5.7%	$18.00	236,916	6.2%	2/29/2016
Windsor Laurelwood Center	NR/NR/NR	9,085	4.0%	$14.00	127,190	3.3%	8/31/2013
University Hospital	NR/NR/NR	8,756	3.8%	$14.77	129,326	3.4%	8/31/2015

Total Major Tenants		55,884	24.4%	$17.29	$966,171	25.1%

Non-Major Tenants		157,902	68.8%	$18.27	$2,884,697	74.9%

Occupied Collateral		213,786	93.2%	$18.01	$3,850,868	100.0%

Vacant Space		15,673	6.8%

Collateral Total		229,459	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Howard, Wershbale & Company has a one-time right to terminate its lease on August 31, 2016 provided that the tenant provides notification by November 30, 2015 and pays a termination fee equal to the sum of the unamortized cost of the improvements with 8% annual interest. The exercise will trigger a lease sweep period.

The following table presents certain information relating to the lease rollover schedule at the Commerce Park IV & V Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative of Total NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM(3)	3	1,890	0.8%	1,890	0.8%	$3,900	$2.06
2012	4	7,129	3.1%	9,019	3.9%	$146,046	$20.49
2013	11	43,663	19.0%	52,682	23.0%	$766,577	$17.56
2014	15	50,429	22.0%	103,111	44.9%	$960,997	$19.06
2015	13	30,088	13.1%	133,199	58.0%	$528,902	$17.58
2016	6	32,686	14.2%	165,885	72.3%	$581,194	$17.78
2017	4	14,379	6.3%	180,264	78.6%	$215,450	$14.98
2018	2	29,381	12.8%	209,645	91.4%	$549,239	$18.69
2019	3	4,141	1.8%	213,786	93.2%	$98,563	$23.80
2020	0	0	0.0%	213,786	93.2%	$0	$0.00
2021	0	0	0.0%	213,786	93.2%	$0	$0.00
2022	0	0	0.0%	213,786	93.2%	$0	$0.00
Thereafter	0	0	0.0%	213,786	93.2%	$0	$0.00
Vacant	0	15,673	6.8%	229,459	100.0%	$0	$0.00

Total / Weighted Average	61	229,459	100.0%			$3,850,868	$18.01

(1)	Source: Information obtained from underwritten rent roll.
(2)	Annual U/W base rent PSF excludes vacant space.
(3)	Includes a management office (980 square feet) and conference room (712 square feet) that do not pay rent at the Commerce IV & V Property.

The following table presents historical occupancy percentages at the Commerce Park IV & V Property:

Historical Occupancy Percentages*

12/31/2009	12/31/2010	12/31/2011
92%	92%	90%

*	Source: Information provided by the borrower.

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COMMERCE PARK IV & V

The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Commerce Park IV & V Property:

Cash Flow Analysis

	2009		2010		2011		U/W		U/W $ per SF
Base Rent	$3,575,938		$3,441,292		$3,492,312		$3,850,868		$16.78
Grossed Up Vacant Space	0		0		0		297,787		1.30
Total Reimbursables	308,092		299,694		441,169		337,595		1.47
Other Income	58,612		63,163		64,329		64,329		0.28
Less Vacancy & Credit Loss	0		0		0		(297,787)		(1.30)

Effective Gross Income	$3,942,642		$3,804,149		$3,997,810		$4,252,792		$18.53

Total Operating Expenses	$2,208,331		$2,296,188		$2,148,850		$2,199,959		$9.59

Net Operating Income(1)	$1,734,311		$1,507,961		$1,848,960		$2,052,833		$8.95
TI/LC	0		0		0		229,459		1.00
Capital Expenditures	0		0		0		45,892		0.20

Net Cash Flow	$1,734,311		$1,507,961		$1,848,960		$1,777,482		$7.75

NOI DSCR	1.70	x	1.48	x	1.81	x	2.01	x
NCF DSCR	1.70	x	1.48	x	1.81	x	1.74	x
NOI DY	11.6%		10.1%		12.3%		13.7%
NCF DY	11.6%		10.1%		12.3%		11.9%

(1)	The U/W NOI is higher than the historical NOIs due to several factors but not limited to new leases that were signed in 2012 as well as partial rent concession afforded to Howard Wershbale & Company, which were reserved at closing by the borrower.

A-3-83

Annex B-1

Mortgage Loan Representations and Warranties

The Mortgage Loan Seller will make the representations and warranties set forth below as of the date specified below or, if no such date is specified, as of the Closing Date, in each case subject to the exceptions to those representations and warranties that are described on Annex B-2. Such exceptions will be set forth on Schedule C referred to in the representations and warranties. Capitalized terms used but not otherwise defined in this Annex B-1 shall have the meanings set forth in the main body of the prospectus supplement or, if not defined therein, in the related mortgage loan purchase agreement.

Each mortgage loan purchase agreement, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between the related mortgage loan seller, on the one hand, and the trust fund, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties is not intended as statements regarding the actual characteristics of the mortgage loans, mortgaged properties or other matters. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that we present below.

In addition, for purposes of the following representations and warranties, the phrase “the Mortgage Loan Seller’s knowledge” and other words and phrases of like import shall mean, except where otherwise expressly set forth below, the actual state of knowledge of the Mortgage Loan Seller, its officers and employees responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth below in each case without having conducted any independent inquiry into such matters and without any obligation to have done so (except (i) having sent to the servicers servicing the Mortgage Loans on behalf of the Mortgage Loan Seller, if any, specific inquiries regarding the matters referred to and (ii) as expressly set forth herein). All information contained in documents which are part of or required to be part of a Mortgage File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist) shall be deemed within the Mortgage Loan Seller’s knowledge.

1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule with respect to the Mortgage Loan is true, complete (in accordance with the requirements of the Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement) and correct in all material respects as of the date of the Mortgage Loan Purchase Agreement.

2. Ownership of Mortgage Loan. Immediately prior to the transfer of the Mortgage Loans to the Depositor, the Mortgage Loan Seller had good and marketable title to, and was the sole owner of, each Mortgage Loan. The Mortgage Loan Seller has full right, power and authority to transfer and assign each Mortgage Loan to or at the direction of the Depositor free and clear of any and all pledges, liens, charges, security interests, participation interests and/or other interests and encumbrances. Upon consummation of transactions contemplated by the Mortgage Loan Purchase Agreement, the Mortgage Loan Seller will have validly and effectively conveyed to the Depositor all legal and beneficial interest in and to each Mortgage Loan free and clear of any pledge, lien, charge, security interest or other encumbrance. The sale of the Mortgage Loans to the Depositor or its designee does not require the Mortgage Loan Seller to obtain any governmental or regulatory approval or consent that has not been obtained.

3. Payment Record. As of the Closing Date, the Mortgage Loan is not, and in the prior 12 months (or since the date of origination if such Mortgage Loan has been originated within the past 12 months), has not been, 30 days or more past due in respect of any Monthly Payment without giving effect to any applicable grace period. If the Mortgage Loan Seller was the originator of the Mortgage Loan, the Mortgage Loan has not been 60 days or more past due in respect of any Monthly Payment (without giving effect to any applicable grace period) at any time since the date of origination. If the Mortgage Loan Seller was not the originator of the Mortgage Loan, the Mortgage Loan has not, to the Mortgage Loan Seller’s knowledge, been 60 days or more past due in respect of

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any Monthly Payment (without giving effect to any applicable grace period) at any time since the date of origination.

4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in Paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, and there are no liens and/or encumbrances that are pari passu with the lien of such Mortgage, in any event except for (a) the lien for current real estate taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and are referred to in the related lender’s title insurance policy (or, if not yet issued, referred to in a pro forma title policy, a preliminary title policy with escrow instructions, or a “marked-up” commitment, in each case binding upon the title insurer), none of which (individually or in the aggregate) materially interferes with the security intended to be provided by such Mortgage, the current marketability or principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (c) exceptions and exclusions specifically referred to in such lender’s title insurance policy (or, if not yet issued, referred to in a pro forma title policy, a preliminary title policy with escrow instructions or “marked-up” commitment, in each case binding upon the title insurer), none of which (individually or in the aggregate) materially interferes with the security intended to be provided by such Mortgage, the current marketability or principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (d) other matters to which like properties are commonly subject, none of which (individually or in the aggregate) materially interferes with the security intended to be provided by such Mortgage, the current marketability or principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan Seller did not require to be subordinated to the lien of such Mortgage and which do not (individually or in the aggregate) materially interfere with the security intended to be provided by such Mortgage, the current marketability or principal use of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related Mortgage Loan, (f) condominium declarations of record and identified in such lender’s title insurance policy (or, if not yet issued, referred to in a pro forma title policy, a preliminary title policy with escrow instructions or “marked-up” commitment, in each case binding upon the title insurer) and (g) if such Mortgage Loan constitutes a Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Cross-Collateralized Group (the foregoing items (a) through (g) being herein referred to as the “Permitted Encumbrances”). Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments and UCC Financing Statements, establishes and creates a valid and, subject to the exceptions set forth in Paragraph 13 below, enforceable security interest in favor of the holder thereof in all items of personal property owned by the related Borrower which are material to the conduct in the ordinary course of the Borrower’s business on the related Mortgaged Property. The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form (but for insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller). Such assignment of Mortgage (if any) constitutes a legal, valid, binding and, subject to the exceptions set forth in Paragraph 13 below, enforceable assignment of such Mortgage from the relevant assignor to the Trustee.

5. Assignment of Leases and Rents. There exists, to be included in the related Mortgage File as otherwise contemplated by the Mortgage Loan Purchase Agreement, an Assignment of Leases, either as a separate instrument or as part of the Mortgage, related to and delivered in connection with each Mortgage Loan that establishes and creates a valid, subsisting and, subject to the exceptions set forth in Paragraph 13 below, enforceable assignment of or first priority lien on and security interest in, subject to applicable law, the property, rights and interests of the related Borrower described therein; and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage, executed and delivered in favor of the Trustee is in recordable form (but for insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller). Such assignment of Assignment of Leases (if any) constitutes a legal, valid, binding and, subject to the exceptions set forth in Paragraph 13 below,

B-1-2

enforceable assignment of such Assignment of Leases from the relevant assignor to the Trustee. The Assignment of Leases (whether as a separate instrument or as part of the Mortgage), subject to applicable law, provides for, upon an event of default under the Mortgage Loan, the appointment of a receiver for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

6. Mortgage Status; Waivers and Modifications. In the case of each Mortgage Loan, except by a written instrument which has been delivered to the Depositor or its designee as a part of the related Mortgage File, (a) the related Mortgage (including any amendments or supplements thereto included in the related Mortgage File) has not been impaired, waived, modified, altered, satisfied, canceled, subordinated or rescinded, (b) neither the related Mortgaged Property nor any material portion thereof has been released from the lien of such Mortgage and (c) the related Borrower has not been released from its obligations under such Mortgage, in whole or in material part, in each such event in a manner which would materially interfere with the benefits of the security intended to be provided by such Mortgage.

7. Condition of Property; Condemnation. In the case of each Mortgage Loan, except as set forth in an engineering report prepared by a third party engineering consultant and included in the Servicing File and which has been delivered to the initial Subordinate Class Representative, the related Mortgaged Property is, to the Mortgage Loan Seller’s knowledge, free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan (except in any such case where: (1) an escrow of funds or insurance coverage or a letter of credit exists in an amount reasonably estimated to be sufficient to effect the necessary repairs and maintenance; or (2) such repairs and maintenance have been completed; or (3) such repairs and maintenance are required to be completed and the amount reasonably estimated to be sufficient to effect the necessary repairs and maintenance does not exceed 5% of the original principal balance of the related Mortgage Loan). None of the engineering reports referred to in the first sentence of this Paragraph 7 was prepared more than 18 months prior to the Closing Date. As of the date hereof, the Mortgage Loan Seller has no knowledge of any proceeding pending or written notice of any proceeding threatened for the condemnation of all or any material portion of the Mortgaged Property securing any Mortgage Loan. To the Mortgage Loan Seller’s knowledge (based solely on surveys (if any) and/or the lender’s title policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan), as of the date of the origination of each Mortgage Loan, (a) all of the improvements on the related Mortgaged Property considered material in determining the appraised value of the Mortgaged Property at origination lay wholly within the boundaries and, to the extent in effect at the time of construction, building restriction lines of such property, except for encroachments that are insured against by the lender’s title insurance policy referred to in Paragraph 8 below or that do not materially and adversely affect the value, marketability or current principal use of such Mortgaged Property, and (b) no improvements on adjoining properties encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the lender’s title insurance policy referred to in Paragraph 8 below.

8. Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association lender’s title insurance policy or a comparable form of lender’s title insurance policy approved for use in the applicable jurisdiction (the “Title Policy”) (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment binding on the title insurer) in the original principal amount of such Mortgage Loan after all advances of principal, insuring that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to any Permitted Encumbrances. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and, to the Mortgage Loan Seller’s knowledge, no material claims have been made thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee (including endorsement and delivery of the related Mortgage Note to the Depositor and recording of the related

B-1-3

Assignment of Mortgage in favor of Depositor in the applicable real estate records), such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. Such Title Policy contains no exclusion for, or it affirmatively insures (unless the related Mortgaged Property is located in a jurisdiction where such affirmative insurance is not available), the following: (a) access to a public road; and (b) that if a survey was reviewed or prepared in connection with the origination of the related Mortgage Loan, the area shown on such survey is the same as the property legally described in the related Mortgage.

9. No Holdback. The proceeds of each Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property), and there is no obligation for future advances with respect thereto.

10. Mortgage Provisions. The Mortgage Loan Documents for each Mortgage Loan, together with applicable state law, contain customary and, subject to the exceptions set forth in Paragraph 13 below, enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby, including, without limitation, foreclosure or similar proceedings (as applicable for the jurisdiction where the related Mortgaged Property is located).

11. Trustee under Deed of Trust. If the Mortgage for any Mortgage Loan is a deed of trust, then (a) a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with the Mortgage and applicable law, and (b) no fees or expenses are payable to such trustee by the Mortgage Loan Seller, the Depositor or any transferee thereof except in connection with a trustee’s sale after default by the related Borrower or such customary fee, as may be payable, in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan.

12. Environmental Conditions. Except in the case of the Mortgage Loans identified on Schedule C to the Mortgage Loan Purchase Agreement as Property Condition or Engineering Report Loans, where the environmental assessment with respect to lead based paint, asbestos containing materials, and radon gas was included in the Property Condition or Engineering Report, with respect to each Mortgaged Property (a) an environmental site assessment or an environmental site assessment update (each, an “Environmental Assessment”) was performed by an independent third party environmental consultant with respect to each Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan, (b) a report of each such Environmental Assessment or, in the case of a Property Condition or Engineering Report Loan, the applicable Property Condition or Engineering Report, if any (each, an “Environmental Report”), is dated no earlier than 12 months prior to the Closing Date and has been delivered to the Depositor, and (c) either (i) no such Environmental Report, if any, provides that as of the date of the report there is a material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such Environmental Report does reveal any such material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related Mortgaged Property and the same has not been subsequently remediated in all material respects, then one or more of the following are true: (A) a party or parties not related to the related Borrower was identified as a responsible party for such condition or circumstance, (B) the related Borrower was required to provide additional security in an amount reasonably estimated by the Mortgage Loan Seller to be adequate to cure the violations and/or to obtain and, for the period contemplated by the related Mortgage Loan documents, maintain an operations and maintenance plan, (C) the related Borrower provided a “no further action” letter or other evidence acceptable to the Mortgage Loan Seller in its reasonable business judgment, that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, (D) such conditions or circumstances were investigated further and based upon such additional investigation, a qualified environmental consultant recommended no further investigation or remediation, (E) the expenditure of funds reasonably estimated to be necessary to effect such remediation is not greater

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than 2% of the outstanding principal balance of the related Mortgage Loan, (F) there exists an escrow of funds reasonably estimated by the Mortgage Loan Seller to be sufficient for purposes of effecting such remediation, (G) the related Borrower or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority or recommended by the environmental site assessment, (H) the related Mortgaged Property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances and conditions or (I) a responsible party provided a guaranty or indemnity to the related Borrower and/or the mortgagee to cover the costs of any required investigation, testing, monitoring or remediation and, as of the date of origination of the related Mortgage Loan, such responsible party had, in the Mortgage Loan Seller’s sole discretion, an appropriate net worth, or the financial ability to pay or perform all of its obligations under such guaranty or indemnity, in light of such material violation of applicable environmental laws with respect to such known circumstances or conditions relating to the related Mortgaged Property. To the Mortgage Loan Seller’s knowledge, there are no significant or material circumstances or conditions with respect to such Mortgaged Property not revealed in any such Environmental Report, where obtained, or in any Borrower questionnaire delivered to Mortgage Loan Seller in connection with the issuance of any related environmental insurance policy, if applicable, that render such Mortgaged Property in material violation of any applicable environmental laws. For the Mortgaged Properties identified on Schedule C (Representation 12) to the Mortgage Loan Purchase Agreement, the Mortgage Loan Seller required the related Borrower to deliver, or the Mortgage Loan Seller itself obtained, a secured creditor impaired property insurance policy naming the Mortgage Loan Seller and its successors and/or assigns as a loss payee (a “Secured Creditor Policy”) or a pollution legal liability policy naming the Mortgage Loan Seller and its successors and/or assigns as an additional insured (a “PLL Policy”; a Secured Creditor Policy or a PLL Policy, an “Environmental Policy”) (provided that a Mortgaged Property will not be identified on Schedule C (Representation 12) to the Mortgage Loan Purchase Agreement unless the applicable Environmental Policy was obtained to specifically address an environmental concern or in lieu of obtaining a Phase I environmental assessment or conducting additional environmental testing); such Environmental Policy has been issued by an insurer with a claims paying ability rating or a financial strength rating, as applicable, of no less than “AA” (or the equivalent) by at least two nationally recognized statistical rating organizations registered with the Securities and Exchange Commission; such Environmental Policy is in full force and effect and all premiums required to be paid in connection with the issuance of such Environmental Policy have been so paid; and either such Environmental Policy, by its terms, inures to the benefit of the holder of the related Mortgage Loan or, subject to the Seller’s compliance with the Mortgage Loan Purchase Agreement, such Environmental Policy will be assigned to the Trustee within a reasonable period of time following the Closing Date. All Environmental Reports that were in the possession of the Mortgage Loan Seller and that relate to a Mortgaged Property identified on Schedule C (Representation 12) to the Mortgage Loan Purchase Agreement have been delivered to or disclosed to the environmental insurance carrier issuing the related Environmental Policy prior to the issuance of such Environmental Policy. Each Environmental Policy covering a Mortgaged Property identified on Schedule C (Representation 12) to the Mortgage Loan Purchase Agreement that constitutes a Secured Creditor Policy is in an amount either (1) at least equal to 125% of the outstanding principal balance of the related Mortgage Loan or (2) equal to the lesser of cleanup costs and the outstanding principal balance of the related Mortgage Loan and, in either case, such policy has a term ending no sooner than the date which is five years after the Stated Maturity Date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the Mortgage Loan to which it relates and either (x) does not provide for a deductible or (y) provides for a deductible and the amount of that deductible is held in escrow. Each Environmental Policy covering a Mortgaged Property identified on Schedule C (Representation 12) to the Mortgage Loan Purchase Agreement that constitutes a PLL Policy (1) has a term that is coterminous with the Stated Maturity Date (or, in the case of an ARD Loan, the Anticipated Repayment Date) of the related Mortgage Loan, (2) provides for a deductible in an amount reasonably acceptable to the Mortgage Loan Seller and (3) is in an amount reasonably acceptable to the Mortgage Loan Seller. The Mortgage for each Mortgage Loan encumbering the related Mortgaged Property or other related loan documents require the related Borrower to comply with all applicable federal, state and local environmental laws and regulations.

13. Loan Document Status. Each Mortgage Note, Mortgage and other agreement executed by or on behalf of the related Borrower with respect to each Mortgage Loan is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any

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of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions in such loan documents may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth in the foregoing clauses (i) and (ii)) such limitations or unenforceability will not render such loan documents invalid as a whole or substantially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby. Except as set forth in the immediately preceding sentence, there was no valid offset, defense, counter-claim or right of rescission available to the related Borrower with respect to any of the related Mortgage Notes, Mortgages or other loan documents, including, without limitation, any such valid offset, defense, counter-claim or right based on intentional fraud by Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other loan documents.

14. Insurance. Except in certain cases where tenants, having a net worth of at least $50,000,000 or an investment grade credit rating and an obligation to maintain the insurance described in this paragraph, are allowed to self-insure the related Mortgaged Properties, all improvements upon each Mortgaged Property securing a Mortgage Loan are insured under a fire and extended perils insurance (or the equivalent) policy in an amount at least equal to the lesser of the outstanding principal balance of such Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. Each Mortgaged Property securing a Mortgage Loan is the subject of a business interruption or rent loss insurance policy (except where an applicable tenant lease does not permit the tenant to abate rent under any circumstances) providing coverage for at least 12 months (18 months for Mortgage Loans above $35 million) (or a specified dollar amount which, in the reasonable judgment of the Mortgage Loan Seller, will cover no less than 12 months (18 months for Mortgage Loans above $35 million) of rental income). Set forth on Schedule C (Representation 14) to the Mortgage Loan Purchase Agreement is a list of those Mortgaged Properties as to which a tenant having a net worth of at least $50,000,000 or an investment grade rating provided self-insurance, as contemplated by the second preceding sentence, as of the date of origination of the subject Mortgage Loan. All such hazard insurance policies described above contain a standard mortgagee clause for the benefit of the holder of the related Mortgage, its successors and assigns, as mortgagee as an additional insured in the case of liability insurance policies or as a mortgage and/or loss payee in the case of property insurance policies, and are not cancelable without prior written notice to the mortgagee for property policy and first named insured for liability policy; and no such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Except under circumstances that would be reasonably acceptable to a prudent commercial mortgage lender, the Mortgage for each Mortgage Loan provides that proceeds paid under any such casualty insurance policy will (or, at the lender’s option, will) be applied either to the repair or restoration of the related Mortgaged Property or to the payment of amounts due under such Mortgage Loan; provided that the related Mortgage may entitle the related Borrower to any portion of such proceeds remaining after the repair or restoration of the related Mortgaged Property or payment of amounts due under the Mortgage Loan; and provided, further, that, if the related Borrower holds a leasehold interest in the related Mortgaged Property, the application of such proceeds will be subject to the terms of the related Ground Lease (as defined in Paragraph 18 below). Each Mortgage requires that the Borrower or a tenant of the Borrower maintain insurance as described above or permits the mortgagee to require insurance or self-insurance as described above, and permits the mortgagee to purchase such insurance at the Borrower’s expense if Borrower fails to do so or provides that the mortgagee has the general right to cure defaults of the Borrower. Each Mortgaged Property is also covered by comprehensive general liability insurance in an amount at least equal to $1 million. If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower is required to maintain flood insurance in respect thereof to the extent such flood insurance is available.

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15. Taxes and Assessments. To the Mortgage Loan Seller’s knowledge, there are no delinquent property taxes or assessments or other outstanding charges affecting any Mortgaged Property securing a Mortgage Loan that are a lien of priority equal to or higher than the lien of the related Mortgage, or if there are such delinquent charges or taxes, or if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge. For purposes of this representation and warranty, real property taxes and assessments shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

16. Borrower Bankruptcy. To the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Closing Date, no Borrower under a Mortgage Loan is a debtor in any state or federal bankruptcy, insolvency or similar proceeding. To the Mortgage Loan Seller’s knowledge, as of the origination of the Mortgage Loan, none of (x) the nonrecourse carveout guarantors or nonrecourse carveout indemnitors under the Mortgage Loan, (y) any tenant with respect to more than 75% of the net rentable area at the related Mortgaged Property that is an Affiliate of the Borrower or (z) the sole tenant at the Mortgaged Property (in the case of this clause (z), if substantially all of the Mortgaged Property is leased to a single tenant and the tenant was the owner of the Mortgaged Property immediately prior to the origination of the Mortgage Loan) was then a debtor in any state or federal bankruptcy, insolvency or similar proceeding.

17. Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related title policy, or based on such other due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the subject Mortgaged Property is located (including, without limitation, when commercially reasonable, a representation of the related Borrower at the time of origination of the subject Mortgage Loan), the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable zoning laws and ordinances or constitute a legal non-conforming use or structure (or, if any such improvement does not so comply and does not constitute a legal non-conforming use or structure, such non-compliance and failure does not materially and adversely affect (i) the value of the related Mortgaged Property as determined by the appraisal performed in connection with the origination of such Mortgage Loan; or (ii) the principal use of the Mortgaged Property as of the date of the origination of such Mortgage Loan). As of the date of origination, with respect to each legal non-conforming use or structure, the originator determined (based on either (x) any of a review of the applicable zoning law, a letter from a governmental authority, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related title policy or a combination of the foregoing or (y) due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the subject Mortgaged Property is located) that if a casualty occurred at that time, the Mortgaged Property could have been restored or repaired to such an extent that the use or structure of the restored or repaired property would be substantially the same use or structure, or law and ordinance insurance has been obtained, or a holdback has been established and the Borrower is required to take steps necessary to cause the Mortgaged Property to become a conforming use or structure.

18. Leasehold Estate Only. If any Mortgage Loan is secured by the interest of a Borrower as a lessee under a ground lease of all or a material portion of a Mortgaged Property (together with any and all written amendments and modifications thereof and any and all estoppels from or other agreements with the ground lessor, a “Ground Lease”), but not by the related fee interest in such Mortgaged Property or such material portion thereof (the “Fee Interest”), then:

(a) Such Ground Lease or a memorandum thereof has been submitted for recording; such Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the terms of such Ground Lease since its recordation, with the exception of material changes reflected in written instruments which are a part of the related Mortgage File;

(b) The related lessee’s leasehold interest in the portion of the related Mortgaged Property covered by such Ground Lease is not subject to any liens or encumbrances superior to, or of

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equal priority with, the related Mortgage, other than the related Fee Interest and Permitted Encumbrances;

(c) The Borrower’s interest in such Ground Lease is assignable to, and is thereafter further assignable by, the Depositor upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it either has been obtained or cannot be unreasonably withheld; provided that such Ground Lease has not been terminated and all amounts owed thereunder have been paid). If required by such Ground Lease, the lessor has received notice of the lien of the related Mortgage in accordance with the provisions of such Ground Lease;

(d) The related ground lessor has agreed to provide the holder of the Mortgage Loan notice and the holder of such Mortgage Loan is permitted a reasonable time to cure any default or breach by the lessee thereunder, including such time as is necessary to gain possession of the Mortgaged Property, by foreclosure or otherwise, if possession is necessary to effect such cure, before the lessor thereunder may terminate such Ground Lease;

(e) In connection with the origination of such Mortgage Loan, the related ground lessor provided an estoppel to the originator confirming that the related Borrower was not then in default under such Ground Lease; such Ground Lease provides that no notice of termination given under such Ground Lease is effective against the mortgagee under such Mortgage Loan unless a copy has been delivered to the mortgagee; the Mortgage Loan Seller has not received any written notice of default under or termination of such Ground Lease; to the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease; and, to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(f) Such Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the mortgagee if it takes possession of such leasehold interest) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or ten years if such Mortgage Loan fully or substantially amortizes by the stated maturity;

(g) Such Ground Lease requires the lessor to enter into a new lease with a mortgagee upon termination of such Ground Lease as a result of a rejection of such Ground Lease in a bankruptcy proceeding involving the related Borrower, unless the mortgagee under such Mortgage Loan fails to cure a curable default of the lessee under such Ground Lease following notice thereof from the lessor;

(h) Under the terms of such Ground Lease and the related Mortgage, taken together, any related casualty insurance proceeds with respect to the leasehold interest will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender) or (ii) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon;

(i) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by a prudent commercial mortgage lender on a similar mortgaged property in the lending area where the Mortgaged Property is located at the time of the origination of such Mortgage Loan; and

(j) Such Ground Lease may not be amended or modified or any such amendment or modification will not be effective against the mortgagee without the prior written consent of the mortgagee under such Mortgage Loan, and any such action without such consent is not binding on such mortgagee, its successors or assigns, provided that such mortgagee has

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provided the ground lessor with notice of its lien in accordance with the terms of such Ground Lease.

19. Qualified Mortgage. Such Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code and Treasury Regulations Section 1.860G-2(a) (but without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2)).

20. Advancement of Funds. In the case of each Mortgage Loan, neither the Mortgage Loan Seller nor, to the Mortgage Loan Seller’s knowledge, any prior holder of such Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property (other than amounts paid by the tenant as specifically provided under a related lease), for the payment of any amount required by such Mortgage Loan, except for interest accruing from the date of origination of such Mortgage Loan or the date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which preceded by 30 days the first due date under the related Mortgage Note.

21. No Equity Interest, Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the mortgagee thereunder, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related Borrower, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property, or provides for the negative amortization of interest, except that, in the case of an ARD Loan, such Mortgage Loan provides that, during the period commencing on or about the related Anticipated Repayment Date and continuing until such Mortgage Loan is paid in full, (a) additional interest shall accrue and may be compounded monthly and (b) a portion of the cash flow generated by such Mortgaged Property will be applied each month to pay down the principal balance thereof in addition to the principal portion of the related Monthly Payment.

22. Legal Proceedings. To the Mortgage Loan Seller’s knowledge, there are no pending actions, suits, governmental investigations or proceedings by or before any court or governmental authority against or affecting the Borrower under any Mortgage Loan or the related Mortgaged Property that, if determined adversely to such Borrower or Mortgaged Property, would materially and adversely affect the value of the Mortgaged Property, the principal benefit of the security intended to be provided by the Mortgage Loan Documents, the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or the current principal use of the Mortgaged Property.

23. Other Mortgage Liens. None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any mortgage lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or other underwriting criteria specified therein. To the Mortgage Loan Seller’s knowledge, except for cases involving Cross-Collateralized Mortgage Loans, none of the Mortgaged Properties securing the Mortgage Loans is encumbered by any mortgage liens junior to or of equal priority with the liens of the related Mortgage. Each of the related Mortgage Loan Documents requires the Borrower to pay all reasonable costs and expenses related to obtaining consent to an encumbrance.

24. No Mechanics’ Liens. As of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, each Mortgaged Property securing a Mortgage Loan (exclusive of any related personal property) is free and clear of any and all mechanics’ and materialmen’s liens that are prior or equal to the lien of the related Mortgage and that are not bonded or escrowed for or covered by title insurance; and, to the Mortgage Loan Seller’s knowledge, no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage and that is not bonded or escrowed for or covered by title insurance.

25. Compliance. Each Mortgage Loan complied with, or was exempt from, all applicable usury laws in effect at its date of origination.

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26. Licenses and Permits. To the Mortgage Loan Seller’s knowledge, as of the date of origination of each Mortgage Loan, and based on any of: (i) a letter from governmental authorities, (ii) a legal opinion, (iii) an endorsement to the related Title Policy, (iv) a representation of the related borrower at the time of origination of such Mortgage Loan, (v) a zoning report from a zoning consultant, or (vi) other due diligence that a commercially reasonable originator of similar mortgage loans in the jurisdiction where the related Mortgaged Property is located customarily performs in the origination of comparable mortgage loans, the Borrower was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated or such material licenses, permits and franchises have otherwise been issued, and, as of the Cut-off Date, the Mortgage Loan Seller has no written notice that the related Borrower was not in possession of such licenses, permits and franchises or that such licenses, permits and franchises have not otherwise been issued.

27. Cross-Collateralization. No Mortgage Loan is cross-collateralized with any loan which is outside the Mortgage Pool.

28. Releases of Mortgaged Properties. No Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property from the lien of the related Mortgage except upon (i) payment in full of all amounts due under the related Mortgage Loan or (ii) delivery of U.S. “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii) in connection with a defeasance of the related Mortgage Loan; provided that the Mortgage Loans that are Cross-Collateralized Mortgage Loans and the other individual Mortgage Loans secured by multiple parcels may require the respective mortgagee(s) to grant releases of portions of the related Mortgaged Property or the release of one or more related Mortgaged Properties upon (i) the satisfaction of certain legal and underwriting requirements, (ii) the payment of a release price and, if so provided in the related Mortgage Loan Documents, prepayment consideration in connection therewith or (iii) the substitution of real property collateral; and provided, further, that any Mortgage Loan may permit the unconditional release of one or more unimproved parcels of land to which the Mortgage Loan Seller did not give any material value in underwriting the Mortgage Loan. With respect to any full or partial release or substitution of collateral, as contemplated by the provisos to the immediately preceding sentence, either: (a) such release or substitution of collateral (I) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and either (II) (a) would not cause the subject Mortgage Loan to fail to be “principally secured” by an interest in real property within the meaning of Section 1.860G-2(b)(7)(ii) or (iii) of the Treasury Regulations, except as may be permitted under Rev. Proc. 2010-30, 2010-36 I.R.B. 316, or (II)(b) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (b) the mortgagee or servicer can, in accordance with the related Mortgage Loan Documents, condition such release or substitution of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (a).

29. Defeasance. If such Mortgage Loan contains a provision for any defeasance of mortgage collateral, such Mortgage Loan either (A) (1) permits defeasance no earlier than two years after the Closing Date, (2) permits defeasance only with substitute collateral constituting “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), in an amount sufficient to make all scheduled payments under the Mortgage Note and (3) has been transferred by the Mortgage Loan Seller with the intent that the defeasance provision not be utilized (x) for any reason other than to facilitate the disposition of the Mortgaged Property or any other customary commercial transaction or (y) as a part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages or (B) requires that a legal opinion or opinions be delivered with respect to the defeasance that states subject to customary assumptions and qualifications that the holder of such Mortgage Loan has a first priority perfected security interest in the defeasance collateral and that the defeasance will not cause the Trust to fail to qualify as a REMIC as defined in the REMIC Provisions (the “Legal Opinion”). The related Mortgage Loan Documents enable the lender to charge the Borrower for the expenses associated with permitting a defeasance and provide for the following items (or otherwise contain provisions pursuant to which the holder can require such items): (a) an accountant’s certification as to the adequacy of the defeasance collateral to make payments under the related Mortgage Loan for the remainder of its term, (b) the Legal

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Opinion, and (c) a letter or other written evidence from the Rating Agencies to the effect that the defeasance will not result in the withdrawal, downgrade or qualification of the ratings assigned to the Certificates.

30. Fixed Rate Loan. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of an ARD Loan after its Anticipated Repayment Date and except for the imposition of a default rate.

31. Inspection. Each related Mortgaged Property was inspected by or on behalf of the related originator or an affiliate during the 12 month period prior to the related origination date.

32. No Material Default. To the Mortgage Loan Seller’s knowledge, there exists no material default, breach, violation or event of acceleration under the Mortgage Note or Mortgage for any Mortgage Loan and no event has occurred which, with the passing of time or giving of notice and the expiration of any grace or cure period, would constitute such a material default or breach; provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of the subject matter otherwise covered by any other representation and warranty made by the Mortgage Loan Seller in Exhibit C to the related Mortgage Loan Purchase Agreement. Neither the Mortgage Loan Seller nor any servicer on behalf of the Mortgage Loan Seller has accelerated the Mortgage Loan or commenced judicial or non-judicial foreclosure proceedings with respect to the Mortgage Loan.

33. Due-on-Sale. Except for transfers to specific parties that are identified and pre-approved in the Mortgage Loan Documents and except with respect to certain transfers by reason of family and estate planning and/or a substitution or release of collateral within the parameters of Paragraph 28 above, each Mortgage contains a “due on sale” clause which expressly or effectively provides for the acceleration of the payment of the unpaid principal balance and accrued interest of the related Mortgage Loan if, without the prior written consent of the holder of such Mortgage and/or the satisfaction of specified criteria set forth in the related Mortgage Loan Documents, the property subject to the Mortgage or any material portion thereof, or any controlling interest in the Borrower (except for a transfer of a controlling interest in the Borrower to a Person where one or more individuals specified in the Mortgage (i) own and control at least 50% of the same type of ownership interests in such Person and the Mortgaged Property as such individuals held in the original Borrower and the Mortgaged Property and (ii) such individuals continue to control the management of such Person and the Mortgaged Property), is directly or indirectly transferred or sold; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Borrower’s satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Borrower or constituent entities of the Borrower to a third party or parties related to the Borrower upon the Borrower’s satisfaction of certain conditions precedent.

34. Single Purpose Entity. The Borrower on each Mortgage Loan with a Cut-off Date Principal Balance of $10,000,000 or more, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a “Single Purpose Entity” shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Mortgaged Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any material assets other than those related to its interest in and operation of such Mortgaged Property or Mortgaged Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan Documents, that it has its own books and records and accounts separate and apart from any other person, that it holds itself out as a legal entity (separate and apart from any other person), that it will not guarantee or assume the debts of any other person, that it will not commingle assets with affiliates, and that it will not transact business with affiliates except on an arm’s-length basis.

35. Whole Loan. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan.

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36. Security Interests in Hospitality Properties. If any Mortgaged Property securing a Mortgage Loan is operated as a hospitality property then (a) the security agreements, financing statements or other instruments, if any, related to the Mortgage Loan secured by such Mortgaged Property establish and create a valid and enforceable (subject to the exceptions set forth in Paragraph 13 above) first priority security interest in all items of personal property owned by the related Borrower which are material to the conduct in the ordinary course of the Borrower’s business on the related Mortgaged Property, subject only to purchase money security interests, personal property leases and security interests to secure revolving lines of credit and similar financing; and (b) one or more Uniform Commercial Code financing statements covering such personal property have been filed or recorded (or have been sent for filing or recording) wherever necessary to perfect under applicable law such security interests (to the extent a security interest in such personal property can be perfected by the filing of a Uniform Commercial Code financing statement under applicable law). The related assignment of such security interest (but for insertion of the name of the assignee and any related information which is not yet available to the Mortgage Loan Seller) executed and delivered in favor of the Trustee constitutes a legal, valid and binding assignment thereof from the relevant assignor to the Trustee.

37. Prepayment Premiums. Prepayment Premiums payable with respect to each Mortgage Loan, if any, constitute “customary prepayment penalties” within meaning of Treasury Regulations Section 1.860G-1(b)(2).

38. Recourse. The related Mortgage Loan Documents contain provisions providing for recourse against the related Borrower, a principal of such Borrower or an entity controlled by a principal of such Borrower, or a natural person, for damages sustained in connection with the Borrower’s fraud, willful misrepresentation (unless the Mortgage Loan Documents refer to material misrepresentation without also referring to willful misrepresentation), failure to deliver insurance or condemnation proceeds or awards or security deposits to lender or to apply such sums as required under the Mortgage Loan Documents, failure to apply rents and other income during a default or after acceleration to either amounts owing under the loan or normal and necessary operating expenses of the property or commission of material physical waste at the Mortgaged Property. The related Mortgage Loan Documents contain provisions pursuant to which the related Borrower, a principal of such Borrower or an entity controlled by a principal of such Borrower, or a natural person, has agreed to indemnify the mortgagee for damages resulting from violations of any applicable environmental covenants.

39. Assignment of Collateral. There is no material collateral securing any Mortgage Loan that has not been assigned to the Depositor.

40. Fee Simple or Leasehold Interests. The interest of the related Borrower in the Mortgaged Property securing each Mortgage Loan includes a fee simple and/or leasehold estate or interest in real property and the improvements thereon.

41. Escrows. All escrow deposits (including capital improvements, environmental remediation reserves and other reserve deposits, if any) relating to any Mortgage Loan that were required to be delivered to the lender under the terms of the related Mortgage Loan Documents, have been received and, to the extent of any remaining balances of such escrow deposits, are in the possession or under the control of Mortgage Loan Seller or its agents (which shall include the applicable Master Servicer). All such escrow deposits which are required for the administration and servicing of such Mortgage Loan are conveyed hereunder to the Depositor. Any and all material requirements under each Mortgage Loan as to completion of any material improvements and as to disbursement of any funds escrowed for such purpose, which requirements were to have been complied with on or before the Closing Date, have been complied with in all material respects or, if and to the extent not so complied with, the escrowed funds (or an allocable portion thereof) have not been released except in accordance with the terms of the related loan documents.

42. Operating Statements. In the case of each Mortgage Loan, the related Mortgage Loan Documents require the related Borrower, in some cases at the request of the lender, to provide to the holder of such Mortgage Loan operating statements and rent rolls not less frequently than quarterly

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and annually and financial statements of the Borrower not less frequently than annually (except if the Mortgage Loan has an outstanding principal balance of less than or equal to $4,000,000 as of the Cut-off Date or the related Mortgaged Property has only one tenant, in either of which cases the Mortgage Loan Documents require the Borrower, in some cases at the request of the lender, to provide to the holder of such Mortgage Loan operating statements and (if there is more than one tenant) rent rolls and/or financial statements of the Borrower annually), and such other information as may be required therein.

43. Appraisals. An appraisal of the related Mortgaged Property was conducted in connection with the origination of the Mortgage Loan, which appraisal is signed by an appraiser, who, to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; in connection with the origination of the Mortgage Loan, each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

44. No Capital Contributions. The Mortgage Loan Seller has no obligation to make any capital contributions to the related Borrower under the Mortgage Loan.

45. Grace Periods. The related Mortgage or Mortgage Note provides a grace period for Monthly Payments no longer than ten (10) days from the applicable Due Date.

46. Access Routes. Based solely on surveys, title insurance reports, the Title Policy, the engineering report, the appraisal and/or other relevant documents included in the Mortgage File, at the time of origination of the Mortgage Loan, the Mortgaged Property had access to a public road.

47. Tax Parcels. Each Mortgaged Property constitutes one or more complete separate tax lots or is subject to an endorsement under the related Title Policy insuring same, or in certain instances an application has been made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part.

48. Loan Servicing. The servicing practices used with respect to each Mortgage Loan have been in all material respects legal, proper, and prudent.

49. Terrorism Insurance. With respect to each Mortgage Loan that has a Stated Principal Balance as of the Cut-off Date that is greater than or equal to $20,000,000, the related all risk insurance policy and business interruption policy do not specifically exclude acts of terrorism from coverage or a separate policy has been obtained covering acts of terrorism. As of the date of origination of the Mortgage Loan the related all risk insurance policy and business interruption policy did not, and as of the date hereof, to the Mortgage Loan Seller’s knowledge, the related all risk insurance policy and business interruption policy does not, specifically exclude acts of terrorism from coverage. The knowledge of the Mortgage Loan Seller referred to in the preceding sentence is based on the procedures described on Schedule C to the Mortgage Loan Purchase Agreement. With respect to each of the Mortgage Loans, the related Mortgage Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for acts of terrorism or damages related thereto, except to the extent that any right to require such coverage may be limited by commercially reasonable availability, or as otherwise indicated on Schedule C to the Mortgage Loan Purchase Agreement.

50. Mortgaged Property Release upon Condemnation. In the event of a taking of any portion of the Mortgaged Property by a state, political subdivision or authority thereof, whether by condemnation, similar legal proceeding or by agreement in anticipation of such condemnation or other similar legal proceeding, if immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration), the Mortgage Loan would no longer be “principally secured by an interest in real property” within the meaning of Section 1.860G-2(b)(7) of the Treasury Regulations (except as may be permitted by Rev. Proc. 2010-

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30, 2010-36 I.R.B. 316) the terms of such Mortgage Loan and the related Mortgage require or permit the Mortgagee to apply an amount equal to the net proceeds of the condemnation or other similar award to pay down the principal balance of the Mortgage Loan rather than to be applied to the restoration of the Mortgaged Property or to be released to the Borrower.

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Annex B-2

Exceptions to Mortgage Loan Representations and Warranties

The exceptions to the representations and warranties set forth below are grouped by mortgage loan seller and listed by the number of the related representation and warranty set forth on Annex B-1 and the mortgage loan name and number identified on Annex A-1. Capitalized terms used but not otherwise defined in this Annex B-2 shall have the meanings set forth in Annex B-1 or, if not defined therein, in the main body of the prospectus supplement or, if not defined therein, in the related mortgage loan purchase agreement.

Wells Fargo Bank, National Association

Representation Number on Annex B-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(2) Ownership of Mortgage Loan	800, 804 & 763 Buildings (No. 35)	Grandbridge Real Estate Capital is sub-servicer (cashiering) for the mortgage loan. The loan will be transferred to WFRBS Commercial Mortgage Trust 2012-C6 subject to the terms of the related sub-servicing agreement.

	64th & Greenway (No. 45)	Northmarq Capital is sub-servicer (cashiering) for the mortgage loan. The loan will be transferred to WFRBS Commercial Mortgage Trust 2012-C6 subject to the terms of the related sub-servicing agreement.

(4) Lien; Valid Assignment	National Cancer Institute Center (No. 1)	Tenant (SAIC-Frederick) or U.S. Government has option exercisable at any time to purchase the subject property on fair market value-based formula. There is recourse carve-out to Mark C. Matan (current stated net worth of $97 million and liquidity of $18.6 million) for losses resulting from tenant’s exercise of purchase option where purchase price provides insufficient funds to defease the loan. Based on appraisal, dated June 13, 2011 obtained at origination, the “dark” value of the property is $84.7 million. If tenant is performing under its lease, the purchase option is not extinguished by a foreclosure.

	Windsor Hotel Portfolio II (No. 2)	For Asheville, NC property only, Marriott International, Inc. (franchisor) has Right of First Refusal (ROFR) to acquire related property if there is transfer of a hotel or controlling direct or indirect interest in the Borrower to a Competitor (any person having an interest, other than as a passive investor in another hotel brand comprised of at least 10 hotels). The ROFR is not extinguished by foreclosure.

B-2-1

Representation Number on Annex B-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

	Citrus Crossing (No. 6)	(i) Pad site tenant (Pizza Hut) has a right of first refusal (ROFR) to purchase its leased premises if Borrower offers it for sale exclusive of the rest of the mortgaged property; the ROFR is not extinguished by foreclosure; also, (ii) Statutory Development Agreement and Owner Participation Agreement encumbers the subject property and provides that, beginning in 2013, if sales tax revenues from the property do not exceed the Minimum Sales Tax Revenue (initially $392,000 and subject to an annual CPI adjustment), owner is obligated to pay shortfall (up to $40,000 annually).

	91-99 Paidge Avenue (No. 18)	Single tenant (Time Warner Entertainment Company, L.P.) has a right of first offer (ROFO) to purchase the leased premises. The ROFO is not extinguished by foreclosure; however, the ROFO does not apply to foreclosure or deed in lieu thereof, or first subsequent conveyance.

	Hilton Garden Inn - Denver Airport (No. 42)	Franchisor (Hilton Inns, Inc.) has Right of First Refusal (ROFR) to acquire related property. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.

	64th & Greenway (No. 45)	Major “leased fee” tenant (Fry’s) has a right of first refusal (ROFR) to purchase both its leased premises and the entire mortgaged property. The ROFR is not extinguished by foreclosure; however, the ROFR does not apply to foreclosure or deed in lieu thereof.

	Quality Court Business Complex (No. 60)	For one of three constituent properties, the “Lot 6” parcel (comprising 26,505 nrsf out of total 153,989 nrsf), the borrower owns 67.8% ownership interest in the related condominium regime. No material decisions of the association require greater than 2/3 approval of ownership interests.

	Northfield Point Marketplace (No. 77)	Subject property is one unit in a two unit land condominium (a land development alternative to subdivision). There is no condominium association, but administration of condominium rotates annually between unit holders. Each unit is fully responsible for its respective maintenance. Capital improvements require consent of both unit holders. Approved assessments would be allocated 34.08% to subject property, and 65.92% to adjacent office unit, which is currently owned by borrower affiliate.

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Representation Number on Annex B-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(7) Condition of Property; Condemnation	North Torrance Plaza (No. 21)	Huntington Beach, CA Citywide Traffic Study recommends frontage and intersection improvements that would affect the subject property by requiring a possible 12 foot dedication. Based on zoning consultant-provided information and underwriter analysis, approximately 22 parking spaces would be affected. No tenant remedies are triggered, nor is there apparent material adverse impact on functionality of the mortgaged property as a result of the dedication. The current parking is legally non-conforming (557 spaces existing v. 627 spaces required), but law and ordinance coverage was obtained.

	Gulfgate Square (No. 46)	Borrower-provided information indicated that, based on discussions with Texas Department of Transportation at time subject property was acquired, the possible widening of Interstate 45 adjacent to the property is under consideration (some planning performed, but no official action taken). Plans to widen I-45 are tentatively scheduled for 2024, as funding is not forecast to be available prior to that time. The available plans from Texas Department of Transportation reflect an incursion of approximately 15 feet into the subject property. No material adverse impact is expected with respect to satisfying current tenant parking requirements.

(12) Environmental Conditions	WPC Self Storage Portfolio (No. 3)	With respect to the 4 of the 26 constituent properties, environmental concerns having an aggregate associated risk value of $1,350,000 were identified following Phase I and (where recommended) Phase II environmental site assessments: (i) Chicago Adams site had been used since the 1920’s for commercial printing and lithography ($250,000 associated risk); (ii) Chicago Elston site was used previously by a coal and oil distributor, involving at least 4 underground storage tanks and 8 above-ground storage tanks, May 2011 subsurface investigation identified trichloroethene (TCE) exceeding IEPA Soil Clean-up Standards; Borrower is conducting additional tests to determine extent and severity of TCE impacts ($400,000 associated risk); (iii) Fresno site involved leaking underground storage tanks (3 10,000 gallon fuel UST’s) that were discovered during in-place abandonment and closure; Fresno County Environmental Health System approved leaving impacted soil in place and closure ($400,000 associated risk); and (iv) South Gate site had been used for textile and furniture manufacturing ($300,000 risk value). An environmental insurance policy was issued by Great American Insurance Group, which has Best’s rating of “A: XIV”, with a policy limit of $2,000,000, subject to $25,000 deductible, and expiring 07.27.2021 (loan maturity is 07.01.2021).

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Representation Number on Annex B-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

	91-99 Paidge Avenue (No. 18)	Phase I environmental site assessment is dated 02.04.2011 (more than 12 months prior to closing date for securitization) and identified no material environmental issues. However, due to historical use of the subject property as an asphalt plant, environmental insurance was obtained in conjunction with environmental indemnity (i.e., for so long as environmental insurance in place, indemnitor not liable for claims settled under such policy) with policy limit of $10 million, subject to a $500,000 deductible, and expiring 04.29.2021 (loan maturity is 06.01.2021). The policy was issued by Steadfast Insurance Company (Zurich Member Company) which is rated “AA- /Stable” by S&P.

	Hacienda MHC (No. 23)	Phase I environmental site assessment is dated 03.28.2011 (more than 12 months prior to closing date for securitization). An O & M plan for asbestos-containing materials was recommended and implemented.

	64th & Greenway (No. 45)	On-site dry cleaning operation (using closed loop system) has occupied the property since 1996. Phase I environmental site assessment performed by EMG recommended a subsurface investigation to evaluate potential impacts. In lieu of Phase II investigation, an environmental insurance policy issued by Great American Insurance Group, which has Best’s rating of “A: XIV” with a policy limit of $2,000,000, subject to $25,000 deductible, and expiring 11.01.2019 (loan maturity is 11.01.2016) was obtained.

	Rivergate Self Storage (No. 85)	Phase I environmental site assessment is dated 03.14.2011 (more than 12 months prior to closing date for securitization). No material environmental issues identified.

(14) Insurance	Windsor Hotel Portfolio II (No. 2)	Loan documents require 12 months rent loss coverage, together with 12 months extended period of indemnity. Of 4 constituent properties, largest allocated loan amount is $21,725,000 for Embassy Suites Las Vegas.

	WPC Self Storage Portfolio (No. 3)	Loan documents require rent loss coverage for 12 months with 6 months extended period of indemnity. Property is comprised of 26 self storage properties located in 4 states. Largest allocated loan amount for single property is $6,273,000.

	Citrus Crossing (No. 6)	Six tenants (including Applebee’s, Burger King, Jiffy Lube, KFC, Pizza Hut and Taco Bell pad sites) are “leased fee”, where tenant constructed improvements and maintains its own insurance. Subject to restoration obligations, casualty proceeds are payable to tenant and/or its leasehold mortgagee.

B-2-4

Representation Number on Annex B-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

	North Torrance Plaza (No. 21)	JP Morgan Chase pad site is “leased fee”, where tenant constructed improvements and maintains its own insurance. Subject to restoration obligations, casualty proceeds are payable to tenant and/or its leasehold mortgagee.

	64th & Greenway (No. 45)	Fry’s (76% of nra/ 39% of total UW base rent) site is “leased fee”, where tenant constructed improvements and maintains its own insurance. Subject to restoration obligations, casualty proceeds are payable to tenant and/or its leasehold mortgagee. In addition, Fry’s has right to self-insure if it maintains $50 million net worth. No notice regarding self-insurance election received, however. At closing, Fry’s provided certificates of insurance evidencing in-place property (including business interruption and confirmation that co-insurance does not apply) and CGL insurance.

	Gulfgate Square (No. 46)	IHOP and Whataburger pad sites are “leased fee”, where tenant constructed improvements and maintains its own insurance. Subject to restoration obligations, casualty proceeds are payable to tenant and/or its leasehold mortgagee.

	CVS – Victorville (No. 65)	Borrower’s obligations to provide required insurance suspended if single tenant (CVS) either obtains third party coverage required by its lease or elects to self-insure. The CVS lease (i) does not require rent loss or terrorism coverage, and (ii) permits a $500,000 deductible for property and liability coverages; further, the CVS tenant has the right to self-insure for all coverages so long as tenant maintains an minimum net worth of $100 million. Tenant has currently elected to self-insure. If casualty occurs, the CVS lease provides in pertinent part that the tenant has the right to related proceeds subject to its obligation to restore the improvements.

(17) Local Law Compliance	National Cancer Institute Center (No. 1)	At time of securitization closing, the sole tenant, which is responsible for obtaining certificates of occupancy under the related lease, will not have obtained occupancy permits (although it has been paying rent since April 23, 2011). Partial certificates of occupancy are expected in May 2012 for atrium and June 2012 for laboratory space. Based on sponsor information, as of February 2012, tenant has spent over $80 million on its own build-out from $136 million budget; further, all but approximately $21,000 has been released from related $6,570,698 leasing reserve established at origination. In addition, tenant is obligated to reimburse landlord costs if it terminates the lease prior to the issuance of certificates of occupancy for the entire project, among other things.

B-2-5

Representation Number on Annex B-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

	800, 804 & 763 Buildings (No. 35)	Property (located in Miami, FL) is legally non-conforming as to density (2.5 FAR existing v. 2.0 FAR permitted) and setbacks (2.45 ft existing v. 5 ft required). The related Zoning Ordinance requires conformity to current zoning in the event of a 50% casualty. Law and ordinance coverage obtained as part of property insurance policy, but excluded in excess flood and wind coverage. Non-recourse carve-out from guarantor (Richard Goldman) obtained for related losses, however.

(18) Leasehold Estate Only	WPC Self Storage Portfolio (No. 3)	1 of the 26 properties comprising the mortgaged property involves a leasehold estate, as follows: Pearl City, HI (allocated loan amount of $3,450,000 or approximately 7.16% of outstanding loan amount). The entirety of related property is subject to ground lease, which expires 12.31.2036. Variations: (A) (Rep #18.d) Ground lease provides leasehold mortgagee with 120 day period within which to foreclose and cure any ground lease defaults; and (B) (Rep #18.f) Ground lease term expires 12.31.2036, which is less than 20 years beyond the loan’s stated maturity (07.01.2021).

(23) Other Mortgage Liens	Claremont Village Square (No. 14)	$1,243,000 existing secured subordinate debt payable by Borrower to Claremont Redevelopment Agency. In lieu of principal and interest payments on the junior debt, the secured subordinate debt requires payments to the subordinate lender from time to time only to the extent of a specified portion of cash available taking into account all debts, liabilities and obligations of the borrower then due or net insurance proceeds, condemnation proceeds or sale or refinancing proceeds after repayment of other outstanding debt. Subordination/standstill agreement obtained.

	Elks Building (No. 53)	$850,000 existing secured subordinate debt payable by Borrower to Redevelopment Agency of the City of Sacramento (CA). Loan (dated 07.14.2006) was used to renovate restaurant-related portions of mortgaged property. The secured subordinate debt bears no interest and requires periodic payments of principal before maturity (25 year loan term) only to the extent that a restaurant operated on the premises generates income in excess of specified thresholds. Subordination agreement executed by junior lender with standstill provisions.

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Representation Number on Annex B-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(29) Defeasance	WPC Self Storage Portfolio (No. 3)	WPC Self Storage Portfolio (26 properties) (310912511)($48,157,500): Variations to defeasance provisions include the following: (A) Borrower shall deliver a certificate at borrower’s option of either (1) Chatham Financial, (2) a regionally or nationally recognized public accounting firm reasonably acceptable to lender, or (3) a third party reputable defeasance advisor reasonably acceptable to Lender certifying that the total defeasance collateral will generate monthly amounts equal or greater than the scheduled defeasance payments; and (B) Borrower shall not be required to deliver a rating agency confirmation; also, Borrower is permitted to designate or establish successor borrower.

(34) Single Purpose Entity	WPC Self Storage Portfolio (No. 3)	Loan documents provide that if Borrower’s assets are included in a consolidated financial statement of its affiliates, Borrower does not have to (i) include notations on such financials to indicate the separateness of Borrower nor does it have to indicate that Borrower’s assets and credit are not available to satisfy the debts and other obligations of such affiliates or any other Person; and (ii) have to list assets on Borrower’s own separate balance sheet.

	Elks Building (No. 53)	Borrower is a Recycled SPE, and the prior owned property is not same as mortgaged property. The prior owned property was an adjacent building that was (i) included in Phase I and (ii) conveyed to sponsor affiliate prior to loan closing. No environmental issues were identified in connection with the prior owned property.

(40) Fee Simple or Leasehold Interests	National Cancer Institute Center (No. 1)	Indemnity Deed of Trust structure in place (MD property) where Borrower is a single member LLC and Guarantor (property owner) is MD LLC with corporate managing member

(45) Grace Periods	WPC Self Storage Portfolio (No. 3)	5-day late charge grace period; however, Borrower is not required to pay late charge (A) with respect to first 2 delinquent payments during any 12 month calendar period, or (B) with respect to first 2 delinquent payments following any change by lender to the Monthly Debt Service Payment Amount following notice of such change. Default interest applies during periods of late charge waiver, however.

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Representation Number on Annex B-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(46) Access Routes	Central Self Storage - Corte Madera (No. 54)	Central Self Storage - Corte Madera (310911613)(6,390,000): Borrower is required to negotiate and record a corrected Reciprocal Easement Agreement to provide legal access benefiting the mortgaged property. Loan is full recourse to guarantors until access defect is cured (aggregate net worth of guarantors is in excess of $100 million). The title insurance company was apprised of the access issue and provided an access endorsement. The REA amendment is currently in process with the adjacent landowner/ lenders.

(49) Terrorism Insurance	64th & Greenway (No. 45)	Fry’s (76% of nra/ 39% of total UW base rent) site is “leased fee”, where tenant constructed improvements and maintains its own insurance. Subject to restoration obligations, casualty proceeds are payable to tenant and/or leasehold mortgagee; also, Fry’s has right to self-insure if it maintains $50 million net worth; No notice regarding self-insurance election received, however; At closing, Fry’s provided certificates of insurance evidencing in-place property (including business interruption and confirmation that co-insurance does not apply) and CGL insurance, but terrorism insurance not included.

	CVS – Victorville (No. 65)	Borrower’s obligations to provide required insurance suspended if single tenant (CVS) either obtains third party coverage required by its lease or elects to self-insure. CVS lease does not require terrorism coverage.

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The Royal Bank of Scotland

Representation Number on Annex B-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(2) Ownership of Mortgage Assets	Commerce Park IV & V (No. 15)	PFG Servicing Corporation Inc. is sub-servicer for the mortgage loan. The loan will be transferred to WFRBS Commercial Mortgage Trust 2012-C6 subject to the terms of the related sub-servicing agreement.

	Summerhill Marketplace (No. 24)	Northmarq Capital, LLC is sub-servicer for the mortgage loan. The loan will be transferred to WFRBS Commercial Mortgage Trust 2012-C6 subject to the terms of the related sub-servicing agreement.

	Buford Plaza (No. 27)	CBRE Capital Markets of Texas, LP is sub-servicer for the mortgage loan. The loan will be transferred to WFRBS Commercial Mortgage Trust 2012-C6 subject to the terms of the related sub-servicing agreement.

(4) Lien; Valid Assignment	Santa Rosa Southside (No. 26)	Retail Opportunity Investments Partnership, LP, a third party REIT, has a right of first offer (ROFO) with respect to any sale or transfer of the related mortgaged property. Based on its own terms, this right is subordinate to the mortgage.

(14) Insurance	All Storage Camp Bowie (No. 29) and All Storage Mesquite (No. 62)	As the mortgaged property is considered ‘legal non-conforming’ as to use, it is possible that the mortgage borrower would not be entitled to rebuild the improvements as a self storage facility following a major casualty. To mitigate this risk (i) the mortgage borrower is required to maintain law and ordinance insurance, and (ii) the mortgage borrower obtained zoning insurance for the entire mortgage loan term (with the full premium paid by the mortgage borrower at the time of the origination of the mortgage loan).

	Whole Foods (No. 12)	The mortgaged property consists of the borrower’s fee simple interest in the façade of the building together with borrower’s occupancy rights under a space lease (such lease, and any and all amendments and modification thereof, the “Space Lease”) and excludes the fee interest and improvements where the property is located. All the statements made under Representation No. 14, construed as if all references therein to “Ground Lease” were instead references to the Space Lease, are true and accurate.

B-2-9

Representation Number on Annex B-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(17) Local Law Compliance	All Storage Camp Bowie (No. 29) and All Storage Mesquite (No. 62)	As the mortgaged property is considered ‘legal non-conforming’ as to use, it is possible that the mortgage borrower would not be entitled to rebuild the improvements as a self storage facility following a major casualty. To mitigate this risk (i) the mortgage borrower is required to maintain law and ordinance insurance, and (ii) the mortgage borrower obtained zoning insurance for the entire mortgage loan term (with the full premium paid by the mortgage borrower at the time of the origination of the mortgage loan).

	Graham Shopping Center (No. 68)	Although the property appears to be in compliance with local laws, the property is subject to a restrictive covenant prohibiting the sale of alcoholic beverages at the property. Notwithstanding such restrictive covenant, a certain tenant has been openly and continuously selling alcoholic beverages at the property in compliance with the requisite permits issued by the Texas Alcoholic Beverage Commission. Such restrictive covenant may be enforced by any third party with standing to bring an enforcement action. If successful, the tenant would be required to stop the sale of alcoholic beverages at the property.

B-2-10

Representation Number on Annex B-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(18) Leasehold Estate Only	Whole Foods (No. 12)

The mortgaged property consists of the borrower’s fee simple interest in the façade of the building together with borrower’s occupancy rights under a space lease (such lease, and any and all amendments and modification thereof, the “Space Lease”) and excludes the land and improvements where the leased premises are located. All the statements made under Representation No. 18, construed as if all references therein to “Ground Lease” were instead references to the Space Lease, are true and accurate, except as otherwise set forth below.

(c) & (i) Borrower’s interest in the Space Lease may not be assigned to an “Incompatible User” (defined as a person whose publicly-stated company policies or whose repeated course of company conduct has been found by any court or governmental agency having jurisdiction thereof to be discriminatory against Gay, Lesbian, Bi-Sexual or Transgender individuals The loan documents provide that the leasehold mortgagee and any successors or assigns thereof, or any person who acquires title to the mortgaged property pursuant to a foreclosure sale or a deed in lieu of foreclosure will not be deemed to be an Incompatible User, provided that such person is a bank, a saving and loan association, an investment bank, an insurance company, a trust company, a commercial credit corporation, a pension plan, a pension fund or pension advisory firm, a mutual fund, a government entity or plan, a securitization trust or an institution substantially similar to any of the foregoing whether acting on its own behalf or as agent or servicer.

(c) & (i) In the event that the lease with Whole Foods is terminated and Whole Foods is no longer the tenant, the second floor of the property may only be used for office purposes in support of the first floor of the property.

B-2-11

Representation Number on Annex B-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(4) Lien; Valid Assignment (5) Assignment of Leases and Rents (23) Other Mortgage Liens	Commerce Park IV & V (No. 15)

The predecessor in interest of the related mortgage borrower entered into a lease demising approximately 300 square foot on the roof of the property for the installation of an antenna and related communications equipment. On May 29, 2009, in exchange for an up-front payment of $118,000, the borrower assigned all of the borrower’s right, title and interest under such lease, including the right to collect future rents and to use and possess the space demised under such lease. The assignee did not assume any of the obligations of the landlord under the lease, which obligations remain with the borrower.

The assignee of the related mortgage borrower granted a mortgage on the rights under the lease to secure a debt of up to $82,000,000 (the “Assignee Mortgage”). The related mortgage borrower is not a party to the Assignee Mortgage and the Assignee Mortgage is not a lien on the related mortgage borrower’s property. As such, the Assignee Mortgage is not a lien on the Mortgage Loan Seller collateral and the title insurance policy to be delivered to the Mortgage Loan Seller does not include the Assignee Mortgage as a title exception. As additional protection, the Mortgage Loan Seller has required a guaranty against any losses incurred as a consequence of (1) the related mortgage borrower entering into the assignment of the rents and landlord interest in the lease to the assignee and (2) the assignee granting the Assignee Mortgage.

(22) Legal Proceedings	Lexington Hotel Portfolio (No. 8)	There is a pending action against the property manager and the sponsor, relating to the management of the parent of the borrower entity.

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LIBERTY ISLAND GROUP I LLC

Representation Number on Annex B-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(2) Ownership of Mortgage Loan	All Liberty Island Mortgage Loans (No. 9, 10, 25, 34, 37, 38 and 50)	Prudential Asset Resources, Inc. is the primary servicer of the Liberty Island Mortgage Loans. The loans will be transferred to the WFRBS Commercial Mortgage Trust 2012-C6 subject to the terms of a primary servicing agreement.

(4) Lien; Valid Assignment	El Mercado Shopping Center (No. 10)	The lease with Wells Fargo Bank, N.A. contains a right of first refusal to purchase that portion of the property leased to Wells Fargo Bank, N.A. Pursuant to the terms of the lease, the right of first refusal is not triggered by the sale of the entire mortgaged property, but rather is triggered by the sale of that portion of the property leased to Wells Fargo Bank, N.A. without the balance of the mortgaged property.

(12) Environmental Conditions	Seven Trees Retail Portfolio (No. 9)	In addition to the environmental condition with respect to a former dry cleaning site identified in a Phase II environmental assessment, for which the lender required an escrow of $500,000 to pay for the estimated maximum remediation cost of $400,000, the environmental consultant identified (i) suspect friable and non-friable asbestos containing materials, (ii) damaged vinyl floor tile and (iii) water damages ceiling tiles at the Seven Trees Retail Portfolio Property. The Seven Trees Retail Portfolio Borrower is required, pursuant to the loan documents, to obtain samples of these materials and, if asbestos is found, enter into an asbestos operations and maintenance program to remove and maintain such asbestos within 150 days of closing.

	301 Wilshire (No. 37)	The Phase I environmental assessment indicated the possibility of a prior dry cleaning facility on or near the property. In lieu of a Phase II environmental assessment, lender required borrower to obtain an environmental insurance policy. The rating of the insurer with respect to the environmental insurance policy is A+, the policy has a loss limit of $5,000,000 (subject to a $50,000 deductible) and a term of ten years starting November 3, 2011, with a three year extension.

B-2-13

Representation Number on Annex B-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(26) Licenses and Permits	Seven Trees Retail Portfolio (No. 9)	Although borrower has provided a representation that certificates of occupancy have been issued with respect to the entire mortgaged property, neither borrower nor the City of San Jose was able to provide copies of a majority of the certificates of occupancy. Pursuant to the terms of the loan documents (i) the borrower covenants to obtain and maintain certificates of occupancy for each tenant at the mortgaged property for which a certificate of occupancy was not provided, if required by lender, (ii) in the event borrower receives notice of any violation of law relating to any certificate of occupancy from a governmental authority and borrower is unable to cure during a certain period of time, a cash flow sweep period is triggered and all excess cash flow is swept into a reserve, and (iii) borrower and guarantors agreed to be liable for costs, expenses and losses sustained by the lender resulting from borrower’s failure to obtain and maintain certificates of occupancy.

	301 Wilshire (No. 37)	A compliance order from the City of Santa Monica, California Building & Safety Division dated May 21, 2007, required a building permit for the installation and repair of the staircase in the upstairs mezzanine of the mortgaged property, which has not been obtained. The loan documents require the borrower to obtain the required permit by May 30, 2012. In addition, borrower and guarantor have agreed to be liable for any losses suffered by the lender if such permit is not obtained.

B-2-14

C-III Commercial Mortgage LLC

Representation Number on Annex B-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(4) Lien; Valid Assignment	LaCarreta (No. 58)	The property is subject to several municipal code violation liens. However, the title policy insures, without exception for same.

(12) Environmental Conditions	Cumberland Place (No. 56)	The Term of the Environmental Policy, based on an endorsement, extends until February 17, 2025, which is less than five (5) years following the maturity date of the subject Mortgage Loan. The maturity date of the subject Mortgage Loan is March 1, 2022. Amount of deductible is not escrowed. The insurer, Steadfast Insurance Company, is a subsidiary of Zurich and was rated A+ by AM Best at the time of policy purchase.

(17) Local Law Compliance	Parrish Portfolio (No. 16)	The use of the White Birch Estates property as a manufactured housing community is a conditional use that requires a conditional use permit, which may not be able to be obtained following a major casualty.

	LaCarreta (No. 58)	The property is subject to several municipal code violation liens. However, the title policy insures, without exception for same.

	Northwest Self Storage (No. 82)	Based solely on the Planning and Zoning Report (the “PZR”) dated February 27, 2012 and listed as PZR Site Number: 59184-1 issued by The Planning & Zoning Resource Corporation, the Mortgaged Property is legally non-conforming in the City of Fort Worth for the use of a self storage facility (mini-warehouse). According to the PZR: “The current use for this property, self storage/mini-warehouses, is not in compliance with the “FR” General Commercial Restricted zoning district, but is a legal non-conforming use. This property cannot be abandoned for more than two years or destroyed more than 75%. If abandoned for more than two years or destroyed more than 75% this property would lose its legal non-conforming use and must follow the “FR” General Commercial Restricted District.”

	Leisure Living MHC (No. 83)	Use as a mobile home park would no longer be legal nonconforming if there was a vacancy of the entire property for more than 24 months.

	Kirkwood MHC (No. 89)	The zoning consultant’s report indicates that the property, a mobile home community, is a non-conforming use with respect to the applicable zoning code. However, law and ordinance insurance was not required, because there are not any permanent structures to insure.

(23) Other Mortgage Liens	All C3CM Mortgage Loans	Because subordinate mortgages are generally prohibited, the costs associated with obtaining lender consent are not expressly addressed in the related loan documents.

B-2-15

Representation Number on Annex B-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(26) Licenses and Permits	LaCarretta (No. 58)	The property is subject to several municipal code violation liens. However, the title policy insures, without exception for same.

B-2-16

Representation Number on Annex B-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(28) Releases of Mortgaged Properties	Crossings at Roswell (No. 55) and Cumberland Place (No. 56)	The subject mortgage loans are cross-collateralized and cross-defaulted with each other. However, the lender must terminate the cross-collateralization and cross-default features (for purposes of this paragraph, the “Severance Event”) upon written request by the related borrowers and upon satisfaction of all of the following conditions: (a) deposit with the lender by one of the related borrowers of the sum of $150,000 to be held by the lender in a non-interest bearing escrow account as additional security for the Crossings at Roswell mortgage loan (the $150,000 deposit will serve as an exclusive reserve for the lease with Direct Buy at the Crossings at Roswell mortgaged property); (b) the tenant Adobe Mexican Grill must be in full occupancy of its demised premises at the Crossings at Roswell mortgaged property on a rent paying basis, must have commenced its business operations at such demised premises, and must have delivered to the lender an estoppel certificate reasonably satisfactory to the lender; (c) the occupancy rate for each of the Crossings at Roswell mortgaged property and the Cumberland Place mortgaged property, as verified by lender, must be equal to or greater than 90% at the time of the Severance Event, excluding from the determination thereof (i) tenants whose leases are for space greater than or equal to 5,000 square feet and whose lease expires within six months from the date of determination, (ii) tenants whose leases are for space less than 5,000 square feet and whose lease expires within three months from the date of determination, and (iii) all tenants who are delinquent 30 days or greater in the payment of rent; (d) no event of default may be continuing under any of the related loan documents; and (e) the related borrowers, the related guarantors and the lender must execute such documents as the lender may reasonably require implementing the terms described above. In addition, if the loan-to-value ratio (determined in accordance with the REMIC rules) of either the Cumberland Place mortgage loan or the Crossings at Roswell mortgage loan, after giving effect to the termination, would exceed 125% as a result of the Severance Event, then a termination of the cross-collateralization and default provisions will not be allowed unless the principal balance of the affected mortgage loan is paid down by a “qualified amount” (within the meaning of Rev. Proc. 2010-30) or the lender receives an opinion of counsel that, if such prepayment requirement is not followed, the Trust will not fail to maintain its status as a REMIC as a result of the Severance Event. Furthermore, each of the subject mortgage loans may be defeased without defeasing any portion of the other subject mortgage loan.

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Representation Number on Annex B-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

	Apple Valley MHC (No. 87)	The related borrower may obtain the release of a vacant parcel in connection with the transfer thereof to a bona fide third party purchaser that is not affiliated with the related borrower; provided that, among other things, the lender receives a Rating Agency Confirmation from each Rating Agency and the borrower, at its option, either deposits with the lender, to be held as additional collateral, 50% of any net proceeds received in connection with the transfer of the parcel to be released or prepays the mortgage loan in an amount equal to 50% of any net proceeds received in connection with the transfer of the parcel to be released, which prepayment is to be accompanied by a Yield Maintenance Charge. The related loan documents provide that if the loan is held by a REMIC and the loan-to-value ratio after the release exceeds 125%, then the subject parcel would not be released unless (i) the principal balance of the loan is paid down consistent with IRS Rev. Proc. 2010-30 or (ii) the lender receives an opinion of counsel that if the foregoing prepayment requirement is not followed, the applicable REMIC will not fail to maintain its status as such as a result of the release of the subject parcel.

(29) Defeasance	Northwest Self Storage (No. 82)	The related loan documents do not require delivery of an opinion to the effect that the defeasance will not cause the Trust to fail to qualify as a REMIC as defined in the REMIC Provisions.

	All C3CM Mortgage Loans except Story Business Center (No. 79)	Rating agency confirmation is required only if the defeasance collateral consists of Non-U.S. Treasury Obligations (as defined in the related loan documents).

(33) Due-on-Sale	All C3CM Mortgage Loans	The following transfers are permitted pursuant to the related loan documents: (i) transfer of a direct or indirect equity interest in the borrower or in any constituent entity of the borrower by devise or descent or by operation of law upon the death of an equity interest owner; and (ii) a sale, transfer or hypothecation of a direct or indirect equity interest in the borrower or in any constituent entity of the borrower to an immediate family member of the transferor (such as parents, spouses, siblings, children or grandchildren) or to a trust for the benefit of such immediate family member. The related loan documents may require that the lender be reasonable in determining whether to grant or withhold its consent to any particular transfer.

(38) Recourse	LaCarreta (No. 58)	In the case of material physical waste, the related loan documents provide for recourse as a result of intentional material physical waste to or of the related mortgaged property by the related borrower or guarantor.

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Representation Number on Annex B-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

	All C3CM Mortgage Loans	In the case of security deposits, the loan documents provide for recourse only for failure to apply such amounts in accordance with the related lease or other agreement.

	All C3CM Mortgage Loans except Story Business Center (No. 79) and Kirkwood MHC (No. 89)	In the case of rents and other income, the loan documents provide for recourse for failure to apply such amounts to the Mortgage Loan after “event of default” rather than “default”

	Story Business Center (No. 79)	In the case of rents and other income, the loan documents provide for recourse for failure to apply such amounts to the Mortgage Loan after any notice of default from lender in the event of any default.

	Kirkwood MHC (No. 89)	In the case of rents and other income, the loan documents provide for recourse for failure to apply such amounts to the Mortgage Loan after any monetary default or a non-monetary default after lender sends the borrower written notice of such non-monetary default.

(42) Operating Statements	All C3CM Mortgage Loans	Operating statements and rent rolls are required to be delivered not less frequently than quarterly (with no reference to annual deliveries).

(49) Terrorism Insurance	All C3CM Mortgage Loans	The related loan documents generally provide for a terrorism insurance coverage cap equal to the amount available at a cost not in excess of two (2) times the all risk premium (without terrorism insurance coverage).

(50) Mortgaged Property Release upon Condemnation	All C3CM Mortgage Loans	The related loan documents provide that if the loan is held by a REMIC and the loan-to-value ratio after the condemnation exceeds 125%, then the net condemnation proceeds would not be released unless (i) the principal balance of the loan is paid down consistent with IRS Rev. Proc. 2010-30 or (ii) the lender receives an opinion of counsel that if the foregoing prepayment requirement is not followed, the applicable REMIC will not fail to maintain its status as such as a result of the release of the property subject to the condemnation.

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Basis Real Estate Capital II, LLC

Representation Number on Annex B-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(4) Lien; Valid Assignment	Sunwest Portfolio (No. 11)	With respect to the mortgaged property identified as “1343 Miner Street”, which secures a portion of the Sunwest Portfolio mortgage loan, the largest tenant Kum N Go has a right of first refusal with respect to any sale or transfer of the related portion of the mortgaged property.

	Rite Aid Monroeville (No. 74)	With respect to the mortgage loan identified as Rite Aid Monroeville, the related single tenant, Rite Aid has a right of first refusal with respect to any sale or transfer of the related mortgaged property but such right by its terms does not apply to a foreclosure or deed in lieu thereof.

(12) Environmental Conditions.	Canton Center Crossing (No. 76)	With respect to the mortgage loan identified as Canton Center Crossing, the Phase I environmental site assessment noted a de minimis historical issue with respect to on-site dry cleaning operation that occupied the related mortgaged property until 1999. The Phase I environmental site assessment concluded that no further investigation was necessary, nonetheless, an environmental insurance policy issued by with a policy limit of $2,000,000, subject to $25,000 deductible, and expiring 30 days after the scheduled mortgage loan maturity date was obtained.

(17) Local Law Compliance	Rite Aid Monroeville (No. 74)	With respect to the mortgage loan identified as Sunwest Portfolio, the following mortgaged properties are legally non-conforming: (1) 1937 Parker Road (2) 3510 Prospect and (3) 712 W. Commercial. With respect to these specific properties, law and ordinance coverage was obtained as part of the related property insurance policy and there is a non-recourse carve-out from the related guarantor for related losses.

	Westfield Ridge Apartments (No. 80)	The mortgaged property with respect to the mortgage loan identified as Westfield Ridge Apartments is considered a legal non-conforming use. To mitigate this risk law and ordinance coverage was obtained as part of the related property insurance policy and there is a non-recourse carve-out from the related guarantor for related losses related to such borrower’s failure to pay any fee or payment to the applicable Governmental Authority necessary to satisfy any open space requirements as required pursuant to Chapter 42 of the City of Houston, Texas, Development Regulations or similar building regulations in effect, as may be amended from time to time.

B-2-20

Representation Number on Annex B-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

(18) Leasehold Estate Only	Sunwest Portfolio (No. 11)

With respect to the mortgage loan identified as Sunwest Portfolio, there are 5 mortgaged properties totaling 113,359 square feet or 18.5% of such mortgage loan’s net rentable square feet, that represent $2,850,000 of the allocated loan proceeds and amortize according to a 10-year amortization schedule (the “Self-Amortizing Properties”).

The related fully extended ground lease expiration dates range from November 30, 2029 to April 30, 2046, for the Self-Amortizing Properties. The ground leases do not grant notice and cure rights to the lender. However, the lender obtained title insurance on the Self-Amortizing Properties, escrowed 2 months of ground rent at closing and the related borrower is required to make monthly ground rent deposits of $9,403. In addition, the appraised value of the related mortgaged properties, excluding the Self-Amortizing Properties, is $23,005,000, which results in an adjusted loan-to-value ratio of 84.8% for the portfolio (assuming an original mortgage loan principal balance of $19.5 million).

(23) Other Mortgage Liens	Holiday Inn Maingate East (No. 19)

With respect to the mortgage loan identified as Holiday Inn Maingate East the mortgagee’s consent is not required for certain financing and/or leasing of personal property provided that, among other things, (i) any such financing and/or leasing is subject to commercially prudent terms, conditions and rates, (ii) the annual aggregate payments (including principal and interest) of such financing and/or leasing for equipment is at all times less than 4% of the outstanding principal balance of the related mortgage loan and (iii) the financing and/or leasing does not create a lien on any mortgaged property other than the equipment financed.

With respect to the mortgage loan identified as Holiday Inn Maingate East the related mortgage loan documents do not impose a cap on the amount of trade payables but trade payables must not be evidenced by a note, must be paid within sixty (60) days of the date incurred, and must be payable to trade creditors and in amounts that are normal and reasonable under the circumstances.

(26) Licenses and Permits.	Sunwest Portfolio (No. 11)	With respect to the mortgage loan identified as Sunwest Portfolio, although the related mortgagor has provided a representation that certificates of occupancy have been issued with respect to the all of the related mortgaged properties, the mortgagor could not obtain provide copies of all certificates of occupancy, therefore the related mortgagor agreed to be liable for costs, expenses and losses sustained by the mortgagee resulting from mortgagor’s failure to obtain and maintain certificates of occupancy.

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Representation Number on Annex B-1	Mortgage Loan Name and Number as Identified on Annex A-1	Description of Exception

	T&M Retail Portfolio (No. 51)	With respect to the mortgage loan identified as T&M Retail Portfolio, the mortgaged property referred to as “Three Bears Supermarket”, the septic system is operating without a permit however an application for a permit has been filed.

(28) Releases of Mortgaged Properties.	Sunwest Portfolio (No. 11 )	With respect to the mortgage loan identified as Sunwest Portfolio, following a lockout period, the related borrower is permitted (and under certain circumstances may be required) to obtain a release of one or more mortgaged properties upon delivery of “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(i) in an amount equal to 125% of the “Partial Release Price” (as defined in the related loan agreement) of the mortgaged property or mortgaged properties to be released and satisfaction of certain legal and underwriting requirements.

(38) Recourse	Holiday Inn Maingate East (No. 19), T&M Retail Portfolio (No. 51), Rite Aid Monroeville (No. 74) and Westfield Ridge Apartments (No. 80)	The provisions contained in the related mortgage loan documents providing for recourse in connection with waste at the related mortgaged properties provide recourse for intentional waste only.

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Annex C

Global Clearance, Settlement and Tax Documentation Procedures

The globally offered WFRBS Commercial Mortgage Pass-Through Certificates, Series 2012-C6, Class A-1, A-2, A-3, A-4, A-S and B certificates, will generally be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement.

Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

As described under “Certain U.S. Federal Income Tax Documentation Requirements” below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock up” or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including April 1, 2012) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by participant’s account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant’s account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including April 1, 2012) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•

borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•

borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Code (a “non-U.S. holder”) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the certificate administrator or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1.	from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2.	from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form); or

3.	from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4.	from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

(a)	if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a “qualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii)	certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(iii)	certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(iv)	providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b)	if the intermediary is not a qualified intermediary (a “nonqualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)	stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii)	certifying that the nonqualified intermediary is not acting for its own account,

(iii)	certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv)	providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5.	from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

•	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

•	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

•	can be treated as an “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

Annex D-1

Form of Trust Advisor Annual Report1

[(Subordinate Control Period)]

Report Date: Report will be delivered annually no later than [INSERT DATE].

Transaction: WFRBS Commercial Mortgage Trust 2012-C6, Commercial Mortgage Pass-Through Certificates, Series 2012-C6

Trust Advisor: Pentalpha Surveillance LLC

Special Servicer: Midland Loan Services, a Division of PNC Bank, National Association

Subordinate Class Representative: [                    ]

I.	Population of Mortgage Loans that Were Considered in Compiling this Report.

[        ] Specially Serviced Mortgage Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.	[ ] of such Specially Serviced Mortgage Loans are still being analyzed by the Special Servicer and/or Subordinate Class Representative as part of the development of an Asset Status Report. This report does not include work activity related to those open cases.

b.	[ ] of such Specially Serviced Mortgage Loans had executed Final Asset Status Reports. This report is based only on the Specially Serviced Mortgage Loans in respect of which a Final Asset Status Report has been issued. The Final Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Trust Advisor has undertaken a limited review of the Special Servicer’s operational activities to service the Specially Serviced Mortgage Loans in accordance with the Servicing Standard. Based on such review, the Trust Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement. In addition, the Trust Advisor notes the following: [PROVIDE SUMMARY OF INFORMATION].

In connection with the assessment set forth in this report:

1.	The Trust Advisor reviewed the Final Asset Status Report that was previously executed by the Special Servicer for the following [ ] Specially Serviced Mortgage Loans: [LIST APPLICABLE SPECIALLY SERVICED MORTGAGE LOANS].

2.	Trust Advisor’s analysis of the Final Asset Status Reports should be considered a limited investigation and background discussion and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit the property or interact with the borrower.

3.	All opinions outlined herein are limited to the Specially Serviced Mortgage Loans of this mortgage loan pool with respect to which Final Asset Reports

[1]	This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Trust Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

D-1-1

have been delivered. Confidentiality and other provisions prohibit the Trust Advisor from using information it is privy to from other assignments in facilitating the activities of this assignment.

4.	As required under the Pooling and Servicing Agreement, the Trust Advisor has undertaken a reasonable review of such additional limited non-privileged information and documentation provided by the Special Servicer prior to the Trust Advisor finalizing its annual assessment.

III.	Specific Items of Review

1.	The Trust Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.	The following is a general discussion of certain concerns raised by the Trust Advisor discussed in this report: [LIST CONCERNS].

3.	In addition to the other information presented herein, the Trust Advisor notes the following additional items: [LIST ADDITIONAL ITEMS].

4.	As required under the Pooling and Servicing Agreement, the Trust Advisor has undertaken a reasonable review of such additional limited non-privileged information and documentation provided by the Special Servicer prior to the Trust Advisor finalizing its annual assessment.

IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.	The Trust Advisor did not participate in, or have access to, the Special Servicer’s and Subordinate Class Representative’s discussion(s) regarding any Specially Serviced Mortgage Loan. The Trust Advisor did not meet with the Special Servicer or the Subordinate Class Representative. As such, the Trust Advisor generally relied upon its review of the information described in Item 1 of Section III above and its interaction with the Special Servicer in gathering the relevant information to generate this report.

2.	The Special Servicer has the legal authority and responsibility to service the Specially Serviced Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Trust Advisor has no responsibility or authority to alter such standards set forth therein.

3.	Confidentiality and other contractual limitations limit the Trust Advisor’s ability to outline the details or substance of certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Trust Advisor is given access to by the Special Servicer.

4.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Mortgage Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Trust Advisor does not participate in discussions regarding such actions. As such, Trust Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.	This report is furnished to the certificate administrator pursuant to the provisions of the Pooling and Servicing Agreement. The delivery of this report shall not be construed to impose any duty on the Trust Advisor to respond to investor questions or inquiries.

D-1-2

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement dated as of April 1, 2012.

D-1-3

Annex D-2

Form of Trust Advisor Annual Report2

[(Collective Consultation Period and Senior Consultation Period)]

Report Date: Report will be delivered annually no later than [INSERT DATE].

Transaction: WFRBS Commercial Mortgage Trust 2012-C6, Commercial Mortgage Pass-Through Certificates, Series 2012-C6

Trust Advisor: Pentalpha Surveillance LLC

Special Servicer: Midland Loan Services, a Division of PNC Bank, National Association

Subordinate Class Representative: [                    ]

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	[ ] Specially Serviced Mortgage Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.	[ ] of those Specially Serviced Mortgage Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

b.	[ ] of such Specially Serviced Mortgage Loans had executed Final Asset Status Reports. The Final Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Trust Advisor has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Mortgage Loans in accordance with the Servicing Standard and the Trust Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement. Based on such review, the Trust Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement. In addition, the Trust Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report, the Trust Advisor:

1.	Reviewed the Asset Status Reports, net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [ ] Specially Serviced Mortgage Loans: [LIST APPLICABLE MORTGAGE LOANS]

2.	[If report is rendered during a Senior Consultation Period, add:] Met with the Special Servicer on [DATE] for the annual meeting. Participants from the Special Servicer included: [IDENTIFY PARTICIPANTS’ NAME AND TITLE]. The Specially Serviced Mortgage Loans (including Asset Status Reports, other relevant accompanying information and any related net present value calculations and Appraisal Reduction Amount calculations) was referenced in the meeting. The discussion focused on the Special Servicer’s execution of its resolution and liquidation procedures in general terms as well as in specific reference to the Specially Serviced Mortgage Loans.

[2]

This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Trust Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

D-2-1

a.	Trust Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Mortgage Loans [[if report is rendered during a Senior Consultation Period:] and meeting with the Special Servicer] should be considered a limited investigation and background discussion and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit the property or interact with the borrower.

b.	Other than general procedural benchmarking, all opinions outlined herein are limited to the Specially Serviced Mortgage Loans of this mortgage loan pool. Confidentiality and other provisions prohibit the Trust Advisor from using information it is privy to from other assignments in facilitating the activities of this assignment.

3.	As required under the Pooling and Servicing Agreement, the Trust Advisor has undertaken a reasonable review of such additional limited non-privileged information and documentation provided by the Special Servicer prior to the Trust Advisor finalizing its annual assessment.

III.	Specific Items of Review

1.	The Trust Advisor reviewed the following items in connection with [[if report is rendered during Senior Consultation Period:] the annual meeting] and the generation of this report: [LIST MATERIAL ITEMS].

2.	During the prior year, the Trust Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Mortgage Loans: [LIST]. The Trust Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The Special Servicer [agreed with/did not agree with] the recommendations made by the Trust Advisor. Such recommendations generally included the following: [LIST].

3.	Appraisal Reduction Amount calculations and net present value calculations:

a.	The Trust Advisor [did/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to the utilization by the special servicer.

b.	The Trust Advisor [does/does not] agree with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

c.	After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/has not been] resolved.

4.	The following is a general discussion of certain concerns raised by the Trust Advisor discussed in this report: [LIST CONCERNS].

D-2-2

5.	In addition to the other information presented herein, the Trust Advisor notes the following additional items: [LIST ADDITIONAL ITEMS].

6.	As required under the Pooling and Servicing Agreement, the Trust Advisor has undertaken a reasonable review of such additional limited non-privileged information and documentation provided by the Special Servicer prior to the Trust Advisor finalizing its annual assessment.

IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.	The Trust Advisor did not participate in, or have access to, the Special Servicer’s and Subordinate Class Representative’s discussion(s) regarding any Specially Serviced Mortgage Loan. The Trust Advisor does not have authority to speak with the Subordinate Class Representative directly. [[If report rendered during Senior Consultation Period:] While the Subordinate Class Representative may have attended the annual meeting,] the Trust Advisor generally did not address issues and questions to the Subordinate Class Representative. As such, the Trust Advisor generally relied upon its interaction with the Special Servicer in gathering the relevant information to generate this report.

2.	The Special Servicer has the legal authority and responsibility to service the Specially Serviced Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Trust Advisor has no responsibility or authority to alter such standards set forth therein.

3.	Confidentiality and other contractual limitations limit the Trust Advisor’s ability to outline the details or substance of [[if report rendered during Senior Consultation Period:] the meeting held between it and the Special Servicer regarding any Specially Serviced Mortgage Loans and] certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Trust Advisor is given access to by the Special Servicer.

4.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Mortgage Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Trust Advisor does not participate in any of those discussions. As such, Trust Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.	This report is furnished to the certificate administrator pursuant to the provisions of the Pooling and Servicing Agreement. The delivery of this report shall not be construed to impose any duty on the Trust Advisor to respond to investor questions or inquiries.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement dated as of April 1, 2012.

D-2-3

Annex E

Form of Distribution Date Statement

	WFRBS Commercial Mortgage Trust 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Commercial Mortgage Pass-Through Certificates	Reports Available Payment Date: Record Date: Determination Date:	www.ctslink.com 05/17/2012 04/30/2012 05/11/2012
Series 2012-C6

DISTRIBUTION DATE STATEMENT

Depositor	Master Servicer	Special Servicer	Trust Advisor

Wells Fargo Commercial Mortgage Securities, Inc. 375 Park Avenue 2nd Floor, J0127-23 New York, NY 10152	Wells Fargo Bank, N.A. 1901 Harrison Street Oakland, CA 94612	Midland Loan Services A Division of PNC Bank, N.A. 10851 Mastin Street, Building 82 Overland Park, KS 66210	Pentalpha Surveillance LLC 375 North French Rd, Suite 100 Amherst, NY 14228

Contact:
Contact: Anthony.Sfarra@wellsfargo.com	REAM_InvestorRelations@WellsFargo.com	Contact: Heather Wagner	Contact: Don Simon
Phone Number: (212) 214-5613	Phone Number:	Phone Number: (913) 253-9570	Phone Number: (203) 660-6100

This report has been compiled from information provided to Wells Fargo Bank, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties. Please visit www.ctslink.com for additional information and special notices. In addition, certificateholders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

E-1	Page 1 of 24

	WFRBS Commercial Mortgage Trust 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Commercial Mortgage Pass-Through Certificates	Reports Available Payment Date: Record Date: Determination Date:	www.ctslink.com 05/17/2012 04/30/2012 05/11/2012
Series 2012-C6

Certificate Distribution Detail

Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

E-2	Page 2 of 24

	WFRBS Commercial Mortgage Trust 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Commercial Mortgage Pass-Through Certificates	Reports Available Payment Date: Record Date: Determination Date:	www.ctslink.com 05/17/2012 04/30/2012 05/11/2012
Series 2012-C6

Certificate Factor Detail

Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount
X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000

E-3	Page 3 of 24

	WFRBS Commercial Mortgage Trust 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Commercial Mortgage Pass-Through Certificates	Reports Available Payment Date: Record Date: Determination Date:	www.ctslink.com 05/17/2012 04/30/2012 05/11/2012
Series 2012-C6

Reconciliation Detail

Principal Reconciliation

	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Certificate Interest Reconciliation

Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

E-4	Page 4 of 24

	WFRBS Commercial Mortgage Trust 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Commercial Mortgage Pass-Through Certificates	Reports Available Payment Date: Record Date: Determination Date:	www.ctslink.com 05/17/2012 04/30/2012 05/11/2012
Series 2012-C6

Other Required Information

Available Distribution Amount (1)	0.00

Master Servicing Fee Summary

Current Period Accrued Master Servicing Fees	0.00
Less Delinquent Master Servicing Fees	0.00
Less Reductions to Master Servicing Fees	0.00
Plus Master Servicing Fees for Delinquent Payments Received	0.00
Plus Adjustments for Prior Master Servicing Calculation	0.00
Total Master Servicing Fees Collected	0.00

(1)	The Available Distribution Amount includes any Prepayment Premiums.

Appraisal Reduction Amount

Loan Number	Appraisal Reduction Effected	Cumulative ASER Amount	Most Recent App. Red. Date

Total

E-5	Page 5 of 24

	WFRBS Commercial Mortgage Trust 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Commercial Mortgage Pass-Through Certificates	Reports Available Payment Date: Record Date: Determination Date:	www.ctslink.com 05/17/2012 04/30/2012 05/11/2012
Series 2012-C6

Cash Reconciliation Detail

Total Funds Collected
Interest:
Interest paid or advanced	0.00
Interest reductions due to Non-Recoverability Determinations	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
Net Prepayment Interest Shortfall	0.00
Net Prepayment Interest Excess	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00

Total Interest Collected		0.00

Principal:
Scheduled Principal	0.00
Unscheduled Principal	0.00
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00
Excess of Prior Principal Amounts paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected		0.00

Other:
Prepayment Penalties/Yield Maintenance	0.00
Repayment Fees	0.00
Borrower Option Extension Fees	0.00
Equity Payments Received	0.00
Net Swap Counterparty Payments Received	0.00

Total Other Collected		0.00

Total Funds Collected		0.00

Total Funds Distributed
Fees:
Master Servicing Fee	0.00
Trustee Fee	0.00
Certificate Administration Fee	0.00
Insurer Fee	0.00
Miscellaneous Fee	0.00

Total Fees		0.00
Additional Trust Fund Expenses:

Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fee	0.00
Rating Agency Expenses	0.00
Attorney Fees & Expenses	0.00
Bankruptcy Expense	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Other Expenses	0.00

Total Additional Trust Fund Expenses		0.00

Interest Reserve Deposit		0.00

Payments to Certificateholders & Others:
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties/Yield Maintenance	0.00
Borrower Option Extension Fees	0.00
Equity Payments Paid	0.00
Net Swap Counterparty Payments Paid	0.00

Total Payments to Certificateholders & Others		0.00

Total Funds Distributed		0.00

E-6	Page 6 of 24

	WFRBS Commercial Mortgage Trust 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Commercial Mortgage Pass-Through Certificates	Reports Available Payment Date: Record Date: Determination Date:	www.ctslink.com 05/17/2012 04/30/2012 05/11/2012
Series 2012-C6

Current Mortgage Loan and Property Stratification Tables

Aggregate Pool

Scheduled Balance

Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

Debt Yield Ratio (4)

Debt Yield Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

See footnotes on last page of this section.

State (3)

State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

E-7	Page 7 of 24

	WFRBS Commercial Mortgage Trust 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Commercial Mortgage Pass-Through Certificates	Reports Available Payment Date: Record Date: Determination Date:	www.ctslink.com 05/17/2012 04/30/2012 05/11/2012
Series 2012-C6

Current Mortgage Loan and Property Stratification Tables

Aggregate Pool

Debt Service Coverage Ratio

Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

Note Rate

Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

Property Type (3)

Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

Seasoning

Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

See footnotes on last page of this section.

E-8	Page 8 of 24

	WFRBS Commercial Mortgage Trust 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Commercial Mortgage Pass-Through Certificates	Reports Available Payment Date: Record Date: Determination Date:	www.ctslink.com 05/17/2012 04/30/2012 05/11/2012
Series 2012-C6

Current Mortgage Loan and Property Stratification Tables

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)

Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

Remaining Amortization Term (ARD and Balloon Loans)

Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

Remaining Stated Term (Fully Amortizing Loans)

Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

Age of Most Recent NOI

Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.
(4)	Debt Yield Ratios are calculated using the ending scheduled loan balance and the most recent available NOI as provided by the Servicer.

E-9	Page 9 of 24

	WFRBS Commercial Mortgage Trust 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Commercial Mortgage Pass-Through Certificates	Reports Available Payment Date: Record Date: Determination Date:	www.ctslink.com 05/17/2012 04/30/2012 05/11/2012
Series 2012-C6

Mortgage Loan Detail

Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of Foreclosure	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO	11	-	Full Payoff	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	12	-	Reps and Warranties	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return to Master Servicer	13	-	Other or TBD	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale							5	-	Temporary Rate Reduction
MH	-	Mobile Home Park

E-10	Page 10 of 24

	WFRBS Commercial Mortgage Trust 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Commercial Mortgage Pass-Through Certificates	Reports Available Payment Date: Record Date: Determination Date:	www.ctslink.com 05/17/2012 04/30/2012 05/11/2012
Series 2012-C6

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

E-11	Page 11 of 24

	WFRBS Commercial Mortgage Trust 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Commercial Mortgage Pass-Through Certificates	Reports Available Payment Date: Record Date: Determination Date:	www.ctslink.com 05/17/2012 04/30/2012 05/11/2012
Series 2012-C6

Principal Prepayment Detail

		Offering Document	Principal Prepayment Amount		Prepayment Penalties
Loan Number	Loan Group	Cross-Reference	Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

E-12	Page 12 of 24

	WFRBS Commercial Mortgage Trust 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Commercial Mortgage Pass-Through Certificates	Reports Available Payment Date: Record Date: Determination Date:	www.ctslink.com 05/17/2012 04/30/2012 05/11/2012
Series 2012-C6

Historical Detail

Delinquencies							Prepayments		Rate and Maturities
Distribution Date	30-59 Days # Balance	60-89 Days # Balance	90 Days or More # Balance	Foreclosure # Balance	REO # Balance	Modifications # Balance	Curtailments # Balance	Payoff # Balance	Next Weighted Avg. Coupon Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

E-13	Page 13 of 24

	WFRBS Commercial Mortgage Trust 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Commercial Mortgage Pass-Through Certificates	Reports Available Payment Date: Record Date: Determination Date:	www.ctslink.com 05/17/2012 04/30/2012 05/11/2012
Series 2012-C6

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

(1) Status of Mortgage Loan									(2) Resolution Strategy Code

A	-	Payment Not Received But Still in Grace Period Or Not Yet Due	0	-	Current	4	-	Assumed Scheduled Payment (Performing Matured Balloon)	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of Foreclosure
B	-	Late Payment But Less Than 1 Month Delinquent	1	-	One Month Delinquent	5	-	Non Performing Matured Balloon	2	-	Foreclosure	7	-	REO	11	-	Full Payoff
			2	-	Two Months Delinquent				3	-	Bankruptcy	8	-	Resolved	12	-	Reps and Warranties
			3	-	Three or More Months Delinquent				4	-	Extension	9	-	Pending Return to Master Servicer	13	-	Other or TBD
									5	-	Note Sale

**	Outstanding P & I Advances include the current period advance.

E-14	Page 14 of 24

	WFRBS Commercial Mortgage Trust 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Commercial Mortgage Pass-Through Certificates	Reports Available Payment Date: Record Date: Determination Date:	www.ctslink.com 05/17/2012 04/30/2012 05/11/2012
Series 2012-C6

Specially Serviced Loan Detail - Part 1

Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code									(2) Property Type Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of Foreclosure	MF	-	Multi-Family	OF	-	Office

2	-	Foreclosure	7	-	REO	11	-	Full Payoff	RT	-	Retail	MU	-	Mixed use
3	-	Bankruptcy	8	-	Resolved	12	-	Reps and Warranties	HC	-	Health Care	LO	-	Lodging
4	-	Extension	9	-	Pending Return to Master Servicer	13	-	Other or TBD	IN	-	Industrial	SS	-	Self Storage

5	-	Note Sale							WH	-	Warehouse	OT	-	Other
									MH	-	Mobile Home Park

E-15	Page 15 of 24

	WFRBS Commercial Mortgage Trust 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Commercial Mortgage Pass-Through Certificates	Reports Available Payment Date: Record Date: Determination Date:	www.ctslink.com 05/17/2012 04/30/2012 05/11/2012
Series 2012-C6

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return to Master Servicer	12	-	Reps and Warranties
5	-	Note Sale				13	-	Other or TBD

E-16	Page 16 of 24

	WFRBS Commercial Mortgage Trust 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Commercial Mortgage Pass-Through Certificates	Reports Available Payment Date: Record Date: Determination Date:	www.ctslink.com 05/17/2012 04/30/2012 05/11/2012
Series 2012-C6

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

E-17	Page 17 of 24

	WFRBS Commercial Mortgage Trust 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Commercial Mortgage Pass-Through Certificates	Reports Available Payment Date: Record Date: Determination Date:	www.ctslink.com 05/17/2012 04/30/2012 05/11/2012
Series 2012-C6

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

E-18	Page 18 of 24

	WFRBS Commercial Mortgage Trust 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Commercial Mortgage Pass-Through Certificates	Reports Available Payment Date: Record Date: Determination Date:	www.ctslink.com 05/17/2012 04/30/2012 05/11/2012
Series 2012-C6

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total

Cumulative Total

*	Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

E-19	Page 19 of 24

	WFRBS Commercial Mortgage Trust 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Commercial Mortgage Pass-Through Certificates	Reports Available Payment Date: Record Date: Determination Date:	www.ctslink.com 05/17/2012 04/30/2012 05/11/2012
Series 2012-C6

Historical Bond/Collateral Loss Reconciliation Detail

Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

E-20	Page 20 of 24

	WFRBS Commercial Mortgage Trust 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Commercial Mortgage Pass-Through Certificates	Reports Available Payment Date: Record Date: Determination Date:	www.ctslink.com 05/17/2012 04/30/2012 05/11/2012
Series 2012-C6

Interest Shortfall Reconciliation Detail - Part 1

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees			ASER	(PPIS) Excess	Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out

Totals

E-21	Page 21 of 24

	WFRBS Commercial Mortgage Trust 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Commercial Mortgage Pass-Through Certificates	Reports Available Payment Date: Record Date: Determination Date:	www.ctslink.com 05/17/2012 04/30/2012 05/11/2012
Series 2012-C6

Interest Shortfall Reconciliation Detail - Part 2

Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds	Comments
			Current Month	Left to Reimburse Master Servicer

Totals

Interest Shortfall Reconciliation Detail Part 2 Total				0.00

Interest Shortfall Reconciliation Detail Part 1 Total				0.00

Total Interest Shortfall Allocated to Trust				0.00

E-22	Page 22 of 24

	WFRBS Commercial Mortgage Trust 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Commercial Mortgage Pass-Through Certificates	Reports Available Payment Date: Record Date: Determination Date:	www.ctslink.com 05/17/2012 04/30/2012 05/11/2012
Series 2012-C6

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

E-23	Page 23 of 24

	WFRBS Commercial Mortgage Trust 2012-C6	For Additional Information please contact CTSLink Customer Service 1-866-846-4526

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	Commercial Mortgage Pass-Through Certificates	Reports Available Payment Date: Record Date: Determination Date:	www.ctslink.com 05/17/2012 04/30/2012 05/11/2012
Series 2012-C6

Supplemental Reporting

E-24	Page 24 of 24

PROSPECTUS

Commercial Mortgage Pass-Through Certificates

(Issuable in Series)

Wells Fargo Commercial Mortgage Securities, Inc. Depositor

Wells Fargo Commercial Mortgage Securities, Inc. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

Neither the certificates nor any assets in the related issuing entity will be obligations of, or be guaranteed by, the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any person, unless otherwise provided in the accompanying prospectus supplement.

The primary assets of the trust fund may include:

•	multifamily and commercial mortgage loans;

•	mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, and other mortgage-backed securities;

•	direct obligations of the United States or other government agencies; or

•	a combination of the assets described above.

Investing in the offered certificates involves risks. You should review the information appearing under the caption “Risk Factors” on page 8 and in the accompanying prospectus supplement before purchasing any offered certificate.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus or the accompanying prospectus supplement is accurate or complete. Any representation to the contrary is unlawful.

November 1, 2011

i

LEGAL INVESTMENT	126

METHOD OF DISTRIBUTION	127

LEGAL MATTERS	128

FINANCIAL INFORMATION	128

RATINGS	128

GLOSSARY	129

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

•	this prospectus, which provides general information, some of which may not apply to your series of certificates; and

•	the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

If the description of your certificates in the accompanying prospectus supplement differs from the related description in this prospectus, you should rely on the information in the accompanying prospectus supplement.

Some capitalized terms used in this prospectus are defined in the Glossary beginning on page 129 in this prospectus.

In this prospectus, the terms “depositor”, “we”, “us” and “our” refer to Wells Fargo Commercial Mortgage Securities, Inc.

Until 90 days after the date of each prospectus supplement, all dealers effecting transactions in the offered certificates covered by that prospectus supplement, whether or not participating in the distribution thereof, may be required to deliver such prospectus supplement and this prospectus. This is in addition to the obligation of dealers to deliver a prospectus and prospectus supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on any information or representations contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction in which such offer would be unlawful.

v

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the accompanying prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than Annual Reports on Form 10-K), that relate specifically to the related series of certificates. The depositor will provide, or cause to be provided, without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 301 South College Street, Charlotte, North Carolina 28288-0166, Attention: Secretary, or by telephone at 704-715-6133.

The depositor filed a registration statement (the “Registration Statement”) relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

WHERE YOU CAN FIND MORE INFORMATION

Copies of the Registration Statement and other filed materials, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K and any amendments for these reports, may be read and copied at the Public Reference Room of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system. The depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission’s website. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

If so specified in the accompanying prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and 8-K will be made available on the applicable trustee’s or other identified party’s website.

SUMMARY OF PROSPECTUS

The following summary is a brief description of the main terms of the offered certificates. For this reason, the summary does not contain all the information that may be important to you. You will find a detailed description of the terms of the offered certificates following this summary and in the accompanying prospectus supplement.

The Trust Assets	Each series of certificates will represent the entire beneficial ownership interest in a trust fund consisting primarily of any of the following:

• mortgage assets;

• collection accounts;

• forms of credit support;

• cash flow agreements; and

• amounts on deposit in a pre-funding account.

The Mortgage Assets	The mortgage assets with respect to each series of certificates may consist of any of the following:

• multifamily and commercial mortgage loans;

• commercial mortgage-backed securities;

• direct obligations of the United States or other government agencies; and

• a combination of the assets described above.

The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or other person. The mortgage loans will be primarily secured by first or junior liens on, or security interests in fee simple, leasehold or a similar interest in, any of the following types of properties:

• residential properties consisting of five or more rental or cooperatively owned dwelling units;

• shopping centers;

• retail buildings or centers;

• hotels, motels and other hospitality properties;

• office buildings;

• nursing homes, assisted living facilities and similar properties;

• hospitals or other healthcare related facilities;

• industrial properties;

• owner-occupied commercial properties;

•        warehouse, mini-warehouse, cold storage, or self storage facilities;

•        recreational vehicle and mobile home parks;

•        manufactured housing communities;

•        parking lots;

•        commercial properties occupied by one or more tenants;

•        entertainment or sports arenas;

•        restaurants;

•        marinas;

•        mixed use properties;

•        movie theaters;

•        amusement and theme parks;

•        destination resorts, golf courses and similar properties;

•        educational centers;

•        casinos;

•        bank branches; and

•        unimproved land.

Some or all of the mortgage loans may also be secured by an assignment of one or more leases of all or a portion of the related mortgaged properties. A significant or the sole source of payments on certain mortgage loans will be the rental payments due under the related leases.

However, some of the mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent 10% or more of the related mortgage asset pool, by balance.

A mortgage loan may have an interest rate that has any of the following features:

•        is fixed over its term;

•        adjusts from time to time;

•        is partially fixed and partially floating;

•        is floating based on one or more formulae or indices;

•        may be converted from a floating to a fixed interest rate;

• may be converted from a fixed to a floating interest rate; or

• interest is not paid currently but is accrued and added to the principal balance.

A mortgage loan may provide for any of the following:

• scheduled payments to maturity;

• payments that adjust from time to time;

• negative amortization or accelerated amortization;

• full amortization or require a balloon payment due on its stated maturity date;

• prohibitions on prepayment;

• releases or substitutions of collateral, including defeasance thereof with direct obligations of the United States; and

• payment of a premium or a yield maintenance penalty in connection with a principal prepayment.

Unless otherwise described in the accompanying prospectus supplement for a series of certificates:

• the mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico;

• all mortgage loans will have original terms to maturity of not more than 40 years;

• all mortgage loans will have individual principal balances at origination of not less than $100,000;

• all mortgage loans will have been originated by persons other than the depositor; and

• all mortgage assets will have been purchased, either directly or indirectly, by the depositor on or before the date of initial issuance of the related series of certificates.

Any commercial mortgage-backed securities included in a trust fund will evidence ownership interests in or be secured by mortgage loans similar to those described above and other mortgage-backed securities. Some commercial mortgage- backed securities included in a trust fund may be guaranteed or insured by an affiliate of the depositor, Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac or any other person specified in the accompanying prospectus supplement.

Collection Accounts	Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders. All payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited into those accounts. A collection account may be maintained as an interest bearing or a non-interest bearing account, and funds may be held as cash or reinvested.

Credit Support	The following types of credit support may be used to enhance the likelihood of distributions on certain classes of certificates:

• subordination of one or more classes of certificates;

• over-collateralization;

• letters of credit;

• insurance policies;

• bonds;

• repurchase obligations;

• guarantees;

• reserve funds; and/or

• a combination of any of the above.

Cash Flow Agreements	Cash flow agreements are used to reduce the effects of interest rate or currency exchange rate fluctuations on the underlying mortgage assets or on one or more classes of certificates and increase the likelihood of timely distributions on the certificates or such classes of certificates, as the case may be. The trust fund may include any of the following types of cash flow agreements:

• guaranteed investment contracts;

• interest rate swap or exchange contracts;

• interest rate cap or floor agreements;

• currency exchange agreements; and/or

• yield supplement agreements.

Pre-Funding Account; Capitalized Interest Account	A trust fund may use monies deposited into a pre-funding account to acquire additional mortgage assets following a closing date for the related series of certificates. The amount on deposit in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the cut-off date on which the ownership of the mortgage loans and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement. The depositor will select any additional mortgage assets using criteria that is substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date.

If provided in the accompanying prospectus supplement, a trust fund also may include amounts on deposit in a separate capitalized interest account. The depositor may use amounts on deposit in a capitalized interest account to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement.

Amounts on deposit in any pre-funding account or any capitalized interest account will be held in cash or invested in short-term investment grade obligations. Amounts remaining on deposit in any pre-funding account and any capitalized interest account after the end of the related pre-funding period will be distributed to certificateholders as described in the accompanying prospectus supplement.

Description of Certificates	Each series of certificates will include one or more classes. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in the related trust fund. The offered certificates are the classes of certificates being offered to you pursuant to the accompanying prospectus supplement. The non-offered certificates are the classes of certificates not being offered to you pursuant to the accompanying prospectus supplement. Information on the non-offered certificates included herein or in any accompanying prospectus supplement is being provided solely to assist you in your understanding of the offered certificates.

Distributions on Certificates	The certificates may provide for different methods of distributions to specific classes. Any class of certificates may:

• provide for the accrual of interest thereon based on fixed, variable or floating rates;

• be senior or subordinate to one or more other classes of certificates with respect to interest or principal distribution and the allocation of losses on the assets of the trust fund;

• be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

• be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

• provide for distributions of principal or accrued interest only after the occurrence of certain events, such as the retirement of one or more other classes of certificates;

• provide for distributions of principal to be made at a rate that is faster or slower than the rate at which payments are received on the mortgage assets in the related trust fund;

• provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and

• provide for distributions based on a combination of any of the above features.

Interest on each class of offered certificates of each series will accrue at the applicable pass-through rate on the outstanding principal balance or notional amount. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and the accompanying prospectus supplement.

The principal balance of a certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. Unless otherwise specified in the accompanying prospectus supplement, distributions of principal will be made on each distribution date to the class or classes of certificates entitled thereto until the principal balance of such certificates is reduced to zero. Distributions of principal to any class of certificates will be made on a pro rata basis among all of the certificates of such class.

Advances	A servicer may be obligated as part of its servicing responsibilities to make certain advances with respect to delinquent scheduled payments and property related expenses which it deems recoverable. The trust fund may be charged interest for any advance. We will not have any responsibility to make such advances. One of our affiliates may have the responsibility to make such advances, but only if that affiliate is acting as a master servicer or trustee for the related series of certificates.

Termination	A series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund.

Registration of Certificates	One or more classes of the offered certificates may be initially represented by one or more certificates registered in the name of Cede & Co. as the nominee of The Depository Trust Company. If your offered certificates are so registered, you will not be entitled to receive a definitive certificate representing your interest except in the event that physical certificates are issued under the limited circumstances described in this prospectus and the accompanying prospectus supplement.

Tax Status of the Certificates	The certificates of each series will constitute either:

• “regular interests” or “residual interests” in a trust fund treated as a “real estate mortgage investment conduit” under the Internal Revenue Code of 1986, as amended;

• interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986, as amended; or

• any combination of any of the above features.

ERISA Considerations	If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or any materially similar federal, state or local law, or any person who proposes to use “plan assets” of any of these plans to acquire any offered certificates, you should carefully review with your legal counsel whether the purchase or holding of any offered certificates could give rise to transactions not permitted under these laws. The accompanying prospectus supplement will specify if investment in some certificates may require a representation that the investor is not (or is not investing on behalf of) a plan or similar arrangement or if other restrictions apply.

Legal Investment	The accompanying prospectus supplement will specify whether the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See “Legal Investment” herein.

RISK FACTORS

You should consider the following risk factors, in addition to the risk factors in the accompanying prospectus supplement, in deciding whether to purchase any of the offered certificates. The risks and uncertainties described below, together with those described in the accompanying prospectus supplement under “Risk Factors”, summarize the material risks relating to your certificates. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any CMBS included in a trust fund.

Your Ability to Resell Certificates May Be Limited Because of Their Characteristics

You may not be able to resell your certificates and the value of your certificates may be less than you anticipated for a variety of reasons including:

•	a secondary market for your certificates may not develop;

•	interest rate fluctuations;

•	the absence of redemption rights; and

•	the limited sources of information about the certificates other than that provided in this prospectus, the accompanying prospectus supplement and the monthly report to certificateholders.

The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates

Unless otherwise specified in the accompanying prospectus supplement, neither the offered certificates of any series nor the mortgage assets in the related trust fund will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person. No offered certificate of any series will represent a claim against or security interest in the trust fund for any other series. Accordingly, if the related trust fund has insufficient assets to make payments on the certificates, there will be no other assets available for payment of the deficiency.

Additionally, the certificate administrator, trustee, master servicer, special servicer or other specified person may under certain circumstances withdraw some amounts on deposit in certain funds or accounts constituting part of a trust fund, including the collection account and any accounts maintained as credit support, as described in the accompanying prospectus supplement. The certificate administrator, trustee, master servicer, special servicer or other specified person may have the authority to make these withdrawals for purposes other than the payment of principal of or interest on the related series of certificates.

The accompanying prospectus supplement for a series of certificates may provide for one or more classes of certificates that are subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates. On any distribution date in which the related trust fund has incurred losses or shortfalls in collections on the mortgage assets, the subordinate certificates initially will bear the amount of such losses or shortfalls and, thereafter, the remaining classes of certificates will bear the remaining amount of such losses or shortfalls. The priority, manner and limitations on the allocation of losses and shortfalls will be specified in the accompanying prospectus supplement.

Prepayments and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield

Prepayments (including those caused by defaults on the mortgage loans and repurchases for breach of representation or warranty) on the mortgage loans in a trust fund generally will result in a faster rate of principal payments on one or more classes of the related certificates than if payments on such mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage assets may affect the average life of each class of related certificates. The rate of principal payments on mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.

We cannot provide any assurance as to the rate of prepayments on the mortgage loans in any trust fund or that such rate will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates could occur significantly earlier or later than you expected.

The rate of voluntary prepayments will also be affected by:

•	the voluntary prepayment terms of the mortgage loan, including prepayment lock-out periods and prepayment premiums;

•	then-current interest rates being charged on similar mortgage loans; and

•	the availability of mortgage credit.

A series of certificates may include one or more classes of certificates with entitlements to payments prior to other classes of certificates. As a result, yields on classes of certificates with a more senior priority of payment, including classes of offered certificates, of such series may be more sensitive to prepayments on mortgage assets. A series of certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on mortgage assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, a holder might, in some prepayment scenarios, fail to recoup its original investment.

If a mortgage loan is in default, it may not be possible to collect a prepayment premium. No person will be required to pay any premium if a mortgage loan is repurchased for a breach of representation or warranty.

The yield on your certificates may be less than anticipated because:

•	the prepayment premium or yield maintenance required under certain prepayment scenarios may not be enforceable in some states or under federal bankruptcy laws; and

•	some courts may consider the prepayment premium to be usurious.

Loans Not Insured or Guaranteed

Generally, the mortgage assets included in the trust fund will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the sponsor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the trustee the certificate administrator, the trust advisor or any of their respective affiliates.

However, in certain circumstances a mortgage loan seller will be obligated to repurchase or substitute a mortgage loan sold by it if:

•

there is a defect or omission with respect to certain of the documents relating to such mortgage loan, and such defect or omission materially and adversely affects the value of a mortgage loan or the interests of certificateholders therein (or has such other effect specified in the related prospectus supplement); or

•

certain of their respective representations or warranties concerning such mortgage loan are breached, and such defect or breach materially and adversely affects the value of such mortgage loan or the interests of the certificateholders therein (or has such other effect specified in the related prospectus supplement) and is not cured as required.

We cannot provide assurance that the applicable mortgage loan seller will be in a financial position to make such a repurchase or substitution.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss

A series of certificates may be subject to optional early termination by means of the repurchase of the mortgage assets in the related trust fund. We cannot assure you that the proceeds from a sale of the mortgage assets will be sufficient to distribute the outstanding principal balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of such certificates may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment.

Book-Entry Registration May Hinder the Exercise of Investor Remedies

Each series of certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in the name of an individual investor. As a result, investors will not be recognized as a certificateholder, or holder of record of their certificates. As a consequence, investors may experience difficulties in identifying or communicating with other investors in the certificates for the purpose of exercising remedies, taking collective action or otherwise.

Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment

The accompanying prospectus supplement will disclose when we are using a pre-funding account to purchase additional mortgage assets in connection with the issuance of certificates. Amounts on deposit in a pre-funding account that are not used to acquire additional mortgage assets by the end of the pre-funding period for a series of certificates may be distributed to holders of those certificates as a prepayment of principal, which may materially and adversely affect the yield on those certificates.

Additional Compensation and Certain Reimbursements to the Servicer Will Affect Your Right to Receive Distributions

To the extent described in the accompanying prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances and unreimbursed servicing expenses. The right of the master servicer, the special servicer or the trustee to receive such payments of interest is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in additional trust fund expenses being allocated to the offered certificates that would not have resulted absent the accrual of such certificates that would not have resulted absent the accrual of such interest. In addition, the special servicer will receive a fee with respect to each specially serviced mortgage loan and any collections thereon, including specially serviced mortgage loans which have been returned to performing status. This will result in shortfalls which may be allocated to the offered certificates.

Additional Mortgage Assets Acquired in Connection with the Use of a Pre-Funding Account May Change the Aggregate Characteristics of a Trust Fund

Any additional mortgage assets acquired by a trust fund with funds in a pre-funding account may possess substantially different characteristics than the mortgage assets in the trust fund on the closing date for a series of certificates. Therefore, the aggregate characteristics of a trust fund following the pre-funding period may be substantially different than the characteristics of a trust fund on the closing date for that series of certificates.

Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans

The value of a mortgage loan secured by a multifamily or commercial property is directly related to the net operating income derived from that property because the ability of a borrower to repay a loan secured by an income-producing property typically depends primarily upon the successful operation of that property rather than upon the existence of independent income or assets of the borrower. The reduction in the net operating income of the property may impair the borrower’s ability to repay the loan.

Many of the mortgage loans included in a trust fund may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Future Cash Flow and Property Values Are Not Predictable

A number of factors, many beyond the control of the property owner, may affect the ability of an income producing real estate project to generate sufficient net operating income to pay debt service and/or to maintain its value. Among these factors are:

•	economic conditions generally and in the area of the project;

•	the age, quality, functionality and design of the project;

•	the degree to which the project competes with other projects in the area;

•	changes or continued weakness in specific industry segments;

•	increases in operating costs;

•	the willingness and ability of the owner to provide capable property management and maintenance;

•

the degree to which the project’s revenue is dependent upon a single tenant or user, a small group of tenants, tenants concentrated in a particular business or industry and the competition to any such tenants;

•	an increase in the capital expenditures needed to maintain the properties or make improvements;

•	a decline in the financial condition of a major tenant;

•	the location of a mortgaged property;

•	whether a mortgaged property can be easily converted (or converted at all) to alternative uses;

•	an increase in vacancy rates;

•	perceptions regarding the safety, convenience and attractiveness of such properties;

•	vulnerability to litigation by tenants and patrons; and

•	environmental contamination.

Many of the mortgaged properties securing mortgage loans included in the trust fund have leases that expire or may be subject to tenant termination rights prior to the maturity date of the related mortgage loan. Certain of such mortgage loans may be leased entirely to a single tenant.

If leases are not renewed or replaced, if tenants default, if rental rates fall and/or if operating expenses increase, the borrower’s ability to repay the mortgage loan may be impaired and the resale value of the mortgaged property, which is substantially dependent upon the mortgaged property’s ability to generate income, may decline.

Even if borrowers successfully renew leases or relet vacated space, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, can exceed the amount of any reserves maintained for that purpose and reduce cash from the mortgaged properties. Although some of the mortgage loans included in the trust fund related to a particular series of certificates require the borrower to maintain escrows for leasing expenses, there is no guarantee that these reserves will be sufficient. In addition, there are other factors, including changes in zoning or tax laws, restrictive covenants, tenant exclusives and rights of first refusal to lease or purchase, the availability of credit for refinancing and changes in interest rate levels that may adversely affect the value of a project (and/or the borrower’s ability to sell or refinance) without necessarily affecting the ability to generate current income. In addition, certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who may have certain rights to cancel their leases or reduce the rent payable with respect to such leases at any time for, among other reasons, lack of appropriations.

Other factors are more general in nature, such as:

•	national, regional or local economic conditions (including plant and military installation closings, industry slowdowns and unemployment rates);

•	local real estate conditions (such as an oversupply of retail space, office space or multifamily housing);

•	demographic factors;

•	consumer confidence;

•	consumer tastes and preferences; and

•	changes in building codes and other applicable laws.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

•	the length of tenant leases;

•	the creditworthiness of tenants;

•	in the case of rental properties, the rate at which new rentals occur;

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the property’s “operating leverage” (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues and the level of capital expenditures required to maintain the mortgaged property and to retain or replace tenants); and

•	a decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of mortgaged properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

Nonrecourse Loans Limit the Remedies Available Following a Mortgagor Default

The mortgage assets will not be an obligation of, or be insured or guaranteed by, any governmental entity, by any private mortgage insurer, or by the depositor, the mortgage loan sellers, the originators, the master servicer, the special servicer, the trustee, the certificate administrator, or the trust advisor or any of their respective affiliates.

Each mortgage loan included in a trust fund generally will be a nonrecourse loan. If there is a default (other than a default resulting from voluntary bankruptcy, fraud or willful misconduct) there will generally only be recourse against the specific mortgaged properties and other assets that have been pledged to secure such mortgage loan. Even if a mortgage loan provides for recourse to a mortgagor or its affiliates, it is unlikely the trust fund ultimately could recover any amounts not covered by the mortgaged property.

Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment

On September 11, 2001, the United States was subjected to multiple terrorist attacks which resulted in considerable uncertainty in the world financial markets. The full impact of these events is not yet known but could include, among other things, increased volatility in the price of securities including your certificates. The terrorist attacks may also adversely affect the revenues or costs of operation of the mortgaged properties. The terrorist attacks on the World Trade Center and the Pentagon suggest an increased likelihood that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for security and insurance premiums, particularly for large mortgaged properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected. See “—Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses” in this prospectus.

Terrorist attacks in the United States, incidents of terrorism occurring outside the United States and military conflicts may significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. Any decrease in air travel may have a negative effect on certain of the mortgaged properties, including hotel mortgaged properties and those mortgaged properties located in tourist areas, which could reduce the ability of such mortgaged properties to generate cash flow.

It is uncertain what continued effect armed conflicts involving the United States, including the recent war between the United States and Iraq, continued military operations in Afghanistan or any future conflict with any other country, will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflicts of any kind could have an adverse effect on the mortgaged properties.

Accordingly, these disruptions, uncertainties and costs could materially and adversely affect an investor’s investment in the certificates.

Risks Associated with Commercial Lending May Be Different Than for Residential Lending

Commercial and multifamily lending is generally viewed as exposing a lender (and your investment in the trust fund) to a greater risk of loss than lending which is secured by single family residences, in part because it typically involves making larger mortgage loans to single borrowers or groups of related mortgagors. In addition, unlike mortgage loans which are secured by single family residences, repayment of mortgage loans secured by commercial and multifamily properties depends upon the ability of the related real estate project:

•	to generate income sufficient to pay debt service, operating expenses and leasing commissions and to make necessary repairs, tenant improvements and capital improvements; and

•

in the case of mortgage loans that do not fully amortize over their terms, to retain sufficient value to permit the borrower to pay off the mortgage loan at maturity through a sale or refinancing of the mortgaged property.

Special Risks of Mortgage Loans Secured by Multifamily Properties

Multifamily projects are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular apartment market with historically low vacancies could experience substantial new construction and a resultant oversupply of units in a relatively short period of time. Since multifamily apartment units are typically leased on a short term basis, the tenants who reside in a particular project within such a market may easily move to alternative projects with more desirable amenities or locations. Additionally, mortgage loans secured by multifamily properties may constitute a material concentration of the mortgage loans in a trust fund. Adverse economic conditions, either local, regional or national, may limit the amount of rent that a borrower may charge for rental units, and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by:

•	the construction of additional housing units;

•	the physical attributes of the apartment building (for example, its age, appearance and construction quality);

•	the location of the mortgaged property (for example, a change in the neighborhood over time);

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services and amenities that the mortgaged property provides;

•	the mortgaged property’s reputation;

•	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

•	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs or tax credits to developers to provide certain types of development;

•	the presence of competing properties;

•	state or local regulations;

•	adverse local or national economic conditions;

•	local military base closings;

•	developments at local colleges and universities;

•	national, regional and local politics, including, in the case of multifamily rental properties, current or future rent stabilization and rent control laws and agreements;

•	the level of mortgage interest rates, which may encourage tenants in multifamily rental properties to purchase housing; and

•

the possibility that some eligible tenants may not find any differences in rents between subsidized or supported properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a subsidized or supported property, which may have fewer amenities or otherwise be less attractive as a residence.

Furthermore, multifamily projects may be subject to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs. The limitations and restrictions imposed by these programs could result in realized loses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include:

•	rent limitations that could adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expenses; and

•	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its mortgage loan.

Special Risks of Mortgage Loans Secured by Retail Properties

Mortgage loans secured by retail properties may constitute a material concentration of the mortgage loans in a trust fund. In the case of retail properties, the failure of an anchor, shadow anchor or major tenant to renew its lease, the termination of an anchor, shadow anchor or major tenant’s lease, the bankruptcy or economic decline of an anchor, shadow anchor or major tenant, or the cessation of the business of an anchor, shadow anchor or major tenant at its store, notwithstanding that such tenant may continue payment of rent after “going dark,” may have a particularly negative effect on the economic performance of a retail property given the importance of anchor tenants, shadow anchor tenants and major tenants in attracting traffic to other stores within the same shopping center. In addition, the failure of one or more major tenants, such as an anchor or shadow anchor tenant, to operate from its premises may entitle other tenants to rent reductions or the right to terminate their leases. Significant factors determining the value of retail properties are:

•	the quality of the tenants; and

•	the fundamental aspects of real estate such as location and market demographics.

The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at that property. Accordingly, retail properties may be adversely affected if a significant tenant ceases operations at those locations, which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of the tenant, the tenant’s general cessation of business activities or for other reasons. In addition, some tenants at retail properties may be entitled to terminate their leases or pay reduced rent if an anchor tenant ceases operations at the property. In those cases, we cannot provide assurance that any anchor tenants will continue to occupy space in the related shopping centers.

Shopping centers, in general, are affected by the health of the retail industry. In addition, a shopping center may be adversely affected by the bankruptcy or decline in drawing power of an anchor tenant, the risk that an anchor tenant may vacate notwithstanding that tenant’s continuing obligation to pay rent, a shift in consumer demand due to demographic changes (for example, population decreases or changes in average age or income) and/or changes in consumer preference (for example, to discount retailers).

Unlike other income producing properties, retail properties also face competition from sources outside a given real estate market, such as:

•	catalogue retailers;

•	home shopping networks;

•	the internet;

•	telemarketing; and

•	outlet centers.

Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties which secure mortgage loans in a trust fund.

Special Risks of Mortgage Loans Secured by Hospitality Properties

Hospitality properties are affected by various factors, including:

•	location;

•	quality;

•	management ability;

•	amenities;

•	franchise affiliation (or lack thereof);

•	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

•	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel;

•	changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

•	adverse economic conditions, either local, regional or national, which may limit the amount that may be charged for a room and may result in a reduction in occupancy levels; and

•	construction of competing hotels or motels, which may also limit the amount that may be charged for a room and may result in a reduction in occupancy levels.

Because hotel rooms generally are rented for short periods of time, hospitality properties tend to be affected more quickly by adverse economic conditions and competition than other commercial properties.

The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

•	the continued existence and financial strength of the franchisor or hotel management company;

•	the public perception of the franchise or hotel chain service mark; and

•	the duration of the franchise licensing or management agreements.

Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable. Replacement franchises may require significantly higher fees.

The transferability of franchise license agreements may be restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor’s consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

Furthermore, the ability of a hotel to attract customers, and some of such hotel’s revenues, may depend in large part on its having a liquor license. Such a license may not be transferable (for example, in connection with a foreclosure).

Moreover, the hotel and lodging industry is generally seasonal in nature; different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. In addition, actual or potential acts of terrorism may have an adverse impact on the tourism and convention industry. See “—Terrorist Attacks and Military Conflicts May Adversely Affect Your Investment” above.

Special Risks of Mortgage Loans Secured by Office Properties

Mortgage loans secured by office properties may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of office buildings include:

•	the quality of an office building’s tenants;

•	the physical attributes of the building in relation to competing buildings;

•	the desirability of the area as a business location; and

•	the strength, stability and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees).

An economic decline in the business operated by the tenants may adversely affect an office building. That risk is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

Office buildings are also subject to competition with other office properties in the same market. Competition is affected by a property’s:

•	age;

•	condition;

•	design (e.g., floor sizes and layout);

•	access to transportation; and

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ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiber optic cables, satellite communications or other base building technological features).

The success of an office building also depends on the local economy. A company’s decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy and the financial condition of the owner will impact on an office building’s ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

Special Risks Associated with Residential Healthcare Facilities

Residential healthcare facilities pose risks not associated with other types of income-producing real estate. Providers of long-term nursing care, assisted living and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to and maintenance of facilities and services. Providers also are affected by the reimbursement policies of private insurers to the extent that providers are dependent on patients whose fees are reimbursed by such insurers.

The failure of a borrower to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a mortgaged property (in which case no revenues would be received from such mortgaged property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs.

In the event of foreclosure, we cannot ensure that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license.

We also cannot provide assurance that a new license could be obtained or that the related mortgaged property would be adaptable to other uses following a foreclosure.

To the extent any residential healthcare facility receives a significant portion of its revenues from government reimbursement programs, primarily Medicaid and Medicare, such revenue may be subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions.

Governmental payors have employed cost-containment measures that limit payments to healthcare providers, and there are currently under consideration various proposals in the United States Congress that could materially change or curtail those payments. Accordingly, we can give no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the mortgaged properties that receive substantial revenues from those sources, and consequently the ability of the related borrowers to meet their mortgage loan obligations, could be adversely affected.

Under applicable federal and state laws and regulations, including those that govern Medicare and Medicaid programs, only the provider who actually furnished the related medical goods and services may sue for or enforce its right to reimbursement. Accordingly, in the event of foreclosure, none of the trustee, the master servicer or a subsequent lessee or operator of the mortgaged property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

Other factors that may adversely affect the value and successful operation of a residential healthcare property include:

•	increasing governmental regulation and supervision;

•	a decline in the financial health, skill or reputation of the operator;

•	increased operating expenses; and

•	competing facilities owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues, or other sources.

Special Risks of Mortgage Loans Secured by Healthcare-Related Properties

The mortgaged properties may include healthcare-related facilities, including senior housing, assisted living facilities, skilled nursing facilities and acute care facilities.

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Senior housing generally consists of facilities with respect to which the residents are ambulatory, handle their own affairs and typically are couples whose children have left the home and at which the accommodations are usually apartment style;

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Assisted living facilities are typically single or double room occupancy, dormitory-style housing facilities which provide food service, cleaning and some personal care and with respect to which the tenants are able to medicate themselves but may require assistance with certain daily routines;

•	Skilled nursing facilities provide services to post trauma and frail residents with limited mobility who require extensive medical treatment; and

•	Acute care facilities generally consist of hospital and other facilities providing short-term, acute medical care services.

Certain types of healthcare-related properties, particularly acute care facilities, skilled nursing facilities and some assisted living facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to healthcare providers, and there exist various proposals for national healthcare reform that could further limit those payments. Accordingly, we cannot provide assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If those payments are insufficient, net operating income of healthcare-related facilities that receive revenues from those sources may decline, which consequently could have an adverse affect on the ability of the related borrowers to meet their obligations under any mortgage loans secured by healthcare-related facilities.

Moreover, healthcare-related facilities are generally subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. Furthermore, under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure, the trustee, the master servicer, the special servicer or a subsequent lessee or operator of any healthcare-related facility securing a defaulted mortgage loan generally would not be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at such property prior to foreclosure. Any of the aforementioned events may adversely affect the ability of the related borrowers to meet their mortgage loan obligations.

Providers of assisted living services are also subject to state licensing requirements in certain states. The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a healthcare-related facility or, if applicable, bar it from participation in government reimbursement programs. In the event of foreclosure, we cannot provide assurance that the trustee or any other purchaser at a foreclosure sale would be entitled to the rights under the licenses, and the trustee or other purchaser may have to apply in its own right for the applicable license. We cannot provide assurance that the trustee or other purchaser could obtain the applicable license or that the related mortgaged property would be adaptable to other uses.

Government regulation applying specifically to acute care facilities, skilled nursing facilities and certain types of assisted living facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds. The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a certificate of need, before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility). States also regulate nursing bed supply in other ways. For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment. In general, a certificate of need is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency. Accordingly, in the case of foreclosure upon a mortgage loan secured by a lien on a healthcare-related mortgaged property, the purchaser at foreclosure might be required to obtain a new certificate of need or an appropriate exemption. In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license. Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility’s residents, but we cannot provide assurance that any state regulatory agency will do so or that the state regulatory agency will issue any necessary licenses or approvals.

Federal and state government “fraud and abuse” laws also apply to healthcare-related facilities. “Fraud and abuse” laws generally prohibit payment or fee-splitting arrangements between healthcare providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services. Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs. The state law restrictions in this area vary considerably from state to state. Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create “safe harbors” under the law provide only limited guidance. Accordingly, we cannot provide assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the healthcare-related mortgaged properties that are subject to those laws.

The operators of healthcare-related properties are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a healthcare-related property will generally depend upon:

•	the number of competing facilities in the local market;

•	the facility’s age and appearance;

•	the reputation and management of the facility;

•	the types of services the facility provides; and

•	where applicable, the quality of care and the cost of that care.

The inability of a healthcare-related property to flourish in a competitive market may increase the likelihood of foreclosure on the related mortgage loan, possibly affecting the yield on one or more classes of the related series of offered certificates.

Special Risks of Mortgage Loans Secured by Warehouse and Self Storage Facilities

Mortgage loans secured by warehouse and self storage facilities may constitute a material concentration of the mortgage loans in a trust fund. The storage facilities market contains low barriers to entry.

Increased competition among self storage facilities may reduce income available to repay mortgage loans secured by a self storage facility. In addition, due to the short-term nature of self storage leases, mortgage loans secured by self storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus, the liquidation value of self storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

In addition, it is difficult to assess the environmental risks posed by such facilities due to tenant privacy, anonymity and unsupervised access to such facilities. Therefore, such facilities may pose additional environmental risks to investors. The environmental site assessments discussed in the accompanying prospectus supplement did not include an inspection of the contents of the self storage units included in the self storage properties. We therefore cannot provide assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future. See “—Environmental Conditions of the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in the accompanying prospectus supplement.

In addition, to the extent that a self storage facility becomes a “real estate owned” property pursuant to the terms of the pooling and servicing agreement and is operated by the trust fund directly, all or some portion of net operating income, if any, earned with respect to such “real estate owned” property may be from the sale of personal property or the provision of services, and thus could be subject to tax at a 35% rate as “net income from foreclosure property”, or even possibly to the 100% tax rate applicable to “prohibited transactions” income of a REMIC.

Special Risks of Mortgage Loans Secured by Industrial and Mixed-Use Facilities

Mortgage loans secured by industrial and mixed-use facilities may constitute a material concentration of the mortgage loans in a trust fund. Significant factors determining the value of industrial properties include:

•	the quality of tenants;

•	building design and adaptability; and

•	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, zoning restrictions, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility. Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (e.g. a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

Special Risks Associated with Manufactured Housing Properties

Mortgage loans secured by liens on manufactured housing properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate.

The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

•	other manufactured housing properties;

•	apartment buildings; and

•	site-built single family homes.

Other factors affecting the successful operation of a manufactured housing property may also include:

•	the physical attributes of the community, including its age and appearance;

•	the location of the manufactured housing property;

•	the ability of management to provide adequate maintenance and insurance;

•	the types of services or amenities it provides;

•	the property’s reputation; and

•	state and local regulations, including rent control and rent stabilization.

Manufactured housing properties are “special purpose” properties that generally can not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing property were readily adaptable to other uses.

Poor Property Management Will Adversely Affect the Performance of the Related Mortgaged Property

Each mortgaged property securing a mortgage loan which has been sold into a trust fund is managed by a property manager (which generally is an affiliate of the borrower) or by the borrower itself. The successful operation of a real estate project is largely dependent on the performance and viability of the management of such project. The property manager is responsible for:

•	operating the property;

•	providing building services;

•	responding to changes in the local market; and

•

planning and implementing the rental structure, including establishing levels of rent payments and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion.

We cannot provide assurance regarding the performance of any operators, leasing agents and/or property managers or persons who may become operators and/or property managers upon the expiration or termination of management agreements or following any default or foreclosure under a mortgage loan. In addition, the property managers are usually operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms of those agreements.

Property Managers May Experience Conflicts of Interest in Managing Multiple Properties

The managers of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates and the related borrowers may experience conflicts of interest in the management and/or ownership of such properties because:

•	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

•

these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties securing the mortgage loans included in the trust fund; and

•	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

Condemnations of Mortgaged Properties May Result in Losses

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property. Therefore, we cannot give assurances that the occurrence of any condemnation will not have a negative impact upon distributions on a particular series of certificates.

Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default

Some of the mortgage loans included in a trust fund may not be fully amortizing (or may not amortize at all) over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon either:

•	its ability to fully refinance the mortgage loan; or

•	its ability to sell the related mortgaged property at a price sufficient to permit the borrower to make the balloon payment.

The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

•	the value of the related mortgaged property;

•	the level of available mortgage interest rates at the time of sale or refinancing;

•	the borrower’s equity in the related mortgaged property;

•	the financial condition and operating history of the borrower and the related mortgaged property;

•	tax laws;

•	rent control laws (with respect to certain residential properties);

•

Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes) (see “—Special risks Associated with Residential Healthcare Facilities” and “—Special Risks of Mortgage Loans Secured by Healthcare-Related Properties” above.);

•	prevailing general economic conditions; and

•	the availability of credit for loans secured by commercial or multifamily, as the case may be, real properties generally.

Neither we nor our affiliates will be required to refinance any mortgage loan.

The Servicer Will Have Discretion to Handle or Avoid Obligor Defaults in a Manner Which May Be Adverse to Your Interests

If and to the extent specified in the accompanying prospectus supplement, the related pooling and servicing agreement will permit (within prescribed limits) the master servicer or a special servicer to extend and modify mortgage loans. We cannot provide assurance that any such extension or modification will increase the present value of receipts from or proceeds of the affected mortgage loans.

In addition, a master servicer or a special servicer may receive a workout fee based on receipts from or proceeds of such mortgage loans that would otherwise be payable to the certificateholders.

Proceeds Received upon Foreclosure of Mortgage Loans Secured Primarily by Junior Mortgages May Result in Losses

To the extent specified in the accompanying prospectus supplement, some of the mortgage loans included in a trust fund may be secured primarily by junior mortgages. When liquidated, mortgage loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to such mortgage loans have been satisfied. If there are insufficient funds to satisfy both the junior mortgage loans and senior mortgage loans, the junior mortgage loans would suffer a loss and, accordingly, one or more classes of certificates would bear such loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates

The prospectus supplement for the offered certificates of each series will describe any credit support provided with respect to those certificates. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the accompanying prospectus supplement. Moreover, credit support may not cover all potential losses or risks; for example, credit support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

A series of certificates may include one or more classes of subordinate certificates (which may include offered certificates), if so provided in the accompanying prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the lower priority classes of certificates of such series has been fully repaid. As a result, the impact of losses and shortfalls experienced with respect to the mortgage loans may fall primarily upon those classes of certificates having a lower priority of payment. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series.

Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The master servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of certificates if all rating agencies hired by us to rate any class of the certificates indicate that the then-current rating of those certificates will not be adversely affected. None of the depositor, the master servicer or any of our or the master servicer’s affiliates will have any obligation to replace or supplement any credit enhancement.

Mortgagors of Commercial Mortgage Loans Are Sophisticated and May Take Actions Adverse to Your Interests

Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor’s sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks

The mortgage loans included in any trust fund typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived therefrom, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to the mortgagee’s taking possession of the related mortgaged property and/or appointment of a receiver. Some state laws may require that the mortgagee take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, bankruptcy or the commencement of similar proceedings by or in respect of the borrower may adversely affect the lender’s ability to collect the rents. See “Certain Legal Aspects of Mortgage Loans and Leases—Leases and Rents” in this prospectus.

Inclusion in a Trust Fund of Delinquent Mortgage Loans May Adversely Affect the Rate of Defaults and Prepayments on the Mortgage Loans

If so provided in the accompanying prospectus supplement, the trust fund for a series of certificates may include mortgage loans that are delinquent as of the date they are deposited in the trust fund. A mortgage loan will be considered “delinquent” if it is 30 days or more past its most recently contractual scheduled payment date in payment of all amounts due according to its terms. In any event, at the time of its creation, the trust fund will not include delinquent loans which by principal amount are more than 20% of the aggregate principal amount of all mortgage loans in the trust fund related to a particular series of certificates. If so specified in the accompanying prospectus supplement, the servicing of such mortgage loans will be performed by a special servicer.

Credit support provided with respect to a series of certificates may not cover all losses related to delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage loans in the trust fund and the yield on the offered certificates of such series.

Environmental Liability May Affect the Lien on a Mortgaged Property and Expose the Lender to Costs

If an adverse environmental condition exists with respect to a mortgaged property securing a mortgage loan included in a trust fund, the trust fund may be subject to certain risks including the following:

•	a reduction in the value of such mortgaged property which may make it impractical or imprudent to foreclose against such mortgaged property;

•

the potential that the related borrower may default on the related mortgage loan due to such borrower’s inability to pay high remediation costs or costs of defending lawsuits due to an environmental impairment or difficulty in bringing its operations into compliance with environmental laws;

•	liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged property or the unpaid balance of the related mortgage loan; and

•	the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged property to potential tenants.

Under certain federal, state and local laws, federal, state and local agencies may impose a statutory lien over affected property to secure the reimbursement of remedial costs incurred by these agencies to correct adverse environmental conditions. This lien may be superior to the lien of an existing mortgage. Any such lien arising with respect to a mortgaged property securing a mortgage loan included in the trust fund would adversely affect the value of such mortgaged property and could make impracticable the foreclosure by the special servicer on such mortgaged property in the event of a default by the related borrower.

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other types of parties, may be liable for the costs of investigation, removal or remediation of hazardous or toxic substances on, under, adjacent to or in such property. The cost of any required investigation, delineation and/or remediation and the owner’s liability therefore is generally not limited under applicable laws.

Such liability could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the trust fund) may be found to be an “owner” or “operator” of the related mortgaged property if it is determined that the lender actually participated in the hazardous waste management of the borrower, regardless of whether the borrower actually caused the environmental damage. In such cases, a secured lender may be liable for the costs of any required investigation, removal or remediation of hazardous substances. The trust fund’s potential exposure to liability for environmental costs will increase if the trust fund, or an agent of the trust fund, actually takes possession of a mortgaged property or control of its day-to-day operations. See “Certain Legal Aspects of Mortgage Loans and Leases—Environmental Considerations” in this prospectus and “Description of the Mortgage Pool—Assessments of Property Value and Condition—Environmental Assessments” in the accompanying prospectus supplement.

A third-party environmental consultant conducted an environmental site assessment (or updated a previously conducted environmental site assessment) with respect to each mortgaged property securing a mortgage loan included in the trust fund related to a particular series of certificates.

Such assessments do not generally include invasive environmental testing. In each case where the environmental site assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged property, then (depending on the nature of the condition or circumstance) one or more of the following actions has been or is expected to be taken:

•	an environmental consultant investigated those conditions and recommended no further investigations or remediation;

•	an environmental insurance policy, having the characteristics described below, was obtained from a third-party insurer;

•

either (i) an operations and maintenance program, including, in several cases, with respect to asbestos-containing materials, lead-based paint, microbial matter and/or radon, or periodic monitoring of nearby properties, has been or is expected to be implemented in the manner and within the time frames specified in the related loan documents, or (ii) remediation in accordance with applicable law or regulations has been performed, is currently being performed or is expected to be performed either by the borrower or by the party responsible for the contamination;

•

an escrow or reserve was established to cover the estimated cost of remediation, with each remediation required to be completed within a reasonable time frame in accordance with the related loan documents;

•

the related borrower or other responsible party having financial resources reasonably estimated to be adequate to address the related condition or circumstance is required to take (or is liable for the failure to take) actions, required by the applicable governmental regulatory authority or any environmental law or regulation; or

•	any other actions described in the related prospectus supplement.

We cannot provide assurance, however, that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental conditions and risks. In addition, the environmental condition of the underlying real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

The pooling and servicing agreement will require that the special servicer obtain an environmental site assessment of a mortgaged property securing a mortgage loan included in the trust fund prior to taking possession of the property through foreclosure or otherwise or assuming control of its operation. Such requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the trust fund will become liable for a material adverse environmental condition at the mortgaged property. However, we cannot give assurance that the requirements of the pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged property. See “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans and Leases—Environmental Considerations” in this prospectus and “Risk Factors—Environmental Conditions of the Mortgaged Properties May Subject the Trust Fund to Liability Under Federal and State Laws, Reducing the Value and Cash Flow of the Mortgaged Properties, Which May Result in Reduced Distributions on Your Offered Certificates” in the accompanying prospectus supplement.

State and Federal Laws Applicable to Foreclosure Actions May Affect the Timing of Distributions on Your Certificates

The ability to realize upon the mortgage loans may be limited by the application of state laws. For example, some states, including California, have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable. In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on the mortgage loans.

We Have Not Re-Underwritten Any of the Mortgage Loans

We have not re-underwritten the mortgage loans included in the trust fund related to a particular series of certificates. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers’ respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. If we had re-underwritten the mortgage loans included in the trust fund, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by the representations or warranties given by the mortgage loan sellers. In addition, we cannot provide assurance that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See “Description of the Mortgage Pool—Representations and Warranties” and “—Cures, Repurchases and Substitutions” in the accompanying prospectus supplement.

Foreclosure on Mortgaged Properties May Result in Adverse Tax Consequences

One or more of the REMICs established under the pooling and servicing agreement related to any series of certificates might become subject to federal (and possibly state or local) tax on certain of its net income from the operation and management of a mortgaged property subsequent to the trust fund’s acquisition of a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure. Any such tax would substantially reduce net proceeds available for distribution to that series of certificates. See “Material Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates” and “—Taxation of Owners of REMIC Residual Certificates” in this prospectus.

State and Local Transfer Taxes May Apply to Transfers of Property in a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose real property transfer taxes or recording fees on transfers of real property in a foreclosure, by a deed in lieu of foreclosure or by similar process, and make the transferee either jointly liable with the transferor for the tax or fee, or liable for the tax or fee in the event the transferor fails to pay it. Such taxes and fees can be significant in amount, and in those jurisdictions in which they are imposed, reduce the net proceeds realized by a lender in liquidating the real property securing the related mortgage loan.

Insurance Coverage on Mortgaged Properties May Not Cover Special Hazard Losses

The master servicer and/or special servicer will generally be required to cause the borrower on each mortgage loan included in the trust fund related to any series of certificates and serviced by it to maintain such insurance coverage on the related mortgaged property as is required under the related mortgage, including hazard insurance; provided that each of the master servicer and/or the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property by acquiring a blanket or master single interest insurance policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the related mortgaged property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The mortgage loans generally do not require earthquake insurance.

Although the policies covering the mortgaged properties are underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore do not contain identical terms and conditions, most such policies typically may not cover any physical damage resulting from:

•	war;

•	terrorism;

•	revolution;

•	governmental actions;

•	floods, and other water-related causes;

•	earth movement (including earthquakes, landslides and mud flows);

•	wet or dry rot;

•	vermin;

•	domestic animals;

•	sink holes or similarly occurring soil conditions; and

•	other kinds of risks not specified in the preceding paragraph.

Pursuant to the terms of the pooling and servicing agreement, the master servicer or the special servicer may not be required to maintain insurance covering terrorist or similar acts, nor will it be required to call a default under a mortgage loan, if the related borrower fails to maintain such insurance (even if required to do so under the related loan documents) if a determination is made that either—

•

such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; or

•	such insurance is not available at any rate.

In addition, with respect to certain mortgage loans, the mortgagee may have waived the right to require terrorism insurance or may have limited the circumstances under which terrorism insurance is required.

Any losses incurred with respect to mortgage loans included in the trust fund due to uninsured risks or insufficient hazard insurance proceeds could adversely affect distributions on your certificates. See “Risk Factors—Risks Related to the Mortgage Loans—The Absence of or Inadequacy of Insurance Coverage on the Property May Adversely Affect Distributions on Your Certificates” in the accompanying prospectus supplement.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to the Mortgage or Do Not Contain Attornment Provisions

Some (but not all) of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some (but not all) of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.

In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated (e.g., if such tenants were paying above-market rents).

If a lease is senior to a mortgage, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers for mortgage loans related to a particular series of certificates are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. Terms of mortgage loans to legal entities generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “single-purpose entities”.

In general, but not in all cases, borrowers’ organizational documents or the terms of mortgage loans made to legal entities limit their activities to the ownership of only the related property or properties and limit the borrowers’ ability to incur additional indebtedness or create or allow any encumbrance on the properties to secure additional indebtedness or obligations of other entities. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements.

Also, although a borrower may currently be a single-purpose entity, in many cases, that borrower may not have originally been a single-purpose entity, but at origination of the related mortgage loan its organizational documents were amended. That borrower may also have previously owned property other than the related property or it is a “recycled” single-purpose vehicle, that previously had other liabilities. In addition, in some cases, during the period prior to the origination of the mortgage loan, that borrower did not observe all covenants that typically are required to consider a borrower a “single-purpose entity”. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.

Many of the borrowers for mortgage loans related to a particular series of certificates are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, and therefore may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

•	operating entities with businesses distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

•	individuals that have personal liabilities unrelated to the mortgaged property.

However, any borrower, even a single-purpose entity structured to limit the possibility of becoming insolvent or bankrupt, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

The organizational documents of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to lessen the risk of a voluntary bankruptcy filing by a solvent borrower, the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection, that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower, or that, if initiated, a bankruptcy case of the borrower could be dismissed. For example, in the recent bankruptcy case of In Re General Growth Properties, Inc., notwithstanding that the subsidiaries were special purpose entities with independent directors, the parent entity caused numerous property-level, special purpose subsidiaries to file for bankruptcy protection. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained-for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities. The moving lenders had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within one to four years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were crucial to the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates. See “Certain Legal Aspects of Mortgage Loans and Leases—Bankruptcy Laws” in this prospectus.

Bankruptcy Proceedings Entail Certain Risks

Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a mortgagee from foreclosing on the mortgaged property (subject to certain protections available to the mortgagee). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the mortgagee a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under federal bankruptcy law, the mortgagee will be stayed from enforcing a borrower’s assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, You May Not Be Able to Restore Compliance Following a Casualty Loss

Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but may qualify as permitted non-conforming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises “as is” in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

Restrictions on Certain of the Mortgaged Properties May Limit Their Use

Certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates which are non-conforming may not be “legal non-conforming” uses. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming” use may adversely affect the market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used.

In addition, certain of the mortgaged properties securing mortgage loans included in the trust fund related to a particular series of certificates may be subject to certain use restrictions imposed pursuant to restrictive covenants, governmental requirements, reciprocal easement agreements or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building or operating agreements. Such use restrictions may include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Enforceability of Due-on-Sale Clauses and Assignments of Leases and Rents is Limited

The mortgages securing the mortgage loans included in the trust fund related to a particular series of certificates generally contain due-on-sale clauses, which permit the acceleration of the maturity of the related mortgage loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property in a prohibited manner without the consent of the mortgagee. There also may be limitations on the enforceability of such clauses. The mortgages also generally include a debt-acceleration clause, which permits the acceleration of the related mortgage loan upon a monetary or non-monetary default by the borrower. The courts of all states will generally enforce clauses providing for acceleration in the event of a material payment default, but may refuse the foreclosure of a mortgaged property when acceleration of the indebtedness would be inequitable or unjust or the circumstances would render acceleration unconscionable. However, certain of the mortgage loans included in the trust fund related to a particular series of certificates permit one or more transfers of the related mortgaged property or transfer of a controlling interest in the related borrower to pre-approved transferees or pursuant to pre-approved conditions set forth in the related mortgage loan documents without the mortgagee’s approval. See “Certain Legal Aspects of Mortgage Loans and Leases—Due-on-Sale and Due-on-Encumbrance” above.

The mortgage loans included in the trust fund related to a particular series of certificates may also be secured by an assignment of leases and rents, which pose special risks as described above under “—Assignment of Leases and Rents to Provide Further Security for Mortgage Loans Poses Special Risks” in this prospectus.

Inspections of the Mortgaged Properties Were Limited

The mortgaged properties related to mortgage loans included in the trust fund related to a particular series of certificates were inspected by licensed engineers in connection with the origination of the mortgage loans to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. We cannot provide assurance that all conditions requiring repair or replacement have been identified in such inspections.

Litigation Concerns

From time to time, there may be legal proceedings pending, threatened against the borrowers, managers, sponsors and their respective affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors and respective affiliates, and certain of the borrowers, managers, sponsors and their respective affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, managers, sponsors or their respective affiliates. In addition, certain borrowers, managers and their respective affiliates may be or have been subject to investigation, civil penalty, criminal penalty or enforcement. It is possible that such proceedings may have a material adverse effect on any borrower’s, manager’s or sponsor’s ability to meet their obligations under the related mortgage loan and, thus, on distributions on your certificates.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of mortgage assets which include (i) one or more multifamily and/or commercial mortgage loans, (ii) CMBS, (iii) direct obligations of the United States or other government agencies, or (iv) a combination of the assets described in clauses (i), (ii) and (iii). Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may or may not be the originator of such mortgage loan or the issuer of such CMBS and may be an affiliate of the depositor. The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates or, unless otherwise provided in the accompanying prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading “—Mortgage Loans—Leases”, unless otherwise noted, applies equally to mortgage loans underlying any CMBS included in a particular trust fund.

Mortgage Loans—Leases

General. The mortgage loans will be evidenced by mortgage notes secured by mortgages or deeds of trust or similar security instruments that create first or junior liens on, or installment contracts for the sale of, mortgaged properties consisting of (i) multifamily properties, which are residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, or (ii) commercial properties, which include office buildings, retail stores, hotels or motels, nursing homes, hospitals or other healthcare-related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self storage facilities, industrial plants, mixed use or other types of income-producing properties or unimproved land. The multifamily properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. If so specified in the accompanying prospectus supplement, each mortgage will create a first priority mortgage lien on a mortgaged property. A mortgage may create a lien on a borrower’s leasehold estate in a property; however, unless otherwise specified in the accompanying prospectus supplement, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Each mortgage loan will have been originated by a person other than the depositor; however, the originator of any mortgage loan may be or may have been one of the depositor’s affiliates.

If so specified in the accompanying prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the accompanying prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets may include mortgage loans that are delinquent as of the date of issuance of a series of certificates. In that case, the accompanying prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

Leases. To the extent specified in the accompanying prospectus supplement, the commercial properties may be leased to lessees that occupy all or a portion of such properties. Pursuant to a lease assignment, the borrower may assign its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the lessee for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the mortgaged property and/or a receiver is appointed. See “Certain Legal Aspects of Mortgage Loans and Leases—Leases and Rents” in this prospectus. Alternatively, to the extent specified in the accompanying prospectus supplement, the borrower and the mortgagee may agree that payments under leases are to be made directly to a servicer.

To the extent described in the accompanying prospectus supplement, the leases, which may include “bond-type” or “credit-type” leases, may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the mortgage loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. A “bond-type” lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments that are at least sufficient to repay the related note(s). A bond-type lease requires the lessee to perform and pay for all obligations related to the leased premises and provides that, no matter what occurs with regard to the leased premises, the lessee is obligated to continue to pay its rent. A “credit-type” lease is a lease between a lessor and a lessee for a specified period of time with specified rent payments at least sufficient to repay the related note(s). A credit-type lease requires the lessee to perform and pay for most of the obligations related to the leased premises, excluding only a few landlord duties which remain the responsibility of the borrower/lessor. Leases (other than bond-type leases) may require the borrower to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay.

If so specified in the accompanying prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases (net of any operating expenses payable by the borrowers) are insufficient to pay all of the scheduled principal and interest on the mortgage loans, the borrowers must rely on other income or sources generated by the mortgaged property to make payments on the mortgage loan. To the extent specified in the accompanying prospectus supplement, some commercial properties may be leased entirely to one lessee. This is generally the case in bond-type leases and credit-type leases. In such cases, absent the availability of other funds, the borrower must rely entirely on rent paid by such lessee in order for the borrower to pay all of the scheduled principal and interest on the related commercial loan. To the extent specified in the accompanying prospectus supplement, some leases (not including bond-type leases) may expire prior to the stated maturity of the mortgage loan. In such cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on the mortgage loans unless the lease is renewed. Some leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor’s responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide that it is the lessee’s responsibility to restore the mortgaged property to its original condition after a casualty. Some leases may provide a right of termination to the lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans which are secured by owner-occupied single-family homes. The repayment of a loan secured by a lien on an income producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that the borrower pledged to secure repayment of the mortgage loan.

Lenders typically look to the debt service coverage ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. The “debt service coverage ratio” of a mortgage loan at any given time generally is the ratio of (i) the net operating income of the mortgaged property for a twelve-month period to (ii) the annualized debt service on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the mortgage. As used herein, “net operating income” generally means, for any given period, the revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) assumed operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Net cash flow generally does not reflect interest expenses, non-cash items such as depreciation and amortization and other non-reoccurring expenses. An insufficiency of net operating income can be compounded or solely caused by an adjustable rate mortgage loan. As the primary source of the operating revenues of a non-owner occupied income-producing property, the condition of the applicable real estate market and/or area economy may effect rental income (and maintenance payments from tenant-stockholders of a private cooperative housing corporation). In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini warehouse and self storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner-occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than the case of mortgaged properties with multiple tenants.

The debt service coverage ratio should not be relied upon as the sole measure of the risk of default of any mortgage loan, however, since other factors may outweigh a high debt service coverage ratio. With respect to a balloon mortgage loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of the balloon mortgage loans could be significant even though the related debt service coverage ratio is high.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies may also affect the risk of default on a mortgage loan. In some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such “net of expense” provisions will result in stable net operating income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments. See “—Leases” above.

While the duration of leases and the existence of any “net of expense” provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the related mortgaged property. Examples of the latter include mortgage loans secured by healthcare-related facilities, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

Lenders also look to the loan-to-value ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated following a default. The “loan-to-value ratio” for a mortgage loan at any given time generally is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the mortgage loan and the outstanding principal balance of any loan secured by a lien on the mortgaged property prior to the lien of the mortgage, to (ii) the value of the mortgaged property, which is generally its fair market value determined in an appraisal obtained by the originator at the origination of such mortgage loan. The lower the loan-to-value ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-value ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the fair market value of the mortgaged property determined in an appraisal determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property’s projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

While the depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there is no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See “Risk Factors—Net Operating Income Produced by a Mortgaged Property May Be Inadequate to Repay the Mortgage Loans” and “—Balloon Payments on Mortgage Loans Result in Heightened Risk of Borrower Default” in this prospectus.

Payment Provisions of the Mortgage Loans. Unless otherwise specified in the accompanying prospectus supplement, all of the mortgage loans will have original terms to maturity of not more than 40 years and will provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly or quarterly or at such other interval as is specified in the accompanying prospectus supplement. A mortgage loan (i) may provide for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate, (ii) may provide for the formula, index or other method by which the interest rate will be calculated, (iii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization or accelerated amortization, (iv) may be fully amortizing over its term to maturity, or may provide for little or no amortization over its term and thus require a balloon payment on its stated maturity date, and (v) may contain a prohibition on prepayment for a specified lockout period or require payment of a prepayment premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the accompanying prospectus supplement. A mortgage loan may also contain an equity participation provision that entitles the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the accompanying prospectus supplement. If holders of any series or class of offered certificates will be entitled to all or a portion of a prepayment premium or an equity participation, the accompanying prospectus supplement will describe the prepayment premium and/or equity participation and the method or methods by which any such amounts will be allocated to holders.

Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund which will generally be current as of a date specified therein and, to the extent then applicable and known, will include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable Cut-off Date, (ii) the type or types of property that provide security for repayment of the mortgage loans, (iii) the original and remaining terms to maturity of the mortgage loans and the seasoning of the mortgage loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity of the mortgage loans, (v) the Cut-off Date loan-to-value ratio of each mortgage loan, (vi) the mortgage interest rates or range of mortgage interest rates and the weighted average mortgage interest rate carried by the mortgage loans, (vii) the geographic distribution of the mortgaged properties on a state-by-state basis, (viii) information with respect to the prepayment provisions, if any, of the mortgage loans, (ix) with respect to adjustable rate mortgage loans, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the adjustable rate mortgage loans, (x) underwritten debt service coverage ratios and (xi) information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions. In appropriate cases, the accompanying prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties.

CMBS

CMBS may include (i) private (that is, not guaranteed or insured by the United States or any agency or instrumentality thereof) mortgage pass-through certificates or other mortgage-backed securities such as mortgage-backed securities that are similar to a series of certificates or (ii) certificates insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae or Farmer Mac, provided that each CMBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

The CMBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Distributions in respect of the CMBS will be made by the CMBS servicer, the CMBS trustee or CMBS certificate administrator on the dates specified in the accompanying prospectus supplement. The CMBS issuer or the CMBS servicer or another person specified in the accompanying prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the CMBS after a certain date or under other circumstances specified in the accompanying prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under “Description of Credit Support” in this prospectus may have been provided with respect to the CMBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have been hired by us to assign a rating to the CMBS, or by the initial purchasers of the CMBS.

Each prospectus supplement for certificates that evidence interests in CMBS will specify, to the extent available and deemed material, (i) the aggregate approximate initial and outstanding principal amount and type of the CMBS to be included in the trust fund, (ii) the original and remaining term to stated maturity of the CMBS, if applicable, (iii) the pass-through or bond rate of the CMBS or the formula for determining such rates, (iv) the payment characteristics of the CMBS, (v) the CMBS issuer, CMBS servicer, CMBS trustee and CMBS certificate administrator, (vi) a description of the credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the CMBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the CMBS, (ix) the servicing fees payable under the CMBS agreement, (x) the type of information in respect of the underlying mortgage loans described under “—Mortgage Loans—Leases—Mortgage Loan Information in Prospectus Supplements” above and (xi) the characteristics of any cash flow agreements that relate to the CMBS.

To the extent required under the securities laws, CMBS included among the assets of a trust fund will (i) either have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or be eligible for resale under Rule 144(k) under the Securities Act, and (ii) have been acquired in a bona fide secondary market transaction and not from the issuer or an affiliate.

Collection Accounts

Each trust fund will include one or more collection accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the accompanying prospectus supplement will, to the extent described in this prospectus and in the accompanying prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A collection account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the accompanying prospectus supplement.

Credit Support

If so provided in the accompanying prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the trust fund may be provided to one or more classes of certificates in the form of subordination of one or more other classes of certificates or by one or more other types of credit support, such as overcollateralization, a letter of credit, insurance policy, guarantee or reserve fund, or through bonds, repurchase obligations or by a combination thereof. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the accompanying prospectus supplement for the certificates of each series. The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe in the same fashion any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS to the extent information is available and deemed material. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency hired by us to rate a series of certificates. If so specified in the accompanying prospectus supplement, any credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited. See “Risk Factors—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates” and “Description of Credit Support” in this prospectus.

Cash Flow Agreements

If so provided in the accompanying prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of any guaranteed investment contract or other agreement, and the identity of the obligor under any guaranteed investment contract or other agreement, will be described in the accompanying prospectus supplement.

Pre-Funding

If so provided in the accompanying prospectus supplement, a trust fund may include amounts on deposit in a separate pre-funding account that may be used by the trust fund to acquire additional mortgage assets. Amounts in a pre-funding account will not exceed 25% of the pool balance of the trust fund as of the Cut-off Date. Additional mortgage assets will be selected using criteria that are substantially similar to the criteria used to select the mortgage assets included in the trust fund on the closing date. The trust fund may acquire such additional mortgage assets for a period of time of not more than 120 days after the closing date for the related series of certificates. Amounts on deposit in the pre-funding account after the end of the pre-funding period will be distributed to certificateholders or such other person as set forth in the accompanying prospectus supplement.

In addition, a trust fund may include a separate capitalized interest account. Amounts on deposit in the capitalized interest account may be used to supplement investment earnings, if any, of amounts on deposit in the pre-funding account, supplement interest collections of the trust fund, or such other purpose as specified in the accompanying prospectus supplement. Amounts on deposit in the capitalized interest account and pre-funding account generally will be held in cash or invested in short-term investment grade obligations. Any amounts on deposit in the capitalized interest account will be released after the end of the pre-funding period as specified in the accompanying prospectus supplement. See “Risk Factors—Unused Amounts in Pre-Funding Accounts May Be Returned to You as a Prepayment” in this prospectus.

YIELD CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See “Risk Factors—Prepayments and Repurchases of the Mortgage Loans Will Affect the Timing of Your Cash Flow and May Affect Your Yield” in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While you generally can expect the characteristics and behavior of mortgage loans underlying CMBS to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the CMBS. If a trust fund includes CMBS, the accompanying prospectus supplement will discuss the effect that the CMBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The accompanying prospectus supplement will specify the pass-through rate for each class of certificates or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

Payment Delays

A period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on or near the date they were due.

Shortfalls in Collections of Interest Resulting from Prepayments

When a borrower makes a principal prepayment on a mortgage loan in full or in part, the borrower is generally charged interest only for the period from the date on which the preceding scheduled payment was due up to the date of such prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any prepayment interest shortfall is allocated to a class of offered certificates, the yield on the offered certificates will be adversely affected. The accompanying prospectus supplement will describe the manner in which any prepayment interest shortfalls will be allocated among the classes of certificates. If so specified in the accompanying prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of any prepayment interest shortfalls. The accompanying prospectus supplement will also describe any other amounts available to offset prepayment interest shortfalls. See “Description of the Pooling and Servicing Agreements—Servicing Compensation and Payment of Expenses” in this prospectus.

Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of those principal payments to reduce the principal balance (or notional amount, if applicable) of the certificate. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of adjustable rate mortgage loans, will change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments or other unscheduled collections on them (including for this purpose, any prepayments occurring by application of earnout reserves or performance holdback amounts if leasing criteria are not satisfied, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, sales of mortgage loans following default or purchases or other removals of mortgage loans from the trust fund). In some cases, a mortgage loan’s amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with property releases. Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as discussed more fully below), it is impossible to predict with assurance a certificate’s yield to maturity.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificate). Further, an investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans is distributed on an offered certificate purchased at a discount or premium (or, if applicable, is allocated in reduction of the notional amount thereof), the greater will be the effect on the investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments (to the extent distributable in reduction of the principal balance or notional amount of the investor’s offered certificates) occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of certificates are entitled to a pro rata share of the prepayments (including prepayments occasioned by defaults) on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of the prepayments. As and to the extent described in the accompanying prospectus supplement, the entitlements of the various classes of certificateholders of any series to receive payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of a series of certificates) or subject to certain contingencies (e.g., prepayment and default rates with respect to the mortgage loans).

In general, the notional amount of a class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such Stripped Interest Certificates will be directly related to the amortization of the mortgage assets or classes of certificates, as the case may be. Thus, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on the mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates.

The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans in any trust fund may be affected by the existence of lockout periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with adjustable rate mortgage loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby “locking in” such rate or (ii) taking advantage of the initial “teaser rate” (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in a trust fund will affect the ultimate maturity and the weighted average life of one or more classes of a series of certificates. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar of the principal amount of such instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the trust fund), is paid to that class of certificateholders. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of loans in the first month of the life of the loans and an additional 0.2% per annum in each following month until the 30th month. Beginning in the 30th month, and in each following month during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The accompanying prospectus supplement for each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in the accompanying prospectus supplement, including assumptions that borrowers make prepayments on the mortgage loans at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in the accompanying prospectus supplement. The tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes that are designed to provide increased protection against prepayment risk by transferring that risk to one or more companion classes. Unless otherwise specified in the accompanying prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, distributions of principal on a planned amortization class of certificates are made in accordance with a specified amortization schedule so long as prepayments on the underlying mortgage loans occur within a specified range of constant prepayment rates and, as described below, so long as one or more companion classes remain to absorb excess cash flows and make up for shortfalls. For example, if the rate of prepayments is significantly higher than expected, the excess prepayments will be applied to retire the companion classes prior to reducing the principal balance of a planned amortization class. If the rate of prepayments is significantly lower than expected, a disproportionately large portion of prepayments may be applied to a planned amortization class. Once the companion classes for a planned amortization class are retired, the planned amortization class of certificates will have no further prepayment protection. A targeted amortization class of certificates is similar to a planned amortization class of certificates, but a targeted amortization class structure generally does not draw on companion classes to make up cash flow shortfalls, and will generally not provide protection to the targeted amortization class against the risk that prepayments occur more slowly than expected.

In general, the reduction of prepayment risk afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series (any of which may also be a class of offered certificates) which absorb a disproportionate share of the overall prepayment risk of a given structure. As more particularly described in the accompanying prospectus supplement, the holders of a companion class will receive a disproportionately large share of prepayments when the rate of prepayment exceeds the rate assumed in structuring the controlled amortization class, and (in the case of a companion class that supports a planned amortization class of certificates) a disproportionately small share of prepayments (or no prepayments) when the rate of prepayment falls below that assumed rate. Thus, as and to the extent described in the accompanying prospectus supplement, a companion class will absorb a disproportionate share of the risk that a relatively fast rate of prepayments will result in the early retirement of the investment, that is, “call risk,” and, if applicable, the risk that a relatively slow rate of prepayments will extend the average life of the investment, that is, “extension risk”, that would otherwise be allocated to the related controlled amortization class. Accordingly, companion classes can exhibit significant average life variability.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the accompanying prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of the certificates and, if the certificates were purchased at a discount, reduce the yield thereon.

Negative Amortization. Mortgage loans that permit negative amortization can affect the weighted average life of a class of certificates. In general, mortgage loans that permit negative amortization by their terms limit the amount by which scheduled payments may adjust in response to changes in mortgage interest rates and/or provide that scheduled payment amounts will adjust less frequently than the mortgage interest rates. Accordingly, during a period of rising interest rates, the scheduled payment on a mortgage loan that permits negative amortization may be less than the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the mortgage loan balance would amortize more slowly than necessary to repay it over its schedule and, if the amount of scheduled payment were less than the amount necessary to pay current interest at the applicable mortgage interest rate, the mortgage loan balance would negatively amortize to the extent of the amount of the interest shortfall. Conversely, during a period of declining interest rates, the scheduled payment on a mortgage loan that permits negative amortization may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. In that case, the excess would be applied to principal, thereby resulting in amortization at a rate faster than necessary to repay the mortgage loan balance over its schedule.

A slower or negative rate of mortgage loan amortization would correspondingly be reflected in a slower or negative rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or which would bear the effects of a slower rate of amortization on the mortgage loans) may increase as a result of such feature. A faster rate of mortgage loan amortization will shorten the weighted average life of the mortgage loans and, correspondingly, the weighted average lives of those classes of certificates then entitled to a portion of the principal payments on those mortgage loans. The accompanying prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.

Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Loans. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the loss or shortfall.

The amount of any losses or shortfalls in collections on the mortgage loans in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the accompanying prospectus supplement. As described in the accompanying prospectus supplement, such allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of certificates, or may be effected simply by a prioritization of payments among the classes of certificates. The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage assets in the related trust fund.

Additional Certificate Amortization. In addition to entitling certificateholders to a specified portion (which may range from none to all) of the principal payments received on the mortgage loans in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of a series, may provide for distributions of principal from (i) amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates, (ii) excess funds or (iii) any other amounts described in the accompanying prospectus supplement. In general, “excess funds” as used above will represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (i) interest received or advanced on the mortgage loans in the related trust fund that is in excess of the interest currently distributable on that series of certificates, as well as any interest accrued but not currently distributable on any Accrual Certificates of that series or (ii) prepayment premiums, payments from equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, or any other amounts received on the mortgage assets in the trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The accompanying prospectus supplement will discuss the relevant factors that you should consider in determining whether distributions of principal of any class of certificates out of such sources would have any material effect on the rate at which your certificates are amortized.

THE SPONSOR

The accompanying prospectus supplement will identify the sponsor or sponsors of the applicable series. Wells Fargo Bank, National Association (“Wells Fargo”), a national banking association, may be a sponsor. Wells Fargo is a national banking association and acquires and originates mortgage loans for public and private securitizations. Wells Fargo may also act as a mortgage loan seller and may act as the servicer, and/or the certificate administrator and/or the provider of any cashflow agreements with respect to the offered certificates. Wells Fargo is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency. Wells Fargo is a wholly-owned subsidiary of Wells Fargo & Company, which is a diversified financial services company organized under the laws of the State of Delaware and registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended.

Wells Fargo is an affiliate of the depositor and Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), which may be an underwriter with respect to one or more series of offered certificates.

Wells Fargo is also the successor by merger to Wachovia Bank, National Association, which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank, National Association and Wells Fargo Securities, LLC became wholly owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo. On March 27, 2010, Wachovia Bank, National Association merged with and into Wells Fargo.

Additional information, including the most recent Form 10-K and Annual Report of Wells Fargo & Company, and additional annual, quarterly and current reports filed or furnished with the Securities and Exchange Commission (the “SEC”) by Wells Fargo & Company, as they become available, may be obtained without charge by each person to whom this prospectus is delivered upon written request of any such person to Corporate Secretary, Wells Fargo & Company, Wells Fargo Center, MAC #N9305-173, Sixth and Marquette, Minneapolis, Minnesota 55479.

THE DEPOSITOR

Wells Fargo Commercial Mortgage Securities, Inc., the depositor, is a North Carolina corporation organized on August 17, 1988. The depositor is an indirect, wholly-owned subsidiary of Wells Fargo & Company, an affiliate of Wells Fargo, which may be a sponsor, a mortgage loan seller, the servicer and/or the provider of any cashflow agreements with respect to one or more series of the offered certificates, and an affiliate of Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), which may be an underwriter with respect to one or more series of offered certificates.

The depositor was formerly known as Wachovia Commercial Mortgage Securities, Inc. The depositor is a direct, wholly-owned subsidiary of Wells Fargo as successor by merger to Wachovia Bank, National Association, which, together with Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC), was previously a subsidiary of Wachovia Corporation. On December 31, 2008, Wachovia Corporation merged with and into Wells Fargo & Company. As a result of this transaction, the depositor, Wachovia Bank, National Association and Wells Fargo Capital Markets, LLC became wholly owned subsidiaries of Wells Fargo & Company, and affiliates of Wells Fargo. On March 27, 2010, Wachovia Bank, National Association merged with and into Wells Fargo.

The depositor’s principal business is to acquire, hold and/or sell or otherwise dispose of cash flow assets, usually in connection with the securitization of those assets. The depositor is generally not engaged in any activities except those related to the securitization of assets. The depositor maintains its principal office at 301 South College Street, Charlotte, North Carolina 28288-0166. Its telephone number is 704-715-6133. There can be no assurance that the depositor will have any significant assets.

USE OF PROCEEDS

The net proceeds to be received from the sale of certificates will be applied by the depositor to the purchase of trust assets or will be used by the depositor for general corporate purposes. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

DESCRIPTION OF THE CERTIFICATES

General

In the aggregate, the certificates of each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. Each series of certificates may consist of one or more classes of certificates (including classes of offered certificates), and such class or classes may (i) provide for the accrual of interest thereon at a fixed, variable or adjustable rate; (ii) be senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates; (iii) be entitled, as Stripped Principal Certificates, to distributions of principal with disproportionately small, nominal or no distributions of interest; (iv) be entitled, as Stripped Interest Certificates, to distributions of interest with disproportionately small, nominal or no distributions of principal; (v) provide for distributions of principal and/or interest thereon that commence only after the occurrence of certain events such as the retirement of one or more other classes of certificates of such series; (vi) provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; (vii) provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; and/or (viii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the accompanying prospectus supplement. Any such classes may include classes of offered certificates. With respect to certificates with two or more components, references in this prospectus to principal balance, notional amount and pass-through rate refer to the principal balance, if any, notional amount, if any, and the pass-through rate, if any, for that component.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in the case of Stripped Interest Certificates or REMIC residual certificates, notional amounts or percentage interests specified in the accompanying prospectus supplement. One or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued as definitive certificates) may be transferred or exchanged, subject to certain restrictions, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. Interests in a class of book-entry certificates will be transferred on the book-entry records of DTC and its participating organizations. See “Risk Factors—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics” and “—The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates” in this prospectus.

Distributions

Distributions on the certificates of each series will be made by or on behalf of the trustee, or the certificate administrator or master servicer on each distribution date as specified in the accompanying prospectus supplement from the Available Distribution Amount for such series and such distribution date. The particular components of the Available Distribution Amount for any series on each related distribution date will be more specifically described in the related prospectus supplement.

Except as otherwise specified in the accompanying prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names those certificates are registered on the record date, which is the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs, and the amount of each distribution will be determined as of the close of business on the determination date that is specified in the accompanying prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. The trustee will make payments either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the trustee or other person required to make such payments with wiring instructions (which may be provided in the form of a standing order applicable to all subsequent distributions) no later than the date specified in the accompanying prospectus supplement (and, if so provided in the accompanying prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified in the accompanying prospectus supplement), or by check mailed to the address of the certificateholder as it appears on the certificate register; provided, however, that the trustee will make the final distribution in retirement of any class of certificates (whether definitive certificates or book-entry certificates) only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of such final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Principal Certificates and certain REMIC Residual Certificates that have no pass-through rate) may have a different pass-through rate which may be fixed, variable or adjustable. The accompanying prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class. The variable pass-through rates for any class of certificates in a particular series may be based on indices tied to the prime lending rate, the London inter-bank offered rate, the federal funds rate, the U.S. government Treasury bill rate (3-month or 6-month) or a standard index that measures interest in debt transactions. Unless otherwise specified in the accompanying prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of the certificates of any class (other than any class of Accrual Certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the accompanying prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of that class on each distribution date. With respect to each class of certificates (other than some classes of Stripped Interest Certificates and REMIC Residual Certificates), Accrued Certificate Interest for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the period between distribution dates) on the outstanding principal balance thereof immediately prior to such distribution date. Unless otherwise provided in the accompanying prospectus supplement, Accrued Certificate Interest for each distribution date on Stripped Interest Certificates will be similarly calculated except that it will accrue on a notional amount that is either (i) based on the principal balances of some or all of the mortgage assets in the related trust fund or (ii) equal to the principal balances of one or more other classes of certificates of the same series. Reference to a notional amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.

If so specified in the accompanying prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) one or more classes of the certificates of a series will be reduced to the extent that any prepayment interest shortfalls, as described under “Yield Considerations—Shortfalls in Collections of Interest Resulting from Prepayments”, exceed the amount of any sums (including, if and to the extent specified in the accompanying prospectus supplement, the master servicer’s servicing compensation) that are applied to offset such shortfalls. The particular manner in which prepayment interest shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the accompanying prospectus supplement. The accompanying prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the accompanying prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage loans in the related trust fund may result in a corresponding increase in the principal balance of that class. See “Risk Factors—Prepayment and Repurchases of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” and “Yield Considerations” in this prospectus.

Distributions of Principal on the Certificates

Each class of certificates of each series (other than certain classes of Stripped Interest Certificates or REMIC Residual Certificates) will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage loans and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on those certificates from time to time and, if so provided in the accompanying prospectus supplement, further by any losses realized or certain trust fund expenses incurred in respect of the related mortgage assets allocated to those certificates from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets that is allocated to those certificates from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on those Accrual Certificates are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise provided in the accompanying prospectus supplement, the initial aggregate principal balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of the applicable Cut-off Date, after application of scheduled payments due on or before such date, whether or not received.

As and to the extent described in the accompanying prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled to distributions until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund, may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on such mortgage assets. In addition, distributions of principal with respect to one or more classes of controlled amortization certificates may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of companion classes of certificates, may be contingent on the specified principal payment schedule for a controlled amortization class of certificates of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the accompanying prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates belonging to that class.

Components

To the extent specified in the accompanying prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under “—General” above. To that extent, the descriptions set forth under “—Distributions of Interest on the Certificates” and “—Distributions of Principal of the Certificates” above also relate to components of such a class of certificates. In such case, reference in those sections to principal balance and pass-through rate refer to the principal balance, if any, of any of the components and the pass-through rate, if any, on any component, respectively.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the accompanying prospectus supplement, prepayment premiums or payments in respect of equity participations entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in the accompanying prospectus supplement.

Allocation of Losses and Shortfalls

If so provided in the accompanying prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of subordinate certificates in the priority and manner and subject to the limitations specified in the accompanying prospectus supplement. See “Description of Credit Support” in this prospectus for a description of the types of protection that may be included in shortfalls on mortgage assets comprising the trust fund.

Advances in Respect of Delinquencies

With respect to any series of certificates evidencing an interest in a trust fund, to the extent described in the accompanying prospectus supplement, a servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each distribution date its own funds or funds held in the related collection account that are not required to be paid on the certificates on such distribution date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees) that were due on the mortgage loans in the trust fund and were delinquent on the related determination date, subject to the servicer’s (or another entity’s) good faith determination that such advances will be reimbursable from the loan proceeds. In the case of a series of certificates that includes one or more classes of subordinate certificates and, if so provided in the accompanying prospectus supplement, each servicer’s (or another entity’s) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of senior certificates and/or may be subject to the servicer’s (or another entity’s) good faith determination that such advances will be reimbursable not only from the loan proceeds but also from collections on other trust assets otherwise distributable on one or more classes of subordinate certificates. See “Description of Credit Support” in this prospectus.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the accompanying prospectus supplement, advances of a servicer’s (or another entity’s) funds will be reimbursable only out of recoveries on the mortgage loans (including amounts received under any form of credit support) respecting which advances were made and, if so provided in the accompanying prospectus supplement, out of any amounts otherwise distributable on one or more classes of subordinate certificates of such series; provided, however, that any advance will be reimbursable from any amounts in the related collection account prior to any distributions being made on the certificates to the extent that a servicer (or such other entity) shall determine in good faith that such advance is not ultimately recoverable from related proceeds on the mortgage loans or, if applicable, from collections on other trust assets otherwise distributable on the subordinate certificates.

If advances have been made from excess funds in a collection account, the master servicer (or other entity that advanced such funds will be required to replace such funds in the collection account on any future distribution date to the extent that funds then in the collection account are insufficient to permit full distributions to certificateholders on that date. If so specified in the accompanying prospectus supplement, the obligation of a servicer or other specified entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, we will provide in the accompanying prospectus supplement information regarding the characteristics of, and the identity of any obligor on, any such surety bond.

If and to the extent so provided in the accompanying prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that such advances are outstanding at the rate specified therein and will be entitled to pay itself that interest periodically from general collections on the mortgage assets prior to any payment to certificateholders as described in the accompanying prospectus supplement.

The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the related CMBS agreement.

Reports to Certificateholders

On each distribution date a master servicer, trustee or certificate administrator will forward to the holder of certificates of each class of a series a distribution date statement accompanying the distribution of principal and/or interest to those holders. As further provided in the accompanying prospectus supplement, the distribution date statement for each class will set forth to the extent applicable and available:

(i) the amount of such distribution on the distribution date to holders of certificates of such class applied to reduce the principal balance thereof;

(ii) the amount of such distribution on the distribution date to holders of certificates of each class allocable to interest distributable on that class of certificates;

(iii) the amount, if any, of such distribution to holders of certificates of such class allocable to yield maintenance changes and/or prepayment premiums;

(iv) the amount of servicing compensation received by each servicer and such other customary information as the master servicer or the trustee deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

(v) the aggregate amount of debt service advances included in such distribution for such distribution date;

(vi) the aggregate principal balance of the related mortgage loans on, or as of a specified date shortly prior to, such distribution date;

(vii) the number and aggregate principal balance of any mortgage loans in respect of which (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) are delinquent 90 or more days and (D) are current but specially serviced or for which foreclosure proceedings have been commenced;

(viii) with respect to any mortgage loan liquidated during the related collection period (other than a payment in full), (A) the loan number, (B) the aggregate amount of liquidation proceeds received and (C) the amount of any loss to certificateholders;

(ix) with respect to any REO Property sold during the related collection period, (A) the loan number of the related mortgage loan, (B) the aggregate amount of sales proceeds and (C) the amount of any loss to certificateholders in respect of the related mortgage loan;

(x) the principal balance or notional amount of each class of certificates immediately before and immediately after such distribution date, separately identifying any reduction in the principal balance due to the allocation of any losses realized or certain trust fund expenses in respect of the related mortgage loans;

(xi) the aggregate amount of principal prepayments made on the mortgage loans during the related collection period;

(xii) if such class of offered certificates has a pass-through rate the pass-through rate applicable thereto for such distribution date; and

(xiii) any material modifications, extensions or waivers to mortgage loan terms.

In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of such minimum denomination. The accompanying prospectus supplement for each series of offered certificates will describe any additional information to be included in reports to the holders of such certificates.

Within a reasonable period of time after the end of each calendar year, the related master servicer, trustee or certificate administrator, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this prospectus.

If the trust fund for a series of certificates includes CMBS, the ability of the related master servicer, trustee or certificate administrator, as the case may be, to include in any distribution date statement information regarding the mortgage loans underlying such CMBS will depend on the reports received with respect to such CMBS. In such cases, the accompanying prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the accompanying prospectus supplement.

Certificateholders will generally have a right to vote only with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the accompanying prospectus supplement. See “Description of the Pooling and Servicing Agreements—Amendment” in this prospectus. The holders of specified amounts of certificates of a particular series will have the collective right to remove the related trustee and also to cause the removal of the related master servicer in the case of an event of default under the related pooling and servicing agreement on the part of the master servicer. See “Description of the Pooling and Servicing Agreements—Events of Default”, “—Rights upon Event of Default” and “—Resignation and Removal of the Trustee” in this prospectus.

Termination

The obligations created by the pooling and servicing agreement for each series of certificates will terminate upon the payment (or provision for payment) to certificateholders of that series of all amounts held in the related collection account, or otherwise by the related master servicer, trustee or certificate administrator, or by a special servicer, and required to be paid to such certificateholders pursuant to such pooling and servicing agreement following the earlier of (i) the final payment or other liquidation of the last mortgage asset subject to the pooling and servicing agreement or the disposition of all property acquired upon foreclosure of any mortgage loan subject to the pooling and servicing agreement and (ii) the purchase of all of the assets of the related trust fund by the party entitled to effect such termination, under the circumstances and in the manner that will be described in the accompanying prospectus supplement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the accompanying prospectus supplement, a series of certificates will be subject to optional early termination through the repurchase of the assets in the related trust fund by a party that will be specified in the accompanying prospectus supplement, under the circumstances and in the manner set forth in the accompanying prospectus supplement. If so provided in the accompanying prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party identified in the accompanying prospectus supplement will be authorized or required to solicit bids for the purchase of all the assets of the related trust fund, or of a sufficient portion of such assets to retire such class or classes, under the circumstances and in the manner set forth in the accompanying prospectus supplement. In any event, unless otherwise disclosed in the accompanying prospectus supplement, any such repurchase or purchase shall be at a price or prices that are generally based upon the unpaid principal balance of, plus accrued interest on, all mortgage loans (other than mortgage loans secured by REO properties) then included in a trust fund and the fair market value of all REO properties then included in the trust fund, which may or may not result in full payment of the aggregate principal balance plus accrued interest and any undistributed shortfall in interest for the then outstanding certificates. Any sale of trust fund assets will be without recourse to the trust and/or certificateholders, provided, however, that there can be no assurance that in all events a court would accept such a contractual stipulation.

Book-Entry Registration and Definitive Certificates

If so provided in the accompanying prospectus supplement, one or more classes of the offered certificates of any series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

The holders of one or more classes of the offered certificates may hold their certificates through DTC (in the United States) or Clearstream Banking, société anonyme, (“Clearstream”) or Euroclear Bank S.A./N.V., as operator (the “Euroclear Operator”) of the Euroclear System (the “Euroclear System”) (in Europe) if they are participants of such respective system (“Participants”), or indirectly through organizations that are Participants in such systems. Clearstream and the Euroclear Operator will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in the name of Clearstream and the Euroclear Operator on the books of the respective depositaries (collectively, the “Depositaries”) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, the Euroclear Operator or Clearstream, as the case may be, will then deliver instructions to the Depositary to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or the Euroclear Operator as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or the Euroclear Operator as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date, due to time-zone differences may be available in the relevant Clearstream or the Euroclear Operator cash account only as of the business day following settlement in DTC.

The holders of one or more classes of the offered certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, offered certificates may do so only through Participants and Indirect Participants. In addition, holders of the offered certificates will receive all distributions of principal and interest from the trustee through the Participants who in turn will receive them from DTC. Similarly, reports distributed to certificateholders pursuant to the pooling and servicing agreement and requests for the consent of certificateholders will be delivered to beneficial owners only through DTC, the Euroclear Operator, Clearstream and their respective Participants. Under a book-entry format, holders of offered certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, the Euroclear Operator or holders of offered certificates, as applicable.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of offered certificates among Participants on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Participants and Indirect Participants with which the holders of offered certificates have accounts with respect to the offered certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of offered certificates. Accordingly, although the holders of offered certificates will not possess the offered certificates, the Rules provide a mechanism by which Participants will receive payments on offered certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of offered certificates to pledge such certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such certificates, may be limited due to the lack of a physical certificate for such certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an offered certificate under the pooling and servicing agreement only at the direction of one or more Participants to whose accounts with DTC the offered certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Except as required by law, none of the depositor, the underwriters, the master servicer, the trustee and the certificate administrator will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the offered certificates held by Cede

& Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Clearstream is a limited liability company (a société anonyme) organized under the laws of Luxembourg. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

The Euroclear System was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment. The Euroclear System is owned by Euroclear.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System.

The information in this prospectus concerning DTC, Clearstream or the Euroclear Operator and their book-entry systems has been obtained from sources believed to be reliable, but there can be no assurance that such information has not been changed or updated since the date hereof.

Offered certificates initially issued in book entry form will thereafter be issued in fully registered, certificated form to applicable beneficial owners or their nominees, rather than to DTC or its nominee, only—

•

if we advise the certificate administrator, the trustee and the certificate registrar in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to those certificates and we are unable to locate a qualified successor, or

•

if we, at our option, notify DTC of our intent to terminate the book entry system through DTC with respect to those certificates, and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in those certificates agree to initiate the termination.

Upon the occurrence of either of the events described in the first two bullets of the preceding sentence, the certificate administrator will be required to notify, in accordance with DTC’s procedures, all DTC Participants (as identified in a listing of DTC Participant accounts to which each class of book-entry certificates is credited) through DTC of the availability of such definitive certificates. Upon surrender by DTC of the book-entry certificates, together with instructions for re-registration, the certificate administrator or other designated party will be required to execute and deliver, or cause to be executed and delivered, to the beneficial owners identified in those instructions the definitive certificates to which they are entitled, and thereafter the holders of those definitive certificates will be recognized as certificateholders under the pooling and servicing agreement.

DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the accompanying prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the certificate administrator, the master servicer and, in some cases, a special servicer appointed as of the date of the pooling and servicing agreement. However, a pooling and servicing agreement that relates to a trust fund that consists solely of CMBS may not include a master servicer or other servicer as a party. All parties to each pooling and servicing agreement under which certificates of a series are issued will be identified in the accompanying prospectus supplement.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a pooling and servicing agreement under which certificates that evidence interests in mortgage loans will be issued. The accompanying prospectus supplement for a series of certificates will describe any provision of the related pooling and servicing agreement that materially differs from the description thereof contained in this prospectus and, if the related trust fund includes CMBS, will summarize all of the material provisions of the related pooling and servicing agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the pooling and servicing agreement for each series of certificates and the description of such provisions in the accompanying prospectus supplement. As used in this prospectus with respect to any series, the term “certificate” refers to all of the certificates of that series, whether or not offered hereby and by the accompanying prospectus supplement, unless the context otherwise requires.

Assignment of Mortgage Assets; Repurchases

As set forth in the accompanying prospectus supplement, generally at the time of issuance of any series of certificates, the depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the accompanying prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; the original and outstanding principal balance; and the Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated.
With respect to each mortgage loan to be included in a trust fund, the depositor will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will include the original mortgage note (or lost note affidavit) endorsed, without recourse, to the order of the trustee, the original mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. The related pooling and servicing agreement will require that the depositor or other party thereto promptly cause each such assignment of mortgage to be recorded in the appropriate public office for real property records.

The related trustee (or the custodian appointed by the trustee) will be required to review the mortgage loan documents within a specified period of days after receipt thereof, and the trustee (or the custodian) will hold such documents in trust for the benefit of the certificateholders of the related series. Unless otherwise specified in the accompanying prospectus supplement, if any document is found to be missing or defective, in either case such that interests of the certificateholders are materially and adversely affected, the trustee (or such custodian) will be required to notify the master servicer and the depositor, and the master servicer will be required to notify the relevant mortgage loan seller. In that case, and if the mortgage loan seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then unless otherwise specified in the accompanying prospectus supplement, the mortgage loan seller will be obligated to replace the related mortgage loan or repurchase it from the trustee at a price that will be described in the accompanying prospectus supplement.

If so provided in the accompanying prospectus supplement, the depositor will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the leases for the payment of maintenance, insurance and taxes, to the extent specified in the related leases. The trustee, or if so specified in the accompanying prospectus supplement, the master servicer, as agent for the trustee, may hold the leases in trust for the benefit of the certificateholders.

With respect to each CMBS in certificate form, the depositor will deliver or cause to be delivered to the trustee (or the custodian) the original certificate or other definitive evidence of such CMBS together with bond power or other instruments, certifications or documents required to transfer fully such CMBS to the trustee for the benefit of the certificateholders. With respect to each CMBS in uncertificated or book-entry form or held through a “clearing corporation” within the meaning of the New York Uniform Commercial Code, the depositor and the trustee will cause such CMBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Unless otherwise provided in the accompanying prospectus supplement, the related pooling and servicing agreement will require that either the depositor or the trustee promptly cause any CMBS in certificated form not registered in the name of the trustee to be reregistered, with the applicable persons, in the name of the trustee.

Representations and Warranties; Repurchases

Unless otherwise provided in the prospectus supplement for a series of certificates, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign certain representations and warranties made by the warranting party, covering, by way of example: (i) the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related pooling and servicing agreement; (ii) the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage; (iii) the warranting party’s title to the mortgage loan and the authority of the warranting party to sell the mortgage loan; and (iv) the payment status of the mortgage loan. It is expected that in most cases the warranting party will be the related mortgage loan seller. However, the warranting party may also be an affiliate of the related mortgage loan seller acceptable to the depositor. Each warranting party will be identified in the accompanying prospectus supplement.

Each pooling and servicing agreement generally will provide that the master servicer and/or trustee will be required to notify promptly any warranting party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the related certificateholders. If such warranting party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the accompanying prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee within a specified period at a price that will be specified in the accompanying prospectus supplement. If so provided in the accompanying prospectus supplement for a series of certificates, a warranting party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the accompanying prospectus supplement. This repurchase or substitution obligation may constitute the sole remedy available to holders of certificates of any series for a breach of representation and warranty by a warranting party. Moreover, neither the depositor (unless it is the warranting party) nor any entity acting solely in its capacity as the master servicer will be obligated to purchase or replace a mortgage loan if a warranting party defaults on its obligation to do so.

The dates as of which representations and warranties have been made by a warranting party will be specified in the accompanying prospectus supplement. In some cases, such representations and warranties will have been made as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of such date of issuance.

Collection Account

General. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained collection accounts for the collection of payments on the related mortgage loans, which will be established so as to comply with the standards of each rating agency hired by us to rate any one or more classes of certificates of the related series. As described in the accompanying prospectus supplement, a collection account may be maintained either as an interest-bearing or a non-interest-bearing account, and the funds held therein may be held as cash or invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Any interest or other income earned on funds in the collection account will be paid to the related master servicer or trustee as additional compensation. A collection account may be maintained with the related servicer, special servicer or mortgage loan seller or with a depository institution that is our affiliate or an affiliate of any of the foregoing. If permitted by such rating agency or agencies and so specified in the accompanying prospectus supplement, a collection account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

Deposits. Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the related master servicer, trustee, certificate administrator or special servicer will be required to deposit or cause to be deposited in the collection account for each trust fund within a certain period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date):

(i) all payments (from whatever source) on account of principal, including principal prepayments, on the mortgage loans;

(ii) all payments (from whatever source) on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any special servicer or sub-servicer as its servicing compensation or as compensation to the trustee;

(iii) all insurance proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage and all other liquidation proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the Net Operating Income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

(iv) any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under “Description of Credit Support” in this prospectus;

(v) any advances made as described under “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus;

(vi) any amounts paid under any cash flow agreement, as described under “Description of the Trust Funds—Cash Flow Agreements” in this prospectus;

(vii) all liquidation proceeds resulting from the purchase of any mortgage loan, or property acquired in respect thereof, by the depositor, any mortgage loan seller or any other specified person as described under “—Assignment of Mortgage Loans; Repurchases” and “—Representations and Warranties; Repurchases” above, all liquidation proceeds resulting from the purchase of any defaulted mortgage loan as described under “—Realization upon Defaulted Mortgage Loans” below; and all liquidation proceeds resulting from any mortgage asset purchased as described under “Description of the Certificates—Termination” in this prospectus;

(viii) any amounts paid by the master servicer to cover prepayment interest shortfalls arising out of the prepayment of mortgage loans as described under “—Servicing Compensation and Payment of Expenses” below;

(ix) to the extent that any such item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or lenders’ equity participations on the mortgage loans;

(x) all payments required to be deposited in the collection account with respect to any deductible clause in any blanket insurance policy described under “—Hazard Insurance Policies” below;

(xi) any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the collection account; and

(xii) any other amounts required to be deposited in the collection account as provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement.

Withdrawals. Unless otherwise provided in the related pooling and servicing agreement and described in the accompanying prospectus supplement, the master servicer, trustee, certificate administrator or special servicer may make withdrawals from the collection account for each trust fund for any of the following purposes:

(i) to make distributions to the certificateholders on each distribution date;

(ii) to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it as described under “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus, such reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to such mortgage loans;

(iii) to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund related to a particular series of certificates and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent liquidation proceeds and insurance proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of credit support with respect to such mortgage loans and properties;

(iv) to reimburse the master servicer or any other specified person for any advances described in clause (ii) above made by it, any servicing expenses referred to in clause (iii) above incurred by it and any servicing fees earned by it, which, in the good faith judgment of the master servicer or such other person, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other mortgage loans in the related trust fund or, if and to the extent so provided by the related pooling and servicing agreement and described in the accompanying prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

(v) if and to the extent described in the accompanying prospectus supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit support) interest accrued on the advances described in clause (ii) above made by it and the servicing expenses described in clause (iii) above incurred by it while such remain outstanding and unreimbursed;

(vi) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under “—Realization upon Defaulted Mortgage Loans” below;

(vii) to reimburse the master servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Master Servicer and the Depositor” below;

(viii) if and to the extent described in the accompanying prospectus supplement, to pay the fees of the trustee;

(ix) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Trustee” below;

(x) to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the collection account and, to the extent described in the accompanying prospectus supplement, prepayment interest excesses collected from borrowers in connection with prepayments of mortgage loans and late charges and default interest collected from borrowers;

(xi) to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or otherwise;

(xii) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Material Federal Income Tax Consequences—Taxation of Owners of REMIC Residual Certificates” and “—Prohibited Transactions Tax and Other Taxes” in this prospectus;

(xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a mortgaged property acquired in respect thereof in connection with the liquidation of such mortgage loan or mortgaged property;

(xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement for the benefit of certificateholders;

(xv) to pay for the cost of recording the related pooling and servicing agreement if recorded in accordance with the related pooling and servicing agreement;

(xvi) to make any other withdrawals permitted by the related pooling and servicing agreement and described in the accompanying prospectus supplement; and

(xvii) to clear and terminate the collection account upon the termination of the trust fund.

Collection and Other Servicing Procedures

Master Servicer. The master servicer for any mortgage pool, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled mortgage loan payments and will be required to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided such procedures are consistent with (i) the terms of the related pooling and servicing agreement and any related instrument of credit support included in the related trust fund, (ii) applicable law and (iii) the servicing standard specified in the related pooling and servicing agreement.

The master servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; conducting property inspections on a periodic or other basis; managing REO properties; and maintaining servicing records relating to the mortgage loans. Generally, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See “Description of Credit Support” in this prospectus.

A master servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the servicing standard specified in the pooling and servicing agreement; provided that the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan or (ii) in the judgment of the master servicer, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon. A master servicer also may agree to any other modification, waiver or amendment if, in its judgment (x) a material default on the mortgage loan has occurred or a payment default is imminent and (y) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan on a present value basis than would liquidation.

Sub-Servicers. A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party sub-servicers, but the master servicer will remain liable for such obligations under the related pooling and servicing agreement unless otherwise provided in the accompanying prospectus supplement. Unless otherwise provided in the accompanying prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer must provide that, if for any reason the master servicer is no longer acting in such capacity, the trustee or any successor master servicer may assume the master servicer’s rights and obligations under such sub-servicing agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer’s compensation pursuant to the related pooling and servicing agreement is sufficient to pay such fees. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See “—Collection Account” above and “—Servicing Compensation and Payment of Expenses” below.

Special Servicers. If and to the extent specified in the accompanying prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or may be appointed by the master servicer or another specified party to perform certain specified duties (for example, the servicing of defaulted mortgage loans) in respect of the servicing of the related mortgage loans. The special servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates. The master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in the accompanying prospectus supplement.

Each pooling and servicing agreement may provide that neither the special servicer nor any director, officer, employee or agent of the special servicer will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that neither the special servicer nor any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of obligations or duties thereunder.

Realization upon Defaulted Mortgage Loans

A borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and to otherwise maintain and insure the related mortgaged property. In general, the related master servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the servicing standard specified in the pooling and servicing agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives.

The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the mortgaged property for a considerable period of time. See “Certain Legal Aspects of Mortgage Loans and Leases” in this prospectus.

A pooling and servicing agreement may grant to the master servicer, a special servicer, a provider of credit support and/or the holder or holders of certain classes of certificates of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price (which, if insufficient to fully fund the entitlements of certificateholders to principal and interest thereon, will be specified in the accompanying prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, the accompanying prospectus supplement may specify other methods for the sale or disposal of defaulted mortgage loans pursuant to the terms of the related pooling and servicing agreement.

If a default on a mortgage loan has occurred, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if such action is consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders of the related series, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of, such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that:

(i) either the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the mortgaged property into compliance therewith is reasonably likely to produce a greater recovery on a present value basis than not taking such actions; and

(ii) either there are no circumstances or conditions present at the mortgaged property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, cleanup or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, taking such actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions. See “Certain Legal Aspects of Mortgage Loans and Leases—Environmental Considerations” in this prospectus.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property by the end of the third calendar year following the year of acquisition or unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing, the special servicer will generally be required to solicit bids for any mortgaged property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property in a manner consistent with the servicing standard specified in the pooling and servicing agreement.

If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the special servicer with respect to such mortgage loan, the trust fund will realize a loss in the amount of such difference. The special servicer will be entitled to reimbursement from the liquidation proceeds recovered on any defaulted mortgage loan (prior to the distribution of such liquidation proceeds to certificateholders), amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

Hazard Insurance Policies

Each pooling and servicing agreement may require the related servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the requirements of the servicing standard specified in the pooling and servicing agreement. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the mortgaged property, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the related servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by the related servicer under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the related servicer’s normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related collection account. The pooling and servicing agreement may provide that the related servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in the related trust fund. If such blanket policy contains a deductible clause, the related servicer will be required, in the event of a casualty covered by such blanket policy, to deposit in the related collection account all sums that would have been deposited therein but for such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, terrorism, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the servicing standard specified in the pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See “Certain Legal Aspects of Mortgage Loans and Leases—Due-on-Sale and Due-on-Encumbrance” in this prospectus.

Servicing Compensation and Payment of Expenses

Generally, a master servicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payments on each mortgage loan in the related trust fund. Any special servicer’s compensation with respect to a series of certificates will come from payments or other collections on or with respect to the related specially serviced mortgage loan and/or REO property. Since that compensation is generally based on a percentage of the principal balance of each such mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The accompanying prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the collection account. Any sub-servicer will receive a portion of the master servicer’s compensation as its sub-servicing compensation.

In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the accompanying prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the accompanying prospectus supplement, interest on such expenses at the rate specified therein, and the fees of the trustee and any special servicer, may be required to be borne by the trust fund.

If and to the extent provided in the accompanying prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to prepayment interest shortfalls.

See “Yield Considerations—Shortfalls in Collections of Interest Resulting from Prepayments” in this prospectus.

Evidence as to Compliance

The accompanying prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the related pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the related pooling and servicing agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the related pooling and servicing agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 CFR 229.1122) that contains the following:

(a) a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b) a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c) the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

(d) a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Unless otherwise specified in an accompanying prospectus supplement, each pooling and servicing agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that pooling and servicing agreement throughout the preceding calendar year or other specified twelve month period.

Certain Matters Regarding the Master Servicer and the Depositor

The master servicer under a pooling and servicing agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor’s affiliates. The related pooling and servicing agreement may permit the master servicer to resign from its obligations thereunder upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it at the date of the pooling and servicing agreement. Unless applicable law requires the master servicer’s resignation to be effective immediately, no such resignation will become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the pooling and servicing agreement. The related pooling and servicing agreement may also provide that the master servicer may resign at any other time provided that (i) a willing successor master servicer has been found, (ii) each of the rating agencies hired by us to rate any one or more classes of certificates of the related series confirms in writing that the successor’s appointment will not result in a withdrawal, qualification or downgrade of any rating or ratings assigned to any such class of certificates, (iii) the resigning party pays all costs and expenses in connection with such transfer, and (iv) the successor accepts appointment prior to the effectiveness of such resignation. Unless otherwise specified in the accompanying prospectus supplement, the master servicer will also be required to maintain a fidelity bond and errors and omissions policy that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds, errors and omissions or negligence, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

Each pooling and servicing agreement may further provide that none of the master servicer, the depositor and any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the pooling and servicing agreement or for errors in judgment; provided, however, that none of the master servicer, the depositor and any such person will be protected against any breach of a representation, warranty or covenant made in such pooling and servicing agreement, or against any expense or liability that such person is specifically required to bear pursuant to the terms of such pooling and servicing agreement, or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties thereunder. Unless otherwise specified in the accompanying prospectus supplement, each pooling and servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with the pooling and servicing agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) that such person is specifically required to bear pursuant to the terms of such agreement, and is not reimbursable pursuant to the pooling and servicing agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made in the pooling and servicing agreement; (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the pooling and servicing agreement or by reason of reckless disregard of its obligations and duties thereunder. In addition, each pooling and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under the pooling and servicing agreement and, unless it has received sufficient assurance as to the reimbursement of the costs and liabilities of such legal action or, in its opinion such legal action does not involve it in any expense or liability. However, each of the master servicer and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the pooling and servicing agreement and the interests of the certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the certificateholders, and the master servicer or the depositor, as the case may be, will be entitled to charge the related collection account therefor.

Subject, in certain circumstances, to the satisfaction of certain conditions that may be required in the related pooling and servicing agreement, any person into which the master servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer or the depositor is a party, or any person succeeding to the business of the master servicer or the depositor, will be the successor of the master servicer or the depositor, as the case may be, under the related pooling and servicing agreement.

Events of Default

The events of default for a series of certificates under the related pooling and servicing agreement generally will include (i) any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders in a timely manner, any amount required to be so distributed or remitted, which failure continues unremedied for one business day following the date on which such deposit was required, (ii) any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the pooling and servicing agreement which continues unremedied for 30 days after written notice of such failure has been given to the master servicer or the special servicer, as applicable, by any party to the pooling and servicing agreement, or to the master servicer or the special servicer, as applicable, by certificateholders entitled to not less than 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series (subject to certain extensions provided in the related pooling and servicing agreement); and (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing events of default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the accompanying prospectus supplement.

Rights upon Event of Default

So long as an event of default under a pooling and servicing agreement remains unremedied, the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, the trustee will be required, to terminate all of the rights and obligations of the master servicer as master servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (except that if the master servicer is required to make advances in respect of mortgage loan delinquencies, but the trustee is prohibited by law from obligating itself to do so, or if the accompanying prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders entitled to at least a majority (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution that (unless otherwise provided in the accompanying prospectus supplement) is acceptable to each rating agency hired by us to assigned ratings to the offered certificates of such series to act as successor to the master servicer under the pooling and servicing agreement. Pending such appointment, the trustee will be obligated to act in such capacity.

No certificateholder will have the right under any pooling and servicing agreement to institute any proceeding with respect thereto unless such holder previously has given to the trustee written notice of default and unless certificateholders entitled to at least 25% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for the related series shall have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and shall have offered to the trustee reasonable indemnity, and the trustee for 60 days (or such other period specified in the accompanying prospectus supplement) shall have neglected or refused to institute any such proceeding. The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates of the related series, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of the related certificates, for those purposes described in the accompanying prospectus supplement, which, among others, may include (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision therein, (iii) to conform such pooling and servicing agreement to the related prospectus supplement, (iv) to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with the provisions thereof or (v) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (v) above) may not (as evidenced by an opinion of counsel to such effect satisfactory to the trustee) adversely affect in any material respect the interests of any such holder. Each pooling and servicing agreement may also be amended for any purpose by the parties, with the consent of certificateholders entitled to the percentage specified in the accompanying prospectus supplement of the voting rights for the related series allocated to the affected classes; provided, however, that the accompanying prospectus supplement may provide that no such amendment may (w) reduce in any manner the amount of, or delay the timing of, payments received on any certificate without the consent of the holder of such certificate, (x) reduce the voting rights which are required to consent to any such amendment, without the consent of the holders of all certificates of class affected thereby, (y) adversely affect the status of any REMIC without the consent of 100% of the affected certificateholders or (z) modify the provisions of the pooling and servicing agreement described in this paragraph without the consent of the holders of all certificates of the related series. However, unless otherwise specified in the related pooling and servicing agreement, the trustee will be prohibited from consenting to any amendment of a pooling and servicing agreement pursuant to which a REMIC election is to be or has been made unless the trustee shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

List of Certificateholders

Upon written request of any certificateholder of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related pooling and servicing agreement, the trustee or other specified person will afford such certificateholder access, during normal business hours, to the most recent list of certificateholders of that series then maintained by such person.

The Trustee and Certificate Administrator

The trustee (or any certificate administrator designated thereunder) under each pooling and servicing agreement will be named in the accompanying prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee or certificate administrator may have typical banking relationships with the depositor and its affiliates and with any master servicer and its affiliates. To the extent specified in the related prospectus supplement, the certificate administrator and/or a tax administrator may perform certain of the duties of the trustee.

Duties of the Trustee

The trustee for a series of certificates will make no representation as to the validity or sufficiency of the related pooling and servicing agreement, the certificates or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the collection account or any other account by or on behalf of the master servicer or any special servicer. If no event of default under a related pooling and servicing agreement has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related pooling and servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the pooling and servicing agreement, the trustee will be required to examine such documents and to determine whether they conform to the requirements of the pooling and servicing agreement.

Certain Matters Regarding the Trustee

The trustee for a series of certificates may be entitled to indemnification, from amounts held in the related collection account, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related pooling and servicing agreement; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the pooling and servicing agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the pooling and servicing agreement. As and to the extent described in the accompanying prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

Resignation and Removal of the Trustee

The trustee for a series of certificates will be permitted at any time to resign from its obligations and duties under the related pooling and servicing agreement by giving written notice thereof to the depositor. Upon receiving such notice of resignation, the master servicer (or such other person as may be specified in the accompanying prospectus supplement) will be required to use reasonable efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

Unless otherwise provided in the accompanying prospectus supplement, if at any time the trustee ceases to be eligible to continue as such under the related pooling and servicing agreement, or if at any time the trustee becomes incapable of acting, or if certain events of (or proceedings in respect of) bankruptcy or insolvency occur with respect to the trustee, the depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, unless otherwise provided in the accompanying prospectus supplement, holders of the certificates of any series entitled to more than 50% (or such other percentage specified in the accompanying prospectus supplement) of the voting rights for such series may at any time (with or without cause) remove the trustee and appoint a successor trustee.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage loans or CMBS. Credit support may be in the form of overcollateralization, a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds or through bonds, repurchase obligations or any combination of the foregoing. If so provided in the accompanying prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in the accompanying prospectus supplement.

The credit support generally will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related pooling and servicing agreement. If losses or shortfalls occur that exceed the amount covered by the credit support or that are not covered by the credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that such credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of such coverage.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage loans or CMBS, the accompanying prospectus supplement will include a description of (i) the nature and amount of coverage under such credit support, (ii) any conditions to payment thereunder not otherwise described in this prospectus, (iii) the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced and (iv) the material provisions relating to such credit support. Additionally, the accompanying prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, generally including (w) a brief description of its principal business activities, (x) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (y) if applicable, the identity of the regulatory agencies that exercise primary jurisdiction over the conduct of its business and (z) its total assets, and its stockholders equity or policyholders’ surplus, if applicable, as of a date that will be specified in the accompanying prospectus supplement. See “Risk Factors—Credit Support May Not Cover Losses or Risks Which Could Adversely Affect Payment on Your Certificates” in this prospectus.

If the provider of the credit enhancement is liable or contingently liable to provide payments representing 10% or more of the cash flow supporting any offered class of certificates, the applicable prospectus supplement will disclose the name of the provider, the organizational form of the provider, the general character of the business of the provider and the financial information required by Item 1114(b)(2) of Regulation AB. See “Description of the Offered Certificates—Credit Enhancement Provider” in the accompanying prospectus supplement, if applicable.

Subordinate Certificates

If so specified in the accompanying prospectus supplement, one or more classes of certificates of a series may be subordinate certificates which are subordinated in right of payment to one or more other classes of senior certificates. If so provided in the accompanying prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The accompanying prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of subordinate certificates in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

Cross-Support Provisions

If the mortgage loans or CMBS in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage loans or CMBS within the trust fund related to a particular series of certificates. The accompanying prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the accompanying prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. A copy of each such instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

Letter of Credit

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof may be covered by one or more letters of credit, issued by a bank or financial institution specified in the accompanying prospectus supplement. Under a letter of credit, the bank or financial institution providing the letter of credit will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the accompanying prospectus supplement of the aggregate principal balance of the mortgage assets on the related Cut-off Date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the accompanying prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the accompanying prospectus supplement. The obligations of the bank or financial institution providing the letter of credit for each series of certificates will expire at the earlier of the date specified in the accompanying prospectus supplement or the termination of the trust fund. A copy of any such letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

Certificate Insurance and Surety Bonds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the accompanying prospectus supplement. A copy of any such instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

Reserve Funds

If so provided in the accompanying prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination thereof will be deposited, in the amounts specified in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the accompanying prospectus supplement.

If so specified in the accompanying prospectus supplement, amounts deposited in any reserve fund will be invested in permitted investments, such as United States government securities and other investment grade obligations specified in the related pooling and servicing agreement. Unless otherwise specified in the accompanying prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the accompanying prospectus supplement.

Credit Support with Respect to CMBS

If so provided in the accompanying prospectus supplement for a series of certificates, any CMBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The accompanying prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes CMBS will describe any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such CMBS. The type, characteristic and amount of credit support will be determined based on the characteristics of the mortgage assets and other factors and will be established, in part, on the basis of requirements of each rating agency hired by us to rate the certificates of such series. If so specified in the accompanying prospectus supplement, any such credit support may apply only in the event of certain types of losses or delinquencies and the protection against losses or delinquencies provided by such credit support will be limited.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND LEASES

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any CMBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See “Description of the Trust Funds—Mortgage Loans—Leases” in this prospectus. For purposes of the following discussion, “mortgage loan” includes a mortgage loan underlying a CMBS.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are collectively referred to as “mortgages” in this prospectus and, unless otherwise specified, in the accompanying prospectus supplement. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers. Additionally, in some states, mechanic’s and materialman’s liens have priority over mortgage liens.

The mortgagee’s authority under a mortgage, the beneficiary’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws

(including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the trustee’s authority is further limited by the directions of the beneficiary.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In a mortgage, the mortgagor grants a lien on the subject property in favor of the mortgagee. A deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property to the trustee, in trust, irrevocably until the debt is paid, and generally with a power of sale. A deed to secure debt typically has two parties. The borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party to a mortgage instrument because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower generally executes a separate undertaking to make payments on the mortgage note. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See “—Environmental Considerations” below. In most states, hotel and motel room receipts/revenues are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the receipts/revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the receipts/revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender’s security interest in room receipts/revenues is perfected under the Uniform Commercial Code, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room receipts/revenues following a default. See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform Commercial Code financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection.

Cooperative Loans

If specified in the accompanying prospectus supplement, the mortgage loans may consist of loans secured by “blanket mortgages” on the property owned by cooperative housing corporations. If specified in the accompanying prospectus supplement, the mortgage loans may consist of cooperative loans secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

A cooperative generally owns in fee or has a leasehold interest in land and owns in fee or leases the building or buildings thereon and all separate dwelling units in the buildings. The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative’s apartment building or obtaining of capital by the cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements, or (ii) arising under its land lease, the holder of the landlord’s interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee and termination of all proprietary leases and occupancy agreements. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term, or, in the alternative, to purchase the land, could lead to termination of the cooperatives’ interest in the property and termination of all proprietary leases and occupancy agreements. Upon foreclosure of a blanket mortgage on a cooperative, the lender would normally be required to take the mortgaged property subject to state and local regulations that afford tenants who are not shareholders various rent control and other protections. A foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by a party who financed the purchase of cooperative shares by an individual tenant stockholder.

An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and financing statements covering the proprietary lease or occupancy agreement and the cooperative shares are filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See “—Foreclosure—Cooperative Loans” below.

Junior Mortgages; Rights of Senior Lenders

Some of the mortgage loans included in a trust fund may be secured by mortgage instruments that are subordinate to mortgage instruments held by other lenders. The rights of the trust fund (and therefore the certificateholders), as holder of a junior mortgage instrument, are subordinate to those of the senior lender, including the prior rights of the senior lender to receive rents, hazard insurance and condemnation proceeds and to cause the mortgaged property to be sold upon borrower’s default and thereby extinguish the trust fund’s junior lien unless the master servicer or special servicer satisfies the defaulted senior loan, or, if permitted, asserts its subordinate interest in a property in foreclosure litigation. As discussed more fully below, in many states a junior lender may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage instrument, no notice of default is required to be given to the junior lender.

The form of the mortgage instrument used by many institutional lenders confers on the lender the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and (subject to any limits imposed by applicable state law) to apply such proceeds and awards to any indebtedness secured by the mortgage instrument in such order as the lender may determine. Thus, if improvements on a property are damaged or destroyed by fire or other casualty, or if the property is taken by condemnation, the holder of the senior mortgage instrument will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the senior indebtedness. Accordingly, only the proceeds in excess of the amount of senior indebtedness will be available to be applied to the indebtedness secured by a junior mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically contains a “future advance” clause, which provides, in general, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage instrument. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or an “optional” advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as the amounts advanced at origination, notwithstanding that intervening junior liens may have been recorded between the date of recording of the senior mortgage instrument and the date of the future advance, and notwithstanding that the senior lender had actual knowledge of such intervening junior liens at the time of the advance. Where the senior lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior liens, the advance may be subordinate to such intervening junior liens. Priority of advances under a “future advance” clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of mortgage instrument used by many institutional lenders permits the lender to itself perform certain obligations of the borrower (for example, the obligations to pay when due all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that are senior to the lien of the mortgage instrument, to maintain hazard insurance on the property, and to maintain and repair the property) upon a failure of the borrower to do so, with all sums so expended by the lender becoming part of the indebtedness secured by the mortgage instrument.

The form of mortgage instrument used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including the execution of new leases and the termination or modification of existing leases, the performance of alterations to buildings forming a part of the mortgaged property and the execution of management and leasing agreements for the mortgaged property. Tenants will often refuse to execute leases unless the lender executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure. A senior lender may refuse to consent to matters approved by a junior lender, with the result that the value of the security for the junior mortgage instrument is diminished.

Foreclosure

General. Foreclosure is a legal procedure that allows the lender to seek to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage in respect of the mortgaged property. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale usually granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires years to complete. Moreover, the filing by or against the borrower-mortgagor of a bankruptcy petition would impose an automatic stay on such proceedings and could further delay a foreclosure sale.

Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating proper defendants. As stated above, if the lender’s right to foreclose is contested by any defendant, the legal proceedings may be time-consuming. In addition, judicial foreclosure is a proceeding in equity and, therefore, equitable defenses may be raised against the foreclosure. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust or mortgage allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party which has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or a junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. In addition to such cure rights, in most jurisdictions, the borrower-mortgagor or a subordinate lienholder can seek to enjoin the non-judicial foreclosure by commencing a court proceeding. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Both judicial and non-judicial foreclosures may result in the termination of leases at the mortgaged property, which in turn could result in the reduction in the income for such property. Some of the factors that will determine whether or not a lease will be terminated by a foreclosure are: the provisions of applicable state law, the priority of the mortgage vis-a-vis the lease in question, the terms of the lease and the terms of any subordination, non-disturbance and attornment agreement between the tenant under the lease and the mortgagee.

Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or placing a subordinate mortgage or other encumbrance upon the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale for a number of reasons, including the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs involved in a foreclosure process can often be quite expensive; such costs may include, depending on the jurisdiction involved, legal fees, court administration fees, referee fees and transfer taxes or fees. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness, including penalty fees and court costs, or face foreclosure.

Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption.” The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following a non-judicial foreclosure. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the judicially determined fair market value of the property at the time of the sale.

Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default or the bankruptcy of the lessee or the lessor, the leasehold mortgagee would lose its security. This risk may be substantially lessened if the ground lease contains provisions protective of the leasehold mortgagee, such as a provision that requires the ground lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, a provision that permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, a provision that gives the leasehold mortgagee the right to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease or a provision that prohibits the ground lessee/borrower from treating the ground lease as terminated in the event of the ground lessor’s bankruptcy and rejection of the ground lease by the trustee for the debtor/ground lessor. Certain mortgage loans, however, may be secured by liens on ground leases that do not contain all or some of these provisions.

Regulated Healthcare Facilities. A mortgage loan may be secured by a mortgage on a nursing home or other regulated healthcare facility. In most jurisdictions, a license (which is nontransferable and may not be assigned or pledged) granted by the appropriate state regulatory authority is required to operate a regulated healthcare facility. Accordingly, the ability of a person acquiring this type of property upon a foreclosure sale to take possession of and operate the same as a regulated healthcare facility may be prohibited by applicable law. Notwithstanding the foregoing, however, in certain jurisdictions the person acquiring this type of property at a foreclosure sale may have the right to terminate the use of the same as a regulated healthcare facility and convert it to another lawful purpose.

Cross-Collateralization. Certain of the mortgage loans may be secured by more than one mortgage covering mortgaged properties located in more than one state. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under a cross-collateralized mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the mortgages is not impaired or released.

Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and by-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder. A default under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or the occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example,

under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienholder would stay the senior lender from proceeding with any foreclosure action.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender’s secured claim are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, if the loan is undersecured, the outstanding amount of the loan which would remain secured may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest) pursuant to a confirmed plan, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the full amount due under the original loan is never repaid.

Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate. This may delay a trustee’s exercise of such remedies for a related series of certificates in the event that a related lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a lease assignment by a mortgagor related to a mortgaged property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in a bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee’s petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See “—Leases and Rents” above.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from such breach which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15% of the remaining term of the lease, but not more than three years.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term, and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date against rents reserved under the lease. To the extent provided in the accompanying prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that such a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership agreement permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a mortgagor, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general partner of a mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the mortgaged property could become property of the estate of such bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to such mortgaged property. However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the mortgagor or its security in the mortgaged property.

Environmental Considerations

General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military, disposal or certain commercial activities. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions and natural resource damages that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for such costs.

Superlien Laws. Under certain federal and state laws, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA. The federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. Excluded from CERCLA’s definition of “owner” or “operator,” however, is a lender that, “without participating in the management” of a facility holds indicia of ownership primarily to protect his security interest in the facility. This secured creditor exemption is intended to provide a lender certain protections from liability under CERCLA as an owner or operator of contaminated property. However, a secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender are deemed to have actually participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability, if incurred, would not be limited to, and could substantially exceed, the original or unamortized principal balance of a loan or to the value of the property securing a loan.

In addition, lenders may face potential liability for remediation of releases of petroleum or hazardous wastes from underground storage tanks under the federal Resource Conservation and Recovery Act (“RCRA”), if they are deemed to be the “owners” or “operators” of facilities in which they have a security interest or upon which they have foreclosed.

The federal Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Lender Liability Act”) seeks to clarify the actions a lender may take without incurring liability as an “owner” or “operator” of contaminated property or underground petroleum storage tanks. The Lender Liability Act amends CERCLA and RCRA to provide guidance on actions that do or do not constitute “participation in management.” However, the protections afforded by these amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the Lender Liability Act does not, among other things: (1) eliminate potential liability to lenders under CERCLA or RCRA, (2) necessarily reduce credit risks associated with lending to borrowers having significant environmental liabilities or potential liabilities, (3) eliminate environmental risks associated with taking possession of contaminated property or underground storage tanks or assuming control of the operations thereof, or (4) necessarily affect liabilities or potential liabilities under state environmental laws which may impose liability on “owners or operators” but do not incorporate the secured creditor exemption.

Certain Other State Laws. Many states have statutes similar to CERCLA and RCRA, and not all of those statutes provide for a secured creditor exemption.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to enter into an agreement with the state providing for the cleanup of the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury, or damage to property) related to hazardous environmental conditions on a property. While a party seeking to hold a lender liable in such cases may face litigation difficulties, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against other potentially liable parties, but such parties may be bankrupt or otherwise judgment proof. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

To reduce the likelihood of such a loss, unless otherwise specified in the accompanying prospectus supplement, the pooling and servicing agreement will provide that the master servicer, acting on behalf of the trustee, may not take possession of a mortgaged property or take over its operation unless the master servicer, based solely on a report (as to environmental matters) prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under “Description of the Pooling and Servicing Agreements—Realization upon Defaulted Mortgage Loans” in this prospectus.

If a lender forecloses on a mortgage secured by a property, the operations of which are subject to environmental laws and regulations, the lender may be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may result in the imposition of certain investigation or remediation requirements and/or decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. By virtue, however, of the Garn-St. Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”), effective October 15, 1982 (which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing, among other matters, that “due-on-sale” clauses in certain loans made after the effective date of the Garn-St Germain Act are enforceable, within certain limitations as set forth in the Garn-St Germain Act and the regulations promulgated thereunder), a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, regardless of the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

Certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Certain Laws and Regulations; Types of Mortgaged Properties

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on properties which are owned by the mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be limited by the operator. In addition, the transferability of the hotel’s liquor and other licenses to an entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.

In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6%, unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the accompanying prospectus supplement, any form of credit support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under certain circumstances, during an additional three-month period thereafter.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. The requirements of the ADA may also be imposed on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Forfeiture in Drug, RICO and Money Laundering Proceedings

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001

(the “USA Patriot Act”) and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

Federal Deposit Insurance Act; Commercial Mortgage Loan Servicing

Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC), have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or regulation applicable to such bank. If Wells Fargo or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Wells Fargo and other banks, were to find that any obligation of Wells Fargo or such other bank under the related pooling and servicing agreement or other agreement or any activity of Wells Fargo or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Wells Fargo or such other bank, among other things, to rescind such contractual obligation or terminate such activity.

In March 2003, the OCC issued a temporary cease and desist order against a national bank (which was converted to a consent order in April 2003) asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate it for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements). Although, at the time the 2003 temporary cease and desist order was issued, no conservator or receiver had been appointed with respect to the national bank, the national bank was already under a consent cease and desist order issued in May 2002 covering numerous matters, including a directive that the bank develop and submit a plan of disposition providing for the sale or liquidation of the bank, imposing general prohibitions on the acceptance of new credit card accounts and deposits in general, and placing significant restrictions on the bank’s transactions with its affiliates.

While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Wells Fargo or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to Wells Fargo or another bank or (iii) any other obligation of Wells Fargo or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Wells Fargo or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Wells Fargo or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and transferring the offered certificates. This discussion is directed to certificateholders that acquire the offered certificates in the initial offering and hold the offered certificates as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986

(the “Code”). It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly investors subject to special treatment under the Code, including:

•	banks,

•	insurance companies,

•	foreign investors.

•	tax exempt investors,

•	holders whose “functional currency” is not the United States dollar,

•	United States expatriates, and

•	holders holding the offered certificates as part of a hedge, straddle, or conversion transaction.

Further, this discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Code and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is—

•	given with respect to events that have occurred at the time the advice is rendered, and

•	is directly relevant to the determination of an entry on a tax return.

Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors are encouraged to consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See “State and Other Tax Consequences.”

The following discussion addresses securities of two general types:

•

REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under sections 860A through 860G of the Code; and

•	grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related pooling and servicing agreement or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the REMIC.

The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements will also be discussed in the related prospectus supplement.

The following discussion is based in part on the rules governing original issue discount in sections 1271 through 1273 and 1275 of the Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in sections 860A through 860G of the Code and in the Treasury regulations issued or proposed under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICs

General. With respect to each series of offered certificates for which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement and any related intercreditor agreements, and subject to any other assumptions set forth in the opinion:

•	the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

•	any and all offered certificates representing interests in a REMIC will be either—

1.	regular interests in the REMIC, or

2.	residual interests in the REMIC.

If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust’s income for the period in which the requirements for REMIC status are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as—

•	“real estate assets” within the meaning of section 856(c)(5)(B) of the Code in the hands of a real estate investment trust, and

•	“loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under section 7701(a)(19)(C) of the Code. If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be “qualified mortgages” within the meaning of section 860G(a)(3) of the Code in the hands of another REMIC.

Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as “real estate assets” within the meaning of section 856(c)(5)(B) of the Code.

The related tax administrator will determine the percentage of the REMIC’s assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

The assets of the REMIC will include, in addition to mortgage loans—

•	collections on mortgage loans held pending payment on the related offered certificates, and

•	any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower’s interest in a bank account, that mortgage loan is not secured solely by real estate. Accordingly:

•	a portion of that certificate may not represent ownership of “loans secured by an interest in real property” or other assets described in section 7701(a)(19)(C) of the Code;

•	a portion of that certificate may not represent ownership of “real estate assets” under section 856(c)(5)(B) of the Code; and

•	the interest on that certificate may not constitute “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code.

Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust for which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:

•	whether the related REMIC certificates will be “real estate assets” within the meaning of section 856(c)(5)(B) of the Code,

•	whether the related REMIC certificates will be “loans secured by an interest in real property” under section 7701(a)(19)(C) of the Code, and

•	whether the interest/income on the related REMIC certificates is interest described in section 856(c)(3)(B) of the Code.

Taxation of Owners of REMIC Regular Certificates.

General. Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The Treasury Department has issued regulations under sections 1271 through 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other instruments, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that section 1272(a)(6) and the regulations under sections 1271 to 1275 of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the “Committee Report”) indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, then the issue price for that class will be the fair market value of that class on the date of initial issuance.

Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

•	a single fixed rate,

•	a “qualified floating rate,”

•	an “objective rate,”

•	a combination of a single fixed rate and one or more “qualified floating rates,”

•	a combination of a single fixed rate and one “qualified inverse floating rate,” or

•	a combination of “qualified floating rates” that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, for each payment included in the stated redemption price of the certificate, by multiplying:

•

the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

•	a fraction—

1.	the numerator of which is the amount of the payment, and

2.	the denominator of which is the stated redemption price at maturity of the certificate.

Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

•	the total amount of the de minimis original issue discount, and

•	a fraction—

1.	the numerator of which is the amount of the principal payment, and

2.	the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” below for a description of that election under the applicable Treasury regulations.

If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this “—Original Issue Discount” subsection.

As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

•	the sum of:

1.	the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, taking into account the prepayment assumption, and

2.	the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

•	the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

The adjusted issue price of a REMIC regular certificate is:

•	the issue price of the certificate, increased by

•	the total amount of original issue discount previously accrued on the certificate, reduced by

•	the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

•	assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

•

using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

•	taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

•	the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

•	the daily portions of original issue discount for all days during that accrual period prior to that date of determination

•	less any amounts included in its stated redemption price paid during the accrual period prior to the date of determination.

If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated.

The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of the certificates in this regard.

The Treasury Department has proposed regulations that would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates issued before the date the final regulations are published in the Federal Register.

The Treasury Department has issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC. In this notice, the Treasury Department and the IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC (“REMIC IOs”), high-yield REMIC regular interests, and apparent negative-yield instruments. The Treasury Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of section 166 of the Code, relating to bad debt deductions to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if—

•	in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

•	in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

Market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

•	on the basis of a constant yield method,

•

in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

•

in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

Further, section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under section 171 of the Code to amortize the premium over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See “—Taxation of Owners of REMIC Regular Certificates—Market Discount” above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to

REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under section 171 of the Code.

Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on—

•	the purchase price paid for your offered certificate, and

•	the payments remaining to be made on your offered certificate at the time of its acquisition by you.

If you acquire an interest in any class of REMIC regular certificates issued at a premium, you are encouraged to consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

Constant Yield Election. The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire on or after the first day of the first taxable year to which this election applies. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire on or after the first day of the first taxable year to which this election applies See “—REMICs —Taxation of Owners of REMIC Regular Certificates—Premium” above.

Realized Losses. Under section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that—

•	you will not be entitled to deduct a loss under section 166 of the Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

•	the loss will be characterized as a short-term capital loss.

You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

General. Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under “—REMICs—Prohibited Transactions Tax and Other Taxes” below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC. Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or debt instruments issued by the related REMIC.

Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC, for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a “30 days per month/90 days per quarter/360 days per year” convention unless we disclose otherwise in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders’ gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in “—REMICs—Taxation of Owners of REMIC Residual Certificates—Taxable Income of the REMIC.” Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC’s termination. Income derived from the REMIC residual certificates will be “portfolio income” for the purposes of the limitations under section 469 of the Code on the deductibility of “passive losses.”

A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

Inducement Fees. Any payments that a holder receives from the seller of a REMIC residual certificate in connection with the acquisition of that certificate (“inducement fees”) must be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to the holder. Regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (a) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in the regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of the regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Tax Liability. Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have—

•	other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

•	unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

•	excess inclusions,

•	residual interests without significant value, and

•	noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance.

Taxable Income of the REMIC. The taxable income of a REMIC will equal:

•	the income from the mortgage loans and other assets of the REMIC; plus

•	any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items—

1.	the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

2.	amortization of any premium on the mortgage loans held by the REMIC,

3.	bad debt losses with respect to the mortgage loans held by the REMIC, and

4.	except as described below in this “—Taxable Income of the REMIC” subsection, servicing, administrative and other expenses.

For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See “—REMICs—Taxation of Owners of REMIC Regular Certificates” above, which describes a method for accruing the discount income that is analogous to that required to be used by REMICs for mortgage loans with market discount.

A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC’s basis, determined as described in the preceding paragraph, is different from the mortgage loan’s stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under section 171 of the Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, taking into account the prepayment assumption.

A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.” However, the de minimis rule described in that section will not apply in determining deductions.

If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount.”

As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See “—REMICs—Prohibited Transactions Tax and Other Taxes” below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of section 67 of the Code. See “—REMICs—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be a net loss for the quarter.

Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

•	the amount paid for that REMIC residual certificate,

•	increased by amounts included in the income of the holder of that REMIC residual certificate, and

•	decreased, but not below zero, by payments made, and by net losses allocated, to the holder of the REMIC residual certificate.

A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income to such holder from the REMIC residual certificate.

Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder’s adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder’s adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

A holder’s basis in a REMIC residual certificate will initially equal the amount (if any) paid by the holder for the certificate and will be increased by that holder’s allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC’s taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

•	through distributions,

•	through the deduction of any net losses of the REMIC, or

•	upon the sale of its REMIC residual certificate.

See “—REMICs—Sales of REMIC Certificates” below.

For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see “—REMICs—Taxation of Owners of REMIC Residual Certificates—General” above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

•	the daily portions of REMIC taxable income allocable to that certificate, over

•	the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

•	the issue price of the certificate, increased by

•	the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

•	any payments made with respect to the certificate before the beginning of that quarter.

The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

For holders of REMIC residual certificates, excess inclusions:

•	will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

•	will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

•

will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, “—REMICs—Foreign Investors in REMIC Certificates” below.

Furthermore, for purposes of the alternative minimum tax:

•	excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

•	alternative minimum taxable income may not be less than the taxpayer’s excess inclusions.

This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer’s income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of section 857(b)(2) of the Code, other than any net capital gain. A Treasury Notice dated October 27, 2006, applies a similar rule to:

•	regulated investment companies,

•	common trusts, and

•	some cooperatives.

Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if “a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.” If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related pooling and servicing agreement:

•	the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

•

the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any transfer being disregarded. These restrictions, which are based on a “safe harbor” for transfers in Treasury regulations, will require an affidavit:

•	from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

•

from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

•

from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee’s historic payment of its debts and ability to continue to pay its debts as they come due in the future.

In addition, transfers of noneconomic residual interests must meet certain additional requirements to qualify for the regulatory safe harbor: (a) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a “foreign branch”) of the transferee or another U.S. taxpayer, and (b) the transfer must satisfy either an “asset test” or a “formula test” provided under the REMIC Regulations. A transfer to an “eligible corporation,” generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the transferee’s fiscal year of transfer, the transferee’s gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The “formula test” makes the regulatory safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

•	the present value of any consideration given to the transferee to acquire the interest,

•	the present value of the expected future distributions on the interest, and

•	the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

Present values must be computed using a discount rate equal to the applicable Federal short-term rate.

If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

The pooling and servicing agreement will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

Prospective investors are encouraged to consult their own tax advisors on the applicability and effect of these alternative safe harbor tests.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

See “—REMICs—Foreign Investors in REMIC Certificates” below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

Mark-to-Market Rules. Regulations under section 475 of the Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of section 475 of the Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

Transfers of REMIC Residual Certificates to Investors That Are Foreign Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code will be prohibited under the related pooling and servicing agreements.

Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

•	an individual,

•	an estate or trust, or

•	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts, then—

an amount equal to this individual’s, estate’s or trust’s share of these fees and expenses will be added to the gross income of this holder, and the individual’s, estate’s or trust’s share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer’s adjusted gross income.

In addition, section 68 of the Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. Such reduction is currently not in effect, but in the absence of further legislation, the limitation under section 68 of the Code will again apply, in full, starting in 2014.

Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is—

•	an individual,

•	an estate or trust, or

•	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder’s allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder’s gross income.

The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either section 67 or section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

•	an individual,

•	an estate or trust, or

•	a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

•	the cost of the certificate to that certificateholder, increased by

•	income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

•

payments of amounts included in the stated redemption price of the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

The adjusted basis of a REMIC residual certificate will be determined as described above under “—REMICs—Taxation of Owners of REMIC Residual Certificates—Basis Rules, Net Losses and Distributions.” Except as described below in this “—Sales of REMIC Certificates” subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of section 1221 of the Code, which is generally property held for investment.

In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—

•	entitle the holder to a specified principal amount,

•	pay interest at a fixed or variable rate, and

•	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

As of the date of this prospectus, the Code provides for lower rates on long-term capital gains than on short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

•

the amount that would have been includible in the seller’s income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

•	the amount of ordinary income actually includible in the seller’s income prior to that sale.

In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” and “—Premium.”

REMIC certificates will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a “conversion transaction” within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the “wash sale” rules of section 1091 of the Code, if during the period beginning six months before and ending six months after the date of that sale, the seller of that certificate:

•	reacquires that same REMIC residual certificate,

•	acquires any other residual interest in a REMIC, or

•	acquires any similar interest in a taxable mortgage pool, as defined in section 7701(i) of the Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder’s adjusted basis in the newly-acquired asset.

Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

•	the disposition of a non-defaulted mortgage loan,

•	the receipt of income from a source other than a mortgage loan or other permitted investments,

•	the receipt of compensation for services, or

•	the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

Although the significant modification of a non-defaulted mortgage loan is ordinarily treated as a prohibited transaction, because of current financial conditions, the IRS and Treasury have issued guidance with respect to commercial mortgages expanding the types of modifications that may be accomplished without implicating a prohibited transactions tax or jeopardizing a REMIC’s special tax status. This guidance applies to both future and current REMICs.

It is not anticipated that any REMIC will engage in any prohibited transactions for which it would be subject to this tax.

In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related pooling and servicing agreements may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a “permitted investment” under section 860G(a)(5) of the Code.

Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that—

•	the person has sufficient assets to do so, and

•	the tax arises out of a breach of that person’s obligations under select provisions of the related pooling and servicing agreement.

Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations. If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

•	the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

•	the highest marginal federal income tax rate applicable to corporations.

The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

•	events that have occurred up to the time of the transfer,

•	the prepayment assumption, and

•	any required or permitted clean up calls or required liquidation provided for in the related pooling and servicing agreement.

The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

•	the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

•	as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

•	the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

•	the highest marginal federal income tax rate imposed on corporations.

A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

the holder’s social security number and a statement under penalties of perjury that the social security number is that of the record holder, or a statement under penalties of perjury that the record holder is not a Disqualified Organization.

If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

•	the residual interests in the entity are not held by Disqualified Organizations, and

•	the information necessary for the application of the tax described in this prospectus will be made available.

We will include in the related pooling and servicing agreement restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC’s assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder’s adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC’s—

•	income,

•	deductions,

•	gains,

•	losses, and

•	classification as a REMIC.

Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC’s tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC’s tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC’s tax return, or the adjustments resulting from that audit, could result in an audit of a holder’s return.

No REMIC will be registered as a tax shelter under section 6111 of the Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are—

•	corporations,

•	trusts,

•	securities dealers, and

•	various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

•	30 days after the end of the quarter for which the information was requested, or

•	two weeks after the receipt of the request.

•	Reporting with respect to REMIC residual certificates, including—

•	income,

•	excess inclusions,

•	investment expenses, and

•	relevant information regarding qualification of the REMIC’s assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount.”

Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under section 3406 of the Code if recipients of these payments:

•	fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

•	otherwise fail to establish an exemption from this tax.

Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is—

•	a foreign person, and

•	not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

For these purposes, a foreign person is anyone other than a U.S. Person.

It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

It is possible, under regulations promulgated under section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either—

•	owns 10% or more of one or more underlying mortgagors, or

•	if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

Unless we otherwise state in the related prospectus supplement, the related pooling and servicing agreement will prohibit transfers of REMIC residual certificates to investors that are:

•	foreign persons, or

•	U.S. Persons, if classified as a partnership under the Code, unless all of their beneficial owners are (and are required to be) U.S. Persons.

Grantor Trusts

Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Ordinarily, the ability of a trust to modify a mortgage loan is treated as a power to vary the investments of the trust, which requires it to instead be classified either as a partnership or corporation. As discussed earlier, the IRS and the Treasury Department have issued regulations enabling REMICs to modify commercial loans without jeopardizing their tax status as REMICs; and, because of current financial conditions, the IRS and the Treasury Department have asked for taxpayer comments on whether trusts should be able to make the same modifications without jeopardizing their tax status as trusts. If the IRS and Treasury determine to adopt the REMIC rules for trusts, that guidance would apply to future trusts and likely would apply to current trusts.

A grantor trust certificate may be classified as either of the following types of certificate:

•

a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

•	a grantor trust strip certificate representing ownership of all or a portion of the difference between—

1.	interest paid on the mortgage loans constituting the related grantor trust, minus

2.	the sum of:

•	normal administration fees, and

•	interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

Characterization of Investments in Grantor Trust Certificates.

Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

•

“loans… secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

•

“obligation[s] (including any participation or certificate of beneficial ownership therein) which… [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3) of the Code; and

•	“real estate assets” within the meaning of section 856(c)(5)(B) of the Code.

In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust—

•	consisting of mortgage loans that are “loans… secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Code,

•	consisting of mortgage loans that are “real estate assets” within the meaning of section 856(c)(5)(B) of the Code, and

•	the interest on which is “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

The grantor trust strip certificates will be “obligation[s] (including any participation or certificate of beneficial ownership therein) which… [are] principally secured by an interest in real property” within the meaning of section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

General. Holders of a particular series of grantor trust fractional interest certificates generally:

•

will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

•	will be entitled to deduct their shares of any reasonable servicing fees and other expenses subject to any limitations imposed under sections 67 and 68 of the Code.

If a fractional interest certificate is treated as a strip certificate, and because the mortgage loans underlying a fractional interest certificate may bear original issue discount or be purchased with, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

Limits on Deducting Fees and Expenses. Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder’s miscellaneous itemized deductions exceeds two percent of the holder’s adjusted gross income.

Section 68 of the Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. Such reduction is currently not in effect, but in the absence of further legislation, the limitation under section 68 of the Code will again apply, in full, starting in 2014.

The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either section 67 or section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

Allocating Fees and Expenses. Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification of the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

Application of Stripping Rules. The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if:

•	a class of grantor trust strip certificates is issued as part of the same series, or

•	we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

•	a master servicer,

•	a special servicer,

•	any sub-servicer, or

•	their respective affiliates.

With respect to certain categories of debt instruments, section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

Section 1272(a)(6) also applies to investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of section 1272(a)(6) of the Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer’s investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate for investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

If Stripped Bond Rules Apply to Fractional Interest Certificates. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of section 1273(a) of the Code. This is subject, however, to the discussion below regarding:

•	the treatment of some stripped bonds as market discount bonds, and

•	de minimis market discount.

See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates— Market Discount” below.

The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month if and to the extent it constitutes “qualified stated interest” in accordance with its normal method of accounting. See “REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in this prospectus for a description of qualified stated interest.

The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate’s stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate’s share of reasonable servicing fees and other expenses.

See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” for a definition of “qualified stated interest.” In general, the amount of that income that accrues in any month would equal the product of:

•	the holder’s adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in “—Grantor Trusts—Sales of Grantor Trust Certificates,” and

•	the yield of that grantor trust fractional interest certificate to the holder.

The yield would be computed at the rate, that, if used to discount the holder’s share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between distribution dates. In computing yield under the stripped bond rules, a certificateholder’s share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder’s share of any reasonable servicing fees and other expenses and is based generally on the method described in section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects. See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

•	a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

•	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

•	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

•	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

•	there is no original issue discount or only a less than de minimis amount of original issue discount, or

•

the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

•	0.25% of the stated redemption price, and

•	the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be less than de minimis. Original issue discount or market discount of only a less than de minimis amount will be included in income in the same manner as less than de minimis original issue discount and market discount described in “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Do Not Apply” and “—Market Discount” below.

If Stripped Bond Rules Do Not Apply to Fractional Interest Certificates. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder’s normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

The original issue discount, if any, on mortgage loans will equal the difference between:

•	the stated redemption price of the mortgage loans, and

•	their issue price.

For a definition of “stated redemption price,” see “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

The stated redemption price of a mortgage loan will generally equal its principal amount. The determination of whether original issue discount will be considered to be less than de minimis will be calculated using the same test as in the REMIC discussion. See “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

If original issue discount is a de minimis amount or more, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate’s allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate’s daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate’s allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate’s allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

The adjusted issue price of a mortgage loan on any given day equals the sum of:

•	the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

•	the daily portions of original issue discount for all days during the accrual period prior to that day.

•	the amount of any payments made on the mortgage loan during the accrual period prior to that date of amounts included in its stated redemption price.

The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

•	the issue price of the mortgage loan, increased by

•	the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

•	the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

•	a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

•	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

•	the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

•	the prepayment assumption will not be challenged by the IRS on audit.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if—

•	in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

•	in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

If market discount is equal to or more than a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” above.

Further, under the rules described under “—REMICs—Taxation of Owners of REMIC Regular Certificates—Market Discount” above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

•	be allocated among the payments of stated redemption price on the mortgage loan, and

•	be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

It appears that a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above under “—Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—If Stripped Bond Rules Apply,” no regulations or published rulings under section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

•	the price paid for that grantor trust strip certificate by you, and

•	the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

•	an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue based generally on the method described in section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See “Grantor Trusts—Taxation of Owners of Grantor Trust Fractional Interest Certificates—General.”

If the method for computing original issue discount under section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related.

The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

•	the prepayment assumption we will disclose in the related prospectus supplement, and

•	a constant yield computed using a representative initial offering price for each class of certificates.

However, neither we nor any other person will make any representation that—

•	the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

•	the prepayment assumption will not be challenged by the IRS on audit.

We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this “—Sales of Grantor Trust Certificates” subsection. The amount recognized equals the difference between:

•	the amount realized on the sale or exchange of a grantor trust certificate, and

•	its adjusted basis.

The adjusted basis of a grantor trust certificate generally will equal:

•	its cost, increased by

•	any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

•	any and all previously reported losses, amortized premium, and payments (other than payments of ordinary interest) with respect to that grantor trust certificate.

As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Code will be treated as ordinary income.

Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a “conversion transaction” within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

The Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer’s risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that—

•	entitle the holder to a specified principal amount,

•	pay interest at a fixed or variable rate, and

•	are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, section 1258 will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer’s net investment income.

Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

•	the amount of servicing compensation received by a master servicer or special servicer, and

•	all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

The reporting party will furnish comparable information to the IRS as and when required by law to do so.

Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

Regulations, that establish a reporting framework for interests in “widely held fixed investment trusts” place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a “trust” under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

•	a custodian of a person’s account,

•	a nominee, and

•	a broker holding an interest for a customer in street name.

Backup Withholding. In general, the rules described under “—REMICs—Backup Withholding with Respect to REMIC Certificates” above will also apply to grantor trust certificates.

Foreign Investors. In general, the discussion with respect to REMIC regular certificates under “—REMICs—Foreign Investors in REMIC Certificates” above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

To the extent that interest on a grantor trust certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder’s trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

STATE AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal tax law, and neither this prospectus nor the prospectus supplement for any series of certificates purports to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of a series of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the related borrower or the mortgaged properties or on some other basis, may require nonresident holders of such certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of such certificates. We cannot assure you that holders of any series of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the related borrower, the trustee, the certificate administrator, any master servicer, any special servicer or any other party will be obligated to indemnify or otherwise to reimburse any affected holders of certificates therefor.

Prospective purchasers should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

ERISA CONSIDERATIONS

General

Title I of ERISA and Section 4975 of the Code impose certain requirements on retirement plans and other employee benefit plans or arrangements, including individual retirement accounts, individual retirement annuities, medical savings accounts, Keogh plans, collective investment funds and separate and some insurance company general accounts in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to in this prospectus as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements or Section 4975 of the Code. However, such plans may be subject to the provisions of other applicable federal, state or local law (which may contain restrictions substantially similar to those in ERISA and the Code).

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties-in-Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties-in-Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

Plan Asset Regulations. A Plan’s investment in offered certificates may cause the trust assets to be deemed “plan assets” of a Plan. Section 2510.3-101 of the regulations of the United States Department of Labor (the “DOL”) and Section 3(42) of ERISA provide that when a Plan acquires an equity interest in an entity, the Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (defined generally as employee benefit plans subject to the fiduciary duty requirements of Title I of ERISA, plans to which Code Section 4975 applies, and any entity whose underlying assets include assets of such employee benefit plans or plans by reason of an employee benefit plan’s or plan’s investment in the entity) is not “significant.” For this purpose, in general, equity participation in a trust fund will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors (excluding for this calculation any person, other than a benefit plan investor, who has discretionary authority or control, or provides investment advice (direct or indirect) for a fee with respect to the assets of the trust fund, or any affiliate thereof).

Any person who has discretionary authority or control respecting the management or disposition of plan assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, will generally be a fiduciary of the investing plan. If the trust assets constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the trust assets constitute plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

Prohibited Transaction Exemptions

A predecessor to Wells Fargo & Company (“WFC”) has received from the DOL an individual prohibited transaction exemption (the “Exemption”), which generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption application are satisfied. For purposes of this Section, “ERISA Considerations”, the term “underwriter” includes (i) WFC, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with WFC, and (iii) any member of the underwriting syndicate or selling group of which WFC or a person described in (ii) is a manager or co-manager with respect to a class of certificates. See “Method of Distribution” in this prospectus.

The Exemption sets forth five general conditions which, among others, must be satisfied for a transaction involving the purchase, sale and holding of offered certificates by a Plan to be eligible for exemptive relief under the Exemption:

First, the acquisition of offered certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the offered certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one of several specified credit rating agencies.

Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any swap counterparty, the provider of any credit support and any obligor with respect to mortgage assets constituting more than 5% of the aggregate unamortized principal balance of the mortgage assets in the related trust fund as of the date of initial issuance of the certificates.

Fourth, the sum of all payments made to and retained by the underwriter(s) in connection with the distribution or placement of certificates must represent not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the related pooling and servicing agreement and reimbursement of such person’s reasonable expenses in connection therewith.

Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

In the event the obligations used to fund the trust fund have not all been transferred to the trust fund on the closing date, additional obligations meeting certain requirements as specified in the Exemption may be transferred to the trust fund in exchange for the amounts credited to the Pre-Funding Account (as defined in the Exemption) during a period required by the Exemption, commencing on the closing date and ending no later than the earliest to occur of: (i) the date the amount on deposit in the Pre-Funding Account is less than the minimum dollar amount specified in the pooling and servicing agreement; (ii) the date on which an event of default occurs under the pooling and servicing agreement; or (iii) the date which is the later of three months or 90 days after the closing date. In addition, the amount in the Pre-Funding Account may not exceed 25% of the aggregate principal amount of the offered certificates. Certain other conditions of the Exemption relating to pre-funding accounts must also be met, in order for the Exemption to apply. The accompanying prospectus supplement will discuss whether pre-funding accounts will be used.

The Exemption also requires that the trust fund meet the following requirements: (i) the trust fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the four highest categories of at least one of several specified credit rating agencies for at least one year prior to the Plan’s acquisition of certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of certificates.

The Exemption generally applies to mortgage loans such as the mortgage loans to be included in any trust fund. If a mortgage loan is secured by a ground lease, the ground lease term must be at least 10 years longer than the term of the mortgage loan.

If the general conditions set forth in the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon issuance from the depositor or underwriter when the depositor, underwriter, master servicer, special servicer, sub-servicer, trustee, provider of credit support, or obligor with respect to mortgage assets is a “Party in Interest” under ERISA with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan and (iii) the holding of offered certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For this purpose, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions set forth in the Exemption are also satisfied, the Exemption may provide relief from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code to an obligor acting as a fiduciary with respect to the investment of a Plan’s assets in the certificates (or such obligor’s affiliate) only if, among other requirements (i) such obligor (or its affiliate) is an obligor with respect to 5% percent or less of the fair market value of the assets contained in the trust fund and is otherwise not a member of the Restricted Group, (ii) a Plan’s investment in certificates does not exceed 25% of all of the certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in trusts (including the trust fund) containing assets sold or serviced by the depositor or a servicer and (iv) in the case of the acquisition of the certificates in connection with their initial issuance, at least 50% of the certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group.

The Exemption also applies to transactions in connection with the servicing, management and operation of the trust fund, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement, (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Plans before their purchase of certificates issued by the trust fund and (c) the terms and conditions for the defeasance of a mortgage obligation and substitution of a new mortgage obligation, as so directed, have been approved by at least one of several specified credit rating agencies and do not result in any certificates receiving a lower credit rating from such credit rating agency than the current rating. The pooling and servicing agreements will each be a “Pooling and Servicing Agreement” as defined in the Exemption. Each pooling and servicing agreement will provide that all transactions relating to the servicing, management and operations of the trust fund must be carried out in accordance with the pooling and servicing agreement.

The DOL has issued a Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”), which provides relief from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code for transactions in connection with the servicing, management and operation of a trust in which an insurance company general account has an interest as a result of its acquisition of certificates issued by such trust, provided that certain conditions are satisfied. Insurance company general accounts meeting the specified conditions may generally purchase, in reliance on PTCE 95-60, classes of certificates that do not meet the requirements of the Exemption solely because they have not received a rating at the time of the acquisition in one of the four highest rating categories from at least one of several specified credit rating agencies. In addition to PTCE 95-60, relief may be available to certain insurance company general accounts, which support policies issued by any insurer on or before December 31, 1998 to or for the benefit of employee benefit plans, under regulations published by the DOL under Section 401(c) of ERISA, that became applicable on July 5, 2001.

Any Plan fiduciary considering the purchase of certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the certificates are an appropriate investment for a Plan under ERISA and the Code (or, in the case of governmental plans or church plans, under applicable federal, state or local law). The accompanying prospectus supplement will specify the representations required by purchasers of certificates, but generally, each purchaser using the assets of one or more Plans to purchase a certificate shall be deemed to represent that each such Plan qualifies as an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act, and no Plan will be permitted to purchase or hold such certificates unless such certificates are rated in one of the top four rating categories by at least one rating agency at the time of such purchase, unless such Plan is an insurance company general account that represents and warrants that it is eligible for, and meets all of the requirements of, Sections I and III of PTCE 95-60. Each purchaser of classes of certificates that are not rated at the time of purchase in one of the top four rating categories by at least one rating agency shall be deemed to represent that it is eligible for, and meets all of the requirements of, Sections I and III of PTCE 95-60. The accompanying prospectus supplement with respect to a series of certificates may contain additional information regarding the application of the Exemption or any other exemption, with respect to the certificates offered thereby.

LEGAL INVESTMENT

If so specified in the accompanying prospectus supplement, certain classes of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of offered certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (an “NRSRO”) and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. Pursuant to Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC is required to establish creditworthiness standards in substitution for the current ratings test in SMMEA, effective July 21,

2012. Accordingly, depending on the standards established by the SEC, it is possible that certain classes of offered certificates offered and sold prior to July 21, 2012 and specified to be “mortgage related securities” for purposes of SMMEA in the applicable prospectus supplement, may no longer qualify as such as of July 21, 2012, and that future classes of offered certificates may not qualify, either.

The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the offered certificates, may be subject to significant interpretive uncertainties. Except as to the status of certain classes of offered certificates as “mortgage related securities,” no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. Further, any ratings downgrade of any class of the offered certificates below an “investment grade” rating by an NRSRO may affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity and market value of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

METHOD OF DISTRIBUTION

The offered certificates offered by the prospectus and the accompanying prospectus supplements will be offered in series. The distribution of the offered certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. The accompanying prospectus supplement for the offered certificates of each series will, as to each class of such certificates, set forth the method of the offering, either the initial public offering price or the method by which the price at which the certificates of such class will be sold to the public can be determined, any class or classes of offered certificates, or portions thereof, that will be sold to affiliates of the depositor, the amount of any underwriting discounts, concessions and commissions to underwriters, any discounts or commissions to be allowed to dealers and the proceeds of the offering to the depositor. If so specified in the accompanying prospectus supplement, the offered certificates of a series will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Wells Fargo Securities, LLC, an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in the accompanying prospectus supplement. Alternatively, the accompanying prospectus supplement may specify that offered certificates will be distributed by Wells Fargo Securities, LLC acting as agent. If Wells Fargo Securities, LLC acts as agent in the sale of offered certificates, Wells Fargo Securities, LLC will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of such offered certificates as of the date of issuance. The exact percentage for each series of certificates will be disclosed in the accompanying prospectus supplement. To the extent that Wells Fargo Securities, LLC elects to purchase offered certificates as principal, Wells Fargo Securities, LLC may realize losses or profits based upon the difference between its purchase price and the sales price. The accompanying prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor or any affiliate of the depositor and purchasers of offered certificates of such series.

If so specified in the accompanying prospectus supplement, all or a portion of one or more classes of the offered certificates identified in the accompanying prospectus supplement may be retained or sold by the depositor either directly or indirectly through an underwriter, including Wells Fargo Securities, LLC, to one or more affiliates of the depositor. This prospectus and any prospectus supplements may be used by any such affiliate to resell offered certificates publicly or privately to affiliated or unaffiliated parties either directly or indirectly through an underwriter, including Wells Fargo Securities, LLC.

The depositor will agree to indemnify Wells Fargo Securities, LLC and any underwriters and their respective controlling persons against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments that any such person may be required to make in respect thereof.

In the ordinary course of business, Wells Fargo Securities, LLC and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of such mortgage loans or interests therein, including the certificates.

The depositor anticipates that the offered certificates will be sold primarily to institutional investors, which may include affiliates of the depositor. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

Any class of certificates not offered by this prospectus may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

Underwriters or agents and their associates may be customers of (including borrowers from), engage in transactions with, and/or perform services for the depositor, its affiliates, and the trustee in the ordinary course of business.

LEGAL MATTERS

Unless otherwise specified in the accompanying prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Sidley Austin LLP, New York, New York, or by Cadwalader, Wickersham & Taft LLP, Charlotte, North Carolina.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the accompanying prospectus supplement.

RATINGS

Unless the offering of the certificates of a series may be made consistent with the eligibility requirements for use of the registration statement pursuant to which the offering is being made, it is a condition to the issuance of the certificates of each series offered by means of this prospectus and the related prospectus supplement that at least one NRSRO shall have rated the certificates in one of the four highest rating categories.

Ratings on mortgage backed securities address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans or other assets. These ratings address the structural, legal and issuer related aspects associated with such securities, the nature of the underlying mortgage loans or other assets and the credit quality of the guarantor, if any. Ratings on mortgage backed securities do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped certificates under certain scenarios might fail to recoup their underlying investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO. You should evaluate each security rating independently of any other security rating.

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

GLOSSARY

“Accrual Certificates” means certificates which provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

“Accrued Certificate Interest” means, with respect to each class of certificates and each distribution date, other than certain classes of Stripped Interest Certificates and REMIC Residual certificates, the amount equal to the interest accrued for a specified period (generally the period between distribution dates) on the outstanding principal balance of those certificates immediately prior to such distribution date, at the applicable pass-through rate, as described under “Description of the Certificates—Distributions of Interest on the Certificates” in this prospectus.

“Available Distribution Amount” means, for any series of certificates and any distribution date, the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the certificateholders of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the accompanying prospectus supplement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Constant Prepayment Rate” or “CPR” means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis) relative to the outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

“Cut-off Date” means the date on which the ownership of the mortgage loans of a related series of certificates and rights to payment thereon are deemed transferred to the trust fund, as specified in the accompanying prospectus supplement.

“DTC” means The Depository Trust Company.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Farmer Mac” or “FAMC” means the Federal Agricultural Mortgage Corporation.

“REMIC” means a “real estate mortgage investment conduit” under the Code.

“REMIC Certificate” means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a REMIC.

“REMIC Residual Certificate” means a certificate that evidences ownership of a residual interest in a REMIC where an election is made to treat the trust fund as a REMIC.

“REO Property” means any mortgaged property acquired on behalf of the trust fund in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

“SEC” means the U.S. Securities and Exchange Commission or any successor thereto.

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

“Standard Prepayment Assumption” or “SPA” means a rate that represents an assumed variable rate of prepayment each month (which is expressed on a per annum basis) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA.

“Stripped Interest Certificates” means certificates which are entitled to interest distributions with disproportionately small, nominal or no principal distributions.

“Stripped Principal Certificates” means certificates which are entitled to principal distributions with disproportionately small, nominal or no interest distributions.

“U.S. Person” means (a) a citizen or resident of the United States; (b) a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia; (c) an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or (d) a trust as to which (1) a court in the United States is able to exercise primary supervision over the administration of the trust, and (2) one or more United States Persons have the authority to control all substantial decisions of the trust. In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

No dealer, salesman or other person is authorized to give any information or to represent anything contained in this prospectus supplement. You must not rely on any unauthorized information or representations. This prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus supplement and a prospectus until July 4, 2012.

$790,881,000

(Approximate)

WFRBS COMMERCIAL MORTGAGE

TRUST 2012-C6

as Issuing Entity

COMMERCIAL MORTGAGE

PASS-THROUGH CERTIFICATES,

SERIES 2012-C6

Wells Fargo Commercial

Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National

Association

The Royal Bank of Scotland

Liberty Island Group I LLP

C-III Commercial Mortgage LLC

Basis Real Estate Capital II, LLC

as Sponsors and Mortgage Loan Sellers

PROSPECTUS SUPPLEMENT

Wells Fargo Securities	RBS

Citigroup